     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1998

                                                      REGISTRATION NO. 333-45765
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  USW-C, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          4811                  84-0953188
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                                  USW-C, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             STEPHEN E. BRILZ, ESQ.
                                 U S WEST, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

          (Name and address, including zip code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            Upon consummation of the transactions described herein.

                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 2, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

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   [LOGO]                                                                             [LOGO]


                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                               OF U S WEST, INC.
                                 TO BE HELD ON
                             THURSDAY, JUNE 4, 1998



    You are invited to attend our 1998 Annual Meeting of Stockholders, which will be held on Thursday, June 4, 1998, at 3:00 p.m., Eastern Time, at The Millennium Broadway Hotel, 145 West 44th Street, New York, New York. At the Annual Meeting, we will be asking you to approve the separation of U S WEST into two independent companies. We call this transaction the "Separation." If the Separation is completed, the U S WEST Communications Group will become a separately traded public company known as "U S WEST, Inc." and the U S WEST Media Group will become a separately traded public company known as "MediaOne Group, Inc." As part of the Separation, the U S WEST Media Group's directories business known as "U S WEST Dex" will become part of the U S WEST Communications Group. At the Annual Meeting, we will also be asking you to elect members of the Board of Directors of U S WEST, ratify U S WEST's independent auditors, approve certain benefit plans and consider certain stockholder proposals.
    This Proxy Statement provides you with detailed information about the Separation and the other proposals to be voted on at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please take the time to vote by proxy in the manner described in this Proxy Statement.


    SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR INFORMATION THAT SHOULD BE CONSIDERED BY YOU IN EVALUATING THE SEPARATION.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SEPARATION OR THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE SEPARATION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 1998

    Until 25 days after the date of mailing of this Proxy Statement, all dealers effecting transactions in New U S WEST Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------
CHAPTER 1: INTRODUCTION..................................................................................          1

CHAPTER 2: RISK FACTORS..................................................................................         14
  Risk Factors Related to New U S WEST...................................................................         14
  Risk Factors Related to MediaOne.......................................................................         16

CHAPTER 3: THE SEPARATION................................................................................         20
  Description of the Separation..........................................................................         20
  Background of the Separation...........................................................................         25
  Reasons for the Separation.............................................................................         32
  Recommendation of the Board of Directors...............................................................         36
  Opinions of Financial Advisors.........................................................................         36
  Accounting Treatment...................................................................................         42
  Regulatory Requirements................................................................................         42
  Interest of Certain Persons in the Separation..........................................................         43
  Stock Exchange Listings................................................................................         44
  Dividend Policy........................................................................................         45
  Treatment of Indebtedness..............................................................................         45
  Treatment of Preferred Stock...........................................................................         47
  Federal Securities Laws Consequences...................................................................         47
  Certain U.S. Federal Income Tax Consequences...........................................................         47
  Employee Benefits and Compensation Matters.............................................................         49
  Appraisal Rights.......................................................................................         53
  Relationship Between New U S WEST and MediaOne After the Separation....................................         54

CHAPTER 4: OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING..........................................         56

  Election of Directors..................................................................................         56
  Ratification of Auditors...............................................................................         58
  Proposal to Approve the 1998 New U S WEST Stock Plan...................................................         58
  Proposal to Approve the New U S WEST Long-Term Incentive Plan..........................................         63
  Proposal to Approve the New U S WEST Executive Short-Term Incentive Plan...............................         64
  Proposal to Approve an Amendment to the U S WEST 1994 Stock Plan.......................................         65
  Proposal to Approve an Amendment to the U S WEST Executive Short-Term
    Incentive Plan.......................................................................................         65
  Stockholder Proposals..................................................................................         67
  U S WEST Director and Executive Officer Information....................................................         69

CHAPTER 5: INFORMATION ABOUT U S WEST....................................................................         84
  Business of U S WEST...................................................................................         84
  U S WEST Selected Historical Financial Information.....................................................         86
  U S WEST Management's Discussion and Analysis of Financial Condition and Results of Operations.........         88

CHAPTER 6: INFORMATION ABOUT NEW U S WEST................................................................        115
  Business of New U S WEST...............................................................................        115
  Management of New U S WEST.............................................................................        122
  New U S WEST Selected Historical Financial Information.................................................        131
  New U S WEST Management's Discussion and Analysis of Financial Condition and
    Results of Operations................................................................................        132
  New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements...............................        145

CHAPTER 7: INFORMATION ABOUT MEDIAONE....................................................................        149
  Business of MediaOne...................................................................................        149
  Management of MediaOne.................................................................................        157

                                                                                                             PAGE
                                                                                                           ---------
  MediaOne Unaudited Pro Forma Condensed Combined Financial Statements...................................        160

CHAPTER 8: CAPITAL STOCK.................................................................................        169
  New U S WEST Capital Stock.............................................................................        169
  MediaOne Capital Stock.................................................................................        173
  Comparison of Rights of Stockholders...................................................................        178
  Certain Antitakeover Considerations....................................................................        180

CHAPTER 9: THE ANNUAL MEETING AND CERTAIN OTHER MATTERS..................................................        182
  The Annual Meeting.....................................................................................        182
  Market Price and Dividend Data of Communications Stock and Media Stock.................................        186
  Security Ownership of Certain Beneficial Owners and Management.........................................        187
  Legal Matters..........................................................................................        189
  Experts................................................................................................        189
  Where You Can Find More Information....................................................................        189
  Stockholder Proposals..................................................................................        190

ANNEXES
  Annex A-1--Pre-Separation Charter Amendments...........................................................      A-1-1
  Annex A-2--Post-Separation Charter Amendments..........................................................      A-2-1
  Annex B-1--Opinion of Lazard Freres & Co. LLC..........................................................      B-1-1
  Annex B-2--Opinion of SBC Warburg Dillon Read Inc......................................................      B-2-1
  Annex C--1998 New U S WEST Stock Plan..................................................................        C-1
  Annex D--New U S WEST Long-Term Incentive Plan.........................................................        D-1
  Annex E--New U S WEST Executive Short Term Incentive Plan..............................................        E-1
  Annex F--U S WEST, Inc. Consolidated Financial Statements..............................................        F-1
  Annex G--New U S WEST Combined Financial Statements....................................................        G-1

GLOSSARY

    Set forth below is a list of certain defined terms used in this Proxy Statement and the page on which such terms are defined.

TERM                                                  PAGE
-------------------------------------------------     -----
1992 Cable Act...................................         156
1995 Recapitalization............................           9
1998 New U S WEST Stock Plan.....................          50
A/N..............................................         151
Access Reform Order..............................          91
AFOR.............................................         112
AirTouch.........................................           1
AirTouch Determination Price.....................         154
AirTouch Joint Venture...........................         113
AirTouch Merger Agreement........................         154
AirTouch Transaction.............................           1
AirTouch Transaction Adjustments.................         160
AT&T.............................................          90
Bain.............................................          28
Bellcore.........................................           8
Broker Non-votes.................................         180
Cable Comparables................................          41
Cable Index......................................          40
Cable Plus.......................................          93
Capital Funding..................................          45
Capital Funding Indebtedness.....................          45
CAPs.............................................          14
CDMA.............................................         117
Charter..........................................         150
Charter Amendments...............................          23
Chofu............................................         152
CLECs............................................          14
Code.............................................          27
Comcast..........................................          40
Commission.......................................          24
Committee........................................          76
Communications Businesses........................         132
Communications Group.............................           1
Communications Group Region......................           1
Communications Indebtedness......................          45
Communications Peer Group........................          82
Communications Redemption........................          20
Communications Right.............................         175
Communications Stock.............................           1
Communications Stock Awards......................          49
Composite Tape...................................         186
Continental......................................           3
Continental Acquisition..........................           8
Continental Indebtedness.........................          45
Cox..............................................          40
CPE..............................................          84
DBS..............................................          17
DECs.............................................         108
Deferred Benefit Plans...........................          55
DEUs.............................................          63
Dex..............................................           2
Dex Alignment....................................           2
Dex Dividend.....................................          20
Dex Dividend Number..............................          21
Dex Equity Value.................................          21
Dex Indebtedness.................................           2
Dex Value........................................          21
DGCL.............................................          23
Discontinued Operations Adjustments..............         160
Distribution.....................................          47

TERM                                                  PAGE
-------------------------------------------------     -----
DLS Formula......................................          75
Draft Proxy Statement............................          37
EBITDA...........................................          39
EBITDA Multiple..................................          40
Eighth Circuit...................................         119
Employee Matters Agreement.......................          55
Enhance..........................................         108
EPS..............................................          39
ESOP.............................................          51
Exchange Act.....................................          24
Executives.......................................          43
FCC..............................................          14
FCC Order........................................         119
Financial Forecasts..............................          37
Fintelco.........................................          97
FSA..............................................         108
GAAP.............................................          88
General Cable....................................         107
GSM..............................................         153
HFC..............................................         149
Home Box Office..................................         153
Incentive Stock Options..........................          59
IRS..............................................           4
IRS Ruling.......................................           4
ISPs.............................................          14
IXCs.............................................          14
LATAs............................................          14
Lazard Freres....................................           4
Lazard Freres Opinion............................          36
LEC Index........................................          40
LECs.............................................          14
Lehman...........................................          30
LMDS.............................................          17
Media Group......................................           1
Media Peer Group.................................          83
Media Right......................................         175
Media Stock......................................           1
Media Stock Awards...............................          49
MediaOne.........................................           2
MediaOne Acquiring Person........................         175
MediaOne Board...................................           4
MediaOne Bylaws..................................          18
MediaOne Common Stock............................           3
MediaOne Delaware................................           3
MediaOne Distribution Date.......................         175
MediaOne ESOP....................................          52
MediaOne ESTIP...................................          65
MediaOne Exercise Price..........................         175
MediaOne Human Resources Committee...............          66
MediaOne Indebtedness............................          45
MediaOne Pension Plan............................          53
MediaOne Preferred Stock.........................         173
MediaOne Redemption Price........................         177
MediaOne Restated Certificate....................         173
MediaOne Right...................................         175
MediaOne Rights Agreement........................         175
MediaOne Savings Plan/ESOP.......................          51
MediaOne Separation Adjustments..................         160
MediaOne Series A Preferred Stock................         173
MediaOne Series C Preferred Stock................          47

TERM                                                  PAGE
-------------------------------------------------     -----
MediaOne Series D Preferred Stock................          47
MediaOne Series E Preferred Stock................          47
MediaOne Stock Plan..............................          65
Merrill..........................................          30
Minnesota Sale Agreement.........................         150
Minnesota System.................................         150
MMDS.............................................          17
MTCPs............................................          91
NewVector........................................         154
New U S WEST.....................................           2
New U S WEST Acquiring Person....................         170
New U S WEST Board...............................           4
New U S WEST Bylaws..............................          15
New U S WEST Committee...........................          59
New U S WEST Common Stock........................           2
New U S WEST Compensation Plans..................          51
New U S WEST Distribution Date...................         170
New U S WEST Employee Benefit Committee..........          58
New U S WEST Exercise Price......................         170
New U S WEST ESOP................................          52
New U S WEST ESTIP...............................          51
New U S WEST Human Resources Committee...........          50
New U S WEST Indebtedness........................          45
New U S WEST LTIP................................          51
New U S WEST Named Executive Officers............         125
New U S WEST Pension Plan........................          52
New U S WEST Preferred Stock.....................         169
New U S WEST Redemption Price....................         172
New U S WEST Registration Statement..............         190
New U S WEST Restated Certificate................          22
New U S WEST Right...............................         170
New U S WEST Rights Agreement....................         170
New U S WEST Savings Plan/ESOP...................          51
New U S WEST Separation Adjustments..............         145
New U S WEST Series A Preferred Stock............         170
New U S WEST SIP.................................          23
Non-employer Stock...............................          52
Nonqualified Stock Options.......................          59
NYSE.............................................          15
Old Common Stock.................................           9
Old PrimeStar....................................          92
One 2 One........................................          85
Opinions.........................................          36
OPUC.............................................         112
Oregon Circuit Court.............................         112
Original AirTouch Transaction....................          27
PCS..............................................          84
PCS Holdings.....................................         154
P/E..............................................          39
PICCs............................................         121
Plan.............................................          78
POPs.............................................         117
Post-Separation Charter Amendments...............          23
Preferred Securities.............................           9
Pre-Separation Charter Amendments................          23
Price Cap Order..................................          91
PrimeCo..........................................          85
PrimeStar........................................          84
Pro Forma Financial Statements...................          37
PSE..............................................          15
PUCs.............................................          14
RBOCs............................................          97
Record Date......................................         183
TERM                                                  PAGE
-------------------------------------------------     -----
Refinancing......................................          45
Reorganization...................................          22
S&P..............................................          40
SARs.............................................          58
Savings Plan/ESOP................................          51
SBC Warburg Dillon Read..........................           4
SBC Warburg Dillon Read Opinion..................          36
Section 83(b) election...........................          62
Securities Act...................................          24
Separation.......................................           1
Separation Agreement.............................          20
Separation Date..................................          20
Separation Time..................................          20
Separation Transactions..........................          36
Severance Agreements.............................          43
SFAS.............................................           8
SLCs.............................................         121
SMATV............................................          17
SOP..............................................         114
Special Committee................................          26
Stock Awards.....................................          49
Targeted Stock Provisions........................          22
Targeted Stocks..................................           1
Tax Sharing Agreement............................          54
TCG..............................................          97
TCI..............................................          40
TCI Exchange.....................................         150
Telecommunications Act...........................          14
Telewest.........................................           9
Tenth Circuit....................................         121
Time Warner Cable................................         150
Titus............................................         152
Transition Team..................................          30
TWE..............................................          25
TWE-A/N..........................................         151
TWE Japan........................................         154
TWE Non-Competition Restrictions.................         154
TWX..............................................          97
Universal Service Order..........................         120
UPSC.............................................         112
U. S. District Court.............................         119
USW-C, Inc.......................................          20
U S WEST.........................................           1
U S WEST Board...................................           2
U S WEST Bylaws..................................          15
U S WEST Communications..........................           3
U S WEST Financial Advisors......................          36
U S WEST Human Resources Committee...............          66
U S WEST Indebtedness............................          45
U S WEST Named Executive Officers................          71
U S WEST Pension Plan............................          52
U S WEST Preferred Stock.........................          47
U S WEST Restated Certificate....................          15
U S WEST Rights Agreement........................         175
U S WEST Series C Preferred Stock................          47
U S WEST Series D Preferred Stock................          47
U S WEST Series E Preferred Stock................          47
U S WEST SIP.....................................          23
U S WEST Stock Plans.............................          49
Washington Rate Order............................           8
WUTC.............................................          89
xDSL.............................................          26

CHAPTER 1: INTRODUCTION


    THIS INTRODUCTION HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE SEPARATION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE SEPARATION, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS WE HAVE REFERRED TO YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 189. THE GLOSSARY WHICH FOLLOWS THE TABLE OF CONTENTS INDICATES WHERE CERTAIN CAPITALIZED TERMS USED THROUGHOUT THIS PROXY STATEMENT ARE DEFINED.


ABOUT OUR BUSINESSES..............  U S WEST, Inc. ("U S WEST") is a diversified global communications company engaged in the
                                    telecommunications, broadband communications, wireless
                                    communications and directories businesses. U S WEST
                                    conducts its businesses through two groups: the U S WEST
                                    Communications Group (the "Communications Group") and
                                    the U S WEST Media Group (the "Media Group").

                                    The Communications Group provides telecommunications
                                    services, including local telephone services and
                                    exchange access services, in a 14-state mountain and
                                    western region of the United States (the "Communications
                                    Group Region"). The Communications Group also provides
                                    other products and services, including high-speed data
                                    and Internet services and wireless communications
                                    services, to customers both inside and outside the
                                    Communications Group Region.

                                    The Media Group is comprised of domestic and
                                    international broadband communications, wireless
                                    communications and directories businesses. The Media
                                    Group's domestic broadband communications business
                                    provides cable, telephony and high-speed data services
                                    to customers under the name "MediaOne" and is the third
                                    largest cable television system operator in the United
                                    States. In January 1998, U S WEST entered into an
                                    agreement to sell the Media Group's domestic wireless
                                    business to AirTouch Communications, Inc. ("AirTouch")
                                    for approximately $5.7 billion in a tax-efficient
                                    transaction (the "AirTouch Transaction").

                                    U S WEST has two classes of common stock: the U S WEST
                                    Communications Group Common Stock (the "Communications
                                    Stock"), which is intended to reflect separately the
                                    performance of the Communications Group, and the U S
                                    WEST Media Group Common Stock (the "Media Stock"), which
                                    is intended to reflect separately the performance of the
                                    Media Group. The Communications Stock and the Media
                                    Stock are called "Targeted Stocks."

THE SEPARATION....................  We are proposing to separate U S WEST into two independent companies. This transaction is called the
                                    "Separation." Under this proposal, the Communications
                                    Group would become a separately traded public company
                                    known as "U S WEST, Inc." and the Media Group would
                                    become a separately traded public company known as
                                    "MediaOne Group, Inc."

                                                                               1
                                                         CHAPTER 1: INTRODUCTION

                                    As a result of developments in technology, the
                                    marketplace and the regulatory arena, the potential for
                                    synergies between the Communications Group and the Media
                                    Group has been greatly reduced. The Communications Group
                                    and the Media Group are currently implementing
                                    strategies based on distinct technologies, separate sets
                                    of customers and different regulatory environments. We
                                    believe that these strategies will be executed more
                                    efficiently, and that the Communications Group and the
                                    Media Group will be able to compete more effectively, if
                                    they are independent companies that are not restrained
                                    by conflicts that result from a single corporate
                                    structure.

                                    As part of the Separation, we are proposing to align the
                                    domestic directories business of the Media Group--known
                                    as "Dex"--with the Communications Group. This aspect of
                                    the Separation is called the "Dex Alignment."

                                    We believe that the inclusion of Dex among New U S
                                    WEST's businesses will better position New U S WEST to
                                    offer its customers a broader product offering and to
                                    manage more effectively its brand and customer
                                    relationships.

STRUCTURE OF THE SEPARATION.......  In order to complete the Separation, we will contribute the businesses of the Communications Group and Dex to a
                                    newly formed indirect subsidiary of U S WEST ("New U S
                                    WEST") and then distribute all of the Common Stock of
                                    New U S WEST ("New U S WEST Common Stock") to the
                                    holders of Communications Stock, other than $850 million
                                    in value of New U S WEST Common Stock that will be
                                    distributed to holders of Media Stock pursuant to the
                                    Dex Alignment as described below. After this
                                    distribution, the name of New U S WEST will be changed
                                    to "U S WEST, Inc." and the name of U S WEST will be
                                    changed to "MediaOne Group, Inc." As used herein, U S
                                    WEST after the Separation is referred to as "MediaOne."

                                    The Board of Directors of U S WEST (the "U S WEST
                                    Board"), in consultation with U S WEST's management and
                                    its financial advisors, has valued Dex at $4.75 billion.
                                    In connection with the Dex Alignment, holders of Media
                                    Stock will be issued a total of $850 million in value of
                                    shares of New U S WEST Common Stock. This amount
                                    represents the $4.75 billion value of Dex net of $3.9
                                    billion of U S WEST debt currently allocated to the
                                    Media Group which will be refinanced by New U S WEST in
                                    connection with the Separation (the "Dex Indebtedness").

NEW U S WEST AND MEDIAONE AFTER
  THE SEPARATION..................  As a result of the Separation, New U S WEST and MediaOne will become independent separately-traded public
                                    companies. New U S WEST will own all of the
                                    Communications Group's businesses as well as Dex and
                                    MediaOne will own all of the Media Group's businesses
                                    other than Dex.


                                                                               2
                                                         CHAPTER 1: INTRODUCTION

                                    As a result of the Separation, New U S WEST will have
                                    approximately $9.7 billion of debt, which will include
                                    approximately $5.5 billion of debt of U S WEST
                                    Communications, Inc. ("U S WEST Communications"), the
                                    Communications Group's local telephone company, and
                                    approximately $4.0 billion of debt currently guaranteed
                                    by U S WEST (including the Dex Indebtedness) that will
                                    be refinanced by New U S WEST as part of the Separation.

                                    After the Separation, MediaOne will have approximately
                                    $6.4 billion of debt and trust preferred securities,
                                    which will include $2.7 billion of debt of MediaOne of
                                    Delaware, Inc., the Media Group's broadband company
                                    formerly known as Continental Cablevision, Inc.
                                    ("MediaOne Delaware" or "Continental"), and
                                    approximately $3.5 billion of debt and trust preferred
                                    securities currently issued or guaranteed by U S WEST
                                    that will be refinanced by MediaOne as part of the
                                    Separation. If the AirTouch Transaction is consummated,
                                    MediaOne's post-Separation indebtedness will be reduced
                                    by approximately $1.4 billion. Following the Separation,
                                    MediaOne intends to monetize the AirTouch securities it
                                    receives in the AirTouch Transaction and use a portion
                                    of the proceeds of such monetization to further reduce
                                    its indebtedness.

WHAT STOCKHOLDERS WILL RECEIVE....  In the Separation, holders of Communications Stock and
                                    Media Stock will receive the following securities:

                                    / /  Holders of Communications Stock will receive one
                                    share of New U S WEST Common Stock for each share of
                                         Communications Stock held.

                                    / /  Holders of Media Stock will retain their shares of
                                    Media Stock (which after the Separation will represent
                                         shares of common stock of MediaOne ("MediaOne
                                         Common Stock")) and will receive a fraction of a
                                         share of New U S WEST Common Stock as a
                                         distribution on each share of Media Stock held.
                                         This fraction of a share of New U S WEST Common
                                         Stock is being issued to holders of Media Stock in
                                         connection with the Dex Alignment. Holders of Media
                                         Stock will receive only whole shares of New U S
                                         WEST Common Stock. To the extent the total number
                                         of shares of New U S WEST Common Stock distributed
                                         to any stockholder results in a fraction, that
                                         fraction will be paid in cash.

                                    The value of the total number of shares of New U S WEST
                                    Common Stock which will be issued to holders of Media
                                    Stock will equal $850 million. The fraction of a share
                                    of New U S WEST Common Stock to be distributed per share
                                    of Media Stock will be based upon the average price of
                                    the Communications Stock measured over the 20 trading
                                    day period ending on the fifth trading day prior to the
                                    Separation. If the Separation had been completed on
                                    February 20, 1998, this fraction would have equalled
                                    0.02896 of a share of New

                                                                               3
                                                         CHAPTER 1: INTRODUCTION

                                    U S WEST Common Stock per share of Media Stock. This
                                    equates to $1.40 per share of Media Stock, based upon
                                    $48.27--the average market price of the Communications
                                    Stock for the 20 trading days ending 5 days prior to
                                    February 20, 1998, and $1.49 per share of Media Stock,
                                    based upon $51.50--the closing price of the
                                    Communications Stock on February 20, 1998.

                                    Holders of Series C Preferred Stock, Series D Preferred
                                    Stock and Series E Preferred Stock of U S WEST will
                                    retain their shares as part of the Separation. After the
                                    Separation, these shares will represent shares of
                                    Preferred Stock of MediaOne.

DIVIDENDS AFTER THE SEPARATION....  If the Separation is completed, it is anticipated that
                                    New U S WEST will pay dividends on the New U S WEST
                                    Common Stock initially at a quarterly rate of $0.535 per
                                    share, which is the same dividend currently paid on the
                                    Communications Stock. While the Board of Directors of
                                    New U S WEST (the "New U S WEST Board") is not expected
                                    to change this dividend policy, it has the right to do
                                    so at any time.

                                    Dividends are not currently paid on the Media Stock. If
                                    the Separation is completed, it is anticipated that the
                                    Board of Directors of MediaOne (the "MediaOne Board")
                                    will continue this policy for the foreseeable future and
                                    not declare dividends on the MediaOne Common Stock.
                                    Instead, it is anticipated that the MediaOne Board will
                                    retain future earnings, if any, for the development of
                                    the businesses of MediaOne.

TAX MATTERS.......................  For U.S. federal income tax purposes, the Separation will be tax-free to you as U S WEST's common
                                    stockholders (other than with respect to the cash
                                    proceeds holders of Media Stock will receive instead of
                                    fractional shares of New U S WEST Common Stock) and to U
                                    S WEST. We have obtained a ruling from the Internal
                                    Revenue Service (the "IRS") confirming that the
                                    distribution of New U S WEST Common Stock to our
                                    stockholders and certain other related transactions will
                                    be tax-free to you and U S WEST (the "IRS Ruling").

BOARD RECOMMENDATION..............  The U S WEST Board has carefully reviewed the terms of the Separation, including the Dex Alignment. We have
                                    received opinions of two independent investment banking
                                    firms, Lazard Freres & Co. LLC ("Lazard Freres") and SBC
                                    Warburg Dillon Read Inc. ("SBC Warburg Dillon Read"), as
                                    to the fairness, from a financial point of view, to the
                                    holders of Communications Stock and Media Stock of the
                                    consideration to be provided to them in the Separation.
                                    The full text of these investment banking opinions,
                                    which in each case sets forth the assumptions made,
                                    matters considered and limitations on the review
                                    undertaken in connection with the opinions, are included
                                    in Annex B-1 and Annex B-2 to this Proxy Statement. YOU
                                    ARE URGED TO READ THESE OPINIONS CAREFULLY.


                                                                               4
                                                         CHAPTER 1: INTRODUCTION

                                    BASED ON THE FOREGOING, THE U S WEST BOARD HAS
                                    DETERMINED THAT THE SEPARATION IS IN THE BEST INTERESTS
                                    OF U S WEST AND ITS STOCKHOLDERS AND IS FAIR TO THE
                                    HOLDERS OF BOTH CLASSES OF U S WEST'S COMMON STOCK. THE
                                    U S WEST BOARD HAS UNANIMOUSLY APPROVED THE SEPARATION
                                    AND RECOMMENDS THAT HOLDERS OF COMMUNICATIONS STOCK AND
                                    MEDIA STOCK APPROVE THE SEPARATION.

RISK FACTORS......................  There are significant risks and challenges involved with the businesses of New U S WEST and MediaOne following
                                    the Separation. These and other risks, which include a
                                    discussion of certain disadvantages of the Separation,
                                    are addressed in "Chapter 2: Risk Factors."

TIMING AND APPROVALS..............  We are working towards completing the Separation as soon as possible. The completion of the Separation requires
                                    the approval of the Separation by our stockholders. We
                                    currently expect to complete the Separation shortly
                                    after the Annual Meeting.

                                    In order to complete the Separation, we need the
                                    following approvals by our stockholders at the Annual
                                    Meeting:

                                    / /  The approval of the holders of a majority of the
                                    voting power of the outstanding shares of Communications
                                         Stock and Media Stock, voting as a single class.

                                    / /  The approval of the holders of a majority of the
                                         outstanding shares of Communications Stock, voting
                                         as a separate class.

                                    / /  The approval of the holders of a majority of the
                                         outstanding shares of Media Stock, voting as a
                                         separate class.

VOTING AT THE ANNUAL MEETING......  The U S WEST 1998 Annual Meeting of Stockholders will be held on June 4, 1998 at 3:00 p.m., Eastern Time, at The
                                    Millennium Broadway Hotel, 145 West 44th Street, New
                                    York, New York. At the Annual Meeting, we will be asking
                                    you to approve the Separation. We will also be asking
                                    you to elect five directors to the U S WEST Board,
                                    ratify U S WEST's independent auditors, approve certain
                                    benefit plans and consider certain stockholder
                                    proposals. See "Chapter 4: Other Matters to Be
                                    Considered at the Annual Meeting."

                                    Your vote is important to us no matter how many shares
                                    of Communications Stock or Media Stock you own. You can
                                    vote by proxy or by attending the Annual Meeting. Votes
                                    by proxy may be made (i) by mail, by completing and
                                    returning the enclosed proxy card, (ii) by telephone, by
                                    calling 1-888-457-2966 or (iii) via the Internet, by
                                    accessing a special site at
                                    http://www.uswest.proxyvoting.com. Stockholders who hold
                                    their shares of Communications Stock or Media Stock in
                                    "street name" (I.E., through a broker or other
                                    intermediary) will not be permitted to vote by telephone
                                    or via the Internet.


                                                                               5
                                                         CHAPTER 1: INTRODUCTION

                                    We hope you can attend the Annual Meeting. HOWEVER,
                                    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE
                                    WOULD APPRECIATE IT IF YOU VOTE BY PROXY AS SOON AS
                                    POSSIBLE. If you attend and vote at the Annual Meeting,
                                    your vote will cancel any previous vote which you may
                                    have made by proxy. Once you vote by proxy, you can
                                    revoke your vote at any time by notifying us or
                                    delivering a proxy card with a later date.

WHEN YOU WILL RECEIVE NEW
  SHARES..........................  Following completion of the Separation, stockholders holding stock certificates representing Communications
                                    Stock or Media Stock will receive their shares of New U
                                    S WEST Common Stock in uncertificated book-entry form
                                    unless a stockholder elects to receive a certificate
                                    representing such shares. All stockholders holding stock
                                    certificates representing Media Stock will receive new
                                    certificates representing their shares of MediaOne
                                    Common Stock. We will send you information about these
                                    procedures following completion of the Separation. YOU
                                    SHOULD NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME.
                                    Stockholders who hold their shares in uncertificated
                                    book-entry form through the U S WEST Shareowner
                                    Investment Plan will receive shares of NEW U S WEST
                                    Common Stock in uncertificated book-entry form and
                                    shares of MediaOne Common Stock in certificated form. No
                                    action will be required by stockholders who hold their
                                    shares through the U S WEST Shareowner Investment Plan
                                    to receive the New U S WEST Common Stock and MediaOne
                                    Common Stock to which they are entitled pursuant to the
                                    Separation.

PRESENTATION OF FINANCIAL
  INFORMATION.....................  In order to assist you in reviewing the terms of the
                                    Separation, this Proxy Statement contains both
                                    historical and pro forma financial information.

                                    Historical financial information contained or
                                    incorporated by reference in this Proxy Statement
                                    includes historical financial information of U S WEST.
                                    In addition, this Proxy Statement contains restated
                                    historical financial information of New U S WEST. This
                                    financial information presents New U S WEST's combined
                                    financial position, results of operations and cash flows
                                    as if it were a separate entity for all of the periods
                                    presented but does not give effect to certain
                                    transactions being undertaken in connection with the
                                    Separation, including the refinancing of the $3.9
                                    billion of Dex Indebtedness by New U S WEST and the
                                    issuance of $850 million of New U S WEST Common Stock to
                                    holders of Media Stock in connection with the Dex
                                    Alignment.

                                    This Proxy Statement contains pro forma financial
                                    information for both New U S WEST and MediaOne. The pro
                                    forma financial information for New U S WEST gives
                                    effect to the refinancing of the $3.9 billion of Dex
                                    Indebtedness by New U S WEST and the issuance of $850
                                    million of New U S WEST Common Stock to holders of Media
                                    Stock in connection with the Dex Alignment, transfers of
                                    certain assets


                                                                               6
                                                         CHAPTER 1: INTRODUCTION

                                    and liabilities of U S WEST to New U S WEST and
                                    allocations of certain costs and expenses in connection
                                    with the Separation.

                                    The pro forma financial information for MediaOne
                                    contained in this Proxy Statement gives effect to the
                                    discontinuance by MediaOne of the businesses of New U S
                                    WEST, the refinancing by New U S WEST of the $3.9
                                    billion of Dex Indebtedness, the distribution of all of
                                    the New U S WEST Common Stock to U S WEST's
                                    stockholders, transfers of certain assets and
                                    liabilities of U S WEST to New U S WEST and allocations
                                    of certain costs and expenses in connection with the
                                    Separation, and the consummation of the AirTouch
                                    Transaction.

                                    Pro forma financial information is presented for
                                    illustrative purposes only and does not necessarily
                                    indicate the combined results of operations or financial
                                    position that would have occurred if the transactions
                                    presented had occurred at the beginning of each period
                                    presented or on the dates indicated. You should read the
                                    pro forma financial information together with the
                                    historical financial information included or
                                    incorporated by reference in this Proxy Statement.

ADDITIONAL INFORMATION............  For additional information about the Separation, please contact Beacon Hill Associates, Inc., our information
                                    agent, toll-free at 1-800-787-3120.

                                                                               7
                                                         CHAPTER 1: INTRODUCTION

U S WEST SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical financial information for U S WEST. This information should be read in conjunction with U S WEST's Consolidated Financial Statements, including the notes thereto, included elsewhere in this Proxy Statement. See "Annex F--U S WEST, Inc. Consolidated Financial Statements."


                                                                                YEAR ENDED OR AS OF DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1997       1996       1995       1994       1993
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                         DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Sales and other revenues(1).........................................  $  15,235  $  12,911  $  11,746  $  10,953  $  10,294
Income before extraordinary items and cumulative
 effect of change in accounting principles(2).......................        700      1,144      1,329      1,426        476
Net income (loss)(3)................................................        697      1,178      1,317      1,426     (2,806)
BALANCE SHEET INFORMATION:
Total assets........................................................     39,740     40,855     25,071     23,204     20,680
Total debt(4).......................................................     14,678     15,351      8,855      7,938      7,199
Mandatorily redeemable preferred stock and Preferred
 Securities(5)......................................................      1,180      1,131        651         51         --
Shareowners' equity.................................................     11,324     11,549      7,948      7,382      5,861
OTHER INFORMATION:
Percentage of debt to total capital(4)..............................       54.0%      54.8%      50.7%      51.6%      55.1%
Capital expenditures(4).............................................  $   4,174  $   3,474  $   3,140  $   2,820  $   2,441
Employees...........................................................     67,461     69,286     61,047     61,505     60,778
COMMUNICATIONS GROUP INFORMATION:(2, 3, 6, 7)
Basic earnings per common share.....................................  $    2.43  $    2.62  $    2.50
Diluted earnings per common share...................................       2.41       2.58       2.46
Basic average common shares outstanding (thousands).................    482,751    477,549    470,716
Diluted average common shares outstanding (thousands)...............    491,232    488,591    481,933
Dividends per common share..........................................  $    2.14  $    2.14  $    2.14
Number of common shareowners of record .............................    672,517    725,560    775,125
MEDIA GROUP INFORMATION:(2, 3, 6, 7)
Basic and diluted earnings (loss) per common share..................  $   (0.88) $   (0.16) $    0.29
Basic average common shares outstanding (thousands).................    606,749    491,924    470,549
Diluted average common shares outstanding (thousands)...............    606,749    491,924    471,612
Number of common shareowners of record..............................    648,077    705,341    770,346
U S WEST INFORMATION:(2, 3, 6, 7)
Basic earnings per common share before extraordinary items and
 cumulative effect of change in accounting principle................                                   $    3.14  $    1.13
Basic earnings (loss) per common share..............................                                        3.14      (6.69)
Diluted earnings (loss) per common share............................                                        3.12      (6.68)
Basic weighted average common shares outstanding (thousands)........                                     453,316    419,365
Diluted weighted average common shares outstanding (thousands)......                                     463,801    419,776
Dividends per common share..........................................                                   $    2.14  $    2.14
Number of common shareowners of record..............................                                     816,099    836,328


------------------------------

(1) 1997 and 1996 sales and other revenues include $2,070 and $252, respectively, related to the acquisition by U S WEST of Continental (the "Continental Acquisition"), which was consummated on November 15, 1996.

(2) 1997 income is before an extraordinary item and includes a $152 regulatory charge ($0.31 per share of Communications Stock) related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington State Utilities and Transportation Commission 1996 rate order (the "Washington Rate Order"), a gain of $32 ($0.07 per share of Communications Stock) on the sale of U S WEST Communications' interest in Bell Communications Research, Inc. ("Bellcore") and a gain of $48 ($0.10 per share of Communications Stock) on the sales of certain rural telephone exchanges. Also included are net gains of $249 ($0.41 per share of Media Stock) on the sales of domestic and international investments, and net losses of $356 ($0.59 per share of Media Stock) related to the Continental Acquisition. 1996 income is before the cumulative effect of a change in accounting principle and includes a gain of $36 ($0.08 per share of Communications Stock) on the sales of certain rural telephone exchanges and the current effect of $15 ($0.03 per share of Communications Stock) from adopting Statement of Financial Accounting Standards ("SFAS") No. 121. Also included are net losses of $71 ($0.15 per share of Media Stock) related to the Continental Acquisition and a charge of $19 ($0.04 per share of Media Stock) from the sale of

                                                                               8
                                                         CHAPTER 1: INTRODUCTION

    U S WEST's cable television interests in Norway, Sweden and Hungary. 1995 income is before an extraordinary item and includes a gain of $95 ($0.20 per share of Media Stock) from the merger of Telewest Communications plc ("Telewest") with SBC CableComms (UK), a gain of $85 ($0.18 per share of Communications Stock) on the sales of certain rural telephone exchanges and costs of $17 ($0.01 per share of Communications Stock and $0.02 per share of Media Stock) associated with the 1995 Recapitalization discussed in footnote 6 below. 1994 income includes a gain of $105 ($0.23 per share) on the partial sale of U S WEST's joint venture interest in Telewest, a gain of $41 ($0.09 per share) on the sale of U S WEST's paging operations and a gain of $51 ($0.11 per share) on the sales of certain rural telephone exchanges. 1993 income is before extraordinary items and was reduced by a restructuring charge of $610 ($1.46 per share) and a charge of $54 ($0.13 per share) for the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates. 1993 income is from continuing operations.

(3) 1997 net income was reduced by an extraordinary charge of $3 ($0.01 per share of Communications Stock and no Media Stock impact) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per share of Communications Stock) for the cumulative effect of the adoption of SFAS No. 121. 1995 net income was reduced by an extraordinary item of $12 ($0.02 per share of Communications Stock and $0.01 per share of Media Stock) for the early extinguishment of debt. 1993 net income was reduced by extraordinary charges of $3,123 ($7.45 per share) for the discontinuance of SFAS No. 71 and $77 ($0.18 per share) for the early extinguishment of debt. 1993 net income also includes a charge of $120 ($0.28 per share) for U S WEST's decision to discontinue the operations of its capital assets segment. Discontinued operations provided net income of $38 ($0.09 per share) in 1993.


(4) Debt at December 31, 1997 and 1996 includes debt related to the Continental Acquisition. Capital expenditures, debt and the percentage of debt to total capital excludes the capital assets segment, which has been discontinued and is held for sale. Percentage of debt to total capital includes Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company-guaranteed debentures ("Preferred Securities") and mandatorily redeemable preferred stock as a component of total capital.


(5) Includes Preferred Securities of $1,080 at December 31, 1997 and 1996, and $600 at December 31, 1995, and preferred stock subject to mandatory redemption of $100 at December 31, 1997, and $51 at December 31, 1996, 1995 and 1994.


(6) The average common shares of Media Stock outstanding for the year ended December 31, 1996 include 150,615,000 shares issued in connection with the Continental Acquisition. Effective November 1, 1995, each share of common stock of U S WEST ("Old Common Stock") was converted into one share each of Communications Stock and Media Stock (the "1995 Recapitalization"). Earnings per common share and dividends per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the 1995 Recapitalization, the average shares of Communications Stock and Media Stock outstanding are assumed to equal the average shares of Old Common Stock outstanding for such periods.


(7) In 1997, U S WEST adopted SFAS No. 128 "Earnings Per Share" which specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per share. See "Annex F--U S WEST, Inc. Consolidated Financial Statements-- Note 16--Earnings Per Share."

                                                                               9
                                                         CHAPTER 1: INTRODUCTION

NEW U S WEST SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical financial information for New U S WEST. This information presents New U S WEST's results of operations and financial condition as if it were a separate entity for all periods presented but does not give effect to certain transactions being undertaken in connection with the Separation, including the refinancing by New U S WEST of the Dex Indebtedness and the issuance of $850 of New U S WEST Common Stock to holders of Media Stock in connection with the Dex Alignment. For financial information for New U S WEST which gives effect to all such transactions, see "Chapter 6:
Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements." This information should be read in conjunction with New U S WEST's Combined Financial Statements, including the notes thereto. See "Annex G--New U S WEST Combined Financial Statements."

                                                                                YEAR ENDED OR AS OF DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1997       1996       1995       1994       1993
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                         DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Operating revenues..................................................  $  11,479  $  11,168  $  10,508  $  10,132  $   9,779
Net income (loss)(1)................................................      1,524      1,535      1,423      1,403     (2,585)
Dividends per common share..........................................       2.14       2.14       2.14
BALANCE SHEET INFORMATION:
Total assets........................................................     17,667     17,279     16,960     16,317     15,727
Total debt..........................................................      5,715      6,545      6,782      6,147      5,728
Total equity........................................................      4,367      4,085      3,657      3,357      2,837
OTHER INFORMATION:
Return on equity(2,3)...............................................       34.7%      38.6%      41.8%      45.3%      27.5%
Percentage of debt to total capital.................................       56.7%      61.6%      65.0%      64.7%      66.9%
Capital expenditures................................................  $   2,672  $   2,831  $   2,770  $   2,513  $   2,251
Telephone network access lines in service (thousands)...............     16,033     15,424     14,795     14,299     13,803
Billed access minutes of use (millions)--
  interstate........................................................     55,362     52,039     47,801     43,768     40,594
  intrastate........................................................     11,729     10,451      9,504      8,507      7,529
Total employees.....................................................     51,110     51,477     54,552     55,246     56,147
Telephone company employees.........................................     43,749     45,427     47,934     47,493     49,668
Telephone company employees per ten
  thousand access lines.............................................       27.3       29.5       32.4       33.2       36.0

------------------------------
(1) 1997 net income includes a $152 regulatory charge related primarily to the Washington Rate Order, a gain of $48 on the sales of certain rural telephone exchanges, a gain of $32 on the sale of U S WEST Communications' investment in Bellcore and an extraordinary charge of $3 for the early extinguishment of debt. 1996 net income includes a gain of $36 on the sales of certain rural telephone exchanges and the cumulative and current effects of $34 and $15, respectively, from adopting SFAS No. 121. 1995 net income includes a gain of $85 on the sales of certain rural telephone exchanges and other charges of $16, including an extraordinary charge of $8 for the early extinguishment of debt and $8 for costs associated with the 1995 Recapitalization. 1994 net income includes a gain of $51 on the sales of certain rural telephone exchanges. 1993 net income was reduced by $566 for a restructuring charge and $54 for the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates. 1993 net income was also reduced by extraordinary charges of $3,123 for the discontinuance of SFAS No. 71 and $77 for the early extinguishment of debt.

(2) The increase in the return on equity since 1993 is primarily due to the effects of discontinuing SFAS No. 71 in 1993.

(3) 1997 return on equity is based on income before extraordinary item. 1996 return on equity is based on income before the cumulative effect of a change in accounting principle. 1995 return on equity is based on income before extraordinary item. 1993 return on equity is based on income excluding extraordinary items, a restructuring charge and the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates.

                                                                              10
                                                         CHAPTER 1: INTRODUCTION

NEW U S WEST SELECTED PRO FORMA FINANCIAL INFORMATION

    The following unaudited selected pro forma condensed combined financial information of New U S WEST gives effect to the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST and the issuance of $850 million of New U S WEST Common Stock to holders of Media Stock in connection with the Dex Alignment, transfers of certain assets and liabilities of U S WEST to New U S WEST and allocations of certain costs and expenses in connection with the Separation. The selected unaudited pro forma condensed combined financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements of New U S WEST, including the notes thereto, included elsewhere in this Proxy Statement. This information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the transactions had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of New U S WEST. This information should also be read in conjunction with the unaudited pro forma condensed combined financial statements of New U S WEST, including the notes thereto, included elsewhere in this Proxy Statement. See "Chapter 6: Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                                YEAR ENDED
                                                                                                 OR AS OF
                                                                                             DECEMBER 31, 1997
                                                                                         -------------------------
                                                                                            DOLLARS IN MILLIONS
                                                                                             (EXCEPT PER SHARE
                                                                                                 AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Sales and other revenues...............................................................          $  11,479
Operating income.......................................................................              2,776
Income before extraordinary item.......................................................              1,380
Basic earnings per share before extraordinary item.....................................               2.76
Diluted earnings per share before extraordinary item...................................               2.73

BALANCE SHEET INFORMATION:
Total assets...........................................................................             17,742
Total debt.............................................................................              9,738
Total equity...........................................................................                395
Book value per share...................................................................               0.79

                                                                              11
                                                         CHAPTER 1: INTRODUCTION

MEDIAONE SELECTED PRO FORMA FINANCIAL INFORMATION

    The following unaudited selected pro forma condensed combined financial information of MediaOne gives effect to the discontinuance of the businesses of New U S WEST, the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST, the distribution of all of the New U S WEST Common Stock to U S WEST's stockholders, transfers of certain assets and liabilities of U S WEST to New U S WEST and allocations of certain costs and expenses in connection with the Separation, and the AirTouch Transaction. The selected unaudited pro forma condensed combined financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements of MediaOne, including the notes thereto, included elsewhere in this Proxy Statement. This information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the transactions had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of MediaOne. This information should also be read in conjunction with the unaudited pro forma condensed combined financial statements of MediaOne, including the notes thereto, included elsewhere in this Proxy Statement. See "Chapter 7:
Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                                                    YEAR ENDED
                                                                                                     OR AS OF
                                                                                                DECEMBER 31, 1997
                                                                                                ------------------
                                                                                                    DOLLARS IN
                                                                                                     MILLIONS
                                                                                                (EXCEPT PER SHARE
                                                                                                     AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Sales and other revenues......................................................................      $    2,419
Loss from continuing operations(1)............................................................            (611)
Loss from continuing operations available for common stock(1).................................            (663)
Basic and diluted loss per share from continuing operations(1)................................           (1.09)

BALANCE SHEET INFORMATION:
Total assets..................................................................................          24,090
Total debt....................................................................................           4,021
Mandatorily redeemable preferred stock and Preferred Securities...............................           1,180
Total equity..................................................................................          12,666
Book value per share..........................................................................           20.84

------------------------

(1) The loss from continuing operations is before extraordinary item.

                                                                              12
                                                         CHAPTER 1: INTRODUCTION

COMPARATIVE PER SHARE DATA

    The following table sets forth (i) historical earnings, cash dividends and book value per share for U S WEST, (ii) unaudited pro forma combined earnings, cash dividends and book value per share for New U S WEST, (iii) unaudited pro forma combined loss, cash dividends and book value per share for MediaOne and
(iv) unaudited pro forma equivalent combined loss, cash dividends and book value per share for the Media Stock. The pro forma data for New U S WEST and MediaOne give effect to the transactions described under "--New U S WEST Selected Pro Forma Financial Information" and "--MediaOne Selected Pro Forma Financial Information," respectively. This data should be read in conjunction with U S WEST's Consolidated Financial Statements, including the notes thereto, and the unaudited pro forma condensed combined financial statements of New U S WEST and MediaOne, including the notes thereto, included elsewhere in this Proxy Statement. See "Chapter 6: Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements," "Chapter 7:
Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements" and "Annex F--U S WEST, Inc. Consolidated Financial Statements."


                                                                                                    YEAR ENDED
                                                                                                     OR AS OF
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------
HISTORICAL:
  U S WEST
    Basic earnings per share of Communications Stock(1)........................................      $    2.44
    Diluted earnings per share of Communications Stock(1)......................................           2.42
    Basic and diluted loss per share of Media Stock............................................          (0.88)
    Cash dividends per share of Communications Stock...........................................           2.14
    Cash dividends per share of Media Stock(2).................................................         --
    Book value per share of Communications Stock...............................................           8.67
    Book value per share of Media Stock........................................................          11.72

PRO FORMA:
  New U S WEST
    Basic earnings per share(1)................................................................      $    2.76
    Diluted earnings per share(1)..............................................................           2.73
    Cash dividends per share...................................................................           2.14
    Book value per share.......................................................................           0.79
  MediaOne
    Basic and diluted loss per share from continuing operations(3).............................          (1.09)
    Cash dividends per share(2)................................................................         --
    Book value per share.......................................................................          20.84

PRO FORMA EQUIVALENT(4):
  U S WEST
    Basic and diluted loss per share of Media Stock............................................          (1.01)
    Cash dividends per share of Media Stock(2).................................................           0.06
    Book value per share of Media Stock........................................................          20.86


------------------------------

(1) Earnings per share is before extraordinary item.

(2) Dividends are not currently paid on the Media Stock. It is anticipated that the MediaOne Board will continue this policy for the foreseeable future.

(3) The loss from continuing operations is before extraordinary item.

(4) Represents the sum of (i) pro forma loss, cash dividends or book value per share of MediaOne Common Stock, respectively, plus (ii) pro forma basic earnings or diluted earnings (as applicable), cash dividends or book value, per share of New U S WEST Common Stock, respectively, multiplied by 0.02896 (the estimated fraction of a share of New U S WEST Common Stock which will be distributed per share of Media Stock in connection with the Dex Alignment). For a description of the manner in which such fraction will be calculated, see "Chapter 3: The Separation--Description of the Separation-- The Dex Alignment."

                                                                              13
                                                         CHAPTER 1: INTRODUCTION

CHAPTER 2: RISK FACTORS

RISK FACTORS RELATED TO NEW U S WEST

REGULATION


    The businesses of New U S WEST are subject to a high degree of regulation at the federal, state and local levels, including regulation by state public utility commissions ("PUCs") with respect to access charge tariffs and intrastate rates and services and by the Federal Communications Commission (the "FCC") with respect to interstate access tariffs and other matters. In particular, the Telecommunications Act of 1996 (the "Telecommunications Act") has introduced new regulations affecting New U S WEST's businesses in many areas. The regulations to which New U S WEST's businesses are subject can in certain circumstances impose significant limitations on its operations. In addition, these regulations are constantly evolving and may change significantly over time. There can be no assurance that future regulatory changes will not have a material adverse effect on New U S WEST. See "Chapter 6: Information About New U S WEST--Business of New U S WEST--Regulation" and "Annex G--New U S WEST's Combined Financial Statements--Note 13--Contingencies."


COMPETITION

    New U S WEST operates in an increasingly competitive environment. Services similar to those offered by New U S WEST, including local exchange services, exchange access services, long-distance services within local access and transport areas ("LATAs") and high-speed data and Internet access services, are also offered by other telecommunications companies, primarily by interexchange carriers ("IXCs") and other local exchange carriers ("LECs"), including competitive local exchange carriers ("CLECs") and competitive access providers ("CAPs"). High-speed data and internet access services are also provided by internet service providers ("ISPs"). Dex competes with various other providers of directory services, including with providers of electronic directory services. The wireless communications services currently being introduced by New U S WEST face competition from numerous other providers of wireless services in each market. The interLATA long distance service which New U S WEST plans to introduce will face competition from IXCs. The telecommunications industry is continually subject to rapid and significant changes in technology. There can be no assurance that the introduction of any new technology will not result in the entry of additional competitors into New U S WEST's markets. See "Chapter 6:
Information About New U S WEST--Business of New U S WEST-- Competition."

DIVIDEND POLICY

    If the Separation is consummated, it is anticipated that New U S WEST will pay dividends on the New U S WEST Common Stock initially at a quarterly rate of $0.535 per share, which is the same dividend currently paid on the Communications Stock. While the New U S WEST Board is not expected to change this dividend policy, it has the right to do so at any time. See "Chapter 3: The Separation--Dividend Policy."

NO PRIOR PUBLIC MARKET FOR NEW U S WEST COMMON STOCK; NO ASSURANCE AS TO MARKET
  PRICE

    Although the Communications Stock has been traded publicly since its initial issuance in 1995, there has been no public market for the New U S WEST Common Stock. Because, among other things, the New U S WEST Common Stock will be a security of New U S WEST (rather than a security of U S WEST) and, as a result of the Dex Alignment, New U S WEST will include a significant business not currently attributed to the Communications Group, there can be no assurance that the public market for the New U S WEST Common Stock will be similar to the public market for the Communications Stock. See "Chapter 8: Capital Stock--New U S WEST Capital Stock" and
"--Comparison of Rights of Stockholders." Based on the one-for-one redemption ratio at which the

                                                                              14
                                                         CHAPTER 2: RISK FACTORS

Communications Stock will be redeemed for New U S WEST Common Stock,
approximately    million shares of New U S WEST Common Stock will be issued and outstanding immediately after the Separation, which shares will have been approved for listing on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"), subject to official notice of issuance. Based on the current ownership of Communications Stock, upon consummation of the Separation, shares of New U S WEST Common Stock will be broadly distributed among numerous individual and institutional holders. Ultimately, the value of each share of New U S WEST Common Stock will be principally determined in the trading markets and could be influenced by many factors, including the terms and conditions of the Separation and the Dex Alignment, the operations of New U S WEST, the growth and expansion of New U S WEST's businesses, investors' expectations of New U S WEST's prospects, trends and uncertainties affecting the telecommunications industry as a whole, future issuances and repurchases of New U S WEST Common Stock and general economic and other conditions. There can be no assurance that the trading value of each share of New U S WEST Common Stock immediately after the Separation will be consistent with the trading value of each share of Communications Stock immediately before the Separation. The trading value of the New U S WEST Common Stock could be higher or lower than the trading value of Communications Stock, and U S WEST and New U S WEST are unable to estimate whether such difference (whether favorable or unfavorable) will be material to holders of New U S WEST Common Stock.

CERTAIN LIMITATIONS ON CHANGES IN CONTROL OF NEW U S WEST

    The New U S WEST Restated Certificate (as defined herein) and the Bylaws of New U S WEST (the "New U S WEST Bylaws") will contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of New U S WEST or the removal of New U S WEST management, of deterring potential acquirors from making an offer to stockholders of New U S WEST and of limiting any opportunity to realize premiums over prevailing market prices for the New U S WEST Common Stock in connection therewith. Such provisions include a classified board of directors, a provision prohibiting stockholder action by written consent, a provision prohibiting stockholders from calling special meetings, a provision which requires the approval of 80% of the stockholders to remove a director, and a requirement that certain business combinations be approved by 80% of the stockholders. The foregoing provisions are substantially similar to the provisions that are present in the Restated Certificate of Incorporation of U S WEST (the "U S WEST Restated Certificate") and the Bylaws of U S WEST (the "U S WEST Bylaws"). In addition, the New U S WEST Rights (as defined herein) will permit disinterested stockholders to acquire additional shares of New U S WEST or of an acquiring company at a substantial discount in the event of certain described changes of control. See "Chapter 8: Capital Stock--Certain Antitakeover Considerations."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE


    Some of the information presented in or in connection with this Proxy Statement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although U S WEST and New U S WEST believe that their expectations are based on reasonable assumptions within the bounds of their knowledge of their businesses and operations, there can be no assurance that actual results will not differ materially from their expectations. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets;
(ii) changes in demand for New U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with year 2000 remediation); (iv) the loss of significant customers; (v) pending regulatory actions in state jurisdictions; (vi) regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vii) a change in economic conditions in the various markets served by New U S WEST's


                                                                              15
                                                         CHAPTER 2: RISK FACTORS
operations; (viii) greater than anticipated competitive activity requiring new pricing for services; (ix) higher than anticipated start-up costs associated with new business opportunities; (x) delays in New U S WEST's ability to begin offering interLATA long-distance services; or (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.

RISK FACTORS RELATED TO MEDIAONE

LOSS OF AVAILABILITY OF COMMUNICATIONS GROUP AND DEX CASH FLOWS AND CREDIT
  SUPPORT

    The businesses comprising the Media Group are currently wholly owned by U S WEST. While the Media Stock, as a Targeted Stock, is intended to reflect separately the performance of the Media Group, the Media Stock is a class of common stock of U S WEST. As a result of being a wholly owned business group of U S WEST, the Media Group has been able to borrow money using U S WEST's consolidated investment grade credit rating, which is supported by the cash flows generated by the businesses of both the Communications Group and the Media Group. The ability of the Media Group to borrow money using U S WEST's consolidated credit rating has permitted the Media Group to have lower borrowing costs than it would as a stand-alone entity and to access the commercial paper market on a regular basis in order to fund its operations. The terms of U S WEST's indebtedness include few covenants and therefore have not interfered with the operations of the Media Group or limited the flexibility of the Media Group to pursue its business objectives. In addition, under U S WEST's current structure, the U S WEST Board has the ability to transfer money from the Communications Group to the Media Group through a short-term loan or the creation of an "inter-group interest." While the U S WEST Board has never elected to make any such transfer and would only do so in extraordinary circumstances, the ability of the U S WEST Board to make any such transfer provides the Media Group with an additional source of capital which could be drawn upon in the event of an economic downturn or other adverse circumstances.

    Upon consummation of the Separation, MediaOne will not have an ownership interest in, or any other affiliation with, New U S WEST. As a result, MediaOne will not have access to the cash flows generated by the businesses of New U S WEST, including the cash flows generated by U S WEST Communications and Dex, to support its credit rating or otherwise. The rating agencies have not yet finalized what the credit rating of MediaOne will be following consummation of the Separation. Based upon the anticipated capitalization of MediaOne, it is expected that MediaOne's credit rating will be lower than the current credit rating of U S WEST. The expected lower credit rating of MediaOne could have important consequences to the businesses and operations of MediaOne. Among other things, MediaOne may have borrowing costs that are higher than the current borrowing costs of the businesses of the Media Group. MediaOne may also have reduced access to the commercial paper market and therefore may be required to borrow from commercial banks to fund its short-term capital requirements. Such bank indebtedness, as well as MediaOne's public indebtedness, may contain covenants that could reduce MediaOne's operating flexibility and its ability to plan for, or react to, changes affecting its business and market conditions.

    As a result of the AirTouch Transaction, MediaOne's post-Separation indebtedness will be reduced. See "Chapter 3: The Separation--Treatment of Indebtedness." U S WEST believes that the AirTouch Transaction may improve the credit rating to be assigned to MediaOne in the Separation.

OPERATING LOSSES

    For the year ended December 31, 1997, on a pro forma basis, after giving effect to the discontinuance of the operations of the businesses of New U S WEST and the AirTouch Transaction, MediaOne would have had operating losses from continuing operations of $320 million. See "Chapter 7: Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                              16
                                                         CHAPTER 2: RISK FACTORS

These losses result from the significant amount of amortization of intangible assets recognized in connection with the Continental Acquisition and from depreciation associated with capital expenditures required to upgrade MediaOne's networks. There can be no assurance that MediaOne will realize positive operating income from continuing operations in the foreseeable future. See "Chapter 5: Information About U S WEST--U S WEST Management's Discussion and Analysis of Financial Condition and Results of Operations--Effects of the Separation, the Refinancing and the AirTouch Transaction" and "Chapter 7:
Information About MediaOne."


REGULATION

    The businesses of MediaOne are subject to a high degree of regulation at the federal, state and local levels, as well as in various foreign countries in connection with certain overseas business activities. These regulations can in certain circumstances impose significant limitations on operations. In addition, these regulations are constantly evolving and may change significantly over time. There can be no assurance that future regulatory changes will not have a material adverse effect on MediaOne. See "Chapter 7: Information About MediaOne--Business of MediaOne--Regulation."

COMPETITION

    MediaOne's businesses operate in an increasingly competitive environment. MediaOne's cable television systems compete with other providers of video programming, including direct broadcast satellite ("DBS") systems, multipoint multichannel distributions services ("MMDS") systems, local multipoint distribution services ("LMDS") systems, satellite master antenna television ("SMATV") systems and providers of other new technologies. The cable television services offered by MediaOne face competition from other communications and entertainment media, including broadcast television, video tape rentals and live sporting events. In addition, with the passage of the Telecommunications Act, additional competitors are entering into MediaOne's markets, including LECs with greater financial resources than MediaOne, who offer video programming services similar to those offered by MediaOne. As MediaOne begins to offer additional services over its networks, including local exchange and data services, MediaOne will face additional competition from other providers of such services, including from LECs, IXCs and ISPs. MediaOne's international businesses also typically face significant competition in their markets. The broadband communications industry is continually subject to rapid and significant changes in technology. There can be no assurance that the introduction of any new technology will not result in the entry of additional competitors into MediaOne's markets, which could reduce MediaOne's market share. See "Chapter 7:
Information About MediaOne--Business of MediaOne--Competition."

RISKS ASSOCIATED WITH INTERNATIONAL INVESTMENT


    The Media Group has made, and MediaOne intends to continue to consider making, investments in companies located outside of the United States. Such investments are subject to risks and uncertainties relating to international investments which may include taxation, nationalization, inflation, currency fluctuations, increased regulation and approval requirements and governmental regulation limiting returns to foreign investors. During fourth-quarter 1997, the value of the Indonesian currency declined 134 percent and the Malaysian currency declined 54 percent as compared with the U. S. These declines, coupled with significant political and economic uncertainties led to fourth-quarter 1997 pretax charges of $55 and $145 related to the ventures located in Indonesia and Malaysia, respectively. As a result, MediaOne has written down its investments in Indonesia and Malaysia to fair value, including recognition of funding commitments.


                                                                              17
                                                         CHAPTER 2: RISK FACTORS

DIVIDEND POLICY

    Dividends are not currently paid on the Media Stock. If the Separation is completed, it is anticipated that the MediaOne Board will continue this policy for the foreseeable future and will not declare dividends on the MediaOne Common Stock. Instead, it is anticipated that the MediaOne Board will retain future earnings, if any, for the development of the businesses of MediaOne. See "Chapter 3: The Separation--Dividend Policy."

NO ASSURANCE AS TO MARKET PRICE OF MEDIAONE COMMON STOCK FOLLOWING SEPARATION

    The Media Stock has been traded publicly since its initial issuance in 1995 as a Targeted Stock. Following consummation of the Separation, the MediaOne Common Stock will be the only class of common stock of MediaOne and will not be a Targeted Stock. As a result of the Dex Alignment, MediaOne will not include a significant business that is currently attributed to the Media Group. Accordingly, there can be no assurance that the public market for the MediaOne Common Stock will be similar to the public market for the Media Stock. See "Chapter 7: Capital Stock--MediaOne Capital Stock" and "--Comparison of Rights of Stockholders." Ultimately, the value of each share of MediaOne Common Stock will be principally determined in the trading markets and could be influenced by many factors, including the terms and conditions of the Separation and the Dex Alignment, the operations of MediaOne, the ability of MediaOne to finance its future capital requirements, the growth and expansion of MediaOne's business, investors' expectations of MediaOne's prospects, trends and uncertainties affecting the media industry as a whole, future issuances and repurchases of MediaOne Common Stock and general economic and other conditions. There can be no assurance that the trading value of each share of MediaOne Common Stock immediately after the Separation will be consistent with the trading value of each share of Media Stock immediately before the Separation. The trading value of the MediaOne Common Stock could be higher or lower than the trading value of Media Stock, and U S WEST is unable to estimate whether such difference (whether favorable or unfavorable) will be material to holders of MediaOne Common Stock.

CERTAIN LIMITATIONS ON CHANGES IN CONTROL OF MEDIAONE

    The MediaOne Restated Certificate (as defined herein) and the Bylaws of MediaOne (the "MediaOne Bylaws") will continue to contain certain provisions present in the U S WEST Restated Certificate and the U S WEST Bylaws which could have the effect of delaying, deferring or preventing a change in control of MediaOne or the removal of MediaOne management, of deterring potential acquirors from making an offer to stockholders of MediaOne and of limiting any opportunity to realize premiums over prevailing market prices for the MediaOne Common Stock in connection therewith. Such provisions include a classified board of directors, a provision prohibiting stockholder action by written consent, a provision prohibiting stockholders from calling special meetings, a provision which requires the approval of 80% of the stockholders to remove a director, and a requirement that certain business combinations be approved by 80% of the stockholders. In addition, the MediaOne Rights (as defined herein) will permit disinterested stockholders to acquire additional shares of MediaOne or of an acquiring company at a substantial discount in the event of certain described changes of control. See "Chapter 7: Capital Stock--Certain Antitakeover Considerations."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    Some of the information presented in or in connection with this Proxy Statement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although U S WEST believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the cable

                                                                              18
                                                         CHAPTER 2: RISK FACTORS
and wireless communications markets; (ii) changes in demand for MediaOne's products and services; (iii) regulatory changes affecting the cable and telecommunications industries; (iv) a change in economic conditions in the various markets served by MediaOne's operations, including international markets, that could adversely affect the level of demand for cable, wireless or other services offered by MediaOne; (v) greater than anticipated competitive activity requiring new pricing for services; (vi) higher than anticipated start-up costs associated with new business opportunities; (vii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with the year 2000 remediation); (viii) consumer acceptance of broadband services, including telephony and data services, and wireless services; (ix) competition from new providers of wireless services in MediaOne's wireless markets; (x) increases in fraudulent activity with respect to broadband and wireless services; or (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.


                                                                              19
                                                         CHAPTER 2: RISK FACTORS

CHAPTER 3: THE SEPARATION (ITEM 1 ON PROXY CARD)

DESCRIPTION OF THE SEPARATION

    Pursuant to the Separation, the Communications Group and the Media Group will become independent public companies. As part of the Separation, Dex--the domestic directories business of the Media Group--will be aligned with the Communications Group. The Separation will be implemented pursuant to the terms of a Separation Agreement (the "Separation Agreement") to be entered into between U S WEST and New U S WEST. The Separation Agreement sets forth the terms of the Separation and certain other post-Separation arrangements and agreements between New U S WEST and MediaOne. Certain material provisions of the Separation Agreement are summarized herein. A copy of the Separation Agreement is filed as an exhibit to the New U S WEST Registration Statement (as defined herein). This summary is qualified in its entirety by reference to the full and complete text of the Separation Agreement. See "Chapter 9: The Annual Meeting and Certain Other Matters-- Where You Can Find More Information."

THE SEPARATION

    In order to effect the Separation, pursuant to the Separation Agreement and subject to the terms and conditions thereof, (i) U S WEST will redeem each issued and outstanding share of Communications Stock (other than shares of Communications Stock held as treasury stock by U S WEST) for one share of New U S WEST Common Stock (the "Communications Redemption") and (ii) distribute as a dividend (the "Dex Dividend") on each outstanding share of Media Stock (other than shares of Media Stock held as treasury stock by U S WEST) a fraction of a share of New U S WEST Common Stock equal to the Dex Dividend Number (which will be determined in the manner described below under "--The Dex Alignment"). As only whole shares of New U S WEST Common Stock will be issued, cash in lieu of fractional shares of New U S WEST Common Stock will be issued to holders of Media Stock pursuant to the Dex Dividend.

    The Separation will become effective at such time after the satisfaction or waiver of all of the conditions set forth in the Separation Agreement as determined by the U S WEST Board (the "Separation Time"). See "--Conditions to the Separation." The date on which the Separation Time occurs (the "Separation Date") will also be fixed by the U S WEST Board as (i) the date on which the Communications Stock will be redeemed pursuant to the Communications Redemption,
(ii) the record date for determining the holders of Media Stock entitled to receive the Dex Dividend and (iii) the date as of which the Dex Dividend will be paid to holders of Media Stock. From and after the Separation Time, each outstanding share of Media Stock will remain outstanding and will thereafter represent one share of MediaOne Common Stock. Each share of Communications Stock held as treasury stock by U S WEST will be cancelled. Each share of Media Stock held as treasury stock by U S WEST will remain outstanding as one share of MediaOne Common Stock held as treasury stock by MediaOne. The Dex Dividend will not be issued with respect to shares of Media Stock held as treasury stock by U S WEST.

    As a result of the Separation, New U S WEST (which is currently an indirect wholly owned subsidiary of U S WEST named "USW-C, Inc.") will become an independent public company comprising the current businesses of the Communications Group and Dex and will be renamed "U S WEST, Inc." Following the Separation, U S WEST will continue as an independent public company comprised of the current businesses of the Media Group other than Dex and will be renamed "MediaOne Group, Inc." The following charts present in simplified form the organizational structure of U S WEST prior to the Separation and the organizational structures of New U S WEST and MediaOne after the Separation.

                                                                              20
                                                       CHAPTER 3: THE SEPARATION

 [Charts depicting structure of U S WEST before the Separation and New U S WEST and MediaOne after the Separation.]

THE DEX ALIGNMENT

    As part of the Separation, the directories business of Dex will be aligned with New U S WEST. The U S WEST Board, in consultation with U S WEST's management and its financial advisors, has determined that the fair value of Dex is $4.75 billion (the "Dex Value"). See "--Background of the Separation" and "--Opinions of Financial Advisors." The business of Dex is currently attributed to the Media Group and, as a result, the value of this business is intended to be reflected in the Media Stock. In connection with the Dex Alignment, U S WEST will issue to holders of Media Stock an aggregate of $850 million in value (the "Dex Equity Value") of shares of New U S WEST Common Stock pursuant to the Dex Dividend. The Dex Equity Value equals the Dex Value net of the $3.9 billion of Dex Indebtedness currently allocated to the Media Group that will be refinanced by New U S WEST in connection with the Separation. For a description of the manner in which the Dex Indebtedness will be refinanced by New U S WEST, see "--Treatment of Indebtedness."

    The fraction of a share of New U S WEST Common Stock which will be distributed per share of Media Stock pursuant to the Dex Dividend (the "Dex Dividend Number") will equal the quotient of (i) the Dex Equity Value (I.E., $850 million) divided by (ii) the product of (x) the number of shares of Media Stock outstanding immediately prior to the Separation Time (other than shares of Media Stock held as treasury stock by U S WEST) multiplied by (y) the average market value of the Communications Stock over the period of 20 trading days ending on the fifth trading day prior to the Separation Date. Assuming the Separation was consummated on February 20, 1998, based upon $48.27 (the average market price of the Communications Stock for the 20 trading days ending 5 trading days prior to such date) and the number of shares of Media Stock outstanding as of February 20, 1998, the Dex Dividend Number would have equalled
0.02896. This equates to $1.40 per share of Media Stock, based

                                                                              21
                                                       CHAPTER 3: THE SEPARATION
upon the $48.27--the average market price of the Communications Stock for the 20 trading days ending 5 days prior to February 20, 1998, and $1.49 per share of Media Stock, based upon $51.50--the market price of the Communications Stock on February 20, 1998.

THE REORGANIZATION

    Prior to the Separation, U S WEST will effect certain internal stock and asset transfers, intercompany debt assumptions and other restructurings, mergers, contributions and assumptions, the purpose and effect of which will be to separate Dex from the other businesses of the Media Group and to contribute to New U S WEST all of the assets and liabilities of U S WEST relating to the businesses of the Communications Group and Dex, as well as certain other assets and liabilities of U S WEST (the "Reorganization"). In addition, substantially all of the outstanding indebtedness guaranteed by U S WEST (as well as indebtedness as to which U S WEST is the obligor) will be refinanced pursuant to the Refinancing (as defined herein). See "--Treatment of Indebtedness."

    Prior to the Reorganization, U S WEST will cause New U S WEST to amend and restate its Certificate of Incorporation (as so amended and restated, the "New U S WEST Restated Certificate") to, among other things, authorize two billion shares of New U S WEST Common Stock. Following such amendment and restatement and as part of the Reorganization, New U S WEST will issue to U S WEST a number of shares of New U S WEST Common Stock equal to the sum of (i) the number of shares of Communications Stock that will be issued and outstanding immediately prior to the Separation Time plus (ii) the aggregate number of shares of New U S WEST Common Stock to be issued to holders of Media Stock pursuant to the Dex Dividend. Such shares of New U S WEST Common Stock will then be distributed by U S WEST to holders of Communications Stock and Media Stock pursuant to the Separation.

CHARTER AMENDMENTS


    The U S WEST Restated Certificate contains various provisions relating to the terms of the Communications Stock and Media Stock which are included therein as a result of U S WEST's Targeted Stock structure (the "Targeted Stock Provisions"). The Targeted Stock Provisions relate to or provide for (i) the relative voting rights of the Communications Stock and the Media Stock, (ii) the relative liquidation rights of the Communications Stock and Media Stock, (iii) certain limitations on the ability of the U S WEST Board to declare dividends on the Communications Stock and the Media Stock, (iv) the right of U S WEST to convert one class of common stock into the other class of common stock in certain circumstances, (v) the right of U S WEST to redeem the class of common stock relating to a group in exchange for the stock of a subsidiary or subsidiaries holding all of the assets attributed to such group and (vi) the requirement that, following a disposition of all or substantially all of the assets attributed to a group, U S WEST distribute the net proceeds of such disposition to the holders of the class of common stock relating to such group by dividend or redemption or convert the common stock of such group into the common stock of the other group. For a more complete description of the Targeted Stock Provisions, see "Chapter 8: Capital Stock--Comparison of Rights of Stockholders."



    While, as discussed above, the U S WEST Restated Certficiate contains a Targeted Stock Provision which permits U S WEST to redeem the Communications Stock in exchange for all of the stock of a subsidiary holding all of the assets of the Communications Group, such provision currently does not permit U S WEST to effect a transaction such as the Communications Redemption in which the Communications Stock would be redeemed for less than all of the stock of a subsidiary holding the assets attributed to the Communications Group due to the payment of the Dex Dividend to holders of Media Stock. In addition, as discussed above, the U S WEST Restated Certificate contains a Targeted Stock Provision which provides for certain limitations on the ability of U S WEST to pay dividends on the Media Stock. Such provision could limit the ability of U S WEST to pay a dividend such as the


                                                                              22
                                                       CHAPTER 3: THE SEPARATION

Dex Dividend. As a result of the foregoing, in order to consummate the Separation, the U S WEST Restated Certificate will be amended prior to the Separation Time to amend such redemption provision and dividend restriction to specifically permit the Communications Redemption and the Dex Dividend. In addition, the U S WEST Restated Certificate will be amended prior to the Separation Time to change the name of U S WEST to "MediaOne Group, Inc." Such amendments are referred to herein as the "Pre-Separation Charter Amendments." The Pre-Separation Charter Amendments will be set forth in a certificate of amendment, in the form attached as Annex A-1 to this Proxy Statement, which will be filed by U S WEST with the Secretary of State of Delaware and become effective immediately prior to the Separation Time.



    Following the Separation, U S WEST will become MediaOne, the Media Stock will become the MediaOne Common Stock, the Communications Stock will cease to be outstanding and MediaOne will not have a Targeted Stock structure. Accordingly, the Targeted Stock Provisions set forth in the U S WEST Restated Certificate will no longer be required. As a result of the foregoing, the U S WEST Restated Certificate will be amended immediately following the Separation Time to remove all references in the U S WEST Restated Certificate to the Communications Stock, recharacterize the Media Stock as MediaOne Common Stock and delete the Targeted Stock Provisions. Such amendments are referred to herein as the "Post-Separation Charter Amendments" and, collectively with the Pre-Separation Charter Amendments, as the "Charter Amendments." The Post-Separation Charter Amendments will be set forth in a Restated Certificate of Incorporation of MediaOne, in the form attached as Annex A-2 to this Proxy Statement, which will be filed with the Secretary of State of Delaware and become effective immediately following the Separation Time.



    Pursuant to the Delaware General Corporation Law (the "DGCL") and the U S WEST Restated Certificate, the Charter Amendments are required to be approved and adopted by (i) the holders of a majority of the voting power of the outstanding shares of Communications Stock and Media Stock, voting as a single class, (ii) the holders of a majority of the outstanding shares of Communications Stock, voting as a separate class, and (iii) the holders of a majority of the outstanding shares of Media Stock, voting as a separate class. A vote in favor of the Separation at the Annual Meeting will also constitute a vote in favor of the Charter Amendments. See "Chapter 9: The Annual Meeting and Certain Other Matters--The Annual Meeting--Matters to Be Considered at the Annual Meeting." Consummation of the Separation is conditioned upon the approval and adoption of the Charter Amendments by U S WEST's stockholders and the effectiveness of the Charter Amendments. See
"--Conditions to the Separation." The U S WEST Board has authorized and approved the Charter Amendments. See "--Background of the Separation."


DELIVERY OF SHARES

    Shares of Communications Stock and Media Stock are currently held in either certificated form or in uncertificated book-entry form through accounts maintained under the U S WEST Shareowner Investment Plan (the "U S WEST SIP"). Prior to the Separation, New U S WEST will establish a shareowner investment plan (the "New U S WEST SIP") and, as of the Separation Time, holders of Communications Stock and Media Stock who hold their shares through the U S WEST SIP will receive the shares of New U S WEST Common Stock to which they are entitled pursuant to the Separation in uncertificated book-entry form through an account that will be opened on their behalf under the New U S WEST SIP. Holders of Media Stock who hold their shares in uncertificated form through the U S WEST SIP will receive certificates representing their shares of MediaOne Common Stock and will not be able to hold shares of MediaOne Common Stock in uncertificated book-entry form. Following the Separation, stockholders holding shares through the New U S WEST SIP will receive statements from New U S WEST which will indicate their holdings of New U S WEST Common Stock as of the Separation Time. NO ACTION WILL BE REQUIRED BY STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH THE U S WEST SIP TO RECEIVE THE SHARES TO WHICH THEY ARE ENTITLED PURSUANT TO THE SEPARATION.

                                                                              23
                                                       CHAPTER 3: THE SEPARATION

    Stockholders who hold shares of Communications Stock and Media Stock in certificated form will receive the shares of New U S WEST Common Stock to which they are entitled in uncertificated book-entry form through a direct registration system to be established by New U S WEST, unless a stockholder elects to receive a certificate representing such shares. Stockholders who hold shares of Media Stock in certificated form will receive new certificates representing the shares of MediaOne Common Stock to which they are entitled. As soon as reasonably practicable after the Separation Time, each holder of record as of the Separation Date of certificates representing shares of Communications Stock or Media Stock will receive a letter of transmittal, an affidavit of loss and instructions for use in surrendering such certificates or completing such affidavit of loss in exchange for shares of New U S WEST Common Stock in uncertificated book-entry form (or, at the election of a stockholder, certificates representing shares of New U S WEST Common Stock) and certificates representing shares of MediaOne Common Stock. Following such surrender, stockholders who elect to receive shares of New U S WEST Common Stock in uncertificated book-entry form will receive a notice from New U S WEST indicating their holdings of New U S WEST Common Stock and providing certain other information required by the DGCL. STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES AT THIS TIME. STOCKHOLDERS SHOULD SEND CERTIFICATES ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING, A LETTER OF TRANSMITTAL.

    Dividends or other distributions declared after the Separation Time will not be paid with respect to any shares of New U S WEST Common Stock issuable to a holder of a certificate representing shares of Communications Stock until such certificate or an affidavit of loss is surrendered for exchange by such holder. Stockholders who are entitled to receive shares of New U S WEST Common Stock in connection with the Separation with a value greater than or equal to $15 million will not receive such shares until such stockholders make any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Shares of New U S WEST Common Stock issuable to stockholders required to make such filings will be held in escrow by New U S WEST's transfer agent until such time as New U S WEST receives evidence from such stockholders that such filings have been made. Stockholders should consult their legal advisors for further information.

CONDITIONS TO THE SEPARATION

    Consummation of the Separation is subject to the fulfillment of each of the following conditions: (i) the consummation of all of the transactions contemplated by the Separation Agreement to be performed on or prior to the consummation of the Separation, including the Reorganization and the Refinancing; (ii) a Registration Statement of New U S WEST on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), registering the shares of New U S WEST Common Stock to be distributed in the Separation having been declared effective by the Securities and Exchange Commission (the "Commission"); (iii) a Registration Statement of New U S WEST on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), registering the New U S WEST Common Stock under the Exchange Act having become effective; (iv) an amendment to U S WEST's Registration Statement on Form 8-B under the Exchange Act amending certain terms of the Media Stock having become effective; (v) the Separation and the Charter Amendments having been approved and adopted by the stockholders of U S WEST and the Charter Amendments having been filed with the Secretary of State of the State of Delaware in accordance with the DGCL; (vi) the New U S WEST Common Stock having been approved for listing on the NYSE and the PSE, subject to official notice of issuance; (vii) there not being issued any order, injunction or decree by any governmental authority that remains in effect preventing the consummation of the Separation;
(viii) all consents of, approvals of, notices to and filings with any governmental authority or any other person necessary to consummate the Reorganization or the Separation having been obtained and being in full force and effect; (ix) U S WEST having provided the NYSE and the PSE with prior written notice of the Separation Date as required by the Exchange Act and the rules and regulations of the NYSE and the PSE; (x) the receipt by U S WEST of the IRS Ruling and the IRS Ruling being in full force and

                                                                              24
                                                       CHAPTER 3: THE SEPARATION
effect at the Separation Time; and (xi) the execution by U S WEST and New U S WEST (or their applicable subsidiaries) of certain agreements contemplated by the Separation Agreement.

    Subject to applicable laws, any of the conditions to the Separation may be waived at any time prior to the Separation Time for any reason, in the sole discretion of the U S WEST Board. In addition, even if all of the above conditions are satisfied, the Separation Agreement may be amended or terminated, and the Reorganization, the Refinancing and the Separation may be abandoned, at any time prior to the Separation Time for any reason, in the sole discretion of the U S WEST Board.


    As of the date of this Proxy Statement, all material conditions to the Separation, other than conditions requiring deliveries or actions by U S WEST prior to the Separation Time and the condition requiring approval of the Separation and the Charter Amendments by U S WEST's stockholders, have been satisfied. It is expected that the Separation will be consummated shortly after the Separation and the Charter Amendments are approved at the Annual Meeting.


BACKGROUND OF THE SEPARATION

    In 1993, U S WEST adopted a strategy to become a leading provider of interactive integrated communications, entertainment and information services to business and residential customers over wired broadband and wireless networks in the Communications Group Region and in other selected domestic and international markets. In furtherance of this strategy, U S WEST Communications announced its intention to build a broadband communications network capable of providing voice, data and video services to customers within the Communications Group Region and began a preliminary test of such network in Omaha, Nebraska. In addition, U S WEST began to acquire and develop interests in and form joint ventures involving networks in other domestic and international markets. As part of this effort, U S WEST acquired a 25.51% interest in Time Warner Entertainment Company, L.P. ("TWE") in September 1993.

    In 1995, U S WEST separated its businesses into the Communications Group and the Media Group and created the Communications Stock and the Media Stock. The Targeted Stocks were intended to provide U S WEST with the flexibility it required in order to continue to execute its strategy by allowing U S WEST to finance its extensive capital requirements on a consolidated basis while permitting enhanced value recognition through separate equity valuations of the Communications Group and the Media Group, which were in different stages of development and had different financial and growth characteristics. In addition, the creation of the Media Stock provided U S WEST with a non-dividend paying currency that could be used by U S WEST to make future acquisitions. At the time of the creation of the Targeted Stocks, the Media Group included three principal lines of businesses: cable and telecommunications, wireless communications and multimedia content and services. The Dex business was included in the Media Group because of its strategic fit with the Media Group's multimedia content and services businesses, which also included U S WEST's international directory businesses.

    During 1996, strategic and competitive factors affecting the telecommunications and cable industries changed significantly as a result of the passage of the Telecommunications Act, the development of new technologies and the increase in importance of the Internet. With the promulgation of FCC rules under the Telecommunications Act, it became apparent that telecommunications companies and cable companies would continue to be regulated differently for the foreseeable future and that there would not be a convergence of the regulatory frameworks of such industries as previously anticipated. Furthermore, it became apparent that there would be high cost and technological hurdles associated

                                                                              25
                                                       CHAPTER 3: THE SEPARATION
with cable and telecommunications companies building broadband networks using common architectures and that, as a result, convergence of the respective technologies used by the cable and telecommunications industries was unlikely. In addition, growth of the data market, accompanied by the widespread use of the Internet and the World Wide Web, began to require the telecommunications and cable industries to modify their strategies for serving this market.

    In 1996, the Communications Group completed its broadband network trials in Omaha, Nebraska. While the Omaha broadband trial was a marketing success that produced high rates of subscriber penetration, the cost of upgrading the telephone network to provide video and interactive services was prohibitively expensive. As a result, the Communications Group initiated a new strategy in the fall of 1996 that focused on other technologies, including Digital Subscriber Loop "xDSL" technology.

    In November 1996, the Media Group's business was expanded through the acquisition of Continental. Following this acquisition, the Media Group increased the focus of its operations and objectives on the development of broadband communications networks and reduced its emphasis on directories businesses such as Dex and wireless communications businesses. As part of this change in emphasis, the Media Group has sold a substantial portion of its international directory businesses during the past year and has entered into the AirTouch Transaction.

    In light of these regulatory, technological and strategic developments, the U S WEST Board formed a special committee (the "Special Committee") for the purpose of reviewing strategic alternatives for the Communications Group and the Media Group. The members of the Special Committee were Allen F. Jacobson, Allan
D. Gilmour, Pierson M. Grieve and Grant A. Dove. The Special Committee was charged with the task of evaluating strategic alternatives for the Media Group and the Communications Group as well as U S WEST, as a whole, with the goal of increasing stockholder value in light of these developments.

    The Special Committee met on November 6, 1996, December 6, 1996, January 20, 1997, February 7, 1997, March 13, 1997 and April 25, 1997. A separation of the Communications Group and the Media Group into independent companies and actions with respect to Dex were among the alternatives the Special Committee considered. The Special Committee consulted with financial advisors, industry consultants and legal counsel. The Special Committee considered various alternatives for Dex, including (i) the alignment of Dex with the Communications Group in exchange for cash, stock or other value, (ii) the sale of Dex to a third party, (iii) the spin-off of Dex to holders of Media Stock as a separate public company and (iv) the retention of Dex by the Media Group. In reviewing these alternatives, the Special Committee considered a number of issues, including the tax and accounting treatment of any transaction and the impact of any transaction on the cash flows and earnings of the Communications Group and the Media Group. At these meetings, management made presentations on the benefits of aligning Dex with the Communications Group, specifically from a strategic standpoint. In particular, management noted that an alignment of Dex with the Communications Group would enable the Communications Group to offer a broader product offering to compete more effectively and maximize its distribution and marketing assets. In addition, management noted that such a transaction would enable the Media Group to reduce its debt. Management also reviewed the effects of the Dex Alignment on each group's earnings and cash flow. At the April 25 meeting, after receiving presentations from management and Lazard Freres and SBC Warburg Dillon Read, the Special Committee determined to recommend to the U S WEST Board that Dex be aligned with the Communications Group on terms consistent with the terms discussed under "--The Dex Alignment." The Special Committee concluded that it was not prepared to make any decisions with respect to a separation of the Communications Group and the Media Group until it had additional information on the technological, regulatory, financial and competitive factors affecting both the telecommunications and media industries as well as other information relating to credit, taxes, accounting and other issues.

                                                                              26
                                                       CHAPTER 3: THE SEPARATION

    Because the Special Committee was not yet prepared to make a decision with respect to a separation of the Communications Group and the Media Group, the U S WEST Board initially considered and approved the alignment of Dex with the Communications Group in a transaction separate from the Separation. The U S WEST Board held meetings by teleconference on May 2 and May 14, 1997 to consider the recommendation of the Special Committee to align Dex with the Communications Group. In addition to the U S WEST directors, the May 2 meeting was attended by Charles M. Lillis, Executive Vice President of U S WEST and President and Chief Executive Officer of the Media Group, Solomon D. Trujillo, Executive Vice President of U S WEST and President and Chief Executive Officer of the Communications Group, Charles P. Russ III, Executive Vice President--Law, Public Policy and Human Resources, General Counsel and Secretary of U S WEST, Michael
P. Glinsky, Executive Vice President and Chief Financial Officer of U S WEST, and other senior executives of U S WEST, the Communications Group and the Media Group. The May 14 meeting was attended by all of the persons present at the May 2 meeting other than Messrs. Lillis and Trujillo. In addition, portions of the May 14 meeting were attended by representatives of Lazard Freres and SBC Warburg Dillon Read, U S WEST's financial advisors, and Weil, Gotshal & Manges LLP, U S WEST's legal advisor. At these meetings, management reviewed the terms of an alignment of Dex with the Communications Group, including the amount of leverage which would be associated with Dex, the tax treatment and the accounting implications, and the anticipated benefits of such a transaction to both the Communications Group and the Media Group. It was noted that transfers of assets such as Dex are permitted under the U S WEST Restated Certificate and management policies adopted by the U S WEST Board in connection with the issuance of the Targeted Stocks. At the May 2 meeting, Mr. Jacobson made a presentation to the U S WEST Board as to the findings of the Special Committee and the terms of the proposed alignment of Dex with the Communications Group and discussed the financial effects and strategic benefits to both the Communications Group and Media Group. Mr. Glinsky made a presentation to the U S WEST Board as to the anticipated accounting treatment of the transaction.

    At the May 14 meeting, the U S WEST Board received presentations by representatives of Lazard Freres and SBC Warburg Dillon Read on their valuation of Dex and the opinions of Lazard Freres and SBC Warburg Dillon Read as to the fairness, from a financial point of view, to the holders of Communications Stock and Media Stock, of the alignment of Dex with the Communications Group in consideration for the allocation to the Communications Group of $3.9 billion of debt allocated to the Media Group and the issuance to holders of Media Stock of $850 million of Communications Stock. These representatives presented their valuation analysis of the Dex business. In addition, these representatives discussed the potential financial benefits to the Communications Group and Media Group and holders of Communications Stock and Media Stock of an alignment of Dex with the Communications Group on the proposed terms and the increased financial flexibility which each group could obtain as a result of the transaction. These presentations were followed by discussions by the U S WEST Board with respect to the strategic fit of the Dex business with the Communications Group and the terms of the transaction. At the conclusion of these discussions, the U S WEST Board approved the Special Committee's recommendation and authorized the alignment of Dex with the Communications Group on the terms described above either as part of a transaction entered into by U S WEST and AirTouch in May 1997 pursuant to which AirTouch would acquire the Media Group's domestic wireless business on terms different than the terms of the AirTouch Transaction (the "Original AirTouch Transaction") or in a stand-alone transaction in the event that the Original AirTouch Transaction was not consummated. In approving the alignment of Dex with the Communications Group, the U S WEST Board concluded that such transaction would be fair to and in the best interests of U S WEST and the holders of Communications Stock and Media Stock.

    As a consequence of changes to the Internal Revenue Code of 1986, as amended (the "Code"), that were enacted into law on August 5, 1997, the Original AirTouch Transaction was terminated and, as a result, the alignment of Dex with the Communications Group did not occur as part of that transaction. Following such termination, U S WEST continued to pursue the alignment of Dex with the

                                                                              27
                                                       CHAPTER 3: THE SEPARATION

Communications Group in a stand-alone transaction. In addition, members of U S WEST's management continued to explore the possibility of a separation of the Communications Group and the Media Group. In furtherance of this effort, U S WEST retained Bain & Company, Inc. ("Bain") in May 1997 to assess U S WEST's overall strategy as part of its annual strategic review to be held in the fall of 1997. Bain was asked to address three broad issues: (i) the likelihood of technological convergence of telecommunications companies and cable companies;
(ii) the impact of principal industry trends on the businesses of the Communications Group and the Media Group; and (iii) whether the Targeted Stock structure was still a viable structure for U S WEST to execute its strategy in view of changes in the industry. As a result of Bain's analysis and further investigations by U S WEST's management, the strategic advantages of a separation of the Communications Group and the Media Group became apparent and management of U S WEST determined to actively pursue the Separation.

    In a series of meetings held by Messrs. McCormick, Russ and Glinsky with each member of the U S WEST Board in September 1997, the merits of a separation of the Communications Group and the Media Group were discussed. These discussions were followed by meetings of the U S WEST Board on October 1-3, 1997 and October 25, 1997, at which the Separation was proposed and reviewed.

    At the October 1-3 meeting, U S WEST's management reported its recommendation that U S WEST proceed with the Separation and that the Dex Alignment be included as part of the Separation. In addition to the U S WEST directors, the October 1-3 meeting was attended by Messrs. Lillis, Trujillo, Russ, Glinsky, and other senior executives of U S WEST, the Communications Group and the Media Group. Representatives of Lazard Freres and SBC Warburg Dillon Read, U S WEST's financial advisors, Weil, Gotshal & Manges LLP, U S WEST's legal advisor, as well as Bain, were also present for portions of the meeting. At the meeting, Mr. Trujillo reviewed the Communications Group's operations, financial performance, projected growth, technological advances and strategic growth plan as well as the regulatory and competitive factors affecting the Communications Group's business and growth strategy. Mr. Lillis next presented the Media Group's financial performance, international and domestic operations, regulatory environment, competitive and technological challenges and growth strategy.

    Following these presentations, representatives of Bain gave a presentation as to the evolution of U S WEST's strategy since 1992 and discussed Bain's view that, while the Targeted Stock structure had achieved its objectives up until that time, because of changes in the regulatory framework, technological developments and consolidation within each of the telecommunications industry and the cable industry, the Separation was necessary in order to permit the Communications Group and the Media Group to more effectively execute their strategies, compete in the marketplace and operate their businesses in a manner that maximizes stockholder value. Bain's representatives noted that, because of the Targeted Stock structure, the Communications Group and the Media Group were already operating as distinct businesses with separate management structures, as a result of which a separation of the Communications Group and the Media Group could be accomplished with relative ease. Bain's representatives also reviewed the growing number of business conflicts and limitations arising from the common ownership of the Communications Group and the Media Group by U S WEST and the benefits of including the Dex Alignment as part of the Separation. Representatives of Bain next reviewed the possible alternative strategic options for the Communications Group and the Media Group, including (i) continuing the current Targeted Stock structure and possible ways of avoiding conflicts in connection with such structure and (ii) recombining the Communications Stock and the Media Stock into a single class of common stock of U S WEST and thereby eliminating the Targeted Stock structure. Such representatives also discussed the relative degree to which each of these alternatives would effectively address the recent changes in technology, the industry and the regulatory environment, and presented Bain's conclusion that the Separation would be the alternative that would most effectively address the strategic objectives of the Communications Group and the Media Group. A representative of Bain then summarized the conclusions of Bain's analysis of each of the principal issues analyzed by Bain as described

                                                                              28
                                                       CHAPTER 3: THE SEPARATION
above. Bain concluded that because of technological changes and the passage of the Telecommunications Act, the telecommunications and cable industries were diverging and that the telecommunications and cable industries would not converge as originally anticipated by U S WEST at the time it formulated its 1992 strategy. In addition, it was Bain's view that any attempt at convergence could be detrimental to the interests of the Communications Group and the Media Group. Bain also determined that, as a result of changes in the competitive marketplace, the Communications Group and the Media Group would realize few synergies in the future and would require different and, in certain circumstances, competing partners. It was Bain's finding that the current Targeted Stock structure of U S WEST would not provide the Communications Group and the Media Group with the flexibility to meet the challenges which would be faced in the future as a result of changes in technology, regulation and the industry.

    Following Bain's presentation, representatives of Lazard Freres and SBC Warburg Dillon Read gave a presentation as to the current market perception of the Communications Group and the Media Group and the recent stock performance of the Communications Stock and the Media Stock. In addition, these representatives discussed the markets' reactions to other recent spin-offs involving large corporations and noted that spin-offs have generally received a favorable response from the financial markets and have generated greater focus on individual business units. Representatives of Lazard Freres and SBC Warburg Dillon Read also discussed the anticipated benefits of the proposed separation of the Communications Group and the Media Group to holders of the Communications Stock and Media Stock, including increased operating flexibility, the elimination of complexities associated with Targeted Stocks and a clarification of each group's strategy.

    At the October 1-3 meeting, the U S WEST Board considered a number of other issues relating to the Separation in detail, including: (i) the structure by which the Separation would occur; (ii) the fact that the Separation would be tax-free to U S WEST and its stockholders; (iii) the credit implications of the Separation, and in particular the credit ratings which would be assigned to New U S WEST and MediaOne by rating agencies following the Separation; (iv) the ability of U S WEST to allocate certain of its indebtedness between the two companies and the costs associated therewith; (v) the long-range plans of the Communications Group and the Media Group, and in particular the ability of New U S WEST and MediaOne to finance their respective operating and capital requirements following the Separation; (vi) the potential value impact of the Separation on the trading prices of the New U S WEST Common Stock and the MediaOne Common Stock, including value impacts associated with (a) the clarification of corporate strategies and elimination of potential conflicts,
(b) a potential increase in the cash flow multiple at which the MediaOne Common Stock would trade as compared to the cash flow multiple at which the Media Stock traded at that time and (c) a potential increase in the earnings multiple at which the New U S WEST Common Stock would trade as compared to the earnings multiple at which the Communications Stock traded at that time; (vii) the financial impact of the Dex Alignment, which would remove from the Media Group an asset that no longer fit with its strategy; and (viii) the accounting treatment of the Dex Alignment as a transfer of interests by entities under common control which, because of the historical earnings performance of Dex, was expected to increase the earnings per share of New U S WEST as compared to the historic earnings per share of the Communications Stock.

    Following these various presentations and the consideration of the factors described above, the U S WEST Board directed U S WEST's management to finalize the structure of the Separation and determined to hold a special meeting on October 25, 1997 to consider approval of the Separation.

    At the October 25 meeting, the U S WEST Board met to consider approval of the Separation. In addition to the U S WEST directors, the October 25 meeting was attended by Messrs. Lillis, Trujillo, Russ and Glinsky, Frank H. Eichler, Vice President of Public Policy and Regulatory Law and President of Corporate Development of U S WEST, James T. Anderson, Vice President and Treasurer of U S WEST, and other senior executives of U S WEST, the Communications Group and the Media

                                                                              29
                                                       CHAPTER 3: THE SEPARATION

Group, as well as representatives of Lazard Freres and SBC Warburg Dillon Read, U S WEST's financial advisors, and Weil, Gotshal & Manges LLP, U S WEST's legal advisor. Also in attendance were representatives of Lehman Brothers Inc. ("Lehman") and Merrill Lynch & Co. ("Merrill"), U S WEST's financial advisors in connection with the Refinancing (as defined herein). At the meeting, Mr. Eichler made a presentation to the U S WEST Board as to the proposed structure of the Separation, including the terms of the Dex Alignment and the Reorganization. Mr. Eichler noted that the structure would be tax-free to U S WEST and its stockholders. Mr. Eichler indicated that the structuring of the Separation as a split-off of the Communications Group instead of a split-off of the Media Group would minimize regulatory and other approvals required to consummate the Separation. Mr. Eichler also reviewed the timing of the Separation and discussed the principal agreements which would be required to implement the transaction. Mr. Eichler noted that a transition team comprised of representatives of U S WEST, the Communications Group and the Media Group would be formed to oversee the implementation of the Separation and to ensure the fairness of the terms of the transaction to both the Communications Group and the Media Group (the "Transition Team"). Following this presentation, Mr. Anderson reviewed U S WEST's debt portfolio and discussed the implications of a separation of the Communications Group and the Media Group on U S WEST's public debt securities as well as the credit-worthiness of the Communications Group and Media Group as independent companies. In this regard, it was Mr. Anderson's view that the Communications Group's credit rating would not be adversely affected by a separation transaction and that the Media Group's credit rating would be in line with its peers and would permit the Media Group to have access to the capital markets to finance its capital requirements. In addition, Mr. Anderson reviewed the anticipated costs and expenses of the Refinancing and the tax and accounting treatment of such costs and expenses. Representatives of Lehman and Merrill were available to answer questions from the directors regarding the Refinancing. Mr. Glinsky described the anticipated accounting treatment of the Separation, including the Dex Alignment, and noted that the assets to be contributed to New U S WEST would be accounted for by New U S WEST at the Separation at the historical values at which they were carried by U S WEST prior to the Separation. A representative of Weil, Gotshal & Manges LLP reviewed certain matters relating to directors' responsibilities and the legal process necessary to consummate the various aspects of the Separation.

    Representatives of Lazard Freres and SBC Warburg Dillon Read then presented certain financial analyses regarding the Separation, including the Dex Alignment, as described under "--Opinions of Financial Advisors." These representatives indicated that Lazard Freres and SBC Warburg Dillon Read expected to be in a position to render their respective opinions as to the fairness of the Separation to the holders of Communications Stock and Media Stock upon finalization of the specific terms of the Separation, including the final allocation of assets, liabilities and expenses between New U S WEST and MediaOne.

    After reviewing and discussing the foregoing matters and acting in reliance on the presentations made and the advice of Lazard Freres and SBC Warburg Dillon Read that they expected to be able to render fairness opinions as described herein, the U S WEST Board adopted resolutions determining that the Separation was in the best interests of U S WEST and its stockholders and authorizing U S WEST's management to take all actions necessary to implement the Separation. The U S WEST Board also unanimously determined to recommend to holders of Communications Stock and Media Stock that such holders approve the Separation at the Annual Meeting. In addition to considering the various factors described above, the U S WEST Board also considered and relied upon various other factors in making this determination. The U S WEST Board placed principal reliance on the conclusion that the strategic objectives of the Communications Group and the Media Group would be achieved through the Separation without significant adverse consequences for MediaOne and New U S WEST and that, other than as a result of the Dex Alignment, New U S WEST would have substantially the same assets and liabilities as those currently attributed to the Communications Group and MediaOne would have substantially the same assets and liabilities as those currently attributed to the Media

                                                                              30
                                                       CHAPTER 3: THE SEPARATION

Group. In addition, the U S WEST Board relied on the fact that the Communications Group and the Media Group currently operate as distinct business units with separate management organizations and processes. With respect to the Dex Alignment, the U S WEST Board considered that the Dex Dividend, together with the refinancing of the Dex Indebtedness by New U S WEST, would provide to holders of Media Stock the fair value of Dex. The U S WEST Board also relied upon the fact that the Transition Team would supervise the Separation process in order to ensure its fairness to U S WEST and its stockholders.

    The U S WEST Board considered the fact that a transaction such as the Separation is currently contemplated and permitted by the U S WEST Restated Certificate. The U S WEST Restated Certificate currently permits U S WEST to effect a transaction in which the Communications Stock is redeemed for the stock of a subsidiary holding all of the assets of the Communications Group. In addition, the U S WEST Board is permitted under the U S WEST Restated Certificate and management policies adopted by the U S WEST Board in connection with the issuance of the Targeted Stocks to transfer assets such as Dex between the Communications Group and the Media Group. The U S WEST Board also considered the fact that the Separation would be submitted for approval not only by all of U S WEST's common stockholders voting together as a single class in accordance with their respective voting rights, but also by separate class votes of the holders of the Communications Stock and Media Stock.

    Following the October 25 meeting, the Transition Team, together with U S WEST's financial, legal and accounting advisors, commenced the formulation of the specific terms of the Separation and began the preparation of the Separation Agreement and related agreements. The Transition Team is comprised of Mr. Anderson, Vice President and Treasurer of U S WEST, Allan R. Spies, who will be Executive Vice President and Chief Financial Officer of New U S WEST, Mark D. Roellig, who will be Executive Vice President, General Counsel and Secretary of New U S WEST, Mr. Eichler, who will be Executive Vice President, General Counsel and Secretary of MediaOne, and Richard A. Post, who will be Executive Vice President and Chief Financial Officer of MediaOne. As part of its efforts, the Transition Team developed specific proposals to be presented to the U S WEST Board with respect to allocations between New U S WEST and MediaOne of employees, assets and liabilities of U S WEST not specifically associated with either group and costs and expenses associated with the Separation.

    The U S WEST Board held a meeting on February 6, 1998 to approve the specific terms of the Separation proposed by the Transition Team and to approve forms of the Separation Agreement and related agreements and the Charter Amendments. In addition to the U S WEST directors, the February 6 meeting was attended by Messrs. Lillis, Trujillo, Russ and Glinsky and by the members of the Transition Team. Portions of the February 6 meeting were also attended by Lazard Freres and SBC Warburg Dillon Read, U S WEST's financial advisors, and Weil, Gotshal & Manges LLP, U S WEST's legal advisor.

    At the meeting, Mr. Eichler summarized the proposed terms of the Separation developed by the Transition Team, including the proposed allocation of certain assets, liabilities and employees of U S WEST and certain costs and expenses associated with the Separation. Mr. Eichler noted that the Transition Team was comprised of an equal number of representatives of New U S WEST and MediaOne, as well as a representative of U S WEST, and that it was the Transition Team's view that the proposed terms of the Separation, including the above-mentioned allocations, were fair to the Communications Group and the Media Group and the holders of Communications Stock and Media Stock. Mr. Post, on behalf of the Media Group, and Mr. Spies, on behalf of the Communications Group, reported on the deliberations of the Transition Team regarding the specific terms of the Separation, including the factors considered in finalizing the allocation of assets, liabilities and employees and costs and expenses between New U S WEST and MediaOne. Mr. Post and Mr. Spies noted that they were satisfied that each group's interests had been properly represented in connection with the transition process. Mr. Eichler noted that substantially all of the assets and liabilities of U S WEST and its

                                                                              31
                                                       CHAPTER 3: THE SEPARATION
subsidiaries had been allocated between the Communications Group and the Media Group in connection with the issuance of the Targeted Stocks in 1995 and that, in the Separation, the assets and liabilities attributed to the Communications Group, together with the assets and liabilities of Dex, would be allocated to New U S WEST, and the assets and liabilities attributed to the Media Group other than Dex would be allocated to MediaOne. In addition, Mr. Eichler discussed the allocation of other assets and liabilities of U S WEST which are not exclusively related to either group, including the assets associated with the operations of U S WEST's headquarters and certain pension assets. Mr. Eichler indicated that these assets and liabilities were allocated generally based upon historical use and employee headcounts. Mr. Eichler noted that an independent actuarial firm had been retained in connection with the allocation of U S WEST's pension assets. Mr. Glinsky reviewed the pro forma financial statements of New U S WEST and MediaOne which give effect to the terms of the Separation. A representative of Weil, Gotshal & Manges LLP reviewed certain corporate governance matters relating to the consideration of the terms of the Separation, including the procedures adopted by the Transition Team to ensure the fairness of the transition process to both groups.

    Following these discussions, representatives of Lazard Freres and SBC Warburg Dillon Read delivered the written opinions of Lazard Freres and SBC Warburg Dillon Read to the U S WEST Board as to the fairness, from a financial point of view, to the holders of Communications Stock and the holders of Media Stock of (i) the Separation Consideration to be received by the holders of Communications Stock and the holders of Media Stock in the Separation Transactions pursuant to the Separation Agreement and (ii) the allocation of the Dex Indebtedness to New U S WEST and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the Separation Agreement. Copies of the fairness opinions of Lazard Freres and SBC Warburg Dillon Read, which set forth the full text of such opinions as well as the assumptions made, matters considered and limits of the review undertaken, are attached as Annex B-1 and B-2, respectively, to this Proxy Statement and are incorporated herein by reference. For further information about such fairness opinions and the related presentations made by representatives of Lazard Freres and SBC Warburg Dillon Read to the U S WEST Board, see "--Opinions of Financial Advisors."

    Following these presentations, the U S WEST Board approved the terms of the Separation presented to them at the meeting and approved the forms of the Separation Agreement and related agreements and the forms of the Charter Amendments. In addition, the U S WEST Board determined to recommend to holders of Communications Stock and Media Stock that such holders approve and adopt the Charter Amendments at the Annual Meeting.

REASONS FOR THE SEPARATION

GENERAL

    Since November 1, 1995, when U S WEST implemented its Targeted Stock structure, the Communications Group and the Media Group have actively managed their respective businesses in light of the rapidly changing environment of the telecommunications and cable television industries. These rapid changes have produced a competitive environment that is materially different from the one that existed in November 1995 or in 1993 when U S WEST adopted its initial broadband strategy. Owing to developments in technology, the marketplace and the regulatory arena, the potential for both operating and financial synergies between the Communications Group and the Media Group has been greatly reduced. Though U S WEST and many of its competitors had originally expected a gradual convergence of the telecommunications and cable television industries, each industry has evolved in a manner that has made convergence unlikely. For a period of time that is likely to extend well into the future, the strategies of telephone and cable television companies will be based on distinct technologies, separate sets of customers and radically different regulatory environments. These strategies therefore will evolve separately. U S WEST believes that these different strategies will be most effectively executed by, and that the Communications Group and the Media Group will be able to more effectively compete

                                                                              32
                                                       CHAPTER 3: THE SEPARATION
as, independent companies that are not constrained by the conflicts inherent in a single corporate structure. For reasons that are related to these developments, U S WEST also believes that Dex will fit better strategically with New U S WEST than with MediaOne.

TECHNOLOGICAL DEVELOPMENTS

    The telephone and cable television industries have historically been separate businesses, driven by separate technologies. Telephone companies have used twisted copper wires to provide communications services, while cable companies have used coaxial cable to provide video services. When U S WEST developed its 1993 strategy, U S WEST believed that the technology for cable and telephone lines would evolve into a common architecture that would be cost-effective to construct and install and enable customers, through a common "pipe," to obtain integrated telephone, data and video services. U S WEST's strategy and its implementation of the Targeted Stock structure were in large measure based on this belief. See "--Background of the Separation."

    Though customers may eventually still obtain integrated services over a single pipe, it is no longer apparent that the common pipe will be the result of an evolution by telephone and cable companies toward a common architecture. Several developments, including the following, have made it more likely that telephone and cable companies will continue to provide their respective services over different types of transmission facilities: (i) greater than anticipated costs and time needed to deploy technology alternatives in their networks for video services by telephone companies; (ii) greater than anticipated time to implement new technologies by cable companies in providing telephone services over cable networks; and (iii) development of xDSL technology which has the potential for telephone companies to use twisted-pair copper wires to provide voice, data and video services.

    These technological developments have made it unlikely that the Communications Group and the Media Group will find the network-related synergies that had been anticipated in 1993. Using separate technologies and separate transmission facilities, they are developing networks that, instead of converging, remain quite different from one another. As a result, there is little prospect of cost synergies in the operation of these networks within a single corporate structure. Nor is there any foreseeable prospect that the two networks will produce common product sets, or product sets that are similar enough to make common branding advantageous.

DEVELOPMENTS IN THE MARKETPLACE

    While, since 1993, U S WEST and certain of its competitors have pursued a strategy involving a common broadband architecture, the broader communications, data and video industries have begun strategies that differ from what U S WEST and other industry participants had anticipated in 1993. The explosive growth of the data market over the past two years, accompanied by the widespread use of the Internet and the WorldWide Web, requires the telephone and cable industries to modify their strategies for serving this market. Instead of focusing on a common broadband architecture, both industries are aggressively trying to win the race for high-speed access to the home, and, within each geographic market, there is a race between the telephone and cable companies to prevail in the data market and provide integrated telephone, data and video services. In this environment, U S WEST believes that a competitive advantage will not be obtained from expensive and time-consuming efforts to build a common broadband architecture. Rather, competitive advantage will be driven by a different paradigm that places a premium on speed, flexibility and time to market. Using different technologies, and therefore different industry strategies, the Communications Group and the Media Group are each participating in this competition for the data market.

    In the absence of an evolution to a common network architecture, telephone and cable companies are continuing to serve different sets of customers and to offer separate and distinct sets of products

                                                                              33
                                                       CHAPTER 3: THE SEPARATION
and services. While cable companies remain focused primarily on providing hybrid fiber-coax broadband services, telephone companies serve customers ubiquitously through the use of twisted copper wires. As a result, U S WEST must divide its focus between two distinct and competing means of providing integrated telephone, data and video services, with few marketing or operational synergies to be had within a single corporate structure. U S WEST believes that the Communications Group and the Media Group would be better focused on these separate businesses if they could pursue them as independent companies.

    In the new competitive environment of the telephone and cable industries, U S WEST also believes that both telephone companies and cable companies will find it necessary to partner with industry peers in order to provide standardized products and achieve economies of scale. In the cable industry, for example, there are ten different cable modem standards (the device that connects a computer to the cable network and the protocols that allow a computer to communicate with other computers). However, cable standards are under discussion by cable industry participants. The same is true with xDSL technology for the telephone industry. The telephone companies and cable companies are in competition with each other to create common standards for the unique technologies being deployed, and to win the race to provide integrated telephone, data and video services to the home. Industry participants are beginning to cooperate in partnerships--first within their own industry (cable companies with cable companies, telephone companies with telephone companies) and then with other industry participants such as computer companies, equipment companies and content companies--to create the scale and scope necessary to bring new products to market. The Communications Group will need to work with others to develop standards and purchasing scale for interconnection systems and xDSL, for long distance access, and for the development of business customer applications and solutions development. The Media Group will need to work with others to develop standards and purchasing scale for networks and operating systems which support data and telephone products over cable architectures. In addition, the Media Group will need national partners for branding and content syndicates in its cable business. Cable companies need to partner with other cable companies and industry participants and telephone companies need to partner, and are partnering, with other telephone and industry participants in order to succeed. For the foreseeable future, these partnerships are not likely to cross the lines between the telephone and cable industries.

    As the Communications Group and the Media Group will need to form alliances with different sets of partners, these partnerships are likely to conflict with one another if the two groups exist within a single corporate structure. If the Communications Group works with other local telephone companies to accelerate data and video offerings, it will be accelerating the ability of local telephone companies to compete with the Media Group. If, on the other hand, the Media Group works with other participants in the cable industry, or with computer or software companies, in order to accelerate the growth of its data business, it will be helping the competitors of the Communications Group. So long as the Communications Group and the Media Group remain in a single corporate structure, the existence of these conflicts is likely to inhibit both Groups from entering into useful and productive partnering arrangements.

    The failure of the telephone and cable industries to converge has also placed a handicap on the marketing positions of the Communications Group and the Media Group. A key element in the competition between telephone companies and cable companies is the strength and success of each industry's marketing position. The marketing position of both telephone companies and cable companies will require each to distinguish their products and services on the basis of selection of technology, network reliability and customer service. Inherent differences in these choices will create differing market positions.

                                                                              34
                                                       CHAPTER 3: THE SEPARATION

REGULATORY DEVELOPMENTS

    The Telecommunications Act and related FCC rules, as well as state legislative and regulatory actions and court decisions, have resulted in a regulatory environment substantially different from what U S WEST and other industry participants had anticipated in 1993. Expecting the telephone and cable industries to move toward convergence, U S WEST also expected that the regulatory framework for both industries would converge. The Telecommunications Act, however, has made it apparent that telephone companies and cable companies will continue to be regulated differently for a long period of time. Unlike cable companies, telephone companies will continue to be subject to strict regulations in terms of the services they can offer and the terms, conditions and pricing structure under which these services can be provided.

    A consequence of these separate regulatory frameworks is that the public policy positions of telephone and cable companies are, and will continue to be, different. Local telephone companies, including the Communications Group, favor regulatory parity, such as requiring telephone and cable companies to contribute to the Universal Service Fund. Cable companies are not currently required to contribute to the Universal Service Fund and local telephone companies are seeking to have cable companies contribute to such fund, thereby creating a conflict between the groups. The cable companies are likely to support the long-distance carriers in their efforts to "open" the local telephone companies' networks to provide alternative providers with the ability to offer local services through the resale of services of telephone companies such as the Communications Group. These efforts could delay the entry of telephone companies into the long-distance market, thereby creating a conflict between the groups.

    The developing regulatory conflicts between the groups create difficulties for U S WEST when it is called upon to support the public policy positions of either the Communications Group or the Media Group. In some instances, full support of the public policy position of one Group would jeopardize the public policy position of the other. This limitation is of concern in an environment where increasingly important regulatory matters are subject to continuous change. As separate, independent companies, the Communications Group and the Media Group would not be subject to this limitation.

DEX ALIGNMENT

    Given the changes that have occurred in the telecommunications industry since 1993, U S WEST believes that Dex will fit better strategically with New U S WEST than with MediaOne. Since its acquisition of Continental in 1996, the Media Group's domestic competitive strategy has focused primarily on domestic broadband opportunities. Operating all of its cable properties under the name of "MediaOne," the Media Group has sought to provide its highly clustered customers with access to hybrid fiber-coax networks that offer an increasing range of services. This strategic focus does not involve Dex. Since the passage of the Telecommunications Act, the strategic focus of the Communications Group has centered on the expansion of its service offerings beyond traditional telephone services. Like other telephone companies, the Communications Group believes that additional service offerings will be necessary to successfully counter the competition that is expected to continue to develop from the passage of the Telecommunications Act. With the inclusion of Dex, New U S WEST will be better positioned to offer its customers a broader product offering as it faces increasing competition in its service territory and manage its brand and customer relationships more effectively. In addition, the value of the more mature Dex business, which is similar in maturity to the businesses of the Communications Group, is likely to be better reflected in the New U S WEST Common Stock than it is in the Media Stock. From the perspective of MediaOne, the Dex Alignment will permit MediaOne to have $3.9 billion less of debt, thus allowing MediaOne to pursue its strategy with greater flexibility. In view of these advantages, U S WEST believes that the alignment of Dex with New U S WEST will better position strategic assets with competitive strategies. Finally, U S WEST believes that the Dex Alignment will minimize regulatory constraints on the consummation of the Separation and enable the

                                                                              35
                                                       CHAPTER 3: THE SEPARATION

Communications Group to meet certain of its regulatory obligations following the Separation in a cost-efficient manner.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE U S WEST BOARD HAS DETERMINED THAT THE SEPARATION IS IN THE BEST INTERESTS OF U S WEST AND ITS STOCKHOLDERS AND IS FAIR TO THE HOLDERS OF BOTH THE COMMUNICATIONS STOCK AND THE MEDIA STOCK. THE U S WEST BOARD HAS UNANIMOUSLY APPROVED THE SEPARATION AND RECOMMENDS THAT HOLDERS OF COMMUNICATIONS STOCK AND MEDIA STOCK APPROVE THE SEPARATION.

OPINIONS OF FINANCIAL ADVISORS

    Lazard Freres and SBC Warburg Dillon Read (the "U S WEST Financial Advisors") have acted as financial advisors to U S WEST in connection with the Separation. In addition, Lehman and Merrill have advised U S WEST on related matters, including on the Refinancing. Lehman has advised U S WEST during the last several years regarding numerous strategic issues and transactions, including the AirTouch Transaction, and Merrill has provided significant financial advice and has led numerous debt offerings for U S WEST.

    Each of Lazard Freres and SBC Warburg Dillon Read delivered its written opinion to the U S WEST Board on February 6, 1998 (the "Lazard Freres Opinion" and the "SBC Warburg Dillon Read Opinion," respectively, and, collectively, the "Opinions"), to the effect that, as of such date, and based on and subject to various considerations set forth in the Opinions, (i) the Separation Consideration to be received by the holders of Communications Stock and the holders of Media Stock in the Separation Transactions pursuant to the terms of the Separation Agreement is fair, from a financial point of view, to the holders of Communications Stock and the holders of Media Stock, respectively and (ii) the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the terms of the Separation Agreement, is fair, from a financial point of view, to the holders of Communications Stock and the holders of Media Stock, respectively. As used in this section of the Proxy Statement, (i) the term "Separation Transactions" means, collectively (x) the Dex Alignment, including the refinancing of the Dex Indebtedness by New U S WEST and the distribution of the Dex Dividend to holders of Media Stock, and (y) the Communications Redemption, and (ii) the term "Separation Consideration to be received by the holders of Communications Stock and the holders of Media Stock in the Separation Transactions" means (x) with respect to holders of Communications Stock, the receipt of one share of New U S WEST Common Stock for one share of Communications Stock pursuant to the Communications Redemption and (y) with respect to the holders of Media Stock, the receipt of the Dex Dividend and the retention of shares of MediaOne Common Stock.

    THE FULL TEXT OF THE LAZARD FRERES OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LAZARD FRERES, IS ATTACHED HERETO AS ANNEX B-1. THE FULL TEXT OF THE SBC WARBURG DILLON READ OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SBC WARBURG DILLON READ, IS ATTACHED HERETO AS ANNEX B-2. THE OPINIONS SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY BY THE HOLDERS OF COMMUNICATIONS STOCK AND THE HOLDERS OF MEDIA STOCK. THE OPINIONS ARE LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF COMMUNICATIONS STOCK AND MEDIA STOCK OF (I) THE SEPARATION CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMUNICATIONS STOCK AND THE HOLDERS OF MEDIA STOCK IN THE SEPARATION AND (II) THE ALLOCATION TO NEW U S WEST OF $3.9 BILLION OF INDEBTEDNESS CURRENTLY ATTRIBUTED TO THE MEDIA GROUP AND THE DISTRIBUTION OF THE DEX DIVIDEND IN CONNECTION WITH THE DEX ALIGNMENT, AND DO NOT ADDRESS THE MERITS OF THE UNDERLYING DECISIONS OF

                                                                              36
                                                       CHAPTER 3: THE SEPARATION

U S WEST TO ENGAGE IN THE SEPARATION TRANSACTIONS AND THE DEX ALIGNMENT, OR ANY OF THE TRANSACTIONS RELATED THERETO OR ANY OTHER ASPECTS OF THE TRANSACTIONS CONTEMPLATED BY THE SEPARATION AGREEMENT, OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMUNICATIONS STOCK OR MEDIA STOCK AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE SEPARATION TRANSACTIONS, OR THE TRANSACTIONS RELATED THERETO. THE OPINIONS ALSO DO NOT CONSTITUTE AN OPINION OR IMPLY ANY CONCLUSION OF THE U S WEST FINANCIAL ADVISORS AS TO THE LIKELY TRADING RANGE OF THE NEW U S WEST COMMON STOCK OR THE MEDIAONE COMMON STOCK FOLLOWING CONSUMMATION OF THE SEPARATION OR THE PRICE FOR WHICH DEX WOULD BE SOLD TO A THIRD PARTY PURCHASER. THE OPINIONS ARE NECESSARILY BASED ON ECONOMIC, MONETARY, MARKET AND OTHER CONDITIONS AS THEY WERE IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE AS OF, THE DATE OF THE OPINIONS. THE SUMMARY OF THE OPINIONS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINIONS ATTACHED HERETO AS ANNEX B-1 AND ANNEX B-2.

    The U S WEST Financial Advisors also provided a written presentation to the U S WEST Board regarding the financial and comparative analyses performed in connection with the preparation of the Opinions and discussed such analyses with the U S WEST Board at its February 6, 1998 meeting.

    In connection with rendering the Opinions, the U S WEST Financial Advisors, among other things: (i) reviewed a draft of the Separation Agreement; (ii) analyzed certain historical business and financial information relating to Dex, the Communications Group, the Media Group and U S WEST, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of U S WEST for the five years ended December 31, 1996; (iii) reviewed certain financial forecasts and other data provided to the U S WEST Financial Advisors by U S WEST relating to the business of Dex, the Communications Group, the Media Group and U S WEST (the "Financial Forecasts"), including certain financial forecasts for MediaOne and New U S WEST prepared by management of U S WEST; (iv) reviewed certain pro forma financial statements for MediaOne and New U S WEST (the "Pro Forma Financial Statements") prepared by management of U S WEST; (v) reviewed reported prices and trading activities for the Communications Stock and the Media Stock; (vi) reviewed the terms of the Communications Stock and the Media Stock as set forth in the U S WEST Restated Certificate as in effect on the date of the Opinions;
(vii) reviewed a draft of this Proxy Statement in the form provided to them (the "Draft Proxy Statement"); (viii) held discussions with members of the senior management of Dex, the Communications Group, the Media Group and U S WEST with respect to the businesses, prospects and strategic objectives of Dex, the Communications Group, the Media Group and U S WEST and the expected impact of the Reorganization, the Separation Transactions and the Refinancing on such matters; and (ix) conducted such other financial studies, analyses and investigations as the U S WEST Financial Advisors deemed appropriate.


    In connection with the preparation of the Opinions, the U S WEST Financial Advisors assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to the U S WEST Financial Advisors or publicly available. In that regard, the U S WEST Financial Advisors assumed, with U S WEST's consent, that the Financial Forecasts and the Pro Forma Financial Statements had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of U S WEST, the Communications Group, the Media Group and Dex, and relied on the Financial Forecasts and the Pro Forma Financial Statements in rendering their Opinions. The U S WEST Financial Advisors neither acted as appraisers nor made or obtained any independent evaluations or appraisals of the assets or liabilities of Dex, the Media Group, the Communications Group or U S WEST, nor did the U S WEST Financial Advisors conduct a physical inspection of the properties and facilities of Dex, the Communications Group, the Media Group or U S WEST. The U S WEST Financial Advisors assumed that under generally accepted accounting principles following the Separation the assets and liabilities of New U S WEST and MediaOne would be reflected at U S WEST's historical book basis and that there would not be any revaluations or the creation of goodwill or other intangible assets as a consequence of the consummation of the Separation Transactions or the transactions related thereto. The U S WEST Financial


                                                                              37
                                                       CHAPTER 3: THE SEPARATION

Advisors assumed that for U.S. tax purposes no income or gain would be recognized by the holders of Communications Stock, the holders of Media Stock, U S WEST, MediaOne, New U S WEST or any subsidiaries of U S WEST, MediaOne or New U S WEST in connection with the Separation Transactions, the Reorganization, the Refinancing or any transactions related thereto. The U S WEST Financial Advisors assumed that the Separation Transactions, the Reorganization, the Refinancing and the transactions related thereto would be consummated in the manner set forth in the Separation Agreement and that, in all respects material to their analysis, the Refinancing would be completed on the terms reflected in the Pro Forma Financial Statements and that the aggregate costs and expenses related to the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto would not exceed, in any respect material to their analysis, the amounts reflected in the Pro Forma Financial Statements and, in all respects material to their analysis, would be allocated between MediaOne and New U S WEST in the manner reflected in the Pro Forma Financial Statements. In addition, the U S WEST Financial Advisors assumed that the terms of the New U S WEST Common Stock, the MediaOne Common Stock, the New U S WEST Restated Certificate, the MediaOne Restated Certificate, the New U S WEST Rights Agreement and the MediaOne Rights Agreement would not vary, in any respect material to their analysis, from the descriptions thereof contained in the Draft Proxy Statement. The U S WEST Financial Advisors also assumed that the consummation of the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto would not result in any default or similar event under any instrument of indebtedness (other than indebtedness of U S WEST to be repaid pursuant to the Refinancing) or other contract of U S WEST or any of its subsidiaries that would not be waived.

    No limitations were imposed by U S WEST or the U S WEST Board with respect to the investigations made or procedures followed by the U S WEST Financial Advisors in rendering the Opinions, except that the U S WEST Financial Advisors were not authorized by U S WEST or the U S WEST Board to solicit, nor did the U S WEST Financial Advisors solicit, third-party indications of interest with respect to a business combination or other extraordinary transaction involving Dex, the Communications Group or the Media Group, or any of their respective assets.

    In connection with rendering the Opinions to the U S WEST Board, the U S WEST Financial Advisors performed a variety of financial and comparative analyses, the material portions of which are summarized below. As described below, certain of the analyses were performed assuming, first, that the AirTouch Transaction would be consummated substantially in the manner set forth in the AirTouch Merger Agreement and assuming, second, that the AirTouch Transaction would not be consummated. See "Chapter 6: Information About MediaOne--Business of MediaOne--AirTouch Transaction." The summary of such analyses set forth below does not purport to be a complete description of the analyses underlying the Opinions or of the U S WEST Financial Advisors' presentation to the U S WEST Board. In addition, the U S WEST Financial Advisors believe that their analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all such analyses and factors, could create an incomplete view of the analyses and the processes underlying the Opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. The range of valuation for any particular analysis should not be taken to be the view of the U S WEST Financial Advisors of the actual value of the Communications Stock or the Media Stock.

    OVERVIEW OF ANALYSES OF THE SEPARATION TRANSACTIONS

    DEX ALIGNMENT--VALUATION. The Financial Advisors analyzed the value being attributed to Dex in connection with the Dex Alignment.

                                                                              38
                                                       CHAPTER 3: THE SEPARATION

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, the U S WEST Financial Advisors calculated a range of value of Dex based on the implied total net present value of the estimated future unlevered free cash flows (defined as earnings before interest, taxes, depreciation and amortization ("EBITDA"), minus unlevered cash taxes minus capital expenditures and changes in working capital) that Dex could produce on a stand-alone basis. The U S WEST Financial Advisors determined an implied total net present value reference range for Dex based on the sum of (a) the discounted value (using various discount rates ranging from 10.50% to 11.25%) of the estimated free cash flows of Dex for the five year period of 1998 through 2002 based on the Financial Forecasts, plus
(b) the net present value of the free cash flows of Dex after 2002 (using various perpetuity growth rates ranging from 2.5% to 3.0%). This analysis resulted in an implied total net present value reference range for Dex of approximately $4.7 billion to $5.4 billion.

    LEVERAGE BUYOUT ANALYSIS. The U S WEST Financial Advisors also performed a pro forma leveraged buyout analysis on Dex utilizing the Financial Forecasts and arrived at a range of value of $4.5 billion to $4.75 billion, using EBITDA exit multiples of 7.0x and 8.0x and assuming (i) $1.9 billion in senior debt and $2.0 billion in subordinated debt, at estimated market interest rates of 8.5% and 11.0%, respectively, (ii) 85% leverage and (iii) that no goodwill would be created in any such transaction (in order to approximate the Dex Alignment). Based on such analysis, the U S WEST Financial Advisors calculated internal rates of return on equity ranging approximately from mid to high 20%.

    DEX ALIGNMENT--IMPACT ON NEW U S WEST EPS AND CASH FLOW. The U S WEST Financial Advisors calculated the pro forma effects of the Dex Alignment on the New U S WEST earnings per share ("EPS") and cash flow, based on the Financial Forecasts. The analysis indicated a potential EPS accretion of 10.7%, 12.4%, 13.5%, 14.7% and 14.8% for the years from 1998 through 2002, respectively. The U S WEST Financial Advisors also calculated that based on the Financial Forecasts the Dex Alignment could potentially increase New U S WEST's net cash flow (defined as EBITDA minus taxes, capital expenditures and changes in working capital) by $166 million, $198 million, $231 million, $261 million and $290 million for the years from 1998 through 2002, respectively. The U S WEST Financial Advisors reported that, if the potential earnings accretion were to become realized, New U S WEST's stock price, assuming a constant price to earnings ("P/E") ratio, could increase accordingly.

    DEX ALIGNMENT--IMPACT ON MEDIAONE EBITDA PER SHARE AND EPS. The U S WEST Financial Advisors estimated the pro forma effects of the Dex Alignment on MediaOne's EBITDA per Share and EPS based on Financial Forecasts. For such analysis, the U S WEST Financial Advisors first assumed that (i) MediaOne would continue to hold a 25.51% equity interest in TWE and (ii) the AirTouch Transaction would be consummated. Based on such assumptions, the analysis indicated a potential dilution in book EBITDA per share of (43.6%), (40.4%), (37.0%), (32.9%) and (28.1%) for the years from 1998 through 2002, respectively. The U S WEST Financial Advisors calculated, based on such assumptions, a potential EPS dilution of (33.5%), (41.2%), (81.6%) and (73.5%) for the years from 1998 through 2000, respectively, and for 2002. The U S WEST Financial Advisors also calculated the pro forma effects of the Dex Alignment on MediaOne's EBITDA per share and EPS, assuming that (i) MediaOne would continue to hold a 25.51% equity interest in TWE and (ii) the AirTouch Transaction would not be consummated. Based on such assumptions, the analysis indicated a potential dilution in book EBITDA per share of (30.9%), (28.6%), (27.1%), (25.0%) and (22.3%) for the years from 1998 through 2002, respectively. The U S WEST Financial Advisors also calculated, based on such assumptions, a potential EPS dilution of (39.7%), (56.3%), (209.8%) and (43.7%) for the years from 1998 though 2000, respectively, and for 2002. However, the U S WEST Financial Advisors reported that the Dex Alignment would provide the following benefits to MediaOne and MediaOne's stockholders: (a) based on the Financial Forecasts, the Dex Alignment could potentially increase MediaOne's future EBITDA growth rates
(i) by 6.4%, 6.7%, 7.7% and 8.7% for the years from 1999 through 2002, respectively, assuming the consummation of the AirTouch Transaction and (ii) by 3.9%, 2.3%, 3.3% and 4.3% for the years from 1999 through 2002, assuming the AirTouch Transaction was not consummated,

                                                                              39
                                                       CHAPTER 3: THE SEPARATION

(b) the transfer of $3.9 billion in debt to the Communications Group would decrease MediaOne's interest charges and enhance MediaOne's credit profile, thereby enhancing its access, liquidity and pricing in the credit markets and
(c) the holders of Media Stock would receive $850 million of New U S WEST Common Stock.

    SEPARATION--IMPACT ON COMMUNICATIONS STOCK PRICE. The U S WEST Financial Advisors reviewed data regarding the P/E ratio of the Communications Stock and the P/E ratio of an index of selected companies they deemed comparable or otherwise relevant to their analysis (the "LEC Index") for the thirty trading days ended October 22, 1997 (prior to the announcement of the proposed Separation), using estimated earnings for 1997, and the thirty trading days ended January 26, 1998, using estimated earnings for 1998. The LEC Index included: Ameritech Corporation, BellSouth Corporation, SBC Communications, Inc., Bell Atlantic Corporation and GTE Corporation. For the thirty trading days ended October 22, 1997 and January 26, 1998, the Communication Group's P/E ratio was 15.0x and 17.0x, respectively, while the LEC Index's P/E Ratio was 16.4x and 17.5x, respectively. The U S WEST Financial Advisors reported that, assuming New U S WEST's P/E ratio following the Separation increases to more closely approach that of its primary comparable companies, New U S WEST's trading price could increase accordingly. Such potential increase would be in addition to the potential stock price effect of the increase in EPS caused by the Dex Alignment. See "--Dex Alignment--Impact on New U S WEST Group EPS and Cash Flow."

    SEPARATION--IMPACT ON MEDIA STOCK PRICE. The U S WEST Financial Advisors reviewed data regarding the cable asset value to estimated cable EBITDA ratio (the "EBITDA Multiple") of (i) the Media Group, (ii) Cox Communications, Inc. ("Cox"), which the U S WEST Financial Advisors believed to be the Media Group's closest peer and (iii) an index of comparable cable companies (including Cox) (the "Cable Index"), in each case, for the thirty trading days ended October 22, 1997, using estimated cable EBITDA for 1997, and the thirty trading days ended January 26, 1998, using estimated cable EBITDA for 1998. The Cable Index included: Adelphia Communications Corporation, Cablevision Systems Corporation, Comcast Corporation ("Comcast"), Cox, TCA Cable TV, Inc. and Tele-Communications, Inc. ("TCI"). For the thirty trading days ended October 22, 1997 and January 26, 1998, the Media Group's EBITDA Multiple was 7.8x and 9.2x, respectively, Cox's EBITDA Multiple was 10.1x and 13.3x, respectively, and the Cable Index's EBITDA Multiple was 9.5x and 10.5x, respectively. The U S WEST Financial Advisors calculated that, assuming MediaOne's EBITDA Multiple following the Separation were to more closely approach its primary comparable, Cox, MediaOne's trading price could increase accordingly.

    SEPARATION--IMPACT ON CREDIT STATISTICS. The U S WEST Financial Advisors estimated the effects of the Separation (including the Dex Alignment) on the credit statistics of the Communications Group as a standalone entity based on the Financial Forecasts. The analysis indicated that the Communication Group's
(i) pretax interest coverage ratio would be 4.3x, 4.2x and 4.6x for the years 1997 through 1999, respectively, (ii) FFO Interest Coverage (defined as net income from continuing operations plus depreciation, amortization, deferred income taxes, interest and other non-cash items divided by interest expense) would be 6.2x, 6.1x and 6.7x, respectively and (iii) net cash flow to total debt would be 26%, 29% and 35%, respectively. The U S WEST Financial Advisors compared these statistics to rating guidelines of Standard & Poor's Corporation ("S&P") for telecommunications companies and concluded that, assuming the pro forma ratios were achieved, based on the S&P rating guidelines New U S WEST would likely have an S&P credit rating of A- following the Separation.

    The U S WEST Financial Advisors estimated the effects of the Separation (including the Dex Alignment) on the credit statistics of the Media Group based on Financial Forecasts. Assuming the consummation of the AirTouch Transaction, the analysis indicated that the Media Group's (i) EBITDA to interest ratio would be 2.9x, 2.2x and 2.0x for the years 1997 through 1999, respectively, (ii) total debt to EBITDA ratio would be 6.0x, 9.3x and 8.6x, respectively, (iii) Adjusted Total Debt (defined as

                                                                              40
                                                       CHAPTER 3: THE SEPARATION
total debt adjusted for certain credits for certain debt and preferred instruments) to EBITDA ratio would be 5.4x, 5.6x and 5.1x, respectively, (iv) FFO Interest Coverage would be 4.0x, 2.4x and 3.1x, respectively and (v) net cash flow to total debt would be 17%, 7% and 12%, respectively. Assuming the AirTouch Transaction was not consummated, the analysis indicated that the Media Group's (i) EBITDA to interest ratio would be 2.9x, 2.9x and 2.8x for the years 1997 through 1999, respectively, (ii) total debt to EBITDA would be 6.0x, 6.4x and 5.9x, respectively, (iii) Adjusted Total Debt to EBITDA ratio would be 5.4x, 5.0x and 4.7x, respectively, (iv) FFO Interest Coverage would be 4.0x, 2.8x and 3.4x, respectively, and (v) net cash flow total debt would be 17%, 9% and 14%, respectively. The U S WEST Financial Advisors compared these statistics to the credit statistics of the following cable companies: Cox, Comcast, TCI and TWE (the "Cable Comparables"), who had S&P ratings of A-, BBB-, BBB-and BBB-, respectively. The U S WEST Financial Advisors reported that, based on financial results for the 12 months ended September 30, 1997, (i) Cox's (a) EBITDA to interest ratio was 3.1x, (b) total debt to EBITDA ratio was 5.4x, (c) FFO Interest Coverage was 3.7x and (d) net cash flow to total debt was 16%; (ii) Comcast's (a) EBITDA to interest ratio was 2.5x, (b) total debt to EBITDA ratio was 4.9x, (c) FFO Interest Coverage was 2.5x and (d) net cash flow to total debt was 12%; (iii) TCI's (a) EBITDA to interest ratio was 2.4x, (b) total debt to EBITDA ratio was 5.6x, (c) FFO Interest Coverage was 2.4x and (d) net cash flow to total debt was 9%; and (iv) TWE's (a) EBITDA to interest ratio was 5.2x, (b) total debt to EBITDA ratio was 3.0x, (c) FFO Interest Coverage was 4.9x and (d) net cash flow to total debt was 25%. The U S WEST Financial Advisors also noted that Cox's and TWE's businesses include significant non-cable assets and that TWE's rating is impacted by parent company leverage. The U S WEST Financial Advisors concluded that, assuming the pro forma ratios were achieved, based on S&P's rating guidelines and on the ratings and ratios of the Cable Comparables, MediaOne would likely have an S&P credit rating of at least BBB- following the Separation and should have access to the institutional term credit markets with liquidity and pricing in line with the Cable Comparables.

    No company utilized as a comparison in the above analyses is identical to either New U S WEST or MediaOne. In evaluating the companies comprising the LEC Index, the Cable Index and the Cable Comparables, the U S WEST Financial Advisors made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of U S WEST, New U S WEST and MediaOne, such as the impact of competition on U S WEST , New U S WEST and MediaOne and their respective industries, industry growth and the absence of any material adverse change in the financial condition and prospects of U S WEST, New U S WEST or MediaOne or the industry, or in the financial markets in general.

    The U S WEST Financial Advisors are internationally recognized investment banking firms that regularly engage in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and corporate, estate and other purposes. U S WEST retained the U S WEST Financial Advisors as financial advisors because of their reputation, expertise in the valuation of companies and substantial experience in transactions such as the Separation.

    In addition to the financial advisory services referred to below, each of the U S WEST Financial Advisors has from time to time provided investment banking and related services to U S WEST for which such U S WEST Financial Advisor has received customary fees. In the ordinary course of their business, the U S WEST Financial Advisors or their respective affiliates may actively trade the securities of the Communications Group and the Media Group for their own account and for the accounts of their customers and, accordingly, at any time may hold a long or short position in such securities.

    U S WEST has entered into separate engagement letters with each of Lazard Freres and SBC Warburg Dillon Read, each dated September 1, 1997, relating to the services to be provided by Lazard Freres and SBC Warburg Dillon Read in connection with the Separation and the transactions related

                                                                              41
                                                       CHAPTER 3: THE SEPARATION
thereto. Pursuant to the engagement letters, U S WEST has agreed to pay each of Lazard Freres and SBC Warburg Dillon Read a fee of up to $7,500,000 in connection with the Separation and the transactions related thereto, payable as follows: $500,000 was paid to each of Lazard Freres and SBC Warburg Dillon Read upon the signing of the engagement letters, $500,000 was paid to each of Lazard Freres and SBC Warburg Dillon Read upon public announcement of the Separation, $1,000,000 is payable to each of Lazard Freres and SBC Warburg Dillon Read upon a vote of the holders of Communications Stock and the Media Stock to approve the Separation and $5,500,000 is payable to each of Lazard Freres and SBC Warburg Dillon Read upon consummation of the Separation. U S WEST's Board of Directors was aware of this fee structure and took it into account in considering the Opinions and in approving the Separation and the transactions related thereto and contemplated thereby. U S WEST also agreed to reimburse the U S WEST Financial Advisors for the reasonable fees and disbursements of their respective counsel and for their reasonable expenses and to indemnify the U S WEST Financial Advisors against certain liabilities, including liabilities under the federal securities laws, arising in any manner out of or in connection with their engagement.

ACCOUNTING TREATMENT


    MediaOne will account for the Separation as a discontinuance of the businesses comprising New U S WEST. The measurement date for discontinued operations accounting purposes will be the date upon which U S WEST stockholder approval is received. On such date, MediaOne will recognize a gain on the distribution of New U S WEST. Because the distribution is non pro-rata, as compared with the businesses previously attributed to U S WEST's two classes of stockholders, it will be accounted for at fair value. As of February 20, 1998, the gain (net of Separation costs) totals approximately $25.2 billion.


    This Proxy Statement includes unaudited pro forma condensed combined financial statements of MediaOne which reflect the discontinuance of the businesses of New U S WEST, the distribution of the New U S WEST Common Stock to U S WEST's stockholders, the refinancing of the Dex Indebtedness by New U S WEST, transfers of certain assets and liabilities of U S WEST to New U S WEST, allocations of certain costs and expenses in connection with the Separation and the AirTouch Transaction. See "Chapter 7: Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements."

    Following the Separation, New U S WEST will account for the assets of New U S WEST at the historical values at which they were carried by U S WEST prior to the Separation. This Proxy Statement includes historical and pro forma financial information of New U S WEST which present New U S WEST's combined financial position, results of operations and cash flows as if it were a separate entity for all periods presented. In addition, the unaudited pro forma condensed combined financial statements of New U S WEST included in this Proxy Statement give effect to the refinancing of the Dex Indebtedness by New U S WEST and the issuance of the Dex Dividend in connection with the Dex Alignment, transfers of certain assets and liabilities of U S WEST to New U S WEST and allocations of certain costs and expenses in connection with the Separation. See "Chapter 6:
Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements."

REGULATORY REQUIREMENTS


    U S WEST has obtained the IRS Ruling which confirms, among other things, the distribution of the New U S WEST Common Stock to holders of Communications Stock and Media Stock and certain aspects of the Reorganization will qualify as a tax-free split-off to U S WEST and its stockholders under Section 355 and other Sections of the Code. See "--Certain U.S. Federal Income Tax Consequences." In addition, U S WEST has been granted authority by the FCC to transfer various types of FCC licenses and authorizations held by various subsidiaries and partnerships of U S WEST.


                                                                              42
                                                       CHAPTER 3: THE SEPARATION

    U S WEST is not aware of any material governmental approvals or actions that may be required for consummation of the Separation other than as described above. Should any other approval or actions be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause U S WEST to abandon or modify the terms of the Separation.

INTEREST OF CERTAIN PERSONS IN THE SEPARATION

STOCK OWNERSHIP

    Individuals who are directors or executive officers of U S WEST and the individuals who will be directors or executive officers of MediaOne or New U S WEST who currently own shares of Communications Stock and Media Stock will receive shares of New U S WEST Common Stock and MediaOne Common Stock in connection with the Separation in respect of the shares of Communications Stock and Media Stock held by them. See "Chapter 8: The Annual Meeting and Certain Other Matters-- Security Ownership of Certain Beneficial Owners and Management." In addition, such individuals hold options to acquire shares of Communications Stock and restricted shares of Communications Stock and options to acquire shares of Media Stock and restricted shares of Media Stock. Such options and restricted shares will become options to acquire shares of New U S WEST Common Stock and MediaOne Common Stock and restricted shares of New U S WEST Common Stock and/or MediaOne Common Stock pursuant to the arrangements described under "--Employee Benefits and Compensation Matters."

    For certain information concerning the management and executive compensation arrangements of MediaOne and New U S WEST after the Separation, see "Chapter 7:
Information About MediaOne" and "Chapter 6: Information About New U S WEST."

SEVERANCE AGREEMENTS

    U S WEST has maintained change of control severance agreements between it and a number of its executive officers and has entered into such agreements (as amended, the "Severance Agreements") with each of Messrs. McCormick, Russ and Glinsky (the "Executives"), in order to encourage the continued service and dedication of the Executives in the performance of their duties, notwithstanding the possibility, threat or occurrence of a change of control of U S WEST. Pursuant to the Severance Agreements, each Executive will be entitled to certain benefits described below if a Change of Control (as defined in the Severance Agreements) occurs and, within the three-year period following such Change of Control, (i) such Executive's employment with U S WEST is terminated by U S WEST other than for Cause (as defined in the Severance Agreements) or (ii) such Executive resigns his employment with U S WEST for Good Reason (as defined in the Severance Agreements).

    The benefits to which each Executive will be entitled under the Severance Agreements include: (i) payment of any accrued but unpaid salary; (ii) payment of bonuses and grants under the short-term and long-term incentive plans of U S WEST in which the Executive participates (calculated as if a change of control has occurred under each such plan); (iii) payment of the grant value of the most recent annual grants to the Executive under the long-term incentive plans of U S WEST in which the Executive participates; and (iv) a payment equal to three times the sum of (x) the Executive's annual base salary, (y) the Executive's annual bonus under any short-term incentive plan of U S WEST in which the Executive participates (calculated as if 100% of performance targets have been achieved, unless the actual achievement percentage exceeds 100%, in which case the actual performance level will apply) and (z) the grant value of the most recent annual grants to the Executive under the long-term incentive plans of U S WEST in which the Executive participates. In addition, pursuant to the Severance
Agreements: (i) if not already vested, each Executive will be deemed to be fully vested under all

                                                                              43
                                                       CHAPTER 3: THE SEPARATION
of U S WEST's retirement plans, with the age and years of service of each Executive increased by three years for purposes of determining benefits thereunder; (ii) all unvested stock options held by each Executive will vest and become fully exercisable; and (iii) each Executive will be entitled to continued health care benefits on terms substantially similar to the retiree health care benefits U S WEST would provide if the Executive were eligible for retiree health care benefits immediately prior to the Change of Control, as well as certain limited perquisites. Any benefits payable under the Severance Agreements are required to be grossed-up to the extent an Executive would be subject to an excise tax under Section 4999 of the Code due to the receipt thereof. U S WEST does not believe that any gross-up payments will be required under the Severance Agreements as a result of the Separation.

    Consummation of the Separation will constitute a Change of Control within the meaning of the Severance Agreements and, under the terms of these agreements, each Executive will be entitled to receive all of the benefits described above following consummation of the Separation. It is estimated that the incremental amounts which will be payable to Messrs. McCormick, Russ and Glinsky under the Severance Agreements in excess of the amounts which would otherwise be payable to them absent the Separation would be approximately $24.5 million, $11.3 million and $9.3 million, respectively (calculated as of March 13, 1998). Following consummation of the Separation, New U S WEST and MediaOne will be jointly and severally liable for U S WEST's obligations to the Executives under their respective Severance Agreements.

    In consideration for the foregoing, each of the Executives has agreed that, for a period of one year from the Separation Time, in the case of Messrs. Russ and Glinsky, or three years from the Separation Time, in the case of Mr. McCormick, subject to continued performance by New U S WEST and MediaOne of their obligations under the Severance Agreements, each Executive will not (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) two percent (2%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) two percent (2%) of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any business which is competitive with the business conducted by U S WEST (or, following the Separation, New U S WEST and MediaOne), except as a member of the board of directors of New U S WEST or MediaOne, (b) solicit or entice or endeavor to solicit or entice away from U S WEST (or such successors) any person who was an officer, employee or sales representative of U S WEST, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of U S WEST (or such successors), or employ, directly or indirectly, any person who was an officer, employee or sales representative of U S WEST or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of U S WEST, or (c) solicit or entice or endeavor to solicit or entice away from U S WEST (or such successors) any customer or prospective customer of U S WEST (or such successors), either for the Executive's own account or for any individual, firm or corporation. For certain information regarding the current compensation of the Executives, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--U S WEST Director and Executive Officer Information."

STOCK EXCHANGE LISTINGS

    The Communications Stock is currently listed and traded on the NYSE and the PSE under the symbol "USW" and the Media Stock is currently listed and traded on the NYSE and the PSE under the symbol "UMG". As a result of the Separation, the Communications Stock will cease to be outstanding and will be delisted from the NYSE and the PSE. Application will be made by New U S WEST to list the New U S WEST Common Stock on the NYSE and the PSE under the symbol "USW" as of the Separation Time. Following consummation of the Separation, the Media Stock (which

                                                                              44
                                                       CHAPTER 3: THE SEPARATION
will thereafter represent MediaOne Common Stock) will continue to be listed and traded on the NYSE and the PSE under the symbol "UMG."

DIVIDEND POLICY

    If the Separation is completed, it is anticipated that New U S WEST will pay dividends on the New U S WEST Common Stock initially at a quarterly rate of $0.535 per share, which is the same dividend currently paid on the Communications Stock. While the New U S WEST Board is not expected to change this dividend policy, it has the right to do so at any time.

    Dividends are not currently paid on the Media Stock. If the Separation is completed, it is anticipated that the MediaOne Board will continue this policy for the foreseeable future and not declare dividends on the MediaOne Common Stock. Instead, the MediaOne Board will retain future earnings, if any, of MediaOne for the development of the businesses of MediaOne.

TREATMENT OF INDEBTEDNESS

    As of December 31, 1997, U S WEST and its subsidiaries had outstanding approximately $15.7 billion of indebtedness. Such indebtedness consists of approximately $5.5 billion of indebtedness of U S WEST Communications (the "Communications Indebtedness"), $2.7 billion of indebtedness of Continental (the "Continental Indebtedness") and approximately $7.5 billion of indebtedness issued or guaranteed by U S WEST (the "U S WEST Indebtedness"). The U S WEST Indebtedness includes approximately $6.0 billion of indebtedness (the "Capital Funding Indebtedness") of U S WEST Capital Funding, Inc., ("Capital Funding"), $1.1 billion of Preferred Securities issued by U S WEST Financing I and U S WEST Financing II, Delaware business trusts, and $400 million of other indebtedness issued or guaranteed by U S WEST. Of the U S WEST Indebtedness, approximately $7.4 billion has historically been allocated to and is reflected on the balance sheet of the Media Group (including the Dex Indebtedness) and approximately $100 million has historically been allocated to and is reflected on the balance sheet of the Communications Group. All of the $100 million of U S WEST Indebtedness allocated to the Communications Group is Capital Funding Indebtedness.

    Following the Separation, all of the Communications Indebtedness will continue to be obligations of U S WEST Communications, which will be a subsidiary of New U S WEST, and all of the Continental Indebtedness will continue to be obligations of Continental, which will be a subsidiary of MediaOne, subject to the rights of holders of certain private notes included in the Continental Indebtedness to require repayment of such notes following consummation of the Separation.


    In connection with the Separation, New U S WEST and MediaOne will seek to refinance all $7.5 billion of the U S WEST Indebtedness through a combination of tender offers, prepayments, defeasance, consent solicitations and/or exchange offers (the "Refinancing"). In the Refinancing, a subsidiary of New U S WEST will refinance approximately $4.0 billion of U S WEST Indebtedness, consisting of the $100 million of U S WEST Indebtedness currently allocated to the Communications Group plus the Dex Indebtedness (the "New U S WEST Indebtedness"), and a subsidiary of MediaOne will refinance approximately $3.5 billion of U S WEST Indebtedness, consisting of the U S WEST Indebtedness currently allocated to the Media Group other than the Dex Indebtedness (the "MediaOne Indebtedness"). New U S WEST and MediaOne will also incur additional indebtedness to fund certain of the costs and expenses of the Separation, including any differences between the market and face value of the U S WEST Indebtedness. The Separation is not conditioned upon the refinancing by New U S WEST and MediaOne of any minimum amount of U S WEST Indebtedness by tender offer, prepayment, consent solicitation or exchange offer. If New U S WEST and MediaOne are unable to refinance a portion of the U S WEST Indebtedness by tender offer, prepayment, consent solicitation or exchange offer, it is anticipated that such indebtedness would either (i) be defeased using funds raised as part of the New U S WEST Indebtedness and MediaOne Indebtedness or
(ii) be retained by


                                                                              45
                                                       CHAPTER 3: THE SEPARATION

MediaOne (as the successor to U S WEST) following the Separation as part of the MediaOne Indebtedness. Any decision as to whether to defease or retain any U S WEST Indebtedness not refinanced would depend upon the amount and type of such indebtedness.



    The New U S WEST Indebtedness will be comprised of commercial paper, as well as medium and long-term securities which may be issued by a subsidiary of New U S WEST in exchange for a portion of the U S WEST Indebtedness. The MediaOne Indebtedness will be comprised of commercial paper and commercial bank debt, as well as medium and long-term securities which may be issued by a subsidiary of MediaOne in exchange for a portion of the U S WEST Indebtedness. In addition, any U S WEST Indebtedness that is not refinanced by tender offer, prepayment, consent solicitation or exchange offer and which U S WEST does not elect to defease (or which cannot be defeased) will be retained by MediaOne as part of the MediaOne Indebtedness. Following consummation of the Separation, it is expected that New U S WEST and MediaOne will issue medium and long-term securities to refinance a portion of the short-term commercial paper and bank debt incurred by them in connection with the Refinancing. U S WEST, after consultation with and based upon the advice of its financial advisors, believes that New U S WEST and MediaOne have sufficient financing capability to accomplish the refinancings described above. While the terms of the indebtedness to be incurred by New U S WEST and MediaOne in connection with the Refinancing have not yet been finalized, it is expected that such indebtedness will have terms comparable to the terms of the current U S WEST Indebtedness, except that MediaOne's bank indebtedness may include certain additional terms and covenants which are generally included in the bank indebtedness of cable companies. In addition, all senior bank indebtedness issued by MediaOne after the Separation will be guaranteed by Continental and, as a result, will rank pari passu with Continental's senior indebtedness. It is anticipated that any medium and long-term debt securities issued by New U S WEST or MediaOne in connection with the Refinancing in exchange for a portion of the U S WEST Indebtedness will have substantially the same terms as the U S WEST Indebtedness exchanged, except that such debt securities may have higher interest rates than the interest rates of the corresponding U S WEST Indebtedness.


    As a result of the Separation, New U S WEST and its subsidiaries will have approximately $9.7 billion of indebtedness, consisting of the New U S WEST Indebtedness, the Communications Indebtedness and indebtedness incurred by New U S WEST to fund the costs and expenses of the Separation, and MediaOne and its subsidiaries will have approximately $6.4 billion of indebtedness, consisting of the MediaOne Indebtedness, the Continental Indebtedness and indebtedness incurred by MediaOne to fund the costs and expenses of the Separation.


    U S WEST is currently in discussions with its financial advisors regarding the structuring of the Refinancing. While the specific terms of the Refinancing have not yet been finalized, it is anticipated that any U S WEST Indebtedness repurchased pursuant to a tender offer will be repurchased at a premium to the market value of such indebtedness and that any medium and long-term debt securities issued by New U S WEST or MediaOne pursuant to an exchange offer in exchange for U S WEST Indebtedness will have the same or a higher interest rate than the U S WEST Indebtedness exchanged. The anticipated costs of the Refinancing are reflected in the pro forma financial statements of New U S WEST and MediaOne included in this Proxy Statement. See "Chapter 6: Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements-- Notes B, G and I" and "Chapter 7: Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements--Notes B, E and K." U S WEST expects that any tender offers, consent solicitations and exchange offers to be effected in connection with the Refinancing would be consummated following the approval of the Separation at the Annual Meeting.



    As a result of the AirTouch Transaction, U S WEST's indebtedness will be reduced by approximately $1.4 billion. This approximate $1.4 billion of indebtedness is currently included in the U S WEST Indebtedness allocated to the Media Group. If the AirTouch Transaction is consummated prior to the consummation of the Separation, the U S WEST Indebtedness (and the amount of


                                                                              46
                                                       CHAPTER 3: THE SEPARATION

U S WEST Indebtedness to be refinanced by MediaOne in connection with the Separation) will be reduced by approximately $1.4 billion. If the AirTouch Transaction is consummated after the Separation is consummated, the MediaOne Indebtedness will be reduced by approximately $1.4 billion. Following the Separation, MediaOne intends to monetize the AirTouch securities it receives in the AirTouch Transaction and use a portion of the proceeds of such monetization to further reduce the MediaOne Indebtedness. See "Chapter 7: Information About MediaOne--Business of MediaOne--AirTouch Transaction."


TREATMENT OF PREFERRED STOCK

    Currently, U S WEST has three series of preferred stock outstanding: Series C Cumulative Redeemable Preferred Stock ("U S WEST Series C Preferred Stock"), Series D Convertible Preferred Stock ("U S WEST Series D Preferred Stock") and Series E Convertible Preferred Stock ("U S WEST Series E Preferred Stock" and, together with the Series C Preferred Stock and Series D Preferred Stock, the "U S WEST Preferred Stock"). In connection with the Separation, each class of U S WEST Preferred Stock will remain outstanding and, following consummation of the Separation, will represent shares of preferred stock of MediaOne. After the Separation Time, the U S WEST Series D Preferred Stock and the U S WEST Series E Preferred Stock will continue to be convertible into shares of Media Stock (which will thereafter constitute shares of MediaOne Common Stock) pursuant to the terms thereof. Holders of U S WEST Preferred Stock will not be entitled to receive the Dex Dividend. In connection with the Separation, the conversion rate of the U S WEST Series D Preferred Stock will be appropriately adjusted by MediaOne pursuant to the terms of the U S WEST Series D Preferred Stock to reflect the fact that holders of U S WEST Series D Preferred Stock will not receive the Dex Dividend. No such adjustments will be required to the terms of the U S WEST Series C Preferred Stock or the U S WEST Series E Preferred Stock. Currently, there are 50,000 shares of U S WEST Series C Preferred Stock outstanding, 20 million shares of U S WEST Series D Preferred Stock outstanding and 994,082 shares of U S WEST Series E Preferred Stock outstanding. The U S WEST Series C Preferred Stock, U S WEST Series D Preferred Stock and U S WEST Series E Preferred Stock are referred to herein after the Separation as "MediaOne Series C Preferred Stock", "MediaOne Series D Preferred Stock" and "MediaOne Series E Preferred Stock", respectively. For a description of the terms of the MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock, see "Chapter 8: Capital Stock--MediaOne Capital Stock." For a discussion of the treatment of the outstanding Preferred Securities of U S WEST Financing I and U S WEST Financing II, see "--Treatment of Indebtedness."

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of New U S WEST Common Stock received by holders of Communications Stock and Media Stock in the Separation will be freely transferable, except that shares of New U S WEST Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of U S WEST prior to the Separation may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of New U S WEST) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of U S WEST are generally defined as individuals or entities that control, are controlled by, or are under common control with, U S WEST and include certain executive officers and directors of U S WEST.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES


    U S WEST has obtained the IRS Ruling which confirms, among other things, the distribution by U S WEST of the New U S WEST Common Stock to the holders of Communications Stock and Media Stock (the "Distribution") will qualify as a tax-free split-off to U S WEST and its stockholders


                                                                              47
                                                       CHAPTER 3: THE SEPARATION
under Section 355 of the Code. The following is a summary of the material federal income tax consequences to U S WEST and U S WEST stockholders resulting from the Distribution as set forth in the IRS Ruling:


    / / A U S WEST stockholder will not recognize any income, gain or loss as a result of the Distribution, except, as described below, in connection with the receipt by a holder of Media Stock of cash instead of fractional shares of New U S WEST.

    / / A holder of Media Stock will apportion the tax basis for such holder's
        Media Stock on which New U S WEST Common Stock is distributed between the Media Stock and the New U S WEST Common Stock received in the Distribution (including any fractional shares of the New U S WEST Common Stock deemed received) in proportion to the relative fair market values of such Media Stock and New U S WEST Common Stock on the Separation Date.

    / / The tax basis of the shares of New U S WEST Common Stock received by a holder of Communications Stock in redemption of the Communications Stock held by such holder will be the same as the basis of such Communications Stock on the Separation Date.

    / / The holding period for the New U S WEST Common Stock received by a holder of Media Stock in the Distribution will include the period during which such holder held the Media Stock on which New U S WEST Common Stock is distributed, provided that such Media Stock is held as a capital asset by such holder on the Separation Date.

    / / The holding period for the New U S WEST Common Stock received by a holder of Communications Stock in the Distribution will include the period during which such holder held the Communications Stock redeemed, provided that such Communications Stock is held as a capital asset by such holder on the Separation Date.

    / / A holder of Media Stock who receives cash instead of fractional shares will be treated as if such holder received a fractional share of New U S WEST Common Stock as part of the Distribution and then such fractional share was redeemed by New U S WEST. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in New U S WEST Common Stock that is allocable to such fractional share, which gain or loss will be capital gain or loss, provided that such fractional share was held as a capital asset at the time of the Distribution.

    / / U S WEST will not recognize any income, gain or loss as a result of the Distribution.

    Current Treasury regulations require each U S WEST stockholder who receives New U S WEST Common Stock pursuant to the Distribution to attach to his or her federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the Distribution. U S WEST will provide the appropriate information to each stockholder of record as of the Separation Date.

    THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO RECEIVED THEIR SHARES OF COMMUNICATIONS STOCK OR MEDIA STOCK THROUGH THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

                                                                              48
                                                       CHAPTER 3: THE SEPARATION

EMPLOYEE BENEFITS AND COMPENSATION MATTERS

U S WEST STOCK OPTIONS AND OTHER AWARDS

    Stock options, restricted stock and phantom stock awards (collectively, "Stock Awards") with respect to Communications Stock ("Communications Stock Awards") and Media Stock ("Media Stock Awards") currently are outstanding under the U S WEST 1994 Stock Plan, the U S WEST Media Group 1996 Stock Plan, the U S WEST Media Group 1997 Stock Plan and the U S WEST Communications Group 1997 Stock Plan (the "U S WEST Stock Plans"). These Stock Awards will be adjusted or substituted as a result of the Separation. The treatment of Stock Awards that are outstanding prior to the Separation is designed to preserve, as a general matter, the economic value of each award. Under the U S WEST Stock Plans, in the event of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares or exchange of shares, the Human Resources Committee of the U S WEST Board may make such adjustments in the stock subject to awards under the plan as such committee deems appropriate. Pursuant to that provision, Stock Awards granted under the U S WEST Stock Plan will be adjusted or substituted to reflect the Separation, including the Dex Dividend.

ADJUSTMENTS TO MEDIA STOCK AWARDS

    Stock options for Media Stock, whether held by those individuals who will become employees of MediaOne or New U S WEST, will continue to remain outstanding as stock options for MediaOne Common Stock following the Separation, except that the number of shares subject to and the exercise price of such stock options will be adjusted to reflect the fact that holders of such stock options will not receive the Dex Dividend. Option holders who will continue employment with New U S WEST will not forfeit the options as a result of their termination of employment with U S WEST in connection with the Separation as long as they are employed by New U S WEST.

    Restricted Media Stock held by those individuals who will become employees of MediaOne will remain outstanding as restricted MediaOne Common Stock. In addition, such individuals will receive the Dex Dividend payable with respect to such restricted Media Stock in unrestricted shares of New U S WEST Common Stock. Restricted Media Stock held by those individuals who will become employees of New U S WEST will be replaced immediately prior to the Separation with substitute restricted Communications Stock having a value equal to 1.0645 of the value of the Media Stock replaced. Each such share of restricted Communications Stock will then be replaced with a share of restricted New U S WEST Common Stock in the Separation.

    Phantom stock units for Media Stock held by those individuals who will become employees of MediaOne will continue as phantom stock units for MediaOne Common Stock after the Separation, except that the number of shares of MediaOne Common Stock reflected in such phantom stock units will be increased by the value of the Dex Dividend. Phantom stock units for Media Stock held by those individuals who will become employees of New U S WEST will be replaced immediately prior to the Separation with substitute phantom stock units for Communications Stock based on the market value at such time. Each such phantom unit for Communications Stock will then be replaced with a phantom unit for New U S WEST Common Stock in the Separation.

    Except as described above, all of the terms and conditions of the Media Awards, including the restrictions on option exercisability and expiration dates and vesting of restricted stock, will remain in effect following the Separation.

    As of March 13, 1998, there were outstanding 19,419,165 shares of Media Stock subject to options and 629,481 shares of restricted Media Stock, of which 6,359,792 options and 73,998 restricted shares were held by individuals who will become employees of New U S WEST.

                                                                              49
                                                       CHAPTER 3: THE SEPARATION

TREATMENT OF COMMUNICATIONS STOCK AWARDS

    Stock options for Communications Stock, whether held by those individuals who will become employees of New U S WEST or MediaOne, will be replaced with substitute options in respect of New U S WEST Common Stock under the 1998 New U S WEST Stock Plan discussed below under "--New U S WEST Compensation Plans" or the U S WEST Communications Group 1997 Stock Plan, which will be assumed by New U S WEST. Option holders who will continue employment with MediaOne will not forfeit the options as a result of the fact that they are not employed by New U S WEST following the Separation so long as they are employed by MediaOne.

    Restricted Communications Stock held by those individuals who will become employees of New U S WEST will be replaced with substitute restricted New U S WEST Common Stock. Restricted Communications Stock held by those individuals who will become employees of MediaOne will be replaced immediately prior to the Separation with substitute restricted Media Stock having a value equal to 1.0645 of the value of the Communications Stock replaced. Each such share of restricted Media Stock will remain outstanding following the Separation as a share of restricted MediaOne Common Stock. In addition, such holders will receive the Dex Dividend in respect of such shares of restricted Media Stock in unrestricted shares of New U S WEST Common Stock.

    Phantom stock units for Communications Stock held by those individuals who will become employees of New U S WEST will be replaced with substitute phantom stock units for New U S WEST Common Stock. Phantom stock units for Communications Stock held by those individuals who will become employees of MediaOne will be converted immediately prior to the Separation into phantom stock units for Media Stock based on the market value at such time. Such phantom stock units will continue as phantom stock units for MediaOne Common Stock after the Separation, except that the number of shares of MediaOne Common Stock reflected in such phantom stock units will be increased by the value of the Dex Dividend.

    Except as described above, each substitute New U S WEST Common Stock option and restricted share of New U S WEST Common Stock issued will have the same terms and conditions, exercise price, vesting and restrictions as the Communications Stock Awards which it replaces.

    As of March 13, 1998, there were outstanding 17,347,166 shares of Communications Stock subject to stock options and 385,246 shares of restricted Communications Stock, of which 1,364,523 options and 34,610 restricted shares were held by individuals who will become employees of MediaOne.

TREATMENT OF STOCK AWARDS HELD BY OTHER INDIVIDUALS

    At March 13, 1998, approximately 1,474,747 Communications Stock options, 1,133,340 Media Stock options, zero shares of restricted Communications Stock and zero shares of restricted Media Stock were held by certain executive officers who will not continue their employment either with New U S WEST or MediaOne. These stock options and restricted stock will be adjusted or substituted as described above (treating such individuals as employees of New U S WEST for this purpose) and will become fully vested and exercisable under the terms of such executives' severance agreements. See "--Interest of Certain Persons in the Separation."

NEW U S WEST COMPENSATION PLANS

    Effective prior to the Separation, New U S WEST will adopt the 1998 U S WEST Stock Plan (the "1998 New U S WEST Stock Plan"), under which New U S WEST may grant to its employees awards in the form of stock options, stock appreciation rights and restricted stock, as well as substitute stock options and restricted stock awards. The 1998 New U S WEST Stock Plan will be administered by the Human Resources Committee of the New U S WEST Board (the "New U S WEST Human Resources Committee"), and is designed to enable New U S WEST to retain key employees and to directly link

                                                                              50
                                                       CHAPTER 3: THE SEPARATION
their incentives to the performance of New U S WEST Common Stock. For a more complete description of the 1998 New U S WEST Stock Plan, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve the 1998 New U S WEST Stock Plan." The text of the 1998 New U S WEST Stock Plan is set forth in full in Annex C. New U S WEST will also assume the U S WEST Communications Group 1997 Stock Plan, and Stock Awards outstanding thereunder will be replaced with substitute stock awards for New U S WEST Common Stock.

    Effective prior to the Separation, New U S WEST will adopt the U S WEST Long-Term Incentive Plan (the "New U S WEST LTIP"). The New U S WEST LTIP is intended to provide key executives of New U S WEST with incentive compensation based upon the sum of regular cash dividends, if any, paid on New U S WEST Common Stock, and the achievement of pre-established, objective performance goals. Eligibility under this plan will be limited to executives and key employees of New U S WEST selected by the New U S WEST Human Resources Committee. The New U S WEST LTIP will be substantially similar to the current U S WEST Long-Term Incentive Plan. For a more complete description of the New U S WEST LTIP, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve the New U S WEST Long-Term Incentive Plan." The text of the New U S WEST LTIP is set forth in full in Annex D.

    Effective prior to the Separation, New U S WEST will adopt the U S WEST Executive Short-Term Incentive Plan (the "New U S WEST ESTIP" and, together with the 1998 New U S WEST Stock Plan and the New U S WEST LTIP, the "New U S WEST Compensation Plans"). Under the New U S WEST ESTIP, New U S WEST may provide certain officers of New U S WEST with the opportunity to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Eligibility under this plan will be limited to the Chief Executive Officer of New U S WEST and any individuals employed by New U S WEST at the end of any calendar year who appear in the Summary Compensation Table of New U S WEST's Annual Proxy Statement to Stockholders for that year. The New U S WEST ESTIP will be substantially similar to the current U S WEST Executive Short-Term Incentive Plan. For a more complete description of the New U S WEST ESTIP, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve the New U S WEST Executive Short-Term Incentive Plan." The text of the New U S WEST ESTIP is set forth in full in Annex E.

    New U S WEST is adopting the New U S WEST Compensation Plans so that, following the Separation, it will have in place compensation plans that are similar to those that applied to its employees before the Separation. Approval of the New U S WEST Compensation Plans is being sought to establish New U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

TREATMENT OF U S WEST SAVINGS PLAN/ESOP

    The U S WEST Savings Plan/ESOP (the "Savings Plan/ESOP"), which covers eligible employees of U S WEST and its subsidiaries, is a tax-qualified profit sharing, 401(k) plan with an employee stock ownership plan ("ESOP") component.

    Effective as of the Separation Date, sponsorship of the Savings Plan/ESOP will be transferred to New U S WEST (the "New U S WEST Savings Plan/ESOP"), which will thereafter cover eligible employees of New U S WEST. Effective as of the Separation Date, MediaOne will adopt an additional plan (the "MediaOne Savings Plan/ESOP") covering eligible employees of MediaOne, and existing account balances of such MediaOne employees will be transferred from the Savings Plan/ESOP to the

                                                                              51
                                                       CHAPTER 3: THE SEPARATION

MediaOne Savings Plan/ESOP. Shares of Communications Stock and Media Stock owned by the Savings Plan/ESOP that have been allocated to the accounts of participants in the MediaOne Savings Plan/ ESOP as of the Separation Date will be transferred from the Savings Plan/ESOP to the MediaOne Savings Plan/ESOP as shares of New U S WEST Common Stock and MediaOne Common Stock. The proportion of MediaOne Common Stock to New U S WEST Common Stock that will be transferred to participants' accounts in the MediaOne Savings Plan/ESOP may be adjusted prior to such transfer so that the ESOP portion of the MediaOne Savings Plan/ESOP (the "MediaOne ESOP") will hold a higher value of MediaOne Common Stock than New U S WEST Common Stock. Shares of Communications Stock and Media Stock owned by the Savings Plan/ESOP that have been allocated to accounts of participants in the New U S WEST Savings Plan/ESOP as of the Separation Date will become shares of New U S WEST Common Stock and MediaOne Common Stock in the New U S WEST Savings Plan/ESOP. The proportion of New U S WEST Common Stock to MediaOne Common Stock that will remain in the ESOP portion of the New U S WEST Savings Plan/ESOP (the "New U S WEST ESOP") may be adjusted prior to the transfer of participants' account balances to the MediaOne ESOP so that the New U S WEST ESOP will hold a higher value of New U S WEST Common Stock than MediaOne Common Stock.

    The MediaOne ESOP, acting through an independent fiduciary, will, over the two-year period beginning on the Separation Date, divest itself of all shares of New U S WEST Common Stock. The New U S WEST ESOP, acting through an independent fiduciary, will, over the two-year period beginning on the Separation Date, divest itself of MediaOne Common Stock. Each of the MediaOne ESOP and the New U S WEST ESOP shall use commercially reasonable efforts to sell the stock of the company which does not sponsor the plan ("Non-employer Stock") in a manner that would be least likely to affect stock price, including offering the other ESOP the right to purchase such Non-employer Stock. Subject to fiduciary duties and legal requirements, neither ESOP will sell in any one day more than 20% of the average daily trading volume of Non-employer Stock, using the average daily volume in the two months preceding such sale.

    It is currently anticipated that, upon consummation of the Separation, the New U S WEST ESOP will hold approximately 20 million shares of MediaOne Common Stock, and that the MediaOne ESOP will hold approximately 480,000 shares of New U S WEST Common Stock.

    For a period of at least five years following the Separation Time, participants in the New U S WEST Savings Plan/ESOP and the MediaOne Savings Plan/ESOP will not be required to dispose of investments of Non-Employer Stock not held in the ESOP.

    Following the Separation Time, New U S WEST Employees who participate in the New U S WEST Savings Plan/ESOP will receive their employer match in shares of New U S WEST Common Stock and will not be permitted to make any further investment in shares of MediaOne Common Stock, unless they elect to invest their employee contributions in shares of MediaOne Common Stock through the Personal Choice Retirement Account. Similarly, MediaOne Employees who participate in the MediaOne Savings Plan/ESOP will receive their employer match in shares of MediaOne Common Stock and will not be permitted to make any further investment in shares of New U S WEST Common Stock, unless they elect to invest their employee contributions in shares of New U S WEST Common Stock through the Personal Choice Retirement Account.

TREATMENT OF U S WEST PENSION PLAN

    U S WEST currently maintains the U S WEST Pension Plan (the "U S WEST Pension Plan"), a defined benefit pension plan that covers approximately 63,000 active employees and 56,000 former employees of U S WEST, including retirees.

    Effective immediately prior to the Separation Time, New U S WEST will assume sponsorship of the U S WEST Pension Plan (the "New U S WEST Pension Plan"). Effective as of the Separation

                                                                              52
                                                       CHAPTER 3: THE SEPARATION

Date, MediaOne will establish a new defined benefit pension plan for eligible MediaOne Employees (the "MediaOne Pension Plan"). In connection with the Separation, a portion of the existing assets of the U S WEST Pension Plan will be transferred at fair value to the MediaOne Pension Plan such that, immediately following consummation of the Separation, the ratio of plan assets to plan liabilities, calculated on a projected benefit obligations basis as determined by independent actuaries, will be the same for the New U S WEST Pension Plan and the MediaOne Pension Plan. The U S WEST Pension Plan currently has approximately $12 billion of assets. If the AirTouch Transaction is consummated prior to the Separation Time, it is anticipated, subject to final adjustments, that the MediaOne Pension Plan will receive approximately $190 million of such assets, with the remainder of such assets being retained by the New U S WEST Pension Plan. If the AirTouch Transaction is consummated after the Separation Time, it is anticipated, subject to final adjustments, that the MediaOne Pension Plan will receive approximately $240 million of such assets, with the remainder of such assets being retained by the New U S WEST Pension Plan. It is currently anticipated that the benefit expense and required cash contributions by New U S WEST to the New U S WEST Pension Plan and by MediaOne to the MediaOne Pension Plan after the Separation will be materially the same as the benefit expense and required cash contributions of the Communications Group and the Media Group to the U S WEST Pension Plan prior to the Separation.

    Each of the New U S WEST Pension Plan and the MediaOne Pension Plan will recognize all service rendered on or prior to the Separation Date with U S WEST and its subsidiaries for all purposes of determining eligibility, vesting and benefit accrual to the same extent such service was recognized under the U S WEST Pension Plan immediately prior to the Separation Time.

TREATMENT OF RETIREE MEDICAL AND LIFE INSURANCE BENEFIT PLANS

    U S WEST currently maintains an employee welfare benefit program that includes retiree medical and life insurance benefits for its employees. Under such program, U S WEST maintains three funded retiree medical and life insurance benefits trusts. One of these trusts covers hourly employees only and will be transferred in its entirety to New U S WEST. The remaining two trusts will be transferred to New U S WEST, and MediaOne will establish new trusts. A portion of the assets of the U S WEST trusts will be transferred at fair value to the MediaOne trusts based upon the same methodology used to transfer assets of the U S WEST Pension Plan to the MediaOne Pension Plan, except that the liabilities will be calculated by independent actuaries using the accumulated post retirement benefit obligations basis. It is anticipated that approximately $5 million and $3 million, respectively, will be transferred by the U S WEST trusts to the MediaOne trusts out of the total assets of $225 million and $600 million, respectively, of the U S WEST trusts. Retiree medical and life insurance benefits for retirees other than retirees who are employed by Continental and MediaOne's other cable subsidiaries will become the responsibility of New U S WEST after the Separation Time.

OTHER

    Pursuant to the Employee Matters Agreement, the liability of U S WEST for the employee benefits matters discussed above and certain other matters will be allocated among New U S WEST and MediaOne. See "--Relationship Between New U S WEST and MediaOne After the Separation-- Employee Matters Agreement." As a result, each of New U S WEST and MediaOne will have certain direct and indirect liabilities and obligations to certain individuals who were employed by U S WEST prior to the Separation Date, including U S WEST retirees.

APPRAISAL RIGHTS

    Stockholders of U S WEST will not be entitled to appraisal rights under Delaware law in connection with the Separation.

                                                                              53
                                                       CHAPTER 3: THE SEPARATION

RELATIONSHIP BETWEEN NEW U S WEST AND MEDIAONE AFTER THE SEPARATION

GENERAL

    Following consummation of the Separation, New U S WEST and MediaOne will be independent companies and neither will have any ownership interest in the other. In connection with the Separation, New U S WEST and MediaOne and their respective subsidiaries will enter into a series of agreements governing their relationship subsequent to the Separation and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Separation. Copies of the forms of such agreements are filed as exhibits to the New U S WEST Registration Statement. In addition, U S WEST intends to file forms of such agreements as exhibits to a future filing by U S WEST under the Exchange Act. See "Chapter 9: The Annual Meeting and Certain Other Matters--Where You Can Find More Information." Set forth below is a description of certain terms of such agreements.

SEPARATION AGREEMENT

    U S WEST and New U S WEST will enter into the Separation Agreement providing for, among other things, certain corporate transactions required to effect the Reorganization, the Refinancing and the Separation and other arrangements between New U S WEST and MediaOne subsequent to the Separation.

    The Separation Agreement will provide for, among other things, assumptions of liabilities and cross-indemnities designed to allocate generally, effective as of the Separation Time, financial responsibility for the liabilities arising out of or relating to the businesses of the Communications Group and Dex to New U S WEST, and the businesses of the Media Group other than Dex to MediaOne. In addition, the Separation Agreement will provide for the allocation generally of other liabilities and obligations of U S WEST that are not specifically related to any of U S WEST's businesses and for the costs and expenses associated with the Separation.

    The Separation Agreement will also provide for various agreements and relationships between New U S WEST and MediaOne subsequent to the Separation, including agreements with respect to records retention, cash collection, cooperation with respect to governmental notices and filings and confidentiality.

    Pursuant to the Separation Agreement, all right, title and interest in the name "U S WEST", whether alone or in combination with one or more words, will be transferred to New U S WEST. Subject to certain exceptions, from and after the Separation Time, MediaOne will no longer use the name "U S WEST" in the operation of its businesses. In addition, MediaOne has agreed in the Separation Agreement to cause each of its subsidiaries whose corporate name includes "U S WEST" to change its corporate name to delete any reference therein to the name "U S WEST."

TAX SHARING AGREEMENT

    U S WEST and New U S WEST will enter into a tax sharing agreement (the "Tax Sharing Agreement") that will govern the allocation between U S WEST and New U S WEST of federal, state, local and foreign tax liabilities that pertain to taxable periods ending on or prior to the Separation Time. The Tax Sharing Agreement also governs related tax matters such as the preparation and filing of tax returns and the conduct of audits and other tax proceedings, for taxable periods before and after the Separation Time.

    In general, the Tax Sharing Agreement will provide that (i) New U S WEST will be responsible for, and will indemnify U S WEST against, tax liabilities relating to the Communications Group, for taxable periods ending on or prior to the Separation Time, and (ii) MediaOne will be responsible for,

                                                                              54
                                                       CHAPTER 3: THE SEPARATION
and will indemnify New U S WEST against, tax liabilities relating to the Media Group, for taxable periods ending on or prior to the Separation Time.

    In addition, New U S WEST will be liable for, and will indemnify U S WEST against, all tax liabilities incurred by U S WEST and any of its subsidiaries as a result of any event, action, or failure to act, wholly or partially within the control of New U S WEST or any of its subsidiaries, including any event, action or failure to act that results in a breach of any representation made to the IRS in connection with the IRS Ruling, or any other event related to the acquisition of New U S WEST Common Stock, resulting in taxes imposed on U S WEST and any of its subsidiaries with respect to any action taken pursuant to the Separation and the Reorganization. U S WEST will be liable for, and will indemnify New U S WEST against, all tax liabilities incurred by New U S WEST and any of its subsidiaries as a result of any event, action, or failure to act wholly or partially within the control of U S WEST or any of its subsidiaries, including any event, action or failure to act that results in a breach of any representation made to the IRS in connection with the IRS Ruling, or any other event related to the acquisition of New U S WEST Common Stock, resulting in taxes imposed on New U S WEST and any of its subsidiaries with respect to any action taken pursuant to the Separation and the Reorganization.

EMPLOYEE MATTERS AGREEMENT

    New U S WEST and MediaOne will enter into an employee benefits agreement (the "Employee Matters Agreement") providing for the allocation of retirement, medical, disability and other employee and non-employee benefit and compensation plans between New U S WEST and MediaOne. The Employee Matters Agreement will provide for the treatment of certain benefit and compensation plans as described under "--Employee Benefits and Compensation Matters."

    Under the Employee Matters Agreement, current employees of the business to be transferred to New U S WEST, and employees of U S WEST designated as employees of the Communications Group, will become employees of New U S WEST and its subsidiaries. Current employees of the businesses to be retained by MediaOne, and employees of U S WEST designated as employees of the Media Group, will be employees of MediaOne and its subsidiaries. Liabilities relating to former employees who were actively employed by Continental (or its predecessors) and MediaOne's other cable subsidiaries, and liabilities relating to any other former employees of the Media Group who do not have a deferred benefit under the U S WEST Pension Plan, the U S WEST Savings Plan/ESOP, the retiree medical plan or the long-term disability plan (collectively, the "Deferred Benefit Plans"), will be retained by MediaOne after the Separation. Liabilities relating to all other former employees of U S WEST and its affiliates will be assumed by New U S WEST, although MediaOne will reimburse New U S WEST for one-half of the benefit or other employment related payments made from the general assets of New U S WEST, if they are made to a former employee who terminated employment from U S WEST between November 1, 1995 and the Separation Time and who has no deferred benefit under the Deferred Benefit Plans after the Separation.

                                                                              55
                                                       CHAPTER 3: THE SEPARATION

CHAPTER 4: OTHER MATTERS TO BE CONSIDERED AT THE
ANNUAL MEETING

ELECTION OF DIRECTORS (ITEM 2 ON PROXY CARD)

    At the Annual Meeting, stockholders will be asked to elect five directors to the U S WEST Board. All of the directors to be elected are "Class I" directors whose terms will expire in 2001. Unless otherwise instructed, proxies will be voted for the election of the five nominees listed below. If a stockholder returning a proxy does not wish shares to be voted for particular nominees, the stockholder must so indicate in the space provided on the proxy card. If one or more of the nominees becomes unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees that are represented by proxies will be voted for any substitute nominee or nominees designated by the U S WEST Board or, if none, the size of the U S WEST Board will be reduced. The U S WEST Board knows of no reason why any of the nominees would be unavailable or unable to serve at the time of the Annual Meeting. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

    A brief listing of the principal occupations, other major affiliations and ages of the five nominees for election as directors follows. Similar information also follows for the remaining directors of U S WEST.

NOMINEES FOR ELECTION AS DIRECTORS IN CLASS I

    (The term of this class of Directors expires at the 2001 Annual Meeting)

    GRANT A. DOVE, Managing Partner of Technology Strategies and Alliances since 1992. Executive Vice President of Texas Instruments from 1982 to 1987. Director of Cooper Cameron Corporation, Forefront Group, Inc., InterVoice, Inc., Mircoelectronics and Computer Technology Corporation, and Netspeed, Inc. Director and Chairman of Optek Technology, Inc. Director of U S WEST since 1988. Age 69.

    ALLEN F. JACOBSON, retired. Chairman and Chief Executive Officer of Minnesota Mining & Manufacturing Company from 1986 to 1991. Director of Deluxe Corporation, Mobil Corporation, Potlatch Corporation, Sara Lee Corporation, Silicon Graphics, Inc., and Valmont Industries, Inc. Director of U S WEST since 1983. Age 71.

    CHARLES M. LILLIS, President and Chief Executive Officer of U S WEST Media Group since 1995; Executive Vice President of U S WEST since 1987. Director of Ascent Entertainment Group, Inc., and Supervalu, Inc. Director of U S WEST since 1998. Age 56.

    CHARLES P. RUSS, III, Executive Vice President--Law, Public Policy and Human Resources, General Counsel and Secretary. Executive Vice President, General Counsel and Secretary since 1992; Executive Vice President for Human Resources since 1995; and Executive Vice President for Public Policy since 1997. Director of U S WEST since 1998. Age 53.

    LOUIS A. SIMPSON, President and Chief Executive Officer of GEICO Capital Operations since 1993. Director of Cohr, Inc., Pacific American Income Shares, Inc., Potomac Electric Power Company, and Western Asset Trust, Inc. Director of U S WEST since 1998. Age 61.

DIRECTORS IN CLASS II

    (The term of this class of Directors expires at the 1999 Annual Meeting)

    PIERSON M. GRIEVE, retired. Chairman of the Board and Chief Executive Officer of Ecolab, Inc. from 1983 through 1995. Director of Danka Business Systems PLC, Norwest Corporation, and St. Paul Companies. Director of U S WEST since 1990. Age 70.

                                                                              56
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    GEORGE J. HARAD, Chairman of the Board of Boise Cascade Corporation since 1995; President and Chief Executive Officer since 1994; President and Chief Operating Officer from 1991 to 1994. Director of Allendale Insurance Company. Director of U S WEST since 1997. Age 53.

    RICHARD D. MCCORMICK, Chairman of the Board since 1992; President and Chief Executive Officer since 1991. Director of Norwest Corporation and UAL, Inc. Director of U S WEST since 1986. Age 57.

    MARILYN CARLSON NELSON, Vice Chair and Chief Operating Officer, Carlson Companies, Inc.; Co-Chair, Carlson Wagonlit Travel. Since joining Carlson Companies in 1989, Mrs. Nelson has held a number of positions including Director, Senior Vice President and Vice Chair of Carlson Holdings, Inc. Director of Exxon Corporation. Member of United States National Tourism Organization, World Travel and Tourism Council, International Advisory Council, Center for International Leadership and Committee of 200. Director of U S WEST since 1993. Age 58.

    SOLOMON D. TRUJILLO, President and Chief Executive Officer of U S WEST Communications Group and Executive Vice President of U S WEST since 1995; President and Chief Executive Officer of U S WEST Dex, Inc. from 1992 to 1995. Director of BankAmerica Corporation and Dayton Hudson Corporation. Director of U S WEST since 1998. Age 46.

DIRECTORS IN CLASS III

    (The term of this class of Directors expires at the 2000 Annual Meeting)

    ROBERT L. CRANDALL, Chairman of the Board, President and Chief Executive Officer of AMR Corp. since 1985. Director of Halliburton Company and Sabre Group Holdings, Inc. Director of U S WEST since 1997. Age 62.

    ALLAN D. GILMOUR, retired. Vice Chairman of Ford Motor Co. from 1993 to 1995; Executive Vice President of Ford Motor Co. and President, Ford Automotive Group, from 1990 to 1993. Director of The Dow Chemical Company, DTE Energy Company, The Prudential Insurance Company of America, and Whirlpool Corporation. Director of U S WEST since 1992. Age 63.

    FRANK POPOFF, Chairman of The Dow Chemical Company since 1992 and Chief Executive Officer from 1987 to 1995. Director of American Express Company, Chemical Financial Corporation, and United Technologies Corporation. Director of U S WEST since 1993. Age 62.

    JOHN "JACK" SLEVIN, Chairman of the Board of Comdisco, Inc. since 1996; President and Chief Executive Officer since 1994; Executive Vice President and Chief Operating Officer from 1993 to 1994. Director of U S WEST since 1998. Age 61.

    JERRY O. WILLIAMS, President and Chief Executive Officer of Grand Eagle Companies, Inc. since 1992. Director of ECRM Inc. and Monotype Typography, Inc. Director of U S WEST since 1988. Age 59.


    Immediately after the Separation, it is expected that the New U S WEST Board will consist of 11 directors. Effective as of the Separation Time, Messr. Harad, Jacobson, McCormick, Popoff, Trujillo and Williams and Ms. Nelson will resign as directors of U S WEST and will become directors of New U S WEST. In addition, it is expected that certain other persons will become directors of New U S WEST. See "Chapter 6: Information about New U S WEST--Management of New U S WEST-- Board of Directors of New U S WEST."



    As of the Separation, the U S WEST Board will continue as the MediaOne Board. It is expected that the MediaOne Board will consist of nine directors. Messrs. Crandall, Dove, Gilmour, Grieve, Lillis, Russ, Simpson and Slevin will continue as directors of MediaOne. In addition, it is expected that certain other persons will become directors of MediaOne. See "Chapter 7: Information About MediaOne--Management of MediaOne--MediaOne Board of Directors."


                                                                              57
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

RATIFICATION OF AUDITORS (ITEM 3 ON PROXY CARD)

    The U S WEST Board, upon recommendation of the Audit Committee of the U S WEST Board, has appointed the firm of Arthur Andersen LLP, Independent Public Accountants, as independent auditors to audit the financial statements of U S WEST for calendar year 1998. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire, and will be available to respond to questions. Following consummation of the Separation, Arthur Andersen LLP will continue as independent auditors of MediaOne. The selection of New U S WEST's auditors will be made after consummation of the Separation.

PROPOSAL TO APPROVE THE 1998 NEW U S WEST STOCK PLAN (ITEM 4 ON PROXY CARD)

    Holders of Communications Stock and Media Stock are being asked to consider and approve a related proposal to adopt the 1998 New U S WEST Stock Plan to provide for the granting by New U S WEST of stock awards in New U S WEST Common Stock following the Separation.

    Under the 1998 New U S WEST Stock Plan, grants of stock options and other stock awards made after the Separation may be made with respect to New U S WEST Common Stock in the same manner as currently permitted with respect to Communications Stock. If the Separation is approved and implemented, outstanding Communications Stock Awards previously granted under the U S WEST 1994 Stock Plan will be replaced with substitute awards in respect of New U S WEST Common Stock under the 1998 New U S WEST Stock Plan. See "Chapter 3: The Separation--Employee Benefits and Compensation Matters--Treatment of Communications Stock Awards."

DESCRIPTION OF 1998 NEW U S WEST STOCK PLAN

    The 1998 New U S WEST Stock Plan is a stockholder-approved means of affording eligible employees, executive officers, non-employee directors of New U S WEST and certain outside advisors to New U S WEST with an opportunity to acquire a proprietary interest in New U S WEST. Under the 1998 New U S WEST Stock Plan, "eligible employee" is defined as any employee of New U S WEST or its subsidiaries who is so employed on the date of the grant of an award. The 1998 New U S WEST Stock Plan provides for the grant of incentive stock options and non-qualified stock options (with or without reload options), stock appreciation rights ("SARs"), stock awards in the form of restricted stock or grants of New U S WEST Common Stock, phantom units (and with respect to phantom units and restricted stock awards, with or without dividend equivalent units), or a combination thereof to eligible employees, eligible non-employees, executive officers or outside directors of New U S WEST. The maximum aggregate number of shares of New U S WEST Common Stock that may be granted in 1998 is 4,800,000 shares. The maximum aggregate number of shares of New U S WEST Common Stock that may be granted in any other calendar year pursuant to the 1998 New U S WEST Stock Plan is one percent (1%) of the shares of New U S WEST Common Stock outstanding on the first day of such calendar year. The maximum number of shares of New U S WEST Common Stock for which awards may be granted to any individual participant in any calendar year may not exceed eight hundred thousand (800,000) shares. No further awards shall be granted under the 1998 New U S WEST Stock Plan following the fifth anniversary of the plan's approval by stockholders.

    The 1998 New U S WEST Stock Plan will be administered by the New U S WEST Human Resources Committee with respect to officers, executive officers and outside directors and by the employee benefits committee (consisting of employees appointed by the New U S WEST Human Resources Committee) (the "New U S WEST Employee Benefits Committee") with respect to all other

                                                                              58
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
eligible employees and eligible non-employees. For purposes of this description of the 1998 New U S WEST Stock Plan, the term "New U S WEST Committee" shall mean the New U S WEST Human Resources Committee or the New U S WEST Employee Benefits Committee or their delegates, as applicable.

    The New U S WEST Board shall have the right to amend, modify, suspend or terminate the 1998 New U S WEST Stock Plan at any time, provided that, with respect to Incentive Stock Options (as defined herein), no amendment will be made that will (i) decrease the minimum option price in the case of any Incentive Stock Option, or (ii) modify the provisions of the 1998 New U S WEST Stock Plan with respect to Incentive Stock Options, unless such amendment is made by or with the approval of the stockholders or unless the New U S WEST Board receives an opinion of counsel to New U S WEST that stockholder approval is not necessary with respect to any modifications relating to Incentive Stock Options, and provided further that no amendment will be made that will (i) increase the number of shares of New U S WEST Common Stock that may be issued under the 1998 New U S WEST Stock Plan, (ii) permit the option price for any option to be less than fair market value on the date such option is granted, or
(iii) extend the period during which awards may be granted under the 1998 New U S WEST Stock Plan beyond the fifth anniversary of its approval by stockholders, unless such amendment is made by or with the approval of stockholders. No amendment, modification, suspension or termination of the 1998 New U S WEST Stock Plan will alter or impair any awards previously granted under the 1998 New U S WEST Stock Plan, without the consent of the holder thereof.

    STOCK OPTIONS Options granted under the 1998 New U S WEST Stock Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Code ("Incentive Stock Options") or options that do not so qualify ("Nonqualified Stock Options"). Incentive Stock Options or Nonqualified Stock Options may be granted under the 1998 New U S WEST Stock Plan to any person who is an eligible employee, officer or executive officer of New U S WEST. In addition, Nonqualified Stock Options may be granted under the 1998 New U S WEST Stock Plan to any person who is an eligible non-employee of New U S WEST. The exercise price of Incentive Stock Options will be at least the fair market value of a share of New U S WEST Common Stock on the date of the grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of New U S WEST Common Stock). The exercise price of Nonqualified Stock Options will be at least the fair market value of a share of New U S WEST Common Stock on the date of the grant and may be granted with or without dividend equivalent rights; provided, however, that with respect to Nonqualified Stock Options granted to any executive officer, no dividend equivalent rights may be granted.

    The term of an option may not exceed 10 years (or five years in the case of an Incentive Stock Option granted to an optionee owning 10% or more of New U S WEST Common Stock).

    STOCK APPRECIATION RIGHTS The New U S WEST Committee may grant SARs to eligible employees, officers, executive officers and eligible non-employees either alone or in connection with an option granted pursuant to the 1998 New U S WEST Stock Plan. An SAR granted in connection with an option may be exercised only when the fair market value of the New U S WEST Common Stock exceeds the option price of the related option. Such SAR entitles the participant to surrender to New U S WEST unexercised, the related option, or any portion thereof and to receive cash and/or shares of New U S WEST Common Stock having a value equal to the excess of (i) the fair market value of one share of New U S WEST Common Stock on the day of the surrender over (ii) the option price per share of New U S WEST Common Stock multiplied by (iii) the number of shares of New U S WEST Common Stock that may be exercised under the option. An SAR granted singly shall entitle the participant to receive the excess of (i) the fair market value of a share of New U S WEST Common Stock on the date of exercise over (ii) the fair market value of a share of New U S WEST Common

                                                                              59
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

Stock on the date of the grant of the SAR multiplied by (iii) the number of SARs exercised. An SAR shall become a vested award upon (x) a participant becoming Disabled, or (y) the death of a participant.

    RESTRICTED STOCK The New U S WEST Committee may grant restricted stock to eligible employees, eligible non-employees, officers and executive officers of New U S WEST. No shares of restricted stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the restrictions on such shares have lapsed. The New U S WEST Committee will establish as to each award of restricted stock the terms and conditions upon which the restrictions will lapse, and, in its discretion, may accelerate the time at which such restrictions lapse, or waive such restrictions.

    Upon acceptance by a person of an award of restricted stock, subject to the restrictions noted above, the person will have all the rights of a stockholder with respect to such shares, including the right to vote such shares of restricted stock and the right to receive all dividends paid on such restricted stock. Certificates representing restricted stock will be held by New U S WEST until the restrictions lapse.

    PHANTOM UNITS The New U S WEST Committee may, in its sole discretion, grant the right to earn phantom units to eligible employees, eligible non-employees, officers and executive officers of New U S WEST. The New U S WEST Committee will determine the criteria for the earning of phantom units. Upon satisfaction of such criteria, a phantom unit will be deemed a "vested award," and, unless a participant has elected to defer, shares of New U S WEST Common Stock representing the phantom units will be distributed to the participant, unless the New U S WEST Committee, with the consent of the participant, provides for the payment of the phantom units in cash or partly in cash and partly in shares of New U S WEST Common Stock equal to the value of the shares of New U S WEST Common Stock which would otherwise be distributed to the participant.

    ADJUSTMENT OF SHARES In the event there is any change in the New U S WEST Common Stock by reason of any changes in the capital structure of New U S WEST, the number or kind of shares or interests subject to an award and the per share price or value thereof will be appropriately adjusted by the New U S WEST Committee at the time of such event, provided that each participant's economic position with respect to the award will not, as a result of such adjustment, be worse than it had been immediately prior to such event.

    CHANGE OF CONTROL The 1998 New U S WEST Stock Plan provides that in the event of a change of control of New U S WEST (as defined in the 1998 New U S WEST Stock Plan), all options and SARs will be fully exercisable as of the date of the change of control and remain exercisable through their full term. Restrictions applicable to outstanding awards of restricted stock will immediately lapse and conditions applicable to phantom units will automatically be deemed waived, and participants who receive such grants will become immediately entitled to receipt of the New U S WEST Common Stock subject to such grants, and the New U S WEST Committee, in its sole discretion, will have the right to accelerate payment of any deferrals of vested phantom units.

FEDERAL INCOME TAX CONSEQUENCES

    The statements in the following paragraphs of the principal federal income tax consequences of awards granted under the 1998 New U S WEST Stock Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

    INCENTIVE STOCK OPTIONS. An employee who receives an Incentive Stock Option pursuant to the 1998 New U S WEST Stock Plan does not recognize any taxable income upon the grant of such option.

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
Similarly, the exercise of an Incentive Stock Option generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by New U S WEST from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an Incentive Stock Option after these requisite periods, the Incentive Stock Option will be treated as a Nonqualified Stock Option and will be subject to the rules described below under "--Non-Qualified Stock Options, Stock Appreciation Rights and Phantom Units."

    If, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares pursuant to the exercise of such Incentive Stock Option (the "applicable holding period"), the employee generally will recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period--thereby making a "disqualifying disposition"--the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the Incentive Stock Option was exercised over the exercise price; the balance of any income received at the time of such disqualifying disposition would be capital gain (provided the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

    An employee who exercises an Incentive Stock Option by delivering shares previously acquired pursuant to the exercise of another Incentive Stock Option before the expiration of their applicable holding period is treated as making a "disqualifying disposition" of such shares. Upon the exercise of an Incentive Stock Option with previously acquired shares after the applicable holding period, it appears, despite some uncertainty, that the employee would not recognize gain or loss with respect to such previously acquired shares.

    NONQUALIFIED STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND PHANTOM UNITS. An individual who receives a grant of a Nonqualified Stock Option, an SAR, or a phantom unit will not recognize any taxable income upon such grant. However, the individual generally will recognize ordinary income upon exercise of a Nonqualified Stock Option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received; likewise, upon the vesting of a phantom unit, the individual generally will recognize ordinary income in an amount equal to the fair market value of the shares, plus cash, if any, received.

    As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (i.e., the "Deferral Period") for any individual who is an officer or director of New U S WEST or a beneficial owner of more than ten percent (10%) of any class of equity securities of New U S WEST. Absent a Section 83(b) election (as described below), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

    An individual who exercises a Nonqualified Stock Option by delivering New U S WEST Common Stock to New U S WEST, other than New U S WEST Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option which is treated as a "disqualifying disposition" as described above, will not recognize gain or loss with respect to the exchange of such New U S WEST Common Stock, even if the fair market value of the shares so delivered is different from the individual's tax

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                                                CONSIDERED AT THE ANNUAL MEETING
basis. The individual, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash.

    RESTRICTED STOCK. Absent a written election pursuant to Section 83(b) of the Code filed with the IRS within 30 days after the date of transfer of such shares (a "Section 83(b) election"), an individual who receives restricted stock under the 1998 New U S WEST Stock Plan generally will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the consideration paid for such restricted stock, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the shares as of that date over the price paid for such award, if any.

    CONSEQUENCES TO NEW U S WEST. New U S WEST will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Stock Option or the disposition, after the applicable holding period, of the shares acquired upon exercise of an Incentive Stock Option. In the event of a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, New U S WEST generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to New U S WEST and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

    A federal income tax deduction generally will be allowed to New U S WEST in an amount equal to the ordinary income included by the employee with respect to his or her Nonqualified Stock Option, SAR, phantom unit, or restricted stock, provided that such amount constitutes an ordinary and necessary business expense to New U S WEST and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

    CHANGE OF CONTROL. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of New U S WEST (as defined in Section 280G of the Code), including payments under the 1998 New U S WEST Stock Plan that vest upon a "change of control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to New U S WEST and the individual would be subject to a 20% excise tax on such portion of the payments.

    CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. New U S WEST believes that certain awards granted under the 1998 New U S WEST Stock Plan should qualify for the performance-based compensation exception to Section 162(m).

    Approval of the 1998 New U S WEST Stock Plan is being sought to establish New U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

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                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    The foregoing summary of the 1998 New U S WEST Stock Plan is qualified in its entirety by reference to the full proposed text of the 1998 New U S WEST Stock Plan included in Annex C. The 1998 New U S WEST Stock Plan will become effective at the Separation Time. This proposal is conditioned upon approval by holders of Communications Stock and Media Stock of the Separation. If the Separation is not approved by holders of Communications Stock and Media Stock or implemented by the U S WEST Board, this proposal will not be implemented. The approval of the Separation and this proposal by holders of Communications Stock and Media Stock at the Annual Meeting will constitute approval of the 1998 New U S WEST Stock Plan by stockholders of New U S WEST. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 NEW U S WEST STOCK PLAN.

PROPOSAL TO APPROVE THE NEW U S WEST LONG-TERM INCENTIVE PLAN (ITEM 5 ON PROXY
  CARD)

    Holders of Communications Stock and Media Stock are being asked to consider and approve a related proposal to adopt the New U S WEST LTIP.

    The New U S WEST LTIP is intended to provide key executives of New U S WEST with incentive compensation based upon the sum of regular cash dividends, if any, paid on New U S WEST Common Stock, and the achievement of pre-established, objective performance goals. Eligibility under the New U S WEST LTIP will be limited to executives and key employees of New U S WEST selected by the New U S WEST Human Resources Committee.

    The New U S WEST LTIP includes three performance periods of three years that conclude, respectively, on December 31 of 1998, 1999 and 2000. The New U S WEST Human Resources Committee will assign Dividend Equivalent Units ("DEUs") to New U S WEST LTIP participants with respect to each performance period that had been assigned to such participant under the U S WEST Communications Group Long-Term Incentive Plan. The New U S WEST Human Resources Committee may assign additional DEUs on such other occasions as it may determine, the number of which will be determined, based on New U S WEST's compensation strategy and philosophy at such time. At the conclusion of each performance period, participants will be entitled to receive a percentage of the product of their respective DEUs multiplied by the aggregate value of dividends paid during the performance period on one share of New U S WEST Common Stock. The percentage, which may not exceed 150%, will be determined pursuant to a performance formula established by the New U S WEST Human Resources Committee within 90 days of the commencement of a performance period. The performance formula will be based on one or more of New U S WEST's financial results, revenue, productivity and efficiency measures, customer service, and employee and management satisfaction measures.

    Payments, if any, following a performance period will be in the form of New U S WEST Common Stock, and shall occur as soon as practicable following the conclusion of the performance period. The number of shares issued for a performance period will be determined by dividing the amount payable to a participant for a performance period by the closing price of New U S WEST Common Stock, averaged over a 20 trading day period commencing ten trading days prior to the end of the performance period. Shares so paid may be restricted or unrestricted, at the discretion of the New U S WEST Human Resources Committee. A pool of 1,300,000 shares of New U S WEST Common Stock will be available for issuance over the life of the New U S WEST LTIP, and the number of DEUs issued to any participant for any performance period shall not exceed 500,000.


    Approval of the New U S WEST LTIP is being sought to establish New U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the New U S WEST LTIP. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is


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                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

    The foregoing summary of the New U S WEST LTIP is qualified in its entirety by reference to the full text of the plan included in Annex D. The New U S WEST LTIP will become effective at the Separation Time. This proposal is conditioned upon approval by holders of Communications Stock and Media Stock of the Separation. If the Separation is not approved by holders of Communications Stock and Media Stock or implemented by the U S WEST Board, this proposal will not be implemented. The approval of the Separation and this proposal by holders of Communications Stock and Media Stock at the Annual Meeting will constitute approval of the New U S WEST LTIP by stockholders of New U S WEST. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NEW U S WEST LTIP.

PROPOSAL TO APPROVE THE NEW U S WEST EXECUTIVE SHORT-TERM INCENTIVE PLAN (ITEM 6
  ON PROXY CARD)

    Holders of Communications Stock and Media Stock are being asked to consider and approve a related proposal to adopt the New U S WEST ESTIP.

    The New U S WEST ESTIP will provide certain officers of New U S WEST with the opportunity to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Eligibility under this plan will be limited to the Chief Executive Officer and any individuals employed by New U S WEST at the end of any calendar year who appear in the summary compensation table in New U S WEST's annual proxy statement to stockholders for that year.

    Under this plan, participants will be eligible to receive equal shares of a cash bonus pool, provided that the New U S WEST Human Resources Committee will have the authority to reduce the share of any participant. The cash bonus pool will be equal to one-quarter of one percent (0.25%) of cash provided by operating activities of New U S WEST and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amount the New U S WEST Human Resources Committee deems appropriate. In the event that the New U S WEST Human Resources Committee elects to reduce the cash bonus pool to an amount that is less than 0.25% of cash provided by operating activities, the amount by which the pool is reduced may, at the New U S WEST Human Resources Committee's sole discretion, be added to the cash bonus pool that is available for any subsequent year or years. In determining the amount to be paid to a participant for any calendar year or other applicable period, the New U S WEST Human Resources Committee will consider a number of performance factors, including, but not limited to, New U S WEST's net income and cash flow, quality indicators, and other operating and strategic results. Any such reduction of a participant's share will not result in an increase of another participant's share. Should a "change of control," as that term is defined in the New U S WEST ESTIP, occur, the period for which the cash bonus pool is established may be reduced, so that the end of such period coincides with the date of the change of control.


    Approval of the New U S WEST ESTIP is being sought to establish New U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the New U S WEST ESTIP. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.


    The foregoing summary of the New U S WEST ESTIP is qualified in its entirety by reference to the full proposed text of the New U S WEST ESTIP included in Annex E. The New U S WEST ESTIP will become effective at the Separation Time. This proposal is conditioned upon approval by

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                                                CONSIDERED AT THE ANNUAL MEETING
holders of Communications Stock and Media Stock of the Separation. If the Separation is not approved by holders of Communications Stock and Media Stock or implemented by the U S WEST Board, this proposal will not be implemented. The approval of the Separation and this proposal by holders of Communications Stock and Media Stock at the Annual Meeting will constitute approval of the New U S WEST ESTIP by stockholders of New U S WEST. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NEW U S WEST ESTIP.

PROPOSAL TO APPROVE AN AMENDMENT TO THE U S WEST 1994 STOCK PLAN (ITEM 7 ON
  PROXY CARD)

    Holders of Communications Stock and Media Stock are being asked to consider and approve a related proposal to amend the U S WEST 1994 Stock Plan, which will continue as the stock plan for MediaOne after the Separation (the "MediaOne Stock Plan"). See "Chapter 3: The Separation-- Employee Benefits and Compensation Matters."

    The MediaOne Stock Plan is a stockholder-approved means of affording certain eligible employees, executive officers, directors and certain outside advisors with an opportunity to acquire a proprietary interest in U S WEST, which after the Separation will become MediaOne. Through grants of stock options, restricted and unrestricted stock and other instruments, the MediaOne Stock Plan aligns the financial interests of participants with those of stockholders, and provides participants with a strong incentive to maximize stockholder value. The maximum number of shares that may be granted with respect to the Media Stock in any calendar year under the MediaOne Stock Plan is three-quarters of one percent (0.75%) of the Media Stock outstanding on the first day of that calendar year, though in the event that fewer than the full number of shares available for issuance in any calendar year is issued in that year, the shares not issued are added to the shares available for issuance in any subsequent year or years. The U S WEST Board recommends that stockholders approve an amendment to increase the maximum number of shares that may be granted with respect to the Media Stock (or MediaOne Common Stock after the Separation) in any calendar year under the MediaOne Stock Plan from the current three-quarters of one percent (0.75%) to one percent (1.0%) of the Media Stock (or MediaOne Common Stock after the Separation) outstanding on the first day of that calendar year.

    Approval of the amendment to the MediaOne Stock Plan is also being sought to establish U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Code, stockholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

    This proposal is not conditioned upon approval by holders of Communications Stock and Media Stock of the Separation. If this proposal is approved, the MediaOne Stock Plan will be amended as described above regardless of whether the Separation is approved by holders of Communications Stock and Media Stock or implemented by the U S WEST Board. THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE MEDIAONE STOCK PLAN.

PROPOSAL TO APPROVE AN AMENDMENT TO THE U S WEST EXECUTIVE SHORT-TERM INCENTIVE
  PLAN (ITEM 8 ON PROXY CARD)

    Holders of Communications Stock and Media Stock are being asked to consider and approve a related proposal to amend the U S WEST Executive Short-Term Incentive Plan, which will continue as the short-term incentive plan for certain executive officers of MediaOne after the Separation (the "MediaOne ESTIP").

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                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    The MediaOne ESTIP is intended to provide key executives of MediaOne with incentive compensation based upon the achievement of pre-established performance goals. The Human Resources Committee of the U S WEST Board (the "U S WEST Human Resources Committee") established the performance goals for MediaOne for 1998, at the beginning of the 1998 performance period. Following the Separation, the MediaOne ESTIP will be administered by the MediaOne Human Resources and Executive Development Committee (the "MediaOne Human Resources Committee"), which will establish performance goals at the beginning of each performance period. The MediaOne ESTIP performance goals consist of financial, strategic and customer objectives for MediaOne, as well as individual performance goals. For calendar year 1998, the financial, strategic and customer goals for MediaOne pertain to growth in EBITDA, revenues, net cash flow, and cable television subscribers, as well as to qualitative goals involving customer service, quality controls, public policy, alliance/partnering issues and issues surrounding the recognition of the year 2000 by MediaOne's software and technology systems. Individual performance goals are based on the contributions of a participant's business unit toward the achievement of MediaOne's financial, strategic and customer goals. Eligibility in the plan will continue to be limited to the Chief Executive Officer and any individuals employed at the end of a calendar year who appear in the summary compensation table of MediaOne's proxy statement to stockholders for that year. Under the terms of the plan, participants are eligible to receive equal shares of a cash bonus pool, provided that the MediaOne Human Resources Committee will have authority to reduce the share of any participant. The cash bonus pool is currently equal to one-quarter of one percent (0.25%) of cash provided by operating activities of U S WEST and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amount the U S WEST Human Resources Committee deems appropriate. For the year ended December 31, 1997, 0.25% of cash provided by operating activities amounted to approximately $12.9 million for U S WEST and its consolidated subsidiaries. In the event that the U S WEST Human Resources Committee elects to reduce the cash bonus pool to an amount that is less than 0.25% of cash provided by operating activities, the amount by which the pool is reduced may, at the U S WEST Human Resources Committee's sole discretion, be added to the cash bonus pool that is available for any subsequent year or years. In determining the amount to be paid to a participant for any calendar year, the MediaOne Human Resources Committee will consider the extent to which MediaOne has achieved its financial, strategic and customer goals, as well as the extent to which each participant has achieved his individual performance goals. Any such reduction of a participant's share does not result in an increase of another participant's share. Should a "change of control," as that term is defined in the MediaOne ESTIP, occur, the period for which the cash bonus pool is established may be reduced, so that the end of such period coincides with the date of the change of control.



    The U S WEST Board recommends that stockholders approve an amendment to modify the calculation of the cash bonus pool so that it is equal to one-half of one percent (0.5%) of the EBITDA of MediaOne and its consolidated subsidiaries, determined on a proportionate basis (I.E., MediaOne's proportionate share of EBITDA of nonconsolidated investments are included with the EBITDA of consolidated investments). It is expected that this amendment will maintain the size of the cash bonus pool, following the Separation, at a level that will permit MediaOne to award performance with incentive compensation in a manner that is consistent with past practices. For the year ended December 31, 1997, 0.50% of MediaOne's pro forma EBITDA determined on a proportionate basis amounted to approximately $10.1 million. The U S WEST Board believes that this amendment will allow MediaOne, following the Separation, to provide incentive compensation to its key executives to an extent that is commensurate with its industry peers. The MediaOne ESTIP, as amended, will become effective at the Separation Time.



    Approval of the amendment to the MediaOne ESTIP is being sought to establish U S WEST's ability to deduct, for federal income tax purposes, compensation paid pursuant to the MediaOne ESTIP. Under Section 162(m) of the Code, stockholder approval of performance-based compensation


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                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.

    This proposal is conditioned upon approval by holders of Communications Stock and Media
Stock of the Separation. If the Separation is not approved by holders of Communications Stock and Media Stock or implemented by the U S WEST Board, this proposal will not be implemented.
THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE MEDIAONE ESTIP.

STOCKHOLDER PROPOSALS

    Stockholder proponents have notified U S WEST of their intent to present the following proposals and supporting statements at the Annual Meeting. The adoption of the proposals would not, in itself, cause the implementation of the action or policy called for by the proposal, but simply would constitute a recommendation to the U S WEST Board.

STOCKHOLDER PROPOSAL (ITEM 9 ON THE PROXY CARD)

    Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, owning of record 120 shares of Communications Stock and 120 shares of Media Stock, has given notice that she intends to present to the Annual Meeting the following resolution:

        "RESOLVED: That the shareholders of U S WEST recommend that the Board of Directors take the necessary steps to institute the election of directors ANNUALLY, instead of the stagger system as is now provided."

        "REASONS: The great majority of New York Stock Exchange listed corporations elect all their directors each year."

        "This ensures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

        "Last year the owners of Communications Stock and Media Stock representing approximately 36.8% of shares VOTING, voted FOR this proposal."

        "If you AGREE, please mark your proxy FOR this resolution."

    THIS PROPOSAL HAS BEEN SUBMITTED TO EACH OF THE PAST NINE ANNUAL MEETINGS AND EACH TIME HAS BEEN DEFEATED. THE U S WEST BOARD AGAIN HAS CONSIDERED THE PROPOSAL AND AGAIN RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" IT.

    The U S WEST Board believes that the election of directors by classes enhances the likelihood of continuity and stability in the U S WEST Board and its policies. When directors are elected by classes, a change in the composition of a majority of the U S WEST Board normally requires at least two stockholder meetings, instead of one. Classification of the U S WEST Board also encourages any person seeking to acquire control of U S WEST to initiate such an action through arm's length negotiations with management and the U S WEST Board, who are in a position to negotiate a transaction that is fair to all stockholders of U S WEST. With a classified U S WEST Board, it is more likely that a majority of the directors of U S WEST will have prior U S WEST Board experience, which will continue to facilitate planning for the business of U S WEST.

STOCKHOLDER PROPOSAL (ITEM 10 ON THE PROXY CARD)

    Mr. John J. Gilbert and Mrs. Margaret R. Gilbert, 29 East 64th Street, New York, New York, 10021-7043, owners, executors of estates holding, and co-trustees of family trusts owning of record approximately 1060 shares of Communications Stock and 801 shares of Media Stock; Mr. Allan Frank,

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                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

6882 East Center Ave., Denver, Colorado, 80224-1503, owner of record of 308 shares each of Communications Stock and Media Stock; Mr. Gerald Armstrong, P.O. Box 18546, Capital Hill Station, Denver, Colorado 80218, owner of record of 20 shares each of Communications Stock and Media Stock; and Mr. Edward Rudy and Mrs. Edith Rudy, Box 7077, Yorkville Station, New York, New York 10126, owners of record of 366 shares of Communications Stock and 348 shares of Media Stock, have given notice that they intend to present at the Annual Meeting the following resolution:

        "RESOLVED: That the stockholders of U S WEST, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

        "REASONS: Continued strong support along the lines we suggest were shown at the last annual meeting, when owners of Communications Stock and Media Stock representing approximately 27.2% of shares voting were cast in favor of this proposal."

        "California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision."

        "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons from becoming directors before they harm investors."

        "Many successful companies have cumulative voting. For example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. Further, Union Pacific is a good example having troubles with their freight shipments, which are backed up for a month. The merger with Southern Pacific is part of the excuse. Just last year, Union Pacific took away cumulative voting."

        "Lockheed-Martin, as well as VWR Corporation, now has a provision that if anyone has 40% or more of the shares then cumulative voting applies; it does apply at the latter company."

        "In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Hewlett Packard, a very successful company, has cumulative voting."

        "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

    THIS PROPOSAL WAS SUBMITTED AT FOUR OF THE LAST FIVE ANNUAL MEETINGS AND WAS DEFEATED EACH TIME. THE U S WEST BOARD HAS AGAIN CONSIDERED THE PROPOSAL AND AGAIN RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST IT.

    Currently, each director of U S WEST is elected by the holders of a majority of the U S WEST shares represented and voting at a meeting of stockholders. This method reflects the widely-held approach that directors should be elected for their willingness and ability to serve all stockholders. The U S WEST Board believes that cumulative voting can result in the election of directors by a relatively

                                                                              68
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
small group of stockholders. Such directors tend to represent special interests of the small group that elected them. This partisanship among directors voting on behalf of special interests could interfere with the effectiveness of the U S WEST Board and thus be contrary to the interests of U S WEST and its stockholders as a whole.

U S WEST DIRECTOR AND EXECUTIVE OFFICER INFORMATION

BOARD OF DIRECTORS

    Pursuant to the U S WEST Restated Certificate, the U S WEST Board consists of three classes of directors. Each class of directors is subject to election by stockholders every three years. The U S WEST Board has adopted a policy that requires directors to retire at the annual meeting following the director's 72nd birthday.

    Regular meetings of the U S WEST Board take place six times during the year and special meetings are scheduled as necessary. The U S WEST Board held 11 meetings in 1997. No incumbent Director attended fewer than 75 percent of the aggregate of the total number of meetings of the U S WEST Board and all Committees of the U S WEST Board on which such director served. Directors meet their responsibilities not only by attending U S WEST Board and Committee meetings but also through participation in informational sessions, informal consultations, and communication with members of management on matters affecting U S WEST.

    For information with respect to the members of the U S WEST Board, see "--Election of Directors."

COMMITTEES OF THE U S WEST BOARD

    The U S WEST Board has established the following standing Committees.

    AUDIT COMMITTEE. The Audit Committee held four meetings in 1997. The Audit Committee members are Mr. Dove (Chair), Mr. Crandall, Mr. Grieve, Mr. Jacobson and Ms. Nelson. The Audit Committee's purpose is to oversee U S WEST's accounting and financial reporting policies and practices and to assist the U S WEST Board in fulfilling its fiduciary and corporate accountability responsibilities. U S WEST's internal auditors and independent certified public accountants periodically meet with the Audit Committee and always have unrestricted direct access to the Audit Committee members.

    BOARD AFFAIRS COMMITTEE. The Board Affairs Committee held five meetings in 1997. The Committee members are Mr. Grieve (Chair), Mr. Jacobson, Ms. Nelson and Mr. Popoff. The Board Affairs Committee serves as a nominating committee for the U S WEST Board. The Committee also makes recommendations regarding director compensation and committee structure and composition, and oversees corporate governance. This committee will consider candidates for the U S WEST Board recommended by stockholders if the names and qualifications of such candidates are submitted in writing to the Secretary of U S WEST, Inc., 7800 East Orchard Road, Suite 200, Englewood, Colorado 80111.

    FINANCE COMMITTEE. The Finance Committee held three meetings in 1997. The Finance Committee members are Mr. Gilmour (Chair), Mr. Grieve, Mr. Harad, Ms. Nelson and Mr. Williams. The Finance Committee is responsible for evaluating U S WEST's growth strategies and financing for U S WEST's operations.

    HUMAN RESOURCES COMMITTEE. The Human Resources Committee held six meetings in 1997. The Human Resources Committee members are Mr. Popoff (Chair), Mr. Gilmour, Mr. Harad and Mr. Williams. The Human Resources Committee is responsible for assuring the appropriateness of the compensation and benefits of the Executive Officers of U S WEST and its subsidiaries and for providing for the orderly succession of management.

                                                                              69
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    PUBLIC POLICY COMMITTEE. The Public Policy Committee held two meetings in 1997. The Public Policy Committee members are Mr. Crandall (Chair), Mr. Dove, Mr. Jacobson and Mr. Popoff. The Public Policy Committee is responsible for reviewing public policy issues generally.

DIRECTOR COMPENSATION

    To attract and retain exceptionally qualified directors, U S WEST offers a competitive director compensation package, with a strategic mix of elements weighted toward equity ownership to align the interests of directors with the long-term interests of stockholders. U S WEST considers equity ownership a powerful influence to put decision-making in close contact with stockholder interests and focus attention on directing U S WEST as owners. The remaining compensation components consist of cash and non-cash benefits, described below.

    Non-employee directors receive an annual retainer of $30,000 and a fee of $1,200 for attendance at each U S WEST Board or Committee meeting. For multi-day meetings, non-employee directors receive a fee of $1,200 per day. For additional service as Committee chairs, the chairpersons of the standing Committees receive an annual retainer of $4,500. Each non-employee director also receives an allowance of up to $3,000 per year net of taxes for the purchase of telecommunications and cable services and equipment.

    Directors may elect to defer receipt of all or part of their retainers and Committee fees in stock or in cash. Deferred amounts that otherwise would be payable in common stock have been credited, in evenly divided proportions of Communications Stock and Media Stock, in an account as phantom stock units, the value of which rises and falls with the price of Communications Stock and Media Stock. Additional stock units are credited to the account when a dividend is declared on U S WEST common stock. Cash payments so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter.

    From time to time, on appropriate occasions, directors are asked to participate in informational sessions or informal consultations regarding U S WEST developments or otherwise to assist U S WEST with special projects or other business matters in which they have expertise. For such sessions or consultations of significant duration, directors are compensated with a cash payment of $1,200. Directors routinely participate in informational sessions and consultations of shorter duration without receiving any separate compensation.

    Under the terms of the amended U S WEST 1994 Stock Plan approved by stockholders, directors have received 400 shares of Communications Stock and 400 shares of Media Stock in each of their first five years of service. They also have received annual grants of 3,000 stock options for each class of common stock. These options have value for directors only if the price of U S WEST's stock appreciates from the date of the option grant.

    Non-employee directors who serve a minimum of five credited years on the U S WEST Board (or one year, in the event of a change of control of U S WEST) are entitled to a retirement benefit equal in value to the amount of their final-year retainer multiplied by the lesser of ten or their number of years of service on the U S WEST Board. At the director's discretion, this amount is paid in ten equal annual installments or a single installment equal to its discounted present value.

    Any director who is an employee of U S WEST or one of its subsidiaries receives no compensation for serving as a director.

                                                                              70
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses the compensation received by U S WEST's Chief Executive Officer and the four other most highly paid executive officers (the "U S WEST Named Executive Officers") for services rendered for the three fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION          ----------------------------------------------
                                         -----------------------------------               SECURITIES UNDERLYING
                                                                   OTHER      RESTRICTED
                                                                  ANNUAL         STOCK          OPTIONS/SARS         LTIP
                                          SALARY      BONUS    COMPENSATION    AWARD(S)    ----------------------   PAYOUTS
NAME AND PRINCIPAL POSITION     YEAR        ($)        ($)          ($)           ($)         CLASS        (#)        ($)
----------------------------  ---------  ---------  ---------  -------------  -----------     -----     ---------  ---------
RICHARD D. MCCORMICK........       1997  $ 871,904  $1,100,000   $  24,005                          M     185,500  $ 276,130
  President, CEO and                                                                                C     298,855
  Chairman of the Board            1996  $ 760,000  $1,100,000   $  19,113                          M     153,500
                                                                                                    C     211,736
                                   1995  $ 760,000  $ 450,000    $  22,865                          U     140,000  $2,083,292

CHARLES M. LILLIS...........       1997  $ 618,115  $ 630,000    $   3,083                          M     168,150  $  90,583
  Executive Vice President,                                                                         C      30,000
  U S WEST & President             1996  $ 548,846  $ 458,500    $   1,059                          M     143,150
  and CEO, U S WEST                                                                                 C      33,000
  Media Group                      1995  $ 490,000  $ 375,000    $     632     $ 100,800(2)          U    100,000  $1,488,098

SOLOMON D. TRUJILLO.........       1997  $ 525,220  $ 645,000    $  11,821                          M      56,650  $ 267,319
  Executive Vice President,                                                                         C     113,836
  U S WEST & President             1996  $ 432,477  $ 383,500    $  15,029                          M      56,650
  and CEO, U S WEST                                                                                 C     113,461
  Communications Group             1995  $ 342,500  $ 300,000    $  10,468                          U     130,000  $ 976,441

CHARLES P. RUSS, III........       1997  $ 487,577  $ 450,000    $   6,579                          M      74,250  $  75,534
  Executive Vice President-                                                                         C      38,000
  Law, Public Policy and           1996  $ 399,423  $ 285,800    $   4,459                          M      46,250
  Human Resources,                                                                                  C      38,502
  General Counsel and              1995  $ 370,000  $ 180,000    $  15,050                          U      40,000  $ 892,847
  Secretary

MICHAEL P. GLINSKY(1).......       1997  $ 421,808  $ 370,000    $   2,943                          M      58,250  $  77,343
  Executive Vice President
    and                                                                                             C      29,000
  Chief Financial Officer          1996  $ 276,923  $ 285,800    $     111                          M      46,250
                                                                                                    C      28,000

                                 ALL OTHER
                              COMPENSATION(3)
NAME AND PRINCIPAL POSITION         ($)
----------------------------  ----------------
RICHARD D. MCCORMICK........     $  139,646
  President, CEO and
  Chairman of the Board          $   54,049
                                 $   68,182
CHARLES M. LILLIS...........     $   97,237
  Executive Vice President,
  U S WEST & President           $   67,635
  and CEO, U S WEST
  Media Group                    $   31,156
SOLOMON D. TRUJILLO.........     $   51,129
  Executive Vice President,
  U S WEST & President           $   45,458
  and CEO, U S WEST
  Communications Group           $   29,491
CHARLES P. RUSS, III........     $   49,663
  Executive Vice President-
  Law, Public Policy and         $   30,644
  Human Resources,
  General Counsel and            $   26,241
  Secretary
MICHAEL P. GLINSKY(1).......     $   67,120
  Executive Vice President
    and
  Chief Financial Officer        $  304,549

------------------------------

U=U S WEST, Inc. option
C=U S WEST Communications option
M=U S WEST Media option

NOTE: On October 31, 1995, the stockholders of U S WEST approved the 1995 Recapitalization. Options granted on or after the effective date, November 1, 1995, are options in either Communications Stock or Media Stock. Options outstanding prior to November 1, 1995, were classified as one option each of Communications Stock and Media Stock. The exercise price of these reclassified options is based on the weighted closing price of Communications Stock and Media Stock as of November 1, 1995, which on a combined basis equals the full exercise price of the original option.

(1) Mr. Glinsky was elected Executive Vice President and Chief Financial Officer effective April 15, 1996.

(2) Mr. Lillis received 5,600 shares of Media Stock in November, 1995, subject to a two-year restriction on sale or transferability.

(3) The amounts in this column are attributable to (1) the U S WEST matching contribution under the Deferred Compensation Plan, (2) the U S WEST matching contribution under the Savings Plan/ESOP, (3) the current dollar value of the remainder of the premium paid under a split-dollar insurance arrangement, and (4) the amount paid for the term insurance portion of

                                                                              71
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
    the foregoing split-dollar arrangement. The separate components of these amounts are set forth below. In April 1996, upon his employment with U S WEST, Mr. Glinsky received a one-time cash payment of $204,250.

                                                       YEAR ENDED DECEMBER 31, 1997
                                  ----------------------------------------------------------------------
                                      DEFERRED
                                    COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
NAME                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
--------------------------------  -----------------  -----------------  ---------------  ---------------
Richard D. McCormick............      $  90,595          $   8,000         $  38,906        $   2,145
Charles M. Lillis...............      $  45,906          $   8,000         $  42,137        $   1,194
Solomon D. Trujillo.............      $  19,250          $   8,000         $  23,441        $     438
Charles P. Russ, III............      $  30,879          $   8,000         $  10,101        $     683
Michael P. Glinsky..............      $  14,500          $   5,519         $  46,333        $     768

                                                       YEAR ENDED DECEMBER 31, 1996
                                  ----------------------------------------------------------------------
                                      DEFERRED
                                    COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
NAME                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
--------------------------------  -----------------  -----------------  ---------------  ---------------
Richard D. McCormick............      $  30,499          $   7,500         $  14,505        $   1,545
Charles M. Lillis...............      $  19,942          $   7,500         $  39,159        $   1,034
Solomon D. Trujillo.............      $  18,148          $   7,500         $  19,539        $     271
Charles P. Russ, III............      $  12,471          $   7,500         $  10,079        $     594
Michael P. Glinsky..............      $  --              $  --             $  99,583        $     711

                                                       YEAR ENDED DECEMBER 31, 1995
                                  ----------------------------------------------------------------------
                                      DEFERRED
                                    COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
NAME                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
--------------------------------  -----------------  -----------------  ---------------  ---------------
Richard D. McCormick............      $  30,441          $   7,500         $  28,826        $   1,415
Charles M. Lillis...............      $  --              $   7,500         $  22,831        $     825
Solomon D. Trujillo.............      $   8,885          $   7,500         $  12,886        $     220
Charles P. Russ, III............      $  11,000          $   7,500         $   7,199        $     542

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options granted to the U S WEST Named Executive Officers during 1997. U S WEST employed the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. These stock options comprise a portion of the U S WEST Named Executive Officers' total long-term compensation potential. As such, the issued amounts are consistent with U S WEST's compensation philosophy as outlined in the Report of the Human Resources Committee on Executive Compensation. See "-- Report of the Human Resources Committee on Executive Compensation."

                                                                              72
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    COMMUNICATIONS STOCK OPTIONS

                                                                   INDIVIDUAL GRANTS
                                  -----------------------------------------------------------------------------------
                                       NUMBER OF          PERCENT OF TOTAL
                                      SECURITIES        OPTIONS/SARS GRANTED    EXERCISE OR               GRANT DATE
                                  UNDERLYING OPTIONS/      TO EMPLOYEES IN      BASE PRICE   EXPIRATION     PRESENT
NAME                                SARS GRANTED(1)          FISCAL YEAR          ($/SH)        DATE       VALUE($)
--------------------------------  -------------------  -----------------------  -----------  -----------  -----------
Richard D. McCormick............          94,000                   0.99%         $  32.625       1/2/07    $ 496,072(3)
                                          40,849(2)                0.43%         $  34.125      11/8/03    $ 225,487(4)
                                          39,482(2)                0.42%         $  34.125       9/1/05    $ 217,941(4)
                                          65,006(2)                0.69%         $  45.938      12/2/04    $ 465,572(4)
                                          26,049(2)                0.28%         $  45.938      3/15/06    $ 186,562(4)
                                          33,469(2)                0.35%         $  45.938       9/1/05    $ 239,704(4)
Charles M. Lillis...............          30,000                   0.32%         $  32.625       1/2/07    $ 158,321(3)
Solomon D. Trujillo.............          74,000                   0.78%         $  32.625       1/2/07    $ 390,525(3)
                                          21,941(2)                0.23%         $  34.125      7/14/04    $ 121,114(4)
                                          17,895(2)                0.19%         $  45.625      12/2/04    $ 127,292(4)
Charles P. Russ, III............          38,000                   0.40%         $  32.625       1/2/07    $ 200,540(3)
Michael P. Glinsky..............          29,000                   0.31%         $  32.625       1/2/07    $ 153,044(3)

    MEDIA STOCK OPTIONS

                                                                 INDIVIDUAL GRANTS
                                ------------------------------------------------------------------------------------
                                     NUMBER OF          PERCENT OF TOTAL
                                    SECURITIES        OPTIONS/SARS GRANTED    EXERCISE OR                GRANT DATE
                                UNDERLYING OPTIONS/      TO EMPLOYEES IN      BASE PRICE   EXPIRATION     PRESENT
NAME                              SARS GRANTED(1)          FISCAL YEAR          ($/SH)        DATE        VALUE($)
------------------------------  -------------------  -----------------------  -----------  -----------  ------------
Richard D. McCormick..........         157,000                   1.80%         $  18.625       1/2/07   $  1,123,952(5)
                                        28,500                   0.33%         $  19.250      3/13/07   $    210,876(5)
Charles M. Lillis.............         150,000                   1.72%         $  18.625       1/2/07   $  1,073,389(5)
                                        18,150                   0.21%         $  19.000      2/21/07   $    132,551(5)
Solomon D. Trujillo...........          41,000                   0.47%         $  18.625       1/2/07   $    293,516(5)
                                        15,650                   0.18%         $  19.000      2/21/07   $    114,293(5)
Charles P. Russ, III..........          63,000                   0.72%         $  18.625       1/2/07   $    451,013(5)
                                        11,250                   0.13%         $  19.000      2/21/07   $     82,160(5)
Michael P. Glinsky............          47,000                   0.54%         $  18.625       1/2/07   $    336,470(5)
                                        11,250                   0.13%         $  19.000      2/21/07   $     82,160(5)

------------------------------

(1) Except as otherwise noted, these stock options become exercisable in one-third increments on the first, second and third anniversaries of the date of the grant, and include a reload feature. The reload feature gives the optionee the right to receive a further option, at the then current market price, for a number of shares equal to the number of shares of stock surrendered by the optionee in payment of the exercise price of the original option.

(2) These stock options become fully exercisable one year from the date of grant and do not include a reload feature.

(3) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Communications Stock, using the following assumptions: volatility, 25.0%, dividend yield, 5.8%, and a risk-free rate of return of 6.24% based on the options being outstanding for an average term of 4.0 years.

(4) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Communications Stock, using the following assumptions: volatility, 25.0%, dividend yield of 5.8%, and a risk-free rate of return of 5.77% to 6.24% based on the options being outstanding for an average term of 4.0 years.

(5) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Media Stock, using the following assumptions: volatility, 30.0%, dividend yield, 0.0%, and a risk-free rate of return of 6.33% based on the options being outstanding for an average term of 5 years.

                                                                              73
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
  VALUES

    COMMUNICATIONS STOCK OPTIONS

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  SHARES                          OPTIONS/SARS                IN-THE-MONEY
                                ACQUIRED ON                       AT FY-END(#)                OPTIONS/SARS
                                 EXERCISE       VALUE      --------------------------  ---------------------------
NAME                                (#)      REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Richard D. McCormick..........     271,666   $  4,477,859     183,295        412,189   $  2,681,754   $ 3,912,485
Charles M. Lillis.............      63,330   $    411,066      99,336         85,334   $  2,097,362   $ 1,327,703
Solomon D. Trujillo...........      50,122   $    806,527     111,945        243,837   $  1,831,255   $ 3,381,812
Charles P. Russ, III..........      17,164   $    200,087      90,661         70,001   $  1,658,556   $   999,160
Michael P. Glinsky............      --       $    --            9,333         47,667   $    114,329   $   591,171

    MEDIA STOCK OPTIONS

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  SHARES                          OPTIONS/SARS                IN-THE-MONEY
                                ACQUIRED ON                       AT FY-END(#)                OPTIONS/SARS
                                 EXERCISE       VALUE      --------------------------  ---------------------------
NAME                                (#)      REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Richard D. McCormick..........      --       $    --          501,958        315,501   $  6,370,757   $ 3,105,994
Charles M. Lillis.............      --       $    --          253,332        284,818   $  3,007,604   $ 2,789,308
Solomon D. Trujillo...........      --       $    --          146,890        147,318   $  1,755,550   $ 1,545,786
Charles P. Russ, III..........      --       $    --          113,332        110,918   $  1,385,233   $ 1,102,132
Michael P. Glinsky............      --       $    --           11,666         81,584   $    128,326   $   849,518

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table provides information concerning dividend equivalent units granted to the U S WEST Named Executive Officers during 1997 under the U S WEST Communications Group Long-Term Incentive Plan. Each dividend equivalent unit represents the right to receive an amount equal to the cumulative dividends paid on Communications Stock during a performance period, multiplied by a percentage representing the extent to which U S WEST Communications Group achieves certain performance goals based on financial results, revenue, productivity and efficiency, service and customer care, employee satisfaction, and stock performance.

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                       PERFORMANCE PERIOD         NON-STOCK PRICE-BASED PLAN(1)
                                                        UNTIL MATURATION   -------------------------------------------
                NAME                  NUMBER OF UNITS      OR PAYOUT          THRESHOLD        TARGET       MAXIMUM
------------------------------------  ---------------  ------------------  ---------------  ------------  ------------
Richard D. McCormick                       162,000           1997-1999                0     $  1,040,040  $  1,040,000
Charles M. Lillis                           52,000           1997-1999                0     $    333,840  $    333,840
Solomon D. Trujillo                        126,000           1997-1999                0     $    808,920  $    808,920
Charles P. Russ, III                        65,000           1997-1999                0     $    417,300  $    417,300
Michael P. Glinsky                          49,000           1997-1999                0     $    314,580  $    314,580

------------------------------

(1) Estimated future payouts assume a quarterly dividend rate of $0.535 per share over the performance period. Any change to the quarterly dividend rate would vary the payouts.

U S WEST PENSION PLANS

    The following tables illustrate the maximum estimated annual benefits payable to the U S WEST Named Executive Officers upon retirement pursuant to the U S WEST Pension Plans, based upon applicable pension plan formulas for specified final average annual compensation and specified years of

                                                                              74
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
service. The second table is based on the "defined lump sum" pension plan formula (the "DLS Formula") that applies to Mr. Glinsky. Messrs. McCormick, Lillis, Trujillo and Russ are eligible to receive the greater of any pension amount that is calculated under either table.

                              PENSION PLAN TABLES
                                  FIRST TABLE

                                                                        YEARS OF SERVICE
        FINAL AVERAGE ANNUAL          ------------------------------------------------------------------------------------
            COMPENSATION                  15          20          25          30          35          40           45
------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ------------
$ 500,000...........................  $  112,500  $  160,000  $  187,500  $  225,000  $  262,500  $  293,750  $    325,000
  600,000...........................     135,000     180,000     225,000     270,000     315,000     352,500       390,000
  700,000...........................     157,500     210,000     262,500     315,000     367,500     411,250       455,000
  800,000...........................     180,000     240,000     300,000     360,000     420,000     470,000       520,000
  900,000...........................     202,500     270,000     337,500     405,000     472,500     528,750       585,000
 1,000,000..........................     225,000     300,000     375,000     450,000     525,000     587,500       650,000
 1,100,000..........................     247,500     330,000     412,500     495,000     577,500     646,250       715,000
 1,200,000..........................     270,000     360,000     450,000     540,000     630,000     705,000       780,000
 1,300,000..........................     292,500     390,000     487,500     585,000     682,500     763,750       845,000
 1,400,000..........................     315,000     420,000     525,000     630,000     735,000     822,500       910,000
 1,500,000..........................     337,500     450,000     562,500     675,000     787,500     881,250       975,000
 1,600,000..........................     360,000     480,000     600,000     720,000     840,000     940,000     1,040,000
 1,700,000..........................     382,500     510,000     637,500     765,000     892,500     998,750     1,105,000

                                  SECOND TABLE

                                                                         YEARS OF SERVICE
         FINAL AVERAGE ANNUAL           ----------------------------------------------------------------------------------
             COMPENSATION                   15          20          25          30          35          40          45
--------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$ 500,000.............................  $  112,500  $  162,500  $  212,500  $  237,500  $  256,250  $  262,500  $  268,750
  600,000.............................     135,000     195,000     255,000     285,000     307,500     315,000     322,500
  700,000.............................     157,500     227,500     297,500     332,500     358,750     367,500     376,250
  800,000.............................     180,000     260,000     340,000     380,000     410,000     420,000     430,000
  900,000.............................     202,500     292,500     382,500     427,500     461,250     472,500     483,750
 1,000,000............................     225,000     325,000     425,000     475,000     512,500     525,000     537,500
 1,100,000............................     247,500     357,500     467,500     522,500     563,750     577,500     591,250
 1,200,000............................     270,000     390,000     510,000     570,000     615,000     630,000     645,000
 1,300,000............................     292,500     422,500     552,500     617,500     666,250     682,500     698,750
 1,400,000............................     315,000     455,000     595,000     665,000     717,500     735,000     752,500
 1,500,000............................     337,500     487,500     637,500     712,500     768,750     787,500     806,250
 1,600,000............................     360,000     520,000     680,000     760,000     820,000     840,000     860,000
 1,700,000............................     382,500     552,500     722,500     807,500     871,250     892,500     913,750

    The calculation of "final average annual compensation," is the highest average compensation for 60 consecutive months of the 120 consecutive-month period preceding retirement and includes compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table. As of December 31, 1997, Messrs. McCormick, Lillis, Trujillo, Russ and Glinsky had 36, 12, 23, 5 and 1 actual years of service, respectively. Mr. Lillis is eligible for a variable percentage of his final average annual compensation (calculated as his highest average compensation over any 60 consecutive-month period of his employment) based upon his age at retirement, less any amounts payable under

                                                                              75
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
any U S WEST pension plans. The applicable percentage is 40% at age 56 (his present age), and increases by varying increments from year to year -- I.E., 5% per year through age 58, and 1.5% per year thereafter. Mr. Russ is also eligible for a variable percentage of his final average compensation, calculated as his highest average compensation over any 60 consecutive-month period less amounts payable under U S WEST pension plans. The applicable variable percentage for Mr. Russ is 41% at age 53 (his present age), and increases by approximately 1.5% per year through age 65. In the event it is greater, Mr. Russ alternatively may receive an annuity equal to $14,000 for each of his first seven years of service at U S WEST. Given Mr. Glinsky's limited tenure with U S WEST, U S WEST has agreed to credit Mr. Glinsky with an additional .75 years of service for each year of credited service, calculated under the formula that applies to the first table set forth above.

    Benefits set forth in the preceding tables are computed as a straight-life annuity and are subject to deduction for Social Security.

EXECUTIVE AGREEMENTS

    U S WEST has entered into Severance Agreements with Messrs. Glinsky, McCormick and Russ. For a description of these agreements, see "Chapter 3: The Separation--Interests of Certain Persons in the Separation--Severance Agreements." In addition, Messrs. Lillis and Trujillo are parties to similar agreements with U S WEST. The Separation will not constitute a "Change of Control" under the severance agreements of Messrs. Lillis and Trujillo.

    U S WEST has entered into executive severance agreements with certain of its officers, including the executive officers other than the Chief Executive Officer. These agreements set forth the severance benefits that would be payable in certain circumstances other than a change of control, such as a termination not for cause, termination in connection with a downsizing, or resignation of an officer who elects not to accept reassignment to a non-comparable position. The severance benefits payable in such circumstances, following the delivery of a waiver and release of claims by the executive officer, include: (i) an amount equal to two times base salary; (ii) the amounts that would be otherwise due under the Executive Short-Term Incentive Plan and any long-term incentive plan, in each case pro-rated to the date of termination and calculated on the basis of full achievement of targeted performance levels; and (iii) financial counseling services, or the cash value thereof, through the year following the year of termination. The agreements also provide for the lapse of restrictions on certain grants of common stock issued to the officer, and the accelerated vesting of a pro-rated portion of the stock options issued to the officer. Finally, the agreements include provisions for medical, dental and vision benefits following termination, and provisions to protect confidentiality of U S WEST information and to arbitrate employment disputes. In the event of a change of control, the terms of the executive severance agreements will be superseded by any applicable change of control agreement.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

        HUMAN RESOURCES COMMITTEE. The Human Resources Committee of the Board (the "Committee") is composed entirely of independent outside Directors who meet regularly to oversee compensation levels and benefits plans to ensure that such levels and plans are appropriately competitive with the marketplace and aligned with shareholder interests. The Committee submits reports to the full Board concerning its activities and decisions. None of these non-employee Directors has interlocking or other relationships with other boards or the Company that would call into question his or her independence as a Committee member.

                                                                              76
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

        COMPENSATION PHILOSOPHY. The Committee has approved a compensation plan designed to attract, motivate, and retain the high-caliber executives necessary to achieve the Company's business strategies. The plan rewards those executives for building long-term value for Company shareholders. The Company takes an integrated and managed approach in developing its executive compensation strategy and programs. This approach balances the overall needs of the Company, including the unique business strategies and human resources initiatives among U S WEST, the Communications Group and the Media Group.

        Each compensation element supports the Company's mission, values, and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) a compensation structure that directly aligns the executives with the interests and concerns of shareholders; (ii) competitive compensation within industry and peer companies; (iii) customized business unit plans that reflect the unique characteristics of the Company's diversified operations; (iv) individual compensation highly correlated with personal performance and shareholder value creation; (v) programs that foster executive movement across the organization; and (vi) executive development and succession planning programs to provide long-term organizational strength and flexibility.

        The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term incentive compensation consisting primarily of stock options and performance-based stock plans. In developing an executive's total compensation package, the Committee considers each of these key compensation elements, as well as retirement benefits, insurance, and limited perquisites.

        Overall, the Committee believes that the Company's competitive market for executive talent is broader than the industry peer groups established to compare shareholder returns, which are set forth on the accompanying Performance Graphs. Accordingly, the population of companies surveyed for compensation data extends beyond the companies included in the peer group indices in the Performance Graphs.

        Total compensation is targeted near industry median benchmarks of surveyed companies for each component of compensation. Superior performance will result in above-market compensation delivered through variable-pay components. Likewise, less than satisfactory performance will result in below-market compensation.

        BASE SALARY. U S WEST has in place a market and performance based salary structure for its executive employees. Determination of appropriate compensation is based on level of responsibility, scope and impact of decision-making, and internal and external comparability. For purposes of comparability and competitive market pricing, the Company utilizes annual executive compensation salary surveys prepared by nationally recognized independent compensation consulting firms. These surveys encompass both the telecommunications and media industries, as well as surveys of companies of similar size in other industries. On average, the Company seeks to target executive base salary levels at the median range of surveyed companies. To facilitate executive movement among U S WEST, Inc., Communications Group, and Media Group, the Company has established comparable base salary opportunities across company lines.

        Executive salary reviews generally are conducted within a twelve to twenty-four month cycle. Base salary adjustments may occur at the time of such reviews and depend upon individual performance results, changes in job responsibilities, competitive forces, and/or the overall financial condition of the Company. Mr. McCormick's most recent salary action occurred in January 1997. At that time his base salary was increased to $875,000. Mr. McCormick's current base salary places him within the median range of surveyed companies.

                                                                              77
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

        SHORT-TERM INCENTIVE COMPENSATION. The U S WEST Executive Short-Term Incentive Plan (ESTIP) approved by shareholders in May, 1994 provides each named Executive Officer with the potential to earn annual cash awards based on the achievement of pre-established performance goals. Participants include the Chief Executive Officer and any individual employed by the Company at the end of any calendar year who appears in the Summary Compensation Table of the Annual Proxy Statement to Shareholders. The cash bonus pool from which the Company pays the bonuses for the CEO and the other named Executive Officers is limited to 0.25% of "Cash Provided by Operating Activities" for the annual performance period. The Committee has discretion to pay any portion of this pool based on factors including the Company's performance relative to pre-set financial, strategic, and customer goals, as well as individual performance goals. Any amount of the cash bonus pool not so paid may be added, at the Committee's sole discretion, to the cash bonus pool that is available for any subsequent year or years. The Committee has elected not to add unpaid portions of 1997's cash bonus pool to the bonus pool for 1998 and subsequent years.

        The pre-set performance goals for 1997 were an average roll-up of the goals of Communications Group and Media Group business units. The business unit goals for 1997 included EBITDA, net cash flow, operating income, strategic accomplishments, and qualitative measures.

        In determining the amount to be paid to Mr. McCormick for 1997 performance, the Committee considered the above-mentioned pre-set performance goals for U S WEST Inc., Communications Group and Media Group and individual performance. Mr. McCormick received ESTIP compensation of $ 1,100,000, or 125.7% of his 1997 base salary.

        LONG-TERM INCENTIVE COMPENSATION. For 1997, the Company's long-term incentive compensation included performance-based Dividend Equivalent Units issued under the U S WEST Communications Group Long-Term Incentive Plan (LTIP) and stock options issued under the U S WEST 1994 Stock Plan. Shareholders have approved both plans.

        During the past year, this combination of stock options and performance-based long term incentive opportunities provided a strategic mix of equity-based incentives that (i) continues to focus performance on the attainment of long-term strategic objectives, (ii) provides incentive to the executives for increasing total shareholder return, and
    (iii) provides continuity throughout the officer team by rewarding long-term commitment to the Company. The long-term compensation elements used for 1997 were:

        PERFORMANCE-BASED DIVIDEND EQUIVALENT UNITS ("DEUS"). The U S WEST Communications Group Long-Term Incentive Plan (the "Plan") provides key executives of the Company and of U S WEST Communications Group with incentive compensation based upon the sum of regular cash dividends, if any, paid on Communications Stock paid during a performance period under the plan. DEUs provide the executive the opportunity to earn incentive compensation based on the achievement of pre-established strategic and/or financial goals. These goals are structured to focus the executive's medium-term performance on the strategic imperatives that drive long-term value creation for the Company's shareholders.

        The Human Resources Committee assigned DEUs to Plan Participants at the beginning of each performance period. The Plan includes a two-year performance period that ended on December 31, 1997. At the conclusion of each performance period, participants are entitled to receive a percentage of the product of their respective DEUs multiplied by the aggregate value of dividends paid during the performance period on one share of Communications Stock. The percentage, which for the 1996-1997 performance period can not exceed 100%, is

                                                                              78
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING
    determined pursuant to a performance formula established by the Human Resources Committee. The performance formula is based on one or more of the Communications Group's financial results, productivity and efficiency measures, customer service, stock performance and employee and management satisfaction measures. Under this formula Mr. McCormick received 5,798 shares of Communications Stock worth $276,130.

        STOCK OPTIONS. The Committee generally has elected to grant stock options annually. The Company's stock option grants are designed to deliver, together with other long-term incentives, the potential for the executive to earn a market-based percentage of salary dependent on future stock performance. The Committee may take into consideration prior years' grants and circumstances when setting current year grants. Stock options granted during 1997 have an exercise price equal to the market price of the Company's stock on the date of grant, vest in one-third increments commencing one year from the grant date, and carry a ten-year term.

        Mr. McCormick received a stock option grant of: 94,000 Communications Stock shares and 185,500 Media Stock shares. The Committee believes that the grant to Mr. McCormick in 1997 is consistent with the Committee's total compensation philosophy to link a substantial portion of the CEO's compensation directly with the long-term value created for shareholders. This option grant is consistent with the average grants made to peer company CEOs as determined by market survey data.

        SIGNIFICANT EVENTS AFFECTING FUTURE LONG-TERM COMPENSATION. In conjunction with the restructuring of the Company into two new companies, if the restructuring is approved by shareholders, the Board approved long-term compensation plans for the executives of the new companies. The long-term incentive opportunity for executives of MediaOne Group is comprised entirely of MediaOne Group stock options. The long-term incentive opportunity for executives of new U S WEST, Inc. will consist of a combination of new U S WEST, Inc. stock options and DEUs as noted above.

        DEDUCTIBILITY OF COMPENSATION. The Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes the Company's pay-for-performance practices ensure that executive compensation is strongly tied to performance. The Committee believes it is in the best interests of the Company and its shareholders to comply with the tax law while still preserving the flexibility to reward executives consistent with the Company's pay philosophy for each compensation element. The Committee is obligated to the Board and shareholders of the Company to recognize and reward performance that increases the value of the Company. Accordingly, the Committee will exercise discretion in those instances where tax law considerations would compromise the interests of the shareholder.

        STOCK OWNERSHIP GUIDELINES. To encourage further growth in shareholder value, the Board has approved stock ownership targets for the Executive Officers of the Company. The Board established these targets because it believes that a significant level of stock ownership provides a powerful incentive to manage the Company as owners. The Committee reviews Executive Officers' stock ownership annually and, at its discretion, may consider such ownership in the granting of restricted shares and stock options. The target ownership level for the Chairman and CEO equals 5 times base salary. At the end of 1997, Mr. McCormick held Company stock valued at 29 times his 1997 salary.

                                                                              79
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

        CONCLUSION. It is the opinion of the Committee that U S WEST's integrated executive compensation strategy aligns the Company's executive compensation practices with corporate performance and the best interests of shareholders by ensuring the continuity and ongoing development of a strong leadership team fully aligned with our shareholders. We trust this letter and the accompanying tables and graphs will help you understand further the Company's compensation philosophy, programs, and actions.

    U S WEST, Inc. Board of Directors Human Resources Committee:

    Allan D. Gilmour                      George J. Harad

    Frank P. Popoff (Chairman)            Jerry O. Williams

                                                                              80
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

STOCKHOLDER RETURN PERFORMANCE GRAPHS

    CONSOLIDATED U S WEST PERFORMANCE. The following graph and chart compare the yearly change in cumulative total stockholder return on the consolidated common stocks of U S WEST, including the reinvestment of dividends, with the return on the Standard Poor's 500 Stock Index and the "Regional Holding Company Group." On November 1, 1995, U S WEST recapitalized its former single class of stock into Communications Stock and Media Stock. The performance graph sets forth the return on $100 invested in U S WEST common stock on December 31, 1992 over a 5-year period, and reflects a composite return for the two new classes of stock distributed on November 1, 1995.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(A)
                         AMONG U S WEST CONSOLIDATED(B)
              S&P 500 INDEX, AND REGIONAL HOLDING COMPANY GROUP(C)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   VALUE OF $100.00 INVESTED
           12/31/92

                                   US WEST - Consolidated    S&P 500    RHCs - Weighted
Dec-92                                               $100       $100               $100
Dec-93                                              $ 125      $ 110              $ 117
Dec-94                                              $ 103      $ 112              $ 107
Dec-95                                              $ 165      $ 153              $ 166
Dec-96                                              $ 160      $ 189              $ 167
Dec-97                                              $ 243      $ 251              $ 239

                                      DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
                                        1992         1993         1994         1995         1996         1997
                                     -----------  -----------  -----------  -----------  -----------  -----------
U S WEST--Consolidated.............   $     100    $     125    $     103    $     165    $     160    $     243
S&P 500............................   $     100    $     110    $     112    $     153    $     189    $     251
RHCs--Weighted.....................   $     100    $     117    $     107    $     166    $     167    $     239

    Assumes $100 invested on December 31, 1992 in the common stock of U S WEST, the S&P 500 Index, and the Regional Holding Company Group.

Notes:

(a)  Total return assumes the reinvestment of dividends.

(b)  Combined returns from Communications Stock and Media Stock.

(c) Consists of the regional holding companies, excluding U S WEST, that were created upon the divestiture of American Telephone and Telegraph Company of its local telephone operating companies. Includes the returns of Ameritech, Bell Atlantic, BellSouth, NYNEX, Pacific Telesis Group and SBC Communications, weighted by market capitalization. Pacific Telesis Group was acquired by SBC Communications on April 1, 1997, and NYNEX was acquired by Bell Atlantic on August 14, 1997. The total shareholder returns of Pacific Telesis Group and NYNEX parallel those of SBC Communications and Bell Atlantic, respectively, after such dates.

                                                                              81
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    SEPARATE COMMON STOCK GRAPHS. In addition to the Performance Graphs for U S WEST's consolidated total return, U S WEST has included two additional performance graphs that indicate the performance of the Communications Group and the Media Group against their respective peer groups. Each graph charts the performance of U S WEST stock relative to the Standard & Poor's 500 Stock Index and customized peer group indices for the 26-month period since November 1, 1995.

    For comparison of cumulative total stockholder return on Communications Stock, U S WEST has established a customized peer group (the "Communications Peer Group") that includes companies that offer communications services, including local telephone services, to business and residential customers in domestic geographic markets. The graph assumes $100 was invested in each of the Communications Stock, the Standard & Poor's 500 Stock Index and the Communications Peer Group in order to provide the returns on the Communications Stock relative to the indices since the recapitalization. For the companies in the Communications Peer Group, the returns of each company have been weighted to reflect the relative stock market capitalization as of the beginning of the 26-month performance period.

               COMPARISON OF 26-MONTH CUMULATIVE TOTAL RETURN(A)
                      AMONG U S WEST COMMUNICATIONS GROUP,
                S&P 500 INDEX, AND COMMUNICATIONS PEER GROUP(B)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   VALUE OF $100.00 INVESTED ON
             10/31/95

                                       US WEST - Communications Group    S&P 500   Communications Peer Group - Weighted
Oct-95                                                           $100       $100                                   $100
Dec-95                                                          $ 124      $ 107                                  $ 109
Dec-96                                                          $ 120      $ 131                                  $ 111
Dec-97                                                          $ 177      $ 174                                  $ 154

                                                                OCTOBER     DECEMBER     DECEMBER     DECEMBER
                                                                 1995         1995         1996         1997
                                                              -----------  -----------  -----------  -----------
U S WEST--Communications Group..............................   $     100    $     124    $     120    $     177
S&P 500.....................................................   $     100    $     107    $     131    $     174
Communications Peer Group--Weighted.........................   $     100    $     109    $     111    $     154

    Assumes $100 invested on October 31, 1995 in Communications Stock, the S&P 500 Index, and the Communications Peer Group--Weighted.

Notes:

(a)  Total return assumes the reinvestment of dividends.

(b) Includes the returns weighted by market capitalization of Alltel, Ameritech, Bell Atlantic, BellSouth, Cincinnati Bell, Frontier Corp., GTE, NYNEX, Pacific Telesis Group, SBC Communications, and Southern New England Telephone. Pacific Telesis Group was acquired by SBC Communications on April 1, 1997, and NYNEX was acquired by Bell Atlantic on August 14, 1997. The total stockholder returns of Pacific Telesis Group and NYNEX parallel those of SBC Communications and Bell Atlantic, respectively, after such dates.

                                                                              82
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

    For comparison of cumulative total stockholder return on the Media Stock, U S WEST has established a customized peer group (the "Media Peer Group") that includes companies whose mix of businesses is consistent with the Media Group's current portfolio of domestic and international businesses. The graph assumes $100 was invested in each of the Media Stock, the Standard & Poor's 500 Stock Index, and the Media Peer Group in order to provide the returns on the Media Stock relative to the indices since the recapitalization. For the companies in the Media Peer Group, the returns of each such company have been weighted to reflect the relative stock market capitalization as of the beginning of the 26-month performance period.

               COMPARISON OF 26-MONTH CUMULATIVE TOTAL RETURN(A)
                          AMONG U S WEST MEDIA GROUP,
                     S&P 500 INDEX, AND MEDIA PEER GROUP(B)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   VALUE OF $100.00 INVESTED
           10/31/95

                                     US WEST Media Group    S&P 500   Media Peer Group - Weighted
Oct-95                                              $100       $100                          $100
Dec-95                                              $ 99       $107                         $ 106
Dec-96                                              $ 96      $ 131                         $ 103
Dec-97                                             $ 151      $ 174                         $ 151

                                                                OCTOBER     DECEMBER     DECEMBER     DECEMBER
                                                                 1995         1995         1996         1997
                                                              -----------  -----------  -----------  -----------
U S WEST--Media Group.......................................   $     100    $      99    $      96    $     151
S&P 500.....................................................   $     100    $     107    $     131    $     174
Media Peer Group--Weighted..................................   $     100    $     106    $     103    $     151

    Assumes $100 invested on October 31, 1995 in Media Stock, the S&P 500 Index and the Media Peer Group--Weighted.

Notes:

(a)  Total return assumes the reinvestment of dividends.

(b) Includes the returns weighted by market capitalization of AirTouch, Cablevision Systems, Cellular Communications, Comcast Corp., Cox Communications, Dow Jones & Co., Gannett Co., International Family Entertainment, Jones Intercable, TCA Cable TV, Tele-Comm--TCI Group, Times Mirror, Tribune Co., United International Holdings, U.S. Cellular Corp., and Vanguard Cellular Systems. Cellular Communications merged with AirTouch on August 16, 1996; Cellular Communications' total shareholder return parallels that of AirTouch after this date.

                                                                              83
                                                  CHAPTER 4: OTHER MATTERS TO BE
                                                CONSIDERED AT THE ANNUAL MEETING

CHAPTER 5: INFORMATION ABOUT U S WEST

BUSINESS OF U S WEST

GENERAL

    U S WEST is a diversified global communications company engaged in the telecommunications, broadband communications, wireless communications and directories businesses. U S WEST conducts its businesses through two groups: the Communications Group and the Media Group. U S WEST has two classes of common stock: the Communications Stock, which is intended to reflect separately the performance of the Communications Group, and the Media Stock, which is intended to reflect separately the performance of the Media Group.

THE COMMUNICATIONS GROUP

    The Communications Group provides telecommunications and related services, including wireless services and high-speed data and Internet services.

    TELECOMMUNICATIONS AND RELATED SERVICES. The Communications Group provides telecommunications and related services, including local telephone services, exchange access services and intraLATA long-distance network services, to customers in the Communications Group Region, which is comprised of the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. The Communications Group also provides other telecommunications and related products and services, including customer premises equipment ("CPE") and certain other communications services to business customers and governmental agencies.

    WIRELESS, HIGH-SPEED DATA AND INTERNET SERVICES. The Communications Group is constructing wireless networks in its principal markets within the Communications Group Region and began offering wireless personal communications services ("PCS") in various markets in 1997. The Communications Group also provides high-speed data communications and network services, including frame relay service, Transparent LAN service, ATM Cell Relay Service, network integration solutions and other data-related services, as well as Internet services in various markets both inside and outside the Communications Group Region.

    All of the businesses of the Communications Group will be contributed to New U S WEST in connection with the Separation. For additional information about the businesses of the Communications Group, see "Chapter 6: Information about New U S WEST--Business of New U S WEST."

THE MEDIA GROUP

    The Media Group has operations and investments in three principal areas: (i) domestic and international cable and broadband communications; (ii) domestic and international wireless communications; and (iii) domestic and international directory and information services.


    CABLE AND BROADBAND COMMUNICATIONS. The Media Group provides cable, telephony and high-speed data services to customers under the name "MediaOne" and is the third largest cable television system operator in the United States. In addition, the Media Group holds a 25.51% interest in TWE, the second largest cable television system operator in the United States, and an approximate 10% interest in PrimeStar, Inc. ("PrimeStar"), a provider of DBS services in the United States. The Media Group also holds interests in various international providers of broadband services, including a 26.75% interest in Telewest, the second largest provider of combined cable and broadband communications services in the United Kingdom, and interests in providers of broadband services in Singapore, the Netherlands, Belgium, the Czech Republic, Malaysia, Indonesia and Japan.


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                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    WIRELESS COMMUNICATIONS. The Media Group provides cellular services to customers in 12 mountain and western states. In addition, the Media Group holds a 25% interest in PrimeCo Personal Communications, L.P. ("PrimeCo"), a provider of PCS services in various domestic markets. The Media Group also holds interests in various international providers of wireless communications services, including a 50% interest in Mercury Personal Communications ("One 2 One"), a provider of PCS services in the United Kingdom, and interests in providers of wireless communications services in Hungary, the Czech and Slovak Republics, Russia, Malaysia, India and Poland.

    DIRECTORY AND INFORMATION SERVICES. The Media Group's directory and information services businesses develop and package content and information services, including telephone directories, database marketing, electronic directory and other interactive services in domestic markets. The Media Group also holds a 50% interest in Listel, Brazil's largest publisher of telephone directories. During 1997, the Media Group sold Thomson Directories, a directories business in the United Kingdom, and U S WEST Polska, a directories business in Poland.

    The Media Group's cable and broadband communications businesses and international wireless communications businesses will continue as the businesses of MediaOne in connection with the Separation. The Media Group's domestic directories businesses (operated by Dex) will be aligned with New U S WEST in connection with the Separation pursuant to the Dex Alignment. The Media Group has agreed to sell its domestic wireless businesses to AirTouch pursuant to the AirTouch Transaction. For additional information about the businesses of the Media Group other than Dex and about the AirTouch Transaction, see "Chapter 7:
Information about MediaOne--Business of MediaOne." For additional information about the Dex Alignment and Dex, see "Chapter 3: The Separation--Description of the Separation--The Dex Alignment" and "Chapter 6: Information about New U S WEST-- Business of New U S WEST."

                                                                              85
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

U S WEST SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical financial information for U S WEST. This information should be read in conjunction with U S WEST's Consolidated Financial Statements, including the notes thereto. See "Annex F--U S WEST, Inc. Consolidated Financial Statements."


                                                                                YEAR ENDED OR AS OF DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1997       1996       1995       1994       1993
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                         DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Sales and other revenues(1).........................................  $  15,235  $  12,911  $  11,746  $  10,953  $  10,294
Income before extraordinary items and cumulative
 effect of change in accounting principles(2).......................        700      1,144      1,329      1,426        476
Net income (loss)(3)................................................        697      1,178      1,317      1,426     (2,806)
BALANCE SHEET INFORMATION:
Total assets........................................................     39,740     40,855     25,071     23,204     20,680
Total debt(4).......................................................     14,678     15,351      8,855      7,938      7,199
Mandatorily redeemable preferred stock and Preferred
 Securities(5)......................................................      1,180      1,131        651         51         --
Shareowners' equity.................................................     11,324     11,549      7,948      7,382      5,861
OTHER INFORMATION:
Percentage of debt to total capital(4)..............................       54.0%      54.8%      50.7%      51.6%      55.1%
Capital expenditures(4).............................................  $   4,174  $   3,474  $   3,140  $   2,820  $   2,441
Employees...........................................................     67,461     69,286     61,047     61,505     60,778
COMMUNICATIONS GROUP INFORMATION:(2, 3, 6, 7)
Basic earnings per common share.....................................  $    2.43  $    2.62  $    2.50
Diluted earnings per common share...................................       2.41       2.58       2.46
Basic average common shares outstanding (thousands).................    482,751    477,549    470,716
Diluted average common shares outstanding (thousands)...............    491,232    488,591    481,933
Dividends per common share..........................................  $    2.14  $    2.14  $    2.14
Number of common shareowners of record..............................    672,517    725,560    775,125
MEDIA GROUP INFORMATION:(2, 3, 6, 7)
Basic and diluted earnings (loss) per common share..................  $   (0.88) $   (0.16) $    0.29
Basic average common shares outstanding (thousands).................    606,749    491,924    470,549
Diluted average common shares outstanding (thousands)...............    606,749    491,924    471,612
Number of common shareowners of record..............................    648,077    705,341    770,346
U S WEST INFORMATION:(2, 3, 6, 7)
Basic earnings per common share before extraordinary items and
 cumulative effect of change in accounting principle................                                   $    3.14  $    1.13
Basic earnings (loss) per common share..............................                                        3.14      (6.69)
Diluted earnings (loss) per common share............................                                        3.12      (6.68)
Basic weighted average common shares outstanding (thousands)........                                     453,316    419,365
Diluted weighted average common shares outstanding (thousands)......                                     463,801    419,776
Dividends per common share..........................................                                   $    2.14  $    2.14
Number of common shareowners of record..............................                                     816,099    836,328


------------------------------

(1) 1997 and 1996 sales and other revenues include $2,070 and $252, respectively, related to the Continental Acquisition.

(2) 1997 income is before an extraordinary item and includes a $152 regulatory charge ($0.31 per share of Communications Stock) related primarily to the Washington Rate Order, a gain of $32 ($0.07 per share of Communications Stock) on the sale of Bellcore and a gain of $48 ($0.10 per share of Communications Stock) on the sales of certain rural telephone exchanges. Also included are net gains of $249 ($0.41 per share of Media Stock) on the sales of domestic and international investments, and net losses of $356 ($0.59 per share of Media Stock) related to the Continental Acquisition. 1996 income is before the cumulative effect of a change in accounting principle and includes a gain of $36 ($0.08 per share of Communications Stock) on the sales of certain rural telephone exchanges and the current effect of $15 ($0.03 per share of Communications Stock) from adopting SFAS No. 121. Also included are net losses of $71 ($0.15 per share of Media Stock) related to the Continental Acquisition and a charge of $19 ($0.04 per share of Media Stock) from the sale of U S WEST's cable television interests in Norway, Sweden and Hungary. 1995 income is before an extraordinary item and includes a gain of $95 ($0.20 per share of Media Stock) from the merger of Telewest with SBC CableComms (UK), a gain of $85 ($0.18 per share of Communications Stock) on the sales of certain rural telephone exchanges and costs of $17 ($0.01 per share of Communications Stock and $0.02 per share of Media Stock) associated with the 1995 Recapitalization. 1994 income includes a gain of $105 ($0.23 per share) on the partial sale of U S WEST's joint venture interest in Telewest, a gain of $41 ($0.09 per share) on the sale of

                                                                              86
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    U S WEST's paging operations and a gain of $51 ($0.11 per share) on the sales of certain rural telephone exchanges. 1993 income is before extraordinary items and was reduced by a restructuring charge of $610 ($1.46 per share) and a charge of $54 ($0.13 per share) for the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates. 1993 income is from continuing operations.

(3) 1997 net income was reduced by an extraordinary charge of $3 ($0.01 per share of Communications Stock and no Media Stock impact) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per share of Communications Stock) for the cumulative effect of the adoption of SFAS No. 121. 1995 net income was reduced by an extraordinary item of $12 ($0.02 per share of Communications Stock and $0.01 per share of Media Stock) for the early extinguishment of debt. 1993 net income was reduced by extraordinary charges of $3,123 ($7.45 per share) for the discontinuance of SFAS No. 71 and $77 ($0.18 per share) for the early extinguishment of debt. 1993 net income also includes a charge of $120 ($0.28 per share) for U S WEST's decision to discontinue the operations of its capital assets segment. Discontinued operations provided net income of $38 ($0.09 per share) in 1993.

(4) Debt at December 31, 1997 and 1996 includes debt related to the Continental Acquisition. Capital expenditures, debt and the percentage of debt to total capital excludes the capital assets segment, which has been discontinued and is held for sale. Percentage of debt to total capital includes the Preferred Securities and mandatorily redeemable preferred stock as a component of total capital.

(5) Includes Preferred Securities of $1,080 at December 31, 1997 and 1996, and $600 at December 31, 1995, and preferred stock subject to mandatory redemption of $100 at December 31, 1997, and $51 at December 31, 1996, 1995 and 1994.


(6) The average common shares of Media Stock outstanding for the year ended December 31, 1996 include 150,615,000 shares issued in connection with the Continental Acquisition. Effective November 1, 1995, each share of Old Common Stock was converted into one share each of Communications Stock and Media Stock. Earnings per common share and dividends per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the 1995 Recapitalization, the average shares of Communications Stock and Media Stock outstanding are assumed to equal the average shares of Old Common Stock outstanding for such periods.



(7) In 1997, U S WEST adopted SFAS No. 128 "Earnings Per Share" which specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per share. See "Annex F--U S WEST, Inc. Consolidated Financial Statements-- Note 16--Earnings Per Share."


                                                                              87
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

U S WEST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS

    The following discussion is based on the U S WEST Consolidated Financial Statements prepared in accordance with generally accepted accounting principles ("GAAP"). See "Annex F--U S WEST, Inc. Consolidated Financial Statements." As used in this discussion, all references to dollars are in millions.

RESULTS OF OPERATIONS--1997 COMPARED WITH 1996

    NET INCOME (LOSS)

                                                        NET INCOME (LOSS)                   BASIC EARNINGS (LOSS) PER SHARE(1)
                                            ------------------------------------------  ------------------------------------------
                                                                        DECREASE                                    DECREASE
                                                                  --------------------                        --------------------
                                              1997       1996         $          %        1997       1996         $          %
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Communications Group......................  $   1,177  $   1,249  $     (72)      (5.8) $    2.43  $    2.62  $   (0.19)      (7.3)
Media Group...............................       (480)       (71)      (409)    --          (0.88)     (0.16)     (0.72)    --
                                            ---------  ---------  ---------  ---------
Total net income..........................  $     697  $   1,178  $    (481)     (40.8)
                                            ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------

------------------------------


(1) In 1997, U S WEST adopted SFAS No. 128, "Earnings Per Share," which specifies new computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per share on the face of the income statement. The following discussion and analysis of operations is based upon basic weighted average common shares outstanding. For the calculation of diluted earnings (loss) per share, see "Annex F-- U S WEST, Inc. Consolidated Financial Statements--Note 16--Earnings Per Share."


    COMMUNICATIONS GROUP NET INCOME

                                                                   NET INCOME                     BASIC EARNINGS PER SHARE
                                                   ------------------------------------------  -------------------------------
                                                                         INCREASE (DECREASE)                         INCREASE
                                                                                                                     (DECREASE)
                                                                         --------------------                        ---------
                                                     1997       1996         $          %       1997(1)     1996       $(1)
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Reported net income..............................  $   1,177  $   1,249  $     (72)      (5.8) $    2.43  $    2.62  $   (0.19)
Adjustments to reported net income:
  Gains on sales of rural telephone exchanges....        (48)       (36)       (12)      33.3      (0.10)     (0.08)     (0.02)
  Gain on sale of investment in Bellcore.........        (32)    --            (32)    --          (0.07)    --          (0.07)
  Cumulative effect of change in accounting
    principle(2).................................     --            (34)        34     --         --          (0.07)      0.07
  Current year effect of change in accounting
    principle(2).................................     --            (15)        15     --         --          (0.03)      0.03
  Early extinguishment of debt(3)................          3     --              3     --           0.01     --           0.01
                                                   ---------  ---------        ---  ---------  ---------  ---------  ---------
Normalized income................................  $   1,100  $   1,164  $     (64)      (5.5) $    2.28  $    2.44  $   (0.16)
                                                   ---------  ---------        ---  ---------  ---------  ---------  ---------
                                                   ---------  ---------        ---  ---------  ---------  ---------  ---------


                                                       %
                                                   ---------
Reported net income..............................       (7.3)
Adjustments to reported net income:
  Gains on sales of rural telephone exchanges....       25.0
  Gain on sale of investment in Bellcore.........     --
  Cumulative effect of change in accounting
    principle(2).................................     --
  Current year effect of change in accounting
    principle(2).................................     --
  Early extinguishment of debt(3)................     --
                                                   ---------
Normalized income................................       (6.6)
                                                   ---------
                                                   ---------


------------------------------

(1) Column does not add due to rounding of individual components.

(2) Effective January 1, 1996, U S WEST adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which, among other things, requires that companies no longer record depreciation expense on assets held for sale.

(3) Reflects a third-quarter 1997 charge of $3 (net of income tax benefits of $2) related to the early extinguishment of debt.

    In 1997, normalized income decreased $64, or 5.5 percent, to $1,100 as compared with $1,164 in 1996. Normalized earnings per share of Communications Stock were $2.28, a decrease of $0.16, or 6.6 percent, as compared to 1996. The decrease is primarily due to a $152 after-tax regulatory charge ($250

                                                                              88
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
pretax), or $0.31 per share of Communications Stock, in the fourth quarter of 1997. The charge primarily relates to a liability for revenues that were collected subject to refund (with interest) in the state of Washington from May 1, 1996 through December 31, 1997. The liability was recognized in light of the Washington Rate Order. Absent the effects of the charge, Communications Group's adjusted earnings per share were $2.59, an increase of 6.1 percent as compared to 1996. The prospective revenue reduction as a result of the Washington Rate Order approximates $115 annually. In a separate action in January 1998 the Washington State Utilities and Transportation Commission ("WUTC") authorized a rate increase of approximately $60 annually. Tariffs implementing both orders became effective February 1, 1998. See "Contingencies."

    Income in 1997 was favorably impacted by strong demand for services. Partially offsetting the effects of increased demand were higher expenses related to interconnection, provisions for estimated regulatory liabilities other than Washington, and start-up costs associated with growth initiatives, including PCS.

    MEDIA GROUP NET LOSS

                                                                       NET LOSS                     BASIC LOSS PER SHARE
                                                           ---------------------------------  ---------------------------------
                                                                                  DECREASE                           DECREASE
                                                                                 -----------                        -----------
                                                             1997       1996          $         1997       1996          $
                                                           ---------  ---------  -----------  ---------  ---------  -----------
Reported net loss........................................  $    (480) $     (71)  $    (409)  $   (0.88) $   (0.16)  $   (0.72)
Adjustments to reported net loss:
  Gains on sales of investments..........................       (249)    --            (249)      (0.41)    --           (0.41)
                                                           ---------        ---       -----   ---------  ---------  -----------
Normalized loss..........................................  $    (729) $     (71)  $    (658)  $   (1.29) $   (0.16)  $   (1.13)
                                                           ---------        ---       -----   ---------  ---------  -----------
                                                           ---------        ---       -----   ---------  ---------  -----------

    During 1997, the Media Group reported a normalized net loss of $729 ($1.29 per share of Media Stock), compared with a net loss of $71, ($0.16 per share of Media Stock) in 1996. The Continental Acquisition contributed approximately $356 ($0.59 per share of Media Stock) of the increase. The Continental Acquisition resulted in significant increases in interest and depreciation and amortization charges. The remaining increase in net loss is primarily due to greater losses from unconsolidated ventures, partially offset by increased earnings from domestic cellular and directories operations.

    During June 1997, Media Group incurred an extraordinary gain of $3 (net of income tax expenses of $2) related to the early extinguishment of debt of MediaOne Delaware. During August 1997, Media
Group incurred an extraordinary loss of $3 (net of income tax benefits of $2) related to the early extinguishment of debt.

    SALES AND OTHER REVENUES


                                                                                                   INCREASE (DECREASE)
                                                                                                   --------------------
                                                                               1997       1996         $          %
                                                                             ---------  ---------  ---------  ---------
Communications Group.......................................................  $  10,319  $  10,079  $     240        2.4
Media Group................................................................      5,043      2,955      2,088       70.7
Intergroup eliminations....................................................       (127)      (123)        (4)       3.2
                                                                             ---------  ---------  ---------        ---
Total sales and other revenues.............................................  $  15,235  $  12,911  $   2,324       18.0
                                                                             ---------  ---------  ---------        ---
                                                                             ---------  ---------  ---------        ---


                                                                              89
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    COMMUNICATIONS GROUP OPERATING REVENUES

                                                                                                   INCREASE (DECREASE)
                                                                                                   --------------------
                                                                               1997       1996         $          %
                                                                             ---------  ---------  ---------  ---------
Local service..............................................................  $   5,016  $   4,770  $     246        5.2
Interstate access service..................................................      2,666      2,507        159        6.3
Intrastate access service..................................................        761        770         (9)      (1.2)
Long-distance network services.............................................        885      1,100       (215)     (19.5)
Other services.............................................................        991        932         59        6.3
                                                                             ---------  ---------  ---------  ---------
Total......................................................................  $  10,319  $  10,079  $     240        2.4
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

    Approximately 97 percent of the Communications Group's revenues are attributable to the operations of U S WEST Communications, of which approximately 67 percent are derived from the states of Arizona, Colorado, Minnesota, Oregon and Washington. The primary factors that influence changes in revenues are customer demand for products and services, price changes (including those related to regulatory proceedings) and refunds. Approximately 30 percent of the access lines in service at December 31, 1997 are devoted to providing services to business customers. The access line growth rate for business customers, who tend to be heavier users of the network, has consistently exceeded the growth rate of residential customers. During 1997, business access lines grew 5.8 percent while residential access lines increased 3.9 percent, when adjusted for the 1997 sales of rural telephone access lines.


    During 1997, the Communications Group's operating revenues increased 2.4 percent, to $10,319. Revenue growth was impacted by the $250 regulatory charge in the fourth quarter of 1997. The regulatory charge was allocated among local service revenues, interstate and intrastate access services revenues, long-distance network service revenues and interest expense. Absent the effects of the charge, revenues were $10,549, an increase of 4.7 percent as compared with 1996.


    LOCAL SERVICE REVENUES. Local service revenues include local telephone exchange, local private line and public telephone services. During 1997, local service revenues increased 5.2 percent, or $246, as compared with 1996. Local service revenue growth of 5.2 percent declined from 9.8 percent in 1996 due to the effects of an $86 accrual recognized during fourth-quarter 1997 as part of the Washington Rate Order and additional provisions of approximately $95 during the year for other estimated state regulatory liabilities. See "Contingencies." Lower wireless interconnection access prices mandated by the Telecommunications Act and the effects of rural exchange sales also impacted local service revenue growth in 1997.

    The increase in local service revenues is primarily attributable to access line growth and increased demand for new product and service offerings and existing central office features. Total reported access lines increased 609,000 during 1997, or 3.9 percent, of which 294,000 is attributed to second lines. Second line installations increased 28.2 percent compared with 1996. Access lines grew 683,000, or 4.4 percent, when adjusted for sales of approximately 74,000 rural telephone access lines during 1997. Also contributing to the revenues increase were rate increases of $37 in various states and interim compensation revenues from IXCs as a result of the FCC payphone orders which took effect in April 1997.

    INTERSTATE ACCESS SERVICE REVENUES. Access charges are collected primarily from IXCs for their use of the local exchange network. For interstate access services there is also a fee collected directly from telephone customers. Approximately 28 percent of access revenues and 9 percent of total revenues are derived from providing access services to AT&T Corp. ("AT&T").

                                                                              90
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    During 1997, interstate access service revenues increased $159, or 6.3 percent, to $2,666. The increase in interstate access service revenues resulted primarily from greater demand for private line services, access line growth and an increase of 6.4 percent in billed interstate access minutes of use. Also contributing to the increase were the effects of higher accruals for refunds to IXCs in 1996. Lower prices under the FCC's current price cap plan and a $25 charge during fourth-quarter 1997 for an FCC-ordered refund to IXCs for access revenues collected during the last half of 1997 partially offset the effects of greater demand for interstate access services. The Communications Group reduced prices for interstate access services, effective July 1, 1997, as a result of the FCC's current price cap plan. The access rate reductions, which are being reflected through lower interstate rates over twelve months beginning July 1, 1997, have an on-going annual revenue impact of approximately $160. The rate of growth in interstate access service revenues could decline in 1998 as a result of the FCC's May 1997 decisions to establish rules to restructure the access charge system (the "Access Reform Order") and the current price cap plan (the "Price Cap Order"). See "Chapter 6: Information About New U S WEST--Business of New U S WEST--Competition" and "--Business of New U S WEST-- Regulation."


    INTRASTATE ACCESS SERVICE REVENUES. The decrease of $9, or 1.2 percent, in intrastate access service revenues is primarily due to the effects of a $68 accrual recognized during fourth-quarter 1997 as part of the Washington Rate Order. A 12.2 percent increase in billed intrastate minutes of use, higher demand for private line services and $7 of rate increases in local jurisdictions largely offset the effects of the Washington Rate Order.


    LONG-DISTANCE NETWORK SERVICES REVENUES. Long-distance network services revenues are derived from calls which both originate and terminate within the LATA boundaries of the Communications Group Region. In 1997, long-distance network services revenues decreased $215, or 19.5 percent, as compared with 1996. The decline is partially due to the effects of a $51 accrual recognized during fourth-quarter 1997 as part of the Washington Rate Order. The decrease in long-distance network services revenues is also due to the effects of competition and the implementation of multiple toll carrier plans ("MTCPs") in various jurisdictions in 1997 and 1996. The MTCPs essentially allow independent telephone companies to act as toll carriers and are net income neutral with the reduction in toll revenues largely offset by increased intrastate access service revenues and lower access expense. Rate decreases of $20 in local jurisdictions also contributed to the decrease in long-distance network services revenues.

    Long-distance network services revenues have declined over the last several years as customers have migrated to IXCs that have the ability to offer long-distance services on both an intraLATA and interLATA basis. A portion of revenues lost to competition, however, is recovered through access charges paid by the IXCs. The Communications Group believes that erosion of long-distance network services revenues will continue due to the loss of exclusivity of 1+ dialing in Minnesota and Arizona in February and April of 1996, respectively, and in New Mexico and Wyoming in September and December of 1997, respectively, and the effects of continued competitive dial-around activity in other states within the Communications Group Region. The Communications Group is responding to competition through competitive pricing of intraLATA long-distance network services and increased promotional efforts to retain customers.

    OTHER SERVICES REVENUES. Revenues from other services primarily consist of voice messaging services, inside wire installation and maintenance services, billing and collection services, and the provision of CPE. Other services revenues increased $59, or 6.3 percent, as compared with 1996, primarily as a result of continued market penetration of voice messaging services and greater sales of inside wire maintenance and certain other unregulated products and services. Also contributing to the increase were revenues from the launch of PCS services. Partially offsetting these increases was a

                                                                              91
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
reduction in contract revenues due to the completion of a large federal government telephony project in 1996.

    MEDIA GROUP SALES AND OTHER REVENUES

                                                                         INCREASE (DECREASE)       PRO      INCREASE (DECREASE)
                                                                                                FORMA(1)
                                                                         --------------------  -----------  --------------------
                                                     1997       1996         $          %         1996          $          %
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
CABLE AND BROADBAND:
  Domestic.......................................  $   2,323  $     488  $   1,835     --       $   2,125   $     198        9.3
  International..................................         18          6         12     --               6          12     --
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                       2,341        494      1,847     --           2,131         210        9.9
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
WIRELESS COMMUNICATIONS:
  Domestic:
    Cellular service.............................      1,276      1,078        198       18.4       1,078         198       18.4
    Cellular equipment...........................        152        105         47       44.8         105          47       44.8
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                       1,428      1,183        245       20.7       1,183         245       20.7
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
DIRECTORY AND INFORMATION SERVICES:
  Domestic.......................................      1,197      1,120         77        6.9       1,120          77        6.9
  International..................................         48        139        (91)     (65.5)        139         (91)     (65.5)
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                       1,245      1,259        (14)      (1.1)      1,259         (14)      (1.1)
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
Other............................................         29         19         10       52.6          19          10       52.6
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
Total............................................  $   5,043  $   2,955  $   2,088       70.7   $   4,592   $     451        9.8
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  -----------  ---------  ---------

------------------------------

(1) Gives effect to the Continental Acquisition as though it had occurred on January 1, 1996.


    The pro forma increase in Media Group sales and other revenues was primarily due to growth in domestic cable and broadband and cellular service revenues.



    CABLE AND BROADBAND. Cable and broadband revenues consist primarily of basic cable programming and premium cable television services, the rental of converters and remote control devices, cable installation fees, advertising and PrimeStar DBS services.



    Prior to April 1, 1998, Media Group held a 10.4 percent interest in PrimeStar Partners, L.P. ("Old PrimeStar"). In addition, Media Group distributed PrimeStar DBS services to subscribers in its service areas and, as a result, reflected consolidated operating results with respect to such subscribers. On April 1, 1998, Media Group contributed its interests in Old PrimeStar, as well as its PrimeStar subscribers and certain related assets, to PrimeStar in exchange for an approximate 10 percent interest in PrimeStar and cash. As a result, Media Group will no longer reflect consolidated operating results for PrimeStar DBS services. See "Chapter 7: Information About MediaOne--Business of MediaOne-- Business--Domestic Broadband Communications--Other Broadband Interests."



    On a pro forma basis, domestic cable and broadband revenues increased 9.3 percent, to $2,323, in 1997. Basic cable programming services revenues increased $146, or 10.6 percent, to $1,518, primarily a result of rate increases. Rate increases averaged approximately 6 to 8 percent and were primarily related to an increase in programming costs and the addition of channels. This contributed to the 4.7 percent increase in core cable revenue per average cable subscriber to $37.76 in 1997, from $36.06 in 1996. Basic subscriber growth of 1.6 percent, adjusted for dispositions and an acquisition, also contributed to the increase in revenues along with growth in equipment rental and installation revenues. Partially offsetting the increase in revenues was a decline in premium services revenues as a result of moving the Disney Channel to the basic service tier in several markets and discounting of


                                                                              92
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
premium service packages. PrimeStar DBS services contributed $40 to the increase in domestic cable and broadband revenues principally as a result of a 31 percent increase in DBS customers to 181,000 at December 31, 1997.


    International cable and broadband revenues reflect the consolidation of Cable Plus a.s. ("Cable Plus"), a cable operator in the Czech Republic, in fourth-quarter 1996. The consolidation of Cable Plus is associated with a restructuring in 1996 whereby Media Group's ownership interest increased to 94 percent.

    WIRELESS COMMUNICATIONS. Cellular service revenues increased 18.4 percent, to $1,276 in 1997, due to a 27 percent increase in subscribers during the year, partially offset by a 12 percent drop in average revenue per subscriber to $46.42 per month. The increase in subscribers relates to continued growth in demand for wireless services, as well as the 1997 introduction of digital wireless services in several major markets. Media Group believes that increasing competition in its wireless markets, including new market entrants offering PCS technology, will result in continued decreases in revenue per subscriber and slowing subscriber growth.


    Cellular equipment revenues increased 44.8 percent, to $152 in 1997, as a result of a 14 percent increase in gross customer additions and the introduction of digital handsets. These volume increases were partially offset by decreased selling prices for analog handsets. Media Group believes that growth in equipment revenue could decline in 1998 as a result of pricing pressures associated with increased competition.


    Media Group expects to sell its domestic wireless business to AirTouch by mid-1998 pursuant to the AirTouch Transaction. See "Chapter 7: Information About MediaOne--Business of MediaOne-- AirTouch Transaction."

    DIRECTORY AND INFORMATION SERVICES. Revenues related to Yellow Pages directory advertising, which represents 99 percent of domestic directory and information services revenues, increased 7.2 percent, to $1,181 in 1997. The increases are largely a result of a 7.3 percent increase in revenue per local advertiser, primarily resulting from price increases of 4.6 percent and an increase in volume and complexity of advertisements sold. These increases were offset slightly by decreased revenues associated with exited product lines which were nonstrategic to the directory business. Interactive and other services, which comprise the remaining domestic directory and information services revenues, totaled $16 and $18 for the years ended December 31, 1997 and 1996, respectively.

    In conjunction with the proposed Separation, the domestic directory business will be aligned with New U S WEST.

    During 1997, Media Group sold its wholly owned international directory and information services operations.

    OPERATING INCOME

                                                                                                    INCREASE (DECREASE)
                                                                                                    --------------------
                                                                                1997       1996         $          %
                                                                              ---------  ---------  ---------  ---------
Communications Group........................................................  $   2,210  $   2,340  $    (130)      (5.6)
Media Group.................................................................        596        515         81       15.7
                                                                              ---------  ---------  ---------        ---
Total operating income......................................................  $   2,806  $   2,855  $     (49)      (1.7)
                                                                              ---------  ---------  ---------        ---
                                                                              ---------  ---------  ---------        ---

                                                                              93
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    COMMUNICATIONS GROUP OPERATING INCOME

                                                                                                    INCREASE (DECREASE)
                                                                                                    --------------------
                                                                                1997       1996         $          %
                                                                              ---------  ---------  ---------  ---------
Operating revenues..........................................................  $  10,319  $  10,079  $     240        2.4
Operating expenses:
  Employee-related expenses.................................................      3,697      3,594        103        2.9
  Other operating expenses..................................................      1,870      1,634        236       14.4
  Taxes other than income taxes.............................................        416        389         27        6.9
  Depreciation and amortization.............................................      2,126      2,122          4        0.2
                                                                              ---------  ---------  ---------        ---
    Total operating expenses................................................      8,109      7,739        370        4.8
                                                                              ---------  ---------  ---------        ---
Operating income............................................................  $   2,210  $   2,340  $    (130)      (5.6)
                                                                              ---------  ---------  ---------        ---
                                                                              ---------  ---------  ---------        ---

    Operating income declined $130, or 5.6 percent, to $2,210 in 1997. Revenue growth of $240, or 2.4 percent, was more than offset by an increase of $370, or
4.8 percent, in operating costs, including approximately $150 of expenses related to interconnection. See "Chapter 6: Information about New U S WEST--Business of New U S WEST--Regulation." In addition, revenue growth was negatively impacted by the fourth-quarter 1997 regulatory charge. See "Sales and Other Revenues." Absent the effects of the regulatory charge, operating income was $2,440, an increase of 4.3 percent, as compared with 1996.


    Operating expense growth was primarily due to increases in employee-related and other operating expenses. Employee-related expenses include salaries and wages (including both basic and performance-based pay), overtime, benefits (including pension, postretirement and health care), payroll taxes and contract labor. During 1997, total employee-related expenses increased $103, or 2.9 percent, to $3,697, primarily due to higher contract labor costs. The contract labor costs were predominately a result of increased systems development work (which includes expenses related to interconnection and year 2000 costs) and marketing and sales efforts. Increases in certain employee-related benefit costs also contributed to the growth in total employee-related expenses. Partially offsetting these increases were lower salaries and wages related to headcount reductions, lower conference and travel expenses and decreases in overtime costs.


    Other operating expenses include access charges paid to independent LECs (incurred for the routing of long-distance traffic through their facilities), network software expenses and other general and administrative costs, including allocated costs from U S WEST. During 1997, other operating expenses increased $236, or 14.4 percent, to $1,870, primarily due to a $92 increase in advertising costs and approximately $90 of interconnection expenses. Costs associated with strategic and growth initiatives (primarily PCS) and increased equipment rentals also contributed to the increase. Partially offsetting these cost increases were reduced access expenses (primarily related to the implementation of the MTCPs in 1997 and 1996), the completion of a large federal government telephony project in 1996 and lower material and supplies expense. A 1996 charge of $11 to discontinue the Omaha broadband video service trial also partially offset the increase in other operating expenses.


    At December 31, 1997, approximately 69 percent of the Communications Group's employees were represented by unions. The Communications Group's principal collective bargaining agreements expire in August 1998. Negotiations with respect to future collective bargaining agreements are underway.



    Taxes other than income taxes, which consist primarily of property taxes, increased $27, or 6.9 percent, to $416, primarily due to the effects of property tax adjustments in 1996 and increased 1997 use taxes. Partially offsetting the increases were the effects of favorable tax valuations and mill levies on 1997 property taxes as compared with 1996.


                                                                              94
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    MEDIA GROUP OPERATING INCOME


                   INCREASE      PRO       INCREASE
                  (DECREASE)   FORMA(1)   (DECREASE)
                  -----------  --------   -----------
    1997   1996     $     %      1996      $      %
    -----  -----  -----  ----  --------   ----  -----
CABLE
  AND
  BROADBAND:
  Domestic... $(111) $ (13) $ (98)  --  $ (73) $(38)  52.1
  International...   (15)    (7)    (8)  --     (7)   (8)  --
    -----  -----  -----  ----  --------   ----  -----
     (126)   (20)  (106)  --      (80)     (46)  57.5
    -----  -----  -----  ----  --------   ----  -----
WIRELESS
COMMUNICATIONS:
  Domestic...   353   243   110 45.3    243  110  45.3
  International...   (13)    (3)   (10)  --     (3)  (10)  --
    -----  -----  -----  ----  --------   ----  -----
      340    240    100  41.7     240      100   41.7
    -----  -----  -----  ----  --------   ----  -----
DIRECTORY
  AND
  INFORMATION
  SERVICES:
  Domestic...   548   452    96 21.2    452   96  21.2
  International...   (11)     2   (13)  --      2  (13)  --
    -----  -----  -----  ----  --------   ----  -----
      537    454     83  18.3     454       83   18.3
    -----  -----  -----  ----  --------   ----  -----
Other(2)...  (155)  (159)     4 (2.5)   (159)    4  (2.5)
    -----  -----  -----  ----  --------   ----  -----
Operating
income... $ 596 $ 515 $  81 15.7  $ 455   $141   31.0
    -----  -----  -----  ----  --------   ----  -----
    -----  -----  -----  ----  --------   ----  -----


------------------------------

(1) Gives effect to the Continental Acquisition as though it had occurred on January 1, 1996.

(2) Primarily includes headquarters expenses for shared services and divisional expenses associated with equity investments.


    The Media Group pro forma operating income increases were due primarily to growth in domestic wireless and domestic directory operations, partially offset by higher domestic cable operating losses.


    CABLE AND BROADBAND. Domestic cable and broadband operating losses increased 52.1 percent, or $38, to $111, as compared with pro forma 1996. Revenue growth of $198, or 9.3 percent, to $2,323, was more than offset by increases in programming costs, including programming for PrimeStar DBS services, of $71, or 15.6 percent, to $525, increases in operating, marketing and advertising, and general and administrative costs of $89, or 11.4 percent, to $868, and increases in depreciation and amortization expense of $76, or 7.9 percent, to $1,041.


    Programming cost increases are primarily a result of rate increases and subscriber growth. Increases in operating, marketing and advertising, and general and administrative costs are primarily a function of customer service initiatives, costs associated with deployment of new services such as high-speed data, advertising costs to implement the "MediaOne" brand and increased professional fees. A reduction in the estimated remaining useful lives of certain assets in accordance with planned re-build activities resulted in a depreciation adjustment of $61 which accounts for the majority of the increase in depreciation and amortization expense during 1997.


    The domestic cable and broadband business will continue to generate operating losses for the foreseeable future due to the amortization of intangible assets associated with the Continental Acquisition and depreciation associated with network upgrades.

    WIRELESS COMMUNICATIONS. Domestic cellular operating income increased 45.3 percent, to $353, in 1997. The increase in operating income is a result of revenue increases associated with the expanding subscriber base combined with efficiency gains. These increases were somewhat offset by a decline in revenue per subscriber, caused primarily by promotional pricing to retain subscribers and remain competitive with other wireless service providers. On a per subscriber basis, the 1997 decline in revenue of 11.6 percent has been more than offset by a combined decrease of 19.4 percent in the costs incurred

                                                                              95
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
to acquire and support customers. Customer acquisition costs include sales commissions, advertising, other selling costs and equipment costs. Customer support costs include charges for access and usage of land-line telecommunications networks, subscriber billing, customer service and general support costs, as well as costs associated with roaming, toll calls within LATA boundaries, and fraud. Support costs per subscriber declined 17.6 percent in 1997. The decline is generally a result of the efficiencies gained from an expanding customer base without corresponding increases in headcount and infrastructure.

    Competitive activity increased in U S WEST's domestic cellular markets in the second half of the year, particularly with the introduction of new PCS wireless services in several markets. In many cases, discounted cellular service price plans were offered in response to competition. This resulted in slowing operating income growth during the fourth quarter of 1997. Management believes such competitive impacts will continue in 1998.

    Domestic cellular depreciation and amortization increased 22.4 percent, to $180, largely as a result of network upgrades.

    DIRECTORY AND INFORMATION SERVICES. During 1997, operating income related to domestic Yellow Pages directory advertising increased 14 percent to $582. Revenue increases of 7.2 percent were partially offset by an 11 percent increase in paper and printing costs, and a 7 percent increase in sales support costs. These cost increases were associated with an increase in the volume and complexity of advertisements sold. Additionally, 1996 results include a charge of $25 incurred to reorganize and reduce management headcount. During 1997, the Yellow Pages operation completed its reorganization. Centralized operating management was divided into three regions to establish greater accountability and to move decision making closer to the customers.


    Operating losses associated with ongoing product development activities, which include development costs for Internet content services, are included in domestic directory and information services operating income. Such losses reduced domestic directory and information services operating income by $34 in 1997, compared with a reduction of $59 in 1996. The decrease in losses is primarily the result of cost containment efforts in 1997 and discontinuing various product development activities in 1996.



    At December 31, 1997, approximately 64 percent of the directory and information services segment employees were represented by unions. The principal collective bargaining agreements expire in May and October 1998. Negotiations with respect to future collective bargaining agreements are underway.


    OTHER. Other operating losses include costs related to general and administrative services provided by U S WEST to the Media Group, including executive management, legal, accounting and auditing, tax, treasury, strategic planning, and public policy. Also included are costs related to managing the various Media Group operations, predominantly the international operations. The 1997 results include a $30 charge for management changes and moving costs related to relocating MediaOne Delaware's operations from Boston to Denver. This charge was partially offset by savings associated with lower international staff levels in 1997, combined with a 1996 charge of $10 related to the staff reductions at international headquarters.

                                                                              96
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    INTEREST EXPENSE AND OTHER

                                                                                                 INCREASE (DECREASE)
                                                                                                 --------------------
                                                                             1997       1996         $          %
                                                                           ---------  ---------  ---------  ---------
Interest expense.........................................................  $  (1,083) $    (612) $     471       77.0
Equity losses in unconsolidated ventures.................................       (909)      (346)       563     --
Gains on sales of investments............................................        474     --            474     --
Gains on sales of rural telephone exchanges..............................         77         59         18       30.5
Guaranteed minority interest expense.....................................        (87)       (55)        32       58.2
Other expense--net.......................................................        (56)       (61)        (5)      (8.2)

    INTEREST EXPENSE. Interest expense increased $471, or 77.0 percent, primarily as a result of assuming, at market value, $6.5 billion of debt related to the Continental Acquisition. Partially offsetting the increase were lower average debt levels at the Communications Group in 1997. U S WEST's weighted average borrowing cost was 7.0 percent in 1997, compared with 6.85 percent in 1996. See "Liquidity and Capital Resources."


    EQUITY LOSSES IN UNCONSOLIDATED VENTURES. Equity losses increased $563 in 1997, predominantly a result of greater losses generated from international ventures and the domestic investment in PrimeCo. PrimeCo launched service in November 1996, and losses associated with this venture have increased $68 as a result of start-up and other costs.



    International equity losses increased $455 in 1997. Ventures located in Asia, which includes Indonesia, India, Malaysia, Japan and Singapore, contributed $397 to the increase. The value of the Indonesian currency declined 134 percent and the Malaysian currency declined 54 percent as compared with the
U. S. dollar during the fourth quarter of 1997. These declines, coupled with significant political and economic uncertainties, led to fourth-quarter 1997 pretax charges of $55 and $145 related to the ventures located in Indonesia and Malaysia, respectively. As a result, U S WEST has written down its investments in Indonesia and Malaysia to fair value, including recognition of funding commitments.



    GAINS ON SALES OF INVESTMENTS. During 1997, Media Group sold: (i) its 90 percent interest in Fintelco, S.A. ("Fintelco"), a cable and telecommunications venture located in Argentina, for a pretax gain of $135 ($80 after tax), (ii) its shares of Teleport Communications Group, Inc. ("TCG"), acquired in the Continental Acquisition, for a pretax gain of $162 ($96 after tax), (iii) its shares of Time Warner Inc. ("TWX"), acquired in the Continental Acquisition, for a pretax gain of $44 ($25 after tax), (iv) its five percent interest in a French wireless venture, for a pretax gain of $51 ($31 after tax), and (v) U S WEST Polska, its wholly owned directory operation in Poland, for a pretax gain of $29 ($17 after tax).


    Additionally, U S WEST Communications and the other Regional Bell Operating Companies ("RBOCs") sold their equity interests in Bellcore. As a result of the sale, U S WEST Communications recorded a pretax gain of $53 ($32 after tax).

    GAINS ON SALES OF RURAL TELEPHONE EXCHANGES. During 1997, the Communications Group sold selected rural telephone exchanges in Iowa, South Dakota, Nebraska, Idaho, and Minnesota for pretax gains of $77. The 1996 gains were a result of sales in Utah, North Dakota, South Dakota, Idaho and New Mexico.

    GUARANTEED MINORITY INTEREST EXPENSE. Guaranteed minority interest expense reflects an increase of $32 related to the October 29, 1996 issuance of Preferred Securities totaling $480.

    OTHER EXPENSE--NET. Other expense decreased $5 in 1997, due primarily to a 1996 pretax charge of $31 associated with the sale of the Media Group's cable television interests in Norway, Sweden and

                                                                              97
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

Hungary. Largely offsetting this decrease was additional interest expense associated with the Communications Group's state regulatory and interstate sharing liabilities, and increased foreign exchange transaction losses associated with loans to international ventures.

    PROVISION FOR INCOME TAXES

                                                                                                            DECREASE
                                                                                                      --------------------
                                                                                  1997       1996         $          %
                                                                                ---------  ---------  ---------  ---------
Provision for income taxes....................................................  $     522  $     696  $    (174)     (25.0)
Effective tax rate............................................................       42.7%      37.8%    --         --

    The increase in the effective tax rate is primarily a result of the effects of goodwill amortization associated with the Continental Acquisition.

    RESTRUCTURING CHARGE

    In 1993, U S WEST incurred a $1 billion restructuring charge (pretax). The related restructuring plan was designed to provide faster, more responsive customer services, while reducing the costs of providing these services. During 1997, the restructuring reserve decreased $70, to $56. Reserve usage was primarily a result of 645 employee separations and systems development costs during 1997. The restructuring plan is substantially complete as of December 31, 1997.

RESULTS OF OPERATIONS--1996 COMPARED WITH 1995

    NET INCOME (LOSS)

                                                         NET INCOME (LOSS)                BASIC EARNINGS (LOSS) PER SHARE
                                             ------------------------------------------  ---------------------------------
                                                                         INCREASE                                INCREASE
                                                                        (DECREASE)                               (DECREASE)
                                                                   --------------------                          ---------
                                               1996       1995         $          %        1996       1995(1)        $
                                             ---------  ---------  ---------  ---------  ---------  -----------  ---------
Communications Group.......................  $   1,249  $   1,176  $      73        6.2  $    2.62   $    2.50   $    0.12
Media Group................................        (71)       141       (212)    --          (0.16)       0.29       (0.45)
                                             ---------  ---------  ---------  ---------
Total net income...........................  $   1,178  $   1,317  $    (139)     (10.6)
                                             ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------

                                                 %
                                                ---
Communications Group.......................        4.8
Media Group................................     --
Total net income...........................

------------------------------

(1) As a result of the 1995 Recapitalization, basic earnings (loss) per share have been presented on a pro forma basis as if the Communications Stock and Media Stock had been outstanding since January 1, 1995. For periods prior to the 1995 Recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST.

                                                                              98
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    COMMUNICATIONS GROUP NET INCOME


                                                            NET INCOME                         BASIC EARNINGS PER SHARE(1)
                                            ------------------------------------------  ------------------------------------------
                                                                        INCREASE                                    INCREASE
                                                                       (DECREASE)                                  (DECREASE)
                                                                  --------------------                        --------------------
                                              1996       1995         $          %        1996      1995(1)       $          %
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Reported net income.......................  $   1,249  $   1,176  $      73        6.2  $    2.62  $    2.50  $    0.12        4.8

Adjustments to reported net income:
  Gains on sales of rural telephone
    exchanges.............................        (36)       (85)        49      (57.6)     (0.08)     (0.18)      0.10      (55.6)
  Cumulative effect of change in
    accounting principle(2)...............        (34)    --            (34)    --          (0.07)    --          (0.07)    --
  Current year effect of change in
    accounting principle(2)...............        (15)    --            (15)    --          (0.03)    --          (0.03)    --
  Recapitalization costs..................     --              8         (8)    --         --           0.01      (0.01)    --
  Early extinguishment of debt(3).........     --              8         (8)    --         --           0.02      (0.02)    --
                                            ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------
Normalized income.........................  $   1,164  $   1,107  $      57        5.1  $    2.44  $    2.35  $    0.09        3.8
                                            ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------        ---  ---------  ---------  ---------  ---------  ---------


------------------------------

(1) As a result of the 1995 Recapitalization, basic earnings per share have been presented on a pro forma basis as if the Communications Stock had been outstanding since January 1, 1995. For periods prior to the 1995 Recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST.

(2) Effective January 1, 1996, U S WEST adopted SFAS No. 121 which, among other things, requires that companies no longer record depreciation expense on assets held for sale.

(3) Represents an extraordinary charge of $8 (net of income tax benefits of $5) related to the refinancing of $145 of long-term debt.

    The Communications Group's 1996 normalized income was $1,164, an increase of $57, or 5.1 percent, compared with $1,107 in 1995. Normalized earnings per share of Communications Stock were $2.44, an increase of $0.09, or 3.8 percent, as compared to 1995. The increase in normalized income is primarily attributable to increased demand for services. Partially offsetting the increased revenues were higher costs incurred to address business growth, service-improvement initiatives and costs related to new business opportunities.

                                                                              99
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    MEDIA GROUP NET INCOME (LOSS)

                                                                                                BASIC EARNINGS (LOSS) PER
                                                                 NET INCOME (LOSS)                      SHARE(1)
                                                         ---------------------------------  ---------------------------------
                                                                                INCREASE                           INCREASE
                                                                               (DECREASE)                         (DECREASE)
                                                                               -----------                        -----------
                                                           1996       1995          $         1996      1995(1)        $
                                                         ---------  ---------  -----------  ---------  ---------  -----------
Reported net income (loss).............................  $     (71) $     141   $    (212)  $   (0.16) $    0.29   $   (0.45)

Adjustments to reported net income (loss):
  Merger of joint venture(2)...........................     --            (95)         95      --          (0.20)       0.20
  Recapitalization costs...............................     --              9          (9)     --           0.02       (0.02)
  Early extinguishment of debt(3)......................     --              4          (4)     --           0.01       (0.01)
                                                               ---  ---------       -----   ---------  ---------  -----------
Normalized income (loss)...............................  $     (71) $      59   $    (130)  $   (0.16) $    0.12       (0.28)
                                                               ---  ---------       -----   ---------  ---------  -----------
                                                               ---  ---------       -----   ---------  ---------  -----------

------------------------------

(1) As a result of the 1995 Recapitalization, basic earnings (loss) per share have been presented on a pro forma basis as if the Media Stock had been outstanding since January 1, 1995. For periods prior to the 1995 Recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST.

(2) Relates to the merger of Telewest with SBC CableComms (UK).

(3) Media Group incurred an extraordinary loss of $4 (net of income tax benefits of $2) related to the early retirement of debt by TWE.


    During 1996, the Media Group recorded a net loss of $71 compared to normalized income of $59 in 1995. Excluding the effects of the Continental Acquisition, the Media Group would have been break-even in 1996. The decline in 1996 normalized income (loss), excluding Continental, is primarily due to higher equity losses related to international and domestic growth initiatives, partially offset by improvement in domestic cellular operations.


    SALES AND OTHER REVENUES


                                                                                                        INCREASE
                                                                                                       (DECREASE)
                                                                                                  --------------------
                                                                              1996       1995         $          %
                                                                            ---------  ---------  ---------  ---------
Communications Group......................................................  $  10,079  $   9,484  $     595        6.3
Media Group...............................................................      2,955      2,374        581       24.5
Intergroup eliminations...................................................       (123)      (112)       (11)       9.8
                                                                            ---------  ---------  ---------  ---------
Total sales and other revenues............................................  $  12,911  $  11,746  $   1,165        9.9
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------


    COMMUNICATIONS GROUP OPERATING REVENUES

                                                                                                            INCREASE
                                                                                                           (DECREASE)
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
Local service.................................................................  $   4,770  $   4,344  $     426        9.8
Interstate access service.....................................................      2,507      2,378        129        5.4
Intrastate access service.....................................................        770        747         23        3.1
Long-distance network services................................................      1,100      1,189        (89)      (7.5)
Other services................................................................        932        826        106       12.8
                                                                                ---------  ---------  ---------        ---
Total.........................................................................  $  10,079  $   9,484  $     595        6.3
                                                                                ---------  ---------  ---------        ---
                                                                                ---------  ---------  ---------        ---

                                                                             100
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    LOCAL SERVICE REVENUES. Local service revenues increased principally as a result of access line growth and increased demand for new product and service offerings, and existing central office features. Total reported access lines increased 629,000 during 1996, or 4.3 percent, of which 244,000 was attributed to second lines. Second line installations increased 30.5 percent compared with 1995. Access line growth was 5.0 percent when adjusted for sales of rural telephone access lines during 1996.

    INTERSTATE AND INTRASTATE ACCESS SERVICE REVENUES. Higher revenues from interstate access services were driven by access line growth and an increase of
8.9 percent in interstate billed access minutes of use. The increased business volume was partially offset by the effects of price reductions and sharing related accrued refunds to IXCs. Intrastate access service revenues increased primarily due to higher demand partially offset by the effects of price reductions.


    LONG-DISTANCE NETWORK SERVICES REVENUES. Long-distance network services revenues decreased primarily due to the effects of competition and the implementation of MTCPs in 1996. The 1996 impact of the MTCPs was a $27 reduction in long-distance network services revenues, partially offset by an increase in intrastate access service revenues of $5 and a decrease in other operating expenses (primarily access expense) of $21.


    OTHER SERVICES REVENUES. During 1996, revenues from other services increased primarily as a result of continued market penetration in voice messaging services and increased inside wire maintenance services. Also contributing to other services revenue growth were increased contract revenues related to a large federal government telephony project and CPE sales.

    MEDIA GROUP SALES AND OTHER REVENUES

                                                                                                      INCREASE (DECREASE)
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
CABLE AND BROADBAND:
  Domestic....................................................................  $     488  $     215  $     273     --
  International...............................................................          6     --              6     --
                                                                                ---------  ---------  ---------  ---------
                                                                                      494        215        279     --
                                                                                ---------  ---------  ---------  ---------

WIRELESS COMMUNICATIONS:
  Domestic:
    Cellular service..........................................................      1,078        845        233       27.6
    Cellular equipment........................................................        105         96          9        9.4
                                                                                ---------  ---------  ---------  ---------
                                                                                    1,183        941        242       25.7
                                                                                ---------  ---------  ---------  ---------

DIRECTORY AND INFORMATION SERVICES:
  Domestic....................................................................      1,120      1,058         62        5.9
  International...............................................................        139        122         17       13.9
                                                                                ---------  ---------  ---------  ---------
                                                                                    1,259      1,180         79        6.7
                                                                                ---------  ---------  ---------  ---------
Other.........................................................................         19         38        (19)     (50.0)
                                                                                ---------  ---------  ---------  ---------
Total.........................................................................  $   2,955  $   2,374  $     581       24.5
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------

    Media Group sales and other revenues increased 24.5 percent, to $2,955 in 1996 due primarily to the Continental Acquisition and to strong growth in cellular service revenue. Excluding the effects of the Continental Acquisition, sales and other revenues increased 13.9 percent.

                                                                             101
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    CABLE AND BROADBAND. Domestic cable and broadband revenues increased $273, to $488 in 1996, due primarily to the Continental Acquisition. Excluding the effects of the Continental Acquisition, domestic cable and broadband revenues increased $21, or 9.8 percent, to $236. The normalized increase was due to higher revenues from the Media Group's cable systems in Atlanta, as a result of a 3.9 percent increase in revenue per subscriber to $39.36 per month and a basic subscriber increase of 4.5 percent. The increase in revenue per subscriber was primarily a result of price increases of 6 to 7 percent.

    International cable and broadband revenues reflect the consolidation in the fourth quarter of 1996 of Cable Plus.

    WIRELESS COMMUNICATIONS. Cellular service revenues increased 27.6 percent, to $1,078 in 1996, due to a 40 percent increase in subscribers during the year. The increase in subscribers was partially offset by a 12 percent drop in average revenue per subscriber to $53.00 per month. The increase in subscribers relates to continued growth in demand for wireless services, especially among consumers.

    Cellular equipment revenues increased 9.4 percent, to $105 in 1996, as a result of a 61 percent increase in units sold which was somewhat offset by lower equipment prices. A 30 percent increase in customers added during the year and the implementation of a phone exchange program for existing customers led to the increase in units sold.

    DIRECTORY AND INFORMATION SERVICES. Revenues related to Yellow Pages directory advertising, which represents 98 percent of the domestic directory and information services revenue, increased 7.4 percent, to $1,102 in 1996. The increases are largely a result of a 5.7 percent increase in revenue per local advertiser (primarily a result of price increases of approximately 4.0 percent) combined with an increase of 3,000 in local advertisers during the year.

    OPERATING INCOME

                                                                                                            INCREASE
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
Communications Group..........................................................  $   2,340  $   2,178  $     162        7.4
Media Group...................................................................        515        467         48       10.3
                                                                                ---------  ---------  ---------  ---------
Total operating income........................................................  $   2,855  $   2,645  $     210        7.9
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------

    COMMUNICATIONS GROUP OPERATING INCOME

                                                                                                           INCREASE
                                                                                                     --------------------
                                                                                 1996       1995         $          %
                                                                               ---------  ---------  ---------  ---------
Operating revenues...........................................................  $  10,079  $   9,484  $     595        6.3
Operating expenses:
  Employee-related expenses..................................................      3,594      3,341        253        7.6
  Other operating expenses...................................................      1,634      1,543         91        5.9
  Taxes other than income taxes..............................................        389        380          9        2.4
  Depreciation and amortization..............................................      2,122      2,042         80        3.9
                                                                               ---------  ---------  ---------  ---------
    Total operating expenses.................................................      7,739      7,306        433        5.9
                                                                               ---------  ---------  ---------  ---------
Operating income.............................................................  $   2,340  $   2,178  $     162        7.4
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------

    Communications Group operating income increased $162, or 7.4 percent, to $2,340 in 1996. Revenues increased $595, or 6.3 percent, and were partially offset by an increase of $433, or 5.9 percent, in

                                                                             102
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
operating costs. Total operating expense growth was primarily due to increases in employee-related costs, other operating expenses and depreciation expense.

    Total employee-related expenses increased $253 primarily due to continued efforts to address increased business growth, service-improvement initiatives and new business opportunities. Salaries and wages increased primarily due to inflation-driven and contractual wage increases. Contract labor costs increased to support business growth and additional marketing organization costs related to the launch of new products and services. Employee-related expenses also included approximately $15 for contract labor and overtime as a result of flooding in Washington and Oregon in first-quarter 1996. Partially offsetting these increases were a reduction in postretirement benefit costs due to changes in actuarial assumptions and favorable cost trends, lower conference and travel expenses and decreased overtime as a result of accelerated cost reduction efforts in the latter half of 1996.

    Other operating expenses increased $91, or 5.9 percent, primarily due to higher advertising and bad debt expenses and costs associated with greater sales of CPE. Also contributing to the increase was a reserve adjustment associated with billing and collection activities performed for IXCs, and an $11 charge related to the discontinuance of the Omaha broadband video service trial. Reduced access expense (a portion of which relates to the 1996 implementation of MTCPs) and a reduction in allocated costs from U S WEST partially offset these increases. Allocated costs from U S WEST were $88 and $116 in 1996 and 1995, respectively.

    Taxes other than income taxes were relatively flat as compared with 1995. In fourth-quarter 1996, taxes other than income taxes increased by $24, or 32.4 percent, due to favorable property tax valuations and mill levies recognized during fourth-quarter 1995.

    Depreciation and amortization expense increased $80, or 3.9 percent, due to the effects of a higher depreciable asset base, partially offset by the effects of 1995 sales of certain rural telephone exchanges and the adoption of SFAS No. 121.

    MEDIA GROUP OPERATING INCOME


                                                                                                         INCREASE (DECREASE)
                                                                                                         --------------------
                                                                                     1996       1995         $          %
                                                                                   ---------  ---------  ---------  ---------
CABLE AND BROADBAND:
  Domestic.......................................................................  $     (13) $      23  $     (36)    --
  International..................................................................         (7)    --             (7)    --
                                                                                   ---------  ---------  ---------        ---
                                                                                         (20)        23        (43)    --
                                                                                   ---------  ---------  ---------        ---
WIRELESS COMMUNICATIONS:
  Domestic.......................................................................        243        147         96       65.3
  International..................................................................         (3)    --             (3)    --
                                                                                   ---------  ---------  ---------        ---
                                                                                         240        147         93       63.3
                                                                                   ---------  ---------  ---------        ---
DIRECTORY AND INFORMATION SERVICES:
  Domestic.......................................................................        452        399         53       13.3
  International..................................................................          2         (1)         3     --
                                                                                   ---------  ---------  ---------        ---
                                                                                         454        398         56       14.1
                                                                                   ---------  ---------  ---------        ---
Other(1).........................................................................       (159)      (101)       (58)      57.4
                                                                                   ---------  ---------  ---------        ---
Operating income.................................................................  $     515  $     467  $      48       10.3
                                                                                   ---------  ---------  ---------        ---
                                                                                   ---------  ---------  ---------        ---


------------------------------

(1) Primarily includes headquarters expenses for shared services and divisional expenses associated with equity investments.

                                                                             103
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    During 1996, Media Group operating income increased 10.3 percent, to $515, due primarily to strong subscriber growth in wireless operations. Excluding the effects of the Continental Acquisition, Media Group operating income increased $73, or 15.6 percent.

    CABLE AND BROADBAND. Domestic cable and broadband operating income decreased $36, to a loss of $13, in 1996 due primarily to the Continental Acquisition. Continental contributed losses of $25 since the date of the Continental Acquisition. The Atlanta cable systems contributed operating income of $12 in 1996, compared with $23 in 1995. An increase in depreciation expense related to system upgrade activity at the Atlanta cable systems contributed to the decrease in operating income.

    International cable and broadband operating losses reflect the fourth-quarter 1996 consolidation of Cable Plus.

    WIRELESS COMMUNICATIONS. Cellular operating income increased 65.3 percent, to $243 in 1996. The increase in operating income is a result of revenue increases associated with the rapidly expanding subscriber base combined with efficiency gains. The 1996 decline in revenue per subscriber of 12 percent has been more than offset by a combined decrease of 18 percent in the costs incurred to acquire and support customers.

    DIRECTORY AND INFORMATION SERVICES. During 1996, operating income related to domestic Yellow Pages directory advertising increased 1.6 percent to $511. Revenue increases of 7.4 percent were offset by an approximate 10 percent increase in paper, printing, delivery and distribution costs and a charge of $25 to reorganize and reduce headcount in 1996. Operating losses associated with on-going product development activities reduced domestic directory and information services operating income by $59 in 1996, compared with a reduction of $104 in 1995. The decrease in operating losses is primarily the result of exiting various product development activities in 1995.

    OTHER. Other operating losses increased in 1996 primarily as a result of a change in cost allocation policy. Beginning in 1996, other operating losses include costs that are not specifically identifiable with an operating company. Previously such costs were allocated to the operating companies. Other operating losses also include a charge of $10 related to staff reductions at international headquarters in 1996.

    INTEREST EXPENSE AND OTHER


                                                                                                      INCREASE (DECREASE)
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
Interest expense..............................................................  $    (612) $    (527) $      85       16.1
Equity losses in unconsolidated ventures......................................       (346)      (207)       139       67.1
Gains on sales of rural telephone exchanges...................................         59        136        (77)     (56.6)
Gain on merger of joint venture interest......................................     --            157       (157)    --
Guaranteed minority interest expense..........................................        (55)       (14)        41     --
Other expense--net............................................................        (61)       (36)        25       69.4


    INTEREST EXPENSE. Interest expense increased primarily as a result of assuming, at market value, $6.5 billion of debt related to the Continental Acquisition. Also contributing to the increase was a higher average debt level at the Communications Group and a decrease in the amount of interest capitalized resulting from a lower average balance of telecommunications plant under construction at the Communications Group.

    EQUITY LOSSES. Equity losses increased primarily due to: (1) network expansion and additional financing costs at Telewest and One 2 One, (2) rapid customer growth at One 2 One, (3) start-up and other costs associated with new international investments located in Poland and Malaysia, and (4) losses related to Continental's cable and telecommunications investments. Domestically, improved

                                                                             104
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
results from the TWE partnership, related to improvements in cable and programming operations, were more than offset by increased losses at PrimeCo which launched service in the fourth quarter of 1996.

    GAINS ON SALES OF RURAL TELEPHONE EXCHANGES. During 1996, the Communications Group sold selected rural telephone exchanges in Utah, North Dakota, South Dakota, Idaho and New Mexico for pretax gains of $59. The 1995 gains were a result of sales in Colorado, Washington, Oregon and Arizona.

    GAIN ON MERGER OF JOINT VENTURE INTEREST. During 1995, Telewest merged with SBC CableComms (UK) resulting in a pretax gain of $157.

    GUARANTEED MINORITY INTEREST EXPENSE. Guaranteed minority interest expense reflects an increase of $34 related to the September 11, 1995 issuance of Preferred Securities totaling $600, and an increase of $7 related to an additional $480 issuance of Preferred Securities on October 29, 1996.


    OTHER EXPENSE--NET. Other expense increased primarily as a result of a pretax charge of $31, associated with the sale of U S WEST's cable television interests in Norway, Sweden and Hungary, and a $13 adjustment related to U S WEST Communications' equity investment in Bellcore. Partially offsetting the increase in other expense were foreign currency translation gains associated with loans to international ventures and costs incurred in 1995 associated with the 1995 Recapitalization.


    PROVISION FOR INCOME TAXES

                                                                                                               DECREASE
                                                                                                         --------------------
                                                                                     1996       1995         $          %
                                                                                   ---------  ---------  ---------  ---------
Provision for income taxes.......................................................  $     696  $     825  $    (129)     (15.6)
Effective tax rate...............................................................       37.8%      38.3%    --         --

    The decrease in the effective tax rate is primarily a result of a one-time benefit associated with the leveraged lease portfolio.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Communications Group(1)..............................................................  $   3,848  $   3,306  $   2,719
Media Group(1).......................................................................      1,318        724        640
Other................................................................................     --         --             61
                                                                                       ---------  ---------  ---------
Total cash provided by operating activities..........................................  $   5,166  $   4,030  $   3,420
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

------------------------------


(1) Individual group cash flow statements are provided in "Annex F--U S WEST, Inc. Consolidated Financial Statements-- Note 23--Supplemental Communications Group and Media Group Combined Statements."


    During 1997, the increase in the Communications Group's operating cash flow reflects business growth, efforts to manage working capital, lower restructuring expenditures, and a decrease in the cash funding of postretirement benefits during 1997. Operating cash flow at Media Group increased primarily due to the effects of the Continental Acquisition and growth in the domestic cellular and Yellow Pages businesses. Partially offsetting the increase were higher financing costs resulting from greater debt levels associated with the Continental Acquisition.

    During 1996, cash provided by operating activities increased $610 due primarily to growth in Communications Group operations. The increase in operating cash flows at the Communications Group

                                                                             105
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
also reflects a $157 decrease in the cash funding of postretirement benefits and lower restructuring expenditures. Media Group operating cash flow increased due to growth in the cellular and Yellow Pages businesses.

    Future cash needs of the Communications Group could increase with the pursuit of new business opportunities, including PCS. Future cash needs could also increase as the Communications Group implements the interconnection requirements and other provisions of the Telecommunications Act. However, the impact will depend on the nature and timing of the requirements and the type of recovery mechanisms provided for by the FCC and state commissions. See "Chapter 6: Information About New U S WEST--Business of New U S WEST--Regulation." The Communications Group expects that such cash needs will be funded through operations and, when necessary, the issuance of debt securities.

    Media Group expects that its future cash needs, primarily associated with the domestic cable network upgrade, will exceed cash generated from operations during the next several years. Additional financing is expected to come primarily from a combination of new debt and, if consummated, the monetization of the securities to be received by Media Group from AirTouch in connection with the AirTouch Transaction.

    INVESTING ACTIVITIES

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Communications Group(1)..............................................................  $   2,058  $   2,230  $   2,268
Media Group(1).......................................................................      1,242        818      1,238
                                                                                       ---------  ---------  ---------
Total cash used for investing activities.............................................  $   3,300  $   3,048  $   3,506
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

------------------------------

(1) Individual group cash flow statements are provided in "Annex F--U S WEST, Inc. Consolidated Financial Statements-- Note 23--Supplemental Communications Group and Media Group Combined Statements."

    Total capital expenditures, on a cash basis, were $3,690, $3,071, and $2,825 in 1997, 1996 and 1995, respectively. Communications Group capital expenditures were $2,139, $2,419 and $2,462, and Media Group capital expenditures were $1,551, $652 and $363 in 1997, 1996 and 1995, respectively. The majority of the Communication Group's 1997 capital expenditures related to access line growth, continued modernization of the telecommunications network and Telecommunications Act requirements including interconnection and local number portability costs. Expenditures associated with entering wireless communications markets with the launch of PCS also impacted capital expenditures. Media Group capital expenditures increased in 1997 associated with its domestic cable network upgrade.


    In 1998, capital expenditures are expected to approximate $4.5 billion, of which $2.6 billion pertains to the Communications Group and $1.9 billion pertains to the Media Group. Included in the 1998 capital expenditure estimates are Communications Group entry costs for the launch of PCS in new markets and additional interconnection costs. Also included are Media Group capital expenditures related to domestic cable of $1.6 billion and to domestic cellular of $300. The actual domestic cellular capital requirements could vary depending on the timing of the consummation of the AirTouch Transaction.


    Media Group has invested $213, $132 and $268 in PrimeCo in 1997, 1996 and 1995, respectively. Such funding was for network build activities in 1997 and 1996, and the purchase of PCS licenses in 11 markets in 1995. Funding requirements in 1998 are expected to approximate $230. However, actual funding requirements could vary depending on the timing of the consummation of the AirTouch Transaction.

                                                                             106
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    Investing activities of Media Group include equity investments in international ventures. Media Group invested $325, $243 and $681 in international ventures in 1997, 1996 and 1995, respectively. Investments in 1997 included an additional 40 percent interest in Fintelco and capital contributions to a wireless venture in India. Investments in 1996 included loans provided to One 2 One, the purchase of a 23 percent interest in Polska Telefonia Cyfrowa, a venture to provide wireless service in Poland, and the purchase of a 28 percent interest in Telenet Flanders, a venture in Belgium to provide telephony services on the cable network. In 1995, U S WEST invested $681 in international ventures in Malaysia, the Netherlands, the Czech Republic and the United Kingdom. U S WEST anticipates that investments in international ventures will approximate $290 in 1998 to fund continued expansion in India, Japan, Belgium, and at One 2 One.


    On March 29, 1998, Telewest announced that merger discussions were underway for Telewest to acquire General Cable plc ("General Cable") for Telewest shares and cash. A 40 percent shareholder of General Cable has agreed to accept Telewest's offer if made on or before April 15, 1998 and involved 1.243 new Telewest shares and 65 pence in cash for each General Cable share (or an aggregate of approximately L426 million in Telewest shares and L240 million in cash). Telewest intends to raise the cash portion of the purchase price through a rights offering to Telewest's existing shareholders, including Media Group. It is currently contemplated that Media Group and certain of Telewest's other principal shareholders may purchase any Telewest shares not purchased by Telewest's other shareholders in the rights offering. There can be no assurance that any transaction involving the acquisition of General Cable will be consummated.


    During 1997, Media Group paid the cash portion of the Continental Acquisition consideration of $1,150 to the Continental shareowners. In addition, the Communications Group paid $73 to purchase PCS licenses in connection with its launch of PCS service in various markets.

    Throughout 1997, Media Group pursued a plan to monetize nonstrategic assets, including various domestic and international investments. Such asset sales generated total proceeds of $2,058. Proceeds from sales of international investments totaled $887, domestic investments totaled $931, assets held for sale totaled $231, and disposals of property, plant and equipment totaled $9. International sales consisted of: (a) a five percent interest in a French wireless venture for proceeds of $81, (b) a 90 percent interest in Fintelco for proceeds of $641, (c) Thomson Directories, the directory operation in the United Kingdom, and U S WEST Polska, the directory operation in Poland, for net proceeds of $121 and $27, respectively, and (d) other miscellaneous international investment sales for proceeds of $17. Domestic sales were comprised of the sale of shares of TCG, for net proceeds of $678, shares of TWX, for net proceeds of $220, and miscellaneous asset sales, for proceeds of $33. In addition, U S WEST Communications sold its equity interest in Bellcore for proceeds of $65.

    The Communications Group received cash proceeds of $67, $174 and $214 during 1997, 1996 and 1995, respectively, for the sales of certain rural telephone exchanges. Since implementing its rural telephone exchange sales program, the Communications Group has sold approximately 342,000 access lines.

                                                                             107
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    FINANCING ACTIVITIES

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Communications Group(1).............................................................  $  (1,843) $  (1,168) $    (395)
Media Group(1)......................................................................        (13)       195        525
Other...............................................................................     --         --            (61)
                                                                                      ---------  ---------  ---------
Total cash (used for) provided by financing activities..............................  $  (1,856) $    (973) $      69
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

------------------------------

(1) Individual group cash flow statements are provided in "Annex F--U S WEST, Inc. Consolidated Financial Statements-- Note 23--Supplemental Communications Group and Media Group Combined Statements."

    DIVIDENDS

    U S WEST paid dividends on the Communications Stock totaling $992, $939 and $926 during 1997, 1996 and 1995, respectively.

    DEBT ACTIVITY


    Total debt at December 31, 1997 was $14,678, a decrease of $673 compared to December 31, 1996. This decrease was due primarily to debt redemptions. During 1996, debt increased $6,496 primarily a result of assuming, at market value, Continental debt totaling $6,525 in conjunction with the Continental Acquisition. Concurrently, U S WEST refinanced $3,657 of Continental's debt with U S WEST commercial paper. In January 1997, U S WEST issued medium- and long-term debt totaling $4.1 billion, at a weighted average interest rate of
7.47 percent. The proceeds were used to refinance the commercial paper. Accordingly, such commercial paper is classified as long-term debt at December 31, 1996.


    During 1997 U S WEST redeemed its zero coupon subordinated notes, which had a recorded value of $571. In addition, MediaOne Delaware redeemed a 10 5/8 percent senior subordinated note with a recorded value of $110, including a premium of $10. U S WEST financed both redemptions with floating-rate commercial paper.


    In June 1997, U S WEST acquired cable systems serving approximately 40,000 subscribers in Michigan for cash of $25 and the issuance of approximately $50 in liquidation value of U S WEST Series E Preferred Stock. The Series E Preferred Stock is redeemable at U S WEST's option beginning five years from the date of issuance. The stockholders have the right to elect cash upon redemption, or to convert their shares into Media Stock based on a predetermined formula.


    In 1996, U S WEST issued $254 of exchangeable notes, or Debt Exchangeable for Common Stock ("DECS"), due May 15, 1999. Upon maturity, each such DECS will be exchanged by U S WEST for shares of common stock of Financial Security Assurance Holdings Ltd. ("FSA") held by U S WEST or, at U S WEST's option, redeemed at the cash equivalent. The capital assets segment currently holds approximately 42.1 percent of the outstanding FSA common stock. On October 29, 1996, U S WEST refinanced commercial paper through the issuance of 8.25 percent Preferred Securities totaling $480. The payment of interest and redemption amounts to holders of the Preferred Securities are fully and unconditionally guaranteed by U S WEST. In 1995, U S WEST issued $130 of DECS due December 31, 1998. Upon maturity, each such DECS will be exchanged by U S WEST for shares of Enhance Financial Services Group, Inc. ("Enhance") or, at U S WEST's option, redeemed at the cash equivalent. The capital assets segment currently holds approximately 29.2 percent of the outstanding Enhance common stock.

                                                                             108
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    During 1995, increases in debt were partially offset by reductions in debt related to the Media Group's investment in TWE and a refinancing of commercial paper by issuing $600 of 7.96 percent Preferred Securities. U S WEST refinanced $2.6 billion of commercial paper to take advantage of favorable long-term interest rates. In addition to the commercial paper, U S WEST Communications refinanced $145 of long-term debt.


    Excluding debt associated with the capital assets segment, U S WEST's percentage of debt to total capital at December 31, 1997, was 54.0 percent compared with 54.8 percent at December 31, 1996. Including debt associated with the capital assets segment, Preferred Securities and mandatorily redeemable preferred stock, U S WEST's percentage of debt to total capital was 58.9 percent at December 31, 1997 compared with 59.5 percent at December 31, 1996. The decrease in the percentage of debt to total capital in 1997 is primarily a result of decreased debt levels.

    U S WEST COMMUNICATIONS CREDIT RATINGS


    During the first quarter of 1997, Standard & Poor's lowered U S WEST Communications' senior unsecured debt rating from A+ to A as a result of a modified rating criteria implemented by Standard & Poor's to reflect the increased competitive telecommunications environment.



    In connection with U S WEST's announcement of the Separation, Standard & Poor's placed U S WEST Communications' senior unsecured debt on credit watch with positive implications and reaffirmed U S WEST Communications' commercial paper ratings, and Duff & Phelps reaffirmed U S WEST Communications' senior unsecured debt and commercial paper ratings.



    During the first quarter of 1998, Moody's downgraded U S WEST
Communications' senior unsecured debt from Aa3 to A2 due to recent regulatory rulings and financial challenges associated with the Separation. See "Contingencies." U S WEST Communications' debt remains under review by Moody's for possible downgrade pending clarification of New U S WEST's corporate structure and future strategic initiatives.



    U S WEST Communications' current senior unsecured debt and commercial paper ratings by Moody's, Standard & Poor's and Duff & Phelps are A2, A and AA-, and P1, A1 and D1+, respectively.


    CAPITAL FUNDING AND PREFERRED SECURITIES CREDIT RATINGS

    As a result of the Separation announcement, the credit ratings for Capital Funding and for the Preferred Securities of U S WEST Financing I and U S WEST Financing II are under review by Standard & Poor's (with negative implications), Moody's and Duff & Phelps. Senior debt at MediaOne Delaware was downgraded by Moody's from Baa2 to Baa3 and subordinated debt from Baa3 to Ba1, and is under review by Standard & Poor's, with negative implications. The MediaOne Delaware debt remains under review for further downgrading by Moody's. For all outstanding debt securities issued or guaranteed by U S WEST, U S WEST intends to take appropriate steps to preserve bondholder value in connection with the Separation. See "Chapter 3: The Separation--Treatment of Indebtedness."

    Capital Funding's senior unsecured debt and commercial paper ratings by Moody's, Standard & Poor's and Duff & Phelps were Baa1, BBB+ and BBB+, and P2, A2, and D-2, respectively, at December 31, 1997. The Preferred Securities' ratings by Moody's, Standard & Poor's, and Duff & Phelps were baa2, BBB+ and BBB, respectively, at December 31, 1997.

    OTHER ITEMS

    U S WEST commitments and debt guarantees associated with Media Group international and domestic investments totaled approximately $650 and $175, respectively, at December 31, 1997. In addition, a Media Group subsidiary guarantees debt, nonrecourse to U S WEST, associated with its international investment in the principal amount of approximately $600.

                                                                             109
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    U S WEST maintains a commercial paper program to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. In addition, U S WEST maintains lines of credit aggregating approximately $4.5 billion, all of which were available at December 31, 1997. Under registration statements filed with the Commission, as of December 31, 1997, U S WEST is permitted to issue up to approximately $900 of new debt securities.


    U S WEST from time to time engages in preliminary discussions regarding restructurings, dispositions and other similar transactions. Any such transaction may include, among other things, the transfer of certain assets, businesses or interests, or the incurrence or assumption of indebtedness, and could be material to the financial condition and results of operations of U S WEST. There is no assurance that any such discussions will result in the consummation of any such transaction.


    RISK MANAGEMENT

    U S WEST is exposed to market risks arising from changes in interest rates, foreign exchange rates and equity prices. Derivative financial instruments are used to selectively manage these risks. U S WEST does not use derivative financial instruments for trading purposes.

    INTEREST RATE RISK MANAGEMENT. The objective of the interest rate risk management program is to minimize the total cost of debt over time and the interest rate variability. This is achieved through the use of interest rate swaps, which adjust the ratio of fixed- to variable-rate debt.

    Approximately $270 of U S WEST's floating rate debt is exposed to changes in interest rates. Such exposure is primarily linked to the 30-day commercial paper rate. A hypothetical 10 percent change in the 30-day commercial paper rate would not have a material effect on the annual earnings of U S WEST.

    FOREIGN EXCHANGE RISK MANAGEMENT. U S WEST selectively enters into forward and option contracts to manage the market risks associated with fluctuations in foreign exchange rates after considering offsetting foreign exposures among international operations. The use of forward and option contracts allows U S WEST to fix or cap the cost of firm foreign investment commitments, the amount of foreign currency proceeds from sales of foreign investments, the repayment of foreign currency denominated receivables and the repatriation of dividends. The market values of the foreign exchange positions, including the hedging instruments, are continuously monitored and compared with predetermined levels of acceptable risk. All foreign exchange contracts have maturities of one year or less. The use of such contracts was limited in 1997 and as of December 31, 1997, the market value of foreign exchange contracts outstanding was not material.

    U S WEST is exposed to foreign exchange risk associated with its cash deposits and notes receivable and payable denominated in foreign currencies. As of December 31, 1997, Media Group has British pound-denominated notes receivable and cash deposits in the translated amount of $245, a Czech Koruna-denominated note receivable and cash deposits in the translated amount of $50 and a Czech Koruna-denominated note payable in the translated amount of $17.

    A hypothetical adverse change of 10 percent in the British Pound and Czech Koruna exchange rates as compared with the U. S. dollar would reduce the market value of the cash deposits and notes receivable and payable by $28 as of December 31, 1997.

    EQUITY-PRICE RISK MANAGEMENT. U S WEST is exposed to market risks associated with fluctuations in equity security prices related to its investments in marketable equity securities. On a selective basis, U S WEST enters into option contracts to manage the market risks associated with fluctuations in equity security prices. At December 31, 1997, U S WEST had sold call options to complete exit strategies with regard to certain individual marketable equity securities.

                                                                             110
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    A hypothetical 10 percent decline in equity security prices related to U S WEST's combined position in marketable equity securities and option contracts would reduce the market value of the combined position at December 31, 1997, by $12.

    The changes in interest rates, foreign exchange rates and equity security prices are based on hypothetical movements in future market rates and are not necessarily indicative of actual results which may occur. Future gains and losses will be affected by actual changes in interest rates, foreign exchange rates and equity security prices and market exposures, and changes in derivative financial instruments employed during the year.


    EFFECTS OF THE SEPARATION, THE REFINANCING AND THE AIRTOUCH TRANSACTION



    The following discussion should be read in conjunction with the MediaOne unaudited pro forma condensed combined financial statements. See "Chapter 7:
Information About MediaOne--MediaOne Unaudited Pro Forma Condensed Combined Financial Statements."



    In connection with the Separation, New U S WEST and MediaOne will seek to refinance all of the U S WEST Indebtedness through the Refinancing. See "Chapter 3: The Separation--Treatment of Indebtedness." At December 31, 1997, the U S WEST Indebtedness totaled approximately $7.5 billion and included Preferred Securities of $1,080. As of February 20, 1998, the estimated cost of the Refinancing is $346 (net of income tax benefits of $231). In addition to refinancing costs, such costs include the difference between the market and face value of the U S WEST Indebtedness and a charge for unamortized debt issuance costs.



    The businesses comprising New U S WEST and the Media Group's domestic wireless business generated operating cash flow during 1997 of approximately $4.6 billion. Upon consummation of the Separation and the AirTouch Transaction, MediaOne will no longer have access to the operating cash flows of New U S WEST and the Media Group's domestic wireless business. Operating cash flows of MediaOne will consist primarily of the cash generated by its domestic cable business. MediaOne expects that its future cash needs, primarily associated with domestic cable capital expenditures ($1.6 billion in 1998) and debt service, will exceed cash generated from operations during the next several years. Additional financing will come primarily from a combination of new debt and, if consummated, the monetization of the securities to be received by MediaOne from AirTouch in connection with the AirTouch Transaction.



    Following the Separation, Refinancing and AirTouch Transaction, total indebtedness of MediaOne will approximate $4,021. This represents a reduction of $10,657 as compared with total U S WEST indebtedness of $14,678 as of December 31, 1997. Such debt reduction is comprised of $5,715 related to the discontinuance of the businesses of New U S WEST, $3,831 related to the Refinancing and $1,354 related to the AirTouch Transaction. Also included is an increase in debt of $243 for financing the costs of the Refinancing and Separation. As a result, the ratio of total debt to EBITDA for MediaOne will be approximately 5.3x. Including the Preferred Securities, such ratio would be 6.8x.



    Following the Separation, Refinancing and AirTouch Transaction, annual interest expense of MediaOne will approximate $297. This represents a reduction of $786 as compared with total U S WEST annual interest expense of $1,083 during 1997. Such interest expense reduction is comprised of $405 related to the discontinuance of the businesses of New U S WEST, $304 related to the Refinancing, and $92 related to the AirTouch Transaction. Also included is an increase in interest expense of $15 for financing the costs of Refinancing and Separation.



    Under the terms of the proposed AirTouch Transaction, U S WEST and AirTouch will enter into an investment agreement, pursuant to which AirTouch will agree to provide to U S WEST registration rights with respect to the shares of AirTouch preferred stock and AirTouch common stock which it receives in the AirTouch Transaction and to assist U S WEST in the monetization of such shares. The market value of such shares was approximately $4.2 billion as of February 20, 1998. U S WEST believes


                                                                             111
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
that the consummation of the AirTouch Transaction will likely improve the credit rating to be assigned to MediaOne in the Separation.



    MediaOne's access to the capital markets and the cost of financing available to it will depend on its post-Separation credit rating. MediaOne's management anticipates that such credit rating, although lower than the current credit rating of U S WEST, will allow MediaOne sufficient ability to access the capital markets. In conjunction with the Refinancing, management expects that the increase in the cost of debt associated with the anticipated lower credit rating will be offset by a reduction in the market rate of interest on the refinanced debt as compared with the historical rates on U S WEST debt.


CONTINGENCIES

    COMMUNICATIONS GROUP

    At U S WEST Communications, there are pending regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both.

    WASHINGTON. In 1996, the WUTC acted on U S WEST Communications' 1995 rate request. U S WEST Communications had sought to increase revenues by raising rates primarily for basic residential services over a four-year period. Instead of granting U S WEST Communications' request, the WUTC ordered $91.5 in annual net revenue reductions, effective May 1, 1996.

    On December 24, 1997, the Washington State Supreme Court upheld the WUTC ruling. The Washington State Supreme Court's ruling resulted in an estimated liability for the revenues that were collected subject to refund from May 1, 1996 through December 31, 1997, including interest, in the amount of $225. The prospective revenue reduction as a result of this ruling approximates $115 annually, which includes the effects of business growth. In a separate action, the WUTC authorized a rate increase of approximately $60 annually that partially mitigates the effect of the Washington State Supreme Court's ruling. Tariffs implementing both orders became effective February 1, 1998.

    OREGON. On May 1, 1996, the Oregon Public Utilities Commission ("OPUC") approved a stipulation terminating prematurely U S WEST Communications' alternative form of regulation ("AFOR") plan, and it then undertook a review of U S WEST Communications' earnings. In May 1997, the OPUC ordered U S WEST Communications to reduce its annual revenues by $97, effective May 1, 1997, and to issue a one-time refund, including interest, of approximately $102 to reflect the revenue reduction for the period May 1, 1996 through April 30, 1997. The one-time refund is for interim rates which became subject to refund when U S WEST Communications' AFOR plan was terminated on May 1, 1996.

    U S WEST Communications filed an appeal of the order and asked for an immediate stay of the refund with the Oregon Circuit Court for the County of Marion (the "Oregon Circuit Court") which granted U S WEST Communications' request for a stay, pending a full review of the OPUC's order. On February 19, 1998, the Oregon Circuit Court entered a judgment in U S WEST Communications' favor on most of the appealed issues. The OPUC has announced its intent to appeal. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $180.

    UTAH. In another proceeding, the Utah Supreme Court has remanded a Utah Public Service Commission ("UPSC") order to the UPSC for hearing, thereby establishing two exceptions to the rule against retroactive ratemaking: 1) unforeseen and extraordinary events, and 2) misconduct. The UPSC's initial order denied a refund request from IXCs and other parties related to the Tax Reform Act of 1986. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $160.

    STATE REGULATORY ACCRUALS. U S WEST Communications has accrued $348 at December 31, 1997, which represents its estimated liability for all state regulatory proceedings, predominately the items discussed above. Approximately $225 of the total estimated liability was recognized during fourth-

                                                                             112
                                           CHAPTER 5: INFORMATION ABOUT U S WEST
quarter 1997. It is possible that the ultimate liability could exceed the recorded liability by an amount up to approximately $230. U S WEST Communications will continue to monitor and evaluate the risks associated with its local regulatory jurisdictions, and will adjust estimates as new information becomes available.

    MEDIA GROUP


    Media Group and AirTouch are currently parties to a multi-phased joint venture (the "AirTouch Joint Venture") pursuant to which they have agreed to combine their domestic cellular businesses. In February 1997, the King County Superior Court in Washington state ruled that a subsidiary of Media Group violated the terms of its partnership agreement with its minority partners in the Seattle cellular partnership by entering into the AirTouch Joint Venture. Similar litigation was filed in other jurisdictions regarding other cellular partnerships by the same minority partner that brought the Seattle litigation. On December 1, 1997, this minority partner announced it was selling its minority interests in the eight cellular properties where it was a partner with a Media Group subsidiary to AirTouch. As a result of the minority partner's actions, litigation in the states of Washington, Arizona, Colorado, Minnesota, Idaho and Delaware has now been stayed or dismissed pending consummation of the transfer of the minority partner's interest to AirTouch. The AirTouch Transaction has been entered into in lieu of the AirTouch Joint Venture.


COMPETITIVE AND REGULATORY ENVIRONMENT

    For a discussion of the competitive and regulatory environments of U S WEST, see "Chapter 6: Information About New U S WEST--Business of New U S WEST--Competition" and "--Business of New U S WEST--Regulation" and "Chapter 7:
Information About MediaOne--Business of MediaOne--Competition" and "Regulation."

YEAR 2000 COSTS

    COMMUNICATIONS GROUP

    During 1997 the Communications Group conducted a comprehensive review of its computer systems and related software to ensure systems properly recognize the year 2000 and continue to process data. The systems evaluated include all internal systems and those that manage the public switched network. This evaluation includes the Communications Group's significant vendors in determining the impact on the Communications Group if those third parties fail to remediate their own year 2000 issues. Based on its internal assessment, the Communications Group has determined that it will have to modify or replace certain portions of its internal use software, whether developed by U S WEST or provided by a third party. For public network software, there are central office and remote switches from a variety of vendors in addition to interoffice and loop transport equipment that also require conversion. To date, inventory is complete for all major network elements, compliance standards have been published and key vendors have agreed to compliance dates. Detailed plans for the year 2000 project for all systems have been completed and conversion activity is underway.

    The estimated remaining costs of the related projects approximate $150 through 1999. Management's estimate of the costs and completion dates of the year 2000 project are dependent on various factors including availability of skilled resources, the ability to locate and modify all relevant software code and vendor compliance. The Communications Group cannot provide assurance that actual results will not differ from management's estimates. Failure to complete the project in a timely or complete manner, or within its estimate of project costs, could have a material impact on future results of operations.

                                                                             113
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

    MEDIA GROUP

    Media Group uses software and related technologies throughout its businesses that will be affected by the date change in the year 2000. Media Group has established accountabilities and priorities for addressing the issue. Media Group is now in the process of finalizing its assessment of the impact of the year 2000 date change on its operations. An internal study is underway to determine the full scope of the issue and related costs. Media Group's assessment should be complete in mid-1998. Media Group anticipates that costs related to year 2000 remediation will begin to be incurred in 1998.

NEW ACCOUNTING STANDARDS


    In 1997, U S WEST adopted SFAS No. 128, "Earnings Per Share." This accounting standard specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per common share on the face of the income statement.


    In 1998, U S WEST will adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 requires that the components and total amount of comprehensive income be displayed in the financial statements for interim and annual periods beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from nonowner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. SFAS No. 131 requires, among other things, the reporting of detailed operating segment information of an enterprise for annual periods beginning in 1998 and for interim periods beginning in 1999.

    Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999, but earlier adoption is allowed. U S WEST is currently evaluating the impact of SOP 98-1 and believes that it could initially have a significant impact upon results of operations.

                                                                             114
                                           CHAPTER 5: INFORMATION ABOUT U S WEST

CHAPTER 6: INFORMATION ABOUT NEW U S WEST

BUSINESS OF NEW U S WEST

GENERAL

    New U S WEST is a diversified communications company providing services principally to customers in the Communications Group Region, which is comprised of the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. New U S WEST has operations in four principal areas: (i) telecommunications and related services; (ii) wireless services; (iii) high-speed data and Internet services; and (iv) directory services. The major component of New U S WEST is U S WEST Communications, which provides communications services to more than 25 million residential and business customers in the Communications Group Region.

STRATEGY

    New U S WEST's competitive strategy will address both the advantages and challenges inherent in one of the fastest growing but least populated regions of the country. In recent years, the Communications Group Region, with seven of the ten fastest growing states in the United States, has experienced rapid growth. At the same time, the Communications Group Region is one of the least densely populated regions of the country. Though it comprises over forty percent of the land mass of the contiguous 48 states, it has just over ten percent of the population. This low population density, along with the fact that most of the growth continues to occur outside of the top five Metropolitan Statistical Areas, makes the Communications Group Region less attractive to facilities-based competitors, such as CLECs and CAPs, than the regions of the other RBOCs. Additionally, competitors are inclined to target high value customers and therefore focus their efforts on other regions, notwithstanding the Communications Group Region's rapid growth. However, lack of population density also creates challenges. The vast geography of the Communications Group Region adds considerably to investment and maintenance costs, making the provision of ubiquitous service comparatively expensive. To capitalize on these advantages and manage the challenges, New U S WEST has adopted the following specific and mutually reinforcing strategies.

    PROVIDE SUPERIOR SERVICE TO CUSTOMERS. Management believes that New U S WEST is entering the competitive arena from a position of strength. U S WEST Communications has one hundred years of experience in managing increasingly complex networks and delivering complex bundled services to millions of customers. It has the ability to provide telecommunications services to mass markets and the advantage of long-term relationships with its customers. To continue to capitalize on these strengths in a competitive environment, New U S WEST must continue to provide competitive, quality service. To that end, U S WEST Communications has accelerated its investment in service quality even in the face of rapid and sustained growth. The results of this investment have become evident. Orders for primary basic service held more than 30 days totaled 601 at year-end 1997, 864 at year-end 1996, and 1,887 at year-end 1995. This improvement has occurred in spite of a substantial increase in service order activity over the last two years. Following the Separation, New U S WEST intends to continue its service improvement efforts, and to retain its customers by providing superior service.

    ENHANCE NETWORK CAPACITY AND CAPABILITY. New U S WEST intends to deliver the products and services its customers want. U S WEST Communications currently is utilizing a flexible network architecture as it upgrades and expands its infrastructure. A key example of this effort is the deployment of "U S WEST Network 21" in major metropolitan areas. Targeted deployment of this leading-edge bi-directional SONET ring architecture offers unprecedented survivability, reliability and flexibility for high-capacity services. Deployment is complete in Denver, Phoenix, Seattle, Minneapolis/St. Paul, Portland, Salt Lake City and Omaha, and is underway in other key cities. A benefit of Network 21 is the size of the rings. New U S WEST's competitors usually measure coverage in blocks, targeting core downtown locations. The geographic coverage of Network 21 is measured in hundreds of square miles

                                                                             115
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST
and connects users across vast metropolitan areas. Taking advantage of capabilities like Network 21 and other network improvements, New U S WEST seeks to keep in place an infrastructure that will enable it to satisfy the needs of customers into the future.

    BUILD CUSTOMER LOYALTY, EXPAND PORTFOLIO OF PRODUCTS AND SERVICES. New U S WEST is focused on positioning itself as the premier service provider for customers who want a comprehensive, affordable solution to their communications needs. New U S WEST is taking steps to better understand and segment customers, comprehend their wants and needs, develop specialized packages of communications products and services for specific customer segments, deliver exceptional value and provide full-service support. The Dex Alignment will provide New U S WEST with an important new component in its integrated service offerings and an enhanced opportunity to market its brand.

    New U S WEST is also building a long-distance division that will primarily focus on providing long-distance services between LATAs, with an emphasis on calls that originate within the Communications Group Region. This division, U S WEST Long Distance, Inc., will package its offerings with New U S WEST's existing products and services. Based on FCC calling traffic analysis, about 13 percent of the nation's long-distance traffic originates within the Communications Group Region, and approximately 40 percent of this traffic both originates and terminates within the Communications Group Region. Recent market data indicates that the interLATA long-distance market within the Communications Group Region currently amounts to approximately $10 billion, or approximately $6 billion net of access charges. New U S WEST intends to begin offering interLATA long-distance services in the Communications Group Region pending successful resolution of litigation pertaining to the constitutionality of certain provisions of the Telecommunications Act and other regulatory proceedings. New U S WEST currently offers limited out-of-region long-distance services. The objective of the long-distance division is to become the second largest long-distance provider within the Communications Group Region in its first four years of operations.

    ENSURE A FAIR COMPETITIVE ENVIRONMENT. New U S WEST must represent the interests of its investors, creditors and customers as the FCC and PUCs implement the policies embodied in the Telecommunications Act. Three important rule-makings by the FCC impact every aspect of the local exchange business: interconnection, universal service and access charge reform. Though the full business impacts of these rules are not yet known, U S WEST has moved swiftly and aggressively to challenge selected portions of the FCC's rules, including provisions related to interconnection and interLATA long-distance services in an effort to ensure a fair competitive environment.

BUSINESS

    TELECOMMUNICATIONS AND RELATED SERVICES

    New U S WEST provides telecommunications services to more than 25 million residential, business and carrier customers in the Communications Group Region. New U S WEST serves approximately 80% of the population of the Communications Group Region and approximately 40% of its geographic area. The principal types of telecommunications services offered by New U S WEST are: (i) local exchange services, (ii) exchange access services, and (iii) intraLATA long-distance network services.

    Local exchange services provide lines from telephone exchange offices to customers' premises for the origination and termination of telecommunications services within local exchange service territories as defined by PUCs. These services include basic local exchange services provided through the regular switched network, dedicated private line facilities for voice and special services, such as transport of data, radio, and video services, switching services for customers' internal communications through facilities owned by New U S WEST, services for data transport that include managing and configuring special service networks, and dedicated low and high-capacity public or private digital networks. Other local exchange revenue is derived from intercept and directory assistance, public telephones and various custom features such as Caller ID, Call Waiting, Call Return and 3-Way Calling.

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    New U S WEST provides exchange access services by connecting the equipment and facilities of its customers with the communications networks of IXCs, wireless providers and other LECs, including CLECs. These connections are provided by linking these carriers and customers through the public switched network of New U S WEST or through dedicated private lines furnished by New U S WEST.

    New U S WEST provides intraLATA long-distance services within the Communications Group Region. These services include intraLATA service beyond the local calling area, Wide Area Telecommunications Service or "800" services for customers with highly concentrated demand, and special services, such as transport of data, radio and video. New U S WEST intends to begin offering interLATA long-distance services in the Communications Group Region pending resolution of litigation pertaining to the constitutionality of certain provisions of the Telecommunications Act. New U S WEST currently offers limited out-of-region long-distance services. See "--Regulation."

    New U S WEST also provides other telecommunications products and services, including CPE and certain other communications services to business customers and governmental agencies.

    WIRELESS SERVICES

    New U S WEST holds 10 MHz licenses to provide PCS service in 53 markets in the Communications Group Region. These licenses, which cover approximately 20 million POPs (E.G., potential customers), were purchased in an FCC auction held in January 1997. In December 1997, New U S WEST purchased additional licenses for a majority of the Seattle market, which cover an additional 4 million POPs. New U S WEST is constructing networks using these licenses utilizing digital code division multiple access ("CDMA") technology. New U S WEST launched wireless PCS services in Denver, Fort Collins, Greeley, Colorado Springs, Portland, Salem and Vancouver in 1997 and expects to launch services in three other major markets in 1998. These wireless services, which are being marketed under the "Access 2 Advanced PCS Service" brand, enable customers to use the same number for their mobile phone as for their home or business phone.

    HIGH-SPEED DATA AND INTERNET SERVICES

    New U S WEST offers high-speed data and Internet services to customers inside and outside the Communications Group Region. Through !NTERPRISE Networking Services, New U S WEST provides high-speed data communications and network services, including frame relay service, Transparent LAN service, ATM Cell Relay Service, network integration solutions and other data-related services to business customers both inside and outside of the Communications Group Region. In 1997, New U S WEST introduced U S WEST Megabit Services, a high-speed internet access service, and U S WEST.net, a standard internet access service, in selected markets and expects to launch these services in additional markets in 1998.

    DIRECTORY SERVICES

    New U S WEST, through Dex, publishes approximately 320 White and Yellow Pages directories in the Communications Group Region. Dex's business scope includes all facets of directory-related publishing services such as market identification, analysis and planning, advertising and sales, customer service, directory design, printing and distribution, billing and collection, and product service promotion. Dex's customers include businesses that purchase advertising in its directories and other related products, and consumers who use directories and other advertising and information services. Dex also provides directory publishing services to other telephone companies on a contract basis, and electronic directory services.

    New U S WEST incurred capital expenditures of approximately $2.6 billion in 1997 and expects to incur approximately $2.6 billion in 1998. The 1997 capital expenditures were substantially devoted to

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
the continued modernization of telephone plant, to improve customer service, to accommodate additional line capability in several states and to enter the wireless business.

COMPETITION

    New U S WEST faces competition in the local exchange business, exchange access and intraLATA long-distance markets, primarily from IXCs, CLECs, and CAPs. CLECs and CAPs compete with New U S WEST by providing customers with network services that connect to carrier facilities or other business locations within a serving LATA. IXCs compete with New U S WEST by providing intraLATA long-distance services. Such competition is eroding U S WEST Communications' market share of intraLATA long-distance services, including Wide Area Telephone Service and "800" services. IXCs are competing in this area by offering lower prices and packaging these services on an intraLATA and interLATA basis.

    The Telecommunications Act has altered the competitive landscape of the telecommunications industry by permitting competition among local telephone companies, long-distance companies and cable companies. As a result, it is expected that additional competitors will be introduced into New U S WEST's markets who will offer services similar to those offered by New U S WEST, including local exchange services. New U S WEST believes that these competitors have initially targeted high-volume business customers in densely populated urban areas and will selectively pursue business in smaller communities. The resulting loss of local service customers could affect multiple revenue streams and could have a material adverse effect on New U S WEST's operations. Court and state regulatory commission deliberations on interconnection rates and newly issued FCC rules on interstate access pricing could also result in significant changes in revenues received from carriers. The wireless services being introduced by New U S WEST will face competition from the two cellular providers in each of the markets in which it operates as well as from the other providers of PCS services in such markets. The high-speed data and Internet access services offered by New U S WEST face competition from LECs, IXCs, ISPs and other providers of data services in New U S WEST's markets. Dex competes with various other providers of directory services, including providers of electronic directory services.

    Technological advancements will also increase competition in the future. New competitive carriers that are affiliates of cable television companies and power companies are expected to play a greater role in offering local exchange services. In addition to local exchange services, competitors are expected to offer services that will compete with those U S WEST Communications offers and plans to offer, including video programming and high-speed data and Internet services.


    New U S WEST expects to counter the competition by expanding services to include new retail as well as wholesale markets. Recently introduced service offerings include PCS, high-speed data and Internet services, and interconnection services provided for competing providers of local services. Planned future service offerings include interLATA long-distance services as the regulatory environment permits (See "--Regulation"), while interconnection services will be expanded. Management believes that New U S WEST's ability to bundle local, long-distance, PCS and other services will provide a significant opportunity to compete by offering one-stop shopping with a package of services similar to those that can be offered by IXCs and CLECs.


REGULATION

    THE TELECOMMUNICATIONS ACT OF 1996

    The Telecommunications Act, among other things, modifies the Modification of Final Judgment, the antitrust consent decree entered into in 1984 by AT&T. This decree resulted in the divestiture by AT&T of its local telephone business and the formation of U S WEST and the other RBOCs. The Telecommunications Act permits local telephone companies, long-distance carriers and cable television companies to enter each others' lines of business. Under the Telecommunications Act, the RBOCs are

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
permitted to provide interLATA long-distance services by opening their local networks to facilities-based competition and satisfying a detailed list of requirements, including providing interconnection and number portability. The Telecommunications Act also lifts the ban on cross-ownership between cable television and telephone companies. The RBOCs are thereby permitted to enter into the cable business within their respective service regions so long as such entry is not achieved through the purchase of existing cable companies. There is an exception to this rule in rural communities. The Telecommunications Act also reaffirms the concept of universal service and directs the FCC and state regulators to determine universal service funding policy. The FCC and state regulators have been given the responsibility to interpret and oversee implementation of large portions of the Telecommunications Act.

    On December 31, 1997, the U. S. District Court for the Northern District of Texas (the "U. S. District Court") declared that the restrictions placed on RBOCs relating to the provision of in-region interLATA long-distance services were unconstitutional and discriminatory. The FCC, the Department of Justice, AT&T and other IXCs requested the U. S. District Court to stay its order pending a full review and appealed the U. S. District Court's order to the Fifth Circuit Court of Appeals. On February 11, 1998, the U. S. District Court issued a stay of the order while denying a separate request from IXCs to prevent the RBOCs from preparing to sell interLATA long-distance service. As a result of the U. S. District Court's ruling, absent reversal, New U S WEST intends to offer interLATA long-distance services in the Communications Group Region in 1998.

    The FCC issued an order (the "FCC Order") in August of 1996 establishing a framework of rules that enable the states and the FCC to implement the local competition provisions of the Telecommunications Act. Key provisions that relate to U S WEST Communications and other LECs include the requirements that they:

    - provide interconnection to any requesting telecommunications carrier under certain terms and conditions;

    - provide unrestricted access to network services on an unbundled basis;

    - provide physical collocation of equipment necessary for interconnection at incumbent LEC facilities, unless physical collocation is not practical for technical reasons or because of space limitations;

    - offer for resale at a discount any telecommunications services that the LEC provides at retail to subscribers; and

    - provide reciprocal compensation arrangements for wireline and wireless local service providers.

    INTERCONNECTION

    The FCC Order established interconnection costing and pricing rules which, from U S WEST's perspective, significantly impeded negotiations with new entrants to the local exchange market, state public policy interconnection rulemakings, and interconnection arbitration proceedings.

    U S WEST appealed the FCC Order and sought a stay of certain of its provisions, including certain pricing provisions, pending appellate review. On July 18, 1997, the Eighth Circuit Court of Appeals (the "Eighth Circuit") vacated significant portions of the FCC Order. Most significantly, the Eighth Circuit ruled that jurisdiction over local interconnection prices rests with the states, not the FCC. The Eighth Circuit also determined that the Telecommunications Act does not require LECs to provide "superior" service to their competitors or to "rebundle" network elements for their competitors. The effect of the Eighth Circuit's decision is to have interconnection and unbundled network element pricing be resolved through negotiations or state commission arbitration proceedings. Some of the FCC's unbundling rules, as well as its "pick and choose" provisions, were also vacated by the

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
Eighth Circuit. The Eighth Circuit is also reviewing the FCC's August 1997 order that required shared transport be made available in combination with local switching as an unbundled element. This review is pending.

    On October 14, 1997, the Eighth Circuit clarified that incumbent telecommunications providers are not required to make rebundled service offerings available to competitors at unbundled element pricing. This decision substantially reduces new entrants' ability to arbitrage between resale of finished services and the pricing of unbundled network elements. On January 26, 1998, the U. S. Supreme Court agreed to review the Eighth Circuit decision.

    Interconnection proceedings throughout local regulatory jurisdictions are continuing. U S WEST Communications has secured approximately 220 interconnection agreements with 85 carriers as of December 31, 1997. At December 31, 1997, U S WEST Communications had completed or settled over 85 state arbitrations. U S WEST Communications advocates that LECs have the right for timely recovery of the full costs of providing interconnection services and that they must not be placed at a competitive disadvantage if local and long-distance markets are opened to competition at different times. U S WEST Communications is aggressively defending its views in arbitration proceedings and, when necessary, in the courts. U S WEST Communications cannot provide assurance that it will be able to fully recover its costs related to providing interconnection services.

    NUMBER PORTABILITY

    The FCC has established a schedule for deployment of number portability during 1998 that includes 10 markets in the Communications Group Region. The FCC is in the final stages of issuing its cost recovery rules as required by the Telecommunications Act. U S WEST Communications will seek cost recovery of expenses of providing number portability through state rate-making proceedings and interconnection cost recovery dockets, if necessary. U S WEST Communications expects its estimated costs for deployment of number portability to be significant over the next few years. Due to legal and regulatory uncertainties, U S WEST Communications cannot provide assurance that one-time costs of deploying number portability and other interconnection related costs will be recovered.

    UNIVERSAL SERVICE, FEDERAL ACCESS REFORM AND PRICE CAP ORDERS

    On May 7, 1997, the FCC announced three decisions that established rules to implement the Universal Service provision of the Telecommunications Act (the "Universal Service Order"), as well as the Access Reform Order and the Price Cap Order.

    UNIVERSAL SERVICE. Under the Universal Service Order, all providers of interstate telecommunications services will contribute to universal service funding, which will be based on retail telecommunications revenues. The Universal Service Order deferred establishing until January 1, 1999, a new explicit mechanism to support high-cost service in areas served by non-rural telephone companies such as U S WEST Communications. Until the explicit mechanism is put in place, the existing universal service support mechanisms were left intact, except to the extent modified by the FCC's Access Reform and Price Cap Orders discussed below.

    The FCC's Universal Service Order also includes the establishment of two separate funds to help connect: 1) eligible schools and libraries, and 2) rural health care providers to the global telecommunications network. These funds were initially capped at $2.25 billion and $400 million, respectively. The FCC has now directed that these funds be phased in during 1998. Additionally, the FCC reduced the funding amount for the first six months of 1998 by approximately 50 percent.

    On July 17, 1997, U S WEST filed a petition with the FCC for reconsideration and clarification of certain issues in the Universal Service Order. Among other things, U S WEST requested the FCC to reconsider: (i) establishing a national fund to ensure high-cost support is sufficient and (ii) assessing

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
contributions as explicit end-user surcharges. Appeals of other issues addressed by the Universal Service Order have been filed by various other companies.

    ACCESS REFORM. In its Access Reform Order, the FCC ordered a substantial restructuring of interstate access pricing. A significant portion of the services that have been charged using minutes-of-use pricing will now be charged using a combination of minutes-of-use rates, flat-rate presubscribed interexchange carrier charges ("PICCs") and subscriber line charges ("SLCs"). Although an increase in the SLC to multi-line business users occurred on July 1, 1997, the bulk of the mandated pricing changes occurred on January 1, 1998. Additional mandated pricing changes will also occur on January 1 of 1999 through 2001. The net effect of these changes will be to decrease minutes-of-use charges up to 60 percent and increase flat-rate charges (i.e., PICCs and SLCs). The Access Reform Order, coupled with the Price Cap Order, will over time, significantly reduce the revenues New U S WEST derives from interstate access charges.

    The Access Reform Order also continued in place the current rules by which incumbent LECs may not assess interstate access charges on information service providers and purchasers of unbundled network elements. The FCC will separately address issues surrounding information service providers' usage of the public switched network in a related notice of inquiry.

    U S WEST and other incumbent LECs have appealed the Access Reform Order. U S WEST's primary challenge is that the FCC acted unlawfully by exempting purchasers of unbundled network elements from payment of interstate access charges, while not providing for the immediate replacement of subsidies contained within those same access charges. U S WEST's position is that the new access charge structure is contrary to the universal service provisions of the Telecommunications Act and fails to make subsidies explicit. This case is pending in the Eighth Circuit and was argued on January 15, 1998.

    PRICE CAP ORDER. New U S WEST's interstate services have been subject to price cap regulation since January 1991. Price caps are an alternative form of regulation designed to limit prices rather than profits. The FCC's previous price cap plan included sharing of earnings in excess of authorized levels. The price cap index for most services was subject to annual adjustments for inflation, productivity level and exogenous costs. The previous price cap plan provided for three productivity options, including a no-sharing option, and for increased flexibility for adjusting prices downward in response to competition.

    The FCC's May 1997 Price Cap Order requires LECs that were subject to price cap regulation to increase their price cap index productivity factor to 6.5 percent. The order eliminated the lower productivity factor options (i.e., 4.0 percent and 4.7 percent) that required sharing of earnings above a specified level. The order further required LECs that were subject to price cap regulation to set their 1997 price cap index assuming that the 6.5 percent factor had been in effect at the time of the 1996 tariff filing.

    Under the FCC's previous price cap plan, U S WEST Communications had elected the lowest productivity factor resulting in U S WEST Communications remaining subject to sharing requirements for the first half of 1997. On June 26, 1997, the FCC granted U S WEST Communications' request for a waiver of the price cap sharing rules for the first half of 1997, resulting in a one-time exogenous cost adjustment of $22 million, reflected in the financial statements of New U S WEST as a reduction of 1997 interstate access revenues. The access rate reductions in U S WEST Communications' 1997 interstate access tariff filing as determined under the Price Cap Order, which have an ongoing annual revenue impact of $160 million, are being reflected through lower interstate rates over twelve months beginning July 1, 1997.

    On June 23, 1997, U S WEST petitioned the Tenth Circuit Court of Appeals (the "Tenth Circuit") for a review of the Price Cap Order. The Tenth Circuit has transferred review of the Price Cap Order

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
to the District of Columbia Court of Appeals. Among other things, U S WEST and other appellants are requesting the District of Columbia Court of Appeals to review the use of a 6.5 percent productivity factor and the retroactive application of the 6.5 percent productivity factor to July 1, 1996 when determining the price cap index for the 1997 price cap filing. This case will be heard in 1998.

    Due to legal and regulatory uncertainties, the impact of the Telecommunications Act on New U S WEST's future results remains unclear.

EMPLOYEES

    At December 31, 1997, the businesses of New U S WEST had 51,110 employees, of which 43,749 are employees of U S WEST Communications and 3,542 are employees of Dex. Approximately 70% of the employees of the businesses of New U S WEST are represented by unions. Historically, New U S WEST has enjoyed good relations with the unions in which its employees are members and with its employees who are not members of unions. New U S WEST's principal collective bargaining agreements expire in May, August and October 1998. Negotiations with respect to future collective bargaining agreements are underway.

REAL PROPERTY

    The properties of New U S WEST do not lend themselves to description by character and location of principal units. At December 31, 1997, the majority of such property was utilized in providing telecommunications services by U S WEST Communications. Substantially all of U S WEST Communications' central office equipment is located in owned buildings situated on land owned in fee, while many garages and administrative and business offices are in leased quarters.

LEGAL PROCEEDINGS

    At U S WEST Communications, there are pending certain regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both. For a discussion of these actions see "New U S WEST Management's Discussion and Analysis of Financial Condition and Results of Operations-- Contingencies." In addition, the businesses of New U S WEST are currently subject to claims and proceedings that have arisen in the ordinary course of business.

MANAGEMENT OF NEW U S WEST

BOARD OF DIRECTORS OF NEW U S WEST


    Immediately after the Separation, it is expected that the New U S WEST Board will consist of 11 directors. Pursuant to the New U S WEST Restated Certificate, the New U S WEST Board will consist of three classes of directors. Each class of directors will be subject to election by stockholders every three years. In addition, it is anticipated that the New U S WEST Board will adopt a policy that requires directors to retire at the annual meeting following the director's 72nd birthday.



    Prior to the Separation Time, a wholly owned subsidiary of U S WEST, as the sole stockholder of New U S WEST, intends to elect the following directors of U S WEST to the New U S WEST Board: Messrs. Harad, Jacobson, McCormick, Popoff, Trujillo and Williams and Ms. Nelson. In addition, it is expected that Linda G. Alvarado, Craig R. Barrett, Jerry J. Colangelo and Peter S. Hellman will be elected by U S WEST to the New U S WEST Board effective as of the Separation Time. The following is a brief listing of the principal occupations, other major affiliations and ages of each such individual who is not currently a member of the U S WEST Board. For information about such individuals who are currently members of the U S WEST Board, see "Chapter 4: Other Matters to Be Considered at the Annual Meeting--U S WEST Director and Executive Officer Information."


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

    LINDA G. ALVARADO, President of Alvarado Construction, Inc. since 1978. Chairman, Denver Hispanic Chamber of Commerce. Member of the Advisory Board of Woman, Inc. Director of Cyprus Amax Minerals Company, Engelhard Corporation and Pitney Bowes, Inc. Age 46.



    CRAIG R. BARRETT, President and Chief Operating Officer of Intel Corporation since 1997. Executive Vice President and Chief Operating Officer from 1993 to 1997. Executive Vice President from 1990 to 1993. Senior Vice President and General Manager of the Microcomputer Components Group from 1989 to 1990. Vice President/Senior Vice President and General Manager of the Components Technology and Manufacturing Group from 1985 to 1989. Vice President from 1984 to 1985. Various technology, engineering and manufacturing management positions from 1974 to 1984. Professor of Engineering at Stanford University from 1965 to 1974. Director of Intel Corporation (since 1992), Komag, Incorporated and SEMATECH. Age 59.



    JERRY J. COLANGELO, Owner, Chairman and Chief Executive Officer of the Arizona Diamondbacks since 1995. President and Chief Executive Officer of the Phoenix Suns, NBA since 1987. General Manager of the Phoenix Suns, NBA from 1968 to 1987. Head Scout and Director of Merchandising for the Chicago Bulls, NBA from 1966 to 1968. Associate of D. O. Klein & Associates from 1964 to 1965 and Partner at House of Charles, Inc. from 1962 to 1964. Director of the Phoenix Art Museum, Phoenix Community Alliance and Phoenix Suns Charities. Age 59.



    PETER S. HELLMAN, President and Chief Operating Officer of TRW Inc. since 1995. Assistant President of TRW Inc. from 1994 to 1995; Chief Financial Officer from 1992 to 1994; Vice President and Chief Financial Officer from 1991 to 1992; Vice President and Treasurer from 1989 to 1991. Employed by BP America from 1979 to 1989 and The Irving Trust Company from 1972 to 1979. Director of TRW Inc. and Arkwright Mutual Insurance Company. Age 48.


DIRECTOR COMPENSATION

    New U S WEST has not yet determined the compensation which it will pay to directors following the Separation. It is anticipated that such compensation will be set shortly after consummation of the Separation.

COMMITTEES OF THE NEW U S WEST BOARD

    Following the Separation, the New U S WEST Board will establish the standing Committees listed below. No final determination has been made as to the memberships of any such standing Committees.

    AUDIT COMMITTEE. The Audit Committee's purpose will be to oversee New U S WEST's accounting and financial reporting policies and practices and to assist the New U S WEST Board in fulfilling its fiduciary and corporate accountability responsibilities. New U S WEST's internal auditors and independent certified public accountants will periodically meet with the Audit Committee and will always have unrestricted direct access to the Audit Committee members.

    FINANCE COMMITTEE. The Finance Committee will be responsible for evaluating New U S WEST's growth strategies and financing for New U S WEST's operations, and for overseeing New U S WEST's trusts, including the pension trust.

    HUMAN RESOURCES COMMITTEE. The Human Resources Committee will be responsible to assure the appropriateness of the compensation and benefits of the Executive Officers of New U S WEST and its subsidiaries, and to provide for the orderly succession of management.

    PUBLIC POLICY COMMITTEE. The Public Policy Committee will be responsible for reviewing public policy issues generally. The Public Policy Committee will also serve as a nominating committee for the

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
New U S WEST Board, and will be responsible for periodic evaluations of the performance of New U S WEST Board members and for assuring the appropriateness of their compensation.

NEW U S WEST EXECUTIVE OFFICERS

    Set forth below is information with respect to the current positions of the individuals who have been selected to serve as executive officers of New U S WEST upon consummation of the Separation. It is anticipated that these individuals will be elected by the New U S WEST Board as of the Separation Time. Unless otherwise indicated, the positions to be held by each such individual will be similar to their current positions.

    DANA P. DUNNE, Vice President--Strategy of the Communications Group since January, 1998. Before joining the Communications Group, Mr. Dunne was a Senior Engagement Partner at McKinsey and Company, where since 1990 he served as one of the leaders in that company's worldwide telecommunications and European multimedia practices. Age 34.

    ROBERT E. KNOWLING, JR., Executive Vice President--Operations and Technology of the Communications Group since 1997. Mr. Knowling joined U S WEST in 1996 and previously served as a Vice President for Network Operations of the Communications Group. Mr. Knowling had previously been a Vice President at Ameritech Corporation, where he was responsible for network operations and business processes development. Age 42.

    OSCAR MUNOZ, Vice President and Controller of the Communications Group since 1997. Mr. Munoz previously served as a Vice President at Coca-Cola Enterprises, Inc., where for ten years he held a number of financial positions and was instrumental in reorganizing the firm's financial network. Age 39.

    MARK D. ROELLIG, Vice President--Public Policy and Regulatory Law of the Communications Group since 1997. Following the Separation, Mr. Roellig will become Executive Vice President, General Counsel and Secretary of New U S WEST. Mr. Roellig has served as a Vice President of U S WEST since 1994, and has held a variety of positions in the Law Department of U S WEST since 1983. Age 42.

    JAMES A. SMITH, President of Dex since 1997. Mr. Smith has been a Vice President of U S WEST since 1987, and has held a variety of operational, marketing and management positions with U S WEST and its predecessors for 19 years. Age 45.

    ALLAN R. SPIES, Vice President and Chief Financial Officer of the Communications Group since 1997. Mr. Spies has been a Vice President of U S WEST since 1995, and has held a variety of finance and management positions with U S WEST and its predecessors for over 25 years. Age 49.

    SOLOMON D. TRUJILLO, President and Chief Executive Officer of the Communications Group since 1995. Mr. Trujillo previously served as President and Chief Executive Officer of Dex. Mr. Trujillo joined the Mountain States Telephone and Telegraph Company (U S WEST Communications' predecessor) in 1974 and has been affiliated with U S WEST and its predecessors since that time, serving in various marketing, sales, finance and public policy positions. Age 46.

    GREGORY M. WINN, Executive Vice President--Retail Markets Division of the Communications Group since 1997. Mr. Winn has been a Vice President of U S WEST since 1994, and has held a variety of marketing and sales positions with U S WEST and its predecessors for over 25 years. Age 48.

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
COMPENSATION OF NEW U S WEST EXECUTIVE OFFICERS

    The following table discloses the compensation received by New U S WEST's Chief Executive Officer and the four other most highly paid executive officers (the "New U S WEST Named Executive Officers") for services rendered for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION          ----------------------------------------------
                                           -----------------------------------               SECURITIES UNDERLYING
                                                                     OTHER      RESTRICTED
                                                                    ANNUAL         STOCK          OPTIONS/SARS         LTIP
                                            SALARY               COMPENSATION    AWARD(S)    ----------------------   PAYOUTS
NAME AND PRINCIPAL POSITION       YEAR        ($)     BONUS ($)       ($)           ($)         CLASS        (#)        ($)
------------------------------  ---------  ---------  ---------  -------------  -----------     -----     ---------  ---------
SOLOMON D. TRUJILLO...........       1997  $ 525,220  $ 645,000    $  11,821                          M      56,650  $ 267,319
President and CEO                                                                                     C     113,836
GREGORY M. WINN...............       1997  $ 264,127  $ 275,000        9,033     $  67,987(1)          M     --      $  32,956
Executive Vice                                                                                        C      25,933
President--Retail Markets
Division
ROBERT E. KNOWLING, JR........       1997  $ 282,658  $ 240,256    $   6,886                          M      --      $  38,433
Executive Vice President--                                                                            C      19,700
Operations and Technology
MARK D. ROELLIG...............       1997  $ 273,519  $ 185,000    $  40,317                          M      17,650  $  19,002
Vice President--Public Policy                                                                         C       7,500
and Regulatory Law
ALLAN R. SPIES................       1997  $ 230,317  $ 202,406    $     330                          M      --      $  23,431
Vice President and Chief                                                                              C      33,100
Financial Officer

                                   ALL OTHER
                                COMPENSATION(2)
NAME AND PRINCIPAL POSITION           ($)
------------------------------  ----------------
SOLOMON D. TRUJILLO...........     $   51,129
President and CEO
GREGORY M. WINN...............     $  301,296
Executive Vice
President--Retail Markets
Division
ROBERT E. KNOWLING, JR........     $   35,575
Executive Vice President--
Operations and Technology
MARK D. ROELLIG...............     $   30,643
Vice President--Public Policy
and Regulatory Law
ALLAN R. SPIES................     $   28,489
Vice President and Chief
Financial Officer

U=U S WEST, Inc. option

C=U S WEST Communications option

M=U S WEST Media option

------------------------------

NOTE: On October 31, 1995, the stockholders of U S WEST approved the 1995 Recapitalization. Options granted on or after the effective date, November 1, 1995, are options in either Communications Stock or Media Stock. Options outstanding prior to November 1, 1995, were classified as one option each of Communications Stock and Media Stock. The exercise price of these reclassified options is based on the weighted closing price of Communications Stock and Media Stock as of November 1, 1995, which on a combined basis equals the full exercise price of the original option.

(1) Mr. Winn received 1,550 shares of Communications Stock in February, 1997, subject to a six-month restriction as to sale or transferability. Mr. Winn received an additional 2,100 shares of Communications Stock in February, 1997, subject to a four-year restriction as to sale or transferability. At December 31, 1997, Mr. Winn held 10,600 restricted shares of Communications Stock and 1,000 restricted shares of Media Stock, all of which were entitled to dividends, if any, paid during the restriction period, and which had an aggregate value of $478,325 and $28,875, respectively.

(2) The amounts in this column are attributable to (1) the U S WEST matching contribution under the Deferred Compensation Plan, (2) the U S WEST matching contribution under the Savings Plan/ESOP, (3) the current dollar value of the remainder of the premium paid under a split-dollar insurance arrangement, and (4) the amount paid for the term insurance portion of the foregoing split-dollar arrangement. The separate components of these amounts are set forth below. In 1997, U S WEST also paid Mr. Winn $274,977 to cover certain housing expenses he incurred in connection with a relocation.

                                                       YEAR ENDED DECEMBER 31, 1997
                                  ----------------------------------------------------------------------
                                      DEFERRED
                                    COMPENSATION       SAVINGS PLAN      SPLIT-DOLLAR     TERM PORTION
NAME                                COMPANY MATCH      COMPANY MATCH     PREMIUM VALUE       PREMIUM
--------------------------------  -----------------  -----------------  ---------------  ---------------
Solomon D. Trujillo.............      $  19,250          $   8,000         $  23,441        $     438
Robert E. Knowling, Jr..........      $   2,152          $   7,917         $  25,296        $     210
Gregory M. Winn.................      $   6,666          $   7,157         $  12,319        $     177
Mark D. Roellig.................      $   7,676          $   7,471         $  15,352        $     144
Allan R. Spies..................      $  10,388          $   7,269         $  10,674        $     158

                                                                             125
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock options granted to the New U S WEST Named Executive Officers during 1997. U S WEST employed the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. These stock options comprise a portion of the named executive officers' total long-term compensation potential.

    COMMUNICATIONS STOCK OPTIONS

                                                                   INDIVIDUAL GRANTS
                                  -----------------------------------------------------------------------------------
                                       NUMBER OF          PERCENT OF TOTAL
                                      SECURITIES        OPTIONS/SARS GRANTED    EXERCISE OR               GRANT DATE
                                  UNDERLYING OPTIONS/      TO EMPLOYEES IN      BASE PRICE   EXPIRATION     PRESENT
NAME                                SARS GRANTED(1)          FISCAL YEAR          ($/SH)        DATE       VALUE($)
--------------------------------  -------------------  -----------------------  -----------  -----------  -----------
Solomon D. Trujillo.............          74,000                   0.78%         $  32.625       1/2/07    $ 390,525(3)
                                          21,941(2)                0.23%         $  34.125      7/14/04    $ 121,114(4)
                                          17,895(2)                0.19%         $  45.625      12/2/04    $ 127,292(4)
Robert E. Knowling, Jr..........          12,700                   0.13%         $  32.625       1/2/07    $  67,023(3)
                                           7,000                   0.07%         $  39.250      10/1/07    $  42,835(3)
Gregory M. Winn.................          13,100                   0.14%         $  32.625       1/2/07    $  69,133(3)
                                           6,250(2)                0.07%         $  32.375      3/15/06    $  32,731(4)
                                           6,000                   0.06%         $  39.250      10/1/07    $  36,716(3)
                                             300(2)                0.00%         $  41.125       1/5/01    $   1,797(4)
                                             293(2)                0.00%         $  41.125      11/7/01    $   1,897(4)
Mark D. Roellig.................           7,500                   0.08%         $  32.625       1/2/07    $  39,580(3)
Allan R. Spies..................          10,900                   0.12%         $  32.625       1/2/07    $  57,523(3)
                                           2,200                   0.02%         $  33.625       4/7/07    $  12,471(3)
                                          20,000                   0.21%         $  33.625       4/7/07    $ 109,999(3)

    MEDIA STOCK OPTIONS

                                                                   INDIVIDUAL GRANTS
                                  -----------------------------------------------------------------------------------
                                       NUMBER OF          PERCENT OF TOTAL
                                      SECURITIES        OPTIONS/SARS GRANTED    EXERCISE OR               GRANT DATE
                                  UNDERLYING OPTIONS/      TO EMPLOYEES IN      BASE PRICE   EXPIRATION     PRESENT
NAME                                SARS GRANTED(1)          FISCAL YEAR          ($/SH)        DATE       VALUE($)
--------------------------------  -------------------  -----------------------  -----------  -----------  -----------
Solomon D. Trujillo.............          41,000                   0.47%         $  18.625       1/2/07    $ 293,516(5)
                                          15,650                   0.18%         $  19.000      2/21/07    $ 114,293(5)
Robert E. Knowling, Jr..........          --                                     $  --                     $  --
Gregory M. Winn.................          --                                     $  --                     $  --
Mark D. Roellig.................          12,500                   0.14%         $  18.625       1/2/07    $  89,489(5)
                                           5,150                   0.06%         $  19.000      2/21/07    $  37,611(5)
Alan R. Spies...................          --                     --              $  --                     $  --

------------------------------

(1) Except as otherwise noted, these options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant, and include a reload feature. The reload feature gives the optionee the right to receive a further option, at the then current market price, for a number of shares equal to the number of shares of stock surrendered by the optionee in payment of the exercise price of the original option.

(2) These stock options become fully exercisable one year from the date of grant and do not include a reload feature.

(3) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Communications Stock, using the following assumptions: volatility, 25.0%, dividend yield, 5.8%, and a risk-free rate of return of 5.77% to 6.24% based on the options being outstanding for an average term of 4.0 years.

(4) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Communications Stock, using the following assumptions: volatility, 25.0%, dividend yield of 5.80%, and a risk-free rate of return of 5.74% to 6.78% based on the options being outstanding for a term ranging from 38 months to 48 months.

                                                                             126
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

(5) This value reflects the standard application of the Black-Scholes option pricing model to options issued on Media Stock, using the following assumptions: volatility, 30.0%, dividend yield, 0.0%, and a risk-free rate of return of 6.33% based on the options being outstanding for an average term of 5 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
  VALUES

    COMMUNICATIONS STOCK OPTIONS

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  SHARES                          OPTIONS/SARS                IN-THE-MONEY
                                ACQUIRED ON                       AT FY-END(#)                OPTIONS/SARS
                                 EXERCISE       VALUE      --------------------------  ---------------------------
NAME                                (#)      REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Solomon D. Trujillo...........      50,122   $    806,527     111,945        243,837   $  1,831,255   $ 3,381,812
Robert E. Knowling, Jr........      --       $    --           13,033         45,767   $    178,403   $   556,696
Gregory M. Winn...............         800   $     15,620      10,765         61,128   $    159,249   $   758,274
Mark D. Roellig...............       6,258   $     77,199      15,133         15,434   $    297,273   $   223,832
Allan R. Spies................      --            --            6,999         47,101   $    117,745   $   630,597

    MEDIA STOCK OPTIONS

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  SHARES                          OPTIONS/SARS                IN-THE-MONEY
                                ACQUIRED ON                       AT FY-END(#)                OPTIONS/SARS
                                 EXERCISE       VALUE      --------------------------  ---------------------------
NAME                                (#)      REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Solomon D. Trujillo...........      --       $    --          146,890        147,318   $  1,755,550   $ 1,545,786
Robert E. Knowling, Jr........      --       $    --           --            --        $    --        $   --
Gregory M. Winn...............      --       $    --            4,266            584   $     53,979   $     6,564
Mark D. Roellig...............      --       $    --           21,957         26,718   $    259,170   $   264,476
Allan R. Spies................      --            --            8,366          8,934   $    102,800   $   106,928

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table provides information concerning dividend equivalent units granted to the New U S WEST Named Executive Officers of New U S WEST during 1997 under the U S WEST Communications Group Long-Term Incentive Plan. Each dividend equivalent unit represents the right to receive an amount equal to the cumulative dividends paid on Communications Stock during a performance period, multiplied by a percentage representing the extent to which the Communications Group achieves certain performance goals based on financial results, revenue, productivity and efficiency, service and customer care, employee satisfaction, and stock performance.

                                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                           PERFORMANCE PERIOD       NON-STOCK PRICE-BASED PLAN(1)
                                                            UNTIL MATURATION   ---------------------------------------
NAME                                      NUMBER OF UNITS      OR PAYOUT          THRESHOLD       TARGET     MAXIMUM
----------------------------------------  ---------------  ------------------  ---------------  ----------  ----------
Solomon D. Trujillo.....................       126,000           1997-1999                0     $  808,920  $  808,920
Robert E. Knowling, Jr..................        21,800           1997-1999                0     $  139,956  $  139,956
                                                11,000           1997-1999                0     $   52,965  $   52,965
Gregory M. Winn.........................        22,600           1997-1999                0     $  145,092  $  145,092
                                                10,000           1997-1999                0     $   48,150  $   48,150
Mark D. Roellig.........................        12,900           1997-1999                0     $   82,818  $   82,818
Allan R. Spies..........................        22,600           1997-1999                0     $  145,092  $  145,092

------------------------------

(1) Estimated future payouts assume a quarterly rate of $0.535 per share over the performance period. Any change to the quarterly dividend rate would vary the payouts.

                                                                             127
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

U S WEST PENSION PLANS

    The following tables illustrate the maximum estimated annual benefits payable to the New U S WEST Named Executive Officers upon retirement pursuant to the U S WEST Pension Plans, based upon applicable pension plan formulas for specified final average annual compensation and specified years of service. The second table is based on the DLS Formula that applies to Mr. Knowling. Messrs. Trujillo, Winn, Roellig and Spies are eligible to receive the greater of any pension amount that is calculated under either table.

                              PENSION PLAN TABLES
                                  FIRST TABLE

                                                                        YEARS OF SERVICE
        FINAL AVERAGE ANNUAL          ------------------------------------------------------------------------------------
            COMPENSATION                  15          20          25          30          35          40           45
------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ------------
$ 500,000...........................  $  112,500  $  160,000  $  187,500  $  225,000  $  262,500  $  293,750  $    325,000
  600,000...........................     135,000     180,000     225,000     270,000     315,000     352,500       390,000
  700,000...........................     157,500     210,000     262,500     315,000     367,500     411,250       455,000
  800,000...........................     180,000     240,000     300,000     360,000     420,000     470,000       520,000
  900,000...........................     202,500     270,000     337,500     405,000     472,500     528,750       585,000
 1,000,000..........................     225,000     300,000     375,000     450,000     525,000     587,500       650,000
 1,100,000..........................     247,500     330,000     412,500     495,000     577,500     646,250       715,000
 1,200,000..........................     270,000     360,000     450,000     540,000     630,000     705,000       780,000
 1,300,000..........................     292,500     390,000     487,500     585,000     682,500     763,750       845,000
 1,400,000..........................     315,000     420,000     525,000     630,000     735,000     822,500       910,000
 1,500,000..........................     337,500     450,000     562,500     675,000     787,500     881,250       975,000
 1,600,000..........................     360,000     480,000     600,000     720,000     840,000     940,000     1,040,000
 1,700,000..........................     382,500     510,000     637,500     765,000     892,500     998,750     1,105,000

                                  SECOND TABLE

                                                                         YEARS OF SERVICE
         FINAL AVERAGE ANNUAL           ----------------------------------------------------------------------------------
             COMPENSATION                   15          20          25          30          35          40          45
--------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$ 500,000.............................  $  112,500  $  162,500  $  212,500  $  237,500  $  256,250  $  262,500  $  268,750
  600,000.............................     135,000     195,000     255,000     285,000     307,500     315,000     322,500
  700,000.............................     157,500     227,500     297,500     332,500     358,750     367,500     376,250
  800,000.............................     180,000     260,000     340,000     380,000     410,000     420,000     430,000
  900,000.............................     202,500     292,500     382,500     427,500     461,250     472,500     483,750
 1,000,000............................     225,000     325,000     425,000     475,000     512,500     525,000     537,500
 1,100,000............................     247,500     357,500     467,500     522,500     563,750     577,500     591,250
 1,200,000............................     270,000     390,000     510,000     570,000     615,000     630,000     645,000
 1,300,000............................     292,500     422,500     552,500     617,500     666,250     682,500     698,750
 1,400,000............................     315,000     455,000     595,000     665,000     717,500     735,000     752,500
 1,500,000............................     337,500     487,500     637,500     712,500     768,750     787,500     806,250
 1,600,000............................     360,000     520,000     680,000     760,000     820,000     840,000     860,000
 1,700,000............................     382,500     552,500     722,500     807,500     871,250     892,500     913,750

    The calculation of "final average annual compensation" is the highest average compensation for 60 consecutive months of the 120 consecutive-month period preceding retirement and includes compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table.

                                                                             128
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

At December 31, 1997, Messrs. Trujillo, Knowling, Winn, Roellig and Spies had 23, 1, 27, 14 and 27 actual years of service, respectively.

    Benefits set forth in the preceding tables are computed as a straight-life annuity and are subject to deduction for Social Security.

EXECUTIVE AGREEMENTS

    U S WEST has maintained change of control severance agreements between it and a number of its officers. Mr. Trujillo is a party to a change of control severance agreement that is similar to those of the other executive officers of U S WEST, though the Separation will not constitute a "Change of Control" under his agreement. See "Chapter 3: The Separation--Interests of Certain Persons in the Separation--Severance Agreements." Messrs. Knowling and Winn are parties to separate change of control severance agreements, the purpose of which is to encourage them to continue to carry out their duties in the event of a possible change of control. A "Change of Control" is defined in these agreements as (i) a change of control that would have to be reported under Item 6(e) of Schedule 14A of the Exchange Act regardless of whether U S WEST is subject to that reporting requirement, (ii) the acquisition by a party or certain related parties, directly or indirectly, of twenty percent or more of U S WEST's voting securities, unless pursuant to a transaction approved by the Board of Directors,
(iii) any period of two consecutive calendar years during which there shall cease to be a majority of the U S WEST Board comprised as follows: individuals who at the beginning of such period constitute the U S WEST Board and any new director(s) whose election by the U S WEST Board or nomination for election by U S WEST's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved,
(iv) U S WEST becomes a party to a transaction in which it will not be the surviving corporation or in which it will be the surviving corporation but shares of its outstanding common stock will be converted into shares of another company or other securities, cash or property (other than a reincorporation or the establishment of a holding company involving no change of ownership of U S
WEST), (v) stockholders of U S WEST approve a merger, plan of reorganization, consolidation or share exchange, and immediately afterwards the holders of U S WEST's voting securities prior thereto hold securities representing fifty percent or less of the voting securities of U S WEST or other surviving entity and, also immediately afterwards, members of the U S WEST Board prior to such transaction constitute less than half of U S WEST's or other surviving entity's Board of Directors, or (vi) any other event that a majority of the U S WEST Board, in its sole discretion, deems to be a change of control. The agreements are effective and are automatically renewed for three-year periods, and are subject to cancellation by the U S WEST Board upon not less than 90 days' notice prior to a three-year renewal. These agreements provide that the officers will receive certain benefits upon termination of their employment or if their job duties or compensation and benefits are substantially reduced following a Change of Control.

    Termination benefits will be payable immediately upon termination following a Change of Control and will consist of a sum equal to (i) three times the officer's annual base salary prior to termination, (ii) three times the officer's annual bonus amount under the Short-Term Incentive Plan (such bonus amount to be calculated on the basis of the extent to which the performance factors targeted by the Human Resources Committee have been achieved, which shall be deemed to be 100% unless the percentage actually achieved is greater than 100%, in which case the higher percentage shall apply), and (iii) gross-ups of income sufficient to compensate the officer for any excise taxes incurred in connection with the benefits paid upon termination. The agreements also provide for continued health care benefits, and modify the officer's pension benefits so that he will be immediately vested if he is not already vested, and add three years to both the officer's age and his years of service.

    U S WEST has entered into executive severance agreements with certain of its officers, including the New U S WEST Named Executive Officers. These agreements set forth the severance benefits that

                                                                             129
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST
would be payable in certain circumstances other than a change of control, such as a termination not for cause, termination in connection with a downsizing, or resignation of an officer who elects not to accept reassignment to a comparable position. See "Chapter 4--Other Matters to be Considered at the Annual Meeting--U S WEST Director and Executive Officer Information-- Executive Agreements."

    U S WEST has entered into a retention agreement with Mr. Roellig in order to encourage his continued employment with U S WEST and New U S WEST. Under the terms of this agreement, Mr. Roellig has received 15,800 restricted shares of Communications Stock and 25,400 restricted shares of Media Stock. Immediately prior to the Separation, the restricted shares of Media Stock will be replaced by restricted shares of Communications Stock having a value equal to 1.0645 of the value of the Media Stock replaced. See "Chapter 3: The Separation--Employee Benefits and Compensation Matters--Adjustments to Media Stock Awards." Subject to his continuous employment with U S WEST or New U S WEST, these shares will vest on March 15, 2001. This agreement also entitles Mr. Roellig to annual cash payments, which are conditioned on his continuous employment with U S WEST or New U S WEST until such payments are due. These cash payments are payable prior to 2001, in installments that are incrementally larger over time, and amount to $280,000 in the aggregate.

    The foregoing severance and retention agreements will be assumed by New U S WEST in connection with the Separation.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



    In September of 1997 and February of 1998, U S WEST and U S WEST Communications entered into certain advertising, promotional and programming agreements with certain professional sports organizations in which Jerry J. Colangelo, a person expected to be named as a director of New U S WEST, is an owner and executive officer. Under such agreements, U S WEST will make annual payments for certain advertising and promotional rights of $2 million to the Arizona Diamondbacks until December 2007 and $1.6 million to the Phoenix Suns, Arizona Rattlers and Phoenix Mercury until the conclusion of the 2022-23 season. In a separate agreement with the Phoenix Suns ending in 2023, U S WEST Communications will pay $2 million and a fee of approximately $125,000 per selected event which is distributed by U S WEST Communications. Each of the above-described payments are subject to an annual escalation of three to four percent per year.


                                                                             130
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

NEW U S WEST SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical financial information for New U S WEST. This information presents New U S WEST's results of operations and financial condition as if it were a separate entity for all periods presented but does not give effect to certain transactions being undertaken in connection with the Separation, including the refinancing by New U S WEST of the Dex Indebtedness and the issuance of $850 of New U S WEST Common Stock to holders of Media Stock in connection with the Dex Alignment. For financial information for New U S WEST which gives effect to all such transactions, see "--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements." This information should be read in conjunction with New U S WEST's Combined Financial Statements, including the notes thereto. See "Annex G--New U S WEST Combined Financial Statements."

                                                                                YEAR ENDED OR AS OF DECEMBER 31,
                                                                      -----------------------------------------------------
                                                                        1997       1996       1995       1994       1993
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                         DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS INFORMATION:
Operating revenues..................................................  $  11,479  $  11,168  $  10,508  $  10,132  $   9,779
Net income (loss)(1)................................................      1,524      1,535      1,423      1,403     (2,585)
Dividends per common share..........................................       2.14       2.14       2.14
BALANCE SHEET INFORMATION:
Total assets........................................................     17,667     17,279     16,960     16,317     15,727
Total debt..........................................................      5,715      6,545      6,782      6,147      5,728
Total equity........................................................      4,367      4,085      3,657      3,357      2,837
OTHER INFORMATION:
Return on equity(2,3)...............................................       34.7%      38.6%      41.8%      45.3%      27.5%
Percentage of debt to total capital.................................       56.7%      61.6%      65.0%      64.7%      66.9%
Capital expenditures................................................  $   2,672  $   2,831  $   2,770  $   2,513  $   2,251
Telephone network access lines in service (thousands)...............     16,033     15,424     14,795     14,299     13,803
Billed access minutes of use (millions)--
  interstate........................................................     55,362     52,039     47,801     43,768     40,594
  intrastate........................................................     11,729     10,451      9,504      8,507      7,529
Total employees.....................................................     51,110     51,477     54,552     55,246     56,147
Telephone company employees.........................................     43,749     45,427     47,934     47,493     49,668
Telephone company employees per ten
  thousand access lines.............................................       27.3       29.5       32.4       33.2       36.0

------------------------------
(1) 1997 net income includes a $152 regulatory charge related primarily to the Washington Rate Order, a gain of $48 on the sales of certain rural telephone exchanges, a gain of $32 on the sale of U S WEST Communications' investment in Bellcore and an extraordinary charge of $3 for the early extinguishment of debt. 1996 net income includes a gain of $36 on the sales of certain rural telephone exchanges and the cumulative and current effects of $34 and $15, respectively, from adopting SFAS No. 121. 1995 net income includes a gain of $85 on the sales of certain rural telephone exchanges and other charges of $16, including an extraordinary charge of $8 for the early extinguishment of debt and $8 for costs associated with the 1995 Recapitalization. 1994 net income includes a gain of $51 on the sales of certain rural telephone exchanges. 1993 net income was reduced by $566 for a restructuring charge and $54 for the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates. 1993 net income was also reduced by extraordinary charges of $3,123 for the discontinuance of SFAS No. 71 and $77 for the early extinguishment of debt.

(2) The increase in the return on equity since 1993 is primarily due to the effects of discontinuing SFAS No. 71 in 1993.

(3) 1997 return on equity is based on income before extraordinary item. 1996 return on equity is based on income before the cumulative effect of a change in accounting principle. 1995 return on equity is based on income before extraordinary item. 1993 return on equity is based on income excluding extraordinary items, a restructuring charge and the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates.

                                                                             131
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

NEW U S WEST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    The New U S WEST Combined Financial Statements included in this Proxy Statement include the combined historical balance sheets, results of operations and cash flows of the businesses that comprise the Communications Group (the "Communications Businesses") and Dex. The following discussion is based on the New U S WEST Combined Financial Statements prepared in accordance with GAAP. The discussion should be read in conjunction with the New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements and the U S WEST Consolidated Financial Statements included in this Proxy Statement. See "Annex G--New U S WEST Combined Financial Statements," "Annex F-- U S WEST Consolidated Financial Statements" and "Chapter 9: The Annual Meeting and Certain Other Matters--Where You Can Find More Information." As used in this discussion, all references to dollars are in millions.

    Certain terms of the Separation Agreement, including the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST, the issuance of $850 of New U S WEST Common Stock in connection with the Dex Alignment, the transfer of certain assets and liabilities of U S WEST to New U S WEST and the allocation of certain costs and expenses in connection with the Separation, are not reflected in the discussion below. As a result, historical earnings per share of New U S WEST are not presented as such earnings per share are not meaningful until the financial effects of the Separation, which are significant, are reflected in the historical statements of New U S WEST. These financial effects will be included in historical results upon execution of the Separation Agreement. See "--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements" and "Chapter 3: The Separation--Accounting Treatment."

RESULTS OF OPERATIONS--1997 COMPARED WITH 1996

    NET INCOME

    Following are details of New U S WEST's net income, normalized to exclude the effects of certain nonoperating items.


                                                                               INCREASE
                                                                              (DECREASE)
                                                                             -------------
                                                      1997        1996         $       %
                                                    --------  ------------   ------  -----
Reported net income...............................  $  1,524  $      1,535   $  (11)  (0.7)
Adjustments to reported net income:
  Gains on sales of rural telephone exchanges.....       (48)         )(36      (12)  33.3
  Gain on sale of investment in Bellcore..........       (32)      --           (32)  --
  Cumulative effect of change in accounting
    principle(1)..................................     --             )(34       34   --
  Current year effect of change in accounting
    principle(1)..................................     --             )(15       15   --
  Early extinguishment of debt(2).................         3       --             3   --
                                                    --------        ------   ------  -----
Normalized income.................................  $  1,447  $      1,450   $   (3)  (0.2)
                                                    --------        ------   ------  -----
                                                    --------        ------   ------  -----


------------------------------

(1) Effective January 1, 1996, New U S WEST adopted SFAS No. 121 which, among other things, requires that companies no longer record depreciation expense on assets held for sale.

(2) Reflects a third-quarter 1997 charge of $3 (net of income tax benefits of $2) related to the early extinguishment of debt.

    In 1997, normalized income decreased to $1,447 from $1,450 in 1996. The decrease is primarily due to a $152 after-tax regulatory charge ($250 pretax) in the fourth quarter of 1997. The charge primarily relates to a liability for revenues that were collected subject to refund (with interest) in the state of Washington from May 1, 1996 through December 31, 1997. The liability was recognized in light of the Washington Rate Order. Absent the effects of the charge, adjusted income was $1,599, an increase of 10.3 percent as compared to 1996. The prospective revenue reduction as a result of the

                                                                             132
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

Washington Rate Order approximates $115 annually. In a separate action in January 1998 the WUTC authorized a rate increase of approximately $60 annually. Tariffs implementing both orders became effective February 1, 1998. See "Contingencies."

    Income in 1997 was favorably impacted by strong demand for services in U S WEST Communications' core business. Growth in the Yellow Pages directory operations and a 1996 after-tax charge of $15 to reorganize and reduce headcount in the directory business also contributed to the increase. Partially offsetting the effects of increased demand were higher expenses related to interconnection, provisions for estimated regulatory liabilities other than Washington, and start-up costs associated with growth initiatives, including PCS.

    OPERATING REVENUES

                                                                                INCREASE
                                                                               (DECREASE)
                                                                             --------------
                                                      1997        1996         $       %
                                                    --------  ------------   ------  ------
Communications and related services:
  Local service...................................  $  5,016  $      4,770   $  246     5.2
  Interstate access service.......................     2,666         2,507      159     6.3
  Intrastate access service.......................       761           770       (9)   (1.2)
  Long-distance network services..................       885         1,100     (215)  (19.5)
  Other services..................................       991           932       59     6.3
                                                    --------  ------------   ------  ------
                                                      10,319        10,079      240     2.4
Directory services................................     1,197         1,120       77     6.9
Intersegment eliminations.........................       (37)         )(31       (6)  (19.4)
                                                    --------  ------------   ------  ------
Total operating revenues..........................  $ 11,479  $     11,168   $  311     2.8
                                                    --------  ------------   ------  ------
                                                    --------  ------------   ------  ------

    Approximately 87 percent of New U S WEST's operating revenues and 97 percent of the communications and related services revenues are attributable to the operations of U S WEST Communications. Approximately 67 percent of U S WEST Communications' revenues are derived from the states of Arizona, Colorado, Minnesota, Oregon and Washington.

    COMMUNICATIONS AND RELATED SERVICES

    The primary factors that influence changes in revenues are customer demand for products and services, price changes (including those related to regulatory proceedings) and refunds. Approximately 30 percent of the access lines in service at December 31, 1997 are devoted to providing services to business customers. The access line growth rate for business customers, who tend to be heavier users of the network, has consistently exceeded the growth rate of residential customers. During 1997, business access lines grew 5.8 percent while residential access lines increased 3.9 percent, when adjusted for the 1997 sales of rural telephone access lines.


    During 1997, communications and related services operating revenues increased 2.4 percent, to $10,319. Revenue growth was impacted by the $250 regulatory charge in the fourth quarter of 1997. The regulatory charge was allocated among local service revenues, interstate and intrastate access services revenues, long-distance network service revenues, and interest expense. Absent the effects of the charge, revenues were $10,549, an increase of 4.7 percent as compared with 1996.


    LOCAL SERVICE REVENUES. Local service revenues include local telephone exchange, local private line and public telephone services. During 1997, local service revenues increased 5.2 percent, or $246, as compared with 1996. Local service revenue growth of 5.2 percent declined from 9.8 percent in 1996 due to the effects of an $86 accrual recognized during fourth-quarter 1997 as part of the Washington Rate

                                                                             133
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

Order and additional provisions of approximately $95 during the year for other estimated state regulatory liabilities. See "Contingencies." Lower wireless interconnection access prices mandated by the Telecommunications Act and the effects of rural exchange sales also impacted local service revenue growth in 1997.

    The increase in local service revenues is primarily attributable to access line growth and increased demand for new product and service offerings and existing central office features. Total reported access lines increased 609,000 during 1997, or 3.9 percent, of which 294,000 is attributed to second lines. Second line installations increased 28.2 percent compared with 1996. Access lines grew 683,000, or 4.4 percent, when adjusted for sales of approximately 74,000 rural telephone access lines during 1997. Also contributing to the revenues increase were rate increases of $37 in various states and interim compensation revenues from IXCs as a result of the FCC payphone orders which took effect in April 1997.

    INTERSTATE ACCESS SERVICE REVENUES. Access charges are collected primarily from IXCs for their use of the local exchange network. For interstate access services there is also a fee collected directly from telephone customers. Approximately 28 percent of access revenues and 9 percent of total revenues are derived from providing access services to AT&T.

    During 1997, interstate access service revenues increased $159, or 6.3 percent, to $2,666. The increase in interstate access service revenues resulted primarily from greater demand for private line services, access line growth and an increase of 6.4 percent in billed interstate access minutes of use. Also contributing to the increase were the effects of higher accruals for refunds to IXCs in 1996. Lower prices under the FCC's current price cap plan and a $25 charge during fourth-quarter 1997 for an FCC-ordered refund to IXCs for access revenues collected during the last half of 1997 partially offset the effects of greater demand for interstate access services. New U S WEST reduced prices for interstate access services, effective July 1, 1997, as a result of the FCC's current price cap plan. The access rate reductions, which are being reflected through lower interstate rates over twelve months beginning July 1, 1997, have an on-going annual revenue impact of approximately $160. The rate of growth in interstate access service revenues could decline in 1998 as a result of the FCC's Access Reform and Price Cap Orders. See "--Business of New U S WEST--Competition" and "--Business of New U S WEST--Regulation."


    INTRASTATE ACCESS SERVICE REVENUES. The decrease of $9, or 1.2 percent, in intrastate access service revenues is primarily due to the effects of a $68 accrual recognized during fourth-quarter 1997 as part of the Washington Rate Order. A 12.2 percent increase in billed intrastate minutes of use, higher demand for private line services and $7 of rate increases in local jurisdictions largely offset the effects of the Washington Rate Order.


    LONG-DISTANCE NETWORK SERVICES REVENUES. Long-distance network services revenues are derived from calls which both originate and terminate within the LATA boundaries of the Communications Group Region. In 1997, long-distance network services revenues decreased $215, or 19.5 percent, as compared with 1996. The decline is partially due to the effects of a $51 accrual recognized during fourth-quarter 1997 as part of the Washington Rate Order. The decrease in long-distance network services revenues is also due to the effects of competition and the implementation of MTCPs in various jurisdictions in 1997 and 1996. The MTCPs essentially allow independent telephone companies to act as toll carriers and are net income neutral with the reduction in toll revenues largely offset by increased intrastate access service revenues and lower access expense. Rate decreases of $20 in local jurisdictions also contributed to the decrease in long-distance network services revenues.

    Long-distance network services revenues have declined over the last several years as customers have migrated to IXCs that have the ability to offer long-distance services on both an intraLATA and interLATA basis. A portion of revenues lost to competition, however, is recovered through access

                                                                             134
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST
charges paid by the IXCs. New U S WEST believes that erosion of long-distance network services revenues will continue due to the loss of exclusivity of 1+ dialing in Minnesota and Arizona in February and April of 1996, respectively, and in New Mexico and Wyoming in September and December of 1997, respectively, and the effects of continued competitive dial-around activity in other states within the Communications Group Region. New U S WEST is responding to competition through competitive pricing of intraLATA long-distance services and increased promotional efforts to retain customers.

    OTHER SERVICES REVENUES. Revenues from other services primarily consist of voice messaging services, inside wire installation and maintenance services, billing and collection services and the provision of CPE. Other services revenues increased $59, or 6.3 percent, as compared with 1996, primarily as a result of continued market penetration of voice messaging services and greater sales of inside wire maintenance and certain other unregulated products and services. Also contributing to the increase were revenues from the launch of PCS services. Partially offsetting these increases was a reduction in contract revenues due to the completion of a large federal government telephony project in 1996.

    DIRECTORY SERVICES

    Revenues related to Yellow Pages directory advertising, which represents 99 percent of directory services revenues, increased 7.2 percent, to $1,181 in 1997. The increase is largely a result of a 7.3 percent increase in revenue per local advertiser, primarily resulting from price increases of 4.6 percent and an increase in volume and complexity of advertisements sold. These increases were offset slightly by decreased revenue associated with exited product lines which were nonstrategic to the directory business.

    INTERSEGMENT ELIMINATIONS

    Intersegment eliminations consist primarily of sales of customer lists, billing and collection services and other services by U S WEST Communications to Dex at market price. Also included are commercial property management services provided by U S WEST Business Resources, Inc. to Dex.

    COSTS AND EXPENSES

                                                                               INCREASE
                                                                              (DECREASE)
                                                                             -------------
                                                      1997        1996         $       %
                                                    --------  ------------   ------  -----
Employee-related expenses.........................  $  3,953  $      3,893   $   60    1.5
Other operating expenses..........................     2,159         1,901      258   13.6
Taxes other than income taxes.....................       428           404       24    5.9
Depreciation and amortization.....................     2,163         2,158        5    0.2
Interest expense..................................       405           448      (43)  (9.6)
Gains on sales of rural telephone exchanges.......        77            59       18   30.5
Gain on sale of investment in Bellcore............        53       --            53   --
Other expense--net................................        72            46       26   56.5


    EMPLOYEE-RELATED EXPENSES. Employee-related expenses include salaries and wages (including both basic and performance-based pay), overtime, benefits (including pension, postretirement and health care), payroll taxes and contract labor. During 1997, total employee-related expenses increased $60, or 1.5 percent, most of which was attributable to interconnection costs. Higher contract labor costs, predominately a result of increased systems development work (which includes expenses related to interconnection and year 2000 costs) and marketing and sales efforts, and increases in certain employee-related benefit costs, also contributed to the growth in total employee-related expenses.


                                                                             135
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

Partially offsetting these increases were lower salaries and wages related to headcount reductions, lower conference and travel expenses and decreases in overtime costs. A 1996 charge of $25 to reorganize and reduce headcount in the directory business, also partially offset the increases. During 1997, the Yellow Pages operation completed its reorganization. Centralized operating management was divided into three regions to establish greater accountability and to move decision making closer to the customers.


    At December 31, 1997, approximately 69 percent of the communications and related services segment employees and 65 percent of the directory services segment employees were represented by unions. New U S WEST's principal collective bargaining agreements expire in May, August and October 1998. Negotiations with respect to future collective bargaining agreements are underway.


    OTHER OPERATING EXPENSES. Other operating expenses include access charges paid to independent LECs (incurred for the routing of long-distance traffic through their facilities), network software expenses, paper, printing, delivery and distribution costs associated with publishing activities, and other general and administrative costs. During 1997, other operating expenses increased $258, or 13.6 percent, primarily due to a $97 increase in advertising costs and approximately $90 of interconnection expenses. Costs associated with strategic and growth initiatives (primarily PCS), increased equipment rentals, and increased printing, paper and sales support costs in the directory business also contributed to the increase. These directory cost increases were associated with an increase in the volume and complexity of advertisements sold.

    Partially offsetting these cost increases were reduced access expenses (primarily related to the implementation of the MTCPs in 1997 and 1996), the completion of a large federal government telephony project in 1996 and lower material and supplies expense. The effects of the directory business discontinuing various product development activities in 1996 and an $11 charge in 1996 to discontinue the Omaha broadband video service trial also partially offset the increases.


    TAXES OTHER THAN INCOME TAXES. Taxes other than income taxes, which consist primarily of property taxes, increased $24, or 5.9 percent, primarily due to the effects of property tax adjustments in 1996 and increased 1997 use taxes. Partially offsetting the increases were the effects of favorable tax valuations and mill levies on 1997 property taxes as compared with 1996.



    INTEREST EXPENSE. Interest expense decreased $43, or 9.6 percent, due to lower average debt levels as compared to 1996. Partially offsetting the decrease was a reduction in the amount of interest capitalized resulting from a lower average balance of telecommunications plant under construction. Interest expense will increase approximately $239 annually, assuming a weighted-average interest rate of 6.3 percent, upon the execution of the Separation Agreement and the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST in connection with the Dex Alignment. See "--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements." The average borrowing cost was 7.0 percent in 1997 and 1996. See "Liquidity and Capital Resources."


    GAINS ON SALES OF RURAL TELEPHONE EXCHANGES. During 1997, New U S WEST sold selected rural telephone exchanges in Iowa, South Dakota, Nebraska, Idaho, and Minnesota for pretax gains of $77. The 1996 gains were a result of sales in Utah, North Dakota, South Dakota, Idaho and New Mexico.

    GAIN ON SALE OF INVESTMENT IN BELLCORE. In 1997, U S WEST Communications and the other RBOCs sold their equity interests in Bellcore. As a result of the sale, U S WEST Communications recorded a pretax gain of $53.

    OTHER EXPENSE--NET. Other expense increased primarily due to additional interest expense associated with New U S WEST's state regulatory and interstate sharing liabilities.

                                                                             136
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

    PROVISION FOR INCOME TAXES

                                                                               INCREASE
                                                                             -------------
                                                      1997        1996         $       %
                                                    --------     ------      ------  -----
Provision for income taxes........................  $    902  $        876   $   26    3.0
Effective tax rate................................      37.1%         36.9%    --     --

    The increase in the effective tax rate resulted primarily from the effects of lower investment tax credit amortization.

    RESTRUCTURING CHARGE

    In 1993, New U S WEST incurred a $930 restructuring charge (pretax). The related restructuring plan was designed to provide faster, more responsive customer services, while reducing the costs of providing these services. During 1997, the restructuring reserve decreased $70, to $56. Reserve usage was primarily a result of 645 employee separations and systems development costs during 1997. The restructuring plan is substantially complete as of December 31, 1997.

RESULTS OF OPERATIONS--1996 COMPARED WITH 1995

    NET INCOME

    Following are details of New U S WEST's net income for 1996 and 1995, normalized to exclude the effects of certain nonoperating items.


                                                                                                            INCREASE
                                                                                                           (DECREASE)
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
Reported net income...........................................................  $   1,535  $   1,423  $     112        7.9
Adjustments to reported net income:
  Gains on sales of rural telephone exchanges.................................        (36)       (85)        49      (57.6)
  Cumulative effect of change in accounting principle(1)......................        (34)    --            (34)    --
  Current year effect of change in accounting
    principle(1)..............................................................        (15)    --            (15)    --
  Recapitalization costs......................................................     --              8         (8)    --
  Early extinguishment of debt(2).............................................     --              8         (8)    --
                                                                                ---------  ---------  ---------  ---------
Normalized income.............................................................  $   1,450  $   1,354  $      96        7.1
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------


------------------------------

(1) Effective January 1, 1996, New U S WEST adopted SFAS No. 121 which, among other things, requires that companies no longer record depreciation expense on assets held for sale.

(2) Represents an extraordinary charge of $8 (net of income tax benefits of $5) related to the refinancing of $145 of long-term debt.

    New U S WEST's 1996 normalized income was $1,450, an increase of $96, or 7.1 percent, compared with $1,354 in 1995. The increase is primarily attributable to demand for communications services and the effects of Dex discontinuing various product development activities in 1995. Growth in the Yellow Pages directory operations also contributed to the increase. Partially offsetting the increased demand were higher costs incurred to address business growth, service-improvement initiatives and costs related to new business opportunities. An after-tax charge of $15 related to the Yellow Pages directory operations to reorganize and reduce headcount in 1996 also partially offset the increase.

                                                                             137
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

    OPERATING REVENUES


                                                                                                           INCREASE
                                                                                                          (DECREASE)
                                                                                                     --------------------
                                                                                 1996       1995         $          %
                                                                               ---------  ---------  ---------  ---------
Communications and related services:
  Local service..............................................................  $   4,770  $   4,344  $     426        9.8
  Interstate access service..................................................      2,507      2,378        129        5.4
  Intrastate access service..................................................        770        747         23        3.1
  Long-distance network services.............................................      1,100      1,189        (89)      (7.5)
  Other services.............................................................        932        826        106       12.8
                                                                               ---------  ---------  ---------        ---
                                                                                  10,079      9,484        595        6.3
Directory services...........................................................      1,120      1,058         62        5.9
Intersegment eliminations....................................................        (31)       (34)         3       (8.8)
                                                                               ---------  ---------  ---------        ---
Total operating revenues.....................................................  $  11,168  $  10,508  $     660        6.3
                                                                               ---------  ---------  ---------        ---
                                                                               ---------  ---------  ---------        ---


    COMMUNICATIONS AND RELATED SERVICES

    LOCAL SERVICE REVENUES. Local service revenues increased principally as a result of access line growth and increased demand for new product and service offerings, and existing central office features. Total reported access lines increased 629,000 during 1996, or 4.3 percent, of which 244,000 was attributed to second lines. Second line installations increased 30.5 percent compared with 1995. Access line growth was 5.0 percent when adjusted for sales of rural telephone access lines during 1996.

    INTERSTATE AND INTRASTATE ACCESS SERVICE REVENUES. Higher revenues from interstate access services were driven by access line growth and an increase of
8.9 percent in interstate billed access minutes of use. The increased business volume was partially offset by the effects of price reductions and sharing related accrued refunds to IXCs. Intrastate access service revenues increased primarily due to higher demand partially offset by the effects of price reductions.


    LONG-DISTANCE NETWORK SERVICES REVENUES. Long-distance network services revenues decreased primarily due to the effects of competition and the implementation of MTCPs in 1996. The 1996 impact of the MTCPs was a $27 reduction in long-distance network services revenues, partially offset by an increase in intrastate access service revenues of $5 and a decrease in other operating expenses (primarily access expense) of $21.


    OTHER SERVICES REVENUES. During 1996, revenues from other services increased primarily as a result of continued market penetration in voice messaging services and increased inside wire maintenance services. Also contributing to other services revenue growth were increased contract revenues related to a large federal government telephony project and CPE sales.

    DIRECTORY SERVICES

    Revenues related to Yellow Pages directory advertising represented 98 and 97 percent of directory services revenues in 1996 and 1995, respectively. Yellow Pages directory advertising revenues increased 7.4 percent in 1996 to $1,102. The increase is largely a result of a 5.7 percent increase in revenue per local advertiser (primarily a result of price increases of approximately 4.0 percent) combined with an increase of 3,000 local advertisers during the year.

                                                                             138
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

    COSTS AND EXPENSES

                                                                                                            INCREASE
                                                                                                           (DECREASE)
                                                                                                      --------------------
                                                                                  1996       1995         $          %
                                                                                ---------  ---------  ---------  ---------
Employee-related expenses.....................................................  $   3,893  $   3,623  $     270        7.5
Other operating expenses......................................................      1,901      1,848         53        2.9
Taxes other than income taxes.................................................        404        393         11        2.8
Depreciation and amortization.................................................      2,158      2,067         91        4.4
Interest expense..............................................................        448        429         19        4.4
Gains on sales of rural telephone exchanges...................................         59        136        (77)     (56.6)
Other expense--net............................................................         46         36         10       27.8

    EMPLOYEE-RELATED EXPENSES. During 1996, total employee-related expenses increased primarily due to continued efforts at U S WEST Communications to address increased business growth, service-improvement initiatives and new business opportunities. Salaries and wages increased in the Communications Businesses primarily due to inflation-driven and contractual wage increases. Contract labor costs increased to support business growth and the additional marketing organization costs related to the launch of new products and services. Employee-related expenses also include approximately $15 for contract labor and overtime as a result of flooding in Washington and Oregon in first-quarter 1996. Also contributing to the employee-related expense increase was a charge of $25 in the directory business to reorganize and reduce headcount in 1996. Partially offsetting these increases were a reduction in postretirement benefit costs due to changes in actuarial assumptions and favorable cost trends, lower conference and travel expenses and decreased overtime as a result of accelerated cost reduction efforts in the latter half of 1996.

    OTHER OPERATING EXPENSES. During 1996, other operating expenses increased primarily due to higher advertising and bad debt expenses, and costs associated with greater sales of CPE. Also contributing to the increase was a reserve adjustment associated with billing and collection activities performed for IXCs and an $11 charge related to the discontinuance of the Omaha broadband video service trial. An approximate 10 percent increase in paper, printing, delivery and distribution costs at the directory business also contributed to the increase. Reduced access expense (a portion of which relates to the 1996 implementation of the MTCPs), the effects of the directory business exiting various product development activities in 1995 and a reduction in general and administrative costs from U S WEST partially offset these increases.

    TAXES OTHER THAN INCOME TAXES. Taxes other than income taxes were relatively flat as compared with 1995. In fourth-quarter 1996, taxes other than income taxes increased by $24, or 30.8 percent, due to favorable property tax valuations and mill levies recognized during fourth-quarter 1995.

    DEPRECIATION AND AMORTIZATION. The increase in depreciation and amortization expense is attributed to the effects of a higher depreciable asset base, partially offset by the effects of 1995 sales of certain rural telephone exchanges and the adoption of SFAS No. 121.

    INTEREST EXPENSE. Interest expense increased primarily due to higher average debt levels and a decrease in the amount of interest capitalized resulting from a lower average balance of telecommunications plant under construction. The average borrowing cost was 7.0 percent in 1996, compared with
6.9 percent in 1995.

    GAINS ON SALES OF RURAL TELEPHONE EXCHANGES. During 1996, New U S WEST sold selected rural telephone exchanges in Utah, North Dakota, South Dakota, Idaho and New Mexico for pretax gains of $59. The 1995 gains were a result of sales in Colorado, Washington, Oregon and Arizona.

                                                                             139
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

    OTHER EXPENSE--NET. The increase in other expense in 1996 is primarily a result of gains on nonstrategic asset sales recognized by Dex in 1995 and a $13 adjustment related to U S WEST Communications' equity investment in Bellcore. Partially offsetting the increase were costs associated with the 1995 Recapitalization.

    PROVISION FOR INCOME TAXES

                                                                                                                 INCREASE
                                                                                                           --------------------
                                                                                       1996       1995         $          %
                                                                                     ---------  ---------     ---        ---
Provision for income taxes.........................................................  $     876  $     817  $      59        7.2
Effective tax rate.................................................................       36.9%      36.3%    --         --

    The increase in the effective tax rate resulted primarily from the effects of lower investment tax credit amortization.


LIQUIDITY AND CAPITAL RESOURCES


    OPERATING ACTIVITIES

    Cash provided by operating activities was $4,191, $3,614, and $2,970 in 1997, 1996 and 1995, respectively. Cash from operations increased $577 during 1997 primarily due to business growth and efforts to manage working capital in the core telecommunications business. Lower restructuring expenditures, a decrease in the cash funding of postretirement benefits and growth in the directory business also contributed to the increase.

    During 1996, cash provided by operating activities increased $644 primarily due to growth in operations in both the communications and the directory businesses. The increase in operating cash flows also reflects a $161 decrease in the cash funding of postretirement benefits, and lower restructuring expenditures. These increases were partially offset by higher 1996 income tax payments.

    Future cash needs could increase with the pursuit of new business opportunities, including PCS. Future cash needs could also increase as New U S WEST implements the interconnection requirements and other provisions of the Telecommunications Act. However, the impact will depend on the nature and timing of the requirements and the type of recovery mechanisms provided for by the FCC and state commissions. See "--Business of New U S WEST--Regulation." New U S WEST expects that such cash needs will be funded through operations and, when necessary, the issuance of debt securities.

    INVESTING ACTIVITIES

    Total capital expenditures, on a cash basis, were $2,168, $2,444, and $2,494 in 1997, 1996 and 1995, respectively. The majority of the 1997 expenditures related to access line growth, continued modernization of the telecommunications network, and Telecommunications Act requirements including interconnection and local number portability costs. Expenditures associated with entering wireless communications markets with the launch of PCS also impacted capital expenditures. In 1998, capital expenditures are expected to approximate $2.6 billion and include entry costs for the launch of PCS in new markets and additional interconnection costs.

    In 1997, New U S WEST paid $73 to purchase PCS licenses in connection with its launch of PCS service in various markets.

    New U S WEST received cash proceeds of $67, $174, and $214 during 1997, 1996 and 1995, respectively, for the sales of certain rural telephone exchanges. Since implementing its rural telephone exchange sales program, New U S WEST has sold approximately 342,000 access lines.

    During 1997, U S WEST Communications sold its equity interest in Bellcore for proceeds of $65.

                                                                             140
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

    FINANCING ACTIVITIES

    DEBT ACTIVITY

    During 1997, debt decreased $830 and the percentage of debt to total capital declined to 56.7 percent at December 31, 1997 from 61.6 percent at December 31, 1996. The decrease in the percentage of debt to total capital is primarily a result of lower debt levels. The lower debt levels have been partially driven by increased operating cash flows and lower capital expenditures. Increased net income and equity issuances for the exercise of stock options and the dividend reinvestment plan also contributed to the decline. During 1996, debt decreased $237 due primarily to growth in operating cash flow.


    During 1997, U S WEST redeemed its zero coupon subordinated notes which had a recorded value of $303 attributed to New U S WEST. Floating-rate U S WEST debt, due on demand, was used to finance the redemption.


    During 1995, U S WEST Communications refinanced $1.5 billion of commercial paper to take advantage of favorable long-term interest rates. In addition to the commercial paper, U S WEST Communications refinanced $145 of long-term debt.

    Historically, U S WEST has funded the nonregulated activities of New U S WEST, including Dex, with short-term advances. The net proceeds from and repayments of such short-term advances were $153, $(42) and $(53) during 1997, 1996 and 1995, respectively. Upon execution of the Separation Agreement, management anticipates New U S WEST will fund the nonregulated businesses, including Dex, with short-term advances.

    Prior to the Separation, Dex paid dividends to U S WEST equal to its net income adjusted for the amortization of intangibles. These dividends totaled $336, $303 and $241 during 1996, 1995 and 1994, respectively.

    U S WEST COMMUNICATIONS CREDIT RATINGS


    During the first quarter of 1997, Standard & Poor's lowered U S WEST Communications' senior unsecured debt rating from A+ to A as a result of a modified rating criteria implemented by Standard & Poor's to reflect the increased competitive telecommunications environment.



    In connection with U S WEST's announcement of the Separation, Standard & Poor's placed U S WEST Communications' senior unsecured debt on credit watch with positive implications and reaffirmed U S WEST Communications' commercial paper ratings, and Duff & Phelps reaffirmed U S WEST Communications' senior unsecured debt and commercial paper ratings.



    During the first quarter of 1998, Moody's downgraded U S WEST
Communications' senior unsecured debt from Aa3 to A2 due to recent regulatory rulings and financial challenges associated with the Separation. See "Contingencies" and "Effects of the Separation." U S WEST Communications' debt remains under review by Moody's for possible downgrade pending clarification of New U S WEST's corporate structure and future strategic initiatives.



    U S WEST Communications' current senior unsecured debt and commercial paper ratings by Moody's, Standard & Poor's and Duff & Phelps are A2, A and AA-, and P1, A1 and D1+, respectively.


    OTHER ITEMS

    U S WEST and U S WEST Communications maintain commercial paper programs to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. In addition, U S WEST Communications is permitted to borrow up to $500 under short-term lines of

                                                                             141
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST
credit, all of which was available at December 31, 1997. Additional lines of credit are available to the nonregulated subsidiaries of U S WEST in accordance with their borrowing needs. Under registration statements filed with the SEC, as of December 31, 1997, U S WEST Communications is permitted to issue up to $320 of new debt securities. Additional securities are permitted to be issued under registration statements filed with the SEC to support the requirements of the nonregulated subsidiaries of U S WEST.


    New U S WEST is currently engaged in discussions with major lending institutions to secure stand-alone lines of credit to meet the combined business needs of its nonregulated subsidiaries.


    New U S WEST from time to time engages in preliminary discussions regarding restructurings, dispositions and other similar transactions. Any such transaction may include, among other things, the transfer of certain assets, businesses or interests, or the incurrence or assumption of indebtedness, and could be material to the financial condition and results of operations of New U S WEST. There is no assurance that any such discussion will result in the consummation of any transaction.

    RISK MANAGEMENT

    New U S WEST is exposed to market risk arising from changes in interest rates. Derivative financial instruments are used to selectively manage this risk. New U S WEST does not use derivative financial instruments for trading purposes.

    The objective of the interest rate risk management program is to minimize the total cost of debt over time and the interest rate variability. This is achieved through the use of interest rate swaps, which adjust the ratio of fixed- to variable-rate debt.

    Approximately $60 of New U S WEST's floating rate debt is exposed to changes in interest rates. Such exposure is primarily linked to the 30-day commercial paper rate. A hypothetical 10 percent change in the 30-day commercial paper rate would not have a material effect on the annual earnings of New U S WEST.


    EFFECTS OF THE SEPARATION



    New U S WEST's total debt and percentage of debt to total capital will increase significantly due to the Dex Alignment, which will result in the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST and a corresponding reduction in equity. New U S WEST is expected to incur additional debt in 1998 to fund certain one-time expenses associated with the Separation and costs associated with the Refinancing. The annual interest expense associated with all of such debt is estimated at approximately $239. See "--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements" and "Chapter 3: The Separation--Accounting Treatment."



    Under the terms of the Dex Alignment, U S WEST will distribute, as a dividend to holders of Media Stock, a fractional share of New U S WEST Common Stock based on each share of Media Stock held, in the aggregate amount of $850 of value. Management anticipates that the New U S WEST Board will declare dividends on New U S WEST Common Stock initially at a quarterly rate of $0.535 per share, which is the same dividend currently paid on the Communications Stock. While the New U S WEST Board is not expected to change this dividend policy, it has the right to do so at any time. Upon the execution of the Separation Agreement, total annual cash dividends will increase by approximately $38 as a result of the issuance of $850 of New U S WEST Common Stock.



    During 1997, Dex generated net operating cash flow of approximately $315, after capital investments of $29. During 1997, such operating cash flows exceeded the additional interest expense and dividend requirement associated with the Refinancing and the Dex Alignment. As a result, New U S WEST does not expect the Separation to adversely affect its ability to access the capital markets or the financing terms available to it.


                                                                             142
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

CONTINGENCIES

    At U S WEST Communications, there are pending regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both.

    WASHINGTON. In 1996, the WUTC acted on U S WEST Communications' 1995 rate request. U S WEST Communications had sought to increase revenues by raising rates primarily for basic residential services over a four-year period. Instead of granting U S WEST Communications' request, the WUTC ordered $91.5 in annual net revenue reductions, effective May 1, 1996.

    On December 24, 1997, the Washington State Supreme Court upheld the WUTC ruling. The Washington State Supreme Court's ruling resulted in an estimated liability for the revenues that were collected subject to refund from May 1, 1996 through December 31, 1997, including interest, in the amount of $225. The prospective revenue reduction as a result of this ruling approximates $115 annually, which includes the effects of business growth. In a separate action, the WUTC authorized a rate increase of approximately $60 annually that partially mitigates the effect of the Washington State Supreme Court's ruling. Tariffs implementing both orders became effective February 1, 1998.

    OREGON. On May 1, 1996, the OPUC approved a stipulation terminating prematurely U S WEST Communications' AFOR plan, and it then undertook a review of U S WEST Communications' earnings. In May 1997, the OPUC ordered U S WEST Communications to reduce its annual revenues by $97, effective May 1, 1997, and to issue a one-time refund, including interest, of approximately $102 to reflect the revenue reduction for the period May 1, 1996 through April 30, 1997. The one-time refund is for interim rates which became subject to refund when U S WEST Communications' AFOR plan was terminated on May 1, 1996.

    U S WEST Communications filed an appeal of the order and asked for an immediate stay of the refund with the Oregon Circuit Court which granted U S WEST Communications' request for a stay, pending a full review of the OPUC's order. On February 19, 1998, the Oregon Circuit Court entered a judgment in U S WEST Communications' favor on most of the appealed issues. The OPUC has announced its intent to appeal. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $180.

    UTAH. In another proceeding, the Utah Supreme Court has remanded a UPSC order to the UPSC for hearing, thereby establishing two exceptions to the rule against retroactive ratemaking: 1) unforeseen and extraordinary events, and 2) misconduct. The UPSC's initial order denied a refund request from IXCs and other parties related to the Tax Reform Act of 1986. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $160.

    STATE REGULATORY ACCRUALS. U S WEST Communications has accrued $348 at December 31, 1997, which represents its estimated liability for all state regulatory proceedings, predominately the items discussed above. Approximately $225 of the total estimated liability was recognized during fourth-quarter 1997. It is possible that the ultimate liability could exceed the recorded liability by an amount up to approximately $230. U S WEST Communications will continue to monitor and evaluate the risks associated with its local regulatory jurisdictions, and will adjust estimates as new information becomes available.

COMPETITIVE AND REGULATORY ENVIRONMENT

    For a discussion of the competitive and regulatory environment of New U S WEST, see "--Business of New U S WEST--Competition" and "--Business of New U S WEST--Regulation."

                                                                             143
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

YEAR 2000 COSTS

    During 1997 New U S WEST conducted a comprehensive review of its computer systems and related software to ensure systems properly recognize the year 2000 and continue to process data. The systems evaluated include all internal systems and those that manage the public switched network. This evaluation includes New U S WEST's significant vendors in determining the impact on New U S WEST if those third parties fail to remediate their own year 2000 issues. Based on its internal assessment, New U S WEST has determined that it will have to modify or replace certain portions of its internal use software, whether developed by New U S WEST or provided by a third party. For public network software, there are central office and remote switches from a variety of vendors in addition to interoffice and loop transport equipment that also require conversion. To date, inventory is complete for all major network elements, compliance standards have been published and key vendors have agreed to compliance dates. Detailed plans for the year 2000 project for all systems have been completed and conversion activity is underway.


    The estimated remaining costs of the related projects approximate $150 through 1999. Management's estimate of the costs and completion dates of the year 2000 project are dependent on various factors including availability of skilled resources, the ability to locate and modify all relevant software code and vendor compliance. New U S WEST cannot provide assurance that actual results will not differ from management's estimates. Failure to complete the project in a timely or complete manner, or within its estimate of project costs, could have a material impact on future results of operations.


NEW ACCOUNTING STANDARDS


    Upon Separation, New U S WEST will adopt SFAS No. 128, "Earnings Per Share." This accounting standard specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per common share on the face of the income statement.


    In 1998, New U S WEST will adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 requires that the components and total amount of comprehensive income be displayed in the financial statements for interim and annual periods beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from nonowner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. SFAS No. 131 requires, among other things, the reporting of detailed operating segment information of an enterprise for annual periods beginning in 1998 and for interim periods beginning in 1999.

    SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999, but earlier adoption is allowed. New U S WEST is currently evaluating the impact of SOP 98-1 and believes that it could initially have a significant impact upon results of operations.

                                                                             144
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

NEW U S WEST UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined statements of operations of New U S WEST for the year ended December 31, 1997 give effect to the Refinancing (including the refinancing of the Dex Indebtedness by New U S
WEST), the issuance of the Dex Dividend to holders of Media Stock in connection with the Dex Alignment and transfers of certain assets and liabilities of U S WEST to New U S WEST, and allocations of certain costs and expenses in connection with the Separation (the "New U S WEST Separation Adjustments"), as if such transactions had been consummated as of January 1, 1997. The unaudited pro forma condensed combined balance sheet gives effect to the New U S WEST Separation Adjustments as if such transactions had been consummated as of December 31, 1997.

    The combined historical financial statements of New U S WEST included in this Proxy Statement combine the historical results of operations and financial position of the Communications Group and Dex as if such businesses operated as a separate entity for all periods presented and do not give effect to any of the New U S WEST Separation Adjustments. The following unaudited pro forma condensed combined financial statements present the historical results of operations and financial position of the Communications Group and Dex in separate columns to the left of New U S WEST's combined historical results of operations and financial position. This presentation is intended to assist the reader in gaining a better understanding of the impact of the Dex Alignment on the combined historical results of operations and financial position of New U S WEST.

    The assets of New U S WEST will be accounted for at the historical book values at which they were carried by U S WEST prior to the Separation. MediaOne will account for the distribution of New U S WEST to U S WEST's stockholders at fair value, and will recognize a gain on the distribution. The historical results of New U S WEST will be reflected as discontinued operations by MediaOne. See "Chapter 3: The Separation--Accounting Treatment."


    The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes. The unaudited pro forma financial statements do not necessarily represent what New U S WEST's financial position or results of operations would have been had the transaction occurred at such dates or to project New U S WEST's financial position or results of operations at or for any future date or period. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of New U S WEST, including the notes thereto, included in Annex G to this Proxy Statement. For a discussion of the impact of the Separation, including the Refinancing, on New U S WEST, see "--New U S WEST Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                             145
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

                                  NEW U S WEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                 DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)

                                          COMMUNICATIONS                                   NEW U S WEST
                                               GROUP            DEX        NEW U S WEST     SEPARATION      NEW U S WEST
                                            HISTORICAL     HISTORICAL(A)    HISTORICAL      ADJUSTMENTS      PRO FORMA
                                          ---------------  -------------  --------------  ---------------  --------------
Operating revenues......................     $  10,319       $   1,160      $   11,479                       $   11,479
Operating expenses......................         8,109             594           8,703                            8,703
                                               -------          ------         -------         -------          -------
Income from operations..................         2,210             566           2,776                            2,776

Interest expense........................           403               2             405       $     239(B)           644
Gains on sales of rural telephone                   77                              77                               77
  exchanges.............................
Gain on sale of investment in                       53                              53                               53
  Bellcore..............................
Other expense (income)--net.............            73              (1)             72                               72
                                               -------          ------         -------         -------          -------
Income (loss) before income taxes and            1,864             565           2,429            (239)           2,190
  extraordinary item....................
Provision (benefit) for income taxes....           684             218             902             (92)(C)          810
                                               -------          ------         -------         -------          -------
Income (loss) before extraordinary           $   1,180       $     347      $    1,527       $    (147)      $    1,380
  item..................................
                                               -------          ------         -------         -------          -------
                                               -------          ------         -------         -------          -------

Basic earnings per common share before       $    2.44                                                       $     2.76
  extraordinary item....................

Average basic common shares outstanding          482.8                                            17.6(D)         500.4(E)
  (millions)............................
Diluted earnings per common share before     $    2.42                                                       $     2.73
  extraordinary item....................
Average diluted common shares                    491.2                                            17.6            508.8
  outstanding (millions)................

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             146
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

                                  NEW U S WEST

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                              DOLLARS IN MILLIONS

                                          COMMUNICATIONS                                   NEW U S WEST
                                               GROUP            DEX        NEW U S WEST     SEPARATION      NEW U S WEST
                                            HISTORICAL     HISTORICAL(A)    HISTORICAL      ADJUSTMENTS      PRO FORMA
                                          ---------------  -------------  --------------  ---------------  --------------
ASSETS

Current assets..........................     $   2,182       $     322      $    2,504       $       8(F)    $    2,512
Property, plant and equipment--net......        14,232              76          14,308              25(F)        14,333
Other assets............................           832              23             855              28(F)           897
                                                                                                    14(G)
                                               -------          ------         -------         -------          -------
Total assets............................     $  17,246       $     421      $   17,667       $      75       $   17,742
                                               -------          ------         -------         -------          -------
                                               -------          ------         -------         -------          -------

LIABILITIES AND EQUITY

Short term debt.........................     $     626       $      69      $      695       $     816(B)    $    1,703
                                                                                                    14(G)
                                                                                                    60(H)
                                                                                                    23(F)
                                                                                                   121(I)
                                                                                                   (18)(J)
                                                                                                    (8)(K)
Other current liabilities...............         3,374             130           3,504             (14) (H)        3,509
                                                                                                    19(F)
Long-term debt..........................         5,020                           5,020           3,015(B)         8,035
Other noncurrent liabilities............         4,027              54           4,081              19(F)         4,100
Equity..................................         4,199             168           4,367          (3,831)(B)          395
                                                                                                   (46)(H)
                                                                                                  (121)(I)
                                                                                                    18(J)
                                                                                                     8(K)
                                                                                                   850(D)
                                                                                                  (850)(D)
                                               -------          ------         -------         -------          -------
Total liabilities and equity............     $  17,246       $     421      $   17,667       $      75       $   17,742
                                               -------          ------         -------         -------          -------
                                               -------          ------         -------         -------          -------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             147
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

                                  NEW U S WEST

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(A) Reflects the historical results of operations and financial position of Dex. Such amounts include the effects of all transactions and receivable and payable balances between New U S WEST and MediaOne that will continue after the Separation.


(B) Reflects an increase in New U S WEST debt totaling $3.9 billion (net of $69 million of Dex debt) in conjunction with the refinancing by New U S WEST of the Dex Indebtedness. Also included is debt incurred related to costs and expenses associated with the Separation. Interest expense is based on a rate of 5.50 percent for short term debt and 6.20 percent for long term debt (the current average of the 5 and 10-year borrowing rates available to U S WEST Communications). A 1/8 percentage point change in the assumed financing rate would change annual interest expense by approximately $5 million.

(C) Reflects the estimated income tax effects of the pro forma adjustments.

(D) Issuance of $850 million of New U S WEST Common Stock at $48.27 per share (the average price of Communications stock for the 20 trading days ending 5 days prior to the Separation, as if the Separation had occurred on February 20, 1998) pursuant to the Dex Alignment. The share issuance is accounted for as a dividend.

(E) Reflects the redemption of each share of Communications Stock for one share of New U S WEST Common Stock and the issuance of $850 million of New U S WEST Common Stock at $48.27 per share pursuant to the Dex Alignment.

(F) Reflects the transfer of assets and liabilities of U S WEST previously shared by New U S WEST and MediaOne, for which debt financing is assumed.

(G) Reflects debt issuance costs related to the Refinancing.

(H) Reflects New U S WEST's allocated share of Separation costs, for which debt financing is assumed. Separation costs include severance, financial advisory, legal, registration fee, printing and mailing costs related to the separation. The income statement effects of New U S WEST's allocated share of Separation Costs are not presented since such costs are nonrecurring in nature.

(I) Reflects a dividend to MediaOne of $121 million for New U S WEST's allocated share of refinancing costs associated with the Separation, for which debt financing is assumed.

(J) Reflects an $18 million return of capital to New U S WEST for insurance premiums paid by New U S WEST to MediaOne in excess of liabilities incurred.

(K) Reflects $8 million payment (after tax) by MediaOne for the present value of shared operating expenses to be assumed by New U S WEST subsequent to the Separation.

                                                                             148
                                       CHAPTER 6: INFORMATION ABOUT NEW U S WEST

CHAPTER 7: INFORMATION ABOUT MEDIAONE

BUSINESS OF MEDIAONE

GENERAL

    MediaOne is a diversified global media and broadband communications company and the third largest cable television system operator in the United States. MediaOne has operations and investments in three principal areas: (i) domestic broadband communications; (ii) international broadband and wireless communications; and (iii) cable television programming. Among its investments, MediaOne holds a 25.51% interest in TWE, a provider of cable programming, filmed entertainment and broadband communications services which is the second largest cable television system operator in the United States.

STRATEGY

    Cable and broadband services are at the core of MediaOne's strategy. While other companies develop software, hardware and global applications for the networked world, MediaOne will focus on the supply of easy-to-use local connections to it. It will do so by providing highly clustered customer access to hybrid fiber-coax ("HFC") broadband networks. MediaOne believes that this type of access provides the best and most economical platforms for delivery of video, data, telephony and other broadband services. Management believes that, relative to other network alternatives, HFC provides a more desirable combination of speed, interactivity, signal quality and integration of services. It is also a better platform for providing a combination of services on a largely variable cost basis. MediaOne is currently upgrading its cable systems. Once completed, this upgrade will enhance network quality and reliability as well as provide capacity for added channels, pay-per-view offerings and targeted advertising. The upgrade will also permit the offering of new services to subscribers such as high-speed Internet access, telephone and digital video offerings. These new services could be offered to subscribers on a highly variable cost basis. By the end of 1998, MediaOne expects that it will have more than 70 percent of its owned or managed cable properties upgraded to offer multiple services to customers.

BUSINESS

    DOMESTIC BROADBAND COMMUNICATIONS

    MEDIAONE NETWORKS. MediaOne is the third-largest cable television system operator in the United States. As of December 31, 1997, MediaOne's cable television systems passed approximately 8.4 million homes and provided service to approximately 4.9 million basic cable subscribers. MediaOne's systems are organized into six operating regions, including large clusters in Atlanta, Georgia, Eastern Massachusetts, Southern California, Southern Florida, Detroit, Michigan and Minneapolis/St. Paul, Minnesota. As of December 31, 1997, approximately 90% of MediaOne's total basic subscribers were located in clusters with a population greater than 100,000 (after giving effect to announced swaps). MediaOne believes that its operating scale in key markets generates significant benefits, including operating efficiencies, and enhances its ability to develop and deploy new broadband technologies and services.

    MediaOne's cable services are marketed under the "MediaOne" brand. MediaOne's cable systems offer customers various levels (or "tiers") of cable programming services consisting of broadcast television signals available off-the-air in any locality, television signals from so-called "super stations" originating in distant cities (such as WGN), various satellite-delivered non-broadcast channels (such as CNN, MTV, USA Network, ESPN, the Discovery Channel and Nickelodeon), displays of information featuring news, weather, stock and financial market reports and programming originated locally by the systems (such as public, governmental and educational access channels). MediaOne's systems also provide premium programming services to their customers for an extra monthly charge. These premium programming services include HBO, Cinemax, Showtime, The Movie Channel, Encore and regional

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sports networks. Customers generally pay initial connection charges and fixed monthly fees for a tier of programming services and additional fixed monthly fees for premium programming services. MediaOne also offers pay-per-view programming of movies and special events for an additional per-program charge.

    MediaOne's systems have channel capacity and addressability that are among the highest in the cable industry. MediaOne's systems are located primarily in suburban communities adjacent to major metropolitan markets and in mid-sized cities that generally are densely populated and geographically diverse. MediaOne believes that its technologically advanced broadband networks and the demographic profile of its subscriber base, coupled with its effective marketing, have been essential to its ability to sustain total monthly revenue per basic subscriber that is among the highest in the cable industry. MediaOne believes that the geographic diversity of its system clusters reduces its exposure to economic, competitive or regulatory factors in any particular region.

    MediaOne is upgrading its cable systems to create broadband HFC networks. These HFC networks will provide increased channel capacity for the delivery of additional cable programming and facilitate the delivery of additional services, such as telephony services, enhanced video services, Internet access services and high-speed data services. MediaOne is selectively upgrading its systems and expects that it will have more than 70% of its systems upgraded by the end of 1998. MediaOne has already begun to offer additional services over upgraded HFC networks in certain markets. For example, MediaOne currently offers MediaOne Express, an Internet access service, over its HFC networks in Los Angeles, Boston, Detroit, Atlanta, Jacksonville, Richmond and Southern Florida. In late 1997, MediaOne and TWX announced plans to merge the operations of MediaOne Express and Road Runner, the Internet access service offered by Time Warner Cable, to create the largest cable-based high-speed Internet access business in the United States. In addition, MediaOne began offering telephony services over its HFC networks in the Atlanta, Georgia metropolitan area in January 1998 and expects to begin offering telephony services in two additional markets in 1998.

    To further enhance the clustering of its cable systems, MediaOne has entered into a letter of intent with TCI to exchange (the "TCI Exchange") certain cable television systems serving approximately 500,000 subscribers. Consummation of the TCI Exchange is expected to occur in late 1998, subject to the receipt of certain franchise and other approvals.


    In May 1997, MediaOne entered into an agreement (the "Minnesota Sale Agreement") to sell its cable system (the "Minnesota System") serving the Minneapolis/St. Paul, Minnesota metropolitan area to Charter Communications, Inc. ("Charter") for $600 million. As of December 31, 1997, the Minnesota System served approximately 300,000 subscribers. The Minnesota System was acquired by MediaOne as part of its acquisition of Continental. Under current FCC cross-ownership rules, MediaOne is prohibited from owning a cable network and a telephone network in the same geographic area. Because the Minnesota System is located in an area where U S WEST Communications owns the telephone network, MediaOne was mandated by the FCC to sell the Minnesota System in connection with the Continental Acquisition in order to comply with the cross-ownership rules. As a result of the Separation, U S WEST Communications and MediaOne will be independent companies and MediaOne will no longer be prohibited by federal law from owning the Minnesota System. In February 1998, in response to U S WEST's petition, the FCC granted to U S WEST a waiver which would permit MediaOne to retain the Minnesota System so long as the Separation is consummated by July 31, 1998. MediaOne had the right to terminate the Minnesota Sale Agreement at any time upon the payment to Charter of a $30 million termination fee. MediaOne has terminated the Minnesota Sale Agreement pursuant to such right and otherwise settled all claims with Charter.


    TIME WARNER CABLE. MediaOne owns a 25.51% priority capital and residual equity interest in TWE. The remaining interests in TWE are owned by TWX. See "--Time Warner Entertainment." TWE, through Time Warner Cable, its cable division ("Time Warner Cable"), is the second-largest

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cable television system operator in the United States. Time Warner Cable owns or manages cable systems in 34 states. These systems include 34 clusters of more than 100,000 subscribers, including Time Warner Cable of New York City, the largest cluster in the United States. More than 55% of Time Warner Cable's subscribers are located in Florida, New York, North Carolina, Ohio and Texas. As of December 31, 1997, Time Warner Cable owned cable television systems that passed approximately 15.4 million homes and provided service to approximately
9.7 million basic cable subscribers. Of these systems, systems passing approximately 7.1 million homes and providing service to approximately 4.6 million subscribers are owned by Time Warner Entertainment-Advance/Newhouse Partnership ("TWE-A/N"), a partnership in which TWE owns a 66.7% interest, and the Advance/Newhouse Partnership ("A/N") owns a 33.3% interest. In addition, Time Warner Cable manages cable television systems owned by TWX which, as of December 31, 1997, passed approximately 3.8 million homes and provided service to approximately 2.3 million cable television subscribers. Time Warner Cable's cable services are marketed under the "Time Warner Cable" brand. Time Warner Cable offers cable programming services over its networks similar to those offered by MediaOne. Like MediaOne, Time Warner Cable is upgrading its cable systems to provide increased channel capacity and to facilitate the delivery of additional services.

    In February 1998, TWX contributed cable systems serving approximately 675,000 subscribers to TWE-A/N, subject to approximately $1 billion in debt, in exchange for approximately $300 million of common and preferred interests. In connection with the transaction, A/N will make equity contributions to TWE-A/N to maintain its 33.3% interest therein. As a result, TWE-A/N is owned approximately 65.3% by TWE, 33.3% by A/N and 1.4% by TWX.

    Through the TWE management committee, MediaOne and TWX jointly direct the businesses and affairs of TWE and TWE-A/N cable systems, subject in certain cases to regulatory approval. The TWE management committee has full discretion and final authority with respect to the businesses and affairs of such cable systems. The TWE management committee consists of six voting members, of which three members are designated by U S WEST and three members are designated by TWX. Each voting member of the TWE management committee has one vote. Any action required or permitted to be taken by the TWE management committee must be approved by a majority of its members. Determinations of the TWE management committee are binding upon TWE and the TWE board of representatives.

    TWE is also a leading provider of filmed entertainment and cable programming. For additional information with respect to MediaOne's interest in TWE, see "--Cable Programming" and "--Time Warner Entertainment."

    OTHER BROADBAND INTERESTS. MediaOne owns or holds interests in CLECs which provide business telephony services. Such interests include an 80% interest in Continental Fiber Technologies, Inc., which provides business telephony services in Jacksonville, Florida; a 63% interest in Alternet of Virginia, Inc., which provides business telephony services in Richmond, Virginia; and a 100% interest in MediaOne Business Services, Inc., which provides business telephony services in Atlanta, Georgia. MediaOne leases fiber to these companies for use in their fiber-optic networks. In addition, MediaOne, through TWE, owns an interest in Time Warner Communications, a provider of business telephony services in many of the principal cities where Time Warner Cable's systems are located. Time Warner Communications is owned by TWE, TWE-A/N and TWX, each of whom leases fiber to Time Warner Communications for use in its fiber-optic networks.


    MediaOne owns an approximate 10% interest in PrimeStar, a nationwide provider of DBS services. TWE also holds an approximate 24% interest in PrimeStar. On April 1, 1998, MediaOne, TWE and the other partners in PrimeStar contributed their interests in Old PrimeStar, as well as their PrimeStar subscribers and certain related assets, to PrimeStar, which is a newly formed company. MediaOne received shares of PrimeStar and cash and TWE received shares of PrimeStar and realized a reduction


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in indebtedness in connection with such contribution. In a related, independent transaction, PrimeStar has agreed to purchase the satellite assets owned by American Sky Broadcasting LLC, which is owned by News Corporation and MCI Communications Corporation, in exchange for a nonvoting interest in PrimeStar. This transaction, which is subject to various regulatory and other approvals, is expected to close in 1998.


    INTERNATIONAL BROADBAND AND WIRELESS COMMUNICATIONS

    BROADBAND COMMUNICATIONS. MediaOne owns interests in various providers of broadband communications services in international markets in continental Europe, the United Kingdom and Asia. As of December 31, 1997, these interests represented approximately 2 million proportionate homes passed and 900,000 proportionate subscribers.

    Among its international broadband interests, MediaOne holds a 26.8% interest in Telewest, the second-largest provider of combined cable and telecommunications services in the United Kingdom. Telewest is constructing broadband networks capable of providing a broad range of video, telephony and data services. As of December 31, 1997, Telewest had approximately 687,000 cable subscribers and 1,040,000 telephony lines. TCI also owns a 26.8% interest in Telewest. MediaOne also holds interests in other providers of cable and broadband communications services in international markets, including a 94% interest in Cable Plus, a provider of cable and telephony services in the Czech Republic; a 50% interest in A2000 (KTA), a provider of cable television services in the Netherlands; a 25% interest in Telenet Flanders, a provider of cable and telephony services over an HFC network in portions of Belgium; a 35% interest in Aria WEST, a provider of telecommunications services in portions of Indonesia; a 25% interest in Singapore Cablevision Pte Ltd, a joint venture that is constructing a broadband network in Singapore; and a 25% interest in Titus Communications Corp. ("Titus") and a 19% interest in Chofu Cable Television ("Chofu"), each of which is constructing cable television systems in Japan. TWX also holds a 25% interest in Titus and a 19% interest in Chofu.


    On March 29, 1998, Telewest announced that merger discussions were underway for Telewest to acquire General Cable for Telewest shares and cash. A 40% shareholder of General Cable has agreed to accept Telewest's offer if such offer is made on or before April 15, 1998 and consists of 1.243 new Telewest shares and 65 pence in cash for each General Cable share (or an aggregate of approximately L426 million in Telewest shares and L240 million in cash). Telewest intends to raise the cash portion of the purchase price through a rights offering to Telewest's existing shareholders, including MediaOne. It is currently contemplated that MediaOne and certain of Telewest's other principal shareholders may purchase any Telewest shares not purchased by Telewest's other shareholders in the rights offering. There can be no assurance that any transaction involving the acquisition of General Cable will be consummated.


    WIRELESS COMMUNICATIONS. MediaOne owns interests in various providers of wireless communications services in international markets in continental Europe, the United Kingdom and Asia. As of December 31, 1997, these interests represented 76.9 million proportionate POPs and approximately 1,018,000 proportionate subscribers.

    Among its international wireless interests, MediaOne owns a 50% interest in One 2 One, which provides PCS services in the United Kingdom under the brand "One 2 One." The remaining 50% of One 2 One is owned by Cable & Wireless plc. One 2 One was the first PCS service in the world to commence operations in 1993. As of December 31, 1997, One 2 One's networks served approximately 1,014,000 subscribers and provided coverage to approximately 95% of Great Britain's population. MediaOne also holds interests in various other providers of wireless communications services in international markets, including a 46.6% interest in Westel 900 and a 49% interest in Westel Radiotelefon, providers of cellular services in Hungary; 24.5% interests in Eurotel Praha and Eurotel Bratislava, providers of wireless services in portions of the Czech and Slovak Republics; a 22.5% interest in Polska

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Telefonia Cyfrowa, a provider of Global Systems for Mobile Communications
("GSM") cellular services in Poland; a 49% interest in U S WEST BPL Cellular Telecommunications, a provider of GSM cellular services in certain regions of India; a 19% interest in Binariang, a provider of wireless, wireline, satellite and international gateway services in Malaysia; and a 66.5% interest in the Russian Telecommunications Development Corp., a provider of cellular services in certain cities in Russia.

    CABLE PROGRAMMING

    MediaOne has made investments in cable programming networks as a means of generating additional interest among cable television consumers. Among its investments in providers of cable programming, MediaOne holds a 10.4% interest in E! Entertainment Television, Inc., a 50% interest in New England Cable News, a 10.0% interest in PPVN Holding Co., which operates under the brand name "Viewer's Choice," a 7.5% interest in the Sunshine Network, a provider of sports programming in Florida, a 9.0% interest in Music Choice, a distributor of audio programming over cable networks, a 24.1% interest in the Outdoor Life Network and a 20.7% interest in Speedvision. Internationally, MediaOne holds a 6.7% interest in Flextech plc, a provider of cable programming in the United Kingdom.

    TWE holds extensive interests in cable programming networks. TWE, through its Home Box Office division ("Home Box Office"), owns and operates HBO and Cinemax. HBO's programming includes commercial-free, uncut feature motion pictures, sporting events, special entertainment events and motion pictures produced by or for HBO. Cinemax offers a broad range of motion pictures, including classic, family, action-adventure, foreign and recently-released films. Home Box Office has also entered into a number of international joint ventures, including HBO Ole in Latin America and a movie-based HBO service in Asia. Home Box Office also produces television programming and operates TVKO, an entity that produces boxing matches and other pay-per-view programming. TWE also holds interests in various other cable programming networks, including a 50% interest in Comedy Central and a 33.33% interest in Court TV. MediaOne does not have any rights with respect to the management and operation of TWE's cable programming businesses. See "--Time Warner Entertainment."

TIME WARNER ENTERTAINMENT

    MediaOne owns a 25.51% pro rata priority capital and residual equity interest in TWE. Subsidiaries of TWX own a 74.49% pro rata priority capital and residual equity interest in TWE as well as certain senior capital interests in TWE. TWE is engaged in the cable programming, filmed entertainment and broadband communications businesses. Subject to the powers of the TWE Management Committee with respect to Time Warner Cable, and except for approvals required for certain significant actions, the businesses and affairs of TWE are controlled by TWX. For a description of the broadband communications and cable programming operations of TWE, see "--Business--Domestic Broadband Communications--Time Warner Cable" and "--Cable Programming."


    TWE's filmed entertainment business consists of the production, financing and distribution of feature motion pictures (including through Warner Bros.), television series, made-for-television movies, miniseries for television, first-run syndication programming and animated programming for theatrical and television exhibition, and the distribution of prerecorded videocassettes and videodiscs. TWE owns and operates The WB, a national broadcast television network launched in 1995. TWE's filmed entertainment business is also engaged in product licensing and the ownership and operation of retail stores, movie theaters and theme parks, including Warner Bros. Studio Stores and a 49% interest in Six Flags theme parks. On April 1, 1998, TWE sold its 49% ownership interest in Six Flags theme parks to Premier Parks Inc.


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    MediaOne has an option to increase its equity interest in TWE from 25.51% to
31.84% depending upon cable operating performance. The option is exercisable, in whole or in part, between January 1, 1999 and May 31, 2005 for an aggregate cash exercise price ranging from $1.25 billion to $1.8 billion, depending upon the year of exercise. Either MediaOne or TWE may elect that the exercise price for the option be paid with partnership interests rather than cash.

    TWE's limited partnership agreement contains certain non-competition restrictions (the "TWE Non-Competition Restrictions"), which prohibit each of the TWE partners, including MediaOne, from competing with TWE in the three principal lines of business of TWE--cable, filmed entertainment and programming--as such businesses may evolve, subject to certain agreed upon exceptions and limited passive investments. The TWE Non-Competition Restrictions do not prohibit MediaOne from engaging in the cable business in an area where TWE is not then engaging in the cable business, subject to TWE's right of first refusal with respect to such cable business, or from engaging in the cable business outside of the United States. In addition, the TWE Non-Competition Restrictions do not prevent MediaOne from acquiring a foreign cable business that is also engaged in a programming business if such programming business does not account for more than 20% of the cable business' revenues. Under the TWE Non-Competition Restrictions, the acquisition by U S WEST of Continental and its cable systems in the Atlanta, Georgia metropolitan area required the consent of TWX. The ability of MediaOne to make acquisitions of additional cable systems may be limited by the TWE Non-Competition Restrictions.

    MediaOne also owns a 12.75% interest in Time Warner Entertainment Japan Inc. ("TWE Japan"). The remaining interests in TWE Japan are owned by TWX, Itochu Corporation and Toshiba Corporation. TWE Japan was organized to conduct TWE's businesses in Japan, including video distribution, theatrical film and television distribution and merchandising businesses, and to expand and develop new business opportunities.

AIRTOUCH TRANSACTION

    On January 29, 1998, U S WEST, U S WEST Media Group, Inc., U S WEST NewVector Group, Inc. ("NewVector"), U S WEST PCS Holdings, Inc. ("PCS Holdings") and AirTouch entered into an Agreement and Plan of Merger (the "AirTouch Merger Agreement") pursuant to which U S WEST agreed to sell the Media Group's domestic wireless business to AirTouch in a tax-efficient transaction. The Media Group's domestic wireless business is currently conducted by NewVector, which conducts the Media Group's domestic cellular business, and by PCS Holdings, which holds the Media Group's interest in PrimeCo, a provider of PCS services. Pursuant to the AirTouch Merger Agreement, NewVector and PCS Holdings will merge with and into AirTouch and, as a result, AirTouch will acquire the businesses of NewVector and PCS Holdings.


    Pursuant to the AirTouch Transaction, AirTouch will pay MediaOne approximately $5.7 billion in consideration (subject to certain closing adjustments), which will consist of (i) the assumption by AirTouch of approximately $1.4 billion of indebtedness of NewVector and PCS Holdings, (ii) the issuance to MediaOne of $1.6 billion in liquidation preference of AirTouch Preferred Stock, and (iii) the issuance to MediaOne of approximately $2.7 billion in value of AirTouch Common Stock. The number of shares of AirTouch Common Stock to be received by MediaOne in the AirTouch Transaction will depend upon the average volume-weighted trading price of the AirTouch Common Stock during a 30-day period ending on the fifth trading day prior to the closing of the AirTouch Transaction (the "AirTouch Determination Price"). If the AirTouch Determination Price is less than or equal to $40, MediaOne will receive 67.1 million shares of AirTouch Common Stock. If the AirTouch Determination Price is greater than or equal to $45, MediaOne will receive 60.8 million shares of AirTouch Common Stock. If the AirTouch Determination Price is between $40 and $45, the number of shares of AirTouch Common Stock to be received by MediaOne will decrease from 67.1 million to 60.8 million on a proportionate basis.


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    MediaOne and AirTouch are currently parties to a multi-phased joint venture pursuant to which they have agreed to combine their domestic cellular businesses. The AirTouch Transaction has been entered into in lieu of such joint venture.

    MediaOne expects to consummate the AirTouch Transaction in the second quarter of 1998, subject to the receipt of certain regulatory and other third party approvals. The approval of U S WEST's stockholders is not required to consummate the AirTouch Transaction.

    Following consummation of the AirTouch Transaction, MediaOne intends to take appropriate actions to monetize the shares of AirTouch Preferred Stock and AirTouch Common Stock which it receives in the AirTouch Transaction. In connection with the AirTouch Transaction, MediaOne and AirTouch will enter into an Investment Agreement, pursuant to which AirTouch will agree to provide to MediaOne registration rights with respect to the shares of AirTouch Preferred Stock and AirTouch Common Stock which it receives in the AirTouch Transaction and to assist MediaOne in the monetization of such shares.

COMPETITION

    MediaOne's cable television systems generally compete for viewer attention with other providers of video programming, including DBS systems, MMDS systems, LMDS systems, SMATV systems and other cable companies providing services in areas where MediaOne operates. In addition, certain LECs, including RBOCs, are beginning to offer video programming in competition with MediaOne's cable services. In the past, federal cross-ownership restrictions have limited entry by LECs into the cable television business. The Telecommunications Act has eliminated many of these barriers, thereby enhancing the ability of LECs to provide video programming in competition with MediaOne. The extent of such competition in any franchise area is dependent, in part, upon the quality, variety and price of the programming provided by these services. Many of these competitive services are generally not subject to the same local government regulation that affects cable television. The cable television services offered by MediaOne also face competition for viewers and advertising from other communications and entertainment media, including off-air television broadcasting services, movie theaters, video tape rentals and live sporting events. The competition faced by MediaOne's cable systems may increase in the future with the development and growth of new technologies.

    As MediaOne begins to offer additional services over its HFC networks, MediaOne will face additional competition. The telephony services which MediaOne intends to offer will face competition from other providers of local exchange services, including RBOCs, LECs, IXCs and other providers of local exchange services. The degree of competition will be dependent upon the state and federal regulations concerning entry, interconnection requirements and the degree of unbundling of the LECs' networks. Competition will be based upon price, service quality and breadth of services offered. The Internet access and high-speed data services offered by MediaOne compete with other providers of such services, including LECs, IXCs, ISPs and other on-line service providers.

    MediaOne's international broadband and wireless communications businesses also face competition in their respective markets. Telewest's cable television services compete with broadcast television stations, DBS services, SMATV systems and certain narrowband operators in the United Kingdom. Telewest's telecommunications services compete with domestic telephone companies in the United Kingdom, such as British Telecommunications plc. One 2 One competes with two cellular operators and one PCS operator in the United Kingdom. Competition is based upon price, geographic coverage and the quality of the services offered.

REGULATION

    The products and services of MediaOne are subject to varying degrees of regulation. Under the Telecommunications Act, the regulation of all but basic tier cable rates will be discontinued effective

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March 31, 1999, or earlier if competition exists. The Telecommunications Act also (i) eliminates certain cross-ownership restrictions among cable operations, broadcasters and MMDS operations, (ii) removes barriers to competition with LECs, and (iii) eliminates restrictions that previously applied to MediaOne relating to long-distance services.


    The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") authorizes the FCC to set standards for governmental authorities to regulate the rates for certain cable television services, except for services offered on a per-channel or per-program basis, and equipment. Pursuant to authority granted under the 1992 Cable Act, the FCC adopted a series of rate regulations. The FCC also publicly announced that it would consider "social contracts" as an alternative form of rate regulation for cable operations. Continental's social contract with the FCC was adopted by the FCC on August 3, 1995 and amended on August 21, 1996 and July 3, 1997 to include certain systems acquired by Continental. The social contract is a six-year agreement covering most of Continental's franchises, including those that were unregulated, and settled Continental's cost of service rate cases and benchmark cable programming service tier rate cases for the covered systems. Benchmark basic service tier rate cases in the covered systems are subject to review by local franchise authorities. As part of the resolution, Continental agreed to, among other things, invest at least $1.7 billion in domestic system rebuilds and upgrades through the year 2000 to expand channel capacity and improve system reliability and picture quality. At December 31, 1997, the investment commitment had been substantially met. Under the social contract, Continental also reduced its basic service tier rates for most of the subscribers covered by the social contract. These reductions were offset by a revenue neutral increase in cable programming service tier rates. The social contract allows for the funding of system rebuilds and upgrades by increasing cable programming service tier rates annually by one dollar per subscriber from 1997 through 1999 in most franchises, and from 1996 through 1999 for the systems incorporated under the 1996 amendment to the social contract. Rate adjustments are also allowed for inflation and external costs such as programming. The social contract also provides that, if the laws and regulations applicable to services offered in any Continental franchise change in a manner that would have a material favorable financial impact on Continental, MediaOne may petition the FCC to terminate the social contract.


    Cable television systems are also subject to local regulation, typically imposed through the franchising process. Local officials may be involved in the initial franchise selection, system design and construction, safety, rate regulation, customer service standards, billing practices, community-related programming and services, franchise renewal and imposition of franchise fees.

    MediaOne is also subject to various regulations in the foreign countries in which it has operations. In the United Kingdom, the licensing, construction, operation, sale and acquisition of cable and wireline and wireless communications systems are regulated by various government entities, including the Department of Trade and Industry and the Department of National Heritage.

EMPLOYEES

    At December 31, 1997, the businesses of MediaOne had approximately 16,350 employees, none of whom were represented by unions. MediaOne believes that its relations with its employees are good.

REAL PROPERTY

    The properties of MediaOne do not lend themselves to description by character and location of principal units. At December 31, 1997, the majority of MediaOne's property was utilized in providing cable television services.

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LEGAL PROCEEDINGS

    MediaOne is currently subject to claims and proceedings that have arisen in the ordinary course of business. While complete assurance cannot be given as to the outcome of any contingent liabilities, in the opinion of MediaOne, any financial impact to which MediaOne will be subject is not expected to be material in amount to its financial position or results of operations. In addition, the businesses in which MediaOne holds an investment, including TWE, are also subject to claims and proceedings that may be material to such businesses.

MANAGEMENT OF MEDIAONE

MEDIAONE BOARD OF DIRECTORS

    Immediately after the Separation, it is expected that the MediaOne Board
will consist of     directors. Pursuant to the MediaOne Restated Certificate,
the MediaOne Board will consist of three classes of directors. Each class of directors will be subject to election by stockholders every three years. In addition, it is anticipated that the MediaOne Board will adopt a policy that requires directors to retire at the annual meeting following the director's 72nd birthday.


    Prior to the Separation Time, it is anticipated that Messrs. Harad, Jacobson, McCormick, Popoff, Trujillo and Williams and Ms. Nelson, who will serve on the New U S WEST Board, will resign, effective as of the Separation Time, from the U S WEST Board and that Messrs. Crandall, Dove, Gilmour, Grieve, Lillis, Russ, Simpson and Slevin will continue as members of MediaOne Board following the Separation Time. In addition, it is anticipated that, prior to the Separation Time, the U S WEST Board will elect Kathleen A. Cote to the MediaOne Board, effective as of the Separation Time, to fill one of the vacancies created by such resignations. The following is a brief listing of the principal occupation, other major affiliations and age of Ms. Cote. For information about such individuals who are currently members of the U S WEST Board, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--U S WEST Director and Officer Information."



    KATHLEEN A. COTE, President and Chief Executive Officer of Computervision Corporation, 1996 to 1998, President and Chief Operating Officer of Computervision Corporation from 1995 to 1996. Vice President of Marketing and Services from 1994 to 1995. President and General Manager of PrimeService from 1989 to 1994. Vice President of Operations from 1986 to 1989. Employed at Wang Laboratories in various management roles including Director of Manufacturing from 1980 to 1986. Employed by MFE Corporation from 1978-1980 as head of Operations. Employed at CTI-Cryogenics from 1971 to 1978, holding various positions in Operations and Business Management. Currently Director of Baynetworks, Inc, and Walden University. Age 48.


DIRECTOR COMPENSATION

    Following the Separation, it is expected that MediaOne will continue the compensation currently in effect with respect to the directors of U S WEST. For a description of such arrangements, see "Chapter 4: Other Matters to be Considered at the Annual Meeting--U S WEST Director and Executive Officer Information--Director Compensation."

COMMITTEES OF THE MEDIAONE BOARD

    Following the Separation, the MediaOne Board will establish the standing committees listed below. No final determination has been made as to the memberships of any such standing committees.

    AUDIT COMMITTEE. The Audit Committee's purpose will be to oversee MediaOne's accounting and financial reporting policies and practices and to assist the MediaOne Board in fulfilling its fiduciary and

                                                                             157
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE
corporate accountability responsibilities. MediaOne's internal auditors and independent public accountants will periodically meet with the Audit Committee and will always have unrestricted direct access to the Audit Committee members.

    BOARD AFFAIRS COMMITTEE. The Board Affairs Committee will serve as a nominating committee for the MediaOne Board. The Board Affairs Committee will also make recommendations regarding director compensation and committee structure and composition. The Board Affairs Committee will oversee corporate governance, and will consider candidates for the MediaOne Board recommended by stockholders.

    FINANCE COMMITTEE. The Finance Committee will be responsible for evaluating MediaOne's growth strategies and financing for MediaOne's operations.

    HUMAN RESOURCES AND EXECUTIVE DEVELOPMENT COMMITTEE. The Human Resources and Executive Development Committee will be responsible to assure the appropriateness of the compensation and benefits of the Executive Officers of MediaOne and its subsidiaries and to provide for the orderly succession of management.

MEDIAONE EXECUTIVE OFFICERS

    Set forth below is information with respect to the current positions of the individuals who have been selected to serve as executive officers of MediaOne upon consummation of the Separation. It is anticipated that these individuals will be elected by the MediaOne Board as of the Separation Time. Unless otherwise indicated, the positions to be held by each such individual will be similar to their current positions.

    A. GARY AMES, Executive Vice President, and President, MediaOne International since 1995. Mr. Ames previously served for five and one-half years as President of U S WEST Communications, and has held a variety of operations, public policy and other management positions at U S WEST and its predecessors for over 30 years. Age 53.

    ROGER K. CHRISTENSEN, Vice President--Group Operations and Strategy of the Media Group since 1995. Following the Separation, Mr. Christensen will become Senior Vice President--Administration of MediaOne and will be responsible for human resources, public relations and certain other corporate services. Mr. Christensen has been a Vice President of U S WEST since 1993, and has held a variety of finance and other management positions with U S WEST and its predecessors for over 25 years. Age 49.

    FRANK M. EICHLER, Vice President--Public Policy and Regulatory Law of the Media Group since 1997. Following the Separation, Mr. Eichler will become Executive Vice President, General Counsel and Secretary of MediaOne. Mr. Eichler has served as a Vice President of U S WEST since 1994, and has held a variety of positions in the Law Department of U S WEST since 1984. Age 41.

    CHARLES M. LILLIS, President and Chief Executive Officer of the Media Group since 1995. Mr. Lillis previously served as President and Chief Executive Officer of U S WEST Diversified Group. Mr. Lillis joined U S WEST in 1985 as Vice President of Strategic Marketing and was named Executive Vice President and Chief Planning Officer in 1987. Age 56.

    JANICE C. PETERS, President of the Media Group's domestic cable operations since 1997. Ms. Peters previously served as President of the Media Group's wireless operations. Ms. Peters has been a Vice President of U S WEST since 1992, and has held a variety of marketing and other management positions with U S WEST and its predecessors for over 25 years. Age 46.

    RICHARD A. POST, Vice President and Chief Financial Officer of the Media Group since 1997. Mr. Post previously served as President of Corporate Development of the Media Group. Mr. Post has

                                                                             158
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE
been a Vice President of U S WEST since 1990, and has held a variety of finance and other management positions with U S WEST for over ten years. Age 39.

    PEARRE A. WILLIAMS, Vice President and President, Multimedia Ventures, since 1997. Mr. Williams previously served as Vice President--Business Development for the Media Group. Mr. Williams has been a Vice President of U S WEST since 1989, and has held a variety of corporate development and other management positions with U S WEST for over ten years. Age 43.

                                                                             159
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

MEDIAONE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed combined statement of operations of MediaOne for the year ended December 31, 1997 gives effect to (i) the discontinuance of the businesses of New U S WEST (the "Discontinued Operations Adjustments"), (ii) the Refinancing (including the refinancing by New U S WEST of the Dex Indebtedness), the distribution of all of the New U S WEST Common Stock to U S WEST's stockholders, transfers of certain assets and liabilities of U S WEST to New U S WEST and allocations of certain costs and expenses in connection with the Separation (the "MediaOne Separation Adjustments") and (iii) the AirTouch Transaction (the "AirTouch Transaction Adjustments") as if such transactions had been consummated as of January 1, 1997. The unaudited pro forma condensed combined balance sheet as of December 31, 1997 gives effect to the Discontinued Operations Adjustments, the MediaOne Separation Adjustments and the AirTouch Transaction Adjustments as if such transactions had been consummated as of December 31, 1997. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 1996 and 1995, give effect to the Discontinued Operations Adjustments but do not give effect to the MediaOne Separation Adjustments or the AirTouch Transaction Adjustments.

    The assets of New U S WEST will be accounted for at the historical book values at which they were carried by U S WEST prior to the Separation. MediaOne will account for the distribution of New U S WEST to U S WEST's stockholders at fair value, and will recognize a gain on the distribution. The historical results of New U S WEST will be reflected as discontinued operations by MediaOne. See "Chapter 3: The Separation--Accounting Treatment."


    The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes. The unaudited pro forma financial statements do not necessarily represent what MediaOne's financial position or results of operations would have been had the transactions occurred at such dates or to project MediaOne's financial position or results of operations at or for any future date or period. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of U S WEST, including the notes thereto, included in "Annex F--U S WEST, Inc. Consolidated Financial Statements--to this Proxy Statement." For a discussion of the impact of the Separation, including the Refinancing and the AirTouch Transaction, on MediaOne, see "Chapter 5: Information About U S WEST--U S WEST Management's Discussion and Analysis of Financial Condition and Results of Operations--Effects of the Separation, the Refinancing and the AirTouch Transaction."


                                                                             160
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                              DOLLARS IN MILLIONS

                                                                             MEDIAONE                MEDIAONE PRO
                                                                               PRO                       FORMA
                                                              DISCONTINUED    FORMA     MEDIAONE       EXCLUDING       AIRTOUCH
                                                    U S WEST   OPERATIONS    EXCLUDING  SEPARATION     AIRTOUCH       TRANSACTION
                                                    HISTORICAL ADJUSTMENTS(A) SEPARATION ADJUSTMENTS  TRANSACTION    ADJUSTMENTS(G)
                                                    --------  ------------   -------  ------------   -------------   -------------
Sales and other revenues..........................  $15,235   $(11,388)(A)   $3,847                  $   3,847       $  (1,428)(G)

Operating expenses before depreciation and
  amortization....................................    9,009     (6,449)(A)    2,560                      2,560            (895)(G)
Depreciation and amortization.....................    3,420     (2,163)(A)    1,257                      1,257            (183)(G)
                                                    --------  ------------   -------  ------------   -------------   -------------
  Total operating expenses........................   12,429     (8,612)       3,817                      3,817          (1,078)
                                                    --------  ------------   -------  ------------   -------------   -------------
Operating income (loss) from continuing
  operations......................................    2,806     (2,776)          30                         30            (350)(G)
Other income (expense):
  Interest expense................................   (1,083 )      405(A)      (678 )      289(B)         (389)             92(G)
  Equity losses in unconsolidated ventures........     (909 )                  (909 )                     (909)            115(G)
  Other income (expense)--net.....................      408        (58)(A)      350         (6)(B)         344             130(G)
                                                    --------  ------------   -------  ------------   -------------   -------------
Income (loss) from continuing operations before
  income taxes and extraordinary item.............    1,222     (2,429)      (1,207 )      283            (924)            (13)
(Provision) benefit for income taxes..............     (522 )      902(A)       380        (87)(C)         293              33(C)
                                                    --------  ------------   -------  ------------   -------------   -------------
Income (loss) from continuing operations before
  extraordinary item..............................      700     (1,527)        (827 )      196            (631)             20
Discontinued operations(A):
  Results of operations, net of tax...............               1,524(A)     1,524     (1,524)(D)
  Gain on separation..............................                                      25,229(D)       25,229
                                                    --------  ------------   -------  ------------   -------------   -------------
Income before extraordinary item..................      700         (3)         697     23,901          24,598              20
Extraordinary item:
  Loss on early extinguishment of debt, net of
    tax...........................................       (3 )        3(A)                 (346)(E)        (346)
                                                    --------  ------------   -------  ------------   -------------   -------------
Net income........................................      697      --             697     23,555          24,252              20
Dividends on preferred stock......................      (52 )                   (52 )                      (52)
                                                    --------  ------------   -------  ------------   -------------   -------------
Earnings available for common stock...............  $   645   $  --          $  645   $ 23,555       $  24,200       $      20
                                                    --------  ------------   -------  ------------   -------------   -------------
                                                    --------  ------------   -------  ------------   -------------   -------------


                                                    MEDIAONE PRO
                                                        FORMA
                                                    -------------
Sales and other revenues..........................  $   2,419
Operating expenses before depreciation and
  amortization....................................      1,665
Depreciation and amortization.....................      1,074
                                                    -------------
  Total operating expenses........................      2,739
                                                    -------------
Operating income (loss) from continuing
  operations......................................       (320)
Other income (expense):
  Interest expense................................       (297)
  Equity losses in unconsolidated ventures........       (794)
  Other income (expense)--net.....................        474
                                                    -------------
Income (loss) from continuing operations before
  income taxes and extraordinary item.............       (937)
(Provision) benefit for income taxes..............        326
                                                    -------------
Income (loss) from continuing operations before
  extraordinary item..............................       (611)
Discontinued operations(A):
  Results of operations, net of tax...............
  Gain on separation..............................     25,229
                                                    -------------
Income before extraordinary item..................     24,618
Extraordinary item:
  Loss on early extinguishment of debt, net of
    tax...........................................       (346)
                                                    -------------
Net income........................................     24,272
Dividends on preferred stock......................        (52)
                                                    -------------
Earnings available for common stock...............  $  24,220
                                                    -------------
                                                    -------------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             161
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                             MEDIAONE                MEDIAONE PRO
                                                                               PRO                       FORMA
                                                              DISCONTINUED    FORMA     MEDIAONE       EXCLUDING       AIRTOUCH
                                                    U S WEST   OPERATIONS    EXCLUDING  SEPARATION     AIRTOUCH       TRANSACTION
                                                    HISTORICAL ADJUSTMENTS(A) SEPARATION ADJUSTMENTS  TRANSACTION    ADJUSTMENTS(G)
                                                    --------  ------------   -------  ------------   -------------   -------------
BASIC EARNINGS PER SHARE OF COMMUNICATIONS COMMON
  STOCK...........................................  $  2.43
                                                    --------
                                                    --------
DILUTED EARNINGS PER SHARE OF COMMUNICATIONS
  COMMON STOCK....................................  $  2.41
                                                    --------
                                                    --------
BASIC AVERAGE SHARES OF COMMUNICATIONS COMMON
  STOCK OUTSTANDING (millions)....................   482.75
                                                    --------
                                                    --------
DILUTED AVERAGE SHARES OF COMMUNICATIONS COMMON
  STOCK OUTSTANDING (millions)....................   491.23
                                                    --------
                                                    --------
BASIC AND DILUTED LOSS PER COMMON SHARE OF MEDIA
  STOCK...........................................  $ (0.88 )
                                                    --------
                                                    --------
BASIC AND DILUTED AVERAGE COMMON SHARES OF MEDIA
  STOCK
  OUTSTANDING (millions)..........................   606.75
                                                    --------
                                                    --------
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE OF
  MEDIAONE COMMON STOCK:
  CONTINUING OPERATIONS...........................                                                   $   (1.13)
  DISCONTINUED OPERATIONS.........................                                                       41.58(D)
  EXTRAORDINARY ITEM:
    LOSS ON EARLY EXTINGUISHMENT OF DEBT..........                                                       (0.57)
                                                                                                     -------------
BASIC AND DILUTED EARNINGS PER SHARE..............                                                   $   39.88
                                                                                                     -------------
                                                                                                     -------------
BASIC AND DILUTED AVERAGE SHARES OF MEDIAONE
  COMMON STOCK OUTSTANDING (millions).............                                                      606.75(F)
                                                                                                     -------------
                                                                                                     -------------


                                                    MEDIAONE PRO
                                                        FORMA
                                                    -------------
BASIC EARNINGS PER SHARE OF COMMUNICATIONS COMMON
  STOCK...........................................

DILUTED EARNINGS PER SHARE OF COMMUNICATIONS
  COMMON STOCK....................................

BASIC AVERAGE SHARES OF COMMUNICATIONS COMMON
  STOCK OUTSTANDING (millions)....................

DILUTED AVERAGE SHARES OF COMMUNICATIONS COMMON
  STOCK OUTSTANDING (millions)....................

BASIC AND DILUTED LOSS PER COMMON SHARE OF MEDIA
  STOCK...........................................

BASIC AND DILUTED AVERAGE COMMON SHARES OF MEDIA
  STOCK
  OUTSTANDING (millions)..........................

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE OF
  MEDIAONE COMMON STOCK:
  CONTINUING OPERATIONS...........................  $   (1.09)
  DISCONTINUED OPERATIONS.........................      41.58(D)
  EXTRAORDINARY ITEM:
    LOSS ON EARLY EXTINGUISHMENT OF DEBT..........      (0.57)
                                                    -------------
BASIC AND DILUTED EARNINGS PER SHARE..............  $   39.92
                                                    -------------
                                                    -------------
BASIC AND DILUTED AVERAGE SHARES OF MEDIAONE
  COMMON STOCK OUTSTANDING (millions).............     606.75(F)
                                                    -------------
                                                    -------------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             162
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                              DOLLARS IN MILLIONS

                                                                                                MEDIAONE
                                                                    MEDIAONE                    PRO FORMA
                                                   DISCONTINUED     PRO FORMA     MEDIAONE      EXCLUDING       AIRTOUCH
                                      U S WEST      OPERATIONS      EXCLUDING    SEPARATION     AIRTOUCH       TRANSACTION
                                     HISTORICAL   ADJUSTMENTS(A)   SEPARATION    ADJUSTMENTS   TRANSACTION   ADJUSTMENTS(G)
                                     -----------  ---------------  -----------  -------------  -----------  -----------------
ASSETS

Current assets.....................   $   3,399    $  (2,432)(A)    $     967   $      (8)(H)   $     959     $    (223)(G)
Net investment in assets of
  discontinued operations(A).......                    4,367(A)         4,367      (3,831)(J)
                                                                                     (536)(D)
                                     -----------  ---------------  -----------  -------------  -----------       ------
Total current assets...............       3,399        1,935            5,334      (4,375)            959          (223)
                                     -----------  ---------------  -----------  -------------  -----------       ------
Property, plant and
  equipment--net...................      18,580      (14,308)(A)        4,272         (25)(H)       4,247        (1,006)(G)
Investment in Time Warner
  Entertainment....................       2,486                         2,486                       2,486
Investment in AirTouch
  Communications...................                                                                               4,179(G)
Net investments in international
  ventures.........................         475                           475                         475
Intangible assets--net.............      12,674          (77)(A)       12,597                      12,597          (415)(G)
Net investment in assets held for
  sale.............................         419                           419                         419
Other assets.......................       1,707         (775)(A)          932         (28)(H)         853          (481)(G)
                                                                                      (51)(K)
                                     -----------  ---------------  -----------  -------------  -----------       ------
Total assets.......................   $  39,740    $ (13,225)       $  26,515   $  (4,479)      $  22,036     $   2,054
                                     -----------  ---------------  -----------  -------------  -----------       ------
                                     -----------  ---------------  -----------  -------------  -----------       ------

LIABILITIES AND EQUITY

Short-term debt....................   $   1,430    $    (695)(A)    $     735   $     (23)(H)   $     738     $     (52)(G)
                                                                                       26(I)
Total other current liabilities....       4,885       (3,432)(A)        1,453         (19)(H)       1,434          (332)(G)
Long-term debt.....................      13,248       (5,020)(A)        8,228      (3,831)(J)       4,637        (1,302)(G)
                                                                                      240(K)
Deferred taxes.....................       4,068         (791)(A)        3,277          14(H)        3,291         1,648(G)
Deferred credits and other.........       3,605       (3,287)(A)          318         (33)(H)         285          (103)(G)

Mandatorily redeemable preferred
  stock and Preferred Securities...       1,180                         1,180                       1,180

Total equity.......................      11,324                        11,324     (25,831)(D)      10,471         2,195(G)
                                                                                   25,229(D)
                                                                                     (346)(E)
                                                                                      121(K)
                                                                                      (26)(I)
                                     -----------  ---------------  -----------  -------------  -----------       ------
Total liabilities and equity.......   $  39,740    $ (13,225)       $  26,515   $  (4,479)      $  22,036     $   2,054
                                     -----------  ---------------  -----------  -------------  -----------       ------
                                     -----------  ---------------  -----------  -------------  -----------       ------


                                      MEDIAONE
                                      PRO FORMA
                                     -----------
ASSETS
Current assets.....................   $     736
Net investment in assets of
  discontinued operations(A).......

                                     -----------
Total current assets...............         736
                                     -----------
Property, plant and
  equipment--net...................       3,241
Investment in Time Warner
  Entertainment....................       2,486
Investment in AirTouch
  Communications...................       4,179
Net investments in international
  ventures.........................         475
Intangible assets--net.............      12,182
Net investment in assets held for
  sale.............................         419
Other assets.......................         372

                                     -----------
Total assets.......................   $  24,090
                                     -----------
                                     -----------
LIABILITIES AND EQUITY
Short-term debt....................   $     686

Total other current liabilities....       1,102
Long-term debt.....................       3,335

Deferred taxes.....................       4,939
Deferred credits and other.........         182
Mandatorily redeemable preferred
  stock and Preferred Securities...       1,180
Total equity.......................      12,666

                                     -----------
Total liabilities and equity.......   $  24,090
                                     -----------
                                     -----------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             163
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                              DOLLARS IN MILLIONS

                                                                                                            DISCONTINUED
                                                                                              U S WEST       OPERATIONS
                                                                                             HISTORICAL    ADJUSTMENTS(A)
                                                                                             -----------  ----------------
Sales and other revenues...................................................................   $  12,911   $    (11,074)

Operating expenses before depreciation and amortization....................................       7,512         (6,105)
Depreciation and amortization..............................................................       2,544         (2,158)
                                                                                             -----------      --------
    Total operating expenses...............................................................      10,056         (8,263)
                                                                                             -----------      --------
Operating income from continuing operations................................................       2,855         (2,811)
Other income (expense):
  Interest expense.........................................................................        (612)           448
  Equity losses in unconsolidated ventures.................................................        (346)
  Other income (expense)--net..............................................................         (57)           (14)
                                                                                             -----------      --------
Income (loss) from continuing operations before income taxes and
  cumulative effect of change in accounting principle......................................       1,840         (2,377)
(Provision) benefit for income taxes.......................................................        (696)           876
                                                                                             -----------      --------
Income (loss) from continuing operations before cumulative
  effect of change in accounting principle.................................................       1,144         (1,501)
Income from discontinued operations(A).....................................................                      1,501
                                                                                             -----------      --------
Income (loss) before cumulative effect of change in accounting principle...................   $   1,144   $      --
                                                                                             -----------      --------
                                                                                             -----------      --------

                                                                                              MEDIAONE
                                                                                              PRO FORMA
                                                                                              EXCLUDING
                                                                                             SEPARATION
                                                                                             -----------
Sales and other revenues...................................................................   $   1,837
Operating expenses before depreciation and amortization....................................       1,407
Depreciation and amortization..............................................................         386
                                                                                             -----------
    Total operating expenses...............................................................       1,793
                                                                                             -----------
Operating income from continuing operations................................................          44
Other income (expense):
  Interest expense.........................................................................        (164)
  Equity losses in unconsolidated ventures.................................................        (346)
  Other income (expense)--net..............................................................         (71)
                                                                                             -----------
Income (loss) from continuing operations before income taxes and
  cumulative effect of change in accounting principle......................................        (537)
(Provision) benefit for income taxes.......................................................         180
                                                                                             -----------
Income (loss) from continuing operations before cumulative
  effect of change in accounting principle.................................................        (357)
Income from discontinued operations(A).....................................................       1,501
                                                                                             -----------
Income (loss) before cumulative effect of change in accounting principle...................   $   1,144
                                                                                             -----------
                                                                                             -----------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             164
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                              DOLLARS IN MILLIONS

                                                                                                         MEDIAONE
                                                                                        DISCONTINUED     PRO FORMA
                                                                           U S WEST      OPERATIONS      EXCLUDING
                                                                          HISTORICAL   ADJUSTMENTS(A)   SEPARATION
                                                                          -----------  ---------------  -----------
Sales and other revenues................................................   $  11,746     $   (10,416)    $   1,330

Operating expenses before depreciation and amortization.................       6,810          (5,774)        1,036
Depreciation and amortization...........................................       2,291          (2,066)          225
                                                                          -----------  ---------------  -----------
  Total operating expenses..............................................       9,101          (7,840)        1,261
                                                                          -----------  ---------------  -----------
Operating income from continuing operations.............................       2,645          (2,576)           69

Other income (expense):
  Interest expense......................................................        (527)            429           (98)
  Equity losses in unconsolidated ventures..............................        (207)                         (207)
  Other income (expense)--net...........................................         243            (101)          142
                                                                          -----------  ---------------  -----------
Income (loss) from continuing operations before income taxes and
  extraordinary item....................................................       2,154          (2,248)          (94)
(Provision) benefit for income taxes....................................        (825)            817            (8)
                                                                          -----------  ---------------  -----------
Income (loss) from continuing operations before extraordinary item......       1,329          (1,431)         (102)
Income from discontinued operations(A)..................................                       1,431         1,431
                                                                          -----------  ---------------  -----------
Income before extraordinary item........................................   $   1,329     $   --          $   1,329
                                                                          -----------  ---------------  -----------
                                                                          -----------  ---------------  -----------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                             165
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


 (A) Reflects the removal of the assets, liabilities, revenues and expenses of the businesses of New U S WEST. All transactions and receivable and payable balances between New U S WEST and MediaOne that will continue after the Separation are reflected in such amounts. Also reflects the reclassification of New U S WEST's results to net investment in and income from discontinued operations. The measurement date of the Separation, for discontinued operations accounting purposes, will be the date upon which U S WEST stockholder approval is received.



 (B) Reflects a reduction of historical interest expense of $304 million for the year ended December 31, 1997 as a result of the Refinancing, including the refinancing by New U S WEST of the Dex Indebtedness, and an increase in interest expense of $15 million for financing the costs of the Refinancing and Separation. Also includes incremental guaranteed minority interest expense (included in "other income (expense)--net") related to the refinancing of Preferred Securities of $6 million. The interest effects of the Refinancing were calculated at the anticipated rates MediaOne will achieve on the Refinancing. The actual interest rates achieved on Refinancing may vary based on movement in interest rates and the cost of new debt available to MediaOne. A 1/8 percentage point change in the assumed Refinancing rates would change annual interest expense by $4.4 million.


 (C) Reflects the estimated income tax effects of the pro forma adjustments.

 (D) Reflects the distribution of the New U S WEST Common Stock to U S WEST's stockholders. The distribution will be accounted for as a dividend. Because the distribution is non pro-rata, as compared with the businesses previously attributed to U S WEST's two classes of stockholders, it will be accounted for at fair value. The estimated gain on the distribution represents the difference between the fair value of New U S WEST (as of February 20, 1998) and the historical investment in New U S WEST. The actual gain will be determined upon Separation. Since the distribution is accounted for at fair value, the related distribution of the net pension assets and net postretirement and other postemployment obligations are also accounted for at fair value. The estimated gain on the distribution includes a net gain of $1,833 million for the distribution of net pension assets and net postretirement and other postemployment obligations at fair value. The estimated gain is calculated as follows (dollars in millions):

Market capitalization of Communications Group
  (485,061,000 shares of Communications Stock
  at $51.50 per share).............................................  $  24,981
Dex Dividend.......................................................        850
                                                                     ---------
Fair value of New U S WEST.........................................     25,831
Investment in New U S WEST.........................................       (536)
Separation costs (net of income tax benefits of $24)...............        (66)
                                                                     ---------
Gain on distribution...............................................  $  25,229
                                                                     ---------
                                                                     ---------

 (E) Reflects debt extinguishment costs of $346 million (net of income tax benefits of $231 million) associated with the Refinancing. In addition to refinancing costs, debt extinguishment costs include the difference between the market and face value of the U S WEST Indebtedness and a charge for unamortized debt issuance costs.

 (F) As a result of the separation each share of Media Stock will remain outstanding as one share of MediaOne Common Stock.

                                                                             166
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

 (G) Reflects the consummation of the AirTouch Transaction. MediaOne will retain the international portion of its wireless business segment. The pro forma adjustments reflect the following:

    - Receipt of 67.1 million to 60.8 million shares of AirTouch common stock, representing an approximate 11 to 12 percent ownership interest in AirTouch. This interest will be accounted for by MediaOne as a marketable equity security. Applying the AirTouch Determination Price as of February 20, 1998, MediaOne would receive 62,831,600 shares of AirTouch common stock with a market value of $43.4375 per share or $2,729 million in the aggregate. See "Chapter 7: Business of MediaOne--AirTouch Transaction."

    - Receipt of $1,450 million of AirTouch preferred stock at market value (liquidation value of $1,600).

    - Receipt of $90 million in dividends per year on the AirTouch preferred stock, at an estimated annual rate of 5.12 percent. The actual dividend rate will vary based on the 30 year U. S. Treasury rate and will be determined upon closing of the AirTouch Transaction.

    - Reduction in debt of $1,400 million and a corresponding reduction of annual interest expense of $92 million.

    - Removal of the consolidated assets, liabilities, revenues and expenses of MediaOne's domestic cellular operations.

    - Removal of MediaOne's equity method investment and related equity losses associated with its investment in PrimeCo.

    - Recognition of a gain on the disposition calculated as follows (in millions):

AirTouch common stock..............................................  $   2,729
AirTouch preferred stock (at market value).........................      1,450
Debt reduction.....................................................      1,400
                                                                     ---------
Total proceeds.....................................................      5,579
Net book value of assets sold......................................     (1,686)
Sale related costs.................................................        (50)
                                                                     ---------
Gain (before income taxes).........................................      3,843
Deferred tax expense...............................................     (1,648)
                                                                     ---------
Gain (after income taxes)..........................................  $   2,195
                                                                     ---------
                                                                     ---------

    Such gain has been excluded from the unaudited pro forma condensed combined statement of operations.

 (H) Reflects the transfer of assets and liabilities of U S WEST previously shared by New U S WEST and MediaOne and a corresponding reduction in debt.

 (I) Reflects an $18 million contribution to New U S WEST for insurance premiums paid by New U S WEST to MediaOne in excess of liabilities incurred and a payment of $8 primarily related to a lease termination.

 (J) Reflects a reduction in MediaOne debt totaling $3.9 billion in conjunction with the refinancing by New U S WEST of the Dex Indebtedness. $69 million of Dex debt reduction is included in the

                                                                             167
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

                                    MEDIAONE

     Discontinued Operations Adjustments and the remaining $3,831 million is reflected as a MediaOne Separation Adjustment.

 (K) Reflects incremental borrowing to finance $346 million of debt extinguishment costs (net of income tax benefits of $231 million) and $66 million of Separation costs (net of income tax benefits of $24 million). The incremental borrowing is net of a $51 million net reduction in debt issuance costs and a $121 million reimbursement from New U S WEST for its share of debt extinguishment costs. Such reimbursement is reflected as a dividend from New U S WEST to MediaOne. Separation costs include severance, financial advisory, legal, registration fee, printing and mailing costs related to the Separation. Separation costs also include a one-time payment to terminate the Minnesota Sale Agreement.

                                                                             168
                                           CHAPTER 7: INFORMATION ABOUT MEDIAONE

CHAPTER 8: CAPITAL STOCK

NEW U S WEST CAPITAL STOCK

GENERAL

    The following is a summary of the terms of the capital stock of New U S WEST as of the Separation Time. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of such capital stock set forth in the New U S WEST Restated Certificate. A copy of the form of New U S WEST Restated Certificate has been filed as an exhibit to the New U S WEST Registration Statement. See "Chapter 9: The Annual Meeting and Certain Other Matters--Where You Can Find More Information."

    New U S WEST will be authorized by the New U S WEST Restated Certificate to issue (i) two billion (2,000,000,000) shares of New U S WEST Common Stock and
(ii) two hundred million (200,000,000) shares of preferred stock, issuable in series ("New U S WEST Preferred Stock"), of which ten million shares will be designated Series A Junior Preferred Stock pursuant to the New U S WEST Restated Certificate.

NEW U S WEST COMMON STOCK

    The holders of New U S WEST Common Stock will be entitled to receive dividends when, as and if declared by the New U S WEST Board out of funds legally available therefor, subject to the rights of any shares of New U S WEST Preferred Stock at the time outstanding. The holders of New U S WEST Common Stock will be entitled to one vote for each share on all matters voted on by stockholders under the New U S WEST Restated Certificate, including the election of directors. The holders of New U S WEST Common Stock will not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of New U S WEST, holders of New U S WEST Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of New U S WEST's outstanding indebtedness, and subject to the aggregate liquidation preference and participation rights of any New U S WEST Preferred Stock then outstanding. The additional shares of authorized stock available for issuance by New U S WEST may be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of New U S WEST Common Stock.

NEW U S WEST PREFERRED STOCK

    The New U S WEST Board will be authorized to issue shares of New U S WEST Preferred Stock, in one or more series, and to fix for each such series voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon as are permitted by the DGCL. Although the New U S WEST Board has no current plans to issue New U S WEST Preferred Stock, the issuance of shares of New U S WEST Preferred Stock could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of New U S WEST Preferred Stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of New U S WEST Preferred Stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of New U S WEST Preferred Stock could adversely affect the voting power of the holders of New U S WEST Common Stock. Although the New U S WEST Board is required to make any determination to issue any such stock based on its judgment as to the best interests of the stockholders of New U S WEST, the New U S WEST Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a

                                                                             169
                                                        CHAPTER 8: CAPITAL STOCK
premium for their stock over prevailing market prices of such stock. The New U S WEST Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law, regulation or applicable stock exchange listing requirements.

NEW U S WEST RIGHTS AGREEMENT

    Prior to the Separation, the New U S WEST Board will enter into a Rights Agreement (the "New U S WEST Rights Agreement") with State Street Bank and Trust Company, as Rights Agent. The following is a description of the terms of the New U S WEST Rights Agreement. A copy of the New U S WEST Rights Agreement has been filed with the Commission as an Exhibit to the New U S WEST Registration Statement. This summary description of the New U S WEST Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the New U S WEST Rights Agreement which is incorporated in this summary description herein by reference.

    Pursuant to the New U S WEST Rights Agreement, one preferred stock purchase right (a "New U S WEST Right") will be distributed with each share of New U S WEST Common Stock issued in connection with the Separation. Each New U S WEST Right entitles the registered holder to purchase from New U S WEST one one-hundredth (1/100) of a share of preferred stock of New U S WEST, designated as Series A Junior Preferred Stock (the "New U S WEST Series A Preferred Stock") at a price per one one-hundredth (1/100) of a share which will be determined as described below (the "New U S WEST Exercise Price"). The description and terms of the New U S WEST Rights are set forth in the New U S WEST Rights Agreement.


    The New U S WEST Rights, unless earlier redeemed by the New U S WEST Board, become exercisable upon the close of business on the day (the "New U S WEST Distribution Date") that is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of New U S WEST (a "New U S WEST Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the New U S WEST Board prior to such time as any person or group of affiliated or associated persons becomes a New U S WEST Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of New U S WEST's outstanding voting stock (even if no shares are actually purchased pursuant to such offer). Prior thereto, the New U S WEST Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the New U S WEST Common Stock, but will instead be evidenced by the book-entry representing, or the certificate for, the New U S WEST Common Stock. A New U S WEST Acquiring Person does not include (A) New U S WEST, (B) any subsidiary of New U S WEST, (C) any employee benefit plan or employee stock plan of New U S WEST or of any subsidiary of New U S WEST, or any trust or other entity organized, appointed, established or holding New U S WEST Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of New U S WEST then outstanding results solely from (i) any action or transaction or transactions approved by the New U S WEST Board before such person or group became a New U S WEST Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of New U S WEST pursuant to a transaction or transactions approved by the New U S WEST Board (provided that any person or group that does not become a New U S WEST Acquiring Person by reason of clause
(i) or (ii) above shall become a New U S WEST Acquiring Person upon acquisition of an additional 1% of New U S WEST's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming a New U S WEST Acquiring Person by reason of such clause (i) or (ii)).


                                                                             170
                                                        CHAPTER 8: CAPITAL STOCK

    Until the New U S WEST Distribution Date (or earlier redemption or expiration of the New U S WEST Rights), transfer on New U S WEST's Direct Registration System of any New U S WEST Common Stock represented by a book-entry or the surrender for transfer of any New U S WEST Common Stock represented by a certificate will also constitute the transfer of the New U S WEST Rights associated with the New U S WEST Common Stock represented by such book-entry or certificate. As soon as practicable following the New U S WEST Distribution Date, separate certificates evidencing the New U S WEST Rights will be mailed to holders of record of the New U S WEST Common Stock as of the close of business on the New U S WEST Distribution Date and such separate certificates alone will evidence the New U S WEST Rights from and after the New U S WEST Distribution Date.


    The New U S WEST Rights are not exercisable until the New U S WEST Distribution Date. The New U S WEST Rights will expire at the close of business on the tenth anniversary of the Separation Date, unless earlier redeemed by New U S WEST as described below.

    The New U S WEST Series A Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of New U S WEST's Preferred Stock. The New U S WEST Series A Preferred Stock may not be issued except upon exercise of New U S WEST Rights. Each share of New U S WEST Series A Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to (i) 100 times the cash dividends declared on New U S WEST's Common Stock and (ii) a preferential cash dividend equal to $25 per share of New U S WEST Series A Preferred Stock less the per share amount of all cash dividends declared on the New U S WEST Series A Preferred Stock pursuant to clause (i) since the preceding quarterly dividend payment date. In addition, New U S WEST Series A Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the New U S WEST Common Stock, in like kind. In the event of the liquidation of New U S WEST, the holders of New U S WEST Series A Preferred Stock will be entitled to receive, for each share of New U S WEST Series A Preferred Stock, a payment in an amount equal to the greater of $100 plus accrued and unpaid dividends thereon or 100 times the payment made per share of New U S WEST Common Stock. Each share of New U S WEST Series A Preferred Stock will have 100 votes, voting together with the New U S WEST Common Stock. In the event of any merger, consolidation or other transaction in which New U S WEST Common Stock is exchanged, each share of New U S WEST Series A Preferred Stock will be entitled to receive 100 times the amount received per share of New U S WEST Common Stock. The rights of New U S WEST Series A Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

    The number of shares of New U S WEST Series A Preferred Stock issuable upon exercise of the New U S WEST Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the New U S WEST Common Stock. The New U S WEST Exercise Price for the New U S WEST Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of New U S WEST Common Stock.

    Unless the New U S WEST Rights are earlier redeemed, in the event that, after the time that a person becomes a New U S WEST Acquiring Person, New U S WEST were to be acquired in a merger or other business combination (in which any shares of New U S WEST Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of New U S WEST and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the New U S WEST Rights Agreement provides that proper provision will be made so that each holder of record of a Right will, from and after such date, have the right to receive, upon payment of the New U S WEST Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the New U S WEST Exercise Price.

                                                                             171
                                                        CHAPTER 8: CAPITAL STOCK

    In addition, unless the New U S WEST Rights are earlier redeemed, in the event that a person or group becomes a New U S WEST Acquiring Person, the New U S WEST Rights Agreement provides that proper provisions will be made so that each holder of record of a Right, other than the New U S WEST Acquiring Person (whose New U S WEST Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the New U S WEST Exercise Price, that number of shares of the New U S WEST Series A Preferred Stock having a market value at the time of the transaction equal to two times the New U S WEST Exercise Price (such market value to be determined with reference to the market value of New U S WEST's New U S WEST Common Stock as provided in the New U S WEST Rights Agreement).

    At any time after any person or group becomes a New U S WEST Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the New U S WEST Board may exchange the New U S WEST Rights (other than New U S WEST Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of New U S WEST Common Stock per New U S WEST Right (subject to adjustment).

    Fractions of shares of New U S WEST Series A Preferred Stock (other than fractions that are integral multiples of one one-hundredth (1/100) of a share) may, at the election of New U S WEST, be evidenced by depositary receipts. New U S WEST may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth (1/100) of a share.

    At any time on or prior to the close of business on the earlier of (i) the tenth day after the time that a person has become a New U S WEST Acquiring Person (or such later date as a majority of the New U S WEST Board may determine) or (ii) the tenth anniversary of the Separation Date, New U S WEST may redeem the New U S WEST Rights in whole, but not in part, at a price of $.005 per Right (the "New U S WEST Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of New U S WEST authorizing redemption of the New U S WEST Rights, the right to exercise the New U S WEST Rights will terminate and the only right of the holders of New U S WEST Rights will be to receive the New U S WEST Redemption Price.

    For as long as the New U S WEST Rights are then redeemable, New U S WEST may amend the New U S WEST Rights in any manner, including an amendment to extend the time period in which the New U S WEST Rights may be redeemed. At any time when the New U S WEST Rights are not then redeemable, New U S WEST may amend the New U S WEST Rights in any manner that does not materially adversely affect the interests of holders of the New U S WEST Rights as such. Amendments to the New U S WEST Rights Agreement from and after the time that any Person becomes a New U S WEST Acquiring Person requires the approval of a majority of the New U S WEST Continuing Directors (as defined and as provided in the New U S WEST Rights Agreement).

    Until a New U S WEST Right is exercised, the holder, as such, will have no rights as a stockholder of New U S WEST, including, without limitation, the right to vote or to receive dividends.

    Prior to the Separation Time, the New U S WEST Board will establish the New U S WEST Exercise Price. It is anticipated that the New U S WEST Exercise Price will be equal to the anticipated trading price of the New U S WEST Common Stock on the date of expiration of the New U S WEST Rights.

MEDIAONE CAPITAL STOCK

GENERAL

    The following is a summary of the terms of the capital stock of MediaOne as of the Separation Time. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of such capital stock set forth in the U S WEST Restated Certificate, as amended by the

                                                                             172
                                                        CHAPTER 8: CAPITAL STOCK

Charter Amendments (as so amended, the "MediaOne Restated Certificate"). A copy of the full text of the MediaOne Restated Certificate is included as Annex A-2 to this Proxy Statement.

    MediaOne will be authorized by the MediaOne Restated Certificate to issue
(i) 2 billion shares of MediaOne Common Stock and (ii) 200 million shares of preferred stock, issuable in series ("MediaOne Preferred Stock"), of which (a) 10 million shares have been designated Series A Junior Participating Cumulative Preferred Stock (the "MediaOne Series A Preferred Stock"), (b) 50,000 shares have been designated as MediaOne Series C Preferred Stock, (c) 20 million shares have been designated as MediaOne Series D Preferred Stock, and (d) 1 million shares have been designated as MediaOne Series E Preferred Stock.

MEDIAONE COMMON STOCK

    The holders of MediaOne Common Stock will be entitled to receive dividends when, as and if declared by the MediaOne Board out of funds legally available therefor, subject to the rights of any shares of MediaOne Preferred Stock at the time outstanding. The holders of MediaOne Common Stock will be entitled to one vote for each share on all matters voted on by stockholders under the Restated MediaOne Certificate, including the election of directors. The holders of MediaOne Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of MediaOne, holders of the MediaOne Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of MediaOne Indebtedness, and subject to the aggregate liquidation preference and participation rights of any MediaOne Preferred Stock then outstanding. The additional shares of authorized stock available for issuance by MediaOne may be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of MediaOne Common Stock.

MEDIAONE PREFERRED STOCK

    GENERAL. The MediaOne Board will be authorized to issue shares of MediaOne Preferred Stock, in one or more series, and to fix for each such series voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL. Although the MediaOne Board has no current plans to issue MediaOne Preferred Stock, the issuance of shares of MediaOne Preferred Stock could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of MediaOne Preferred Stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of MediaOne Preferred Stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of MediaOne Preferred Stock could adversely affect the voting power of the holders of MediaOne Common Stock. Although the MediaOne Board is required to make any determination to issue any such stock based on its judgment as to the best interests of the stockholders of MediaOne, the MediaOne Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The MediaOne Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law, regulation or stock exchange listing requirements.

    MEDIAONE SERIES C PREFERRED STOCK. Dividends on the MediaOne Series C Preferred Stock are payable quarterly in cash at the rate of $70.00 per annum per share. The MediaOne Series C Preferred Stock ranks senior to the MediaOne Common Stock and PARI PASSU with the MediaOne Series A Preferred Stock, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock as to

                                                                             173
                                                        CHAPTER 8: CAPITAL STOCK
dividends and upon liquidation. Beginning September 2, 1999, the MediaOne Series C Preferred Stock will be redeemable at the option of MediaOne, in whole or part, at established redemption prices, plus accrued and unpaid dividends. The MediaOne Series C Preferred Stock is also redeemable at the option of MediaOne at any time upon the exercise by the holder of the MediaOne Series C Preferred Stock of certain options to acquire shares of common stock of Financial Security Assurance Holdings Ltd. granted to such holder by a subsidiary of MediaOne, at a redemption price of $1,000.00 per share, plus accrued and unpaid dividends. The MediaOne Series C Preferred Stock will be mandatorily redeemable on September 2, 2004, at a redemption price of $1,000.00 per share, plus accrued and unpaid dividends. Except under certain limited circumstances or as required by law, the holders of shares of the MediaOne Series C Preferred Stock do not have voting rights. Upon the liquidation of MediaOne, the holders of shares of the MediaOne Series C Preferred Stock will be entitled to receive $1,000.00 for each share of the MediaOne Series C Preferred Stock plus accrued and unpaid dividends.

    MEDIAONE SERIES D PREFERRED STOCK. Dividends on the MediaOne Series D Preferred Stock are payable quarterly at the annual rate of 4.50%. The MediaOne Series D Preferred Stock ranks senior to the MediaOne Common Stock and PARI PASSU with the MediaOne Series A Preferred Stock, MediaOne Series C Preferred Stock and MediaOne Series E Preferred Stock as to dividends and upon liquidation. Shares of the MediaOne Series D Preferred Stock are convertible at any time at the option of the holder into shares of MediaOne Common Stock. The conversion rate at which shares of U S WEST Series D Preferred Stock are currently convertible into Media Stock is 1.905 (subject to certain adjustments). The MediaOne Board will appropriately adjust such conversion rate pursuant to the formula set forth in the terms of the U S WEST Series D Preferred Stock to reflect the fact that holders of U S WEST Series D Preferred Stock will not receive the Dex Dividend. As a result, following the Separation, the MediaOne Series D Preferred Stock will be convertible into shares of MediaOne Common Stock at a rate that is higher than 1.905. The MediaOne Series D Preferred Stock is not redeemable or exchangeable by MediaOne prior to November 15, 1999. Thereafter, the MediaOne Series D Preferred Stock is, in certain circumstances, at the option of MediaOne, redeemable for cash at a redemption price of $50.00 per share plus accrued and unpaid dividends and/or exchangeable by MediaOne for shares of MediaOne Common Stock at an exchange rate equal to $50.00 plus accrued and unpaid dividends, divided by .95, multiplied by the current market price of MediaOne Common Stock. The MediaOne Series D Preferred Stock will be mandatorily redeemable by MediaOne on November 15, 2016, at a redemption price of $50.00 per share, plus accrued and unpaid dividends. Except under certain limited circumstances or as required by law, the holders of shares of MediaOne Series D Preferred Stock do not have voting rights. Special voting rights exist for holders of MediaOne Series D Preferred Stock in the event that dividends on the MediaOne Series D Preferred Stock are not paid in an amount equivalent to the amount of dividends payable thereon for six quarterly dividends. Upon the liquidation of MediaOne, the holders of shares of MediaOne Series D Preferred Stock will be entitled to receive $50.00 per share, plus accrued and unpaid dividends.

    MEDIAONE SERIES E PREFERRED STOCK. Dividends on the MediaOne Series E Preferred Stock are payable quarterly at the annual rate of 6.34%. The MediaOne Series E Preferred Stock ranks senior to the MediaOne Common Stock and PARI PASSU with the MediaOne Series A Preferred Stock, MediaOne Series C Preferred Stock and MediaOne Series D Preferred Stock as to dividends and upon liquidation. The MediaOne Series E Preferred Stock is not redeemable by MediaOne prior to the fifth anniversary of the date of issuance. Thereafter, the MediaOne Series E Preferred Stock is redeemable at the option of MediaOne at a redemption price of $50.00 per share, plus accrued and unpaid dividends. Beginning on the tenth anniversary of the date of issuance, the MediaOne Series E Preferred Stock will be subject to a sinking fund and any remaining outstanding shares of MediaOne Series E Preferred Stock will be mandatorily redeemable on the twentieth anniversary of the date of issuance at a redemption price of $50.00 per share, plus accrued and unpaid dividends. At any time during the period from the receipt by the holders of MediaOne Series E Preferred Stock from MediaOne of a notice of redemption of the MediaOne Series E Preferred Stock until the date of redemption, each share of MediaOne Series E

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
Preferred Stock will be convertible into shares of MediaOne Common Stock at a conversion rate equal to $47.50 divided by the then current market price of the MediaOne Common Stock. Except under certain limited circumstances or as required by law, the holders of shares of MediaOne Series E Preferred Stock do not have voting rights. Upon the liquidation of MediaOne, the holders of shares of MediaOne Series E Preferred Stock will be entitled to receive $50.00 per share, plus accrued and unpaid dividends.

MEDIAONE RIGHTS AGREEMENT

    U S WEST is a party to an Amended and Restated Rights Agreement, dated as of October 31, 1995 (the "U S WEST Rights Agreement"), with State Street Bank and Trust Company, as Rights Agent. Pursuant to the U S WEST Rights Agreement, a U S WEST Communications Group Right (a "Communications Right") is attached to each outstanding share of Communications Stock and a U S WEST Media Group Right (a "Media Right") is attached to each outstanding share of Media Stock. In connection with the Separation, the U S WEST Rights Agreement will be amended and restated (as so amended and restated, the "MediaOne Rights Agreement") to provide (i) that the Communications Rights and the Media Rights will not become exercisable, distributed or unredeemable as a result of the consummation of the Separation, (ii) that the Communications Rights will expire at the Separation Time, (iii) that the percentage of beneficial ownership of the outstanding voting stock of MediaOne acquired by a person or group that causes the MediaOne Rights (as defined herein) to become exercisable will be reduced from 20% to 15%, (iv) that the percentage of beneficial ownership that would result from the consummation of a person's or group's commencement or announcement of a tender or exchange offer that causes the MediaOne Rights to become exercisable will be reduced from 30% to 15%, (v) for the deletion of a provision of the U S WEST Restated Rights Agreement, which provided that in the event MediaOne receives a fully financed cash tender offer proposal for any and all of the voting shares of MediaOne, the MediaOne Board of Directors is required to engage an investment banking firm to render an opinion as to whether the tender offer purchase price is fair and adequate to stockholders or to call a special meeting of stockholders to vote upon such tender offer, and (vi) for certain amendments to the terms of the Media Rights to reflect the redemption of the Communications Stock and the modification of certain terms of the Media Stock. The Media Rights, after giving effect to such amendments, are referred to herein as "MediaOne Rights." The following description of the terms of the MediaOne Rights Agreement and the MediaOne Rights does not purport to be complete and is qualified in its entirety by reference to the MediaOne Rights Agreement, the form of which will be filed by U S WEST with the Commission under the Exchange Act prior to the Separation Time as an exhibit to a Current Report on Form 8-K.

    Each MediaOne Right entitles the registered holder to purchase from MediaOne one one-hundredth (1/100) of a share of MediaOne Series A Preferred Stock at a price per one one-hundredth (1/100) of a share equal to $80 (the "MediaOne Exercise Price"), subject to adjustment. The description and terms of the MediaOne Rights are set forth in the MediaOne Rights Agreement.

    The MediaOne Rights, unless earlier redeemed by the MediaOne Board, become exercisable upon the close of business on the day (the "MediaOne Distribution Date") that is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of MediaOne (a "MediaOne Acquiring Person") and
(ii) the tenth business day (or such later date as may be determined by the MediaOne Board prior to such time as any person or group of affiliated or associated persons becomes a MediaOne Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of MediaOne's outstanding voting stock (even if no shares are actually purchased pursuant to such offer). Prior thereto, the MediaOne Rights would not be exercisable, would not be represented by a separate

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

certificate, and would not be transferable apart from the MediaOne Common Stock, but will instead be evidenced by the certificates evidencing the MediaOne Common Stock certificate. A MediaOne Acquiring Person does not include (A) MediaOne,
(B) any subsidiary of MediaOne, (C) any employee benefit plan or employee stock plan of MediaOne or of any subsidiary of MediaOne, or any other entity organized, appointed, established or holding MediaOne Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of MediaOne then outstanding results solely from a reduction in the number of issued and outstanding shares of voting stock of MediaOne resulting from a stock repurchase program or other similar plan of MediaOne or from a self-tender offer of MediaOne (provided that any person or group that does not become a MediaOne Acquiring Person by reason of this clause (D) shall become a MediaOne Acquiring Person if such person or group shall acquire an additional 1% of MediaOne's voting stock outstanding and such person or group, together with all affiliates and associates, shall beneficially own 15% or more of the MediaOne voting stock outstanding).


    Until the MediaOne Distribution Date (or earlier redemption or expiration of the MediaOne Rights), MediaOne Common Stock certificates issued will contain a legend incorporating the MediaOne Rights Agreement by reference. Until the MediaOne Distribution Date (or earlier redemption or expiration of the MediaOne Rights), the surrender for transfer of any of the MediaOne Common Stock certificates will also constitute the transfer of the MediaOne Rights associated with the MediaOne Common Stock represented by such certificate. As soon as practicable following the MediaOne Distribution Date, separate certificates evidencing the MediaOne Rights will be mailed to holders of record of the MediaOne Common Stock as of the close of business on the MediaOne Distribution Date and such separate certificates alone will evidence the MediaOne Rights from and after the MediaOne Distribution Date.

    The MediaOne Rights are not exercisable until the MediaOne Distribution Date. The MediaOne Rights will expire at the close of business on April 6, 1999, unless earlier redeemed by MediaOne as described below.

    The MediaOne Series A Preferred Stock is nonredeemable and, shall rank pari passu to the MediaOne Series C Preferred Stock, MediaOne Series D Preferred Stock and MediaOne Series E Preferred Stock and unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of MediaOne's Preferred Stock. The MediaOne Series A Preferred Stock may not be issued except upon exercise of MediaOne Rights. Each share of MediaOne Series A Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $25 per share or 100 times the aggregate per share amount of all cash dividends and all non-cash dividends or other distributions, other than a dividend payable in shares of MediaOne Common Stock, declared on MediaOne Common Stock. In the event of the liquidation of MediaOne, the holders of MediaOne Series A Preferred Stock will be entitled to receive, for each share of MediaOne Series A Preferred Stock, a payment in an amount equal to the greater of $100 plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or 100 times the payment made per share of MediaOne Common Stock. Each share of MediaOne Series A Preferred Stock will have 100 votes, voting together with the MediaOne Common Stock. In the event of any merger, consolidation or other transaction in which MediaOne Common Stock is exchanged, each share of MediaOne Series A Preferred Stock will be entitled to receive 100 times the amount received per share of MediaOne Common Stock. The rights of MediaOne Series A Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

    Unless the MediaOne Rights are earlier redeemed, in the event that, after the time that a person becomes a MediaOne Acquiring Person, MediaOne were to be acquired in a merger or other business combination (in which any shares of MediaOne Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of MediaOne and its

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
subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the MediaOne Rights Agreement provides that proper provision will be made so that each holder of record of a MediaOne Right will, from and after such date, have the right to receive, upon payment of the MediaOne Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the MediaOne Exercise Price.

    In addition, unless the MediaOne Rights are earlier redeemed, in the event that a person or group becomes the beneficial owner of 15% or more of MediaOne's voting stock, the MediaOne Rights Agreement provides that proper provisions will be made so that each holder of record of a MediaOne Right, other than the MediaOne Acquiring Person (whose MediaOne Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the MediaOne Exercise Price, that number of shares of the MediaOne Series A Preferred Stock having a market value at the time of the transaction equal to two times the MediaOne Exercise Price (such market value to be determined with reference to the market value of MediaOne's MediaOne Common Stock as provided in the MediaOne Rights Agreement).

    At any time after any person or group becomes a MediaOne Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the MediaOne Board may exchange the MediaOne Rights (other than MediaOne Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of MediaOne Common Stock per MediaOne Right (subject to adjustment).

    Fractions of shares of MediaOne Series A Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100) of a share) may, at the election of MediaOne, be evidenced by depositary receipts. MediaOne may also issue cash in lieu of fractional shares that are not integral multiples of one one-hundredth (1/100) of a share.

    At any time on or prior to the close of business on the earlier of (i) the tenth day after the time that a person has become a MediaOne Acquiring Person (or such later date as a majority of the MediaOne Board may determine) or (ii) April 6, 1999, MediaOne may redeem the MediaOne Rights in whole, but not in part, at a price of $.005 per Right (the "MediaOne Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of MediaOne authorizing redemption of the MediaOne Rights, the right to exercise the MediaOne Rights will terminate and the only right of the holders of MediaOne Rights will be to receive the MediaOne Redemption Price.

    For as long as the MediaOne Rights are then redeemable, MediaOne may, except with respect to the redemption price or date of expiration of the MediaOne Rights, amend the MediaOne Rights in any manner, including an amendment to extend the time period in which the MediaOne Rights may be redeemed. At any time when the MediaOne Rights are not then redeemable, MediaOne may amend the MediaOne Rights in any manner that does not materially adversely affect the interests of holders of the MediaOne Rights as such. Amendments to the MediaOne Rights Agreement from and after the time that any Person becomes a MediaOne Acquiring Person requires the approval of a majority of the MediaOne Continuing Directors (as defined and as provided in the MediaOne Rights Agreement).

    Until a MediaOne Right is exercised, the holder, as such, will have no rights as a stockholder of MediaOne, including, without limitation, the right to vote or to receive dividends.

COMPARISON OF RIGHTS OF STOCKHOLDERS

    U S WEST is a Delaware corporation and, following consummation of the Separation, New U S WEST and MediaOne will be Delaware corporations. The rights of holders of Communications Stock and Media Stock are currently governed by the DGCL, the U S WEST Restated Certificate and U S WEST Bylaws. Following consummation of the Separation, the rights of holders of New U S WEST Common Stock will be governed by the DGCL, the New U S WEST Restated Certificate

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                                                        CHAPTER 8: CAPITAL STOCK
and the New U S WEST Bylaws and the rights of holders of MediaOne Common Stock will be governed by the DGCL, the MediaOne Restated Certificate and the MediaOne Bylaws. The terms of the New U S WEST Restated Certificate and the MediaOne Restated Certificate will be substantially similar to the terms of the U S WEST Restated Certificate and the terms of the New U S WEST Bylaws and the MediaOne Bylaws will be substantially similar to the terms of the U S WEST Bylaws, except for the matters described below. The principal differences between the rights of holders of Communications Stock and Media Stock, on one hand, and the holders of New U S WEST Common Stock and MediaOne Common Stock, on the other hand, relate to the fact that the Communications Stock and the Media Stock are Targeted Stocks.

VOTING RIGHTS

    Under the U S WEST Restated Certificate, with respect to matters to be voted upon by both the Communications Stock and the Media Stock as a single class, each share of Communications Stock is entitled to one vote and each share of Media Stock is entitled to a variable number of votes equal to the ratio of the time-weighted average market value of one share of Media Stock to the time-weighted average market value of one share of Communications Stock, calculated over the 20-trading day period ending ten trading days prior to the record date, and may have more than, less or exactly one vote per share. Under the New U S WEST Restated Certificate, each share of New U S WEST Common Stock will be entitled to one vote. Under the MediaOne Restated Certificate, each share of MediaOne Common Stock will be entitled to one vote.

DIVIDENDS

    Under the U S WEST Restated Certificate, (i) dividends on the Communications Stock are payable out of the lesser of (a) the funds of U S WEST legally available for the payment of dividends and (b) the "Communications Group Available Dividend Amount" (an amount similar to the amount that would be legally available for the payment of dividends on the Communications Stock under Delaware law if the Communications Group were a separate company) and (ii) dividends on the Media Stock are payable out of the lesser of (a) the funds of U S WEST legally available for the payment of dividends and (b) the "Media Group Available Dividend Amount" (an amount similar to the amount that would be legally available for the payment of dividends on the Media Stock under Delaware law if the Media Group were a separate company). Holders of New U S WEST Common Stock and MediaOne Common Stock will be entitled to receive dividends when, as and if declared by the respective boards of directors out of funds legally available therefor.

CONVERSION

    Pursuant to the U S WEST Restated Certificate, at any time following November 1, 2004, U S WEST has the right to convert each share of Communications Stock into a number of shares of Media Stock equal to 100% of the ratio of the time-weighted average market value of one share of Communications Stock to the time-weighted average market value of one share of Media Stock, calculated over the 20-trading day period ending five trading days prior to the date of notice of such conversion. In addition, U S WEST has the right, at any time, to convert each share of Media Stock into a number of shares of Communications Stock equal to 115% of the ratio of the time-weighted average market value of one share of Media Stock to the time-weighted average market value of one share of Communications Stock, calculated over the 20-trading day period ending five trading days prior to the date of notice of such conversion, until November 1, 2000, and thereafter declining annually to 100% on November 1, 2004. Neither the New U S WEST Restated Certificate nor the MediaOne Restated Certificate will provide for conversion rights.

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                                                        CHAPTER 8: CAPITAL STOCK

REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

    U S WEST may at any time redeem (i) the Communications Stock for all of the shares of the common stock of one or more wholly owned subsidiaries of U S WEST that hold all of the assets and liabilities attributed to the Communications Group and/or (ii) the Media Stock for a number of the shares of the common stock of one or more wholly owned subsidiaries of U S WEST that hold all of the assets and liabilities attributed to the Media Group equal to the proportionate interest in the Media Group represented by the Media Stock. Neither the New U S WEST Restated Certificate nor the MediaOne Restated Certificate will provide for redemption rights.

LIQUIDATION

    Pursuant to the U S WEST Restated Certificate, in the event of the liquidation of U S WEST, holders of Communications Stock and Media Stock will be entitled to a portion of the assets remaining for distribution to holders of Communications Stock and Media Stock on a per share basis in proportion to the Liquidation Units per share of Communications Stock and Media Stock. Each share of Communications Stock has one Liquidation Unit and each share of Media Stock has .80 of a Liquidation Unit, subject to certain adjustments. Pursuant to the New U S WEST Restated Certificate, in the event of a liquidation of New U S WEST, holders of New U S WEST Common Stock will be entitled to share ratably in the assets of New U S WEST remaining for distribution to holders of New U S WEST Common Stock. Pursuant to the MediaOne Restated Certificate, in the event of a liquidation of MediaOne, holders of MediaOne Common Stock will be entitled to share ratably in the assets of MediaOne remaining for distribution to holders of MediaOne.

RIGHTS ON DISPOSITION

    Pursuant to the U S WEST Restated Certificate, subject to certain exceptions, if U S WEST disposes of all or substantially all of the properties and assets attributed to the Communications Group, U S WEST is required to either (i) distribute to holders of Communications Stock an amount in cash and/or securities or other property equal to the fair value of the net proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of Communications Stock or (ii) convert each share of Communications Stock into a number of shares of Media Stock equal to 110% of the ratio of the average market value of one share of Communications Stock to the average market value of one share of Media Stock, calculated over the ten-trading day period beginning on the 16th trading day after consummation of the disposition transaction. Similarly, subject to certain exceptions, if U S WEST disposes of all or substantially all of the properties and assets attributed to the Media Group, U S WEST is required to either (i) distribute to holders of Media Stock an amount in cash and/or securities or other property equal to their proportionate interest in the fair value of the net proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of Media Stock, or (ii) convert each share of Media Stock into a number of shares of Communications Stock equal to 110% of the ratio of the average market value of one share of Media Stock to the average market value of one share of Communications Stock, calculated over the ten-trading day period beginning on the 16th trading day after consummation of the disposition transaction. Neither the New U S WEST Restated Certificate nor the MediaOne Restated Certificate provides for similar rights upon dispositions of assets.

AUTHORIZED CAPITAL

    Pursuant to the U S WEST Restated Certificate, the authorized capital stock of U S WEST consists of two billion shares of Communications Stock, two billion shares of Media Stock and 200 million shares of U S WEST Preferred Stock. Pursuant to the New U S WEST Restated Certificate, the authorized capital stock of New U S WEST will consist of two billion shares of New U S WEST Common Stock and 200 million shares of New U S WEST Preferred Stock. Pursuant to the New

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                                                        CHAPTER 8: CAPITAL STOCK

MediaOne Restated Certificate, the authorized capital stock of MediaOne will consist of two billion shares of MediaOne Common Stock and 200 million shares of MediaOne Preferred Stock.

CERTAIN ANTITAKEOVER CONSIDERATIONS

    The DGCL, the New U S WEST Restated Certificate and the New U S WEST Bylaws, and the MediaOne Restated Certificate and the MediaOne Bylaws contain provisions that could serve to discourage or make more difficult a change in control of New U S WEST or MediaOne without the support of the New U S WEST Board or the MediaOne Board, or without meeting various other conditions. A summary of such provisions is set forth below.

    The New U S WEST Restated Certificate and the MediaOne Restated Certificate each will provide for the issuance of preferred stock, at the discretion of the New U S WEST Board or the MediaOne Board, as the case may be, from time to time, in one or more series, without further action by the stockholders of New U S WEST or MediaOne, unless approval of the stockholders is deemed advisable by the New U S WEST Board or MediaOne Board or required by applicable law, regulation or stock exchange listing requirements. In addition, the authorized but unissued shares of New U S WEST Common Stock will be available for issuance from time to time at the discretion of the New U S WEST Board without the approval of the stockholders of New U S WEST, and the authorized but unissued shares of MediaOne Common Stock will be available for issuance from time to time at the discretion of the MediaOne Board without the approval of the stockholders of MediaOne, in each case unless such approval is deemed advisable by the New U S WEST Board or MediaOne Board, as the case may be, or required by applicable law, regulation or stock exchange listing requirements. One of the effects of the existence of authorized, unissued and unreserved New U S WEST Common Stock and MediaOne Common Stock and preferred stock could be to enable the New U S WEST Board and MediaOne Board to issue shares to persons friendly to current management that could render more difficult or discourage an attempt to obtain control of New U S WEST or MediaOne by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of New U S WEST's or MediaOne's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of New U S WEST or MediaOne.

    The New U S WEST Restated Certificate and the MediaOne Restated Certificate each will provide for a classified board of directors under which one-third of the total number of directors are elected each year and will prohibit the removal of directors unless such removal is for cause and is approved by the holders of 80% of the New U S WEST Common Stock or MediaOne Common Stock, as the case may be. Pursuant to the New U S WEST Restated Certificate and the MediaOne Restated Certificate, stockholders will not be permitted to act by written consent. In addition, pursuant to the New U S WEST Restated Certificate and the MediaOne Restated Certificate, only the Chairman of the Board or the Board of Directors, and not the stockholders, will be permitted to call a special meeting of stockholders, and no actions will be considered at such special meeting other than those specified in the notice thereof.

    The New U S WEST Restated Certificate and the MediaOne Restated Certificate will each contain a "fair price provision" pursuant to which the affirmative vote of the holders 80% of the New U S WEST Common Stock or MediaOne Common Stock, as the case may be, will be required to approve certain business combinations involving New U S WEST or MediaOne, as applicable, and certain significant stockholders. In addition, Section 203 of the DGCL will prohibit New U S WEST or MediaOne from engaging in certain transactions with an "interested stockholder."

    The New U S WEST Bylaws and MediaOne Bylaws will each establish an advance notice procedure for stockholders to bring business before an annual or special meeting of stockholders. The New U S WEST Bylaws and MediaOne Bylaws each will provide that a stockholder may present a proposal for action at an annual meeting of stockholders only if such stockholder delivers a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and

                                                                             180
                                                        CHAPTER 8: CAPITAL STOCK
identity, to the Secretary of New U S WEST or MediaOne, as applicable, at least 90 days before the annual meeting. In addition, the New U S WEST Bylaws and MediaOne Bylaws each will provide that a stockholder may nominate individuals for election to the Board of Directors at any annual meeting or special meeting of stockholders at which directors are to be elected only if such stockholder delivers written notice, containing certain specified information with respect to the nominee and nominating stockholder, to the Secretary of New U S WEST or MediaOne, as applicable, at least 90 days before the annual meeting or within 15 days following the announcement of the date of the special meeting.

    The New U S WEST Rights and the MediaOne Rights each will permit disinterested stockholders to acquire additional shares of New U S WEST or MediaOne, as applicable, or of an acquiring company at a substantial discount in the event of certain described changes in control. See "--New U S WEST Capital Stock--New U S WEST Rights Agreement" and "--MediaOne Capital Stock-- MediaOne Rights Agreement."

    Certain provisions described above may have the effect of delaying stockholder actions with respect to certain business combinations. As such, the provisions could have the effect of discouraging open market purchases of the New U S WEST Common Stock or the MediaOne Common Stock because such provisions may be considered disadvantageous by a stockholder who desires to participate in a business combination.

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                                                        CHAPTER 8: CAPITAL STOCK

CHAPTER 9: THE ANNUAL MEETING AND CERTAIN OTHER MATTERS

THE ANNUAL MEETING

GENERAL


    This Proxy Statement is being furnished to holders of Communications Stock and Media Stock in connection with the solicitation of proxies by and on behalf of the U S WEST Board for use at the Annual Meeting to be held at 3:00 p.m., Eastern Time, on June 4, 1998, at The Millennium Broadway Hotel, 145 West 44th Street, New York, New York, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to holders of Communications Stock and Media Stock entitled to notice of, and to
vote at, the Annual Meeting, on or about            , 1998.


    Enclosed with this Proxy Statement is an admission ticket for use in attending the Annual Meeting as well as a proxy card. Shares of Communications Stock and Media Stock can be voted at the Annual Meeting by proxy or by attending the Annual Meeting. Votes by proxy may be made (i) by mail, by completing and returning the enclosed proxy card, (ii) by telephone, by calling 1-888-457-2966 or (iii) via the Internet, by accessing a special site at http://www.uswest.proxyvoting.com. Stockholders who hold their shares in "street name" will not be permitted to vote by telephone or via the Internet. Additional information regarding voting by telephone or via the Internet is included on the enclosed proxy card. STOCKHOLDERS ARE URGED TO VOTE BY PROXY REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING. If a stockholder returns a proxy and later attends and votes at the Annual Meeting, that stockholder's proxy will be revoked. See "--Proxies; Revocation of Proxies." Stockholders of record who do not have admission tickets will be admitted to the Annual Meeting upon verification of ownership at the stockholders' admission counter. Stockholders who hold their shares in "street name" can obtain admission tickets at the stockholders' admission counter by presenting evidence of holdings such as a bank or brokerage firm account statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

    / / A proposal to approve the Separation, which will also constitute approval and adoption of the Charter Amendments. See "Chapter 3: The Separation." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SEPARATION.

    / / A proposal to elect five directors to the U S WEST Board. See "Chapter 4: Other Matters to be Considered at the Annual Meeting--Election of Directors." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE DIRECTORS NOMINATED.

    / / A proposal to ratify the U S WEST Board's appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors to make an examination of the accounts of U S WEST for calendar year 1998. See "Chapter 4: Other Matters to be Considered at the Annual Meeting--Ratification of Auditors." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

    / /  A proposal to approve the 1998 New U S WEST Stock Plan. See "Chapter 4:
         Other Matters to be Considered at the Annual Meeting--Proposal to Approve the 1998 New U S WEST Stock Plan." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

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                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

    / / A proposal to approve the New U S WEST LTIP. See "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve the New U S WEST Long-Term Incentive Plan." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

    / / A proposal to approve the New U S WEST ESTIP. See "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve the New U S WEST Executive Short-Term Incentive Plan." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THIS PROPOSAL.

    / / A proposal to approve an amendment to the MediaOne Stock Plan. See "Chapter 4: Other Matters to be Considered at the Annual
         Meeting--Proposal to Approve an Amendment to the U S WEST 1994 Stock Plan." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

    / / A proposal to approve an amendment to the MediaOne ESTIP. See "Chapter 4: Other Matters to be Considered at the Annual Meeting--Proposal to Approve an Amendment to the U S WEST Executive Short-Term Incentive Plan." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

    / / Certain proposals made by stockholders of U S WEST pursuant to Rule 14a-8 under the Exchange Act. See "Chapter 4: Other Matters to be Considered at the Annual Meeting-- Stockholder Proposals." THE U S WEST BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" EACH OF THESE PROPOSALS.

    The proposals to approve the New U S WEST Compensation Plans are conditioned upon consummation of the Separation by U S WEST's stockholders. If the Separation is not approved and consummated, the proposals to approve the New U S WEST Compensation Plans will not be implemented.

    STOCKHOLDERS ARE REQUESTED PROMPTLY TO VOTE BY PROXY IN THE MANNER DESCRIBED HEREIN.

RECORD DATE; VOTING AT THE ANNUAL MEETING

    The U S WEST Board has fixed the close of business on            , 1998, as
the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record
Date, there were       shares of Communications Stock and       shares of Media
Stock outstanding and entitled to vote.

    The presence, in person or by properly delivered proxy, of the holders of a majority of the votes entitled to be cast by the holders of Communications Stock and Media Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. The approval of the Separation will require (i) the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Communications Stock and Media Stock, voting as a single class, (ii) the affirmative vote of the holders of a majority of the outstanding shares of Communications Stock, voting as a separate class, and (iii) the affirmative vote of the holders of a majority of the outstanding shares of Media Stock, voting as a separate class. Directors will be elected by a plurality of the votes of the Communications Stock and the Media Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. All other proposals to be considered at the Annual Meeting will require the affirmative vote of a majority of the votes cast by holders of Communications Stock and Media Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a

                                                                             183
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS
single class. Each stockholder's vote is confidential and will not be disclosed to any party except to the extent necessary to meet legal requirements.

    Holders of record of Communications Stock are entitled to one vote per share and holders of record of Media Stock are entitled to . of a vote per share upon each matter properly submitted for the vote of the holders of Communications Stock and Media Stock, voting as a single class, at the Annual Meeting. Holders of record of Communications Stock are entitled to one vote per share upon each matter properly submitted for the vote of the holders of Communications Stock, voting as a separate class, at the Annual Meeting and holders of record of Media Stock are entitled to one vote per share upon each matter properly submitted for the vote of the holders of Media Stock, voting as a separate class, at the Annual Meeting. The relative voting power of the Communications Stock and the Media Stock on matters as to which the Communications Stock and Media Stock vote as a single class has been determined by a formula set forth in the U S WEST Restated Certificate. This formula provides that each share of Communications Stock has one vote and each share of Media Stock has a variable number of votes equal to the ratio of the time-weighted average market value of one share of Media Stock to the time-weighted average market value of one share of Communications Stock, calculated over the 20-trading day period ending ten trading days prior to the record date for a meeting of stockholders. For the
Annual Meeting, the 20-trading day period began on            , 1998 and ended
on            , 1998 (the tenth trading day prior to the Record Date).

    The holders of U S WEST Series C Preferred Stock, U S WEST Series D Preferred Stock and U S WEST Series E Preferred Stock do not have any voting rights with respect to the matters to be voted on at the Annual Meeting.

PROXIES; REVOCATION OF PROXIES

    All shares of Communications Stock and Media Stock which are represented at the Annual Meeting by proxies properly received and not duly and timely revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted "FOR" each of the proposals to be considered at the Annual Meeting. Proxies which are marked "ABSTAIN" will be counted as shares present by proxy at the Annual Meeting for purposes of determining the presence of a quorum and for purposes of determining the voting power of the Communications Stock and the Media Stock present in person or by proxy and entitled to vote at the Annual Meeting. Proxies relating to "street name" shares that are voted by brokers on one or more but less than all of the proposals ("broker non-votes") will nevertheless be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present in person or by proxy and entitled to vote at the Annual Meeting as to the proposal as to which authority to vote is withheld by the broker.

    The required vote of stockholders on the Separation is based on the voting power of all of the outstanding shares of Communications Stock and Media Stock as of the Record Date. As a result, the failure by a stockholder to vote in person or by proxy, the abstention from voting by a stockholder and broker non-votes will all have the same effect as a vote "AGAINST" approval of the Separation. The required vote of the stockholders on all other proposals to be considered at the Annual Meeting is based upon the votes cast at the Annual Meeting. With respect to any such proposal, the failure by a stockholder to vote in person or by proxy, the abstention from voting by a stockholder and broker non-votes will not be counted in determining the voting power of the Communications Stock and Media Stock present in person or by proxy at the Annual Meeting and will therefore not constitute a vote "FOR" or "AGAINST" such proposal.


    A proxy may be revoked prior to its being voted by: (i) delivering to the Secretary of U S WEST, at or before the Annual Meeting, a written instrument bearing a later date than the proxy which instrument, by its terms, revokes the proxy; (ii) delivering a subsequent proxy card relating to the same


                                                                             184
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS
shares at or before the Annual Meeting; or (iii) attending and voting at the Annual Meeting. Attendance at the Annual Meeting without voting will not of itself constitute revocation of a proxy. Any written instrument revoking a proxy should be sent to: U S WEST, Inc., 7800 East Orchard Road, Englewood, Colorado 80111, Attention: Secretary.


    For participants in the U S WEST SIP, a proxy will cover the number of shares of Communications Stock and Media Stock held in the account of a participant as well as shares held by such participant in certificated form. For participants in the Savings Plan/ESOP, a proxy will serve as a voting instruction card for the trustees of the Savings Plan/ESOP with respect to the shares of Communications Stock and Media Stock held in the participants' accounts. The trustees shall vote shares held in the Savings Plan/ESOP for which proxies are not received (as well as shares held in the suspense account of the Savings Plan/ESOP) in the same proportion as the shares for which proxies are received, provided, however, that the trustees shall in all events exercise voting obligations consistent with the trustees' fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

    If a quorum is not obtained, or if fewer shares of Communications Stock and Media Stock than the number required therefor are voted in favor of approval and adoption of the Separation, it is expected that the Annual Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn. In the absence of a quorum, the Annual Meeting may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the shares represented at the Annual Meeting in person or by proxy.

    STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMUNICATIONS STOCK AND MEDIA STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE SEPARATION IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO STOCKHOLDERS PROMPTLY AFTER THE SEPARATION TIME.

SOLICITATION OF PROXIES

    U S WEST will bear the costs of soliciting proxies from stockholders. U S WEST has retained Beacon Hill Associates, Inc. at an estimated cost of $25,000, plus reimbursement of expenses, to assist U S WEST in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. In addition to soliciting proxies by mail, directors, officers and employees of U S WEST, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Communications Stock and Media Stock held of record by such persons, and U S WEST will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                                                             185
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

MARKET PRICE AND DIVIDEND DATA OF COMMUNICATIONS STOCK AND MEDIA STOCK

    The following table sets forth the high and low sales prices on the New York Stock Exchange Composite Tape (the "Composite Tape"), and the dividends paid per share, of the Communications Stock and the Media Stock for the periods indicated.


                                                                                HIGH SALES   LOW SALES    DIVIDENDS
                                                                                   PRICE       PRICE        PAID
                                                                                -----------  ----------  -----------
Communications Stock
  1996
    First Quarter.............................................................   $  37.500   $  30.250    $   0.535
    Second Quarter............................................................      34.625      31.125        0.535
    Third Quarter.............................................................      32.250      27.250        0.535
    Fourth Quarter............................................................      33.625      29.250        0.535
  1997
    First Quarter.............................................................   $  37.250   $  31.750    $   0.535
    Second Quarter............................................................      38.500      31.125        0.535
    Third Quarter.............................................................      39.4375     35.625        0.535
    Fourth Quarter............................................................      46.9375     36.875        0.535
  1998
    First Quarter.............................................................   $  56.75    $  43.375    $   0.535
    Second Quarter (through April 1, 1998)....................................   $  56.25    $  54.125
Media Stock
  1996
    First Quarter.............................................................   $  23.000   $  18.875       --
    Second Quarter............................................................      21.000      16.875       --
    Third Quarter.............................................................      18.875      14.375       --
    Fourth Quarter............................................................      19.875      15.375       --
  1997
    First Quarter.............................................................   $  20.625   $  17.625       --
    Second Quarter............................................................      22.375      16.000       --
    Third Quarter.............................................................      24.250      19.8125      --
    Fourth Quarter............................................................      29.125      22.3125      --
  1998
    First Quarter.............................................................   $  37.1875  $  27.00        --
    Second Quarter (through April 1, 1998)....................................   $  35.125   $  34.1875      --



    On October 24, 1997, the trading day prior to the announcement of the Separation, the closing sales prices of the Communications Stock and the Media Stock, as reported on the Composite Tape, were $39.875 and $26.5625, respectively. On April 1, 1998, the closing sales prices of the Communications Stock and the Media Stock, as reported on the Composite Tape, were $56.00 and $34.9375, respectively. Stockholders are urged to obtain current trading price information with respect to the Communications Stock and Media Stock. As of March 31, 1998, there were 485,044,199 shares of Communications Stock and 608,662,754 shares of Media Stock outstanding and 639,927 holders of record of Communications Stock and 614,647 holders of record of Media Stock.


    U S WEST currently pays a quarterly dividend of $0.535 on the Communications Stock. U S WEST does not currently pay dividends on the Media Stock. For a description of the dividend policies of New U S WEST and MediaOne following consummation of the Separation, see "Chapter 3: The Separation--Dividend Policy." For a discussion of certain risks related to the trading prices of the New U S WEST Common Stock and MediaOne Common Stock following the Separation, see "Chapter 2: Risk Factors--Risk Factors Related to New U S WEST--No Prior Public Market for New

                                                                             186
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

U S WEST Common Stock; No Assurance as to Market Price" and "--Risk Factors Related to MediaOne--No Assurance as to Market Price of MediaOne Common Stock following Separation."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of March 16, 1998, information with respect to each person who was known by U S WEST (based upon a review of schedules and reports filed with the Commission) to be the beneficial owner of more than 5% of the Communications Stock or the Media Stock.

                                                                      COMMUNICATIONS STOCK            MEDIA STOCK
                                                                    -------------------------  -------------------------
                                                                     NUMBER OF    PERCENT OF    NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                   SHARES        CLASS        SHARES        CLASS
------------------------------------------------------------------  ------------  -----------  ------------  -----------
Amos B. Hostetter, Jr. ...........................................                               53,318,500        8.5%(1)
 The Pilot House
 Lewis Wharf
 Boston, MA 02110

The Capital Group Companies, Inc. ................................    37,071,500        7.7%
 Capital Research and Management Company
 333 South Hope Street
 Los Angeles, CA 90071

State Street Bank and Trust Company, .............................    27,278,182        5.6%
 as trustee for the U S WEST
 Benefit Assurance Trust, the
 U S WEST Savings Plan/ESOP
 Stock Ownership Plan and the
 U S WEST Payroll Stock Ownership Plan
 225 Franklin Street
 Boston, Massachusetts 02110

------------------------------

(1) Includes 6,481,139 shares of Media Stock which Mr. Hostetter has the right to receive upon conversion of 3,402,173 shares of U S WEST Series D Preferred Stock beneficially owned by Mr. Hostetter.

                                                                             187
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning the shares of Communications Stock and Media Stock beneficially owned as of February 27, 1998 by (i) each director and named executive officer of U S WEST and the directors and executive officers of U S WEST as a group and (ii) each individual who will be a director or named executive officer of New U S WEST and the individuals who will be the directors and executive officers of New U S WEST as a group. These shares represent less than one percent of the Communications Stock and the Media Stock outstanding.


                                                        COMMUNICATIONS STOCK                            MEDIA STOCK
                                             ------------------------------------------  ------------------------------------------
                                                            SHARES SUBJECT                              SHARES SUBJECT
                                                             TO OPTIONS**                                TO OPTIONS**
                                             TOTAL NUMBER    (INCLUDED IN    DEFERRAL    TOTAL NUMBER    (INCLUDED IN    DEFERRAL
NAME                                           OF SHARES        TOTAL)       PLANS(1)      OF SHARES        TOTAL)       PLANS(1)
-------------------------------------------  -------------  --------------  -----------  -------------  --------------  -----------
U S WEST
  Robert L. Crandall.......................         2,200          1,200           546          2,200          1,200           918
  Grant A. Dove............................        11,900          9,300                       11,900          9,300
  Allan D. Gilmour.........................        13,659          9,300                       13,773          9,300
  Michael P. Glinsky.......................        21,223         18,999           637         31,744         31,082         1,111
  Pierson M. Grieve........................        11,300          9,300         6,819         11,300          9,300        10,995
  George J. Harad*.........................         1,340          1,200           523          1,300          1,200           872
  Allen R. Jacobson*.......................        14,672(2)        9,300        4,114         14,672(2)        9,300        5,418
  Charles M. Lillis........................        26,178         11,000                      470,152        351,049        22,226
  Richard D. McCormick*....................       508,290(3)      225,400                     779,074(3)      533,899       53,720
  Marilyn Carlson Nelson*..................        11,500          9,300         3,516         23,622          9,300         4,543
  Frank Popoff*............................        12,000          7,200                       12,000          7,200
  Charles P. Russ III......................       116,916        112,660         2,971        200,505        149,749         6,332
  Louis A. Simpson.........................             0                                      10,000
  John "Jack" Slevin.......................             0                                      10,000
  Solomon D. Trujillo*.....................       236,141        191,885         5,977        203,741        173,881         5,521
  Jerry O. Williams*.......................        11,500          9,300                       11,500          9,300
  All directors and executive officers of U
    S WEST (as a group)....................     1,027,488        646,065        25,533      1,846,627      1,326,616       117,561

NEW U S WEST
  Linda G. Alvarado(5).....................             0                                           0
  Craig R. Barrett(5)......................             0                                           0
  Jerry J. Colangelo(5)....................             0                                           0
  Peter S. Hellman(5)......................             0                                           0
  Robert E. Knowling, Jr...................        35,905         28,864           423              0
  Mark D. Roellig..........................        42,715         19,933         1,381         58,112         30,706         1,922
  Allan R. Spies...........................        21,840         18,031         1,664          9,441          8,366         2,881
  Gregory M. Winn..........................        42,403(4)       23,030          371         13,436(4)        4,999          404
  All directors and executive officers of
    New U S WEST (as a group)..............       977,420        573,436        18,908      1,160,166        811,484        75,369


 *  Will also be a director or named executive officer of New U S WEST.

** Shares subject to acquisition through exercise of stock options within 60 days.

(1) Includes units denominated as common share equivalents held in deferred compensation accounts.

(2) Includes 3,462 shares subject to shared voting and investment power.

(3) Includes 94,036 shares subject to shared voting and investment power.

(4) Includes 3,360 shares subject to shared voting and investment power.


(5) These individuals will become directors of New U S WEST at the Separation Time.


                                                                             188
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

LEGAL MATTERS

    The validity of the New U S WEST Common Stock to be issued in connection with the Separation will be passed upon by Weil, Gotshal & Manges LLP, counsel to New U S WEST.

EXPERTS


    The consolidated financial statements and the consolidated financial statement schedule of U S WEST as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 included in this Registration Statement and Proxy Statement, and included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



    The consolidated financial statements of U S WEST for the year ended December 31, 1995 included in this Registration Statement and Proxy Statement, and the consolidated financial statements and consolidated financial statement schedule of U S WEST included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference, have been included or incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


    The combined financial statements of New U S WEST as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated on their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing on giving said reports.

    The combined financial statements and combined financial statement schedule of New U S WEST for the year ended December 31, 1995 included in this Registration Statement and Proxy Statement have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    U S WEST is subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including U S WEST. The Communications Stock and Media Stock are listed and traded on the NYSE and the PSE and such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the PSE, 115 Sansome Street, 2nd Floor, San Francisco, California 94104. As a result of the Separation, U S WEST (as MediaOne) will continue to be subject to the informational requirements of the Exchange Act. In addition, upon consummation of the Separation, New U S WEST will become subject to the informational requirements of the Exchange Act and will thereafter also file reports, proxy statements and other information with the Commission.

                                                                             189
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

    New U S WEST has filed with the Commission a registration statement on Form S-4 (such registration statement, together with all amendments, is referred to herein as the "New U S WEST Registration Statement") under the Securities Act covering the shares of New U S WEST Common Stock issuable in connection with the Separation. This Proxy Statement does not contain all of the information set forth in the New U S WEST Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the New U S WEST Registration Statement, which is available for inspection and copying as set forth above. Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the New U S WEST Registration Statement, or such other document, each such statement being qualified in all respects by such reference.

    The following documents, which have been filed by U S WEST (File No. 1-8611) with the Commission under the Exchange Act, are incorporated herein by reference:


    (a) U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997.



    (b) U S WEST's Current Reports on Form 8-K dated January 29, 1998, February 17, 1998 and March 25, 1998.


    All documents filed with the Commission by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO U S WEST, INC., INVESTOR RELATIONS, 7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111 (TELEPHONE NUMBER
(303) 793-6500). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE MAY 30, 1998.


    For additional information about the Separation, please contact Beacon Hill Associates, Inc., our information agent, toll-free at 1-800-787-3120.

STOCKHOLDER PROPOSALS


    If the Separation is consummated, stockholder proposals intended for inclusion in the 1999 Proxy Statement of MediaOne should be sent to the Secretary of MediaOne at 188 Inverness Drive West, Englewood, CO 80112, and must be received by December 21, 1998, and stockholder proposals intended for inclusion in the 1999 Proxy Statement of New U S WEST should be sent to the Secretary of New U S WEST at 1801 California Street, Denver, Colorado 80202, and must be received by December 21, 1998. If the Separation is not consummated, stockholder proposals intended for inclusion in the 1999 Proxy Statement of U S WEST should be sent to the Secretary of U S WEST at 7800 East Orchard Road, Englewood, CO 80111, and must be received by December 21, 1998.


                                                                             190
                                                   CHAPTER 9: THE ANNUAL MEETING
                                                       AND CERTAIN OTHER MATTERS

                                                                       ANNEX A-1

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 U S WEST, INC.
                         Pursuant to Section 242 of the
                        Delaware General Corporation Law


    The undersigned, Assistant Secretary of U S WEST, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the stockholders of the Corporation duly approved the following amendment to the Corporation's Restated Certificate of Incorporation (the "Restated Certificate"), as heretofore amended, in accordance with the provisions of Section 242 of the Delaware General Corporation Law:


     1. RESOLVED, that Article I of the Restated Certificate is hereby amended and restated in its entirety as follows.

                                   ARTICLE I
                                      NAME

    The Name of the Corporation is MediaOne Group, Inc. (the "Corporation").

     2. RESOLVED, that Subsection 2.1.2 of Article V of the Restated Certificate is hereby amended and restated in its entirety as follows:

       "SECTION 2.1.2. LIMITATION ON DIVIDENDS ON MEDIA STOCK. Dividends on Media Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Media Group Available Dividend Amount; PROVIDED, HOWEVER, that the Corporation may declare and pay the dividend on Media Stock contemplated by Subsection 2.4.3(C) upon compliance with clause (i) of this Subsection
       2.1.2. only and without regard to clause (ii)."

     3. RESOLVED, that Subsection 2.4.3 of Article V of the Restated Certificate is hereby amended by adding to the end of such Subsection the following paragraph (C):

       "(C) Notwithstanding the provisions of paragraphs (A) and (B) of subsection 2.4.3., the Board of Directors may, provided that there are funds of the Corporation legally available therefor (but without regard to the Communications Group Available Dividend Amount or the Media Group Available Dividend Amount), (i) redeem each of the issued and outstanding shares of Communications Stock for one share of common stock of a wholly-owned Subsidiary of the Corporation which holds, directly or indirectly, all of the assets and liabilities attributed to the Communications Group and certain other assets and liabilities including, without limitation, all of the outstanding capital stock of U S WEST Dex, Inc. ("New U S WEST") (which shares, in the aggregate together with such shares of common stock of New U S WEST as shall be issued to the holders of Media Stock in the transaction described in clause (ii) below will represent all of the outstanding shares of common stock of New U S WEST immediately following such redemption), and (ii) declare and pay a dividend upon each outstanding share of Media Stock payable in shares of common stock of New U S WEST (the transactions described in clauses (i) and (ii) being referred to collectively as the "Separation"), in each case in accordance with and on the terms and subject to the conditions of
       that certain Separation Agreement dated as of       , 1998 between the
       Corporation and USW-C, Inc. Notice of the Separation having been provided pursuant to the Corporation's Proxy Statement dated

                                     A-1-1

             , 1998, the provisions of paragraphs (F) and (J) of subsection
       2.4.5 shall not be applicable to the transactions contemplated by this paragraph (C) of subsection 2.4.3."

     4. RESOLVED, that Clauses (F) and (J) of Subsection 2.4.5 of Article V of the Restated Certificate (Notice and Other Provisions) are hereby amended by adding to the end of each such clause the following:

       "The provisions of this subsection shall not apply to the transactions contemplated by clause (C) of subsection 2.4.3."

    IN WITNESS WHEREOF, the undersigned does hereby make this certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true and, accordingly, has executed this
certificate as of this       th day of       , 1998.

                                          U S WEST, INC.

                                          By:
          ----------------------------------------------------------------------

                                            Name: Stephen E. Brilz

                                            Title: Assistant Secretary

                                     A-1-2

                                                                       ANNEX A-2

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDIAONE GROUP, INC.
                     (Originally Incorporated May 12, 1995
                         Under the Name U S WEST, Inc.)

                                   ARTICLE I
                                      NAME

    The name of the corporation is MediaOne Group, Inc. (the "Corporation").

                                   ARTICLE II
                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "Corporation Law").

                                   ARTICLE IV
                                     POWERS

    The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Corporation law.

                                   ARTICLE V
                                 CAPITAL STOCK

    SECTION 1. AUTHORIZATION. Upon the filing of this Restated Certificate of Incorporation, each share of U S WEST Media Group Common Stock, par value $0.01 per share (the "U S WEST Media Group Common Stock"), shall be and hereby is recharacterized as one share of Common Stock (as defined below). The aggregate number of shares of stock which the Corporation shall have authority to issue is two billion two hundred million (2,200,000,000) shares, of which two billion (2,000,000,000) shares shall be shares of common stock having a par value of $0.01 per share (the "Common Stock") and two hundred million (200,000,000) shares shall be shares of a class of preferred stock having a par value of $1.00 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. For purposes of this Article V, references to "Common Stock" shall include the U S WEST Media Group Common Stock, the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article VI of the certificate of incorporation of the Corporation and references to "the Certificate of Incorporation of the Corporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time.

                                     A-2-1

    SECTION 2. COMMON STOCK. The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

    2.1. DIVIDENDS. Subject to any preferences and relative, participating, optional or special rights of any outstanding series of Preferred Stock and any qualifications or restrictions on the Common Stock created thereby, dividends may be declared and paid upon the Common Stock as the Board of Directors may determine.

    2.2. VOTING POWERS. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the terms of any outstanding series of Preferred Stock or any provision of the Certificate of Incorporation of the Corporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock of the Corporation, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Certificate of Incorporation or bylaws of the Corporation, be entitled to vote.

    2.3. LIQUIDATION RIGHTS. In the event of the voluntary or involuntary dissolution of the Corporation or the liquidation and winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled, unless otherwise provided in respect of a series of preferred stock by the resolution of the Board of Directors fixing the liquidation rights and preferences of such series of preferred stock, the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation. Neither the merger nor consolidation of the Corporation into or with any other company, nor the merger or consolidation of any other company into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation, or cause the dissolution of the Corporation, for purposes of this subsection 2.3.

    SECTION 3. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. Except as provided by subsection 3.1 with respect to the Series A Preferred Stock (as hereinafter defined), by subsection 3.2 with respect to the Series C Preferred Stock (as hereinafter defined) and by subsection 3.4 with respect to the Series D Stock (as defined in Exhibit A hereto) and the Series E Stock (as defined in Exhibit B hereto), the Board of Directors is authorized, by resolution adopted and filed in accordance with law, to fix the number of shares in each series, the designation thereof, the voting powers, preferences and relative, participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

    3.1. SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK. There is hereby created a series of Preferred Stock, designated Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), of 10,000,000 shares having the following voting powers, preferences and rights, and qualifications and restrictions thereon provided by this subsection 3.1:

                                     A-2-2

    3.1.1.  DIVIDENDS AND DISTRIBUTIONS.

   (A) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to in this subsection 3.1 as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $25 per share ($100 per annum), or (ii) subject to the provision for adjustment hereinafter set forth in this paragraph (A), the product of 100 multiplied by the aggregate per share amount of all cash dividends and all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection 3.1.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share ($100 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless
(i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue of such shares is after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date, in which case such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    3.1.2. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

   (A) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the product of (i) 100 multiplied by (ii) the maximum number of votes per share of Common Stock at such time with respect to such matter.

    (B) Except as otherwise provided in the Certificate of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C) (1) If and whenever at any time or times dividends payable on shares of Series A Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount

                                     A-2-3
of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be automatically increased by two and the holders of shares of Series A Preferred Stock, together with the holders of any shares of any shares of stock ranking on a parity (either as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation) as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

        (2) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of Series A Preferred Stock on four subsequent consecutive Quarterly Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 3.1.2.(C)(1) shall terminate.

        (3) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 3.1.2.(C)(2), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of either (i) shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Series D Preferred Stock or (ii) shares representing twenty-five percent (25%) of the voting power of shares of all series of Preferred Stock having such voting right, shall call, a special meeting of the holders of Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this
    Section 3.1.2.(C)(3), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

        (4) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

        (5) Any director elected by holders of Preferred Stock pursuant to the voting right created under this Section 3.1.2. shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 3.1.2.(C)(2) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 3.1.2.(C)(3), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

   (D) Nothing contained in this subsection 3.1 shall prevent the Board of Directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation, as may be authorized by the Certificate of Incorporation of the Corporation.

                                     A-2-4

    (E) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Certificate of Incorporation of the Corporation or by law) for the taking of any corporate action.

    3.1.3.  CERTAIN RESTRICTIONS.

    (A) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in subsection 3.1.1 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, and shall cause its subsidiaries not to, directly or indirectly:

    (1) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation) to the Series A Preferred Stock;

    (2) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears, in proportion to the total amounts of such dividends to which the holders of all such shares are then entitled;

    (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or to distributions upon dissolution or liquidation and winding-up of the Corporation) to the Series A Preferred Stock; or

    (4) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this subsection 3.1.3, purchase or otherwise acquire such shares at such time and in such manner.

    3.1.4. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors (including additional shares of Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Corporation.

                                     A-2-5

    3.1.5. LIQUIDATION OR DISSOLUTION AND WINDING-UP. Upon any liquidation or dissolution and winding-up of the Corporation, no distribution shall be made to:

    (A) the holders of shares of stock ranking junior (either as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share ($1.00 per one-hundredth of a share), plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share equal to the product of (x) 100 multiplied by (y) the aggregate amount to be distributed in connection with such liquidation or dissolution and winding-up per share to holders of shares of Common Stock; or

    (B) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation or dissolution and winding-up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation or dissolution and winding-up.

    3.1.6. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then, and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged for an amount per share equal to the product of (i) 100 multiplied by (ii) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    3.1.7. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law or the Certificate of Incorporation of the Corporation.

    3.1.8. RANK. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a series of preferred stock of the Corporation established after the issuance of any shares of Series A Preferred Stock or any right, warrant, or option providing for the issuance thereof, the Series A Preferred Stock shall rank, as to the payment of dividends and the distribution of assets on liquidation or dissolution and winding-up of the Corporation, PARI PASSU to the Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Corporation, junior to all other series of the Corporation's Preferred Stock and senior to the Common Stock.

    3.1.9. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

    3.1.10. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

    3.2.  [INTENTIONALLY OMITTED]

    3.3. SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK. There is hereby created a series of Preferred Stock designated as Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), of fifty thousand (50,000) shares having the following voting powers, preferences and rights, and qualifications and restrictions thereon:

                                     A-2-6

    3.3.1.  DIVIDENDS.

   (A) The holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of the Series C Preferred Stock at the rate of $70.00 per annum per share, and no more, payable in equal quarterly installments on the first business day of November, February, May and August, in each year, commencing on the first business day of November, 1995. Such dividends shall accrue and be cumulative from the date of original issue of each share of the Series C Preferred Stock, whether or not declared and whether or not there shall be funds legally available for the payment thereof. Each such dividend shall be paid to the holders of record of the shares of the Series C Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Dividends in arrears may be declared and paid at any time without reference to any regular dividend payment date.

    (B) If dividends are not paid in full, or declared in full and sums set apart for the full payment thereof, upon the shares of the Series C Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon shares of the Series C Preferred Stock and of any other preferred stock ranking on a parity as to dividends with the Series C Preferred Stock shall be paid or declared PRO RATA so that in all cases the amount of dividends paid or declared per share on the Series C Preferred Stock and on such other shares of preferred stock shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or dividends in arrears, if any, on the shares of the Series C Preferred Stock and such other shares of preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of the Series C Preferred Stock have been paid or declared in full and sums set aside exclusively for the payment thereof,
(i) no dividends (other than dividends in shares of the Common Stock or in shares of any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends) shall be paid or declared or set aside for payment or other distribution made upon the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends, (ii) nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock, be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund or any similar fund for the redemption of any such shares) by the Corporation or any, direct or indirect, subsidiary of the Corporation (except in the case of clause (ii) by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock). Holders of shares of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of the Series C Preferred Stock that may be in arrears.

    The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount that shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

                                     A-2-7

    (C) Dividends payable on the shares of the Series C Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

    3.3.2.  REDEMPTION.

    (A) MANDATORY REDEMPTION. On September 2, 2004, to the extent (i) the Corporation shall have funds legally available therefor and (ii) the Corporation shall not have been rendered insolvent pursuant to the U.S. Bankruptcy Code, the Corporation shall redeem all remaining outstanding shares of Series C Preferred Stock, at a redemption price of $1,000.00 per share, together with accrued and unpaid dividends thereon to the redemption date, in cash without interest. If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to this paragraph (A) of subsection 3.3.2, such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of Series C Preferred Stock shall not be fully discharged, (i) no dividends (other than dividends in shares of the Common Stock) shall be paid or declared or set aside for payment or other distribution made upon the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock, (ii) nor shall any shares of the Communications Stock or Media Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock, be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking or other similar fund for the redemption of any such shares) by the Corporation or any direct or indirect subsidiary of the Corporation (except, in the case of clause (ii), by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends).

    (B) OPTIONAL REDEMPTION BEGINNING SEPTEMBER 2, 1999. (i) Subject to subparagraph (B)(ii) of this subsection 3.3.2, the shares of the Series C Preferred Stock shall be redeemable at the option of the Corporation, in whole or from time to time in part, at any time on or after September 2, 1999, subject to the limitations set forth below, at the following redemption prices per share plus, in each case, all dividends accrued and unpaid on the shares of the Series C Preferred Stock up to the date fixed for redemption, upon giving notice as provided in paragraph (D) of this subsection 3.3.2:

IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING SEPTEMBER 2,                              PRICE
-------------------------------------------------------------------------------------------  ----------
1999.......................................................................................  $ 1,035.00
2000.......................................................................................  $ 1,028.00
2001.......................................................................................  $ 1,021.00
2002.......................................................................................  $ 1,014.00
2003.......................................................................................  $ 1,007.00

    The excess amount of the price per share over $1,000 (other than accrued but unpaid dividends) is referred to herein as the "Redemption Premium".

        (ii) From and after the time of any exercise of any Ten-Year Options (as hereinafter defined), upon giving notice as provided in paragraph (D) of this subsection 3.3.2 below, the Corporation shall have the right to redeem, without the payment of the Redemption Premium thereon, a number of shares of Series C Preferred Stock equal to 50,000 multiplied by a fraction the numerator of which shall be the number of Ten-Year Options so exercised at such time and the denominator of which shall be the aggregate number of Ten-Year Options initially issued. The number of shares of Series C Preferred Stock which may be redeemed without the applicable Redemption Premium shall be cumulative with each such exercise of the Ten-Year Options but shall be reduced

                                     A-2-8
    upon any redemption of Series C Preferred Stock without the payment of the Redemption Premium by the number of shares so redeemed. The adjustment to the Redemption Premium in this subparagraph (B)(ii) of subsection 3.3.2 shall take into account any Ten-Year Options exercised prior to the time the shares of Series C Preferred Stock are redeemed on the Redemption Date regardless of whether notice of the redemption of such shares was given prior to the exercise of such Ten-Year Options. "Ten-Year Options" means the 1,893,940 Options initially issued by U S WEST Capital Corporation ("USWCC") to Fund American Enterprises Holdings, Inc. ("FFC") pursuant to the Securities Purchase Agreement dated April 10, 1994, among FFC, the Corporation, USWCC and Financial Security Assurance Holdings Ltd. and referred to in such agreement as the "Ten-Year Options".

    (C) SPECIAL PROCEDURE FOR PARTIAL REDEMPTION. If less than all of the outstanding shares of the Series C Preferred Stock are to be redeemed, the shares to be redeemed shall be determined PRO RATA.

    (D) GENERAL PROCEDURES FOR REDEMPTION. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series C Preferred Stock, a written notice shall be given to each holder of record of shares of the Series C Preferred Stock to be redeemed by certified or registered mail in a postage prepaid envelope or by a nationally recognized overnight courier (appropriately marked for overnight delivery) addressed to such holder at its post office address as shown on the records of the Corporation (and shall be deemed given only upon the earlier of (i) the date when received by the holder or (ii) three days after the Corporation has sent such notice), notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), that the shares shall be deemed to be redeemed at 5:00 p.m., New York time, on such date and the redemption price (including a calculation of all accrued dividends up to and including the Redemption Date, but subject to reduction as a result of any exercises of the Ten-Year Options), and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice its certificate or certificates representing the number of shares specified in such notice of redemption. Each notice of redemption shall be irrevocable. On or after the Redemption Date, upon surrender by each holder of its certificate or certificates for shares of the Series C Preferred Stock to be redeemed at the place designated in such notice, the redemption price of such shares (together with all accrued and unpaid dividends thereon up to and including the Redemption
Date) shall be paid in immediately available funds to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof. From and after the Redemption Date (unless notice of redemption is not received by each holder of shares as aforesaid, or default shall be made by the Corporation in payment of the redemption price or accrued and unpaid dividends up to and including the Redemption Date), all dividends on the shares of the Series C Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, if notice of redemption is received by each holder of shares as aforesaid, the Corporation prior to the Redemption Date may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of shares of the Series C Preferred Stock so called for redemption in trust for the account of holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $100,000,000) in the Borough of Manhattan, City and State of New York, or the City of Denver, State of Colorado, in which case the aforesaid notice to holders of shares of the Series C Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in

                                     A-2-9
such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited that shall remain unclaimed by the holders of such shares of the Series C Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation, and thereafter the holder of any such shares shall look to the Corporation for the payment of the redemption price (and any accrued and unpaid dividends).

    (E) SHARES REDEEMED OR REPURCHASED. Shares of the Series C Preferred Stock redeemed, repurchased or retired by the Corporation pursuant to the provisions of this subsection 3.3.2, shall thereupon be retired and may not be reissued as shares of the Series C Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

    3.3.3.  VOTING RIGHTS.

    Except as otherwise provided in subsection 3.3.5 or as required by law, the holders of shares of the Series C Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

    3.3.4.  LIQUIDATION RIGHTS.

   (A) In the event of any liquidation or dissolution and winding-up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of the Series C Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders, the amount of One Thousand Dollars ($1,000.00) for each share of the Series C Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to and including the date fixed for distribution, before any distribution shall be made to the holders of shares of the Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series C Preferred Stock. If upon any liquidation or dissolution and winding up of the Corporation, the assets distributable among the holders of shares of the Series C Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series C Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series C Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series C Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

    (B) For purposes of this subsection 3.3.4, a distribution of assets in any liquidation or dissolution and winding-up shall not include (i) any consolidation or merger of the Corporation with or into any other corporation,
(ii) any liquidation or dissolution and winding-up or reorganization of the Corporation immediately followed by reincorporation of another corporation or
(iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; PROVIDED, HOWEVER, that, in each case, effective provision is made in the Certificate of Incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series C Preferred Stock.

    (C) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series C Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof in the manner provided in paragraph (D) of subsection 3.3.2, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                                     A-2-10

    3.3.5. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds ( 2/3) of the outstanding shares of the Series C Preferred Stock, voting separately, modify, amend or rescind the preferences, rights or powers with respect to the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely; but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares of preferred stock. The provisions of this subsection 3.3.5 shall not in any way limit the right and power of the Corporation to issue its currently authorized but unissued shares or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

    3.3.6. NO PREEMPTIVE RIGHTS. No holder of shares of the Series C Preferred Stock shall possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

    3.3.7. RANK. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a series of preferred stock of the Corporation established after the issuance of any shares of Series C Preferred Stock or any right, warrant or option providing for the issuance thereof, the Series C Preferred Stock shall rank, as to the payment of dividends and the distribution of assets on liquidation or dissolution and winding-up, whether voluntary or involuntary, of the Corporation, on a parity with the Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, and the Series B Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Corporation, junior to all other series of the Corporation's Preferred Stock, and senior to the Common Stock.

    3.4 SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK. Pursuant to the authority conferred by this Article V, the following series of Preferred Stock have been designated pursuant to Certificates of Designation previously filed, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

                         Series D Convertible Preferred
Exhibit A..............  Stock
                         Series E Convertible Preferred
Exhibit B..............  Stock

                                   ARTICLE VI
                               BOARD OF DIRECTORS

    SECTION 1. NUMBER OF DIRECTORS. The number of Directors shall be fixed by the Bylaws of the Corporation, but shall not be less than six nor more than seventeen.

    SECTION 2. POWERS OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors selected as provided by law and the Certificate of Incorporation and the Bylaws of the Corporation. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

       (A) adopt, amend, alter, change or repeal Bylaws of the Corporation; PROVIDED, HOWEVER, that no Bylaw hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new Bylaws had not been adopted;

                                     A-2-11

        (B) subject to the Bylaws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

        (C) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Corporation Law and the Certificate of Incorporation and Bylaws of the Corporation.

    SECTION 3. CLASSIFIED BOARD OF DIRECTORS. The directors, other than those who may be elected solely by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation pursuant to the terms of Article V of the Certificate of Incorporation of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, with each class to hold office until its successors are elected and qualified. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation, at each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    SECTION 4. VACANCIES. Except as otherwise required by law, any vacancy in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); PROVIDED, HOWEVER, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until his or her successor is elected and qualified.

    SECTION 5. REMOVAL OF DIRECTORS. Except as may be provided in respect of any series of Preferred Stock pursuant to Article V with respect to any directors elected solely by the holders of such series of Preferred Stock, any director (including all members of the Board of Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. For the purposes of this Section 5, "cause" shall mean the wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                                  ARTICLE VII
                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

    Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent in lieu of a meeting of such holders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors of the

                                     A-2-12

Corporation or the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law or, in respect of a meeting of the holders of any series of Preferred Stock, by the provisions of Section 3 of Article V.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS

    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                   ARTICLE IX
                         CERTAIN BUSINESS COMBINATIONS

    SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. Except as otherwise expressly provided in Section 2 of this Article, in addition to any affirmative vote required by law or by any other provision of the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation voting together as a single class shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Related Person" (as hereinafter defined). For the purpose of this Article:

       (A) The term "Business Combination" shall mean (1) any merger or consolidation of the Corporation or a Subsidiary (as hereinafter defined) of the Corporation with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary of the Corporation; (2) any sale, lease, exchange, transfer, or other disposition, including, without limitation, a mortgage or any other hypothecation or transfer as collateral, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary of the Corporation to a Related Person; (3) the issuance of any securities (other than by way of a distribution to stockholders made pro rata to all holders of the class of stock to receive the distribution) of the Corporation or a Subsidiary of the Corporation to a Related Person; (4) the acquisition by the Corporation or a Subsidiary of the Corporation of any securities of a Related Person; (5) any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person; (6) any merger of the Corporation into a Subsidiary of the Corporation; or (7) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of "Business Combination."

        (B) The term "Continuing Director" shall mean any member of the Board of Directors who is neither Affiliated (as defined below) or Associated (as defined below) with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to

                                     A-2-13
    succeed a Continuing Director by a majority of Continuing Directors then members of the Board of Directors.

        (C) The term "Related Person" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates," "Beneficially Owns" (as hereinafter defined), in the aggregate ten percent (10%) or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

       (D) The term "Substantial Part" shall mean more than 80% of the book value of the total consolidated assets of the Corporation as reported in the consolidated financial statements of the Corporation and its subsidiaries as of the end of its most recent fiscal year ending prior to the time as of which a "Substantial Part" is to be determined.

        (E) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

        (F) The terms "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on the Effective Date (as defined in subsection 2.6).

       (G) The term "Beneficially Owns" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the Effective Date (as defined in subsection 2.6), PROVIDED, HOWEVER, that, any shares of Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed Beneficially Owned by the Related Person whether immediately exercisable or exercisable within ten years of the date as of which Beneficial Ownership is to be determined.

       (H) The term "Subsidiary" with respect to the Corporation shall mean any corporation, partnership, limited liability company, business trust or similar entity of which a majority of any class of any equity security is owned directly or indirectly by the Corporation.

    SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as may be required by law or by any other provision of the Certificate of Incorporation of the Corporation, if all of the conditions specified in either of the following paragraphs (A) or (B) are met:

       (A) the Business Combination shall have been approved by a vote of not less than a majority of the Continuing Directors, or

        (B) all of the following conditions shall have been met:

            (1) the aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                (a) if applicable, the highest price per share (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of Common Stock acquired by it (i) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became a Related Person; or

                                     A-2-14

                (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this Article as the "Determination Date"), whichever is higher; and

            (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (B)(2) shall be required to be met with respect to every class or series of outstanding capital stock of the Corporation other than Common Stock, whether or not the Related Person has previously acquired any shares of such class or series of Voting Stock):

                (a) if applicable, the highest per share price (including any brokerage commission, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of such class or series of Voting Stock acquired by it (i) within the two year period immediately prior to the Announcement Date or (ii) in the transaction in which it became a Related Person, whichever is higher; or

                (b) if applicable, the Redemption Price (as hereinafter defined) of the shares of such class or series, or if such shares have no Redemption Price, the highest amount per share which such class or series would be entitled to receive upon liquidation of the Corporation on the Announcement Date or the Determination Date, whichever is higher; or

                (c) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

            (3) the consideration to be received in such Business Combination by holders of each class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of Voting Stock; PROVIDED, HOWEVER, that if the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it; and

            (4) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination and shall have contained at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of the opinion).

    SECTION 3. CERTAIN DEFINITIONS AND ADDITIONAL PROVISIONS. For the purposes of this Article:

       (A) "Fair Market Value" shall mean:

            (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of

                                     A-2-15

       1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ National Market or any quotations system then generally in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and

            (2) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final.

        (B) The Board of Directors, with the approval of a majority of the total number of Continuing Directors, shall have the power and duty to determine, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 have been met with respect to any Business Combination, and (v) whether the proposed transaction is a Business Combination. Any such determinations shall be final.

    SECTION 4. AMENDMENT OF THIS ARTICLE. This Article may be amended, altered, changed, or repealed only by the affirmative vote of the holders of at least 80% of the outstanding shares of Voting Stock voting together as a single class unless the proposed amendment, alteration, change, or repeal has been recommended to the stockholders by the Board of Directors with the approval of at least two-thirds of the Continuing Directors, in which event the proposed amendment, alteration, change, or repeal shall require for approval the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Voting Stock, voting as a single class.

                                   ARTICLE X
                                     BYLAWS

    The Board of Directors shall have the power to adopt, amend, alter, change or repeal Bylaws of and for the Corporation by the affirmative vote of 66 2/3% of the members then in office. The affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to adopt, amend, alter, change or repeal Bylaws of the Corporation (notwithstanding the fact that approval by a lesser percentage may be permitted by the Corporation Law).

                                   ARTICLE XI
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the Corporation in any manner permitted by the Corporation Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, and except as may otherwise be provided in Article V or IX hereof, any such amendment, alteration, change or repeal shall require approval of both (i) the Board of Directors by the affirmative vote of a majority of the members then in office and (ii) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, except that any proposal to amend, alter, change or repeal the provisions of Section 3 of
Article VI, Section 5 of Article VI, Article VII, Article X and this Article XI shall require the affirmative vote of the holders of 80% of the voting power of all of the shares of

                                     A-2-16
capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates, integrates and amends the provisions of the certificate of incorporation of the Corporation, and which has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, has been executed by
                  , its                   , this       day of             ,
1998.

                                          MEDIAONE GROUP, INC.

                                          By:
                                          --------------------------------------
                                             Name: Stephen E. Brilz
                                             Title: Assistant Secretary

                                     A-2-17

                                                                       EXHIBIT A

                      SERIES D CONVERTIBLE PREFERRED STOCK

    The series of Preferred Stock hereby established shall consist of 20,000,000 shares designated as Series D Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

    1. DEFINITIONS. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in Section 2.6 of Article V of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and the following terms shall have the indicated meanings:

    1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

    1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to the Corporation, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

    1.3 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, originally filed by the Corporation with respect to the Series D Stock with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

    1.4 "Closing Price" shall mean the last reported sale price of the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Media Stock (or such other class or series of common stock), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.

    1.5 "Communications Stock" shall mean the class of U S WEST Communications Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

    1.6 "Conversion Date" shall have the meaning set forth in Section 3.5.

    1.7 "Conversion Price" shall have the meaning set forth in Section 3.1 hereof.

    1.8 "Conversion Rate" shall have the meaning set forth in Section 3.1 hereof.

    1.9 "Converting Holder" shall have the meaning set forth in Section 3.5 hereof.

   1.10 "Current Market Price" on any applicable record date, Conversion Date or Redemption Date referred to in Section 3 or Section 4 shall mean the average of the daily Closing Prices per share of

                                     A-2-18

Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for the ten (10) consecutive Trading Days ending on the third Trading Day immediately preceding such record date, Conversion Date or Redemption Date.

   1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

   1.12 "Effective Time" shall mean the effective time of the Merger.

   1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   1.14 "Exchange Rate" for each share of this Series called for exchange shall be a number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) equal to the quotient of (x) the sum of (I) the Liquidation Value plus (II) the amount of accrued and unpaid dividends on such share of Series D Stock to the Redemption Date divided by (y) the product of (I) .95 multiplied by (II) the Current Market Price on the Redemption Date.

   1.15 "Extraordinary Cash Distributions" shall mean, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of Media Stock during such period (other than cash dividends or cash distributions for which a prior adjustment to the Conversion Rate was previously made) to the extent such cash dividends and cash distributions exceed, on a per share of Media Stock basis, 10% of the average daily Closing Price of the Media Stock over such period.

   1.16 "Junior Stock" shall mean the Media Stock, the Communications Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

   1.17 "Liquidation Value" shall have the meaning set forth in Section 6.2 hereof.

   1.18 "Media Group Disposition Redemption" shall have the meaning set forth in
Section 4.1 hereof.

   1.19 "Media Group Disposition Dividend" shall have the meaning set forth in
Section 4.1 hereof.

   1.20 "Media Group Special Dividend" shall have the meaning set forth in
Section 4.1 hereof.

   1.21 "Media Group Special Events" shall have the meaning set forth in Section
4.1 hereof.

   1.22 "Media Group Subsidiary Redemption" shall have the meaning set forth in
Section 4.1 hereof.

   1.23 "Media Stock" shall mean the class of U S WEST Media Group Common Stock, par value $.01 per share, of the Corporation (or, following the recharaterization described in Section 1 of Article V of the Certificate of Incorporation, the class of Common Stock, par value $.01 per share, of the Corporation) or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

   1.24 "Media Group Tender or Exchange Offer" shall have the meaning set forth in Section 4.1 hereof.

                                     A-2-19

   1.25 "Merger" shall mean either (i) the merger of Continental Cablevision, Inc., a Delaware corporation, with and into Continental Cablevision, Inc. or
(ii) the merger of Continental Merger Corporation, a Delaware corporation, with and into the Corporation, pursuant to the terms of the Merger Agreement.

   1.26 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 and as further amended as of October 7, 1996, among the Corporation, Continental Merger Corporation, a Delaware corporation, and Continental Cablevision, Inc., a Delaware corporation.

   1.27 "Nasdaq" shall mean the Nasdaq National Market.

   1.28 "NYSE" shall mean the New York Stock Exchange, Inc.

   1.29 "Parity Stock" shall mean the Series A Stock, the Series B Stock, the Series C Stock and the shares of any other class or series of stock of the Corporation (other than Junior Stock) which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series D Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series D Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (i) in Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and
(ii) in Sections 5.1 and 5.2 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series D Stock.

   1.30 "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

   1.31 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

   1.32 "Record Date" shall have the meaning set forth in Section 2.1 hereof.

   1.33 "Redemption Date" shall mean the date on which the Corporation shall effect the redemption or exchange of all or any part of the outstanding shares of this Series pursuant to Section 4.1.

   1.34 "Redemption Price" for each share of this Series called for redemption shall be equal to the sum of (x) the Liquidation Value plus (y) an amount equal to the accrued and unpaid dividends on such share of Series D Stock to the Redemption Date.

   1.35 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are registered and listed for trading (or, if shares of Media Stock (or such other class or series of common stock) are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6 1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any

                                     A-2-20

Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption or exchange of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading
Day) and ending at the Redemption Date or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption or exchange is more than 15 days following the date on which notice of redemption or exchange is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption or exchange is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the Redemption Date, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible).

   1.36 "Rescission Date" shall have the meaning set forth in Section 4.5 hereof.

   1.37 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

   1.38 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.39 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.40 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Cumulative Redeemable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.41 "Series D Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series D Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

   1.42 "Surrendered Shares" shall have the meaning set forth in Section 3.5 hereof.

   1.43 "Trading Day" shall mean, so long as the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Media Stock (or such other class or series of common stock) is listed is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.

    2.  DIVIDENDS.

    2.1 The holders of the outstanding Series D Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor, and any dividends declared by the Board of Directors out of funds legally available therefor in accordance with Section 3.6(d). Each dividend shall be at the annual rate equal to 4.500% per share of Series D Stock (which is equivalent to $0.56 quarterly and $2.25 annually per share). All dividends shall be payable in

                                     A-2-21
cash on or about the first day of February, May, August and November in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Dividend Payment Date"), to the holders of record of Series D Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May, August and November, as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Such dividends shall accrue on each share cumulatively on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time. The per share dividend amount payable to each holder of record of Series D Stock on any Dividend Payment Date shall be rounded to the nearest cent. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series.

    2.2 Except as hereinafter provided in this Section 2.2 and except for redemptions by the Corporation pursuant to Sections 4.1(b), 4.1(c) or 4.1(d), unless all dividends on the outstanding shares of Series D Stock and any Parity Stock that shall have accrued through any prior Dividend Payment Date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series D Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series D Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

    3.  CONVERSION RIGHTS.

    3.1 (a) Subject to Section 3.1(b), each holder of a share of this Series shall have the right at any time to convert such share into a number of shares of Media Stock equal to 1.905 shares of Media Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate"; and the "Conversion Price" at any time shall mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent)). As a result of the consummation of the transactions
contemplated by the Separation Agreement, dated as of         , 1998, between
the Corporation and USW-C, Inc., the Conversion Rate was adjusted pursuant to
the provisions of Section 3.6(c) hereof to     .

       (b) The right of a holder of a share of this Series called for redemption or exchange pursuant to Sections 4.1(a) or 4.1(c) to convert such share into Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price or Exchange Rate or, in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at the close of business on such date. The right of a holder of a share of this Series called for redemption pursuant to Section 4.1(b): (i) in connection with a Media Group Subsidiary Redemption, a Media Group Tender or Exchange Offer or a Media Group Disposition Redemption involving a Disposition of all (not

                                     A-2-22
merely substantially all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date; (ii) in connection with a Media Group Disposition Dividend or Media Group Special Dividend, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the record date for determining holders entitled to receive such dividend; and (iii) in connection with a Media Group Disposition Redemption involving a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock shall terminate at the close of business on the date on which shares of Media Stock are selected to be redeemed in such Media Group Disposition Redemption, unless, in any of the foregoing cases, the Corporation defaults in the payment of the Redemption Price or the conditions to such redemption set forth in the last sentence of Section 4.1(b) shall not have been satisfied, in which event such right of conversion shall not terminate at the close of business on such date. In the event the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization), the right of a holder of a share of this Series called for redemption pursuant to Section 4.1(d) in connection with an event substantially similar to a Media Group Special Event to convert such share into Communications Stock (or such other class or series of common stock) shall terminate on a date comparable to the date specified in the preceding sentence with respect to a Media Group Special Event substantially similar to such event.

    3.2 If any shares of this Series are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption or exchange on a Redemption Date between such Record Date and Dividend Payment Date and with respect to which such redemption or exchange has not been rescinded), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Media Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

    3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Media Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(g), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock on the last Trading Day prior to the date of conversion.

    3.4 Any holder of shares of this Series electing to convert such shares into Media Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place in the United States as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable and in any event within five Trading Days (subject to Section 3.6(g)) after such surrender of certificates for shares of this Series, accompanied by the written notice above prescribed issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, (i) certificates representing the number of shares of Media Stock to which such holder is entitled upon such conversion and (ii) if less than the full number of shares of this Series represented by such certificate or certificates is being converted, a new certificate of like tenor representing the shares of this Series not converted.

                                     A-2-23

    3.5 Conversion shall be deemed to have been made immediately prior to the close of business as of the date that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4, are received by the transfer agent or agents for this Series (such date being referred to herein as the "Conversion Date"). The Person entitled to receive the Media Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Media Stock as of the close of business on the Conversion Date and such conversion shall be at the Conversion Rate in effect on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption or exchange of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the redemption or exchange shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (b) the date which is three Trading Days following the mailing of the notice of rescission required by Section 4.5 (a "Converting Holder") may rescind the conversion of such shares surrendered for conversion by
(i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is fifteen (15) Trading Days following the date of the mailing of the Corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Media Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of the Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of the Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Media Stock and shares of this Series to cancel any certificates representing the Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall, notwithstanding their surrender for conversion, be deemed to have been outstanding at all times). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares of this Series during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose good faith determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Media Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose (but not for a period in excess of two Trading Days) or during any period commencing at a Redemption Rescission Event and

                                     A-2-24
ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section 4.5 if the Corporation shall have exercised such right of rescission, but certificates for shares of Media Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

    3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the Effective Time:

        (a) In case the Corporation shall, at any time or from time to time, (i) pay a dividend or make a distribution in shares of Media Stock, (ii) combine the outstanding shares of Media Stock into a smaller number of shares, or
    (iii) subdivide or reclassify the outstanding shares of Media Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series D Stock shall be entitled to receive upon conversion thereof the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series D Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 3.6(a) shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), if holders of Media Stock are entitled to elect the kind or amount of securities receivable upon the payment of any such divided, subdivision, combination or reclassification, each holder of Series D Stock shall be deemed to have failed to exercise any such right of election (provided that if the kind or amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

        (b) If the Corporation shall issue rights, warrants or options to all holders of Media Stock entitling them (for a period not exceeding 45 days from the record date referred to below) to subscribe for or purchase shares of Media Stock at a price per share less than the Current Market Price (determined as of the record date for the determination of stockholders entitled to receive such rights, warrants or options), then, in any such event, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on such record date by a fraction, the numerator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock offered for subscription pursuant to such rights, warrants or options, and the denominator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock which the aggregate offering price of the maximum number of shares of Media Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Current Market Price (determined by multiplying such maximum number of shares by the exercise price of such rights, warrants or options (plus any other consideration received by the Corporation upon the issuance or exercise of such rights, warrants or options) and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Media Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the record date for the determination of stockholders

                                     A-2-25
    entitled to receive such rights, warrants or options been made upon the basis of delivery of only the number of shares of Media Stock actually delivered and the amount actually paid therefor. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Media Stock at a price per share less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, warrants or options. The value of such consideration, if other than cash, shall be determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive.

        (c) If the Corporation shall pay a dividend or make a distribution to all holders of outstanding shares of Media Stock, of capital stock, cash, evidences of its indebtedness or other assets of the Corporation (but excluding (x) any cash dividends or distributions (other than Extraordinary Cash Distributions) and (y) dividends or distributions referred to in
    Section 3.6(a)), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price (determined as of such record date), and the denominator of which shall be such Current Market Price less either (A) the fair market value (as determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive), as of such record date, of the portion of the capital stock, assets or evidences of indebtedness to be so distributed applicable to one share of Media Stock or
    (B), if applicable, the amount of the Extraordinary Cash Distribution to be distributed per share of Media Stock. The adjustment pursuant to the foregoing provisions of this Section 3.6(c) shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.

        (d) In lieu of making an adjustment to the Conversion Rate pursuant to Sections 3.6(a), 3.6(b) or 3.6(c) above for a dividend or distribution or an issue of rights, warrants or options, the Corporation may distribute out of funds legally available therefor to the holders of shares of this Series, or reserve for distribution out of funds legally available therefor with each share of Media Stock delivered to a person converting a share of this Series pursuant to this Section 3, such dividend or distribution or such rights, warrants or options; PROVIDED, HOWEVER, that in the case of such a reservation, on the date, if any, on which a person converting a share of this Series would no longer be entitled to receive such dividend or distribution or receive or exercise such rights, warrants or options, such dividend or distribution shall be deemed to have occurred, or such rights, warrants or options shall be deemed to have issued, and the Conversion Rate shall be adjusted as provided in Section 3.6(a), 3.6(b) or 3.6(c), as the case may be (with such termination date being the relevant date of determination for purposes of determining the Current Market Price).

        (e) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to the adjustments required by subsections 3.6(a) through 3.6(c), as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Media Stock, any subdivision, reclassification or combination of shares of Media Stock or any issuance of rights or warrants referred to above, shall not be taxable to the holders of Media Stock for United States Federal income tax purposes.

        (f) To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

        (g) In any case in which this Section 3.6 shall require that any adjustment be made effective as of or immediately following a record date, the Corporation may elect to defer (but only for five

                                     A-2-26

    (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 3.9(a)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 3.3; PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (h) All calculations under this Section 3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

        (i) If the Corporation shall take a record of the holders of Media Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

        (j) Subject to Section 3.6(e) hereof, no adjustment shall be made pursuant to this Section 3.6 with respect to any share of Series D Stock that is converted prior to the time such adjustment otherwise would be made.

    3.7 In case of (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series D Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If holders of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are entitled to elect the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance, all adjustments made pursuant to this
Section 3.7 shall be based upon (i) the election, if any, made in writing to the Secretary of the Corporation by the record holder of the largest number of shares of Series D Stock prior to the earlier of (x) the last date on which a holder of Media Stock (or such other class or series of common stock) may make such an election and (y) the date which is five (5) Trading Days prior to the record date for determining the holders of Media Stock (or such other class or series of common stock) entitled to participate in the transaction (or if no such record date is established, the

                                     A-2-27
effective date of such transaction) or (ii) if no such election is timely made, an assumption that each holder of Shares of this Series failed to exercise such rights of election (provided that if the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Concurrently with the mailing to holders of Media Stock (or such other class or series of common stock) of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of shares of the Series D Stock. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.7 unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to assume the obligation to deliver to each holder of shares of Series D Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this Section 3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

    3.8 After the date, if any, on which all outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are converted into or exchanged for shares of another class or series of common stock of the Corporation, each share of this Series shall thereafter be convertible into or exchangeable for the number of shares of such other class or series of common stock receivable upon such conversion or exchange by a holder of that number of shares or fraction thereof of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which one share of this Series was convertible immediately prior to such conversion or exchange. From and after any such conversion or exchange, Conversion Rate adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 3.6 and 3.7 which, prior to such exchange, were made in respect of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) shall instead be made pursuant to such Sections 3.6 and 3.7 in respect of shares of such other class or series of common stock.

    3.9 (a) Whenever the Conversion Rate is adjusted as provided in this Section 3, the Corporation (or, in the case of Section 3.7, the Corporation or the Surviving Entity, as the case may be), shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation or the Surviving Entity, as the case may be, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation or the Surviving Entity, as the case may be, shall mail a notice thereof to each holder of shares of this Series. Whenever the Conversion Rate is increased pursuant to Section 3.6(f), such notice shall be mailed to each holder of shares of this Series as promptly as possible after the Corporation shall have determined to effect such increase and, in any event, at least 15 Trading Days prior to the date such increased Conversion Rate takes effect, and such notice shall state such increased Conversion Rate and the period during which it will be in effect. Where appropriate, the notice required by this Section 3.9(a) may be given in advance and included as part of the notice required pursuant to Section 3.9(b) or 3.9(c).

                                     A-2-28

    (b) Subject to the provisions of Section 3.9(c), if: (i) the Corporation takes any action that would require an adjustment of the Conversion Rate pursuant to Sections 3.6 through 3.8; (ii) there shall be any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall, as promptly as possible, but at least 10 Trading Days prior to the record date or other date set for definitive action if there shall be no record date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of outstanding shares of this Series stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

    (c) If the Corporation intends to convert all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) (as provided in Section 2.4 of Article V of the Certificate of Incorporation), then the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the date of such conversion, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) a statement that all outstanding shares of Media Stock shall be converted; (2) the date of such conversion; (3) the per share number of shares of Communications Stock (or such other class or series of common stock) to be received with respect to each share of Media Stock, including details as to the calculation thereof; (4) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Communications Stock (or such other class or series of common stock); (5) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; (6) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of such Media Stock shall cease to be paid as of the date of such conversion;
(7) that a holder of shares of this Series shall be entitled to receive shares of Communications Stock (or such other class or series of common stock) pursuant to such conversion if such holder converts shares of this Series on or prior to the date of such conversion; and (8) a statement as to what such holder will be entitled to receive pursuant to the terms of Section 3.8 if such holder thereafter properly converts shares of this Series. In addition, from and after any conversion of Media Stock effected in accordance with Section 2.4 of Article V of the Certificate of Incorporation, if (x) a class or series of common stock of the Corporation exists in addition to the class or series of common stock into which the Media Stock was converted and (y) the Corporation intends to convert the class or series of common stock into which the Media Stock was converted into another such class or series of common stock of the Corporation, then the Corporation shall give notice comparable to the notice described in the preceding sentence of its intention to effect such a conversion. In the event of any conflict between the notice provisions of this Section 3.9(c) and Section 3.9(b), the notice provisions of this Section 3.9(c) shall govern.

   3.10 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 3. If any action or transaction would require adjustment of any Conversion Rate established hereunder pursuant to more than one paragraph of this Section 3, only the adjustment which would result in the largest increase of such Conversion Rate shall be made.

                                     A-2-29

   3.11 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Media Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Media Stock (or such other shares of Capital Stock) at any time; PROVIDED, HOWEVER, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Media Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Media Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, the number of shares of Media Stock or any other class or series of common stock of the Corporation at any time outstanding shall not include any shares of Media Stock or such other class or series of common stock then owned or held by or for the account of Corporation or any subsidiary of the Corporation.

   3.12 If any shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Media Stock (or such other class or series of common stock) is listed at the time of such delivery.

   3.13 The Corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Media Stock (or such other class or series of common stock) in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

    4.  REDEMPTION OR EXCHANGE.

    4.1 (a) Except as provided in Section 4.1(b), the shares of this Series shall not be redeemable by the Corporation prior to the third anniversary of the Effective Time. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the third anniversary of the Effective Time and prior to the fifth anniversary of the Effective Time, exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; PROVIDED, HOWEVER, that such an exchange may only be effected if the Closing Price shall be greater than the product of (x) the Conversion Price multiplied by (y) 1.35, on 20 of the 30 Trading Days immediately prior to the date of the notice delivered by the Corporation pursuant to Section 4.3(a) to holders of shares of this Series to be exchanged. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the fifth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all or any part of the outstanding shares of this Series at the Redemption Price; (ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses

                                     A-2-30

(i) and (ii) (in which event each holder of shares of this Series which are selected for redemption and exchange pursuant to Section 4.2 shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series selected for redemption and exchange).

    (b) The Corporation shall redeem, out of funds legally available therefor, all of the outstanding shares of this Series, at the Redemption Price, if any of the following events with respect to the Media Group occur (such events being collectively referred to herein as the "Media Group Special Events"):

    (i) (A) the Corporation redeems all of the outstanding shares of Media Stock in exchange for shares of common stock of the Media Group Subsidiaries as provided in Section 2.4.3 of Article V of the Certificate of Incorporation (the "Media Group Subsidiary Redemption") or (B) following a Disposition of all or substantially all of the properties and assets attributed to the Media Group, the Corporation either (1) pays a dividend on the Media Stock in an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(a) of
Article V of the Certificate of Incorporation (the "Media Group Disposition Dividend"), or (2) redeems shares of Media Stock for an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(b) of
Article V of the Certificate of Incorporation (the "Media Group Disposition Redemption"); or

    (ii) the Corporation pays a dividend on, or the Corporation or any of its subsidiaries consummates a tender offer or exchange offer for, shares of Media Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to the Fair Value of all or substantially all of the properties and assets attributed to the Media Group (the "Media Group Special Dividend" or the "Media Group Tender or Exchange Offer", respectively); PROVIDED, HOWEVER, that the calculation of the Fair Value of all or substantially all of the properties and assets attributed to the Media Group shall be made without giving effect to any money borrowed by the Corporation or any of its subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be.

    The Redemption Date for shares of this Series to be redeemed by the Corporation pursuant to this Section 4.1(b) shall be, if the applicable Media Group Special Event is (I) the Media Group Subsidiary Redemption, the date of such exchange, (II) the Media Group Disposition Dividend or the Media Group Special Dividend, the date of payment of such dividend, (III) the Media Group Disposition Redemption, the date of such redemption or (IV) the Media Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 4.1(b), any redemption pursuant to this Section 4.1(b) shall be conditioned upon the actual redemption of Media Stock for shares of common stock of the Media Group Subsidiaries, payment of the Media Group Disposition Dividend or the amount due as a result of the Media Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Media Group Special Dividend or the consummation of the Media Group Tender or Exchange Offer, as the case may be.

    (c) The Corporation shall, on the twentieth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all of the outstanding shares of this Series at the Redemption Price;
(ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses (i) and (ii) (in which event each holder of shares of this Series shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series).

                                     A-2-31

    (d) The Corporation shall redeem, out of funds legally available therefore, all of the outstanding shares of this Series at the Redemption Price, if (i) the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) as provided in Section 2.4 of Article V of the Certificate of Incorporation and
(ii) at any time following such conversion (A) an event substantially similar to any Media Group Special Event occurs in respect to the Communications Stock (or such other class or series of common stock) and (B) at the time of such event shares of another class or series of common stock of the Corporation (other then Communications Stock or such other class or series of common stock) are then Publicly Traded. The Redemption Date for, and the conditions to, any such redemption shall be determined in a manner consistent with the Redemption Date and conditions set forth in Section 4.1(b) for a redemption resulting from a substantially similar Media Group Special Event.

    (e) The Corporation shall be entitled to effect an exchange of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for shares of Series D Stock pursuant to
Section 4.1(a) or 4.1(c) only to the extent Media Stock (or such other class or series of common stock) shall be available for issuance (including delivery of previously issued shares of Media Stock (or such other class or series) held in the Corporation's treasury on the Redemption Date). The Corporation may, but shall not be required to, in connection with any exchange of shares of this Series pursuant to Section 4.1(a) or 4.1(c), issue a fraction of a share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock (or such other class or series of common stock) on the last Trading Day prior to the Redemption Date.

    4.2 In the event that fewer than all of the outstanding shares of this Series are to be redeemed and/or exchanged pursuant to Section 4.1(a), subject to clause (iii) of the third sentence of Section 4.1(a), the aggregate number of shares of this Series held by each holder which will be redeemed and/or exchanged shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

    4.3 (a) If the Corporation determines to redeem and/or exchange shares of this Series pursuant to Section 4.1(a) or 4.1(c), the Corporation shall, not later than the 15th Trading Day nor earlier than the 60th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged, setting forth: (1) the Redemption Date; (2) in the case of a redemption or exchange pursuant to Section 4.1(c), that all shares of this Series outstanding on the Redemption Date shall be redeemed and/or exchanged by the Corporation; (3) in the case of a redemption or exchange pursuant to Section 4.1(a), the total number of shares of this Series to be redeemed and/or exchanged and, if fewer than all the shares held by such holder are to be redeemed and/or exchanged, the aggregate number of such shares which will be redeemed and/or exchanged; (4) the Redemption Price and/or the manner in which the Exchange Rate will be calculated prior to the Redemption Date; (5) that, if applicable, the Corporation shall determine on or prior to the second Trading Day preceding the Redemption Date the percentage of such holder's shares to be redeemed and the percentage of such holder's shares to be exchanged; (6) that shares of this Series called for redemption or exchange may be converted at any time prior to the Redemption Date (unless the Corporation (i) shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Media Stock or (ii) shall, in the case of a redemption pursuant to Section 4.1(a), exercise its right to rescind such redemption or

                                     A-2-32
exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (7) the applicable Conversion Price; (8) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and/or the Exchange Rate, as the case may be; and (9) that dividends on the shares to be redeemed and/or exchanged will cease to accrue on the Redemption Date. Promptly, following the Redemption Date, the Corporation shall cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged setting forth the percentage of such holder's shares which the Corporation has elected to redeem and the percentage of such holder's shares which the Corporation has elected to exchange.

    (b) If the Corporation determines to effect a Media Group Subsidiary Redemption, the Corporation shall, not later than the 30th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation;
(3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the consummation of the Media Group Subsidiary Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) a statement that all shares of Media Stock outstanding on the date of the Media Group Subsidiary Redemption shall be redeemed in exchange for shares of common stock of the Media Group Subsidiaries; (8) the date of such Media Group Subsidiary Redemption; (9) the Outstanding Media Fraction on the date of such notice; (10) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the Media Group Subsidiaries; (11) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on the Media Stock shall cease to be paid as of the Redemption Date; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; and
(13) that a holder of shares of this Series shall be entitled to receive shares of common stock of the Media Group Subsidiaries upon the Media Group Subsidiary Redemption in lieu of the Redemption Price only if such holder converts such shares of this Series on or prior to the Redemption Date.

    (c) If the Corporation determines to effect a Media Group Disposition Dividend, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition by the Corporation of all or substantially all of the properties and assets attributed to the Media Group, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Disposition Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group Disposition Dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition; (8) the anticipated date of payment of the Media Group Disposition

                                     A-2-33

Dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (13) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

    (d) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(i) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) that all shares of Media Stock outstanding on the date of such Media Group Disposition Redemption shall be redeemed; (8) the date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid;
(10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property; (13) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (14) that a holder of shares of this Series shall be entitled to participate in the Media Group Disposition Redemption in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date; and (15) that, except as otherwise provided by Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of Media Stock shall cease to be paid as of the Redemption Date.

    (e) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(ii) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the

                                     A-2-34

Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition on which shares of Media Stock shall be selected for redemption pursuant to such Media Group Disposition Redemption; (8) the anticipated date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (13) that a holder of shares of this Series shall be eligible to participate in such selection for redemption pursuant to such Media Group Disposition Redemption in lieu of participating in the redemption of shares of this Series only if such holder properly converts such shares of this Series on or prior to the date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such date; and (14) a statement that the Corporation will not be required to register a transfer of any shares of Media Stock for a period of 15 Trading Days next preceding the date referred to in clause (7) of this sentence.

    (f) If the Corporation determines to effect a Media Group Special Dividend, the Corporation shall, not later than the 45th Trading Day and not earlier than the 60th Trading day prior to the date of payment of such dividend, cause notice to be filed with transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Special Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group Special Dividend, which shall be not earlier than the 20th Trading Day prior to the date of payment of such dividend; (8) the anticipated date of payment of the Media Group Special Dividend; (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (10) the Outstanding Media Fraction on the date of such notice;
(11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

    (g) If the Corporation or any of its subsidiaries determines to effect a Media Group Tender or Exchange Offer, the Corporation shall, on the date of the public announcement of such tender offer or exchange offer by the Corporation or any of its subsidiaries but in any event not later than the 35th Trading Day prior to such redemption, cause notice to be filed with the transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated

                                     A-2-35

Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (7) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Tender or Exchange Offer; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the anticipated date of consummation of such Media Group Tender or Exchange Offer; (8) the type of consideration to be paid by the Corporation or its subsidiary in such Media Group Tender Offer or Exchange Offer for shares of Media Stock; (9) the date on which such Media Group Tender or Exchange Offer commenced, the date on which such Media Group Tender or Exchange Offer is scheduled to expire unless extended and any other material terms thereof (or the material terms of any amendment thereto); (10) the Outstanding Media Fraction on the date of such notice; (11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to participate in the Media Group Tender or Exchange Offer in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date and then complies with the terms and conditions of the Media Group Tender or Exchange Offer and that such holder shall be permitted to tender or exchange shares of Media Stock upon conversion of shares of this Series by notice of guaranteed delivery so long as physical certificates are tendered as soon as practicable after physical receipt thereof.

    (h) In the event the Corporation shall redeem shares of this Series pursuant to Section 4.1(d), notice of such redemption shall be given by the Corporation at a time, and such notice shall contain information, comparable to the time or information, as the case may be, specified in Sections 4.3(b) through (g) with respect to a notice of a redemption pursuant to Section 4.1(b) resulting from a substantially similar Media Group Special Event.

    4.4 If notice of redemption or exchange shall have been given by the Corporation as provided in Section 4.3, from and after the Redemption Date, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except, in the case of a redemption, the right to receive from the Corporation the Redemption Price without interest and, in the case of an exchange, the right to receive from the Corporation the Exchange Rate without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date), unless (a) the Corporation, in the case of a redemption, defaults in the payment of the Redemption Price and, in the case of an exchange, the Corporation fails to exchange the shares of this Series for the applicable number of shares of Media Stock, (b) in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5 or (c) in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied, in which case such rights shall not terminate at the close of business on such date. On or before the Redemption Date, the Corporation shall deposit with a bank or trust company doing business in New York, as paying agent, in the case of a redemption, money sufficient to pay the Redemption Price on the Redemption Date, and in the case of an exchange, certificates representing the shares of Media Stock to be exchanged on the Redemption Date, in trust, with irrevocable instructions that such money or shares be applied to the redemption or exchange of shares of this Series so called for redemption or exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion, rescission or otherwise (including if the

                                     A-2-36
conditions to a redemption pursuant to Section 4.1(b) or 4.1(d) are not satisfied) shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed by the Corporation at the Redemption Price or exchanged by the Corporation at the Exchange Rate, as applicable (unless, in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation shall have exercised its right to rescind such redemption or exchange pursuant to Section
4.5 or, in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied). In case fewer than all the shares represented by any such certificate are to be redeemed or exchanged, a new certificate shall be issued representing the unredeemed and unexchanged shares (or fractions thereof as provided in Section 7.4), without cost to the holder thereof. Subject to applicable escheat laws, any moneys or shares so set aside by the Corporation and unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the Corporation for the payment of the Redemption Price or the Exchange Rate, as the case may be, without interest. Any interest accrued on any funds so deposited shall be paid to the Corporation from time to time.

    4.5 If notice of redemption or exchange pursuant to Section 4.1(a) shall have been given by the Corporation pursuant to Section 4.3(a), in the event that a Redemption Rescission Event shall occur following the date of such notice but at or prior to the Redemption Date, the Corporation may, at its sole option, at any time prior to the earlier of (i) the close of business on that day which is five (5) Trading Days following such Redemption Rescission Event and (ii) the Redemption Date, rescind such redemption or exchange by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service and Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to effect such redemption or exchange or to pay the Redemption Price or Exchange Rate therefor and all rights of holders of shares of this Series shall be restored as if notice of redemption or exchange had not been given. The Corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption or exchange. Each notice of rescission shall (w) state that such redemption or exchange has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of such redemption or exchange was given but on or prior to the later of (I) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (II) the date which is three Trading Days following the mailing of the Corporation's notice of rescission, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be fifteen (15) Trading Days following the date of the mailing of such notice of rescission.

    5. VOTING. The shares of this Series shall have no voting rights except as required by law or as set forth below.

                                     A-2-37

    5.1 (a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least a majority of the shares of this Series then outstanding (i) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock, or (ii) amend, alter or repeal any of the provisions of this Exhibit or the Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series; PROVIDED, HOWEVER, that an amendment which effects a split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall not be deemed to have any such material adverse effect.

    (a) No vote or consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the Corporation) or Parity Stock, (iii) the authorization, designation or issuance of additional shares of Series D Stock or
(iv) subject to Section 5.1(a), the authorization or issuance of any other shares of Preferred Stock.

   5.2 (a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be automatically increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

   (b) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 5.2(a) shall terminate.

   (c) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 5.2(b), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of either (i) shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Series D Stock or (ii) shares representing twenty-five percent (25%) of the voting power of shares of all series of Preferred Stock having such voting right, shall call, a special meeting of the holders of Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5.2(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

   (d) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                                     A-2-38

   (e) Any director elected by holders of Preferred Stock pursuant to the voting right created under this Section 5.2 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5.2(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 5.2(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

   (f) In exercising the voting rights set forth in this Section 5.2, each share of this Series shall have a number of votes equal to its Liquidation Value.

    6.  LIQUIDATION RIGHTS.

   6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment of distribution shall be made on, Junior Stock, the Liquidation Value in effect at such time, plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

   6.2 The Liquidation Value shall initially be equal to $50 per share of Series D Stock. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

   6.3 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

   6.4 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

   6.5 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

    7.  OTHER PROVISIONS.

   7.1 All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of Shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

   7.2 All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to Section 7.1): MediaOne Group, Inc., 188 Inverness Drive West, Englewood, Colorado 80112, Attention: General Counsel.

                                     A-2-39

   7.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series D Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series D Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

   7.4 The shares of this Series shall be issuable in whole shares or in any fraction of a whole share or any integral multiple of such fraction.

   7.5 The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

   7.6 All notice periods referred to in this Exhibit shall commence on the date of the mailing of the applicable notice.

   7.7 Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of this Exhibit shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

   7.8 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

                                     A-2-40

                                                                       EXHIBIT B

                      SERIES E CONVERTIBLE PREFERRED STOCK

    The series of Preferred Stock hereby established shall consist of 1 million shares designated as Series E Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

    1. DEFINITIONS. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in Section 2.6 of Article V of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and the following terms shall have the indicated meanings:

    1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

    1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to the Corporation, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

    1.3 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, originally filed by the Corporation with respect to the Series E Stock with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

    1.4 "Closing Price" shall mean the last reported sale price of the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Media Stock (or such other class or series of common stock), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.

    1.5 "Communications Stock" shall mean the class of U S WEST Communications Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (a) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (b) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

    1.6 "Conversion Date" shall have the meaning set forth in Section 3.5.

    1.7 "Conversion Price" shall have the meaning set forth in Section 3.1 hereof.

    1.8 "Conversion Rate" shall have the meaning set forth in Section 3.1 hereof.

    1.9 "Converting Holder" shall have the meaning set forth in Section 3.5 hereof.

   1.10 "Current Market Price" on any applicable record date or Redemption Date referred to in Section 3 or Section 4 shall mean the average of the daily Closing Prices per share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for the

                                     A-2-41
ten (10) consecutive Trading Days ending on the third (3rd) Trading Day immediately preceding such record date, Conversion Date or Redemption Date.

   1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

   1.12 "Effective Time" shall mean the effective time of the Merger.

   1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   1.14 "Junior Stock" shall mean the Media Stock, the Communications Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series E Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

   1.15 "Liquidation Value" shall have the meaning set forth in Section 6.2 hereof.

   1.16 "Media Group Disposition Redemption" shall have the meaning set forth in
Section 4.1 hereof.

   1.17 "Media Group Disposition Dividend" shall have the meaning set forth in
Section 4.1 hereof.

   1.18 "Media Group Special Dividend" shall have the meaning set forth in
Section 4.1 hereof.

   1.19 "Media Group Special Events" shall have the meaning set forth in Section
4.1 hereof.

   1.20 "Media Group Subsidiary Redemption" shall have the meaning set forth in
Section 4.1 hereof.

   1.21 "Media Stock" shall mean the class of U S WEST Media Group Common Stock, par value $.01 per share, of the Corporation (or, following the recharacterization described in Section 1 of Article V of the Certificate of Incorporation, the class of Common Stock, par value $.01 per share, of the Corporation) or any other class of stock resulting from (a) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (b) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

   1.22 "Media Group Tender or Exchange Offer" shall have the meaning set forth in Section 4.1 hereof.

   1.23 "Merger" shall mean the merger of Booth Communications of SE Michigan, Inc., a Michigan corporation, Booth Communications of Mid-Michigan, Inc., a Michigan corporation, and Booth Communications of Mid-Michigan Assets, Inc., a Michigan corporation, with and into MediaOne of Michigan, Inc., a Delaware corporation, pursuant to the terms of the Merger Agreement.

   1.24 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 3, 1996, among the Corporation, MediaOne of Michigan, Inc., a Delaware corporation, Booth Communications of SE Michigan, Inc., a Michigan corporation, Booth Communications of Mid-Michigan, Inc., a Michigan corporation, and Booth Communications of Mid-Michigan Assets, Inc., a Michigan corporation.

   1.25 "Nasdaq" shall mean the Nasdaq National Market.

   1.26 "NYSE" shall mean the New York Stock Exchange, Inc.

   1.27 "Parity Stock" shall mean the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the shares of any other class or series of stock of the Corporation (other than Junior Stock) which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix

                                     A-2-42
the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series E Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series E Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (a) in
Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (b) in Sections 5.1 and 5.2 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series E Stock.

   1.28 "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

   1.29 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

   1.30 "Record Date" shall have the meaning set forth in Section 2.1 hereof.

   1.31 "Redemption Date" shall mean the date on which the Corporation shall effect the redemption of all or any part of the outstanding shares of Series E Stock pursuant to Section 4.1.

   1.32 "Redemption Price" for each share of Series E Stock called for redemption shall be equal to the sum of (a) the Liquidation Value plus (b) an amount equal to the accrued and unpaid dividends on such share of Series E Stock to the Redemption Date.

   1.33 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are registered and listed for trading (or, if shares of Media Stock (or such other class or series of common stock) are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (61/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the Redemption Date or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption is more than 15 days following the date on which notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the Redemption Date, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible).

   1.34 "Rescission Date" shall have the meaning set forth in Section 4.5 hereof.

                                     A-2-43

   1.35 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series E Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

   1.36 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.37 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.38 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Cumulative Redeemable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.39 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

   1.40 "Series E Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series E Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

   1.41 "Surrendered Shares" shall have the meaning set forth in Section 3.5 hereof.

   1.42 "Trading Day" shall mean, so long as the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Media Stock (or such other class or series of common stock) is listed is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.

    2.  DIVIDENDS.

    2.1 The holders of the outstanding shares of Series E Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each dividend shall be at the annual rate equal to 6.342% per share of Series E Stock (which is equivalent to $0.79 quarterly and $3.17 annually per share). All dividends shall be payable in cash on or about the first day of February, May, August and November in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Dividend Payment Date"), to the holders of record of Series E Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May, August and November, as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Such dividends shall accrue on each share cumulatively on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time. The per share dividend amount payable to each holder of record of Series E Stock on any Dividend Payment Date shall be rounded to the

                                     A-2-44
nearest cent. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series.

    2.2 Except as hereinafter provided in this Section 2.2 and except for redemptions by the Corporation pursuant to Sections 4.1(b), 4.1(c)(i), 4.1(c)(iii) or 4.1(d), unless all dividends on the outstanding shares of Series E Stock and any Parity Stock that shall have accrued through any prior Dividend Payment Date shall have been paid in full, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series E Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies or any other properties be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series E Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

    3.  CONVERSION RIGHTS.

    3.1 (a) Subject to Section 3.1(b), each holder of a share of this Series shall have the right, at any time after receipt of a notice of redemption given by the Corporation pursuant to (i) Section 4.3(a) with respect to a redemption pursuant to Section 4.1(a), or (ii) Section 4.3(b) with respect to a redemption in connection with a Media Group Subsidiary Redemption, or (iii) Section 4.3(c) with respect to a redemption in connection with a Media Group Disposition Dividend, or (iv) pursuant to Section 4.3(d) with respect to a redemption in connection with a Media Group Disposition Redemption following a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group, or (v) Section 4.3(e) with respect to a redemption in connection with a Media Group Disposition Redemption following Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group, or (vi) Section 4.3(f) with respect to a redemption in connection with a Media Group Tender or Exchange Offer, to convert such share into a number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) equal to the quotient of (a) the product of (i) the Liquidation Value per share of the Series E Stock multiplied by (ii) 0.95, divided by (b) the Current Market Price, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate"; and the "Conversion Price" at any time shall mean the Redemption Price per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent)).

       (b) The right of a holder of a share of this Series called for redemption pursuant to Sections 4.1(a) to convert such share into Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price or, in the case of a redemption pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at the close of business on such date. The right of a holder of a share of this Series called for redemption pursuant to Section 4.1(b): (i) in connection with a Media Group Subsidiary Redemption, a Media Group Tender or Exchange Offer or a Media Group Disposition Redemption involving a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date; (ii) in connection with a Media Group Disposition Dividend or Media Group Special Dividend, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the record date for determining holders entitled to receive such

                                     A-2-45
dividend; and (iii) in connection with a Media Group Disposition Redemption involving a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock shall terminate at the close of business on the date on which shares of Media Stock are selected to be redeemed in such Media Group Disposition Redemption, unless, in any of the foregoing cases, the Corporation defaults in the payment of the Redemption Price or the conditions to such redemption set forth in the last sentence of Section 4.1(b) shall not have been satisfied, in which event such right of conversion shall not terminate at the close of business on such date. In the event the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization), the right of a holder of a share of this Series called for redemption pursuant to Section 4.1(d) in connection with an event substantially similar to a Media Group Special Event to convert such share into Communications Stock (or such other class or series of common stock) shall terminate on a date comparable to the date specified in the preceding sentence with respect to a Media Group Special Event substantially similar to such event.

    3.2 If any shares of this Series are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a Redemption Date between such Record Date and Dividend Payment Date and with respect to which such redemption has not been rescinded), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Media Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

    3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Media Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(c), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock on the last Trading Day prior to the date of conversion.

    3.4 Any holder of shares of this Series electing to convert such shares into Media Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place in the United States as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable and in any event within five Trading Days (subject to Section 3.6(c)) after such surrender of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, (a) certificates representing the number of shares of Media Stock to which such holder is entitled upon such conversion and (b) if less than the full number of shares of this Series represented by such certificate or certificates is being converted, a new certificate of like tenor representing the shares of this Series not converted.

    3.5 Conversion shall be deemed to have been made immediately prior to the close of business as of the date that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4, are received by the transfer agent or agents for this Series (such date being referred to herein as the "Conversion Date"). The Person entitled to receive the Media Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Media Stock as of the close of business on the Conversion Date and such conversion shall be at the Conversion Rate in

                                     A-2-46
effect on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the redemption shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the date which is three Trading Days following the mailing of the notice of rescission required by Section 4.5 (a "Converting Holder") may rescind the conversion of such shares surrendered for conversion by (i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is fifteen
(15) Trading Days following the date of the mailing of the Corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (A) any certificates representing shares of Media Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (B) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of the Surrendered Shares and (C) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of the Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Media Stock and shares of this Series to cancel any certificates representing the Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall, notwithstanding their surrender for conversion, be deemed to have been outstanding at all times). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares of this Series Stock during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose good faith determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Media Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose (but not for a period in excess of two Trading Days) or during any period commencing at a Redemption Rescission Event and ending at either (1) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (2) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section 4.5 if the Corporation shall have exercised such right of rescission, but certificates for shares of Media Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

                                     A-2-47

    3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the Effective Time:

        (a) The Corporation shall be entitled to make such increases in the Conversion Rate as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Media Stock, any subdivision, reclassification or combination of shares of Media Stock or any issuance of rights or warrant to purchase shares of Media Stock, shall not be taxable to the holders of Media Stock for United States Federal income tax purposes.

        (b) To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

        (c) In any case in which an adjustment to the Conversion Rate pursuant to this Section 3.6 is to be made effective as of or immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 3.9(a)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 3.3; PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (d) Subject to Section 3.6(a) hereof, no adjustment shall be made pursuant to this Section 3.6 with respect to any share of Series E Stock that is converted prior to the time such adjustment otherwise would be made.

    3.7 In case of (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series E Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance (assuming that shares of this Series were then convertible pursuant to Section 3.1), subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If holders of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are entitled to elect the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance, all adjustments made pursuant to this Section 3.7 shall be based upon (i) the election, if any, made in writing to the Secretary of the Corporation by the record holder of the largest number of shares of Series E Stock prior to the earlier of (A) the last date on which a holder of Media Stock (or such other class or series of common stock) may make such an election and (B) the date which is five (5) Trading Days prior to the record

                                     A-2-48
date for determining the holders of Media Stock (or such other class or series of common stock) entitled to participate in the transaction (or if no such record date is established, the effective date of such transaction) or (ii) if no such election is timely made, an assumption that each holder of Shares of this Series failed to exercise such rights of election (provided that if the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Concurrently with the mailing to holders of Media Stock (or such other class or series of common stock) of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of shares of the Series E Stock. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.7 unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to assume the obligation to deliver to each holder of shares of Series E Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this Section
3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

    3.8 After the date, if any, on which all outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are converted into or exchanged for shares of another class or series of common stock of the Corporation, each share of this Series shall thereafter be convertible into or exchangeable for the number of shares of such other class or series of common stock receivable upon such conversion or exchange equal to the quotient of (a) $50 divided by (b) the product of (i) 0.95 multiplied by (ii) the Current Market Price for such other class or series of common stock. From and after any such conversion or exchange, Conversion Rate adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 3.6 and 3.7 which, prior to such exchange, were made in respect of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) shall instead be made pursuant to such Sections 3.6 and 3.7 in respect of shares of such other class or series of common stock.

    3.9 (a) Whenever the Conversion Rate is adjusted as provided in this Section 3, the Corporation (or, in the case of Section 3.7, the Corporation or the Surviving Entity, as the case may be) shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation or the Surviving Entity, as the case may be, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation or the Surviving Entity, as the case may be, shall mail a notice thereof to each holder of shares of this Series. Whenever the Conversion Rate is increased pursuant to Section 3.6(b), such notice shall be mailed to each holder of shares of this Series as promptly as possible after the Corporation shall have determined to effect such increase and, in any event, at least 15 Trading Days prior to the date such increased Conversion Rate takes effect, and such notice shall state such increased Conversion Rate and the period during which it will be in effect. Where appropriate, the notice required by this Section 3.9(a) may be given in advance and included as part of the notice required pursuant to Section 3.9(b) or 3.9(c).

       (b) Subject to the provisions of Section 3.9(c), if: (i) the Corporation takes any action that would require an adjustment of the Conversion Rate pursuant to Sections 3.6 through 3.8;(ii) there

                                     A-2-49
shall be any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or
(iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall, as promptly as possible, but at least 10 Trading Days prior to the record date or other date set for definitive action if there shall be no record date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of outstanding shares of this Series stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

       (c) If the Corporation intends to convert all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) (as provided in Section 2.4 of Article V of the Certificate of Incorporation), then the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the date of such conversion, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (i) a statement that all outstanding shares of Media Stock shall be converted; (ii) the date of such conversion; (iii) the per share number of shares of Communications Stock (or such other class or series of common stock) to be received with respect to each share of Media Stock, including details as to the calculation thereof; (iv) a statement to the effect that, subject to
Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of such Media Stock shall cease to be paid as of the date of such conversion; and (v) a statement as to what such holder will be entitled to receive pursuant to the terms of Section 3.8 if such holder thereafter properly converts shares of this Series. In addition, from and after any conversion of Media Stock effected in accordance with Section 2.4 of Article V of the Certificate of Incorporation, if (A) a class or series of common stock of the Corporation exists in addition to the class or series of common stock into which the Media Stock was converted and (B) the Corporation intends to convert the class or series of common stock into which the Media Stock was converted into another such class or series of common stock of the Corporation, then the Corporation shall give notice comparable to the notice described in the preceding sentence of its intention to effect such a conversion. In the event of any conflict between the notice provisions of this Section 3.9(c) and Section 3.9(b), the notice provisions of this Section 3.9(c) shall govern.

   3.10 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 3. If any action or transaction would require adjustment of any Conversion Rate established hereunder pursuant to more than one paragraph of this Section 3, only the adjustment which would result in the largest increase of such Conversion Rate shall be made.

   3.11 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Media Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Media Stock (or such other shares of Capital Stock) at any time; PROVIDED, HOWEVER, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Media Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Media Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, the number of shares of Media Stock or any other class or series of common stock of the Corporation at any time outstanding shall not include any shares of Media Stock

                                     A-2-50
or such other class or series of common stock then owned or held by or for the account of Corporation or any subsidiary of the Corporation.

   3.12 If any shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Media Stock (or such other class or series of common stock) is listed at the time of such delivery.

   3.13 The Corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Media Stock (or such other class or series of common stock) in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

    4.  REDEMPTION.

    4.1 (a) The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the fifth (5th) anniversary of the Effective Time, redeem, out of funds legally available therefor, all or any part of the outstanding shares of this Series at the Redemption Price.

       (b) The Corporation shall redeem at the Redemption Price, out of funds legally available therefor, all of the outstanding shares of this Series, if any of the following events with respect to the Media Group occur (such events being collectively referred to herein as the "Media Group Special Events"):

        (i) (A) the Corporation redeems all of the outstanding shares of Media Stock in exchange for shares of common stock of the Media Group Subsidiaries as provided in Section 2.4.3 of Article V of the Certificate of Incorporation (the "Media Group Subsidiary Redemption") or (B) following a Disposition of all or substantially all of the properties and assets attributed to the Media Group, the Corporation either (I) pays a dividend on the Media Stock in an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(a) of Article V of the Certificate of Incorporation (the "Media Group Disposition Dividend"), or
    (II) redeems shares of Media Stock for an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(b) of Article V of the Certificate of Incorporation (the "Media Group Disposition Redemption"); or

        (ii) the Corporation pays a dividend on, or the Corporation or any of its subsidiaries consummates a tender offer or exchange offer for, shares of Media Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to the Fair Value of all or substantially all of the properties and assets attributed to the Media Group (the "Media Group Special Dividend" or the "Media Group Tender or Exchange Offer", respectively); PROVIDED, HOWEVER, that the calculation of the Fair Value of all or substantially all of the properties and assets attributed to the Media Group shall be made without giving effect to any

                                     A-2-51
    money borrowed by the Corporation or any of its subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be.

The Redemption Date for shares of this Series to be redeemed by the Corporation pursuant to this Section 4.1(b) shall be, if the applicable Media Group Special Event is (1) the Media Group Subsidiary Redemption, the date of such exchange,
(2) the Media Group Disposition Dividend or the Media Group Special Dividend, the date of payment of such dividend, (3) the Media Group Disposition Redemption, the date of such redemption or (4) the Media Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 4.1(b), any redemption pursuant to this Section 4.1(b) shall be conditioned upon the actual redemption of Media Stock for shares of common stock of the Media Group Subsidiaries, payment of the Media Group Disposition Dividend or the amount due as a result of the Media Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Media Group Special Dividend or the consummation of the Media Group Tender or Exchange Offer, as the case may be.

        (c) (i)  Commencing with the first Dividend Payment Date after the tenth
    (10th) anniversary of the Effective Time and on each anniversary of such Dividend Payment Date thereafter through the ninth (9th) anniversary of such Dividend Payment Date, the Corporation shall redeem at the Redemption Price, out of funds legally available therefor, 49,704 shares of the Series E Stock or such lesser number of shares of Series E Stock as shall then remain outstanding.

           (ii)  Commencing with the first Dividend Payment Date after the tenth
    (10th) anniversary of the Effective Time and on each anniversary of such Dividend Payment Date thereafter through the ninth (9th) anniversary of such Dividend Payment Date, the Corporation may, at its sole option, subject to
    Section 2.2 hereof, redeem at the Redemption Price, out of funds legally available therefor, 49,704 shares of the Series E Stock or such lesser number of shares of Series E Stock as shall then remain outstanding.

           (iii) The Corporation shall, on the twentieth (20th) anniversary of the Effective Time, redeem at the Redemption Price, out of funds legally available therefor, all of the outstanding shares of the Series E Stock.

       (d) The Corporation shall redeem, out of funds legally available therefor, all of the outstanding shares of this Series at the Redemption Price, if (i) the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) as provided in Section 2.4 of Article V of the Certificate of Incorporation and (ii) at any time following such conversion (A) an event substantially similar to any Media Group Special Event occurs in respect to the Communications Stock (or such other class or series of common stock) and (B) at the time of such event shares of another class or series of common stock of the Corporation (other then Communications Stock or such other class or series of common stock) are then Publicly Traded. The Redemption Date for, and the conditions to, any such redemption shall be determined in a manner consistent with the Redemption Date and conditions set forth in Section 4.1(b) for a redemption resulting from a substantially similar Media Group Special Event.

    4.2 In the event that fewer than all of the outstanding shares of this Series are to be redeemed pursuant to Section 4.1(a) or 4.1(c), the aggregate number of shares of this Series held by each holder which will be redeemed shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

                                     A-2-52

    4.3 (a) If the Corporation determines to redeem shares of this Series pursuant to Section 4.1(a) or 4.1(c), the Corporation shall, not later than the 15th Trading Day nor earlier than the 60th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed, setting forth: (i) the Redemption Date; (ii) in the case of a redemption pursuant to
Section 4.1(c)(iii), that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) in the case of a redemption pursuant to Section 4.1(a) or 4.1(c)(i) or 4.1(c)(ii), the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the aggregate number of such shares which will be redeemed; (iv) the Redemption Price (v) in the case of a redemption pursuant to Section 4.1(a), that shares of this Series called for redemption may be converted at any time prior to the Redemption Date (unless the Corporation (A) shall default in payment of the Redemption Price or (B) shall exercise its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi) in the case of a redemption pursuant to Section 4.1(a), a description of the manner in which the Conversion Price will be determined in accordance with the Certificate; (vii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (viii) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Promptly, following the Redemption Date, the Corporation shall cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed setting forth the percentage of such holder's shares which the Corporation has elected to redeem.

       (b) If the Corporation determines to effect a Media Group Subsidiary Redemption, the Corporation shall, not later than the 30th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (i) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (viii) below); (ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation;
(iii) the Redemption Price; (iv) that the redemption of the shares of this Series shall be conditioned upon the consummation of the Media Group Subsidiary Redemption; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) a statement that all shares of Media Stock outstanding on the date of the Media Group Subsidiary Redemption shall be redeemed in exchange for shares of common stock of the Media Group Subsidiaries;
(viii) the date of such Media Group Subsidiary Redemption; (ix) the Outstanding Media Fraction on the date of such notice; (x) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the Media Group Subsidiaries; (xi) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on the Media Stock shall cease to be paid as of the Redemption Date; (xii) the number of shares of Media Stock outstanding and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion Price will be determined in accordance with the certificate; and (xiii) that a holder of shares of this Series shall be entitled to receive shares of common stock of the Media Group Subsidiaries upon the Media Group Subsidiary Redemption in lieu of the Redemption Price only if such holder converts such shares of this Series on or prior to the Redemption Date.

       (c) If the Corporation determines to effect a Media Group Disposition Dividend, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition by the

                                     A-2-53

Corporation of all or substantially all of the properties and assets attributed to the Media Group, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (i) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (viii) below); (ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) the Redemption Price; (iv) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Disposition Dividend; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the record date for determining holders of Media Stock entitled to receive the Media Group Disposition Dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition; (viii) the anticipated date of payment of the Media Group Disposition Dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition); (ix) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (x) the Net Proceeds of such Disposition; (xi) the Outstanding Media Fraction on the date of such notice; (xii) the number of outstanding shares of Media Stock and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion Price will be determined in accordance with the Certificate at such time; and (xiii) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (vii) of this sentence and that shares of this Series shall not be convertible after such record date.

       (d) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(i) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (i) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (viii) below); (ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) the Redemption Price; (iv) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) that all shares of Media Stock outstanding on the date of such Media Group Disposition Redemption shall be redeemed; (viii) the date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (ix) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (x) the Net Proceeds of such Disposition; (ix) the Outstanding Media Fraction on the date of such notice; (xii) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property; (xii) the number of outstanding shares of Media Stock and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion Price will be determined in accordance with the Certificate; (xiv) that a holder of shares of

                                     A-2-54
this Series shall be entitled to participate in the Media Group Disposition Redemption in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date; and (xv) that, except as otherwise provided by
Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of Media Stock shall cease to be paid as of the Redemption Date.

       (e) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(ii) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (i) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (viii) below); (ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) the Redemption Price; (iv) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition on which shares of Media Stock shall be selected for redemption pursuant to such Media Group Disposition Redemption; (viii) the anticipated date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (ix) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (x) the Net Proceeds of such Disposition; (xi) the Outstanding Media Fraction; (xii) the number of shares of Media Stock outstanding and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion Price will be determined in accordance with the Certificate; (xiii) that a holder of shares of this Series shall be eligible to participate in such selection for redemption pursuant to such Media Group Disposition Redemption in lieu of participating in the redemption of shares of this Series only if such holder properly converts such shares of this Series on or prior to the date referred to in clause (vii) of this sentence and that shares of this Series shall not be convertible after such date; and (xiv) a statement that the Corporation will not be required to register a transfer of any shares of Media Stock for a period of 15 Trading Days next preceding the date referred to in clause (vii) of this sentence.

       (f) If the Corporation determines to effect a Media Group Special Dividend, the Corporation shall, not later than the 45th Trading Day and not earlier than the 60th Trading day prior to the date of payment of such dividend, cause notice to be filed with transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (i) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (viii) below);
(ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) the Redemption Price; (iv) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Special Dividend; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the record date for determining holders of Media Stock entitled to receive the Media Group Special Dividend, which shall be not earlier than the 20th Trading Day prior to the date of payment of such dividend; (viii) the anticipated date of payment of the Media Group Special Dividend; (ix) the

                                     A-2-55
type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (x) the Outstanding Media Fraction on the date of such notice; (xi) the number of outstanding shares of Media Stock and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion Price will be determined in accordance with the Certificate; and (xii) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (vii) of this sentence and that shares of this Series shall not be convertible after such record date.

       (g) If the Corporation or any of its subsidiaries determines to effect a Media Group Tender or Exchange Offer, the Corporation shall, on the date of the public announcement of such tender offer or exchange offer by the Corporation or any of its subsidiaries but in any event not later than the 35th Trading Day prior to such redemption, cause notice to be filed with the transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (i) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (vii) below); (ii) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (iii) the Redemption Price; (iv) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Tender or Exchange Offer; (v) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the anticipated date of consummation of such Media Group Tender or Exchange Offer;
(viii) the type of consideration to be paid by the Corporation or its subsidiary in such Media Group Tender Offer or Exchange Offer for shares of Media Stock;
(ix) the date on which such Media Group Tender or Exchange Offer commenced, the date on which such Media Group Tender or Exchange Offer is scheduled to expire unless extended and any other material terms thereof (or the material terms of any amendment thereto); (x) the Outstanding Media Fraction on the date of such notice; (xi) the number of outstanding shares of Media Stock and, to the extent determinable on the 3rd Trading Date prior to the date of such notice, the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and a description of the manner in which the Conversion will be determined in accordance with the Certificate; and (xii) that a holder of shares of this Series shall be entitled to participate in the Media Group Tender or Exchange Offer in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date and then complies with the terms and conditions of the Media Group Tender or Exchange Offer and that such holder shall be permitted to tender or exchange shares of Media Stock upon conversion of shares of this Series by notice of guaranteed delivery so long as physical certificates are tendered as soon as practicable after physical receipt thereof.

       (h) In the event the Corporation shall redeem shares of this Series pursuant to Section 4.1(d), notice of such redemption shall be given by the Corporation at a time, and such notice shall contain information, comparable to the time or information, as the case may be, specified in Sections 4.3(b) through (g) with respect to a notice of a redemption pursuant to Section 4.1(b) resulting from a substantially similar Media Group Special Event.

    4.4 If notice of redemption shall have been given by the Corporation as provided in Section 4.3, from and after the Redemption Date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption (except, the right to receive from the Corporation the Redemption Price without interest) shall cease

                                     A-2-56

(including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date), unless (a) the Corporation defaults in the payment of the Redemption Price, (b) in the case of a redemption pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption pursuant to Section 4.5, or (c) in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied, in which case such rights shall not terminate at the close of business on such date. On or before the Redemption Date, the Corporation shall deposit with a bank or trust company doing business in New York, as paying agent, money sufficient to pay the Redemption Price on the Redemption Date, in trust, with irrevocable instructions that such money be applied to the redemption of shares of this Series so called for redemption. Any money so deposited with any such paying agent which shall not be required for such redemption because of the exercise of any right of conversion, rescission or otherwise (including if the conditions to a redemption pursuant to Section 4.1(b) or 4.1(d) are not satisfied) shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares of this Series to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the Redemption Price (unless, in the case of a redemption pursuant to Section 4.1(a), the Corporation shall have exercised its right to rescind such redemption pursuant to Section 4.5 or, in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 7.4), without cost to the holder thereof. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two (2) years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on any funds so deposited shall be paid to the Corporation from time to time upon request of the Corporation.

    4.5 If notice of redemption pursuant to Section 4.1(a)or 4.1(c)(ii) shall have been given by the Corporation pursuant to Section 4.3(a), in the event that a Redemption Rescission Event shall occur following the date of such notice but at or prior to the Redemption Date, the Corporation may, at its sole option, at any time prior to the earlier of (a) the close of business on that day which is five (5) Trading Days following such Redemption Rescission Event and (b) the Redemption Date, rescind such redemption by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service and Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to effect such redemption or to pay the Redemption Price therefor and all rights of holders of shares of this Series shall be restored as if notice of redemption had not been given. The Corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption. Each notice of rescission shall (i) state that such redemption has been rescinded, (ii) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of such redemption was given but on or prior to the later of (A) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (B) the date which is three (3) Trading Days following the mailing of the Corporation's notice of rescission, (iii) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder

                                     A-2-57
rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery in accordance with Section 3.5) and (iv) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be fifteen (15) Trading Days following the date of the mailing of such notice of rescission.

    5. VOTING. The shares of this Series shall have no voting rights except as required by law or as set forth below.

    5.1 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least a majority of the shares of this Series then outstanding (a) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock, or (b) amend, alter or repeal any of the provisions of this Exhibit or the Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series; PROVIDED, HOWEVER, that an amendment which effects a split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall not be deemed to have any such material adverse effect.

    5.2 No vote or consent of holders of shares of this Series shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the Corporation) or Parity Stock, (c) the authorization, designation or issuance of additional shares of Series E Stock or
(iv) subject to Section 5.1(a), the authorization or issuance of any other shares of Preferred Stock.

    6.  LIQUIDATION RIGHTS.

    6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment of distribution shall be made on, Junior Stock, the Liquidation Value in effect at such time, plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

    6.2 The Liquidation Value shall initially be equal to $50 per share of Series E Stock. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

    6.3 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

    6.4 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

    6.5 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

                                     A-2-58

    7.  OTHER PROVISIONS.

    7.1 All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

    7.2 All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to Section 7.1): MediaOne Group, Inc., 181 Inverness Drive West, Englewood, Colorado 80112, Attention: General Counsel.

    7.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series E Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series E Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

    7.4 The shares of this Series shall be issuable in whole shares or in any fraction of a whole share or any integral multiple of such fraction.

    7.5 The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

    7.6 All notice periods referred to in this Exhibit shall commence on the date of the mailing of the applicable notice.

    7.7 Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of this Exhibit shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

    7.8 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

                                     A-2-59

                                                                       ANNEX B-1

       LAZARD FRERES & CO. LLC
         30 ROCKEFELLER PLAZA
         NEW YORK, N.Y. 10020
                 ----
       TELEPHONE (212) 632-6000
       FACSIMILE (212) 632-6060

                                                                February 6, 1998

The Board of Directors
U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

Members of the Board:

    We understand that the Board of Directors of U S WEST, Inc. (the "Company") is considering the separation (the "Separation") of the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group") into two separately-traded public companies and, in connection therewith, the alignment of U S WEST Dex, Inc., a Colorado corporation ("U S WEST Dex"), a business currently attributed to the Media Group, with the Communications Group (the "Dex Alignment"). In order to effect the Separation, pursuant to the Separation Agreement (as defined below) and subject to the terms and conditions thereof, the Company will (i) redeem (the "Communications Redemption") each issued and outstanding share of U S WEST Communications Group Common Stock, par value $.01 per share ("Communications Stock"), of the Company (other than shares of Communications Stock held as treasury stock by the Company) for one share of common stock ("New U S WEST Stock") of a subsidiary of the Company ("New U S WEST") holding (a) all of the assets and liabilities attributed to the Communications Group, (b) U S WEST Dex, which is currently attributed to the Media Group and (c) $3.9 billion of indebtedness currently attributed to the Media Group and (ii) distribute as a dividend (the "Dex Dividend") on each outstanding share of U S WEST Media Group Common Stock, par value $.01 per share ("Media Stock"), of the Company a fraction of a share of New U S WEST Stock (with the number of shares of New U S WEST Stock to be distributed for each outstanding share of Media Stock to be determined in the manner set forth in the Separation Agreement). We also understand that, in connection with the Separation, pursuant to the Separation Agreement, the Company and its subsidiaries will effect certain internal stock and asset transfers, intercompany debt assumptions and other restructurings, mergers, contributions and assumptions the purpose and effect of which will be to separate U S WEST Dex from the other businesses of the Media Group and contribute to New U S WEST all the assets and liabilities of the Company and its subsidiaries relating to the businesses of the Communications Group and U S WEST Dex, as well as certain other assets and liabilities of U S WEST (the "Reorganization"). You have also informed us that in connection with the Separation substantially all of the outstanding indebtedness incurred or guaranteed by the Company will be refinanced (the "Refinancing"). The Separation and the Reorganization will be effected in accordance with the terms of the Separation Agreement to be entered into between the Company and New U S WEST (the "Separation Agreement"). The Company, after giving effect to the Separation is referred to herein as "MediaOne" and the shares of Media Stock after giving effect to the Separation are referred to herein as "MediaOne Stock". As used herein, the term "Separation Transactions" means, collectively (x) the Dex Alignment and, in connection therewith, the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend and (y) the Communications Redemption. For purposes hereof, the "Separation Consideration to be received by

                                     B-1-1
the Communications Stockholders and the Media Stockholders in the Separation Transactions" means (x) with respect to the Communications Stockholders (as defined below), the receipt by the Communications Stockholders of one share of New U S WEST Stock for each share of Communications Stock pursuant to the Communications Redemption and (y) with respect to the Media Stockholders (as defined below), the receipt of the Dex Dividend and the shares of MediaOne Stock to be retained by the Media Stockholders.

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of Communications Stock ("Communications Stockholders") and the holders of Media Stock ("Media Stockholders"), of the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders, respectively, in the Separation Transactions pursuant to the terms of the Separation Agreement. You have also requested our opinion as to the fairness, from a financial point of view, to each of the Communications Stockholders and the Media Stockholders of the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the terms of the Separation Agreement.

    In connection with this opinion, we have:

    (i) Reviewed a draft of the Separation Agreement in the form provided to us and have assumed that the final form of such agreement will not vary in any regard that is material to our analysis;

    (ii) Analyzed certain historical business and financial information relating to U S WEST Dex, the Communications Group, the Media Group and the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996;

   (iii) Reviewed certain financial forecasts and other data provided to us by the Company relating to the business of U S WEST Dex, the Communications Group, the Media Group and the Company (the "Financial Forecasts"), including certain financial forecasts for MediaOne and New U S WEST prepared by management of the Company;

    (iv) Reviewed certain pro forma financial statements for MediaOne and New U S WEST (the "Pro Forma Financial Statements") prepared by management of the Company;

    (v) Reviewed reported prices and trading activity for the Communications Stock and the Media Stock;

    (vi) Reviewed the terms of the Communications Stock and the Media Stock as set forth in the Company's Restated Certificate of Incorporation as currently in effect;

   (vii) Reviewed a draft of the proxy statement for the 1998 Annual Meeting of Stockholders of the Company in the form provided to us (the "Proxy Statement");

  (viii) Held discussions with members of the senior management of U S WEST Dex, the Communications Group, the Media Group and the Company with respect to the businesses, prospects and strategic objectives of U S WEST Dex, the Communications Group, the Media Group and the Company and the expected impact of the Separation Transactions, the Reorganization and the Refinancing on such matters; and

    (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion. In that regard, we have assumed, with your consent, that the Financial Forecasts and the Pro Forma Financial Statements have

                                     B-1-2
been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, the Communications Group, the Media Group, and U S WEST Dex, and we have relied on the Financial Forecasts and the Pro Forma Financial Statements in rendering our opinion. We have not acted as appraisers and we have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of U S WEST Dex, the Media Group, the Communication Group or the Company, nor have we conducted a physical inspection of the properties and facilities of U S WEST Dex, the Communications Group, the Media Group or the Company. We have assumed that under generally accepted accounting principles, following the Separation the assets and liabilities of MediaOne and New U S WEST will be reflected at the Company's historical book basis and that there will not be any revaluations or the creation of goodwill or other intangible assets as a consequence of the consummation of the Separation Transactions or the transactions related thereto. We have assumed that for U.S. tax purposes no income or gain will be recognized by the Communications Stockholders, the Media Stockholders, the Company, MediaOne, New U S WEST or any subsidiaries of the Company, MediaOne or New U S WEST in connection with the Separation Transactions, the Reorganization, the Refinancing or any transactions related thereto. We have assumed that the Separation Transactions, the Reorganization, the Refinancing and the transactions related thereto will be consummated in the manner set forth in the Separation Agreement, and that, in all respects material to our analysis, the Refinancing will be completed on the terms reflected in the Pro Forma Financial Statements and the aggregate costs and expenses relating to the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto will not exceed, in any respect material to our analysis, the amounts reflected in the Pro Forma Financial Statements and, in all respects material to our analysis, will be allocated between MediaOne and New U S WEST in the manner reflected in the Pro Forma Financial Statements. In addition, we have assumed that the terms of the New U S WEST Stock, the MediaOne Stock, the Restated Certificates of Incorporation of New U S WEST and MediaOne, the New U S WEST Rights Agreement (as defined in the Proxy Statement) and the amendment to the U S WEST Rights Agreement (as defined in the Proxy Statement) will not vary, in any respect material to our analysis, from the descriptions thereof contained in the Proxy Statement. We have assumed that the consummation of the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto will not result in any default or similar event under any instrument of indebtedness (other than the indebtedness of the Company to be repaid pursuant to the Refinancing) or other contract of the Company or any of its subsidiaries that will not be waived.

    Our opinion herein is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We were not requested to and did not solicit third-party indications of interest with respect to a business combination or other extraordinary transaction involving U S WEST Dex, the Communications Group or the Media Group, or any of their respective assets. Our opinion is limited to the fairness, from a financial point of view, (i) to the Communications Stockholders and the Media Stockholders, of the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders in the Separation Transactions, and (ii) to each of the Communications Stockholders and the Media Stockholders, of the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment, in each case pursuant to the terms of the Separation Agreement, and we express no opinion as to the merits of the underlying decisions by the Company to engage in the Separation Transactions and the Dex Alignment, or any of the transactions related thereto or on any other aspects of the transactions contemplated by the Separation Agreement. In addition, we express no opinion as to the prices at which shares of New U S WEST Stock or MediaOne Stock actually will trade following the consummation of the Separation Transactions. This opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Separation Transactions, or the transactions related thereto.

                                     B-1-3

    Lazard Freres & Co. LLC is acting as financial advisor to the Company in connection with the Separation and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Company for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Separation Transactions and shall not be used for any other purpose without the prior written consent of Lazard Freres & Co. LLC. We hereby consent, however, to the inclusion of this opinion as an appendix to any proxy statement distributed by the Company in connection with a stockholder vote to approve the Separation Transactions or in any registration statement relating to the distribution of New U S WEST Stock in the Separation Transactions.

    Based upon and subject to the foregoing and based upon such other matters as we deem relevant, it is our opinion as of the date hereof that (i) the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders in the Separation Transactions pursuant to the terms of the Separation Agreement is fair, from a financial point of view, to the Communications Stockholders and the Media Stockholders, respectively, and (ii) the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the terms of the Separation Agreement is fair, from a financial point of view, to each of the Communications Stockholders and the Media Stockholders.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By /s/ ADAM PARTEN
                                          --------------------------------------

                                                    MANAGING DIRECTOR

                                     B-1-4

                                                                       ANNEX B-2

SBC WARBURG DILLON READ INC.                                                535 Madison Ave.
                                                                           New York, NY 10022
                                                                            Tel: 212-906-7000

                                                                February 6, 1998

The Board of Directors
U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

Members of the Board:

    We understand that the Board of Directors of U S WEST, Inc. (the "Company") is considering the separation (the "Separation") of the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group") into two separately-traded public companies and, in connection therewith, the alignment of U S WEST Dex, Inc., a Colorado corporation ("U S WEST Dex"), a business currently attributed to the Media Group, with the Communications Group (the "Dex Alignment"). In order to effect the Separation, pursuant to the Separation Agreement (as defined below) and subject to the terms and conditions thereof, the Company will (i) redeem (the "Communications Redemption") each issued and outstanding share of U S WEST Communications Group Common Stock, par value $.01 per share ("Communications Stock"), of the Company (other than shares of Communications Stock held as treasury stock by the Company) for one share of common stock ("New U S WEST Stock") of a subsidiary of the Company ("New U S WEST") holding (a) all of the assets and liabilities attributed to the Communications Group, (b) U S WEST Dex, which is currently attributed to the Media Group and (c) $3.9 billion of indebtedness currently attributed to the Media Group and (ii) distribute as a dividend (the "Dex Dividend") on each outstanding share of U S WEST Media Group Common Stock, par value $.01 per share ("Media Stock"), of the Company a fraction of a share of New U S WEST Stock (with the number of shares of New U S WEST Stock to be distributed for each outstanding share of Media Stock to be determined in the manner set forth in the Separation Agreement). We also understand that, in connection with the Separation, pursuant to the Separation Agreement, the Company and its subsidiaries will effect certain internal stock and asset transfers, intercompany debt assumptions and other restructurings, mergers, contributions and assumptions the purpose and effect of which will be to separate U S WEST Dex from the other businesses of the Media Group and contribute to New U S WEST all the assets and liabilities of the Company and its subsidiaries relating to the businesses of the Communications Group and U S WEST Dex, as well as certain other assets and liabilities of U S WEST (the "Reorganization"). You have also informed us that in connection with the Separation substantially all of the outstanding indebtedness incurred or guaranteed by the Company will be refinanced (the "Refinancing"). The Separation and the Reorganization will be effected in accordance with the terms of the Separation Agreement to be entered into between the Company and New U S WEST (the "Separation Agreement"). The Company, after giving effect to the Separation is referred to herein as "MediaOne" and the shares of Media Stock after giving effect to the Separation are referred to herein as "MediaOne Stock". As used herein, the term "Separation Transactions" means, collectively (x) the Dex Alignment and, in connection therewith, the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend and (y) the Communications Redemption. For purposes hereof, the "Separation Consideration to be received by the Communications Stockholders and the Media Stockholders in the Separation Transactions" means (x) with respect to the Communications Stockholders (as defined below), the receipt by the Communications Stockholders of one share of New U S WEST Stock for each share of Communications Stock

                                     B-2-1
pursuant to the Communications Redemption and (y) with respect to the Media Stockholders (as defined below), the receipt of the Dex Dividend and the shares of MediaOne Stock to be retained by the Media Stockholders.

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of Communications Stock ("Communications Stockholders") and the holders of Media Stock ("Media Stockholders"), of the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders, respectively, in the Separation Transactions pursuant to the terms of the Separation Agreement. You have also requested our opinion as to the fairness, from a financial point of view, to each of the Communications Stockholders and the Media Stockholders of the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the terms of the Separation Agreement.

    In connection with this opinion, we have:

    (i) Reviewed a draft of the Separation Agreement in the form provided to us and have assumed that the final form of such agreement will not vary in any regard that is material to our analysis;

    (ii) Analyzed certain historical business and financial information relating to U S WEST Dex, the Communications Group, the Media Group and the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996;

   (iii) Reviewed certain financial forecasts and other data provided to us by the Company relating to the business of U S WEST Dex, the Communications Group, the Media Group and the Company (the "Financial Forecasts"), including certain financial forecasts for MediaOne and New U S WEST prepared by management of the Company;

    (iv) Reviewed certain pro forma financial statements for MediaOne and New U S WEST (the "Pro Forma Financial Statements") prepared by management of the Company;

    (v) Reviewed reported prices and trading activity for the Communications Stock and the Media Stock;

    (vi) Reviewed the terms of the Communications Stock and the Media Stock as set forth in the Company's Restated Certificate of Incorporation as currently in effect;

   (vii) Reviewed a draft of the proxy statement for the 1998 Annual Meeting of Stockholders of the Company in the form provided to us (the "Proxy Statement");

  (viii) Held discussions with members of the senior management of U S WEST Dex, the Communications Group, the Media Group and the Company with respect to the businesses, prospects and strategic objectives of U S WEST Dex, the Communications Group, the Media Group and the Company and the expected impact of the Separation Transactions, the Reorganization and the Refinancing on such matters; and

    (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion. In that regard, we have assumed, with your consent, that the Financial Forecasts and the Pro Forma Financial Statements have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, the Communications Group, the Media Group, and U S WEST Dex, and we have relied on the Financial Forecasts and the Pro Forma Financial Statements in rendering our opinion. We have

                                     B-2-2
not acted as appraisers and we have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of U S WEST Dex, the Media Group, the Communication Group or the Company, nor have we conducted a physical inspection of the properties and facilities of U S WEST Dex, the Communications Group, the Media Group or the Company. We have assumed that under generally accepted accounting principles, following the Separation the assets and liabilities of MediaOne and New U S WEST will be reflected at the Company's historical book basis and that there will not be any revaluations or the creation of goodwill or other intangible assets as a consequence of the consummation of the Separation Transactions or the transactions related thereto. We have assumed that for U.S. tax purposes no income or gain will be recognized by the Communications Stockholders, the Media Stockholders, the Company, MediaOne, New U S WEST or any subsidiaries of the Company, MediaOne or New U S WEST in connection with the Separation Transactions, the Reorganization, the Refinancing or any transactions related thereto. We have assumed that the Separation Transactions, the Reorganization, the Refinancing and the transactions related thereto will be consummated in the manner set forth in the Separation Agreement, and that, in all respects material to our analysis, the Refinancing will be completed on the terms reflected in the Pro Forma Financial Statements and the aggregate costs and expenses relating to the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto will not exceed, in any respect material to our analysis, the amounts reflected in the Pro Forma Financial Statements and, in all respects material to our analysis, will be allocated between MediaOne and New U S WEST in the manner reflected in the Pro Forma Financial Statements. In addition, we have assumed that the terms of the New U S WEST Stock, the MediaOne Stock, the Restated Certificates of Incorporation of New U S WEST and MediaOne, the New U S WEST Rights Agreement (as defined in the Proxy Statement) and the amendment to the U S WEST Rights Agreement (as defined in the Proxy Statement) will not vary, in any respect material to our analysis, from the descriptions thereof contained in the Proxy Statement. We have assumed that the consummation of the Separation Transactions, the Reorganization, the Refinancing and the transactions relating thereto will not result in any default or similar event under any instrument of indebtedness (other than the indebtedness of the Company to be repaid pursuant to the Refinancing) or other contract of the Company or any of its subsidiaries that will not be waived.

    Our opinion herein is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We were not requested to and did not solicit third-party indications of interest with respect to a business combination or other extraordinary transaction involving U S WEST Dex, the Communications Group or the Media Group, or any of their respective assets. Our opinion is limited to the fairness, from a financial point of view, (i) to the Communications Stockholders and the Media Stockholders, of the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders in the Separation Transactions, and (ii) to each of the Communications Stockholders and the Media Stockholders, of the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment, in each case pursuant to the terms of the Separation Agreement, and we express no opinion as to the merits of the underlying decisions by the Company to engage in the Separation Transactions and the Dex Alignment, or any of the transactions related thereto or on any other aspects of the transactions contemplated by the Separation Agreement. In addition, we express no opinion as to the prices at which shares of New U S WEST Stock or MediaOne Stock actually will trade following the consummation of the Separation Transactions. This opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Separation Transactions, or the transactions related thereto.

    SBC Warburg Dillon Read Inc. is acting as financial advisor to the Company in connection with the Separation and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Company for our own accounts and for

                                     B-2-3
the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Separation Transactions and shall not be used for any other purpose without the prior written consent of SBC Warburg Dillon Read Inc. We hereby consent, however, to the inclusion of this opinion as an appendix to any proxy statement distributed by the Company in connection with a stockholder vote to approve the Separation Transactions or in any registration statement relating to the distribution of New U S WEST Stock in the Separation Transactions.

    Based upon and subject to the foregoing and based upon such other matters as we deem relevant, it is our opinion as of the date hereof that (i) the Separation Consideration to be received by the Communications Stockholders and the Media Stockholders in the Separation Transactions pursuant to the terms of the Separation Agreement is fair, from a financial point of view, to the Communications Stockholders and the Media Stockholders, respectively, and (ii) the allocation to New U S WEST of $3.9 billion of indebtedness currently attributed to the Media Group and the distribution of the Dex Dividend in connection with the Dex Alignment pursuant to the terms of the Separation Agreement is fair, from a financial point of view, to each of the Communications Stockholders and the Media Stockholders.

                                          Very truly yours,

                                          SBC WARBURG DILLON READ INC.


                                          By /s/ F. DAVIS TERRY, JR.
                                          --------------------------------------


                                                    MANAGING DIRECTOR

                                          By /s/ KARIM F. TABET
                                          --------------------------------------

                                                    EXECUTIVE DIRECTOR

                                     B-2-4

                                                                         ANNEX C

                            1998 U S WEST STOCK PLAN

I.  PURPOSE.

    This 1998 U S WEST Stock Plan (the "Plan"), is intended to promote the long term success of USW-C, Inc. (to be renamed "U S WEST, Inc.") (the "Company") by affording certain eligible employees, executive officers, non-employee directors of the Company and its Subsidiaries (as defined below) and certain outside consultants or advisors to the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company, in order to incentivize such persons and to align the financial interests of such persons with the stockholders of the Company.

II.  DEFINITIONS.

    The following defined terms are used in the Plan:

    A. "Agreement" shall mean the agreement or grant letter accepted by the Participant as described in Section VIII of the Plan between the Company and a Participant under which the Participant receives an Award pursuant to this Plan.

     B. "Award" shall mean individually, collectively or in tandem, an incentive award granted under the Plan, whether in the form of Options, SARs, Stock Awards or Phantom Units.

     C. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

    D. "Change of Control" shall mean any of the following:

     1. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors; or

     2. any period of two (2) consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     3. the Company becomes a party to a merger or consolidation in which either
(i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

     4. any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

     E. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     F. "Committee" shall mean the Human Resources Committee or the Employee Benefits Committee or their delegates, as applicable, pursuant to provisions of
Section III of the Plan.

    G. "Common Stock" shall mean the common stock, $.01 par value, of the Company.

    H. "Company" shall mean USW-C, Inc., a Delaware corporation to be renamed "U S WEST, Inc.", and any successor thereof.

     I. "Director Compensation" shall mean all cash or stock remuneration payable to an Outside Director for service to the Company as a director, other than reimbursement for expenses or Common Stock received upon exercise of an Option, and shall include retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

     J. "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any U S WEST disability plan maintained for the benefit of eligible employees of the Company or any Related Entity, provided, however, that in the case of an Incentive Option, "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

     K. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) and its successor promulgated under the Exchange Act.

     L. "Dividend Equivalent Rights" shall mean the right to receive the amount of any dividends that are paid on an equivalent number of shares of Common Stock underlying an Option or Phantom Unit, which shall be payable either in cash or in the form of additional Phantom Units or Stock.

    M. "Effective Date" shall mean             , 1998, the date on which the
Plan was approved by the stockholders of the Company.

    N. "Eligible Employee" shall mean any employee of the Company or any Related Entity who is so employed on the date of the grant of an Award.

    O. "Eligible Non-Employee" shall mean any consultant or advisor to the Company or any Related Entity, including any member of the State Executive Board(s) of the Company or any Related Entity that the Committee selects to receive an Award.

     P. "Employee Benefits Committee" shall mean a committee of the Company consisting of employees of the Company or any Related Entity appointed by the Human Resources Committee and which shall administer the Plan as provided in
Section III hereof.

    Q. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    R. "Executive Officers" shall mean any Officer of the Company or any Related Entity who, at the time of an Award, is subject to the reporting requirements of
Section 16(a) of the Exchange Act.

     S. "Fair Market Value" shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange for the applicable date, or if there were no sales on such date, on the last day on which there were sales.

     T. "Human Resources Committee" shall mean the human resources committee of the Board or any other committee of the Board appointed by the Board to administer the Plan in lieu of the Human Resources Committee, which committee shall consist of no fewer than three (3) persons, each of whom shall be a Disinterested Person.

    U. "Incentive Option" shall mean an incentive stock option under the provisions of Section 422 of the Code.

     V. "Indexed" shall mean the periodic adjustment of an Option Price based upon adjustment criteria determined by the Committee, but in no event shall the Option Price be adjusted to an amount less than the original Option Price.

    W. "Nonqualified Option" shall mean an Option which does not qualify under
Section 422 of the Code.

    X. "Officer" shall mean any executive of the Company or any Related Entity who participates in the Company's executive compensation programs.

    Y. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Plan, including Incentive Options, Nonqualified Options and Reload Options.

     Z. "Optionee" shall mean a Participant to whom one or more Options have been granted.

   AA. "Option Price" shall mean the price per share payable to the Company for shares of Common Stock upon the exercise of an Option.

   AB. "Outside Director" shall mean an individual not employed by the Company or any Related Entity and who serves on the Board.

   AC. "Parent Corporation" shall mean any corporation within the meaning of
Section 424(e) of the Code.

   AD. "Participant" shall mean an Eligible Employee, Eligible Non-Employee, Executive Officer or Outside Director who is granted an Award.

   AE. "Phantom Unit" shall mean a notional account representing a value equivalent to one share of Common Stock on the Award date.

   AF. "Plan" shall mean the 1998 U S WEST, Inc. Stock Plan.

   AG. "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

   AH. "Reload Option" shall mean the right to receive a further Option for a number of shares equal to the number of shares of Common Stock surrendered by the Optionee upon exercise of the original Option as provided in Section IX.E of the Plan.

    AI. "Restricted Period" shall mean the period of time from the date of grant of Restricted Stock until the lapse of restrictions attached thereto under the terms of the Agreement granting such Restricted Stock, pursuant to the provisions of the Plan or by action of the Committee.

    AJ. "Restricted Stock" shall mean an Award made by the Committee entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Common Stock which are subject to restrictions in accordance with the provisions of Section XII hereof.

   AK. "Retirement" shall mean with respect to any Eligible Employee, that such person has terminated employment with the Company or any Related Entity other than "for cause" (as defined in subsection IX.H.(v)) and (i) such person is eligible to receive an immediate service pension benefit under the U S WEST Pension Plan, or (ii) such person would be eligible to receive an immediate service pension under the U S WEST Pension Plan, as amended and restated effective January 1, 1993, had that plan not been amended and restated effective January 1, 1997, or (iii) such person specifically is treated as "retired" for purposes of the Plan under any individually negotiated, custom, written agreement or arrangement between the Company or any Related Entity and the Eligible Employee. "Retirement" shall not apply to any Eligible Non-Employee.

   AL. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

   AM. "Separation" shall mean the separation of U S WEST Communications Group and U S WEST Media Group into two separate companies pursuant to the terms of
the Separation Agreement dated            , 1998 between the Company and U S
WEST, Inc. (to be renamed "MediaOne Group, Inc.").

   AN. "Stock Appreciation Right" or "SAR" shall mean a grant entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form or forms of payment at the time of grant of the SAR.

   AO. "Stock Awards" shall mean any Award which is in the form of Restricted Stock and any outright grants of Common Stock approved by the Committee pursuant to the Plan.

    AP. "Subsidiary" shall mean with respect to any Award other than an Incentive Option, any corporation, joint venture or partnership in which the Company owns, directly or indirectly, (i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation or (ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership. In the case of any Incentive Option, Subsidiary shall mean any corporation within the meaning of
Section 424(f) of the Code.

   AQ. "Vested" shall mean the status that results with respect to an Option or other Award which may be immediately exercised under the terms of the Agreement granting such Option or other Award, pursuant to the provisions of the Plan or by action of the Committee.

III.  ADMINISTRATION.

    A. The Plan shall be administered by the Human Resources Committee with respect to Officers, Executive Officers and Outside Directors and by the Employee Benefits Committee with respect to all other Eligible Employees and Eligible Non-Employees. The Human Resources Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. Subject to any such rules, regulations and guidelines adopted by the Human Resources Committee, the Employee Benefits Committee shall have the power to adopt rules, regulations and guidelines to permit such Committee to administer the Plan with respect to Eligible Employees (other than Officers and Executive Officers) and with respect to Eligible Non-Employees.

     B. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefited from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

     C. In furtherance of and not in limitation of the Committee's discretionary authority, subject to the provisions of the Plan, the Committee shall have the authority to:

     1. determine the Participants to whom Awards shall be granted and the number of and terms and conditions upon which Awards shall be granted (which need not be the same for all Awards or types of Awards);

     2. establish, in its sole discretion, annual or long-term financial goals of the Company, Related Entity, or division, department, or group of the Company or Related Entity, or individual goals which the Committee shall consider in granting Awards, if any;

     3. determine the satisfaction of performance goals established by the Committee based upon periods of time or any combinations thereof;

     4. determine the time when Awards shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Awards, and the other terms and provisions of Awards;

     5. modify grants of Awards pursuant to Paragraph D. of this Section III or rescind grants of Awards pursuant to Section IX.H(v), respectively;

     6. provide the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, the lapse of restrictions on Restricted Stock and the vesting of Phantom Units (other than an Incentive Option) to meet the obligation of withholding for income, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

     7. adopt, modify and rescind rules and regulations and guidelines relating to the Plan;

     8. adopt modifications to the Plan and procedures, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates in order to assure the legality of Awards granted under the Plan to Participants who reside in such countries;

     9. obtain the approval of the stockholders of the Company with respect to Awards consisting of Phantom Units or Restricted Stock; provided, however, no action shall be proposed to stockholders without the approval of the Board of Directors; and

    10. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

    D. The Committee may at any time, in its sole discretion, accelerate the exercisability of any Awards and waive or amend any and all restrictions and conditions of any Awards.

     E. Subject to and not inconsistent with the express provisions of the Plan, the Code and Rule 16b-3 of the Exchange Act, the Committee shall have the authority to require, as a condition to the granting of any Option, SAR or other Award (to the extent applicable) to any Executive Officer of the Company or any Related Entity that the Executive Officer receiving such Option, SAR or other Award agree not to sell or otherwise dispose of such Option, SAR or other Award or Common Stock acquired pursuant to such Option, SAR or other Award (to the extent applicable) or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Option, SAR or other Award (to the extent applicable) or (ii) the date when the other Option Price of such Option, SAR or other Award is fixed, if such Option Price is not fixed at the date of grant of such Option, SAR or other Award.

IV.  DECISIONS FINAL.

    Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

V.  ARBITRATION.

    Any agreement may contain, among other things, provisions that require arbitration of any and all disputes between a Participant and the Company or any Related Entity, in a form or forms acceptable to the Committee, in its sole discretion.

VI.  DURATION OF THE PLAN.

    The Plan shall remain in effect for a period of five (5) years from the Effective Date, unless terminated by the Board pursuant to Section XX.

VII.  SHARES AVAILABLE; LIMITATIONS.

    A. Up to 4,800,000 shares of Common Stock may be granted in calendar year 1998 and the maximum aggregate number of shares of Common Stock that may be granted in any other calendar year for all purposes under the Plan shall be one percent (1.0%) of the shares outstanding (excluding shares held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Options, SARs, Restricted Stock, or Phantom Units have been granted cease to be subject to exercise or purchase hereunder (other than the exercise of SARs for cash), the underlying shares of Common Stock shall thereafter be available for grants to Participants under the Plan during any calendar year. Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board of Directors or the Committee may determine from time to time at its sole discretion.

     B. The maximum number of shares of Common Stock that shall be subject to the grant of an Award in any calendar year for Awards other than Options or SARs shall not exceed one-third ( 1/3) of the total number of shares of Common Stock subject to Awards granted under the Plan for such calendar year.

     C. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any calendar year may not exceed eight hundred thousand (800,000).

    D. The cumulative number of shares of Common Stock that may be issued under this Plan in connection the exercise of Incentive Options shall not exceed ten million (10,000,000).

VIII.  GRANT OF AWARDS.

    A. The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem subject to restrictions set forth in Section IX.C for Incentive Options. The types of Awards that may be granted under the Plan are Options, with or without Reload Options, SARs, Stock Awards and Phantom Units, and with respect to Phantom Units and Restricted Stock, with or without Dividend Equivalent Rights.

     B. Each grant of an Award under this Plan shall be evidenced by an Agreement dated as of the date of the grant of the Award, other than Stock Awards consisting of an outright grant of shares of Common Stock. This Agreement shall set forth the terms and conditions of the Award, as may be determined by the Committee, and if the Agreement relates to the grant of an Option, shall indicate whether the Option that it evidences, is intended to be an Incentive Option or a Nonqualified Option. Each grant of an Award is conditioned upon the acceptance by the Participant of the terms of the Agreement. Unless otherwise extended by the Committee, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.

IX.  OPTIONS.

    The Committee, in its sole discretion, may grant Incentive Options or Nonqualified Options to Eligible Employees, Officers and Executive Officers and Nonqualified Options to Eligible Non-Employees. Any Options granted to a Participant under the Predecessor Plan which remain outstanding as of the Effective Date shall be governed by the terms and conditions of the Plan, except to the extent the provisions of the Plan are inconsistent with the terms of the Options granted under the Predecessor Plans, in which event the applicable provisions of the Predecessor Plans shall govern; provided, however, that in no event shall there be a modification of the terms of any Incentive Option granted under the Predecessor Plan. The terms and conditions of the Options granted under this
Section IX shall be determined from time to time by the Committee, as set forth in the Agreement granting the Option, and subject to the following conditions:

    A. NONQUALIFIED OPTIONS. The Option Price for each share of Common Stock issuable pursuant to a Nonqualified Option may be an amount at or above the Fair Market Value on the date such Option is granted, may be Indexed from the original Option Price and may be granted with or without Dividend Equivalent Rights; provided, however, that with respect to Nonqualified Options granted to any Executive Officer, no Dividend Equivalent Rights may be granted.

     B. INCENTIVE OPTIONS. The Option Price for each share of Common Stock issuable pursuant to an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date such Option is granted and may be Indexed from the original Option Price.

     C. INCENTIVE OPTIONS; SPECIAL RULES. Options granted in the form of Incentive Options shall be subject to the following provisions:

     1. GRANT. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the Effective Date.

     2. ANNUAL LIMIT. The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which one or more Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan or under any other stock plan of the Company or any Related Entity shall not exceed $100,000 or such other maximum amount permitted under Section 422 of the Code. Any Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option.

     3. 10% STOCKHOLDER. If any Optionee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, an individual described in Section 422(b)(6) of the Code, then the following special provisions shall be applicable to the Option granted to such individual:

    (a) the Option Price of shares subject to such Incentive Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

    (b) the Option shall not have a term in excess of (5) years from the date of grant.

    D. OTHER OPTIONS. The Committee may establish rules with respect to, and may grant to Eligible Employees, Options to comply with any amendment to the Code made after the Effective Date providing for special tax benefits for stock options.

     E. RELOAD OPTIONS. Without in any way limiting the authority of the Committee to make Awards hereunder, the Committee shall have the authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above,
(i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

     F. TERM OF OPTION. No Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option.

    G. EXERCISE OF STOCK OPTION. Each Option shall be exercisable in one or more installments as the Committee in its sole discretion may determine at the time of the Award and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option, subject to rules on sequential exercise for Incentive Options pursuant to Paragraph C.2. of this Section IX. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

    H. VESTING. The Agreement shall specify the date or dates on which the Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the Option shall be deemed vested and fully exercisable.

    (i) DEATH. In the event of the death of any Optionee, all Options held by such Optionee on the date of his death shall become Vested Options and the estate of such Optionee, shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or, in the case of an Incentive Option, one (1) year from the date of death).

    (ii) DISABILITY. If the employment of any Optionee is terminated because of Disability, all Options held by such Optionee on the date of his or her termination shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued. The Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option or, in the case of Incentive Options where tax-advantaged treatment is desired, one year from the date of termination of employment.

   (iii) RETIREMENT. Upon an Optionee's Retirement, all Options held by such Optionee on the date of his or her Retirement shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued, unless the Committee, in its sole discretion, determines otherwise. Unless the Committee, in its sole discretion, determines otherwise, the Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option. In the case of Incentive Options where tax-advantaged treatment is desired, the Optionee shall have the right to exercise Vested Options three months from the date of Retirement.

    (iv) OTHER TERMINATION. If the employment with the Company or a Related Entity of an Optionee is terminated for any reason other than for death or Disability and other than "for cause" as defined in subparagraph (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

    (v) TERMINATION FOR CAUSE. Notwithstanding any other provision of the Plan to the contrary, if the Optionee's employment is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee shall immediately forfeit all rights under his Options except as to the shares of Common Stock already purchased prior to such termination. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure to substantially perform his duties

(other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties, (b) the willful conduct of the Optionee which is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

X.  FOREIGN OPTIONS AND RIGHTS.

    The Committee may make Awards of Options to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Option by the appropriate foreign governmental entity; provided, however, that no such Award may be granted pursuant to this Section X and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

XI.  STOCK APPRECIATION RIGHTS.

    The Committee shall have the authority to grant SARs to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees either alone or in connection with an Option. SARs granted in connection with an Option shall be granted either at the time of grant of the Option or by amendment to the Option. SARs granted in connection with an Option shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable. A SAR granted in connection with an Option may be exercised only when the Fair Market Value of the Common Stock of the Company exceeds the Option Price of the related Option. A SAR granted in connection with an Option shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof and to receive from the Company cash and/or shares of Common Stock equal to that number of shares of Common Stock having an aggregate value equal to the excess of (i) the Fair Market Value of one share of Common Stock on the day of the surrender of such Option over (ii) the Option Price per share of Common Stock multiplied by (iii) the number of shares of Common Stock that may be exercised under the Option, or surrendered; provided, however, that no fractional shares shall be issued. A SAR granted singly shall entitle the Participant to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value of a share of Common Stock on the date of the grant of the SAR multiplied by (iii) the number of SARs exercised. Payment of any fractional shares of Common Stock shall be made in cash. A SAR shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant.

XII.  RESTRICTED STOCK.

    The Committee may, in its sole discretion, grant Restricted Stock to Eligible Employees, Eligible Non-Employees, Officers or Executive Officers subject to the provisions below.

    A. RESTRICTIONS. A stock certificate representing the number of shares of Restricted Stock granted shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Paragraph B. below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Restricted Period shall lapse upon a Participant becoming Disabled or the death of a Participant. If a Participant ceases to be an employee of the Company or a Related Entity prior to the expiration of the Restricted Period applicable to such shares, except as a result of the death or Disability of the Participant, shares of Restricted Stock still subject to restrictions shall be forfeited unless otherwise determined by the Committee, and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become shares of Common Stock held in the Company's treasury without further action by the Participant.

    B. TERMS AND CONDITIONS. The Committee shall establish the terms and conditions for Restricted Stock pursuant to Section III of the Plan, including whether any shares of Restricted Stock shall have voting rights or a right to any dividends that are declared. Terms and conditions established by the Committee need not be the same for all grants of Restricted Stock. The Committee may provide for the restrictions to lapse with respect to a portion or portions of the Restricted Stock at different times or upon the occurrence of different events, and the Committee may waive, in whole or in part, any or all restrictions applicable to a grant of Restricted Stock. Restricted Stock Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee.

    C. DELIVERY OF RESTRICTED SHARES. At the end of the Restricted Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered (less any shares delivered pursuant to Section XIX.C in satisfaction of any withholding tax obligation), free of all such restrictions, except applicable securities law restrictions, to the Participant or the Participant's estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's estate, as the case may be. Notwithstanding the foregoing, the Committee may authorize the delivery of the Restricted Stock to a Participant during the Restricted Period, in which event any stock certificates in respect of shares of Restricted Stock thus delivered to a Participant during the Restricted Period applicable to such shares shall bear an appropriate legend referring to the terms and conditions, including the restrictions, applicable thereto.

XIII.  PHANTOM UNITS.

    A. GENERAL. The Committee may, in its sole discretion, grant the right to earn Phantom Units to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees. The Committee shall determine the criteria for the earning of Phantom Units, pursuant to Section III of the Plan. Upon satisfaction of such criteria, a Phantom Unit shall be deemed a Vested Award. A Phantom Unit granted by the Committee shall provide for payment in shares of Common Stock. A Phantom Unit shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant. Shares of Common Stock issued pursuant to this Section XIII may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Phantom Unit shall be entitled to a Dividend Equivalent Right.

    B. UNFUNDED CLAIM. The establishment of Phantom Units under the Plan are unfunded obligations of the Company. The interest of a Participant in any such units shall be considered a general unsecured claim against the Company to the extent that the conditions for the earning of the Phantom Units have been satisfied. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participant, the Company or the Committee.

    C. ISSUANCE OF COMMON STOCK. Upon a Phantom Unit becoming a Vested Award, unless a Participant has elected to defer under Paragraph D. below, shares of Common Stock representing the Phantom Units shall be distributed to the Participant, unless the Committee, with the consent of the Participant, provides for the payment of the Phantom Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

    D. DEFERRAL OF PHANTOM UNITS. Prior to the year with respect to which a Phantom Unit may become a Vested Award, the Participant may elect not to receive Common Stock upon the vesting of such Phantom Unit and for the Company to continue to maintain the Phantom Unit on its books of account. In such event, the value of a Phantom Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

    E. FINANCIAL HARDSHIP. Notwithstanding any other provision hereof, at the written request of a Participant who has elected to defer pursuant to Paragraph
D. above, the Committee, in its sole direction, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize the payment of all or a part of a Participant's Vested Phantom Units in a single installment or the acceleration of payment of any multiple installments thereof; provided, however, that distributions will not be made under this paragraph if such distribution would result in liability of an Executive Officer under
Section 16 of the Exchange Act.

    F. DISTRIBUTION UPON DEATH. The Committee shall pay the Fair Market Value of the Phantom Units of a deceased Participant to the estate of the Participant, as soon as practicable following the death of the Participant. The value of the Phantom Units for the purpose of such distribution shall be based upon the Fair Market Value of shares of Common Stock underlying the Phantom Units on the date of the Participant's death.

XIV.  STOCK AWARDS TO OUTSIDE DIRECTORS.

    Each Outside Director shall be granted a Stock Award consisting of 400 shares of Common Stock, without restrictions, on the date of the Annual Meeting of the Company's stockholders following the first anniversary date of such Outside Director's initial election to the Board, and a like amount on each of the next four Annual Meeting dates for a total maximum Stock Award of 2,000 shares of Common Stock.

XV.  OUTSIDE DIRECTOR'S COMPENSATION.

    A. PAYMENT IN COMMON STOCK. Each Outside Director may elect to receive payment of all or any portion of Director Compensation comprised of retainer fees for service on the Board and any committees thereof in Common Stock. The amount of Common Stock then issuable shall be based on the Fair Market Value of the Common Stock on the dates such retainer fees are otherwise due and payable to the Outside Director. When any fees are paid in Common Stock under this
Section XV.A, any fractional shares of Common Stock shall be paid in cash. Certificates evidencing such Common Stock shall be delivered promptly following such date. If an Outside Director elects to receive payment of retainer fees in Common Stock as described in this Section XV.A, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company at least six months in advance of the payment date, and (iii) irrevocable.

    B. DEFERRAL OF PAYMENT. Each Outside Director may elect to defer the receipt of Common Stock payable pursuant to Section XV.A, in which event such Outside Director shall receive an equivalent number of Phantom Units with Dividend Equivalent Rights. Any such Phantom Units shall become Vested Awards at such time as the Outside Director no longer serves as a member of the Board. If an Outside Director elects to defer receipt of Common Stock and receive Phantom Units pursuant to this Section XV.B, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company in the year preceding the year in which the Director Compensation would otherwise be paid and at least six months in advance of the date when Common Stock would otherwise be issued, and (iii) irrevocable.

    C.  DIRECTOR STOCK OPTIONS.  On               , 1998 and on the first
business day of each calendar year thereafter, each Director shall be granted an Option to purchase three thousand (3,000) shares Common Stock, such Options (i) to become Vested Options in increments of 40 percent upon grant and 30 percent on the first and second anniversaries following the date of grant or, if earlier, in full upon the retirement of the Director, (ii) to remain exercisable notwithstanding the retirement of the

Director from the Board (but in no event after the expiration date of the Option), and (iv) to expire ten years from the date of grant.

XVI.  FEDERAL SECURITIES LAW.

    With respect to grants of Awards to Directors and Executive Officers, the Company intends that the provisions of this Plan and all transactions effected in accordance with Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable, to maintain compliance with such rule.

XVII.  CHANGE OF CONTROL; ACCELERATION.

    Upon the occurrence of a Change of Control:

    A. in the case of all outstanding Options and SARs, each such Option and SAR shall automatically become immediately fully exercisable by the Participant;

     B. restrictions applicable to Restricted Stock shall automatically be deemed lapsed and conditions applicable to Phantom Units shall automatically be deemed waived, and the Participants who receive such grants shall become immediately entitled to receipt of the Common Stock subject to such grants; and

     C. the Human Resources Committee, in its discretion, shall have the right to accelerate payment of any deferrals of Vested Phantom Units.

XVIII.  ADJUSTMENT OF SHARES.

    A. In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Award and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each Participant's economic position with respect to the Award shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

    B. In the event of an acquisition by the Company of another corporation where the Company assumes outstanding stock options or similar obligations of such corporation, the number of Awards available under the Plan shall be appropriately increased to reflect the number of such options or other obligations assumed.

XIX.  SUBSTITUTE OPTIONS.

    Options, shares of Restricted Stock and Phantom Units issued in substitution of outstanding options for U S WEST Communications Group Stock, restricted shares of U S WEST Communications Group Stock and phantom units with respect to U S WEST Communications Group Stock pursuant to the terms of the Employee Matters Agreement to be entered into by the Company and U S WEST, Inc. (to be renamed "MediaOne Group, Inc.") in connection with the Separation shall be administered pursuant to the provisions of the Plan to the extent not inconsistent with the terms of the grant of such options, restricted stock and phantom units and such Employee Matters Agreement.

XX.  MISCELLANEOUS PROVISIONS.

    A. ASSIGNMENT OR TRANSFER. Except as otherwise permitted by this Section XIX.A, no grant of any "derivative security" (as defined in the rules issued under Section 16 of the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable except by last will and testament or the laws of descent and distribution. No grant of any such derivative security shall be assignable or transferrable pursuant to a domestic relations order. An Optionee who is an Officer or an Outside Director may assign or transfer an Option (other than an Incentive Option) as a gift to one or more members of his or her immediate family or to trusts maintained for the benefit of such immediate family members if such assignment or transfer is not pursuant to a domestic relations order and (i) such assignment or transfer is expressly approved in advance by the Committee or its delegate(s) or (ii) such Option was
granted to the Optionee on or after             , 199      , and the Agreement
pertaining to such Option expressly permits the assignment or transfer of the Option.

    B. INVESTMENT REPRESENTATION; LEGENDS. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof. No shares of Common Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

    C. WITHHOLDING TAXES. In the case of distributions of Common Stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued (except in the case of an Incentive Option), or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

    D. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Award nor to any Participant receiving an Award.

    E. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    F. EFFECT ON EMPLOYMENT. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company or any Related Entity.

    G. NONCOMPETITION. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the Committee, in its sole discretion.

    H. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

XXI.  AMENDMENT OR TERMINATION OF PLAN.

    The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that, with respect to Incentive Options, no amendment shall be made that (i) decreases the minimum Option Price in the case of any Incentive Option, or (ii) modifies the provisions of the Plan with respect to Incentive Options, unless such amendment is made by or with the approval of the stockholders or unless the Board receives an opinion of counsel to the Company that stockholder approval is not necessary with respect to any modifications relating to Incentive Options; and provided further that no amendment shall be made that (i) increases the number of shares of Common Stock that may be issued under the Plan, (ii) permits the Option Price for any Option to be less than Fair Market Value on the date such Option is granted, or (iii) extends the period during which awards may be granted under the Plan beyond five
(5) years from the Effective Date, unless such amendment is made by or with the approval of stockholders. No amendment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under the Plan, without the consent of the holder thereof.

                                                                         ANNEX D

                                    U S WEST
                            LONG-TERM INCENTIVE PLAN
                                   SECTION I
                                    PURPOSE

    The purpose of the U S WEST Long-Term Incentive Plan (the "Plan") is to offer key executives of USW-C, Inc. (to be renamed "U S WEST, Inc."), (the "Company") the opportunity to earn incentive compensation based on the accomplishment of strategic goals. These goals are designed to deliver sustained long-term returns to stockholders of the Company. Payouts under the Plan shall be determined based on the achievement of these pre-established and objective goals. Specifically, the Plan grants incentive compensation based upon a percentage (ranging from 0% to 150%) of the sum of regular cash dividends, if any, paid on the Company's common stock ("Common Stock") over a multiple-year
performance period. The Plan is effective from         , 1998 to December 31,
2000, contingent on the approval of stockholders of the Company.

                                   SECTION II
                                  DEFINITIONS

    2.1 "Change of Control" shall mean any of the following:

        (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Company's Board of Directors; or

        (ii) any period of two consecutive calendar years during which there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Company's Board of Directors and any new director(s) whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

       (iii) the Company becomes a party to a merger or consolidation in which either (1) the Company will not be the surviving corporation or (2) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

        (iv) for a Participant who has executed a Change of Control Agreement with the Company, any event that constitutes a "Change of Control" as set forth in such Change of Control Agreement, or any other event that a majority of the Company's Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

    2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.3 "Company" shall mean USW-C, Inc., a Delaware corporation to be renamed "U S WEST, Inc." and any successor thereof.

    2.4 "Committee" shall mean the Human Resources Committee of the Company's Board of Directors or its delegate.

    2.5 "Common Stock" shall mean the common stock, $.01 par value, issued by the Company.

    2.6 "Disability" shall mean long-term disability as determined under the provisions of any Company disability plan maintained for the benefit of eligible employees of the Company.

    2.7 "Dividend Equivalent Unit" or "DEU" shall mean a unit representing the sum of regular cash dividends on a share of Common Stock paid during a Performance Period.

    2.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    2.9 "Participant" shall mean an executive or key employee of the Company whom the Committee has determined shall participate in the Plan pursuant to
Section III below.

   2.10 "Performance Period" shall mean the period of time during which the performance of the Company is measured for purposes of determining a Participant's payout under the Plan, as set forth in Section IV below.

   2.11 "Plan" shall mean the U S WEST, Inc. Long-Term Incentive Plan.

   2.12 "Restricted Stock" shall mean shares of Common Stock that are subject to a vesting period and to any other terms and conditions determined by the Committee for any Participant, as set forth in the Participant's Restricted Stock Agreement.

   2.13 "Retirement" or "Retires" shall mean for any Participant, that such Participant has retired from the Company and currently is eligible to receive a service pension benefit under the U S WEST Pension Plan or a pension benefit under any individually negotiated, custom written agreement or arrangement executed by a duly authorized representative of the Company, or any subsidiary of the Company, and the Participant.

                                  SECTION III
                                  ELIGIBILITY

    Participation in the Plan shall be limited to executives and key employees of the Company as determined by the Committee. The Committee members all qualify as "outside directors" within the meaning of Code section 162(m).

                                   SECTION IV
                              PERFORMANCE PERIODS

    The Plan shall be effective for three (3) Performance Periods. Each Performance Period shall have a duration of three calendar years, as follows: the first Performance Period shall commence on January 1, 1996, and shall terminate on December 31, 1998; the second Performance Period shall commence on January 1, 1997, and shall terminate on December 31, 1999; and the third Performance Period shall commence on January 1, 1998, and shall terminate on December 31, 2000.

                                   SECTION V
                           DIVIDEND EQUIVALENT UNITS

    The Committee shall assign DEUs to each Participant with respect to each Performance Period that had been assigned to such Participant under the U S WEST Communications Group Long-Term Incentive Plan. The Committee shall assign additional DEUs to Participants, upon selection for participation in the Plan and upon such other occasions as the Committee shall determine, each of which shall represent the sum of regular cash dividends, if any, on a share of Common Stock paid during a Performance Period.

                                   SECTION VI
                               PAYMENT OF SHARES

    6.1 CALCULATION OF ACTUAL PAYOUT VALUE. At the conclusion of each Performance Period, the total number of DEUs granted to a Participant shall be multiplied by the total dividend payout per share of Common Stock during the Performance Period. The resulting product shall be equal to the Participant's target payout value for such Performance Period. The Participant's actual payout value shall be determined by applying a percentage, not to exceed one hundred fifty percent (150%), to the Participant's maximum payout value. Such percentage shall be determined by comparing the performance of the Company to the payout formula established by the Committee, as provided in Section VII below.

    6.2 FORM AND MANNER OF PAYOUT. The DEU award payment to each Participant shall be made in shares of Common Stock and shall be determined by dividing the actual payout value by the average closing price of Common Stock over a twenty-trading day period. Such period shall commence ten trading days prior to the end of the Performance Period. Any shares of Common Stock payable to a Participant shall be paid as soon as practicable following the Performance Period. At the discretion of the Committee, such Common Stock may be Restricted Stock. The Participant shall be entitled to certificates representing shares of such Restricted Stock only if the Participant abides by all terms and conditions of the underlying Restricted Stock Agreement, to the extent those conditions are not waived by the Committee in its sole discretion. At the discretion of the Committee, dividends, if any, paid on shares of Restricted Stock during the vesting period shall be paid to the Participants. Such dividends shall be payable in cash, shares of Common Stock or Restricted Stock as determined by the Committee in its sole discretion.

    6.3 TAXATION. Any shares of Common Stock paid pursuant to this Plan are taxable at the time they are paid unless they are paid in the form of Restricted Stock. Restricted Stock is taxable upon vesting.

    6.4 MAXIMUM PAYOUT; SHARES AVAILABLE. Subject to the adjustments set forth in Section IX, no Participant shall be entitled to receive more than 500,000 DEUs for any Performance Period, and the maximum aggregate number of shares of Common Stock that may be paid over the life of this Plan is 1,300,000.

                                  SECTION VII
                               PERFORMANCE GOALS

    Within 90 days of the commencement of each Performance Period, the Committee shall establish specific, objective, performance goals and a payout formula in connection with such performance goals. The performance goals shall be based on one or more of the following performance measures of the Company: financial results; revenue; productivity and efficiency; service and customer care; and employees' and/or management's satisfaction.

        (a) Financial results shall be measured in terms of one or more of the following: free cash flow; operating cash flow; cash operating income (Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")); net income; earnings per share; total stockholder return; and relative stockholder return.

        (b) Revenue shall be measured in terms of one or more of the following: revenue expressed in dollars or percent growth; revenue per access line; new product revenue expressed in dollars; percent of revenue or percent growth; and market share.

        (c) Productivity and efficiency shall be measured in terms of one or more of the following: revenue per employee; labor dollars as a percent of revenue; cash outlay per access line; and general and administrative expense as a percent of revenue.

        (d) Service and customer care shall be measured in terms of one or more of the following: customer access; customer commitments met; held orders; and overall customer satisfaction, as measured by survey.

        (e) Employees' and management's satisfaction shall be measured by survey.

                                  SECTION VIII
                           SPECIAL DISTRIBUTION RULES

    8.1 CHANGE OF CONTROL. In the event of a Change of Control, the following shall occur:

        (a) For any DEUs issued in any calendar year(s) prior to the date of the Change of Control, the total dividend payout shall be determined as if the Change of Control occurred on the date on which the pre-set Performance Period is scheduled to end, as set forth in Section IV. For any DEUs issued in the calendar year of the Change of Control, the total dividend payout shall be determined as if the Change of Control occurred on the date on which the pre-set Performance Period is scheduled to end, calculated on a pro rata basis for the amount of time elapsed in that calendar year;

        (b) The value of dividends yet to be paid in any current Performance Period shall be valued at the amount of the most recent dividend paid prior to the Change of Control, and assuming that dividends would continue to be paid for the full duration of such Performance Period with the same frequency as prior to the Change of Control;

        (c) The performance goals of the Company for the Performance Period shall be deemed to have been met in full;

        (d) The Participant shall be paid immediately the number of shares of Common Stock, or its equivalent value, that results in his or her case from the foregoing provisions. Any such shares of Common Stock shall not be Restricted Stock; and

        (e) Any vesting period applicable to Restricted Stock previously issued under the Plan shall lapse immediately.

    8.2 DEATH OR DISABILITY. If a Participant dies or becomes Disabled during any Performance Period, then solely for purposes of the Plan, the Participant shall be deemed to have died or become Disabled as of the last day of the calendar quarter during which the Participant died or became Disabled, and the benefit, if any, payable under the Plan to the Participant or his or her estate shall be paid in the same manner set forth in Subsection 8.1, substituting in each instance, as applicable, the term "death" or "Disability" for the term "Change of Control."

    8.3 RETIREMENT. If a Participant Retires during any Performance Period (i) any Restricted Stock issued under the Plan shall continue to vest in accordance with the vesting schedule established at the time such Restricted Stock was issued and shall continue to be subject to all other terms and conditions of the underlying Restricted Stock Agreement, (ii) the DEUs held by such Participant shall be valued as if the last day of any current Performance Period is the last day of the calendar quarter during which the Participant Retires, and (iii) any shares of Common Stock payable to the Participant shall be calculated at the end of the Performance Period and paid to the Participant pursuant to the provisions of Section VI; provided, however, that the continuation of vesting and of participation in the Plan shall be contingent upon such Participant's execution and delivery to the Company, on or prior to the effective date of the Participant's Retirement, of the Company's standard "Waiver & Release" form, available from the Human Resources Department of the Company. If, however, the Committee in its sole discretion determines that, prior to the end of the Performance Period, the Participant directly or indirectly receives payment for services rendered to, or is otherwise employed by, any person, firm or corporation that is in competition with the Company or engaged in providing any goods or services that are substantially the same as goods or services provided or under development by the Company, unless the Committee in its sole discretion determines otherwise, or unless the Participant is in full compliance with the Company's Policy on Service on Outside Boards of Directors, as interpreted solely by the Company's Senior Management Compliance Committee, the Participant immediately shall forfeit all DEUs and Restricted Stock granted under the Plan, and no payments of Common Stock shall thereafter be made. The foregoing provisions apply unless otherwise determined by the Committee in its sole discretion.

    8.4 OTHER TERMINATION. Unless the Committee in its sole discretion determines otherwise, if a Participant's employment terminates for any other reason, the Participant immediately shall forfeit all DEUs and Restricted Stock granted under the Plan, and no payments of Common Stock shall thereafter be made.

                                   SECTION IX
                  ADJUSTMENT OF DEUS OR SHARES OF COMMON STOCK

    In the event of any change in the Common Stock of the Company by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, slit-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number of DEUs and the maximum number of shares of Common Stock remaining for issue under the Plan shall be adjusted appropriately by the Committee at or about the time of such event, provided that each Participant's position with respect to DEUs or shares of Common Stock or other interests payable under this Plan shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional DEUs, shares or other interests resulting from such adjustment shall be rounded up to the next whole DEU, share or other interest, as the case may be. To the extent that any event set forth in this Section IX constitutes a Change of Control for any participant, the provisions of this Section IX shall apply prior to any calculation made pursuant to Subsection 8.1.

                                   SECTION X
                                  ARBITRATION

    10.1 SCOPE OF ARBITRATION. Any claim, controversy or dispute between a Participant and the Company or its subsidiaries or affiliated companies, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to the interpretation of this Plan; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C.
Section 1981, Section 1981a, Section 1983, Section 1985, or Section 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Rehabilitation Act of 1973, as amended; claims under the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended; claims under the Colorado Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. The only legal claims between a Participant and the Company that are not included for arbitration are claims by the Participant for workers' compensation or unemployment compensation benefits and/or claims for benefits under a benefit plan maintained by the Company, if the plan does not provide for arbitration of such disputes. In consideration of any DEU, Common Stock or any Restricted Stock granted to a Participant under the terms of the Plan, such Participant shall voluntarily, knowingly and intelligently waive any right such Participant may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to recover punitive damages on any common law and/or contract claims. The Federal Arbitration Act, 9 U.S.C. SectionSection 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Plan for arbitration, shall apply to any common law claims.

    10.2 ARBITRATION PROCEEDINGS. A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"). Any dispute that relates to the Participant's employment with the Company or to the termination of the Participant's employment shall be conducted under the AAA Employment Dispute Resolution Rules, effective June 1, 1997. The arbitrator shall be chosen from a state other than the Participant's state of residence and other than Colorado. Other than as set forth in this Plan, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. The arbitrator may award punitive damages, as allowed by Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended, regardless of any limitations imposed by federal, state or local laws regarding punitive damage awards in arbitration proceedings. All arbitration proceedings, including, without limitation, settlements and awards, under this Plan shall be confidential. No participant shall be required to pay more than One Hundred Fifty Dollars ($150) of the arbitrator's hourly fees and expenses. The prevailing party in any arbitration may be entitled to receive reasonable attorneys' fees. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees, not to exceed Two Thousand Five Hundred Dollars ($2,500).

                                   SECTION XI
                            MISCELLANEOUS PROVISIONS

    11.1. ASSIGNMENT OR TRANSFER. No DEUs or other interest or rights under the Plan shall be subject in any manner to anticipation, hypothecation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

    11.2 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Participant.

    11.3 TAXATION. The Company shall have the right to deduct from any Plan distribution any federal, state or local income and employment taxes that it is required by law to withhold.

    11.4 OTHER INCENTIVE PLANS. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Company.

    11.5 EFFECT ON EMPLOYMENT. Nothing contained in this Plan or any related agreement or any agreement referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided. Nothing contained in this Plan or any related agreement or any agreement referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company.

    11.6 AMENDMENT OF PLAN. The Committee shall have the right to amend, modify, suspend or terminate this Plan at any time, provided that, in the case of Participants who are subject to Section 16(a) of the Exchange Act, no amendment shall be made that (i) materially increases the benefits accruing to such Participants, (ii) materially increases the number of shares of Common Stock that may be issued under this Plan, or (iii) materially modifies the requirements of eligibility for such Participants, unless such amendment is made by or with the approval of stockholders. The Committee or its designee shall be authorized to make any other amendments to the Plan.

    11.7 FEDERAL SECURITIES LAW. With respect to grants of Common Stock to individuals subject to Section 16 of the Exchange Act, the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable consistently with such rule.

    11.8 SECURITIES LAW COMPLIANCE. No shares of Common Stock shall be issued under this Plan until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for common stock as it deems appropriate.

    11.9 ADMINISTRATION. The Plan shall be administered by the Committee, which may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice on any responsibility that the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subject by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

    11.10 GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

                                  SECTION XII
                              ADOPTION OF THE PLAN

    This Plan shall become effective on           . All awards granted under
this Plan shall be contingent on            .

                                  SECTION XIII
                            TERMINATION OF THE PLAN

    The Plan shall terminate on December 31, 2000, except that any outstanding DEUs granted prior to the termination of the Plan shall remain subject to all terms and conditions of the Plan as if the Plan were not terminated. Any Restricted Stock granted under the Plan shall continue to vest in accordance with the vesting schedule established at the time such Restricted Stock was issued and shall continue to be subject to all other terms and conditions of the underlying Restricted Stock Agreement, unless the Committee determines otherwise in its sole discretion.

                                                                         ANNEX E

                                    U S WEST
                      EXECUTIVE SHORT-TERM INCENTIVE PLAN
                                   SECTION 1
                                    PURPOSE

    The purpose of the U S WEST Executive Short-Term Incentive Plan (the "Plan") is to provide key executives of USW-C, Inc. (to be renamed "U S WEST, Inc.") and its subsidiaries (the "Company") with incentive compensation based upon the achievement of established performance goals.

                                   SECTION 2
                                  ELIGIBILITY

    Eligibility for the Plan is limited to the Chief Executive Officer of U S WEST, Inc. and any individuals employed by the Company (at the end of any calendar year) who appear in the Summary Compensation Table of the Company's Proxy Statement to Stockholders for that year. The Human Resources Committee (the "Committee") of the Board of Directors of U S WEST, Inc. (the "U S WEST Board of Directors") shall certify eligibility for participation. Individuals eligible to participate in the Plan are herein called "Participants."

                                   SECTION 3
                                     AWARDS

    Participants will be eligible to receive equal shares of a cash bonus pool established annually, as described in Section 5, provided that the Committee shall have the authority to reduce the share of any participant to the extent it deems appropriate. Any such reduction of a participant's share will not result in an increase of another participant's share.

                                   SECTION 4
                              PERFORMANCE PERIODS

    Each performance period ("Period") shall have a duration of one calendar year, commencing on January 1, and terminating on December 31.

                                   SECTION 5
                              PERFORMANCE FORMULA

    5.1 At the end of each Period the Committee will certify the amount of the cash bonus pool pursuant to Section 5.2.

    5.2 The cash bonus pool for any Period will be one-quarter of one percent (0.25%) of Cash Provided by Operating Activities for U S WEST, Inc. and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amount that the Committee deems appropriate. In the event that the Committee elects to reduce the cash bonus pool to an amount that is less than one-quarter of one percent (0.25%) of Cash Provided by Operating Activities, the amount by which the pool is reduced may, at the Committee's sole discretion, be added to the cash bonus pool that is available for any subsequent Period or Periods.

    5.3 A Participant's share of the cash bonus pool shall be calculated by dividing the amount of the cash bonus pool by the number of Participants in the Plan. The Committee shall have the authority to reduce any Participant's share of the cash bonus pool to the extent it deems appropriate. In determining the amount to be paid to a Participant for any Period, the Committee will consider a number of performance factors, including, but not limited to, the Company's net income and cash flow, quality indicators, and other relative operating and strategic results.

    5.4 Shares of the cash bonus pool will be paid in the year following the completion of the performance period.

                                   SECTION 6
                           SPECIAL DISTRIBUTION RULES

    6.1 CHANGE OF CONTROL. Notwithstanding any other provisions of this Plan, in the event of a Change of Control, as defined below, the following shall occur:

        (a) The cash bonus pool shall be calculated as if the end of the Period were the date of the Change of Control;

        (b) Each Participant's share of the cash bonus pool shall be determined subject to Section 5.3; and

        (c) Each Participant shall be immediately paid his or her share of the cash bonus pool that results from the foregoing calculation.

      For the purposes of the Plan, a "Change of Control" shall mean any of the following:

        (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the U S WEST Board of Directors;

        (ii) Any period of two (2) consecutive calendar years during which there shall cease to be a majority of the U S WEST Board of Directors comprised as follows: individuals who at the beginning of such period constitute the U S WEST Board of Directors and any new director(s) whose election by the U S WEST Board of Directors or nominations for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

       (iii) The Company becomes a party to a merger or consolidation in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of common stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

        (iv) Any other event that a majority of the U S WEST Board of Directors, is in its sole discretion, shall determine constitutes a Change of Control.

    6.2 SPECIAL CIRCUMSTANCES. If, prior to a distribution from the cash bonus pool, a Participant (i) is discharged by the Company, (ii) is demoted, or (iii) becomes associated with, employed by or renders services to, or owns a material interest in any business that is competitive with the Company, the Committee shall have the authority to (a) reduce or cancel payments that would otherwise be paid from the cash bonus pool, (b) permit continued participation in the Plan or an early distribution therefrom, or (c) any combination of the foregoing.

                                   SECTION 7
                            MISCELLANEOUS PROVISIONS

    7.1 ASSIGNMENT OR TRANSFER. No opportunity shall be assignable or transferable by a Participant.

    7.2 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Participant.

    7.3 OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    7.4 EFFECT ON EMPLOYMENT. Nothing contained in this Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in this Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company.

    7.5 PENSION FORMULA. Unless otherwise prohibited by the Committee, awards under the Plan shall be used to compute a pension amount in the U S WEST Executive Non-Qualified Pension Plan and will be used to calculate coverage in the U S WEST Executive Life Insurance Program (if such coverage is elected). Awards shall not be considered compensation for purposes of the U S WEST Savings Plan/ESOP.

    7.6 TAXATION. The Company shall have the right to deduct from any award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

    7.7 AMENDMENT OF PLAN. The U S WEST Board of Directors shall have the right to suspend or terminate this Plan at any time and may amend or modify the Plan prior to the beginning of any Period.

                                   SECTION 8
                              PLAN ADMINISTRATION

    8.1 COMMITTEE AUTHORITY DELEGATION. The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee may designate Company employees to act in its behalf to engage in daily administration of the Plan. The Committee or its designee may administer the Plan in all respects including the proration or adjustment of awards in the case of retirements, terminations, entrance to or exit from a level of management, changes in base salary, dismissal or death and other conditions as appropriate.

    8.2 GOVERNING LAW. The Plan shall be governed by the laws of the state of Colorado and applicable federal law.

    8.3 COMMITTEE RELIANCE. The Committee, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and other entities and of counsel, public accountants and other professional expert persons.

                                   SECTION 9
                               CLAIMS AND APPEALS

    9.1 COMMITTEE PROCEDURE. Claims and appeals will be processed in accordance with the following procedures:

        (a) Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee.

        (b) Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee a written request for review of the decision denying the claim.

        (c) The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

    9.2 SCOPE OF ARBITRATION. Any claim, controversy or dispute between a Participant and the Company or its subsidiaries or affiliated companies, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to the interpretation of this Plan; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C.
Section 1981, Section 1981a, Section 1983, Section 1985, or Section 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Rehabilitation Act of 1973, as amended; claims under the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended; claims under the Colorado Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. The only legal claims between a Participant and the Company that are not included for arbitration are claims by the Participant for workers' compensation or unemployment compensation benefits and/or claims for benefits under a benefit plan maintained by the Company, if the plan does not provide for arbitration of such disputes. In consideration of any payment to a Participant under the terms of the Plan, such Participant shall voluntarily, knowingly and intelligently waive any right such Participant may otherwise have to seek remedies in court or other forums, including the right to a jury trial and the right to recover punitive damages on any common law and/or contract claims. The Federal Arbitration Act, 9 U.S.C. SectionSection 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Plan for arbitration, shall apply to any common law claims.

    9.3 ARBITRATION PROCEEDINGS. A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"). Any dispute that relates to the Participant's employment with the Company or to the termination of the Participant's employment shall be conducted under the AAA Employment Dispute Resolution Rules, effective June 1, 1997. The arbitrator shall be chosen from a state other than the Participant's state of residence and other than Colorado. Other than as set forth in this Plan, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. The arbitrator may award punitive damages, as allowed by Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended, regardless of any limitations imposed by federal, state or local laws regarding punitive damage awards in arbitration proceedings. All arbitration proceedings, including, without limitation, settlements and awards, under this Plan shall be confidential. No participant shall be required to pay more than One Hundred Fifty Dollars ($150) of the arbitrator's hourly fees and expenses. The prevailing party in any arbitration may be entitled to receive reasonable attorneys' fees. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees, not to exceed Two Thousand Five Hundred Dollars ($2,500).

                                   SECTION 10
                              ADOPTION OF THE PLAN

    This Plan shall become effective on                  .

                                                                         ANNEX F

                                 U S WEST, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Public Accountants............................................  F-2
Report of Management.................................................................  F-4
Consolidated Statements of Operations................................................  F-5
Consolidated Balance Sheets..........................................................  F-7
Consolidated Statements of Cash Flows................................................  F-9
Notes to Consolidated Financial Statements...........................................  F-10
Supplementary Selected Proportionate Results of Operations...........................  F-60

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareowners of U S WEST, Inc.:

    We have audited the accompanying Consolidated Balance Sheets of U S WEST, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related Consolidated Statements of Operations and Cash Flows for the years then ended. These consolidated financial statements and the Supplementary Selected Proportionate Results of Operations referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and supplementary information based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U S WEST, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

    We have also audited the Supplementary Selected Proportionate Results of Operations for the years ended December 31, 1997 and 1996, presented on page F-60. The Supplementary Selected Proportionate Results of Operations have been prepared by management to present relevant financial information that is not provided by the consolidated financial statements and is not intended to be a presentation in conformity with generally accepted accounting principles. In our opinion, the Supplementary Selected Proportionate Results of Operations referred to above fairly states, in all material respects, the information set forth therein on the basis of accounting described on page F-60.

ARTHUR ANDERSEN LLP

Denver, Colorado,
February 12, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of U S WEST, Inc.:

    We have audited the accompanying Consolidated Statements of Operations and Cash Flows of U S WEST, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations of U S WEST, Inc. and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
February 12, 1996

                              REPORT OF MANAGEMENT

    The Consolidated Financial Statements of U S WEST have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The integrity and objectivity of information in these financial statements, including estimates and judgments, are the responsibility of management, as is all other financial information included in this report.

    U S WEST maintains a system of internal accounting controls designed to provide reasonable assurance as to the integrity and reliability of financial statements, the safeguarding of assets and the prevention and detection of material errors or fraudulent financial reporting. Monitoring of such systems includes an internal audit program designed to objectively assess the effectiveness of internal controls and recommend improvements therein.

    Limitations exist in any system of internal accounting controls based upon the recognition that the cost of the system should not exceed the benefits derived. U S WEST believes that the Company's system does provide reasonable assurance that transactions are executed in accordance with management's general or specific authorizations and is adequate to accomplish the stated objectives.

    The independent certified public accountants, whose reports are included herein, were engaged to express an opinion on our Consolidated Financial Statements. Their opinions are based on procedures performed in accordance with generally accepted auditing standards, including examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.

    In an attempt to assure objectivity, the financial information contained in this report is subject to review by the Audit Committee of the Board of Directors. The Audit Committee is composed of outside directors who meet regularly with management, internal auditors and independent auditors to review financial reporting matters, the scope of audit activities and the resolution of audit findings.

Richard D. McCormick
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Michael P. Glinsky
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

February 12, 1998

                                 U S WEST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                         DOLLARS IN MILLIONS
Sales and other revenues.........................................................  $  15,235  $  12,911  $  11,746

Operating expenses:
  Employee-related expenses......................................................      4,917      4,412      4,071
  Other operating expenses.......................................................      3,617      2,671      2,323
  Taxes other than income taxes..................................................        475        429        416
  Depreciation and amortization..................................................      3,420      2,544      2,291
                                                                                   ---------  ---------  ---------
    Total operating expenses.....................................................     12,429     10,056      9,101
                                                                                   ---------  ---------  ---------

Operating income.................................................................      2,806      2,855      2,645

Interest expense.................................................................     (1,083)      (612)      (527)
Equity losses in unconsolidated ventures.........................................       (909)      (346)      (207)
Gains on asset sales:
  Investments....................................................................        474     --         --
  Rural telephone exchanges......................................................         77         59        136
  Merger of joint venture interest...............................................     --         --            157
Guaranteed minority interest expense.............................................        (87)       (55)       (14)
Other expense--net...............................................................        (56)       (61)       (36)
                                                                                   ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative effect of change
  in accounting principle........................................................      1,222      1,840      2,154
Provision for income taxes.......................................................       (522)      (696)      (825)
                                                                                   ---------  ---------  ---------
Income before extraordinary items and cumulative effect of change in accounting
  principle......................................................................        700      1,144      1,329

Extraordinary items--early extinguishment of debt--net of tax....................         (3)    --            (12)
                                                                                   ---------  ---------  ---------
Income before cumulative effect of change in accounting principle................        697      1,144      1,317
Cumulative effect of change in accounting principle--net of tax..................     --             34     --
                                                                                   ---------  ---------  ---------
NET INCOME.......................................................................  $     697  $   1,178  $   1,317
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Dividends on preferred stock.....................................................        (52)        (9)        (3)
                                                                                   ---------  ---------  ---------
EARNINGS AVAILABLE FOR COMMON STOCK..............................................  $     645  $   1,169  $   1,314
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                                 U S WEST, INC.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                            IN THOUSANDS
                                                                                     (EXCEPT PER SHARE AMOUNTS)
COMMUNICATIONS GROUP BASIC EARNINGS PER COMMON SHARE: (See Note 16)
  Income before extraordinary items and cumulative effect of change in accounting
    principle....................................................................  $    2.44  $    2.55  $    2.52
  Extraordinary items--early extinguishment of debt..............................      (0.01)    --          (0.02)
  Cumulative effect of change in accounting principle............................     --           0.07     --
                                                                                   ---------  ---------  ---------
COMMUNICATIONS GROUP BASIC EARNINGS PER COMMON SHARE.............................  $    2.43  $    2.62  $    2.50
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
COMMUNICATIONS GROUP BASIC AVERAGE COMMON SHARES OUTSTANDING.....................    482,751    477,549    470,716
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
COMMUNICATIONS GROUP DILUTED EARNINGS PER COMMON SHARE: (See Note 16)
  Income before extraordinary items and cumulative effect of change in accounting
    principle....................................................................  $    2.42  $    2.51  $    2.48
  Extraordinary items--early extinguishment of debt..............................      (0.01)    --          (0.02)
  Cumulative effect of change in accounting principle............................     --           0.07     --
                                                                                   ---------  ---------  ---------
COMMUNICATIONS GROUP DILUTED EARNINGS PER COMMON SHARE...........................  $    2.41  $    2.58  $    2.46
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
COMMUNICATIONS GROUP DILUTED AVERAGE COMMON SHARES OUTSTANDING...................    491,232    488,591    481,933
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

MEDIA GROUP BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE: (See Note 16)
  Income (loss) before extraordinary item........................................  $   (0.88) $   (0.16) $    0.30
  Extraordinary item--early extinguishment of debt...............................     --         --          (0.01)
                                                                                   ---------  ---------  ---------
MEDIA GROUP BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE...................  $   (0.88) $   (0.16) $    0.29
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
MEDIA GROUP BASIC AVERAGE COMMON SHARES OUTSTANDING..............................    606,749    491,924    470,549
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                                 U S WEST, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                              DOLLARS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     211  $     201
  Accounts and notes receivable, less allowance for credit
    losses of $136 and $125, respectively...................................................      2,249      2,113
  Inventories and supplies..................................................................        179        159
  Deferred directory costs..................................................................        257        259
  Deferred tax asset........................................................................        373        213
  Prepaid and other.........................................................................        130        167
                                                                                              ---------  ---------
Total current assets........................................................................      3,399      3,112

Property, plant and equipment--net..........................................................     18,580     18,281
Investment in Time Warner Entertainment.....................................................      2,486      2,477
Net investment in international ventures....................................................        475      1,548
Net investment in assets held for sale......................................................        419        409
Intangible assets--net......................................................................     12,674     12,595
Other assets................................................................................      1,707      2,433
                                                                                              ---------  ---------
Total assets................................................................................  $  39,740  $  40,855
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                                 U S WEST, INC.

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                              DOLLARS IN MILLIONS
                                                                                               (EXCEPT PER SHARE
                                                                                                    AMOUNTS)
LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
  Short-term debt...........................................................................  $   1,430  $   1,051
  Accounts payable..........................................................................      1,751      1,316
  Due to Continental Cablevision shareowners................................................     --          1,150
  Employee compensation.....................................................................        521        470
  Dividends payable.........................................................................        268        263
  Deferred revenues and customer deposits...................................................        444        379
  Other.....................................................................................      1,901      1,445
                                                                                              ---------  ---------
Total current liabilities...................................................................      6,315      6,074

Long-term debt..............................................................................     13,248     14,300
Postretirement and other postemployment benefit obligations.................................      2,570      2,479
Deferred income taxes.......................................................................      4,068      4,349
Unamortized investment tax credits..........................................................        168        173
Deferred credits and other..................................................................        867        800

Commitments and contingencies

Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding
  solely Company-guaranteed debentures......................................................      1,080      1,080
Preferred stock subject to mandatory redemption.............................................        100         51

Shareowners' equity:
  Series D Preferred Stock--$1.00 per share par value, 20,000,000 shares authorized,
    19,999,478 shares issued and outstanding................................................        923        920
  Common shares--
    Communications Stock--$0.01 per share par value, 2,000,000,000 shares authorized,
      484,522,015 and 480,460,536 issued, 484,515,415 and 480,457,336 outstanding, respectively..........................................................................
    Media Stock--$0.01 per share par value, 2,000,000,000 shares authorized, 626,565,410 and
      624,782,710 issued, 607,807,934 and 608,863,327 outstanding, respectively.............     10,876     10,741
  Retained earnings (deficit)...............................................................       (334)        18
  LESOP guarantee...........................................................................        (46)       (91)
  Foreign currency translation adjustments..................................................        (95)       (39)
                                                                                              ---------  ---------
Total shareowners' equity...................................................................     11,324     11,549
                                                                                              ---------  ---------
Total liabilities and shareowners' equity...................................................  $  39,740  $  40,855
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                                 U S WEST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                          DOLLARS IN MILLIONS
OPERATING ACTIVITIES
  Net income......................................................................  $     697  $   1,178  $   1,317
  Adjustments to net income:
    Depreciation and amortization.................................................      3,420      2,544      2,291
    Equity losses in unconsolidated ventures......................................        909        346        207
    Gains on asset sales:
      Rural telephone exchanges...................................................        (77)       (59)      (136)
      Merger of joint venture interest............................................     --         --           (157)
      Investments.................................................................       (474)    --         --
    Cumulative effect of change in accounting principle...........................     --            (34)    --
    Deferred income taxes and amortization of investment tax credits..............       (164)        18        274
  Changes in operating assets and liabilities:
    Restructuring payments........................................................        (70)      (242)      (334)
    Postretirement medical and life costs, net of cash fundings...................         90         39        (24)
    Accounts and notes receivable.................................................       (138)       (56)      (169)
    Inventories, supplies and other current assets................................       (104)        31        (79)
    Accounts payable and accrued liabilities......................................        782        225         45
  Other--net......................................................................        295         40        185
                                                                                    ---------  ---------  ---------
  Cash provided by operating activities...........................................      5,166      4,030      3,420
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Expenditures for property, plant and equipment..................................     (3,690)    (3,071)    (2,825)
  Payment to Continental Cablevision shareowners..................................     (1,150)    --         --
  Investments in international ventures...........................................       (325)      (243)      (681)
  Proceeds from sales of investments..............................................      1,883     --         --
  Proceeds from disposals of property, plant and equipment........................         98        189        201
  Cash from net investment in assets held for sale................................        231        213     --
  Other--net......................................................................       (347)      (136)      (201)
                                                                                    ---------  ---------  ---------
  Cash (used for) investing activities............................................     (3,300)    (3,048)    (3,506)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Net proceeds from (repayments of) short-term debt...............................     (4,195)     3,987     (1,281)
  Repayments of long-term debt....................................................       (824)    (4,699)    (1,058)
  Proceeds from issuance of Preferred Securities--net.............................     --            465        581
  Proceeds from issuance of long-term debt........................................      4,152        383      2,732
  Proceeds from issuance of common stock..........................................        106        136         87
  Purchases of treasury stock.....................................................        (53)      (297)       (63)
  Dividends paid on common and preferred stock....................................     (1,042)      (948)      (929)
                                                                                    ---------  ---------  ---------
  Cash (used for) provided by financing activities................................     (1,856)      (973)        69
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS
  Increase (decrease).............................................................         10          9        (17)
  Beginning balance...............................................................        201        192        209
                                                                                    ---------  ---------  ---------
  Ending balance..................................................................  $     211  $     201  $     192
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                                 U S WEST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 1: RECAPITALIZATION PLAN

    In 1995, U S WEST, Inc., ("U S WEST" or the "Company") divided its businesses into two groups: U S WEST Communications Group (the "Communications Group") and U S WEST Media Group (the "Media Group") and created two separate classes of common stock under a recapitalization plan (the "Recapitalization Plan"). One class of stock, U S WEST Communications Group Common Stock (the "Communications Stock"), reflects the performance of the communications businesses comprising the Communications Group, and the other class of stock, U S WEST Media Group Common Stock (the "Media Stock"), reflects the performance of the multimedia businesses comprising the Media Group. Effective November 1, 1995, each share of common stock of U S WEST was converted into one share each of Communications Stock and Media Stock.

    The Communications Group is comprised of U S WEST Communications, Inc. ("U S WEST Communications"), U S WEST Communications Services, Inc., U S WEST Federal Services, Inc., U S WEST Advanced Technologies, Inc., U S WEST Business Resources, Inc., U S WEST Long Distance, Inc. and U S WEST Information Technologies, Inc. Primary services provided include telecommunications services for more than 25 million residential and business customers in the Communications Group's 14 state region (the "Region"). The Region includes the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. Primary telecommunications services offered include local telephone services, exchange access services (which connect customers to the facilities of carriers, including long-distance providers and wireless operators), and long-distance services within Local Access and Transport Areas ("LATAs") in the Region. Other products and services include wireless personal communications services ("PCS"), high-speed data and Internet access services, and certain other communications equipment sales and services for business customers and governmental agencies.

    Media Group is the third largest cable operator in the United States, organized into six operating regions including large clusters in Atlanta, Georgia, Eastern Massachusetts, Southern California, Southern Florida, Detroit, Michigan, and Minneapolis/St. Paul, Minnesota. Media Group is comprised of MediaOne of Delaware, Inc ("MediaOne Delaware", formerly Continental Cablevision, Inc., "Continental"); U S WEST Multimedia Communications, Inc., which owns an investment in Time Warner Entertainment Company, L.P., ("TWE" or "Time Warner Entertainment"); U S WEST Dex, Inc. ("Dex"), which publishes White and Yellow Pages telephone directories and provides directory and information services; U S WEST NewVector Group, Inc., which provides communications and information products and services over wireless networks; and U S WEST International Holdings, Inc., which primarily owns investments in international cable and broadband, wireless communications and directory publishing operations.

NOTE 2: U S WEST SEPARATION

    On October 25, 1997, the Board of Directors of U S WEST (the "Board") adopted a proposal to separate U S WEST into two independent companies (the "Separation"). As a result of the Separation, the Communications Group will become an independent public company and will be renamed "U S WEST, Inc." ("New U S WEST"). In addition, the Media Group's directory business known as Dex will be aligned with New U S WEST (the "Dex Alignment"). The assets of New U S WEST will be accounted for at the historical values at which they were carried by U S WEST prior to the Separation. Following the Separation, U S WEST will continue as an independent public company comprised of the

                                 U S WEST, INC.

NOTE 2: U S WEST SEPARATION (CONTINUED)
current businesses of Media Group other than Dex and will be renamed "MediaOne Group, Inc." ("MediaOne").

    The Separation will be implemented pursuant to the terms of a separation agreement between U S WEST and New U S WEST (the "Separation Agreement"). Under the Separation Agreement, U S WEST will redeem each issued and outstanding share of Communications Stock (other than shares of Communications Stock held as treasury stock by U S WEST) for one share of New U S WEST Common Stock, and each outstanding share of Media Stock will remain outstanding and will thereafter represent one share of MediaOne Common Stock. Each share of Communications Stock held as treasury stock by U S WEST will be cancelled. Each share of Media Stock held as treasury stock by U S WEST will remain outstanding as one share of MediaOne Common Stock held as treasury stock by MediaOne.

    In connection with the Dex Alignment, (i) U S WEST will distribute, as a dividend, an aggregate of $850 in value of New U S WEST Common Stock to holders of Media Stock (the "Dex Dividend") and (ii) $3.9 billion of U S WEST debt, currently allocated to Media Group, will be refinanced by New U S WEST (the "Dex Indebtedness").


    The transaction is subject to shareowner approval and is expected to be complete by mid-1998.



    MediaOne will account for the Separation as a discontinuance of the businesses comprising New U S WEST. The measurement date for discontinued operations accounting purposes will be the date upon which U S WEST stockholder approval is obtained. On such date, MediaOne will recognize a gain on the distribution of New U S WEST. Because the distribution is non pro-rata, as compared with the businesses previously attributed to U S WEST's two classes of stockholders, it will be accounted for at fair value. Based on the number of shares of Communications Stock outstanding and market price as of February 20, 1998, the gain (net of Separation costs) is estimated at approximately $25.2 billion. The Company will incur total Separation costs during 1998 of approximately $150, which includes severance, financial advisory, legal, registration fee, printing and mailing costs. Separation costs also include a one-time payment to terminate the sale of the Media Group cable systems in Minnesota.


    In connection with the Separation, U S WEST's existing employee benefit and incentive compensation plans will be amended and adjusted. In addition, New U S WEST and MediaOne will enter into a series of agreements governing the allocation of tax and certain other liabilities and obligations arising from periods prior to the Separation. The effects of such items will be included in the financial statements upon effectiveness of the Separation. Following is a summary of the more significant items:

    - STOCK INCENTIVE PLANS. Stock options, whether held by those individuals who will become employees of MediaOne or New U S WEST, will continue to remain outstanding as stock options for MediaOne and New U S WEST Common Stock following the Separation. In the case of MediaOne, the number of shares subject to and the exercise price of such stock options will be adjusted to reflect the fact that holders of such stock options will not receive the Dex Dividend.


    - PENSION PLAN. Effective immediately prior to the Separation, New U S WEST will assume sponsorship of the U S WEST pension plan (the "New U S WEST Pension Plan"). Effective as of the Separation date, MediaOne will establish a new defined benefit pension plan for eligible MediaOne employees (the "MediaOne Pension Plan"). In connection with the Separation, a portion of the existing assets of the U S WEST pension plan will be transferred at fair value to the MediaOne Pension Plan such that, immediately following consummation of the Separation, the ratio of plan assets to plan liabilities, calculated on a projected benefit obligations basis as determined by independent actuaries, will be the same for the New U S WEST Pension Plan and the MediaOne

                                 U S WEST, INC.

NOTE 2: U S WEST SEPARATION (CONTINUED)

     Pension Plan. The U S WEST pension plan has approximately $12 billion of assets. Subject to final adjustments, it is anticipated that the MediaOne Pension Plan will receive between approximately $190 and $240 of such assets, with the remainder of such assets being retained by the New U S WEST Pension Plan. It is currently anticipated that the benefit expense and required cash contributions by MediaOne to the MediaOne Pension Plan after the Separation will be substantially the same as the benefit expense and required cash contributions of the Media Group to the U S WEST pension plan prior to the Separation.



    - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS. U S WEST currently maintains an employee welfare benefit program that includes retiree medical and life insurance benefits for its employees. Under such program, U S WEST maintains three funded retiree medical and life insurance benefits trusts. One of these trusts covers hourly employees only and will be transferred in its entirety to New U S WEST. The remaining two trusts will be transferred to New U S WEST, and MediaOne will establish new trusts. A portion of the assets of the U S WEST trusts will be transferred at fair value to the MediaOne trusts based upon the same methodology used to transfer assets of the U S WEST pension plan to the MediaOne Pension Plan, except that the liabilities will be calculated by independent actuaries using the accumulated postretirement benefit obligations basis. It is anticipated that approximately $5 and $3, respectively, will be transferred by the U S WEST trusts to the MediaOne trusts out of the total assets of $225 and $600, respectively, of the U S WEST trusts.


    - TAX SHARING AGREEMENT. U S WEST and New U S WEST will enter into a tax sharing agreement that will govern the allocation between U S WEST and New U S WEST of federal, state, local and foreign tax liabilities that pertain to taxable periods ending on or prior to the Separation. The tax sharing agreement also governs related tax matters such as the preparation and filing of tax returns and the conduct of audits and other tax proceedings for taxable periods before and after the Separation. In general, the tax sharing agreement will provide that (i) New U S WEST will be responsible for and will indemnify U S WEST against tax liabilities relating to the Communications Group for taxable periods ending on or prior to the Separation, and (ii) MediaOne will be responsible for and will indemnify New U S WEST against tax liabilities relating to the Media Group for taxable periods ending on or prior to the Separation.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The Consolidated Financial Statements include the accounts of U S WEST and its majority-owned subsidiaries, except for the capital assets segment, which is held for sale. All significant intercompany amounts and transactions have been eliminated. Investments in less than majority-owned ventures are generally accounted for using the equity method.

    Certain reclassifications within the Consolidated Financial Statements have been made to conform to the current year presentation.

    INDUSTRY SEGMENTS. The Communications Group operates in one industry segment (communications and related services) and the Media Group operates in four industry segments (cable and broadband, wireless communications, directory and information services, and capital assets, which is held for sale) as defined in Statement of Financial Accounting Standards ("SFAS") No. 14, "Financial Reporting for Segments of a Business Enterprise."

                                 U S WEST, INC.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

    INVENTORIES AND SUPPLIES. New and reusable materials of U S WEST Communications are carried at average cost, except for significant individual items that are valued based on specific costs. Nonreusable material is carried at its estimated salvage value. Inventories of all other U S WEST subsidiaries are carried at the lower of cost or market on a first-in, first-out basis.

    PROPERTY, PLANT AND EQUIPMENT. The investment in property, plant and equipment is carried at cost less accumulated depreciation. Additions, replacements and substantial betterments are capitalized. Costs for normal repair and maintenance of property, plant and equipment are expensed as incurred.

    U S WEST Communications and in certain cases, MediaOne Delaware, provide for depreciation of property, plant and equipment using various straight-line group methods and remaining useful (economic) lives based on industry-wide studies. When the depreciable property, plant and equipment of U S WEST Communications and MediaOne Delaware is retired or sold, the original cost less the net salvage value is generally charged to accumulated depreciation. The remaining assets are depreciated using the straight-line method. When such depreciable property, plant and equipment is retired or sold, the resulting gain or loss is included in income.

    Communications Group average depreciable lives for major categories of property, plant and equipment follow:

                                                                               AVERAGE LIFE
CATEGORY                                                                          (YEARS)
--------------------------------------------------------------------------  -------------------
General purpose computers.................................................           6
Digital switching and circuit equipment...................................          10
Aerial and underground copper cable.......................................          15
Buried copper and fiber cable.............................................          20
Buildings.................................................................         27-49

    Media Group depreciates buildings between 10 to 40 years, cable distribution systems between 3 to 15 years, cellular systems between 5 to 15 years, and general purpose computers and other between 3 to 20 years.

    Depreciation expense was $2,890, $2,411 and $2,215 in 1997, 1996 and 1995,
respectively.

    Interest related to qualifying construction projects, including construction projects of equity method investees, is capitalized and reflected as a reduction of interest expense. Amounts capitalized were $56, $67 and $72 in 1997, 1996 and 1995, respectively.

                                 U S WEST, INC.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPUTER SOFTWARE. Communications Group capitalizes and amortizes initial operating systems software over the life of the related hardware. Also, initial network applications software costs are capitalized and amortized over three years. All other computer software costs, whether purchased or developed internally, are expensed. MediaOne Delaware capitalizes computer software, whether purchased or developed internally. Capitalized software costs are amortized over five years. All other Media Group computer software costs, whether purchased or developed internally, are expensed.

    Capitalized computer software of $157 and $223 at December 31, 1997 and 1996, respectively, is recorded in property, plant and equipment. The Company amortized capitalized computer software costs of $87, $83 and $70 in 1997, 1996 and 1995, respectively.

    INTANGIBLE ASSETS. Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. The costs of identified intangible assets and goodwill are amortized by the straight-line method over periods ranging from 5 to 40 years. These assets are evaluated for impairment, with other related assets, using the methodology as prescribed by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

    INVESTMENTS IN DEBT AND EQUITY SECURITIES. Debt and equity securities are classified as available for sale and are carried at fair market value with unrealized gains and losses included in equity.

    FOREIGN CURRENCY TRANSLATION. Assets and liabilities of international subsidiaries and investments are translated at year-end exchange rates, and income statement items are translated at average exchange rates for the year. Resulting translation adjustments are recorded as a separate component of equity. Gains and losses resulting from foreign currency transactions are included in income.

    FINANCIAL INSTRUMENTS. Synthetic instrument accounting is used for interest rate swaps and foreign currency swaps if the index, maturity, and amount of the instrument match the terms of the underlying debt. Net interest accrued is recognized over the life of the instruments as an adjustment to interest expense and is a component of cash provided by operating activities. Any gain or loss on the termination of an instrument that qualifies for synthetic instrument accounting would be deferred and amortized over the remaining life of the original instrument.

    Hedge accounting is used for foreign currency forward and option contracts which qualify for and are designated as hedges of firm equity investment commitments and for forward and option contracts which qualify as hedges of future debt issues or investments in equity securities. To qualify for hedge accounting, the contracts must have a high inverse correlation to the exposure being hedged, and reduce the risk or volatility associated with changes in foreign exchange rates, interest rates or equity prices. Qualified foreign exchange contracts and equity contracts are carried at market value with gains and losses recorded in equity until sale of the investment. Qualified interest rate contracts are associated with the related debt and amortized as yield adjustments. Any gain or loss on the termination of a contract that qualifies for hedge accounting would be deferred and accounted for with the underlying transaction being hedged.

    Market value accounting is used for derivative contracts which do not qualify for synthetic instrument or hedge accounting. Market value accounting is also used for foreign exchange contracts designated as hedges of foreign denominated receivables and payables. These contracts are carried at market value in other assets or liabilities with gains and losses recorded as other income (expense). U S WEST does not use derivative financial instruments for trading purposes.

                                 U S WEST, INC.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK OPTIONS. The Company accounts for its stock incentive plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective January 1, 1996, U S WEST adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." See Note 17--Stock Incentive Plans--to the Consolidated Financial Statements.

    REVENUE RECOGNITION AND DEFERRED DIRECTORY COSTS. Local telephone, wireless, cellular and cable television services are generally billed monthly in advance, and revenues are recognized the following month when services are provided. Revenues derived from other cable television services, including pay-per-view and advertising, other telephone services, including exchange access and long-distance, and wireless airtime usage are billed and recognized monthly as services are provided.

    Directory advertising revenues and related directory costs of selling, composition, printing and distribution are generally deferred and recognized over the period during which directories are used, normally 12 months.

    ADVERTISING COSTS. Costs related to advertising are expensed as incurred. Advertising expense was $421, $190 and $135 in 1997, 1996 and 1995, respectively.

    INCOME TAXES. The provision for income taxes consists of an amount for taxes currently payable and an amount for tax consequences deferred to future periods. For financial statement purposes, investment tax credits of U S WEST Communications are being amortized over the economic lives of the related property, plant and equipment in accordance with the deferred method of accounting for such credits.


    EARNINGS PER COMMON SHARE. In 1997, U S WEST adopted SFAS No. 128, "Earnings Per Share." This accounting standard specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128, among other things, requires presentation of basic and diluted earnings per common share on the face of the income statement. See
Note 16--Earnings Per Share--to the Consolidated Financial Statements. Unless otherwise indicated, all per share amounts in the notes to the Consolidated Financial Statements are computed on basic weighted average common shares outstanding.


    For 1995, earnings per share for Communications Stock and Media Stock have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST.

    NEW ACCOUNTING STANDARDS. In 1998, U S WEST will adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 requires that the components and total amount of comprehensive income be displayed in the financial statements for interim and annual periods beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from nonowner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. SFAS No. 131 requires, among other things, the reporting of detailed operating segment information of an enterprise for annual periods beginning in 1998 and for interim periods beginning in 1999.

    Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999, but

                                 U S WEST, INC.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) earlier adoption is allowed. The Company is currently evaluating the impact of SOP 98-1 and believes that it could initially have a significant impact upon results of operations.

NOTE 4: CONTINENTAL ACQUISITION

    On November 15, 1996, U S WEST acquired Continental Cablevision, Inc. (the "Continental Acquisition" or the "Acquisition"), the third largest cable operator in the United States. The aggregate consideration paid by U S WEST to shareowners of Continental consisted of 150,615,000 shares of Media Stock valued at $2.59 billion, 20,000,000 shares of U S WEST Series D Preferred Stock with a market value of $920 and $1.15 billion in cash. In connection with the Acquisition, U S WEST also assumed all of Continental's outstanding indebtedness and other liabilities as of November 15, 1996, which approximated $7.1 billion for a total purchase price of $11.8 billion.

    The Acquisition was accounted for by the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values. Because Continental was acquired late in 1996 and is a large and complex operation, a comprehensive appraisal of asset values and liabilities was not completed until 1997. The determination of the final fair value resulted in an increase to intangibles and a decrease to property, plant and equipment. The $8.7 billion excess of purchase price over net tangible assets acquired and goodwill related to a deferred income tax liability of $3.0 billion are being amortized over 25 years. Intangible amortization related to Continental's equity method investments is recorded as a component of equity losses in unconsolidated ventures. The intangible assets acquired consist principally of the cable television franchises of Continental and goodwill. Continental's results of operations have been included in the consolidated results of operations since the Acquisition date.

    Following are summarized, combined, unaudited pro forma results of operations for U S WEST for the years ended December 31, 1996 and 1995. Amounts are before non-recurring items directly attributable to the Acquisition and assume that the Acquisition occurred as of the beginning of the respective periods:

                                                                              YEAR ENDED DECEMBER
                                                                                      31,
                                                                              --------------------
SUMMARIZED RESULTS OF OPERATIONS                                                1996       1995
----------------------------------------------------------------------------  ---------  ---------
Revenues....................................................................  $  14,618  $  13,528
Income before extraordinary item and cumulative effect of change in
 accounting principle.......................................................        702        835
Net income..................................................................        736        823

Media Group basic and diluted loss per common share*........................      (0.90)     (0.64)

       -------------------------------------

       *  Before extraordinary item.


    In May 1997, pursuant to a Federal Communications Commission ("FCC") order, U S WEST entered into an agreement to sell its cable systems in Minnesota for proceeds of $600. Under the terms of the agreement, Media Group had the right to terminate the agreement at any time upon payment of a $30 termination fee. As a result of the Separation, Media Group will no longer be prohibited by federal law from owning the Minnesota cable systems. In February 1998, in response to U S WEST's petition, the FCC granted to U S WEST a waiver which would permit Media Group to retain the Minnesota cable systems so long as the Separation is consummated by July 31, 1998. Media Group has terminated the agreement to sell the Minnesota cable systems and otherwise settled all claims related thereto.

                                 U S WEST, INC.

NOTE 4: CONTINENTAL ACQUISITION (CONTINUED)

    Media Group owns an approximate 10 percent interest in PrimeStar, Inc. ("PrimeStar"), a nationwide provider of direct broadcast satellite ("DBS") services. Media Group received its interest in PrimeStar on April 1, 1998, as part of a transaction in which Media Group and the other partners of PrimeStar Partners, L.P. ("Old PrimeStar") contributed their interests in Old PrimeStar, their DBS customers and certain related assets to the newly formed PrimeStar. In exchange, Media Group received its 10 percent interest in PrimeStar and cash.


NOTE 5: INDUSTRY SEGMENTS

    The businesses comprising the Communications Group operate in a single industry segment-- communications and related services. Approximately 97 percent of the revenues of the Communications Group are attributable to the operations of U S WEST Communications, of which approximately 67 percent are derived from the states of Arizona, Colorado, Minnesota, Oregon and Washington.

    The Media Group operates in four industry segments: cable and broadband, wireless communications, directory and information services, and capital assets, which is held for sale. The cable and broadband segment consists of cable television properties serving 4.9 million domestic subscribers and passing 8.4 million domestic homes. The wireless communications segment provides information products and services over wireless networks in 12 western and midwestern states. The directory and information services segment publishes White and Yellow Pages telephone directories, and provides database marketing and interactive services in domestic markets. Yellow Pages advertising generates approximately 95 percent of the revenue of the directory and information services segment.

    On June 4, 1997, U S WEST sold Thomson Directories, its directory operation in the United Kingdom, for proceeds of $121. On October 1, 1997, U S WEST sold U S WEST Polska, its directory operation in Poland, for proceeds of $30, and a pretax gain of $29. These sales have resulted in the disposition of U S WEST's wholly owned international directory operations.

                                 U S WEST, INC.

NOTE 5: INDUSTRY SEGMENTS (CONTINUED)
    Industry segment financial information follows:

                                   COMMUNI-
                                  CATIONS AND   CABLE AND    WIRELESS     DIRECTORY AND    CORPORATE       INTER-
                                    RELATED      BROAD-      COMMUNI-      INFORMATION        AND          SEGMENT
                                   SERVICES      BAND(1)    CATIONS(2)     SERVICES(3)       OTHER      ELIMINATIONS
                                  -----------  -----------  -----------  ---------------  -----------  ---------------
1997
Sales and other revenues........   $  10,319    $   2,341    $   1,428      $   1,245      $      29      $    (127)
Operating income (loss).........       2,210         (126)         340            537           (155)        --
Identifiable assets.............      17,246       18,687        2,370            606            951           (120)
Depreciation and amortization...       2,126        1,050          182             45             17         --
Capital expenditures............       2,643        1,232          258             31             10         --

1996
Sales and other revenues........      10,079          494        1,183          1,259             19           (123)
Operating income (loss).........       2,340          (20)         240            454           (159)        --
Identifiable assets.............      16,915       20,146        2,371            716            828           (121)
Depreciation and amortization...       2,122          212          150             48             12         --
Capital expenditures............       2,806          353          266             36             13         --

1995
Sales and other revenues........       9,484          215          941          1,180             38           (112)
Operating income (loss).........       2,178           23          147            398           (101)        --
Identifiable assets.............      16,585        5,163        2,000            614            838           (129)
Depreciation and amortization...       2,042           77          121             36             15         --
Capital expenditures............       2,739           64          277             37             23         --


                                  CONSOLIDATED
                                  -------------
1997
Sales and other revenues........    $  15,235
Operating income (loss).........        2,806
Identifiable assets.............       39,740
Depreciation and amortization...        3,420
Capital expenditures............        4,174
1996
Sales and other revenues........       12,911
Operating income (loss).........        2,855
Identifiable assets.............       40,855
Depreciation and amortization...        2,544
Capital expenditures............        3,474
1995
Sales and other revenues........       11,746
Operating income (loss).........        2,645
Identifiable assets.............       25,071
Depreciation and amortization...        2,291
Capital expenditures............        3,140

------------------------------

(1) Includes results for Continental since the date of Acquisition. Includes revenues of $18 and $6, operating losses of $15 and $7, and identifiable assets of $103 and $122 associated with cable operations in the Czech Republic for 1997 and 1996, respectively.


(2) Includes operating losses from wireless operations in Russia of $(13) and $(3), and identifiable assets of $105 and $121 in 1997 and 1996, respectively.


(3) Includes revenues from directory publishing activities in the United Kingdom and Poland of $48, $139 and $122, and operating income (loss) of $(11), $2, and $(1) for 1997, 1996 and 1995, respectively, and identifiable assets of $154 and $133 in 1996 and 1995, respectively.

    Operating income (loss) represents sales and other revenues less operating expenses, and excludes interest expense, equity losses in unconsolidated ventures, other expense (income) and income taxes.

    Certain costs relating to U S WEST's general and administrative services, including executive management, legal, tax, accounting and auditing, treasury, strategic planning and public policy services, are directly assigned by U S WEST to the Communications Group (the communications and related services segment) and the Media Group (the cable and broadband, wireless communications, and directory and information services segments). U S WEST costs are directly assigned based on actual utilization or are allocated based on operating expenses, number of employees, external revenues, average capital and/or average equity.

    Corporate and other operating losses include such U S WEST costs related to services provided by U S WEST to the Media Group. Also included are Media Group costs related to managing its international operations. Corporate and other operating losses increased in 1996 primarily as a result of a change in cost allocation policy.

    Identifiable assets are those assets and investments that are used in, or pertain to, each segment's operations. Corporate and other assets consist primarily of cash, debt and equity securities, the net investment in assets held for sale and other corporate assets.

                                 U S WEST, INC.

NOTE 5: INDUSTRY SEGMENTS (CONTINUED)
    SIGNIFICANT CONCENTRATIONS. The largest volume of the Communications Group's services are provided to AT&T. During 1997, 1996 and 1995, revenues from services provided to AT&T were $1,049, $1,046 and $1,085, respectively. Related accounts receivable at December 31, 1997 and 1996, totaled $80 and $89, respectively. As of December 31, 1997, the Communications Group is not aware of any other significant concentration of business transacted with a particular customer or supplier that could, if suddenly eliminated, severely impact operations.

    The domestic cellular business utilizes Motorola as its primary vendor for cellular infrastructure equipment and cellular mobile telephone equipment and accessories. In addition, Motorola provides ongoing technological support for the infrastructure equipment. As a result, the wireless segment receives significant discounts on the purchase of cellular equipment from Motorola. The infrastructure of approximately 75 percent of the Media Group's cellular markets are comprised of Motorola equipment.


    At December 31, 1997, approximately 69 percent of the communications and related services segment employees and 64 percent of the directory and information services segment employees are represented by unions. The Company's principal collective bargaining agreements expire in May, August and October 1998. Negotiations with respect to future collective bargaining agreements are underway.


NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT

    On September 15, 1993, U S WEST acquired 25.51 percent pro-rata priority capital and residual equity interests ("equity interests") in Time Warner Entertainment for an aggregate purchase price of $2.553 billion. TWE owns and operates substantially all of the entertainment assets previously owned by Time Warner, Inc. ("Time Warner"), consisting primarily of its filmed entertainment, programming-HBO and cable television businesses.

    U S WEST has an option to increase its pro-rata priority capital and residual equity interests in TWE from 25.51 percent up to 31.84 percent depending upon cable operating performance. The option is exercisable, in whole or part, between January 1, 1999 and May 31, 2005, for an aggregate cash exercise price ranging from $1.25 billion to $1.8 billion, depending upon the year of exercise. Either TWE or U S WEST may elect that the exercise price for the option be paid with partnership interests rather than cash.

    Pursuant to the TWE Partnership Agreement, there are four levels of capital. From the most to least senior, the capital accounts are: senior preferred (held by the general partners); A preferred priority capital (held pro rata by the general and limited partners); B preferred priority capital (held by the general partners); and residual equity capital (held pro rata by the general and limited partners). Of the $2.553 billion contributed by U S WEST, $1.658 billion represents A preferred priority capital and $895 represents residual equity capital. The TWE Partnership Agreement provides for special allocations of income and distributions of partnership capital. Partnership income, to the extent earned, is allocated as follows: (1) to the partners so that the economic burden of the income tax consequences of partnership operations is borne as though the partnership was taxed as a corporation ("special tax allocations");
(2) to the partners' preferred capital accounts in order of priority described above, at various rates of return ranging from 8 percent to 13.25 percent; and
(3) to the partners' residual equity capital accounts according to their residual partnership interests. To the extent partnership income is insufficient to satisfy all special allocations in a particular accounting period, the unearned portion is carried over until satisfied out of future partnership income. Partnership losses generally are allocated in reverse order, first to eliminate prior allocations of partnership income, except senior preferred and special tax income, next to reduce

                                 U S WEST, INC.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT (CONTINUED) initial capital amounts, other than senior preferred, then to reduce the senior preferred account and finally, to eliminate special tax allocations.

    A summary of the contributed capital and priority capital rates of return follows:

                                                                     PRIORITY
                                                                   CAPITAL RATES                LIMITED PARTNERS
                                                                   OF RETURN(D)      TIME        (OWNERSHIP %)
                                       UNDISTRIBUTED  CUMULATIVE   (% PER ANNUM     WARNER    --------------------
                                        CONTRIBUTED    PRIORITY     COMPOUNDED     GENERAL      TIME        U S
PRIORITY OF CONTRIBUTED CAPITAL         CAPITAL(A)    CAPITAL(B)    QUARTERLY)     PARTNERS    WARNER      WEST
-------------------------------------  -------------  -----------  -------------  ----------  ---------  ---------
Senior preferred.....................    $     900     $   1,100(c)       8.00%      100.00%     --         --
A preferred priority capital.........        5,600        11,300        13.00%        63.27%     11.22%     25.51%
B preferred priority capital.........        2,900         6,000        13.25%       100.00%     --         --
Residual equity capital..............        3,300         3,300        --            63.27%     11.22%     25.51%

------------------------------


(a) Represents the estimated fair value of net assets contributed as of formation of TWE, excluding partnership income or loss allocated thereto.


(b) Cumulative priority capital is not necessarily indicative of the fair value of the underlying priority capital interests.

(c) Net of $900 of cumulative cash distributions received by Time Warner.

(d) To the extent income allocations are concurrently distributed, the priority capital rates of return on the A preferred capital and the B preferred capital are 11% and 11.25%, respectively.

    Cash distributions are required to be made to the partners to permit them to pay income taxes at statutory rates based on their allocable taxable income from TWE ("Tax Distributions"). The aggregate amount of such Tax Distributions is computed generally by reference to the taxes that TWE would have been required to pay if it were a corporation. Tax Distributions are paid to the partners on a current basis. For distributions other than those related to taxes or the senior preferred, the TWE Partnership Agreement requires certain cash distribution thresholds be met to the limited partners before the general partners receive their full share of distributions. No cash distributions have been made to U S WEST.

    Through the TWE management committee, U S WEST and Time Warner jointly direct the businesses and affairs of TWE cable systems, subject in certain cases to regulatory approval. The TWE management committee has full discretion and final authority with respect to the businesses and affairs of such cable systems. The TWE management committee consists of six voting members, of which three members are designated by U S WEST and three members are designated by Time Warner. Each voting member of the TWE management committee has one vote. Any action required or permitted to be taken by the TWE management committee must be approved by a majority of its members. Determinations of the TWE management committee are binding upon TWE and the TWE board of representatives.

    U S WEST accounts for its investment in TWE under the equity method of accounting. The excess of fair market value over the book value of total partnership net assets implied by U S WEST's initial investment was $5.7 billion. This excess is being amortized on a straight-line basis over 25 years. U S WEST's recorded share of TWE operating results represents allocated TWE net income or loss adjusted for the amortization of the excess of fair market value over the book value of the partnership net assets. As a result of this amortization and the special income allocations described above, U S WEST's recorded pretax share of TWE operating results before extraordinary item was $11, $(4) and $(31) in 1997, 1996 and 1995, respectively. In addition, TWE recorded an extraordinary loss for the early extinguishment of debt in 1995. U S WEST's share of this extraordinary loss was $4, net of income tax benefits of $2.

                                 U S WEST, INC.

NOTE 6: INVESTMENT IN TIME WARNER ENTERTAINMENT (CONTINUED)
    As consideration for its expertise and participation in the cable operations of TWE, U S WEST earns a management fee of $130 over five years, which is payable over a four-year period beginning in 1995. Management fees of $26 were recorded to other income in each of 1997, 1996 and 1995. The Consolidated Balance Sheets include management fee receivables of $42 and $56 at December 31, 1997 and 1996, respectively. In addition, Media Group purchases cable television programming from TWE at market prices. These services totaled $110, $23 and $10 in 1997, 1996 and 1995, respectively.

    Summarized financial information for TWE is presented below:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
SUMMARIZED OPERATING RESULTS                                                          1997       1996       1995
----------------------------------------------------------------------------------  ---------  ---------  ---------
Revenues..........................................................................  $  11,318  $  10,852  $   9,517
Operating expenses(1, 2)..........................................................      9,874      9,774      8,557
Interest and other expense, net(3, 4).............................................        722        798        777
Income before income taxes and extraordinary item.................................        722        280        183
Income before extraordinary item..................................................        637        210         97
Net income........................................................................        614        210         73

------------------------------

(1) Includes depreciation and amortization of $1,370, $1,235, and $1,039 in 1997, 1996 and 1995, respectively.

(2) 1997 operating expenses are reflected net of approximately $200 of net gains related to the sale or exchange of certain cable television systems.


(3) Includes corporate services of $72, $69 and $64 in 1997, 1996 and 1995, respectively, and minority interest expense of $305, $207 and $133 in 1997, 1996 and 1995, respectively.


(4) 1997 interest and other expense includes a gain of approximately $250 related to the sale of TWE's interest in E! Entertainment Television, Inc.

                                                                                                  DECEMBER 31,
                                                                                              --------------------
SUMMARIZED FINANCIAL POSITION                                                                   1997       1996
--------------------------------------------------------------------------------------------  ---------  ---------
Current assets(5)...........................................................................  $   3,622  $   3,146
Noncurrent assets(6)........................................................................     17,109     16,827
Current liabilities.........................................................................      3,974      4,075
Noncurrent liabilities, including minority interest.........................................      9,306      7,781
Senior preferred capital....................................................................      1,118      1,543
Partners' capital(7)........................................................................      6,333      6,574

------------------------------

(5) Includes cash of $322 and $216 at December 31, 1997 and 1996, respectively.

(6) Includes a loan receivable from Time Warner of $400 at December 31, 1997 and 1996.

(7) Contributed capital is based on the estimated fair value of the net assets that each partner contributed to the partnership. The aggregate of such amounts is significantly higher than TWE's partners' capital as reflected in this Summarized Financial Position, which is based on the historical cost of the contributed net assets.

                                 U S WEST, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES

    U S WEST's equity method investments in international ventures follow:

                                                                                   PERCENTAGE OF
                                                                                 OWNERSHIP DECEMBER
                                                                                        31,
                                                                                --------------------
VENTURE                                                                           1997       1996
------------------------------------------------------------------------------  ---------  ---------
CABLE AND BROADBAND
Telewest Communications, United Kingdom.......................................       26.8       26.8
Binariang SDN BHD, Malaysia...................................................       19.0(1)      20.0
A2000 (KTA), Netherlands......................................................       50.0       50.0
Fintelco, S.A., Argentina.....................................................     --           50.0
Telenet Flanders, Belgium.....................................................       25.0(1)      28.0
Aria WEST, Indonesia..........................................................       35.0       35.0
Singapore Cablevision, Singapore..............................................       25.0       25.0
Titus Communications Corp., Japan.............................................       25.0       25.0
Chofu Cable Television, Japan.................................................       19.1       19.1

WIRELESS
One 2 One, United Kingdom.....................................................       50.0       50.0
Delta Telecommunications, Russia(2)...........................................       42.5       42.5
Moscow Cellular Communications, Russia(2).....................................       22.0       22.0
Westel Radiotelefon, Hungary..................................................       49.0       49.0
Westel 900 GSM Mobile Telecommunications, Hungary.............................       46.6       46.6
Eurotel Praha, Czech Republic.................................................       24.5       24.5
Eurotel Bratislava, Slovak Republic...........................................       24.5       24.5
Polska Telefonia Cyfrowa, Poland..............................................       22.5       22.5
U S WEST BPL Cellular Telecommunications, India...............................       49.0       49.0

DIRECTORY
Listel, Brazil................................................................       50.0       50.0

        --------------------------------------

        (1)  Decrease in ownership reflects venture equity issuances in 1997.

        (2) Investments are held by Russian Telecommunications Development Corporation owned 66.5 percent by U S WEST.

    At December 31, 1997 and 1996, the difference between the carrying amount and U S WEST's interest in the underlying equity of the international ventures was approximately $162 and $365, respectively. This difference has been allocated primarily to licenses and is being amortized over lives ranging from 5 to 20 years.


    During fourth-quarter 1997, the value of the Indonesian currency declined 134 percent and the Malaysian currency declined 54 percent as compared with the
U. S. dollar. These declines, coupled with significant political and economic uncertainties, led to fourth-quarter 1997 pretax charges of $55 and $145 related to the ventures located in Indonesia and Malaysia, respectively. As a result, U S WEST has written down its investments in Indonesia and Malaysia to fair value including recognition of funding commitments.

                                 U S WEST, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED)

    The following table shows summarized combined financial information for U S WEST's investments in international ventures, accounted for on the equity method:

                                                                          YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
COMBINED RESULTS OF OPERATIONS                                          1997       1996       1995
--------------------------------------------------------------------  ---------  ---------  ---------
Revenues............................................................  $   3,353  $   1,869  $   1,163
Operating losses....................................................       (601)      (540)      (373)
Net loss............................................................     (1,696)      (857)      (514)

       -------------------------------------

       Note: Combined Results of Operations for Continental ventures have been included since the date of Acquisition.

                                                                                     DECEMBER 31,
                                                                                 --------------------
COMBINED FINANCIAL POSITION                                                        1997       1996
-------------------------------------------------------------------------------  ---------  ---------
Current assets.................................................................  $   1,140  $   1,126
Property, plant and equipment--net.............................................      6,625      5,105
Other assets...................................................................      1,610      2,226
                                                                                 ---------  ---------
Total assets...................................................................  $   9,375  $   8,457
                                                                                 ---------  ---------
                                                                                 ---------  ---------
Current liabilities............................................................  $   1,570  $   1,275
Long-term debt.................................................................      5,527      3,880
Other liabilities..............................................................        389        478
Equity.........................................................................      1,889      2,824
                                                                                 ---------  ---------
Total liabilities and equity...................................................  $   9,375  $   8,457
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    During the first quarter of 1997, U S WEST sold its five percent interest in a French wireless venture for proceeds of $81. U S WEST recognized a gain of $31, net of income tax expenses of $20.

    On October 27, 1997, U S WEST sold its 90 percent interest in Fintelco, S.A. ("Fintelco"), a cable and telecommunications venture located in Argentina, for proceeds of $641. U S WEST acquired a 50 percent interest in Fintelco in connection with the Continental Acquisition and then acquired an additional 40 percent interest in August 1997, to bring its total interest in Fintelco to 90 percent. U S WEST recognized a gain on the sale of $80, net of income tax expenses of $55.

    On October 2, 1995, Telewest and SBC CableComms (UK) completed a merger of their UK cable television and telecommunications interests, creating the largest provider of combined cable and broadband services in the United Kingdom. U S WEST recognized a gain of $95, net of $62 in deferred income taxes, in conjunction with the merger.

    Telewest, which is the only equity method investment of U S WEST for which a quoted market price is available, had a market value of $464 and $786 at December 31, 1997 and 1996, respectively.

    FOREIGN CURRENCY TRANSACTIONS. U S WEST selectively enters into forward and option contracts to manage the market risks associated with fluctuations in foreign exchange rates after considering offsetting foreign exposures among international operations. The use of forward and option contracts allows U S WEST to fix or cap the cost of firm foreign investment commitments, the amount of foreign currency proceeds from sales of foreign investments, the repayment of foreign currency denominated receivables and the repatriation of dividends. All foreign exchange contracts have maturities of one year or less. The

                                 U S WEST, INC.

NOTE 7: NET INVESTMENT IN INTERNATIONAL VENTURES (CONTINUED) use of such contracts was limited in 1997 and 1996. As of December 31, 1997, the market value of foreign exchange contracts outstanding was not material and there were none outstanding at December 31, 1996.

    Forward contracts were selectively used to hedge foreign denominated proceeds from the sale of foreign investments and foreign denominated receivables during 1997 and 1996. Foreign currency pretax hedging gains of $5 and pretax hedging losses of $24 were included in earnings in the years ended December 31, 1997 and 1996, respectively.

    The counterparties to these contracts are major financial institutions. U S WEST is exposed to credit loss in the event of nonperformance by these counterparties. The Company does not have significant exposure to an individual counterparty and does not anticipate nonperformance by any counterparty.

    Foreign currency transaction pretax losses of $40 and pretax gains of $27 were included in earnings in the years ended December 31, 1997 and 1996, respectively.

NOTE 8: PROPERTY, PLANT AND EQUIPMENT

    The composition of property, plant and equipment follows:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Land and buildings......................................................  $   2,764  $   2,722
Telecommunications network equipment....................................     13,513     12,925
Telecommunications outside plant........................................     13,802     13,148
Cable distribution systems..............................................      2,787      2,640
Cellular systems........................................................      1,124        897
General purpose computers and other.....................................      4,137      4,414
Construction in progress................................................      1,096      1,010
                                                                          ---------  ---------
                                                                             39,223     37,756
Less accumulated depreciation...........................................     20,643     19,475
                                                                          ---------  ---------
Property, plant and equipment--net......................................  $  18,580  $  18,281
                                                                          ---------  ---------
                                                                          ---------  ---------

    Property, plant and equipment balances at December 31, 1997 include the results of a comprehensive appraisal conducted on the Continental properties. As compared with estimated amounts recorded at December 31, 1996, cable distribution systems decreased approximately $630.

    In 1997, U S WEST Communications sold certain rural telephone exchanges with a cost basis of $160. Consideration received for the sales was $237, including $67 in cash. In 1996 and 1995, U S WEST Communications sold certain rural telephone exchanges with a cost basis of $243 and $258, respectively, and received consideration of $306 (including $174 in cash) during 1996, and $388 (including $214 in cash) during 1995.

    Effective January 1, 1996, U S WEST adopted SFAS No. 121. SFAS No. 121 requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. Adoption of SFAS No. 121 resulted in income of $34 (net of income tax expense of $22) in 1996 from the cumulative effect of reversing depreciation expense recorded in prior years related to rural telephone exchanges held for sale.

                                 U S WEST, INC.

NOTE 8: PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
Depreciation expense was reversed from the date U S WEST formally committed to a plan to dispose of the rural telephone exchange assets to January 1, 1996. The income was recorded as a cumulative effect of change in accounting principle in accordance with SFAS No. 121. As a result of adopting SFAS No. 121, depreciation expense for 1996 was reduced by $24.

NOTE 9: INTANGIBLE ASSETS

    The composition of intangible assets follows:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Identified intangibles, primarily franchise value.......................  $   9,263  $   8,388
Goodwill................................................................      4,159      4,465
                                                                          ---------  ---------
                                                                             13,422     12,853
Less accumulated amortization...........................................        748        258
                                                                          ---------  ---------
Total intangible assets--net............................................  $  12,674  $  12,595
                                                                          ---------  ---------
                                                                          ---------  ---------

    Intangible balances at December 31, 1997 include the results of a comprehensive appraisal conducted on the Continental cable properties. As compared with estimated amounts recorded at December 31, 1996, franchise value increased approximately $770 and goodwill decreased approximately $300. Amortization expense for 1997, 1996 and 1995 was $530, $133 and $76, respectively.

NOTE 10: DEBT

SHORT-TERM DEBT

    The components of short-term debt follow:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
Notes payable:
  Commercial paper.........................................................  $     812  $     842
  Bank loan................................................................         17     --
  Other....................................................................     --             55
Current portion of long-term debt..........................................        701        300
Allocated to the capital assets segment--net...............................       (100)      (146)
                                                                             ---------  ---------
Total......................................................................  $   1,430  $   1,051
                                                                             ---------  ---------
                                                                             ---------  ---------

    The weighted-average interest rate on commercial paper was 6.15 percent and
5.73 percent at December 31, 1997 and 1996, respectively.

    The bank loan at December 31, 1997 is a floating-rate loan denominated in Czech Koruna. Other notes payable at December 31, 1996 included $50 associated with U S WEST's increase in ownership of Cable Plus. This note was repaid in January 1997.

    In January 1997, U S WEST paid the cash portion of the Continental Acquisition consideration totaling $1,150. This payment was financed with commercial paper.

                                 U S WEST, INC.

NOTE 10: DEBT (CONTINUED)
    In 1995, U S WEST issued $130 of Debt Exchangeable for Common Stock ("DECS"), due December 15, 1998, in the principal amount of $24.00 per note. The notes bear annual interest at 7.625 percent. Upon maturity, each DECS will be redeemed by U S WEST for shares of Enhance Financial Services Group, Inc. ("Enhance") held by U S WEST or the cash equivalent, at U S WEST's option. The number of shares to be delivered at maturity varies based on the per share market price of Enhance. If the market price is $24.00 per share or less, one share of Enhance will be delivered for each note; if the market price is between $24.00 and $28.32 per share, a fractional share equal to $24.00 is delivered; if the market price is greater than $28.32 per share, .8475 of a share is delivered for each note. At December 31, 1997, the Enhance shares had a market price of $59.50 per share. The capital assets segment currently owns 29.2 percent of the outstanding Enhance common stock.

    U S WEST maintains a commercial paper program to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. U S WEST is permitted to borrow up to approximately $4.5 billion under lines of credit, all of which were available at December 31, 1997.

LONG-TERM DEBT

    On November 15, 1996, U S WEST assumed Continental debt totaling $6,525 (at market value) in conjunction with the Acquisition. Concurrently, U S WEST refinanced $3,657 of the assumed debt with commercial paper. In January 1997, U S WEST issued medium- and long-term debt totaling $4.1 billion, at a weighted-average interest rate of 7.47 percent. The net proceeds were used to refinance outstanding commercial paper. At December 31, 1996, such commercial paper was classified as long-term debt in the accompanying Consolidated Balance Sheets and the following table.

    The components of long-term debt follow:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Senior unsecured notes, debentures, medium-term notes and refinanced commercial paper......................................................  $  12,246  $  12,536
Zero coupon subordinated notes, 7.3 percent yield to maturity convertible at any time into equal shares of Communications Stock and
  Media Stock...........................................................     --          1,529
Senior subordinated debt................................................        300        400
Debt exchangeable for common stock......................................        254        384
Insurance company notes.................................................         36         68
Leveraged employee stock ownership plans (LESOP)........................     --             53
Capital lease obligations...............................................         88        140
Other...................................................................        169        134
Unamortized discount--net...............................................       (132)    (1,118)
Unamortized premium--net................................................        287        335
Allocated to the capital assets segment--net............................     --           (161)
                                                                          ---------  ---------
Total...................................................................  $  13,248  $  14,300
                                                                          ---------  ---------
                                                                          ---------  ---------

    Senior unsecured notes and debentures and senior subordinated debt totaling $2.3 billion as of December 31, 1997 were assumed by U S WEST in connection with the Continental Acquisition and are not guaranteed by U S WEST. These notes and debentures limit MediaOne Delaware's ability to, among

                                 U S WEST, INC.

NOTE 10: DEBT (CONTINUED)
other things, pay dividends, create liens, incur additional debt, dispose of property, investments and leases, and require certain minimum ratios of cash flow to debt and cash flow to related fixed charges.

    During 1997, U S WEST redeemed its zero coupon subordinated notes due June 25, 2011. Upon redemption, the notes had a recorded value of $571. The debt extinguishment resulted in a loss of $6 (net of income tax benefits of $4) primarily related to the write-off of deferred debt issuance costs. Also during 1997, MediaOne Delaware redeemed a 10 5/8 percent senior subordinated note with a recorded value of $110, including a premium of $10. The debt extinguishment resulted in a gain of $3 (net of income tax expenses of $2). The net loss on the redemptions is reflected as an extraordinary charge in the accompanying Consolidated Statements of Operations. U S WEST financed the redemptions with floating-rate commercial paper.

    On May 13, 1996, U S WEST issued $254 of DECS due May 15, 1999, in the principal amount of $26.63 per note. The notes bear annual interest at 7.625 percent. Upon maturity, each DECS will be mandatorily redeemed by U S WEST for shares of Financial Security Assurance Holdings Ltd. ("FSA") held by U S WEST or the cash equivalent, at U S WEST's option. The number of shares to be delivered at maturity varies based on the per share market price of FSA. If the market price is $26.63 per share or less, one share of FSA will be delivered for each note; if the market price is between $26.63 and $32.48 per share, a fractional share is delivered so that the value at maturity is equal to $26.63; if the market price is greater than $32.48 per share, .8197 of a share is delivered for each note. At December 31, 1997, the FSA shares had a market price of $48.25 per share. The capital assets segment currently owns approximately 42.1 percent of the outstanding FSA common stock.

    Interest rates and maturities of long-term debt at December 31 follow:


                                                                      MATURITIES
                                                -------------------------------------------------------    TOTAL      TOTAL
INTEREST RATES                                    1999       2000       2001       2002     THEREAFTER     1997       1996
----------------------------------------------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Up to 5%......................................  $  --      $      90  $  --      $     100   $      50   $     240  $     275
Above 5% to 6%................................     --         --             50     --             221         271        701
Above 6% to 7%................................        380        304        170      1,012       2,877       4,743      4,728
Above 7% to 8%................................     --         --         --             10       4,365       4,375      5,876
Above 8% to 9%................................          2     --            240     --           1,725       1,967      2,018
Above 9% to 10%...............................         15        200         10     --             525         750        750
Above 10%.....................................         35     --         --         --             300         335        467
Variable-rate debt indexed to two- and
  ten-year constant maturity U. S. Treasury
  rates.......................................        155     --         --         --          --             155        155
                                                ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                $     587  $     594  $     470  $   1,122   $  10,063      12,836     14,970
                                                ---------  ---------  ---------  ---------  -----------
                                                ---------  ---------  ---------  ---------  -----------
Capital lease obligations and other...........                                                                 257        274
Unamortized discount--net.....................                                                                (132)    (1,118)
Unamortized premium--net......................                                                                 287        335
Allocated to the capital assets
  segment--net................................                                                              --           (161)
                                                                                                         ---------  ---------
Total.........................................                                                           $  13,248  $  14,300
                                                                                                         ---------  ---------
                                                                                                         ---------  ---------

                                 U S WEST, INC.

NOTE 10: DEBT (CONTINUED)
    Interest payments, net of amounts capitalized, were $946, $658 and $518 for 1997, 1996 and 1995, respectively, of which $47, $59 and $87, respectively, related to the capital assets segment.


    Total debt at December 31, 1997 was approximately $14.6 billion and Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company-guaranteed debentures ("Preferred Securities") totaled approximately $1.1 billion. The total debt and Preferred Securities of approximately $15.7 billion includes $5.5 billion of U S WEST Communications debt, $2.7 billion of MediaOne Delaware debt and $7.5 billion of debt issued or guaranteed by U S WEST (the "U S WEST Indebtedness").



    In connection with the Separation, New U S WEST and MediaOne will seek to refinance the U S WEST Indebtedness through a combination of tender offers, prepayments, defeasance, consent solicitations and/or exchange offers (the "Refinancing"). As of February 20, 1998, the estimated cost of the Refinancing is $346 ($231 after tax). In addition to refinancing costs, such costs include the difference between the market and face value of the U S WEST Indebtedness and a charge for unamortized debt issuance costs.


INTEREST RATE RISK MANAGEMENT

    The objective of the interest rate risk management program is to minimize the total cost of debt over time and the interest rate variability. This is achieved through the use of interest rate swaps, which adjust the ratio of fixed- to variable-rate debt.

    Under an interest rate swap, U S WEST agrees with another party to exchange interest payments at specified intervals over a defined term. Interest payments are calculated by reference to the notional amount based on the fixed- and variable-rate terms of the swap agreements.

    U S WEST Communications entered into currency swaps to convert Swiss franc-denominated debt to U. S. dollar-denominated debt. This allowed U S WEST Communications to achieve interest savings over issuing fixed-rate, dollar-denominated debt. The currency swap and foreign currency debt are combined and accounted for as if fixed-rate, dollar-denominated debt were issued directly.

    The following table summarizes terms of swaps and interest rate contracts. Variable rates are indexed to two- and ten-year constant maturity U. S. Treasury and 30-day commercial paper rates.

                                                 DECEMBER 31, 1997                                 DECEMBER 31, 1996
                                  ------------------------------------------------  ------------------------------------------------
                                                            WEIGHTED- AVERAGE RATE                            WEIGHTED- AVERAGE RATE
                                   NOTIONAL                 ----------------------   NOTIONAL                 ----------------------
                                    AMOUNT     MATURITIES     RECEIVE       PAY       AMOUNT     MATURITIES     RECEIVE       PAY
                                  -----------  -----------  -----------  ---------  -----------  -----------  -----------  ---------
Variable to fixed...............   $     700    1998-2004         5.68        6.93   $   1,235    1997-2004         5.70        6.89
Currency........................         204    1999-2001       --            6.55         204    1999-2001       --            6.55

    During fourth-quarter 1996, U S WEST purchased $1.5 billion notional of put options on U. S. Treasury Bonds to protect against an increase in interest rates in conjunction with the 1997 debt refinancing. The contracts closed in January 1997 and a deferred gain of $5 was recognized. U S WEST Communications executed forward U. S. Treasury Bond contracts to lock in the U. S. Treasury rate component of future debt issues. At December 31, 1997, deferred gains of $8 and deferred losses of $50 on the closed forward contracts are included as part of the carrying value of the underlying debt. The deferred gains and losses are being recognized as yield adjustments over the life of the related debt, which mature at various dates through 2043.

                                 U S WEST, INC.

NOTE 10: DEBT (CONTINUED)
    The counterparties to swaps or other interest rate contracts are major financial institutions. U S WEST is exposed to credit loss in the event of nonperformance by these counterparties. U S WEST manages this exposure by monitoring the credit standing of the counterparty and establishing dollar and term limitations which correspond to the respective credit rating of each counterparty. U S WEST does not have significant exposure to an individual counterparty and does not anticipate nonperformance by any counterparty.

NOTE 11: FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash equivalents, other current amounts receivable and payable, and short-term debt approximate carrying values due to their short-term nature.

    The carrying values of mandatorily redeemable preferred stock and long-term receivables approximate the fair values based on quoted market prices or discounting future cash flows. The carrying value of foreign exchange contracts approximate the carrying values based on estimated amounts U S WEST would receive or pay to terminate such agreements. It is not practicable to estimate the fair value of financial guarantees because there are no quoted market prices for similar transactions.

    The fair values of interest rate swaps are based on estimated amounts U S WEST would receive or pay to terminate such agreements taking into account current interest rates and creditworthiness of the counterparties.

    The fair values of long-term debt, including debt associated with the capital assets segment, Preferred Securities and Series D Preferred Stock, are based on quoted market prices where available or, if not available, are based on discounting future cash flows using current interest rates.


                                                                                       DECEMBER 31,
                                                                        ------------------------------------------
                                                                                1997                  1996
                                                                        --------------------  --------------------
                                                                        CARRYING     FAIR     CARRYING     FAIR
                                                                          VALUE      VALUE      VALUE      VALUE
                                                                        ---------  ---------  ---------  ---------
Debt (includes short-term portion)....................................  $  15,050  $  15,770  $  15,832  $  15,850
Interest rate swap agreements--assets.................................     --         --         --            (22)
Interest rate swap agreements--liabilities............................     --             47         17         47
                                                                        ---------  ---------  ---------  ---------
Debt--net.............................................................  $  15,050  $  15,817  $  15,849  $  15,875
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Preferred Securities..................................................  $   1,080  $   1,110  $   1,080  $   1,074
Series D Preferred Stock..............................................        923      1,234        920        960


    Investments in debt and equity securities are classified as available for sale and are carried at market value. The debt securities have various maturity dates through the year 2002. The market value of these securities is based on quoted market prices where available or, if not available, is based on discounting future cash flows using current interest rates.

                                 U S WEST, INC.

NOTE 11: FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    The amortized cost and estimated market value of debt and equity securities follow:

                                                     DECEMBER 31, 1997                               DECEMBER 31, 1996
                                    ----------------------------------------------------  ---------------------------------------
                                                     GROSS          GROSS                                GROSS          GROSS
                                                  UNREALIZED     UNREALIZED      FAIR                 UNREALIZED     UNREALIZED
SECURITIES                             COST          GAINS         LOSSES        VALUE      COST         GAINS         LOSSES
----------------------------------      ---      -------------  -------------  ---------  ---------  -------------  -------------
Equity securities.................   $      21     $      19      $      --    $      40  $     713    $       2      $      --
Debt securities...................          18            --             --           18         20           --             --
Securitized loan..................          55            --             (3)          52         55           --             (6)
                                                                         --                                                  --
                                           ---           ---                   ---------  ---------          ---
Total.............................   $      94     $      19      $      (3)   $     110  $     788    $       2      $      (6)
                                                                         --                                                  --
                                                                         --                                                  --
                                           ---           ---                   ---------  ---------          ---
                                           ---           ---                   ---------  ---------          ---


                                      FAIR
SECURITIES                            VALUE
----------------------------------  ---------
Equity securities.................  $     715
Debt securities...................         20
Securitized loan..................         49

                                    ---------
Total.............................  $     784

                                    ---------
                                    ---------

    During 1997, U S WEST received proceeds of $898 from the sales of Teleport Communications Group ("TCG") and Time Warner shares and realized pretax gains totaling $206. Net unrealized gains and losses on marketable securities are included in equity. The 1997 net unrealized gains were $13 (net of deferred taxes of $6). The 1996 net unrealized gains were $1 (net of deferred taxes).

NOTE 12: LEASING ARRANGEMENTS

    U S WEST has entered into operating leases for office facilities, equipment and real estate. Rent expense under operating leases was $304, $245 and $263 in 1997, 1996 and 1995, respectively. Future minimum lease payments as of December 31, 1997, under noncancelable operating leases, follow:

YEAR
-------------------------------------------------------------------------------------
1998.................................................................................  $     194
1999.................................................................................        187
2000.................................................................................        157
2001.................................................................................        149
2002.................................................................................        108
Thereafter...........................................................................        777
                                                                                       ---------
Total................................................................................  $   1,572
                                                                                       ---------
                                                                                       ---------

    Minimum rentals to be received under noncancelable subleases total $52. The minimum future lease payments have not been reduced by the minimum sublease rentals.

NOTE 13:COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY-GUARANTEED DEBENTURES


    On October 29, 1996, U S WEST Financing II, a wholly owned subsidiary of U S WEST ("Financing II") issued $480 of 8.25 percent Preferred Securities and $15 of common securities. U S WEST holds all of the outstanding common securities of Financing II. Financing II used the proceeds from such issuance to purchase from U S WEST Capital Funding, Inc., a wholly owned subsidiary of U S WEST ("Capital Funding"), $495 principal amount of Capital Funding's 8.25 percent Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") due 2036, the obligations under which are fully and unconditionally guaranteed by U S WEST (the "Debt Guarantee"). The sole assets of Financing II are and will be the Subordinated Debt Securities and the Debt Guarantee.

                                 U S WEST, INC.

NOTE 13:COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY COMPANY-GUARANTEED DEBENTURES (CONTINUED)
    On September 11, 1995, U S WEST Financing I, a wholly owned subsidiary of U S WEST ("Financing I"), issued $600 of 7.96 percent Preferred Securities and $19 of common securities. U S WEST holds all of the outstanding common securities of Financing I. Financing I used the proceeds from such issuance to purchase from Capital Funding $619 principal amount of Capital Funding's 7.96 percent Subordinated Debt Securities due 2025, the obligations under which are fully and unconditionally guaranteed by U S WEST. The sole assets of Financing I are and will be the Subordinated Debt Securities and the Debt Guarantee.

    U S WEST has guaranteed the payment of interest and redemption amounts to holders of Preferred Securities when Financing I and II have funds available for such payments (the "Payment Guarantee") as well as Capital Funding's undertaking to pay all of Financing I and II's costs, expenses and other obligations (the "Expense Undertaking"). The Payment Guarantee and the Expense Undertaking, including U S WEST's guarantee with respect thereto, considered together with Capital Funding's obligations under the indenture and Subordinated Debt Securities and U S WEST's obligations under the indenture, declaration and Debt Guarantee, constitute a full and unconditional guarantee by U S WEST of Financing I and II's obligations under the Preferred Securities. The interest and other payment dates on the Subordinated Debt Securities correspond to the distribution and other payment dates on the Preferred Securities. Under certain circumstances, the Subordinated Debt Securities may be distributed to the holders of Preferred Securities and common securities in liquidation of Financing I and II.

    The 7.96 percent Subordinated Debt Securities are redeemable in whole or in part by Capital Funding at any time on or after September 11, 2000, at a redemption price of $25.00 per Subordinated Debt Security plus accrued and unpaid interest. If Capital Funding redeems the Subordinated Debt Securities, Financing I is required to redeem the Preferred Securities concurrently at $25.00 per share plus accrued and unpaid distributions. As of December 31, 1997 and 1996, 24,000,000 shares of the 7.96 percent Preferred Securities were outstanding.

    The 8.25 percent Subordinated Debt Securities are redeemable in whole or in part by Capital Funding at any time on or after October 29, 2001, at a redemption price of $25.00 per Subordinated Debt Security plus accrued and unpaid interest. If Capital Funding redeems the Subordinated Debt Securities, Financing II is required to redeem the Preferred Securities concurrently at $25.00 per share plus accrued and unpaid distributions. As of December 31, 1997 and 1996, 19,200,000 shares of the 8.25 percent Preferred Securities were outstanding.

    In connection with the Separation, MediaOne will seek to refinance the Preferred Securities. See Note 10--Debt--to the Consolidated Financial Statements.

NOTE 14: PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION


    On June 30, 1997, U S WEST acquired cable systems serving approximately 40,000 subscribers in Michigan for cash of $25 and the issuance of 994,082 shares of U S WEST nonvoting Series E Convertible Preferred Stock (the "Series E Preferred Stock"). Dividends are payable quarterly at the annual rate of 6.34 percent. The Series E Preferred Stock was recorded at fair value of $50.00 per share at June 30, 1997, which was equal to its liquidation value. Upon redemption, the preferred stockholders may elect to receive cash or convert their Series E Preferred Stock into Media Stock. Cash redemption is equal to the Series E Preferred Stock's liquidation value of $50.00 per share, plus accrued dividends. The number of shares of

                                 U S WEST, INC.

NOTE 14: PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION (CONTINUED)
Media Stock to be received upon conversion is $47.50 per share divided by the then current market price of Media Stock. The conversion rate is subject to adjustment by U S WEST under certain circumstances.

    The Series E Preferred Stock is redeemable as follows: (a) U S WEST may call for redemption all or any part of the Series E Preferred Stock beginning on June 30, 2002; (b) on a yearly basis beginning August 1, 2007, and continuing through August 1, 2016, U S WEST will redeem 49,704 shares of Series E Preferred Stock, and on June 30, 2017, all of the remaining outstanding shares of Series E Preferred Stock; or (c) all of the outstanding Series E Preferred Stock shall be redeemed upon the occurrence of certain events, including the dissolution or sale of all or substantially all of Media Group.


    On September 2, 1994, U S WEST issued to Fund American Enterprises Holdings Inc. ("FFC") 50,000 shares of a class of 7 percent Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") for a total of $50. See Note 22--Net Investment in Assets Held for Sale--to the Consolidated Financial Statements. The preferred stock was recorded at the fair market value of $51 at the issue date. Media Group has the right commencing September 2, 1999, to redeem the shares for one thousand dollars per share plus unpaid dividends and a redemption premium. The shares are mandatorily redeemable in 2004 at face value plus unpaid dividends. At the option of FFC, the preferred stock also can be redeemed for common shares of FSA. The market value of the option was $71 and $35 (based on the Black-Scholes model) at December 31, 1997 and 1996, respectively, with no carrying value.


    The Series E and Series C Preferred Stocks rank senior to all classes of U S WEST common stock, are subordinated to any senior debt and the Preferred Securities, and rank equally with the Series D Preferred Stock.

                                 U S WEST, INC.

NOTE 15: SHAREOWNERS' EQUITY

                                                            MEDIA                   COMMON                     RETAINED
                                        COMMUNICATIONS      STOCK     U S WEST       STOCK       PREFERRED     EARNINGS
                                         STOCK SHARES      SHARES      SHARES       AMOUNT     STOCK AMOUNT    (DEFICIT)
                                       -----------------  ---------  -----------  -----------  -------------  -----------
                                                  SHARES IN THOUSANDS
Balance December 31, 1994............                                   469,343    $   8,056                   $    (458)
  Issuance of common stock...........                                     2,791          117
  Benefit trust contribution
    (OPEB)...........................                                     1,500           61
  Purchase of treasury stock.........                                    (1,705)         (63)
  Other..............................                                                      3
November 1, 1995.....................
  Recapitalization Plan..............        471,929        471,922    (471,929)
  Recapitalization Plan
    dissenters(1)....................             (6)
  Issuance of Communications Stock...          1,712                                      52
  Issuance of Media Stock............                           392                        7
  Net income.........................                                                                              1,317
  Common dividends declared ($2.14
    per Communications share)........                                                                             (1,010)
  Preferred dividends................                                                                                 (3)
  Market value adjustment for debt
    securities.......................                                                                                 36
  Foreign currency translation.......
  Other..............................                                                     (5)                          3
                                             -------      ---------  -----------  -----------        -----    -----------
Balance December 31, 1995............        473,635        472,314      --            8,228                        (115)
  Issuance of Communications Stock...          6,822                                     216
  Issuance of Media Stock for
    Continental Acquisition..........                       150,615                    2,590
  Other issuances of Media Stock.....                         1,853                       38
  Issuance of Series D Preferred
    Stock............................                                                            $     920
  Purchase of treasury stock.........                       (15,919)                    (297)
  Net income.........................                                                                              1,178
  Common dividends declared ($2.14
    per Communications share)........                                                                             (1,024)
  Preferred dividends................                                                                                 (9)
  Market value adjustment for debt
    and equity securities............                                                                                 (6)
  Foreign currency translation.......
  Other..............................                                                    (34)                         (6)
                                             -------      ---------  -----------  -----------        -----    -----------
Balance December 31, 1996............        480,457        608,863      --           10,741           920            18
  Issuance of Communications Stock...          4,058                                     138
  Issuance of Media Stock............                         1,783                       40
  Purchase of treasury stock.........                        (2,838)                     (53)
  Net income.........................                                                                                697
  Common dividends declared ($2.14
    per Communications share)........                                                                             (1,034)
  Preferred dividends................                                                                                (52)
  Market value adjustment for debt
    and equity securities............                                                                                 35
  Foreign currency translation.......
  Other..............................                                                     10             3             2
                                             -------      ---------  -----------  -----------        -----    -----------
Balance December 31, 1997............        484,515        607,808      --        $  10,876     $     923     $    (334)
                                             -------      ---------  -----------  -----------        -----    -----------
                                             -------      ---------  -----------  -----------        -----    -----------

                                           FOREIGN
                                          CURRENCY          LESOP
                                         TRANSLATION      GUARANTEE
                                       ---------------  -------------

Balance December 31, 1994............     $     (29)      $    (187)
  Issuance of common stock...........
  Benefit trust contribution
    (OPEB)...........................
  Purchase of treasury stock.........
  Other..............................
November 1, 1995.....................
  Recapitalization Plan..............
  Recapitalization Plan
    dissenters(1)....................
  Issuance of Communications Stock...
  Issuance of Media Stock............
  Net income.........................
  Common dividends declared ($2.14
    per Communications share)........
  Preferred dividends................
  Market value adjustment for debt
    securities.......................
  Foreign currency translation.......            (9)
  Other..............................                            60
                                                ---           -----
Balance December 31, 1995............           (38)           (127)
  Issuance of Communications Stock...
  Issuance of Media Stock for
    Continental Acquisition..........
  Other issuances of Media Stock.....
  Issuance of Series D Preferred
    Stock............................
  Purchase of treasury stock.........
  Net income.........................
  Common dividends declared ($2.14
    per Communications share)........
  Preferred dividends................
  Market value adjustment for debt
    and equity securities............
  Foreign currency translation.......            (1)
  Other..............................                            36
                                                ---           -----
Balance December 31, 1996............           (39)            (91)
  Issuance of Communications Stock...
  Issuance of Media Stock............
  Purchase of treasury stock.........
  Net income.........................
  Common dividends declared ($2.14
    per Communications share)........
  Preferred dividends................
  Market value adjustment for debt
    and equity securities............
  Foreign currency translation.......           (56)
  Other..............................                            45
                                                ---           -----
Balance December 31, 1997............     $     (95)      $     (46)
                                                ---           -----
                                                ---           -----

------------------------------

(1) Under the Recapitalization Plan, Media Stock was not issued to shareowners who elected to receive cash rather than Communications Stock and Media Stock. Dissenting shareowners were paid $47.9375 per U S WEST share on December 15, 1995.

                                 U S WEST, INC.

NOTE 15: SHAREOWNERS' EQUITY (CONTINUED)


    SERIES D PREFERRED STOCK. On November 15, 1996, U S WEST issued 19,999,478 shares of 4.5 percent, 20 year, Series D Convertible Preferred Stock (the "Series D Preferred Stock") to Continental shareowners. Dividends are payable quarterly on the nonvoting Series D Preferred Stock as and when declared by the Board of Directors out of funds legally available. The Series D Preferred Stock has a liquidation value of $50 per share and was recorded at the November 15, 1996 fair value of $46 per share. The Series D Preferred Stock is convertible, at the option of the holder, into shares of Media Stock at $26.25 per share. Between November 15, 1999 and November 15, 2001, the Series D Preferred Stock is redeemable at par, at the option of U S WEST, into shares of Media Stock if the market price of Media common shares have closed at $35.44 per share for at least 20 of the 30 consecutive trading days prior to the notice of redemption. After November 15, 2001, the Series D Preferred Stock is redeemable at par, at the option of U S WEST, in cash, Media Stock, or any combination of cash and stock. If Media Stock is elected, the number of shares to be issued will be determined based on the average market price for the ten consecutive trading days ending on the third business day prior to redemption, reduced by five percent. On November 15, 2016, U S WEST is required to redeem the Series D Preferred Stock, at its election, for cash, Media Stock, or any combination of cash and stock. Upon certain events, including the disposition of all or substantially all of the properties and assets attributed to the Media Group, the Series D Preferred Stock becomes mandatorily redeemable. The Series D Preferred Stock ranks senior to all classes of U S WEST common stock, is subordinated to any senior debt and the Preferred Securities, and ranks equally with the Series E and C Preferred Stocks.


    COMMON STOCK. In connection with the November 15, 1996, Continental Acquisition, U S WEST issued 150,615,000 shares of Media Stock to Continental shareowners, valued at $2,590.

    SHARE REPURCHASE. During 1997 and 1996, U S WEST purchased and placed into treasury 2,838,000 and 15,919,000 shares of Media Stock, at an average price per share of $18.71 and $18.66, and a cost basis of $53 and $297, respectively. Under the Recapitalization Plan, shares of U S WEST stock held in treasury were canceled.

    FOREIGN CURRENCY TRANSLATION. Included in U S WEST's cumulative foreign currency translation adjustment are cumulative tax benefits of $61, $24 and $24 at December 31, 1997, 1996 and 1995, respectively.

    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN ("LESOP"). U S WEST maintains a defined contribution savings plan for substantially all management and occupational employees of the Company, except for employees of the Atlanta cable systems and foreign national employees. U S WEST matches a percentage of eligible employee contributions with shares of Communications Stock and/or Media Stock in accordance with participant elections. Participants may also elect to reallocate past Company contributions between Communications Stock and Media Stock. In 1989, U S WEST established two LESOPs to provide Company stock for matching contributions to the savings plan. Shares in the LESOP are released as principal and interest are paid on the debt. At December 31, 1997, 11,966,157 shares of Communications Stock and 12,100,791 shares of Media Stock had been allocated from the LESOP to participants' accounts, while 918,494 and 1,050,657 shares of Communications Stock and Media Stock, respectively, remained unallocated.

    The borrowings associated with the LESOP, which are unconditionally guaranteed by U S WEST, are included in the accompanying Consolidated Balance Sheets and corresponding amounts have been recorded as reductions to shareowners' equity. Contributions from U S WEST as well as dividends on

                                 U S WEST, INC.

NOTE 15: SHAREOWNERS' EQUITY (CONTINUED) unallocated shares held by the LESOP ($3, $5 and $8 in 1997, 1996 and 1995, respectively) are used for debt service. Beginning with the dividend paid in fourth-quarter 1995, dividends on allocated shares are being paid annually to participants. Previously, dividends on allocated shares were used for debt service with participants receiving additional shares from the LESOP in lieu of dividends.

    U S WEST recognizes expense based on the cash payments method. Total Company contributions to the plan (excluding dividends) were $89, $77 and $86 in 1997, 1996 and 1995, respectively, of which $7, $10 and $15, respectively, have been classified as interest expense.

    SHAREHOLDER RIGHTS PLAN. The Board has adopted a shareholder rights plan which, in the event of a takeover attempt, would entitle existing shareowners to certain preferential rights. The rights expire on April 6, 1999, and are redeemable by the Company at any time prior to the date they would become effective.

NOTE 16: EARNINGS PER SHARE

    In 1997, the Company adopted SFAS No. 128 which specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. Among other things, SFAS No. 128 requires presentation of basic and diluted earnings per common share on the face of the income statement. The following reflects the computation of diluted earnings (loss) per share for Communications Stock and Media Stock. Income and earnings per share are before extraordinary items and the cumulative effect of change in accounting principle.

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                         SHARES IN THOUSANDS
COMMUNICATIONS GROUP
Income used for basic earnings per share.........................................  $   1,180  $   1,215  $   1,184
Interest on convertible zero coupon subordinated notes, net of tax...............          9         13         12
                                                                                   ---------  ---------  ---------
Income used for diluted earnings per share.......................................  $   1,189  $   1,228  $   1,196
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Weighted average number of shares used for basic earnings per share..............    482,751    477,549    470,716
Effect of dilutive securities:
  Stock options..................................................................      2,386      1,536      1,459
  Convertible zero coupon subordinated notes.....................................      6,095      9,506      9,758
                                                                                   ---------  ---------  ---------
Weighted average number of shares used for diluted earnings per share............    491,232    488,591    481,933
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Communications Group basic earnings per share....................................  $    2.44  $    2.55  $    2.52
Communications Group diluted earnings per share..................................  $    2.42  $    2.51  $    2.48

    The Communications Group dilutive securities represent the incremental weighted average shares from the assumed exercise of Communications Group stock options and the assumed conversion of the zero coupon subordinated notes for the period they were outstanding. The zero coupon subordinated notes were redeemed in August 1997.

                                 U S WEST, INC.

NOTE 16: EARNINGS PER SHARE (CONTINUED)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                         SHARES IN THOUSANDS
MEDIA GROUP
Income (loss)....................................................................  $    (480) $     (71) $     145
Dividends on preferred stock.....................................................        (52)        (9)        (3)
                                                                                   ---------  ---------  ---------
Income (loss) available to common shareowners used for basic and diluted earnings
  per share......................................................................  $    (532) $     (80) $     142
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Weighted average number of shares used for basic earnings per share..............    606,749    491,924    470,549
Effect of dilutive securities:
  Stock options..................................................................     --         --          1,063
                                                                                   ---------  ---------  ---------
Weighted average number of shares used for diluted earnings per share............    606,749    491,924    471,612
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Media Group basic and diluted earnings (loss) per share..........................  $   (0.88) $   (0.16) $    0.30

    Media Group diluted loss per share for 1997 and 1996 does not include potential share issuances associated with stock options, convertible zero coupon subordinated notes and the convertible Series D Preferred Stock due to their antidilutive effects. In 1995, convertible zero coupon subordinated notes are not included in Media Group's diluted earnings per share due to their antidilutive effects. The zero coupon subordinated notes were redeemed in August 1997.

NOTE 17: STOCK INCENTIVE PLANS

    U S WEST maintains stock incentive plans for executives and other employees and nonemployees, primarily members of the Board. The Amended 1994 Stock Plan (the "Plan") was approved by shareowners on October 31, 1995, in connection with the Recapitalization Plan. The Plan is a successor plan to the U S WEST Stock Incentive Plan and the U S WEST 1991 Stock Incentive Plan (the "Predecessor Plans"). No further grants of options or restricted stock may be made under the Predecessor Plans. The Plan is administered by the Human Resources Committee of the Board of Directors with respect to officers, executive officers and outside directors and by a special committee with respect to all other eligible employees and eligible nonemployees.

    Effective November 1, 1995, each outstanding U S WEST stock option was converted into one Communications Group and one Media Group stock option. Subsequent to November 1, 1995, each Group grants options primarily to its own employees.

    The maximum aggregate number of shares of Communications Stock and Media Stock that may be granted in any calendar year for all purposes under the Plan is nine-tenths of one percent (0.90 percent) and three-quarters of one percent (0.75 percent), respectively, of the shares of such class outstanding (excluding shares held in U S WEST's treasury) on the first day of such calendar year. In the event that fewer than the full aggregate number of shares of either class available for issuance in any calendar year are issued in any such year, the shares not issued shall be added to the shares of such class available for issuance in any subsequent year or years. Options granted vest over periods up to three years and may be exercised no later than 10 years after the grant date.

    During 1995, U S WEST modified the Plan to allow employees who terminate and are eligible for a full service pension, or who terminate under the long-term disability plan, to exercise their existing stock

                                 U S WEST, INC.

NOTE 17: STOCK INCENTIVE PLANS (CONTINUED) options according to their original terms. Additionally, U S WEST allows employees who separate under a management separation plan to retain unvested stock options. The compensation cost that has been included in income in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," was $1, $3 and $7 in 1997, 1996 and 1995, respectively, all of which related to the Plan modifications.

    U S WEST has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," but continues to account for the Plan under APB Opinion No. 25. Had compensation cost for the Plan been determined consistent with the fair value based accounting method under SFAS No. 123, the pro forma net income and earnings per share for U S WEST and both the Communications and Media Groups would have been the following:

                                                                       YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------
                                                 1997                                 1996                            1995
                                  -----------------------------------  -----------------------------------  ------------------------
                                                  EARNINGS (LOSS)                      EARNINGS (LOSS)                    EARNINGS
                                                     PER SHARE                            PER SHARE                       PER SHARE
                                  NET INCOME   ----------------------  NET INCOME   ----------------------               -----------
                                    (LOSS)       BASIC      DILUTED      (LOSS)       BASIC      DILUTED    NET INCOME      BASIC
                                  -----------  ---------  -----------  -----------  ---------  -----------  -----------     -----
COMMUNICATIONS GROUP:
  As reported...................   $   1,177   $    2.43   $    2.41    $   1,249   $    2.62   $    2.58    $   1,176    $    2.50
  Pro forma.....................       1,164        2.41        2.40        1,247        2.61        2.58        1,178         2.50
MEDIA GROUP:
  As reported...................        (480)      (0.88)      (0.88)         (71)      (0.16)      (0.16)         141         0.29
  Pro forma.....................        (501)      (0.91)      (0.91)         (82)      (0.18)      (0.18)         140         0.29


                                    DILUTED
                                  -----------
COMMUNICATIONS GROUP:
  As reported...................   $    2.46
  Pro forma.....................        2.48
MEDIA GROUP:
  As reported...................        0.29
  Pro forma.....................        0.29

    The fair value based method of accounting for stock-based compensation plans under SFAS No. 123 recognizes the value of options granted as compensation cost over the option's vesting period and has not been applied to options granted prior to January 1, 1995. Accordingly, the resulting pro forma compensation cost is not representative of what compensation cost will be in future years.

    Following are the weighted-average assumptions used in connection with the Black-Scholes option-pricing model to estimate the fair value of options granted during 1997, 1996 and 1995:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
COMMUNICATIONS GROUP:
  Risk-free interest rate....................................................       6.40%       6.50%       6.00%
  Expected dividend yield....................................................       5.80%       6.70%       6.70%
  Expected life..............................................................   4.0 years   4.5 years   4.5 years
  Expected volatility........................................................       25.0%       19.6%       19.6%
MEDIA GROUP:
  Risk-free interest rate....................................................       6.40%       6.30%       6.00%
  Expected life..............................................................   5.0 years   5.0 years   5.0 years
  Expected volatility........................................................       30.0%       28.5%       28.5%

                                 U S WEST, INC.

NOTE 17: STOCK INCENTIVE PLANS (CONTINUED)
    Data for outstanding options under the Plan is summarized as follows:

                                         COMMUNICATIONS GROUP            MEDIA GROUP              U S WEST, INC.
                                       -------------------------  -------------------------  ------------------------
                                                      WEIGHTED-                  WEIGHTED-                 WEIGHTED-
                                                       AVERAGE                    AVERAGE                   AVERAGE
                                        NUMBER OF     EXERCISE     NUMBER OF     EXERCISE     NUMBER OF    EXERCISE
                                          SHARES        PRICE        SHARES        PRICE       SHARES*       PRICE
                                       ------------  -----------  ------------  -----------  -----------  -----------
Outstanding January 1, 1995..........                                                          7,386,037   $   38.66
                                                                                             -----------  -----------
  Granted(1).........................                                                          4,814,856       41.12
  Exercised..........................                                                           (430,631)      34.03
  Canceled or expired(1).............                                                         (1,927,083)      37.02
                                                                                             -----------  -----------
Outstanding October 31, 1995.........                                                          9,843,179   $   40.39
                                                                                             -----------  -----------
Recapitalization Plan................     9,843,179   $   24.11      9,843,179   $   16.28    (9,843,179)  $  (40.39)
                                       ------------  -----------  ------------  -----------  -----------  -----------
                                                                                             -----------  -----------
  Granted............................       138,309       32.16         71,580       18.51
  Exercised..........................      (543,037)      21.23       (191,243)      14.71
  Canceled or expired................       (15,350)      24.91        (15,350)      16.82
                                       ------------  -----------  ------------  -----------
Outstanding December 31, 1995........     9,423,101   $   24.39      9,708,166   $   16.33
                                       ------------  -----------  ------------  -----------
  Granted............................     3,624,602       30.97      5,523,728       19.36
  Exercised..........................    (1,205,730)      22.37       (507,329)      14.93
  Canceled or expired................      (429,058)      25.01       (610,471)      17.86
                                       ------------  -----------  ------------  -----------
Outstanding December 31, 1996........    11,412,915   $   26.67     14,114,094   $   17.49
                                       ------------  -----------  ------------  -----------
  Granted............................     9,491,642       34.87      8,733,782       20.33
  Exercised..........................    (2,648,569)      25.41     (1,371,529)      16.30
  Canceled or expired................      (637,411)      27.54     (1,027,388)      18.35
                                       ------------  -----------  ------------  -----------
Outstanding December 31, 1997........    17,618,577   $   31.23     20,448,959   $   18.74
                                       ------------  -----------  ------------  -----------
                                       ------------  -----------  ------------  -----------

------------------------------

*   Includes options granted in tandem with stock appreciation rights.

(1) Amounts have been restated to include modified options which, under the provisions of SFAS No. 123, are treated as an exchange of the original award (i.e., canceled) for a new award (i.e., stock grant).

    The number of exercisable options under the Plan and the weighted-average exercise prices follow:

                                                                    COMMUNICATIONS GROUP          MEDIA GROUP
                                                                   -----------------------  -----------------------
                                                                                WEIGHTED-                WEIGHTED-
                                                                                 AVERAGE                  AVERAGE
                                                                   NUMBER OF    EXERCISE    NUMBER OF    EXERCISE
EXERCISABLE OPTIONS AT:                                              SHARES       PRICE       SHARES       PRICE
-----------------------------------------------------------------  ----------  -----------  ----------  -----------
December 31, 1995................................................   2,672,666   $   22.22    3,021,166   $   14.89
December 31, 1996................................................   3,881,100       25.71    4,867,207       16.74
December 31, 1997................................................   5,299,955       25.72    7,235,685       16.54

                                 U S WEST, INC.

NOTE 17: STOCK INCENTIVE PLANS (CONTINUED)
    The following table summarizes the status of outstanding and exercisable options under the Plan at December 31, 1997:

                                                                OUTSTANDING OPTIONS
                                                     ------------------------------------------    EXERCISABLE OPTIONS
                                                                      WEIGHTED-                  -----------------------
                                                                       AVERAGE       WEIGHTED-                WEIGHTED-
                                                                      REMAINING       AVERAGE                  AVERAGE
                                                        NUMBER       CONTRACTUAL     EXERCISE      NUMBER     EXERCISE
RANGE OF EXERCISE PRICES                             OUTSTANDING    LIFE (YEARS)       PRICE     EXERCISABLE    PRICE
---------------------------------------------------  ------------  ---------------  -----------  ----------  -----------
COMMUNICATIONS GROUP
$16.08 - $26.11....................................     4,449,954          6.63      $   23.71    3,518,013   $   23.12
$26.34 - $33.13....................................     4,238,914          7.99          31.03    1,577,356       30.30
  $33.25...........................................     4,637,013          9.31          33.25        6,375       33.25
$33.63 - $46.13....................................     4,292,696          9.19          37.02      198,211       35.36
                                                     ------------           ---     -----------  ----------  -----------
  Total............................................    17,618,577          8.28      $   31.23    5,299,955   $   25.72
                                                     ------------           ---     -----------  ----------  -----------
                                                     ------------           ---     -----------  ----------  -----------
MEDIA GROUP
$10.86 - $16.13....................................     4,632,940          5.88      $   14.92    3,994,271   $   14.73
$16.17 - $18.50....................................     6,009,898          8.46          18.06    1,627,574       17.59
$18.54 - $20.50....................................     4,276,400          8.00          19.56    1,477,907       19.89
$20.56 - $22.13....................................     4,241,765          8.69          21.32      135,933       20.65
$22.31 - $28.88....................................     1,287,956          9.80          24.47       --          --
                                                     ------------           ---     -----------  ----------  -----------
  Total............................................    20,448,959          7.91      $   18.74    7,235,685   $   16.54
                                                     ------------           ---     -----------  ----------  -----------
                                                     ------------           ---     -----------  ----------  -----------

    A total of 9,491,642, 3,624,602 and 4,953,165 Communications Group options and 8,733,782, 5,523,728 and 4,886,436 Media Group options were granted in 1997, 1996 and 1995, respectively. Included in the total grants were 198,027 and 1,751,936 of modified Communications Group options and 249,827 and 1,751,936 of modified Media Group options revalued as new grants during 1996 and 1995, respectively. The modified Communications Group or Media Group options were not significant during 1997. The weighted-average grant date fair value of Communications Group and Media Group options granted during the year, inclusive of modified options, using the Black-Scholes option-pricing model was $3.87 and $7.10, respectively, for 1996, and $3.19 and $6.07, respectively, for 1995. Excluding the modifications, the weighted-average grant date fair value was $5.70 and $7.81, respectively, for 1997, $3.67 and $7.23, respectively, for 1996, and $2.92 and $6.45, respectively, for 1995. The exercise price of Communications Group and Media Group stock options, excluding modified options, equals the market price on the grant date. The exercise prices of modified stock options may be greater or less than the market price on the revaluation date.

    Approximately 3,100,000 and 2,950,000 shares of Communications Stock and 2,700,000 and 2,200,000 of Media Stock were available for grant under the plans in effect at December 31, 1997 and 1996, respectively. Approximately 20,720,000 shares of Communications Stock and 23,150,000 shares of Media Stock were reserved for issuance under the Plan at December 31, 1997.

                                 U S WEST, INC.

NOTE 18: EMPLOYEE BENEFITS

PENSION PLAN


    U S WEST sponsors a defined benefit pension plan covering substantially all management and occupational employees of the Company, except for foreign national employees. Effective January 1, 1997, Continental's defined benefit pension plan was merged into the U S WEST plan. On April 1, 1997, employees of the cable systems in Atlanta, Georgia joined the U S WEST plan. Management benefits are based on a final pay formula while occupational benefits are based on a flat benefit formula. U S WEST uses the projected unit credit method for the determination of pension cost for financial reporting purposes and the aggregate cost method for funding purposes. U S WEST's policy is to fund amounts required under the Employee Retirement Income Security Act of 1974 and no funding was required in 1997, 1996 and 1995.


    The composition of the net pension cost (credit) and the actuarial assumptions of the plan follow:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                   1997       1996       1995
                                                                                 ---------  ---------  ---------
Details of pension cost:
  Service cost--benefits earned during the period..............................  $     189  $     203  $     173
  Interest cost on projected benefit obligation................................        612        575        558
  Actual return on plan assets.................................................     (1,996)    (1,509)    (1,918)
  Net amortization and deferral................................................      1,159        726      1,185
                                                                                 ---------  ---------  ---------
Net pension credit                                                               $     (36) $      (5) $      (2)
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

    The expected long-term rate of return on plan assets used in determining net pension cost was 8.50 percent for 1997, 1996 and 1995.

    The funded status of the U S WEST plan follows:

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
Accumulated benefit obligation, including vested benefits of $7,404 and $6,544,
  respectively..............................................................................  $   8,278  $   7,446
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Plan assets at fair value, primarily stocks and bonds(1)....................................  $  12,260  $  10,958
Less: Projected benefit obligation..........................................................      9,167      8,310
                                                                                              ---------  ---------
Plan assets in excess of projected benefit obligation.......................................      3,093      2,648
Unrecognized net (gain).....................................................................     (1,966)    (1,502)
Prior service cost not yet recognized in net periodic pension cost..........................          6         31
Balance of unrecognized net asset at January 1, 1987........................................       (546)      (626)
                                                                                              ---------  ---------
Prepaid pension cost........................................................................  $     587  $     551
                                                                                              ---------  ---------
                                                                                              ---------  ---------

------------------------------

(1) Pension plan assets include Communications Stock and Media Stock of $12 and $8, respectively, in 1997, and $8 and $7, respectively, in 1996.

                                 U S WEST, INC.

NOTE 18: EMPLOYEE BENEFITS (CONTINUED)

    The actuarial assumptions used to calculate the projected benefit obligation follow:

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
Discount rate..................................................................................      7.00%      7.50%
Weighted-average rate of compensation increase.................................................      5.50%      5.50%

    Anticipated future benefit changes have been reflected in the above calculations.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    U S WEST and most of its subsidiaries provide certain health care and life insurance benefits to retired employees. In conjunction with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," U S WEST immediately recognized the accumulated postretirement benefit obligation for current and future retirees. However, the FCC and certain state jurisdictions permit amortization of the transition obligation over the average remaining service period of active employees for regulatory accounting purposes with most jurisdictions requiring funding as a stipulation for rate recovery.

    U S WEST uses the projected unit credit method for the determination of postretirement medical and life costs for financial reporting purposes. The composition of net medical and life postretirement benefit costs and actuarial assumptions underlying plan benefits follows:

                                                                                                YEAR ENDED DECEMBER 31,
                                                                                            -------------------------------
                                                                                              1997       1996       1995
                                                                                            ---------  ---------  ---------
Service cost--benefits earned during the period...........................................  $      66  $      70  $      65
Interest on accumulated benefit obligation................................................        296        259        267
Actual return on plan assets..............................................................       (394)      (231)      (415)
Net amortization and deferral.............................................................        211         68        286
                                                                                            ---------  ---------  ---------
Net postretirement benefit costs..........................................................  $     179  $     166  $     203
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    The expected long-term rate of return on plan assets used in determining postretirement benefit costs was 8.50 percent for 1997, 1996 and 1995.

                                 U S WEST, INC.

NOTE 18: EMPLOYEE BENEFITS (CONTINUED)
    The funded status of the plans follows:

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1997       1996
                                                                                               ---------  ---------
Accumulated postretirement benefit obligation attributable to:
  Retirees...................................................................................  $   2,403  $   2,255
  Fully eligible plan participants...........................................................        820        347
  Other active plan participants.............................................................      1,183      1,289
                                                                                               ---------  ---------
Total accumulated postretirement benefit obligation..........................................      4,406      3,891
Unrecognized net gain........................................................................        631        534
Unamortized prior service cost...............................................................       (160)        32
Fair value of plan assets, primarily stocks, bonds and life insurance(1).....................     (2,413)    (2,063)
                                                                                               ---------  ---------
Accrued postretirement benefit obligation....................................................  $   2,464  $   2,394
                                                                                               ---------  ---------
                                                                                               ---------  ---------

------------------------------

(1) Medical plan assets include Communications Stock and Media Stock of $155 and $94, respectively, in 1996.

    The actuarial assumptions used to calculate the accumulated postretirement benefit obligation follow:

                                                     DECEMBER 31,
                                                    --------------
                                                     1997    1996
                                                    ------  ------
Discount rate.....................................    7.00%   7.50%
Medical cost trend rate*..........................    8.00%   8.00%

------------------------------

* Medical cost trend rate gradually declines to an ultimate rate of 5.5 percent in 2011.

    A one-percent increase in the assumed health care cost trend rate for each future year would have increased the aggregate of the service and interest cost components of 1997 net postretirement benefit cost by approximately $11 and increased the 1997 accumulated postretirement benefit obligation by approximately $394.

    For U S WEST, the annual funding amount is based on its cash requirements, with the funding at U S WEST Communications based on regulatory accounting requirements.

    Anticipated future benefit changes have been reflected in these postretirement benefit calculations.

                                 U S WEST, INC.

NOTE 19: INCOME TAXES

    The components of the provision for income taxes follow:

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                    ----------------
                                                    1997  1996  1995
                                                    ----  ----  ----
FEDERAL:
  Current.........................................  $587  $601  $481
  Deferred........................................  (147)    5   225
  Investment tax credits--net.....................   (15)  (28)  (38)
                                                    ----  ----  ----
                                                     425   578   668
                                                    ----  ----  ----
STATE AND LOCAL:
  Current.........................................   100    75    64
  Deferred........................................   (16)   11    54
                                                    ----  ----  ----
                                                      84    86   118
                                                    ----  ----  ----
FOREIGN:
  Current.........................................    (1)    2     6
  Deferred........................................    14    30    33
                                                    ----  ----  ----
                                                      13    32    39
                                                    ----  ----  ----
Provision for income taxes........................  $522  $696  $825
                                                    ----  ----  ----
                                                    ----  ----  ----

    U S WEST paid $636, $693 and $566 for income taxes in 1997, 1996 and 1995, respectively, inclusive of the capital assets segment.

    The effective tax rate differs from the statutory tax rate as follows:

                                                    YEAR ENDED DECEMBER
                                                            31,
                                                    -------------------
                                                    1997   1996   1995
                                                    -----  -----  -----
                                                       (IN PERCENT)
Federal statutory tax rate........................   35.0   35.0   35.0
State income taxes--net of federal effect.........    4.4    3.0    3.5
Foreign taxes--net of federal effect..............    0.7    1.1    1.2
Goodwill amortization.............................    4.6    0.8    0.4
Investment tax credit amortization................   (0.8)  (0.9)  (1.2)
Other.............................................   (1.2)  (1.2)  (0.6)
                                                    -----  -----  -----
Effective tax rate................................   42.7   37.8   38.3
                                                    -----  -----  -----
                                                    -----  -----  -----

                                 U S WEST, INC.

NOTE 19: INCOME TAXES (CONTINUED)
    The components of the net deferred tax liability follow:

                                                     DECEMBER 31,
                                                    --------------
                                                     1997    1996
                                                    ------  ------
Intangible assets.................................  $2,605  $2,414
Property, plant and equipment.....................   1,862   1,891
State deferred taxes--net of federal effect.......     871   1,141
Leases............................................     591     679
Investments.......................................    --       373
Other.............................................     345     126
                                                    ------  ------
  Deferred tax liabilities........................   6,274   6,624
                                                    ------  ------
Postemployment benefits, including pension........     768     698
State deferred taxes--net of federal effect.......     221     223
Restructuring, assets held for sale and other.....     209     301
Investments.......................................     203    --
Net operating loss and tax credit carryforwards...     155     466
Unamortized investment tax credit.................      59      61
Valuation allowance...............................    (320)   (387)
Other.............................................     615     455
                                                    ------  ------
  Deferred tax assets.............................   1,910   1,817
                                                    ------  ------
Net deferred tax liability........................  $4,364  $4,807
                                                    ------  ------
                                                    ------  ------

    In connection with the Continental Acquisition, U S WEST has net operating loss carryforwards of approximately $300 for federal income tax purposes, expiring in various years through 2011. U S WEST also acquired investment tax credit carryforwards of approximately $50, expiring in various years through 2005. A valuation allowance of $320 has been established for the carryforwards and a deferred tax asset associated with an investment due to potential limitations on utilization which may exist for U S WEST. If in future periods the realization of the carryforwards or deferred tax asset becomes more likely than not, any reduction in the valuation allowance will be allocated to reduce goodwill and acquired intangible assets.

    The current portion of the deferred tax asset was $373 and $213 at December 31, 1997 and 1996, respectively, resulting primarily from restructuring charges and compensation-related items. The net deferred tax liability includes $669 and $671 in 1997 and 1996, respectively, related to the capital assets segment. Foreign operations contributed pretax losses of $604, $362, and $35 during 1997, 1996 and 1995, respectively.

NOTE 20: COMMITMENTS AND CONTINGENCIES

COMMUNICATIONS GROUP CONTINGENCIES

    At U S WEST Communications, there are pending regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both.

                                 U S WEST, INC.

NOTE 20: COMMITMENTS AND CONTINGENCIES (CONTINUED)
    WASHINGTON. In 1996, the Washington State Utilities and Transportation Commission ("WUTC") acted on U S WEST Communications' 1995 rate request. U S WEST Communications had sought to increase revenues by raising rates primarily for basic residential services over a four-year period. Instead of granting U S WEST Communications' request, the WUTC ordered $91.5 in annual net revenue reductions, effective May 1, 1996.

    On December 24, 1997, the Washington State Supreme Court upheld the WUTC ruling. The Washington State Supreme Court's ruling resulted in an estimated liability for the revenues that were collected subject to refund from May 1, 1996 through December 31, 1997, including interest, in the amount of $225. The prospective revenue reduction as a result of this ruling approximates $115 annually, which includes the effects of business growth. In a separate action, the WUTC authorized a rate increase of approximately $60 annually that partially mitigates the effect of the Washington State Supreme Court's ruling. Tariffs implementing both orders became effective February 1, 1998.

    OREGON. On May 1, 1996, the Oregon Public Utilities Commission ("OPUC") approved a stipulation terminating prematurely U S WEST Communications' alternative form of regulation ("AFOR") plan, and it then undertook a review of U S WEST Communications' earnings. In May 1997, the OPUC ordered U S WEST Communications to reduce its annual revenues by $97, effective May 1, 1997, and to issue a one-time refund, including interest, of approximately $102 to reflect the revenue reduction for the period May 1, 1996 through April 30, 1997. The one-time refund is for interim rates which became subject to refund when U S WEST Communications' AFOR plan was terminated on May 1, 1996.

    U S WEST Communications filed an appeal of the order and asked for an immediate stay of the refund with the Oregon Circuit Court for the County of Marion (the "Oregon Circuit Court") which granted U S WEST Communications' request for a stay, pending a full review of the OPUC's order. On February 19, 1998, the Oregon Circuit Court entered a judgment in U S WEST Communications' favor on most of the appealed issues. The OPUC has announced its intent to appeal. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $180.

    UTAH. In another proceeding, the Utah Supreme Court has remanded a Utah Public Service Commission ("UPSC") order to the UPSC for hearing, thereby establishing two exceptions to the rule against retroactive ratemaking: 1) unforeseen and extraordinary events, and 2) misconduct. The UPSC's initial order denied a refund request from interexchange carriers and other parties related to the Tax Reform Act of 1986. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $160.

    STATE REGULATORY ACCRUALS. U S WEST Communications has accrued $348 at December 31, 1997, which represents its estimated liability for all state regulatory proceedings, predominately the items discussed above. Approximately $225 of the total estimated liability was recognized during fourth-quarter 1997. It is possible that the ultimate liability could exceed the recorded liability by an amount up to approximately $230. U S WEST Communications will continue to monitor and evaluate the risks associated with its local regulatory jurisdictions, and will adjust estimates as new information becomes available.

                                 U S WEST, INC.

NOTE 20: COMMITMENTS AND CONTINGENCIES (CONTINUED)
MEDIA GROUP CONTINGENCIES


    In February 1997, the King County Superior Court in Washington state ruled that a subsidiary of Media Group violated the terms of its partnership agreement with its minority partners in the Seattle cellular partnership by entering into a multi-phased joint venture (the "AirTouch Joint Venture") with AirTouch Communications, Inc. ("AirTouch"). Similar litigation was filed in other jurisdictions regarding other cellular partnerships by the same minority partner that brought the Seattle litigation. On December 1, 1997, this minority partner announced it was selling its minority interests in the eight cellular properties where it was a partner with a Media Group subsidiary to AirTouch. As a result of the minority partner's actions, litigation in the states of Washington, Arizona, Colorado, Minnesota, Idaho and Delaware has now been stayed or dismissed pending consummation of the transfer of the minority partner's interest to AirTouch. The AirTouch Transaction has been entered into in lieu of the AirTouch Joint Venture.


U S WEST GUARANTEES

    U S WEST commitments and debt guarantees associated with Media Group international and domestic investments totaled approximately $650 and $175 respectively, at December 31, 1997. In addition, a Media Group subsidiary guarantees debt, non-recourse to U S WEST, associated with its international investment in the principal amount of approximately $600.

NOTE 21: SUBSEQUENT EVENT

SALE OF DOMESTIC WIRELESS BUSINESSES


    On January 29, 1998, U S WEST entered into an Agreement and Plan of Merger (the "AirTouch Merger Agreement") pursuant to which U S WEST agreed to sell its domestic wireless business to AirTouch in a tax-efficient transaction (the "AirTouch Transaction"). The domestic wireless business includes cellular communication services provided to 2.6 million customers in 12 western and midwestern states and a 25 percent interest in PrimeCo Personal Communications, L.P., a provider of PCS services. Pursuant to the AirTouch Merger Agreement, AirTouch will acquire these cellular and PCS interests. Consideration under the AirTouch Transaction totals approximately $5.7 billion (subject to certain closing adjustments) and consists of (i) debt reduction of approximately $1.4 billion, (ii) the issuance to U S WEST of $1.6 billion in liquidation preference of dividend bearing AirTouch preferred stock (fair value of approximately $1.45 billion), and (iii) the issuance to U S WEST of approximately $2.7 billion in value of AirTouch common stock. The number of shares of AirTouch common stock to be received by U S WEST will depend on the volume-weighted average trading price of the AirTouch common stock during a 30-day period ending on the fifth trading day prior to the closing of the transaction (the "AirTouch Determination Price"). If the AirTouch Determination Price is greater than or equal to $45, U S WEST will receive 60.8 million shares of AirTouch common stock. If the AirTouch Determination Price is $40 or lower, U S WEST will receive 67.1 million shares of AirTouch common stock. If the AirTouch Determination Price is between $40 and $45, the number of shares of AirTouch common stock to be received will decrease from 67.1 million to 60.8 million on a proportionate basis.


    U S WEST expects to consummate the AirTouch Transaction in the second quarter of 1998, subject to the receipt of certain regulatory and other third party approvals. The approval of U S WEST's stockholders is not required to consummate the AirTouch transaction. Consummation of the transaction will result

                                 U S WEST, INC.

NOTE 21: SUBSEQUENT EVENT (CONTINUED)
in the disposition of Media Group's domestic wireless businesses. If the terms of the AirTouch Determination Price were applied as of February 20, 1998, this transaction would result in a gain of approximately $2.2 billion, net of deferred taxes of $1.6 billion.

    In connection with this transaction, U S WEST and AirTouch will enter into an investment agreement, pursuant to which AirTouch will agree to provide to U S WEST registration rights with respect to the shares of AirTouch preferred stock and AirTouch common stock which U S WEST receives in the AirTouch Transaction.


    U S WEST and AirTouch are currently parties to the AirTouch Joint Venture pursuant to which they have agreed to combine their domestic cellular businesses. The AirTouch Transaction has been entered into in lieu of the AirTouch Joint Venture.


NOTE 22: NET INVESTMENT IN ASSETS HELD FOR SALE

    The Consolidated Financial Statements include the discontinued operations of the capital assets segment. In 1993, the U S WEST Board approved a plan to dispose of the capital assets segment through the sale of segment assets and businesses. The capital assets segment includes activities related to financial services and financial guarantee insurance operations. Also included in the segment is U S WEST Real Estate, Inc., for which disposition was announced in 1991.

    Effective January 1, 1995, the capital assets segment has been accounted for in accordance with Staff Accounting Bulletin No. 93, issued by the Securities and Exchange Commission, which requires discontinued operations not disposed of within one year of the measurement date to be accounted for prospectively in continuing operations as a "net investment in assets held for sale." The net realizable value of the assets is evaluated on an ongoing basis with adjustments to the existing reserve, if any, charged to continuing operations. No such adjustment was required in 1997, 1996 or 1995.

    In second-quarter 1996, U S WEST received proceeds of $98 from the sale of 3,750,000 shares of FSA common stock. This sale reduced U S WEST's ownership in FSA to approximately 40 percent. Also in second-quarter 1996, U S WEST issued DECS due May 15, 1999. The shares of FSA to be delivered upon maturity of the DECS, combined with the exercise of outstanding options held by Fund American Enterprises Holdings, Inc. to purchase FSA shares would, if consummated, substantially dispose of U S WEST's ownership in FSA. See Note 10--Debt and Note 14--Preferred Stock Subject to Mandatory Redemption--to the Consolidated Financial Statements.

    In fourth-quarter 1995, U S WEST issued DECS to reduce its investment in Enhance by December 1998. During 1997, in order to monetize unrealized gains associated with its investment in Enhance, U S WEST sold options for the purchase of 828,000 residual shares of Enhance common stock at the DECS maturity. At December 31, 1997, an unrecognized loss of $10 (net of income tax benefits of $7) was included in equity related to these contracts. The shares of Enhance to be delivered upon maturity of the DECS combined with the option would, if consummated, result in a complete disposition of U S WEST's ownership in Enhance. See Note 10--Debt--to the Consolidated Financial Statements.

    U S WEST Real Estate, Inc. has sold various assets for proceeds of $88, $156 and $120 in each of the three years ended December 31, 1997, respectively. The sales proceeds were in line with estimates. Proceeds from sales were primarily used to repay related debt. U S WEST expects to substantially complete the liquidation of this portfolio by the end of 1998. The balance of real estate and related assets subject to sale is approximately $213, net of reserves, as of December 31, 1997.

                                 U S WEST, INC.

NOTE 22: NET INVESTMENT IN ASSETS HELD FOR SALE (CONTINUED)
    Building sales and operating revenues of the capital assets segment were $116, $223 and $237 in 1997, 1996 and 1995, respectively. Income or losses from the capital assets segment are being deferred and are included within the reserve for assets held for sale.

    The assets and liabilities of the capital assets segment have been separately classified on the Consolidated Balance Sheets as net investment in assets held for sale.

    The components of net investment in assets held for sale follow:

                                                     DECEMBER 31,
                                                    --------------
                                                     1997    1996
                                                    ------  ------
ASSETS
Cash and cash equivalents.........................  $   54  $   21
Finance receivables--net..........................     777     869
Investment in real estate--net of valuation
  allowance.......................................     156     182
Bonds, at market value............................     119     146
Investment in FSA.................................     365     326
Other assets......................................     197     165
                                                    ------  ------
Total assets......................................  $1,668  $1,709
                                                    ------  ------
                                                    ------  ------

LIABILITIES
Debt..............................................  $  372  $  481
Deferred income taxes.............................     669     671
Accounts payable, accrued liabilities and other...     197     137
Minority interests................................      11      11
                                                    ------  ------
Total liabilities.................................   1,249   1,300
                                                    ------  ------
Net investment in assets held for sale............  $  419  $  409
                                                    ------  ------
                                                    ------  ------

    Finance receivables primarily consist of contractual obligations under long-term leases that U S WEST intends to run off. These long-term leases consist mostly of leveraged leases related to aircraft and power plants. For leveraged leases, the cost of the assets leased is financed primarily through nonrecourse debt which is netted against the related lease receivable.

                                 U S WEST, INC.

NOTE 22: NET INVESTMENT IN ASSETS HELD FOR SALE (CONTINUED)
    The components of finance receivables follow:

                                                     DECEMBER 31,
                                                    --------------
                                                     1997    1996
                                                    ------  ------
Receivables.......................................  $  719  $  821
Unguaranteed estimated residual values............     431     444
                                                    ------  ------
                                                     1,150   1,265
Less: Unearned income.............................     355     380
Credit loss and other allowances..................      18      16
                                                    ------  ------
Finance receivables--net..........................  $  777  $  869
                                                    ------  ------
                                                    ------  ------

    Investments in debt securities are classified as available for sale and are carried at market value. Any resulting unrealized holding gains or losses, net of applicable deferred income taxes, are reflected as a component of equity.

    The amortized cost of $117 and $147 at December 31, 1997 and 1996, respectively, of investments in debt securities approximates market value. Total net unrealized gains in 1997 of $22 (net of deferred taxes of $16) and 1996 net unrealized losses of $7 (net of deferred taxes of $5) are included in equity.

DEBT

    Interest rates and maturities of debt associated with the capital assets segment at December 31 follow:

                                                                    MATURITIES
                                    --------------------------------------------------------------------------
                                                                                                     THERE-       TOTAL      TOTAL
INTEREST RATES                         1998        1999        2000         2001         2002         AFTER       1997       1996
----------------------------------     -----     ---------     -----        -----        -----     -----------  ---------  ---------
Above 6% to 7%....................   $      --   $      --   $      --    $      --    $      --    $      --   $      --  $      15
Above 7% to 8%....................          12          12          --           --            1          148         173         --
Above 8% to 9%....................          --          95           4           --           --           --          99        154
Above 9% to 10%...................          --          --          --           --           --           --          --          5
                                           ---   ---------         ---          ---          ---        -----   ---------  ---------
                                     $      12   $     107   $       4    $      --    $       1    $     148         272        174
                                           ---   ---------         ---          ---          ---        -----
                                           ---   ---------         ---          ---          ---        -----
Allocated to the capital assets
  segment--net....................                                                                                    100        307
                                                                                                                ---------  ---------
Total.............................                                                                              $     372  $     481
                                                                                                                ---------  ---------
                                                                                                                ---------  ---------

                                 U S WEST, INC.

NOTE 22: NET INVESTMENT IN ASSETS HELD FOR SALE (CONTINUED)
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET CREDIT RISK--FINANCIAL GUARANTEES

    U S WEST retained certain risks in asset-backed obligations related to the commercial real estate portfolio. The principal amounts insured on the asset-backed obligations follow:

                                                                                    DECEMBER 31,
                                                                                --------------------
TERMS OF MATURITY                                                                 1997       1996
------------------------------------------------------------------------------  ---------  ---------
0 to 5 Years..................................................................  $     449  $     416
5 to 10 Years.................................................................        266        436
10 to 15 Years................................................................     --              8
                                                                                ---------  ---------
Total.........................................................................  $     715  $     860
                                                                                ---------  ---------
                                                                                ---------  ---------


    Concentrations of collateral associated with insured asset-backed obligations follow:


                                                                                    DECEMBER 31,
                                                                                --------------------
TYPE OF COLLATERAL                                                                1997       1996
------------------------------------------------------------------------------  ---------  ---------
Commercial mortgages:
  Commercial real estate......................................................  $     319  $     341
  Corporate secured...........................................................        396        519
                                                                                ---------  ---------
Total.........................................................................  $     715  $     860
                                                                                ---------  ---------
                                                                                ---------  ---------

ADDITIONAL FINANCIAL INFORMATION

    Information for U S WEST Financial Services, Inc. ("USWFS"), a member of the capital assets segment, follows:

                                                                    YEAR ENDED OR AS OF DECEMBER
                                                                                 31,
                                                                   -------------------------------
SUMMARIZED FINANCIAL INFORMATION                                     1997       1996       1995
-----------------------------------------------------------------  ---------  ---------  ---------
Revenue..........................................................  $      23  $      26  $      44
Net finance receivables..........................................        824        859        931
Total assets.....................................................      1,208      1,058      1,085
Total debt.......................................................        363        236        274
Total liabilities................................................      1,121        998      1,024
Equity...........................................................         87         60         61

    In September 1997, USWFS pledged certain finance receivables as collateral for a nonrecourse loan totaling $173. The loan bears interest at an annual rate of 7.2 percent and matures in the year 2009.

                                 U S WEST, INC.

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS


    The Supplemental Combined Statements of the Communications Group and the Media Group (collectively the "Groups") comprise all of the accounts included in the corresponding Consolidated Financial Statements of U S WEST. Investments in less than majority-owned ventures are generally accounted for using the equity method. The separate Supplemental Group Combined Statements have been prepared on a basis that management believes to be reasonable and appropriate and include: (i) the combined historical balance sheets, results of operations and cash flows of the businesses that comprise each of the Groups, with all significant intra-group amounts and transactions eliminated; (ii) in the case of the Communications Group Supplemental Combined Statements, certain corporate assets and liabilities of U S WEST and related transactions identified with the Communications Group; (iii) in the case of the Media Group Supplemental Combined Statements, all other corporate assets and liabilities and related transactions of U S WEST; and (iv) an allocated portion of the corporate expense of U S WEST. Transactions between the Communications Group and the Media Group have not been eliminated. Certain reclassifications within the Supplemental Group Combined Statements have been made to conform to the current year presentation.


    Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and shareowners' equity between the Communications Group and the Media Group for the purpose of preparing the respective supplemental statements of such Group, owners of Communications Stock and Media Stock are subject to risks associated with an investment in a single company and all of U S WEST's businesses, assets and liabilities. Financial effects arising from either Group that affect U S WEST's results of operations or financial condition could, if significant, affect the results of operations or financial position of the other Group or the market price of the class of common stock relating to the other Group. Any net losses of the Communications Group or the Media Group, and dividends or distributions on, or repurchases of Communications Stock, Media Stock or preferred stock, will reduce the funds of U S WEST legally available for payment of dividends on both the Communications Stock and Media Stock. Accordingly, each of the Group's Supplemental Combined Statements should be read in conjunction with U S WEST's Consolidated Financial Statements and the other Group's Supplemental Combined Statements.

                                 U S WEST, INC.

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)

                                                                                        YEAR ENDED DECEMBER 31,
U S WEST COMMUNICATIONS GROUP COMBINED STATEMENTS                                   -------------------------------
OF INCOME                                                                             1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                          DOLLARS IN MILLIONS
Operating revenues:
  Local service...................................................................  $   5,016  $   4,770  $   4,344
  Interstate access service.......................................................      2,666      2,507      2,378
  Intrastate access service.......................................................        761        770        747
  Long-distance network services..................................................        885      1,100      1,189
  Other services..................................................................        991        932        826
                                                                                    ---------  ---------  ---------
    Total operating revenues......................................................     10,319     10,079      9,484

Operating expenses:
  Employee-related expenses.......................................................      3,697      3,594      3,341
  Other operating expenses........................................................      1,870      1,634      1,543
  Taxes other than income taxes...................................................        416        389        380
  Depreciation and amortization...................................................      2,126      2,122      2,042
                                                                                    ---------  ---------  ---------
    Total operating expenses......................................................      8,109      7,739      7,306
                                                                                    ---------  ---------  ---------

Operating income..................................................................      2,210      2,340      2,178

Interest expense..................................................................       (403)      (445)      (427)
Gains on sales of rural telephone exchanges.......................................         77         59        136
Gain on sale of investment in Bellcore............................................         53     --         --
Other expense--net................................................................        (73)       (41)       (41)
                                                                                    ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative effect of change in
  accounting principle............................................................      1,864      1,913      1,846
Provision for income taxes........................................................       (684)      (698)      (662)
                                                                                    ---------  ---------  ---------
Income before extraordinary items and cumulative effect of change in accounting
  principle.......................................................................      1,180      1,215      1,184
Extraordinary items--early extinguishment of debt--net of tax.....................         (3)    --             (8)
                                                                                    ---------  ---------  ---------
Income before cumulative effect of change in accounting principle.................      1,177      1,215      1,176
Cumulative effect of change in accounting principle--net of tax...................     --             34     --
                                                                                    ---------  ---------  ---------
NET INCOME........................................................................  $   1,177  $   1,249  $   1,176
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                                 U S WEST, INC.

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
U S WEST COMMUNICATIONS GROUP COMBINED BALANCE SHEETS                                           1997       1996
                                                                                              ---------  ---------
                                                                                              DOLLARS IN MILLIONS
ASSETS

Current assets:
  Cash and cash equivalents.................................................................  $      27  $      80
  Accounts and notes receivable, less allowance for credit
    losses of $54 and $40, respectively.....................................................      1,681      1,622
  Inventories and supplies..................................................................        150        144
  Deferred tax asset........................................................................        247        171
  Prepaid and other.........................................................................         77         65
                                                                                              ---------  ---------
Total current assets........................................................................      2,182      2,082

Gross property, plant and equipment.........................................................     33,408     32,645
Less accumulated depreciation...............................................................     19,176     18,639
                                                                                              ---------  ---------
Property, plant and equipment--net..........................................................     14,232     14,006

Other assets................................................................................        832        827
                                                                                              ---------  ---------
Total assets................................................................................  $  17,246  $  16,915
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES AND EQUITY

Current liabilities:
  Short-term debt...........................................................................  $     626  $     834
  Accounts payable..........................................................................      1,325        897
  Employee compensation.....................................................................        375        342
  Dividends payable.........................................................................        259        257
  Advanced billings and customer deposits...................................................        292        250
  Current portion state regulatory liability................................................        225     --
  Accrued property taxes....................................................................        205        193
  Payable to Media Group....................................................................         90         92
  Other.....................................................................................        603        602
                                                                                              ---------  ---------
Total current liabilities...................................................................      4,000      3,467

Long-term debt..............................................................................      5,020      5,664
Postretirement and other postemployment benefit obligations.................................      2,468      2,387
Deferred income taxes.......................................................................        805        749
Unamortized investment tax credits..........................................................        168        173
Deferred credits and other..................................................................        586        558

Contingencies

Communications Group equity.................................................................      4,199      3,917
                                                                                              ---------  ---------
Total liabilities and equity................................................................  $  17,246  $  16,915
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                 U S WEST, INC.

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)


                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
U S WEST COMMUNICATIONS GROUP COMBINED STATEMENTS OF CASH FLOWS                       1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                          DOLLARS IN MILLIONS
OPERATING ACTIVITIES
  Net income......................................................................  $   1,177  $   1,249  $   1,176
  Adjustments to net income:
    Depreciation and amortization.................................................      2,126      2,122      2,042
    Gains on sales of rural telephone exchanges...................................        (77)       (59)      (136)
    Gain on sale of investment in Bellcore........................................        (53)    --         --
    Cumulative effect of change in accounting principle...........................     --            (34)    --
    Deferred income taxes and amortization of investment tax
      credits.....................................................................        (18)        91        172
  Changes in operating assets and liabilities:
    Restructuring payments........................................................        (67)      (226)      (315)
    Postretirement medical and life costs, net of cash fundings...................         80         28        (90)
    Accounts receivable...........................................................        (46)        (5)      (117)
    Inventories, supplies and other current assets................................        (45)        27        (51)
    Accounts payable and accrued liabilities......................................        564         98          7
  Other--net......................................................................        207         15         31
                                                                                    ---------  ---------  ---------
Cash provided by operating activities.............................................      3,848      3,306      2,719
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Expenditures for property, plant and equipment..................................     (2,139)    (2,419)    (2,462)
  Purchase of PCS licenses........................................................        (73)    --         --
  Proceeds from sales of rural telephone exchanges................................         67        174        214
  Proceeds from sale of investment in Bellcore....................................         65     --         --
  Proceeds from (payments on) disposals of property, plant and equipment..........         22         15        (18)
  Other--net......................................................................     --         --             (2)
                                                                                    ---------  ---------  ---------
  Cash (used for) investing activities............................................     (2,058)    (2,230)    (2,268)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Net proceeds from (repayments of) short-term debt...............................       (510)        96       (832)
  Proceeds from issuance of long-term debt........................................         29         23      1,647
  Repayments of long-term debt....................................................       (445)      (482)      (334)
  Dividends paid on common stock..................................................       (992)      (939)      (926)
  Proceeds from issuance of common stock..........................................         75        134         50
                                                                                    ---------  ---------  ---------
  Cash (used for) financing activities............................................     (1,843)    (1,168)      (395)
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS
  Increase (decrease).............................................................        (53)       (92)        56
  Beginning balance...............................................................         80        172        116
                                                                                    ---------  ---------  ---------
  Ending balance..................................................................  $      27  $      80  $     172
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                                 U S WEST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
U S WEST MEDIA GROUP COMBINED STATEMENTS OF OPERATIONS                                   1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                             DOLLARS IN MILLIONS
Sales and other revenues:
  Cable and broadband................................................................  $   2,341  $     494  $     215
  Wireless communications............................................................      1,428      1,183        941
  Directory and information services.................................................      1,245      1,259      1,180
  Other..............................................................................         29         19         38
                                                                                       ---------  ---------  ---------
    Total sales and other revenues...................................................      5,043      2,955      2,374
                                                                                       ---------  ---------  ---------
Operating expenses:
  Cost of sales and other revenues...................................................      1,666        966        772
  Selling, general and administrative expenses.......................................      1,487      1,052        886
  Depreciation and amortization......................................................      1,294        422        249
                                                                                       ---------  ---------  ---------
    Total operating expenses.........................................................      4,447      2,440      1,907
                                                                                       ---------  ---------  ---------

Operating income.....................................................................        596        515        467

Interest expense.....................................................................       (680)      (168)      (100)
Equity losses in unconsolidated ventures.............................................       (909)      (346)      (207)
Gains on sales of investments........................................................        421     --         --
Gain on merger of joint venture interest.............................................     --         --            157
Guaranteed minority interest expense.................................................        (87)       (55)       (14)
Other income (expense)--net..........................................................         17        (19)         5
                                                                                       ---------  ---------  ---------
Income (loss) before income taxes and extraordinary item.............................       (642)       (73)       308
(Provision) benefit for income taxes.................................................        162          2       (163)
                                                                                       ---------  ---------  ---------
Income (loss) before extraordinary item..............................................       (480)       (71)       145
Extraordinary item--early extinguishment of debt--net of tax.........................     --         --             (4)
                                                                                       ---------  ---------  ---------
NET INCOME (LOSS)....................................................................  $    (480) $     (71) $     141
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Dividends on preferred stock.........................................................        (52)        (9)        (3)
                                                                                       ---------  ---------  ---------
EARNINGS (LOSS) AVAILABLE FOR COMMON STOCK...........................................  $    (532) $     (80) $     138
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                 U S WEST, INC.

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
U S WEST MEDIA GROUP COMBINED BALANCE SHEETS                                                    1997       1996
                                                                                              ---------  ---------
                                                                                              DOLLARS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     184  $     121
  Accounts and notes receivable, less allowance for credit
    losses of $82 and $85, respectively.....................................................        589        508
  Deferred directory costs..................................................................        257        259
  Receivable from Communications Group......................................................         90         92
  Marketable securities.....................................................................     --             58
  Deferred tax asset........................................................................        126         43
  Other.....................................................................................         82         58
                                                                                              ---------  ---------
Total current assets........................................................................      1,328      1,139

Property, plant and equipment--net..........................................................      4,348      4,275
Investment in Time Warner Entertainment.....................................................      2,486      2,477
Net investment in international ventures....................................................        475      1,548
Net investment in assets held for sale......................................................        419        409
Intangible assets--net......................................................................     12,597     12,595
Other assets................................................................................        961      1,618
                                                                                              ---------  ---------
Total assets................................................................................  $  22,614  $  24,061
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES AND EQUITY
Current liabilities:
  Short-term debt...........................................................................  $     804  $     217
  Due to Continental Cablevision shareholders...............................................     --          1,150
  Accounts payable..........................................................................        432        425
  Accrued interest payable..................................................................        212         84
  Deferred revenue and customer deposits....................................................        152        129
  Employee compensation.....................................................................        146        128
  Other.....................................................................................        680        583
                                                                                              ---------  ---------
Total current liabilities...................................................................      2,426      2,716

Long-term debt..............................................................................      8,228      8,636
Deferred income taxes.......................................................................      3,262      3,600
Deferred credits and other..................................................................        393        346

Commitments and contingencies

Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding
  solely Company-guaranteed debentures......................................................      1,080      1,080
Preferred stock subject to mandatory redemption.............................................        100         51

Media Group equity..........................................................................      7,171      7,723
Company LESOP guarantee.....................................................................        (46)       (91)
                                                                                              ---------  ---------
Total equity................................................................................      7,125      7,632
                                                                                              ---------  ---------
Total liabilities and equity................................................................  $  22,614  $  24,061
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                 U S WEST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23:SUPPLEMENTAL COMMUNICATIONS GROUP AND MEDIA GROUP COMBINED STATEMENTS (CONTINUED)


                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
U S WEST MEDIA GROUP COMBINED STATEMENTS OF CASH FLOWS                                1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                          DOLLARS IN MILLIONS

OPERATING ACTIVITIES
  Net income (loss)...............................................................  $    (480) $     (71) $     141
  Adjustments to net income (loss):
    Depreciation and amortization.................................................      1,294        422        249
    Equity losses in unconsolidated ventures......................................        909        346        207
    Gains on sales of investments.................................................       (421)    --         --
    Gain on merger of joint venture interest......................................     --         --           (157)
    Deferred income taxes.........................................................       (146)       (73)       102
    Provision for uncollectibles..................................................         95         65         55
  Changes in operating assets and liabilities:
    Restructuring payments........................................................         (3)       (16)       (19)
    Accounts and notes receivable.................................................       (189)      (101)      (103)
    Deferred directory costs, prepaid and other...................................        (60)         4        (28)
    Accounts payable and accrued liabilities......................................        218        112         36
  Other adjustments--net..........................................................        101         36        157
                                                                                    ---------  ---------  ---------
  Cash provided by operating activities...........................................      1,318        724        640
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Expenditures for property, plant and equipment..................................     (1,551)      (652)      (363)
  Payment to Continental Cablevision shareowners..................................     (1,150)    --         --
  Investments in international ventures...........................................       (325)      (243)      (681)
  Investment in PCS...............................................................       (213)      (132)      (286)
  Proceeds from sales of investments..............................................      1,827         28        127
  Cash from net investment in assets held for sale................................        231        213     --
  Other--net......................................................................        (61)       (32)       (35)
                                                                                    ---------  ---------  ---------
  Cash (used for) investing activities............................................     (1,242)      (818)    (1,238)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Net proceeds from (repayments of) short-term debt...............................     (3,685)     3,891       (449)
  Proceeds from issuance of long-term debt........................................      4,123        360      1,085
  Repayments of long-term debt....................................................       (379)    (4,217)      (724)
  Proceeds from issuance of Preferred Securities--net.............................     --            465        581
  Proceeds from issuance of common stock..........................................         31          2         57
  Purchase of treasury stock......................................................        (53)      (297)    --
  Dividends paid on preferred stock...............................................        (50)        (9)        (3)
  Other--net......................................................................     --         --            (22)
                                                                                    ---------  ---------  ---------
  Cash (used for) provided by financing activities................................        (13)       195        525
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS
  Increase (decrease).............................................................         63        101        (73)
  Beginning balance...............................................................        121         20         93
                                                                                    ---------  ---------  ---------
  Ending balance..................................................................  $     184  $     121  $      20
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                                 U S WEST, INC.

NOTE 24: QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                          QUARTERLY FINANCIAL DATA
                                                                             --------------------------------------------------
                                                                                FIRST       SECOND        THIRD       FOURTH
                                                                               QUARTER      QUARTER      QUARTER      QUARTER
                                                                             -----------  -----------  -----------  -----------
1997
Sales and other revenues...................................................   $   3,766    $   3,787    $   3,918    $   3,764
Income before income taxes and extraordinary item..........................         400          415          333           74
Income before extraordinary item...........................................         230          235          198           37
Net income.................................................................         230          238          192           37
COMMUNICATIONS GROUP:
  Basic earnings per common share before extraordinary item................        0.70         0.69         0.70         0.35
  Basic earnings per common share..........................................        0.70         0.69         0.69         0.35
  Diluted earnings per common share before extraordinary item..............        0.70         0.68         0.69         0.35
  Diluted earnings per common share........................................        0.70         0.68         0.69         0.35
MEDIA GROUP:
  Basic and diluted loss per common share before extraordinary item........       (0.20)       (0.17)       (0.26)       (0.24)
  Basic and diluted loss per common share..................................       (0.20)       (0.17)       (0.26)       (0.24)

1996
Sales and other revenues...................................................   $   3,050    $   3,124    $   3,179    $   3,558
Income before income taxes and cumulative effect of change in accounting
  principle................................................................         489          519          494          338
Income before cumulative effect of change in accounting principle..........         297          313          304          230
Net income.................................................................         331          313          304          230
COMMUNICATIONS GROUP:
  Basic earnings per common share before cumulative effect of change in
    accounting principle...................................................        0.62         0.68         0.60         0.65
  Basic earnings per common share..........................................        0.69         0.68         0.60         0.65
  Diluted earnings per common share before cumulative effect of change in
    accounting principle...................................................        0.61         0.67         0.59         0.64
  Diluted earnings per common share........................................        0.68         0.67         0.59         0.64
MEDIA GROUP:
  Basic and diluted earnings (loss) per common share.......................      --            (0.03)        0.04        (0.16)


    1997 first-quarter net income includes a gain of $31 ($0.05 per share of Media Stock) related to the sale of the Company's wireless interest in France and $11 ($0.02 per share of Communications Stock) from gains on the sales of certain rural telephone exchanges. 1997 second-quarter net income includes a gain of $25 ($0.04 per share of Media Stock) related to the sales of TCG and Time Warner shares, $18 ($0.04 per share of Communications Stock) from gains on the sales of certain rural telephone exchanges, and a gain of $3 (no per share Media Stock impact) on the early extinguishment of debt. 1997 third-quarter net income includes $19 ($0.04 per share of Communications Stock) from gains on the sales of certain rural telephone exchanges, a $6 charge ($0.01 per share of Communications Stock and no per share Media Stock impact) for the early extinguishment of debt, and a gain of $7 ($0.01 per share of Media Stock) related to sales of TCG shares. 1997 fourth-quarter net income includes a $120 charge ($0.20 per share of Media Stock) related to Asian investments, and a $152 regulatory charge ($0.31 per share of Communications Stock) related primarily to the 1997 Washington State Supreme Court ruling that upheld a WUTC 1996 rate order. Also included is a gain of $89 ($0.15 per share of Media Stock) related to the sale of TCG shares, a gain of $80 ($0.13 per share of Media Stock) on the sale of Fintelco, a gain of $32 ($0.07 per share of Communications Stock) from the sale of U S WEST Communications' investment in Bellcore, and a gain of $17 ($0.03 per share of Media Stock) from the sale of U S WEST Polska.

                                 U S WEST, INC.

NOTE 24: QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

    1996 first-quarter net income includes the cumulative and current effects of $34 ($0.07 per share of Communications Stock) and $5 ($0.01 per share of Communications Stock), respectively, from adopting SFAS No. 121. 1996 second-quarter net income includes $30 ($0.06 per share of Communications Stock) from gains on the sales of certain rural telephone exchanges, a charge of $19 ($0.04 per share of Media Stock) related to the sale of the Company's cable television interests in Norway, Sweden and Hungary and the current effects of $5 ($0.01 per share of Communications Stock) from adopting SFAS No. 121. 1996 third-quarter net income includes $1 (no per share of Communications Stock impact) from gains on the sales of certain rural telephone exchanges and the current effects of $3 ($0.01 per share of Communications Stock) from adopting SFAS No. 121. 1996 fourth-quarter net income includes $5 ($0.01 per share of Communications Stock) from gains on the sales of certain rural telephone exchanges, losses of $71 and losses available for common stock of $77 ($0.15 per share of Media Stock) related to the Continental Acquisition and the current effects of $2 ($0.01 per share of Communications Stock) from adopting SFAS No. 121.


                                                                               MARKET PRICE
                                                                    ----------------------------------
PER SHARE MARKET AND DIVIDEND DATA                                     HIGH        LOW        CLOSE      DIVIDENDS
------------------------------------------------------------------  ----------  ----------  ----------  -----------
                                                                             (WHOLE DOLLARS)
1997
COMMUNICATIONS STOCK
  First quarter...................................................  $  37.2500  $  31.7500  $  33.8750   $  0.5350
  Second quarter..................................................     38.5000     31.1250     37.6875      0.5350
  Third quarter...................................................     39.4375     35.6250     38.5000      0.5350
  Fourth quarter..................................................     46.9375     36.8750     45.1250      0.5350
MEDIA STOCK
  First quarter...................................................  $  20.6250  $  17.6250  $  18.5000   $  --
  Second quarter..................................................     22.3750     16.0000     20.2500      --
  Third quarter...................................................     24.2500     19.8125     22.3125      --
  Fourth quarter..................................................     29.1250     22.3125     28.8750      --

1996
COMMUNICATIONS STOCK
  First quarter...................................................  $  37.5000  $  30.2500  $  32.3750   $  0.5350
  Second quarter..................................................     34.6250     31.1250     32.0000      0.5350
  Third quarter...................................................     32.2500     27.2500     29.8750      0.5350
  Fourth quarter..................................................     33.6250     29.2500     32.2500      0.5350
MEDIA STOCK
  First quarter...................................................  $  23.0000  $  18.8750  $  20.6250   $  --
  Second quarter..................................................     21.0000     16.8750     18.2500      --
  Third quarter...................................................     18.8750     14.3750     16.8750      --
  Fourth quarter..................................................     19.8750     15.3750     18.3750      --

                                 U S WEST, INC.

           SUPPLEMENTARY SELECTED PROPORTIONATE RESULTS OF OPERATIONS
                             (DOLLARS IN MILLIONS)

U S WEST believes that proportionate financial data facilitates the understanding and assessment of its Consolidated Financial Statements. The following proportionate accounting table reflects the relative weight of U S WEST's ownership interest in its domestic and international investments in cable and broadband, wireless communications and directory and information services operations. The financial information included below departs materially from GAAP because it aggregates the revenues and operating income of entities not controlled by U S WEST with those of the consolidated operations of U S WEST. This table is not intended to replace the Consolidated Financial Statements prepared in accordance with GAAP. U S WEST considers earnings before interest, taxes, depreciation, amortization and other ("EBITDA") an important indicator of the operating performance of its businesses. This calculation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA, however, should not be considered as an alternative to operating or net income as an indicator of performance, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with GAAP.

                                                                COMMUNICATIONS     MEDIA
                                                                     GROUP         GROUP    ELIMINATIONS     TOTAL
                                                                ---------------  ---------  -------------  ---------
1997
  Sales and other revenues....................................     $  10,319     $   9,107    $    (127)   $  19,299
  Operating expenses..........................................         5,983         6,486         (127)      12,342
                                                                     -------     ---------        -----    ---------
  EBITDA......................................................         4,336         2,621       --            6,957
  Depreciation and amortization...............................         2,126         2,136       --            4,262
                                                                     -------     ---------        -----    ---------
  Operating income............................................         2,210           485       --            2,695
  Income (loss) before extraordinary items....................         1,180          (480)      --              700
  Net income (loss)...........................................         1,177          (480)      --              697
--------------------------------------------------------------------------------------------------------------------
1996
  Sales and other revenues....................................     $  10,079     $   6,367    $    (123)   $  16,323
  Operating expenses..........................................         5,617         4,894         (123)      10,388
                                                                     -------     ---------        -----    ---------
  EBITDA......................................................         4,462         1,473       --            5,935
  Depreciation and amortization...............................         2,122         1,014       --            3,136
                                                                     -------     ---------        -----    ---------
  Operating income............................................         2,340           459       --            2,799
  Income (loss) before cumulative effect of change in
    accounting principle......................................         1,215           (71)      --            1,144
  Net income (loss)...........................................         1,249           (71)      --            1,178
--------------------------------------------------------------------------------------------------------------------
1995 (UNAUDITED)
  Sales and other revenues....................................     $   9,484     $   5,115    $    (112)   $  14,487
  Operating expenses..........................................         5,264         3,966         (112)       9,118
                                                                     -------     ---------        -----    ---------
  EBITDA......................................................         4,220         1,149       --            5,369
  Depreciation and amortization...............................         2,042           673       --            2,715
                                                                     -------     ---------        -----    ---------
  Operating income............................................         2,178           476       --            2,654
  Income before extraordinary item............................         1,184           145       --            1,329
  Net income..................................................         1,176           141       --            1,317
--------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX G

                                  NEW U S WEST
                         COMBINED FINANCIAL STATEMENTS

Reports of Independent Public Accountants............................................        G-2
Combined Statements of Income........................................................        G-4
Combined Balance Sheets..............................................................        G-5
Combined Statements of Cash Flows....................................................        G-6
Notes to Combined Financial Statements...............................................        G-7
Reports of Independent Public Accountants............................................       G-30
Schedule II--Valuation and Qualifying Accounts.......................................       G-31

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareowners of U S WEST, Inc.:

    We have audited the accompanying Combined Balance Sheets of New U S WEST (as described in Note 1 to the combined financial statements) as of December 31, 1997 and 1996, and the related Combined Statements of Income and Cash Flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of New U S WEST as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Denver, Colorado,

February 12, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowners of U S WEST, Inc.:

    We have audited the accompanying Combined Statements of Income and Cash Flows of New U S WEST (as described in Note 1 to the Combined Financial Statements) for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations of New U S WEST and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
February 6, 1998

                                  NEW U S WEST
                         COMBINED STATEMENTS OF INCOME

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                         DOLLARS IN MILLIONS
Operating revenues:
  Local service..................................................................  $   5,016  $   4,770  $   4,344
  Interstate access service......................................................      2,666      2,507      2,378
  Intrastate access service......................................................        761        770        747
  Long-distance network services.................................................        885      1,100      1,189
  Directory services.............................................................      1,197      1,120      1,058
  Other services.................................................................        954        901        792
                                                                                   ---------  ---------  ---------
    Total operating revenues.....................................................     11,479     11,168     10,508
Operating expenses:
  Employee-related expenses......................................................      3,953      3,893      3,623
  Other operating expenses.......................................................      2,159      1,901      1,848
  Taxes other than income taxes..................................................        428        404        393
  Depreciation and amortization..................................................      2,163      2,158      2,067
                                                                                   ---------  ---------  ---------
    Total operating expenses.....................................................      8,703      8,356      7,931
                                                                                   ---------  ---------  ---------
Operating income.................................................................      2,776      2,812      2,577

Interest expense.................................................................        405        448        429
Gains on sales of rural telephone exchanges......................................         77         59        136
Gain on sale of investment in Bellcore...........................................         53     --         --
Other expense--net...............................................................         72         46         36
                                                                                   ---------  ---------  ---------
Income before income taxes, extraordinary items and cumulative effect of change
  in accounting principle........................................................      2,429      2,377      2,248
Provision for income taxes.......................................................        902        876        817
                                                                                   ---------  ---------  ---------
Income before extraordinary items and cumulative effect of change in accounting
  principle......................................................................      1,527      1,501      1,431
Extraordinary items--early extinguishment of debt--net of tax....................         (3)    --             (8)
                                                                                   ---------  ---------  ---------
Income before cumulative effect of change in accounting principle................      1,524      1,501      1,423
Cumulative effect of change in accounting principle--net of tax..................     --             34     --
                                                                                   ---------  ---------  ---------
NET INCOME.......................................................................  $   1,524  $   1,535  $   1,423
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

     The accompanying notes are an integral part of the Combined Financial
                                  Statements.

                                  NEW U S WEST
                            COMBINED BALANCE SHEETS

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                              DOLLARS IN MILLIONS
ASSETS

Current assets:
  Cash and cash equivalents.................................................................  $      27  $      80
  Accounts and notes receivable, less allowance for credit
    losses of $72 and $60, respectively.....................................................      1,717      1,644
  Inventories and supplies..................................................................        150        144
  Deferred directory costs..................................................................        257        242
  Deferred tax asset........................................................................        271        185
  Prepaid and other.........................................................................         82         67
                                                                                              ---------  ---------
Total current assets........................................................................      2,504      2,362
Gross property, plant and equipment.........................................................     33,651     32,858
Less accumulated depreciation...............................................................     19,343     18,769
                                                                                              ---------  ---------
Property, plant and equipment--net..........................................................     14,308     14,089
Other assets................................................................................        855        828
                                                                                              ---------  ---------
Total assets................................................................................  $  17,667  $  17,279
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES AND EQUITY

Current liabilities:
  Short-term debt...........................................................................  $     497  $     835
  U S WEST debt.............................................................................        198         45
  Accounts payable..........................................................................      1,377        945
  Employee compensation.....................................................................        412        357
  Dividends payable.........................................................................        259        257
  Advanced billings and customer deposits...................................................        336        294
  Current portion of state regulatory liability.............................................        225     --
  Accrued property taxes....................................................................        207        197
  Other.....................................................................................        688        691
                                                                                              ---------  ---------
Total current liabilities...................................................................      4,199      3,621

Long-term debt..............................................................................      5,020      5,665
Postretirement and other postemployment benefit obligations.................................      2,534      2,449
Deferred income taxes.......................................................................        791        722
Unamortized investment tax credits..........................................................        168        173
Deferred credits and other..................................................................        588        564

Contingencies

New U S WEST equity.........................................................................      4,367      4,085
                                                                                              ---------  ---------
Total liabilities and equity................................................................  $  17,667  $  17,279
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     The accompanying notes are an integral part of the Combined Financial
                                  Statements.

                                  NEW U S WEST
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                          DOLLARS IN MILLIONS
OPERATING ACTIVITIES
  Net income......................................................................  $   1,524  $   1,535  $   1,423
  Adjustments to net income:
    Depreciation and amortization.................................................      2,163      2,158      2,067
    Gains on sales of rural telephone exchanges...................................        (77)       (59)      (136)
    Gain on sale of investment in Bellcore........................................        (53)    --         --
    Cumulative effect of change in accounting principle...........................     --            (34)    --
    Deferred income taxes and amortization of investment tax credits..............        (15)        87        180
  Changes in operating assets and liabilities:
    Restructuring payments........................................................        (70)      (242)      (334)
    Postretirement medical and life costs, net of cash fundings...................         85         35        (89)
    Accounts receivable...........................................................        (60)         1       (116)
    Inventories, supplies and other current assets................................        (63)        18        (67)
    Accounts payable and accrued liabilities......................................        556         98         17
  Other--net......................................................................        201         17         25
                                                                                    ---------  ---------  ---------
  Cash provided by operating activities...........................................      4,191      3,614      2,970
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Expenditures for property, plant and equipment..................................     (2,168)    (2,444)    (2,494)
  Purchase of PCS wireless licenses...............................................        (73)    --         --
  Proceeds from sales of rural telephone exchanges................................         67        174        214
  Proceeds from sale of investment in Bellcore....................................         65     --         --
  Proceeds from (payments on) disposals of property, plant and equipment..........         22         15        (18)
  Other--net......................................................................     --         --             16
                                                                                    ---------  ---------  ---------
  Cash (used for) investing activities............................................     (2,087)    (2,255)    (2,282)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Net proceeds from (repayments of) short-term debt...............................       (640)       159       (776)
  Net proceeds from (repayments of) short-term U S WEST debt......................        153        (42)       (53)
  Proceeds from issuance of long-term debt........................................         29         23      1,649
  Repayments of long-term debt....................................................       (446)      (483)      (334)
  Proceeds from issuance of common stock..........................................         75        134         50
  Dividends paid on common stock..................................................       (992)      (939)      (926)
  Dividends paid to U S WEST......................................................       (336)      (303)      (241)
                                                                                    ---------  ---------  ---------
  Cash (used for) financing activities............................................     (2,157)    (1,451)      (631)
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS
  Increase (decrease).............................................................        (53)       (92)        57
  Beginning balance...............................................................         80        172        115
                                                                                    ---------  ---------  ---------
  Ending balance..................................................................  $      27  $      80  $     172
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

     The accompanying notes are an integral part of the Combined Financial
                                  Statements.

                                  NEW U S WEST
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN MILLIONS)

NOTE 1: U S WEST SEPARATION

THE RECAPITALIZATION

    In 1995, U S WEST, Inc. ("U S WEST") divided its businesses into two groups:
U S WEST Communications Group (the "Communications Group") and U S WEST Media Group (the "Media Group") and created two separate classes of common stock under a recapitalization plan (the "Recapitalization Plan"). One class of stock, U S WEST Communications Group Common Stock (the "Communications Stock"), reflects the performance of the communications businesses comprising the Communications Group, and the other class of stock, U S WEST Media Group Common Stock (the "Media Stock"), reflects the performance of the multimedia businesses comprising the Media Group. Effective November 1, 1995, each share of common stock of U S WEST was converted into one share each of Communications Stock and Media Stock.

THE SEPARATION

    On October 25, 1997, the Board of Directors of U S WEST (the "Board") adopted a proposal to separate U S WEST into two independent companies (the "Separation"). As a result of the Separation, the Communications Group will become an independent public company and will be renamed "U S WEST, Inc." ("New U S WEST"). In addition, the Media Group's directory business known as U S WEST Dex, Inc. ("Dex") will be aligned with New U S WEST (the "Dex Alignment"). The assets of New U S WEST will be accounted for at the historical values at which they were carried by U S WEST prior to the Separation. Following the Separation, U S WEST will continue as an independent public company comprised of the current businesses of Media Group other than Dex and will be renamed "MediaOne Group, Inc." ("MediaOne").

    The Separation will be implemented pursuant to the terms of a separation agreement between U S WEST and New U S WEST (the "Separation Agreement"). Under the Separation Agreement, U S WEST will redeem each issued and outstanding share of Communications Stock (other than shares of Communications Stock held as treasury stock by U S WEST) for one share of New U S WEST Common Stock, and each outstanding share of Media Stock will remain outstanding and will thereafter represent one share of MediaOne Common Stock. Each share of Communications Stock held as treasury stock by U S WEST will be cancelled. Each share of Media Stock held as treasury stock by U S WEST will remain outstanding as one share of MediaOne Common Stock held as treasury stock by MediaOne.

    In connection with the Dex Alignment, (i) U S WEST will distribute, as a dividend, an aggregate of $850 in value of New U S WEST Common Stock to holders of Media Stock and (ii) $3.9 billion of U S WEST debt, currently allocated to Media Group, will be refinanced by New U S WEST (the "Dex Indebtedness").


    The transaction is subject to shareowner approval and is expected to be completed by mid-1998.


    Certain of the terms of the Separation Agreement and the Dex Alignment, including the refinancing of $3.9 billion of Dex Indebtedness by New U S WEST, the issuance of $850 of New U S WEST Common Stock, the transfer to New U S WEST of certain assets and liabilities of U S WEST and the allocation of certain costs and expenses of the Separation, are not reflected in the accompanying New U S WEST Combined Financial Statements. The full financial effects of the Separation and Dex Alignment, which are significant to New U S WEST, will be reflected in the financial statements in conjunction with the Separation's effective date (the "Separation Date"). These Combined Financial Statements should be read

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: U S WEST SEPARATION (CONTINUED)
in conjunction with the New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements. See "Chapter 6: Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements."

    In connection with the Separation, U S WEST's existing employee benefit and incentive compensation plans will be amended and adjusted. In addition, New U S WEST and MediaOne will enter into a series of agreements governing the allocation of tax and certain other liabilities and obligations arising from periods prior to the Separation. The effects of such items are not reflected in the accompanying New U S WEST Combined Financial Statements, but will be included in the financial statements upon effectiveness of the Separation. Following is a summary of the more significant items:


    - STOCK INCENTIVE PLANS. Effective prior to the Separation, New U S WEST will adopt the 1998 U S WEST stock plan (the "1998 New U S WEST Stock Plan"), under which New U S WEST may grant to its employees awards in the form of stock options, stock appreciation rights and restricted stock, as well as substitute stock options and restricted stock awards. Stock options for Communications Stock, whether held by those individuals who will become employees of New U S WEST or MediaOne, will be replaced with substitute options in respect of New U S WEST Common Stock under the 1998 New U S WEST Stock Plan. Each New U S WEST Common Stock option will have the same terms and conditions, exercise price, vesting and restrictions as the Communications Stock awards which it replaces.



    - PENSION PLAN. Effective immediately prior to the Separation, New U S WEST will assume sponsorship of the U S WEST pension plan (the "New U S WEST Pension Plan"). Effective as of the Separation date, MediaOne will establish a new defined benefit pension plan for eligible MediaOne employees (the "MediaOne Pension Plan"). In connection with the Separation, a portion of the existing assets of the U S WEST pension plan will be transferred at fair value to the MediaOne Pension Plan such that, immediately following consummation of the Separation, the ratio of plan assets to plan liabilities, calculated on a projected benefit obligations basis as determined by independent actuaries, will be the same for the New U S WEST Pension Plan and the MediaOne Pension Plan. The U S WEST pension plan has approximately $12 billion of assets. Subject to final adjustments, it is anticipated that the MediaOne Pension Plan will receive between approximately $190 and $240 of such assets, with the remainder of such assets being retained by the New U S WEST Pension Plan. It is currently anticipated that the benefit expense and required cash contributions by New U S WEST to the New U S WEST Pension Plan after the Separation will be materially the same as the benefit expense and required cash contributions of the Communications Group to the U S WEST pension plan prior to the Separation.



    - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS. U S WEST currently maintains an employee welfare benefit program that includes retiree medical and life insurance benefits for its employees. Under such program, U S WEST maintains three funded retiree medical and life insurance benefits trusts. One of these trusts covers hourly employees only and will be transferred in its entirety to New U S WEST. The remaining two trusts will be transferred to New U S WEST, and MediaOne will establish new trusts. A portion of the assets of the U S WEST trusts will be transferred at fair value to the MediaOne trusts based upon the same methodology used to transfer assets of the U S WEST pension plan to the MediaOne Pension Plan, except that the liabilities will be calculated by independent actuaries using the accumulated postretirement benefit obligations basis. It is anticipated that approximately $5 and $3, respectively, will be transferred by the U S WEST trusts to the MediaOne trusts out of the total assets of $225 and $600, respectively, of the U S WEST trusts.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1: U S WEST SEPARATION (CONTINUED)
    - TAX SHARING AGREEMENT. U S WEST and New U S WEST will enter into a tax sharing agreement that will govern the allocation between U S WEST and New U S WEST of federal, state, local and foreign tax liabilities that pertain to taxable periods ending on or prior to the Separation. The tax sharing agreement also governs related tax matters such as the preparation and filing of tax returns and the conduct of audits and other tax proceedings for taxable periods before and after the Separation. In general, the tax sharing agreement will provide that (i) New U S WEST will be responsible for and will indemnify U S WEST against tax liabilities relating to the Communications Group for taxable periods ending on or prior to the Separation, and (ii) MediaOne will be responsible for and will indemnify New U S WEST against tax liabilities relating to the Media Group for taxable periods ending on or prior to the Separation.

NEW U S WEST

    New U S WEST is comprised of U S WEST Communications, Inc. ("U S WEST Communications"), U S WEST Dex, Inc., U S WEST Communications Services, Inc., U S WEST Federal Services, Inc., U S WEST Advanced Technologies, Inc., U S WEST Business Resources, Inc., U S WEST Long Distance, Inc. and U S WEST Information Technologies, Inc. Primary services provided include telecommunications services for more than 25 million residential and business customers in U S WEST Communications' 14 state region (the "Region"). The Region includes the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. Primary telecommunications services offered include local telephone services, exchange access services (which connect customers to the facilities of carriers, including long-distance providers and wireless operators), and long-distance services within Local Access and Transport Areas ("LATAs") in the Region. Other products and services include wireless personal communications services ("PCS"), high-speed data and Internet access services, and certain other communications equipment sales and services for business customers and governmental agencies. Directory services are provided through Dex.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The New U S WEST Combined Financial Statements include the combined historical balance sheets, results of operations and cash flows of the businesses that comprise the Communications Group and Dex. All significant intercompany amounts and transactions have been eliminated.

    ALLOCATION OF SERVICES PROVIDED BY U S WEST. Certain costs relating to U S WEST's general and administrative services, including executive management, legal, tax, accounting and auditing, treasury, strategic planning and public policy services have been directly assigned to New U S WEST based on actual utilization or are allocated based on New U S WEST's operating expenses, number of employees, external revenues, average capital and/or average equity. U S WEST charges for such services at fully distributed cost. These direct and indirect allocations were $85, $92 and $126 in 1997, 1996 and 1995, respectively. In 1997, the direct allocations comprised approximately 68 percent of the total shared corporate services allocated to New U S WEST. Management believes that such cost allocation methods are reasonable.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ALLOCATION OF INCOME TAXES. Federal, state and local income taxes, which are determined on a consolidated or combined basis, have been allocated to New U S WEST in accordance with tax sharing agreements between U S WEST and the entities comprising New U S WEST. The allocations have generally reflected New U S WEST's contribution to consolidated taxable income and consolidated tax credits.

    FINANCING. Financing activities for the nonregulated New U S WEST businesses, including the issuance, repayment and repurchase of short-term and long-term debt, have been managed by U S WEST on a centralized basis. U S WEST Communications conducts its own borrowing activities. Debt incurred and investments made by U S WEST and its subsidiaries on behalf of the nonregulated New U S WEST businesses have been specifically allocated to and reflected in the financial statements of New U S WEST. Debt incurred by U S WEST or a subsidiary on behalf of New U S WEST has been charged to New U S WEST at the borrowing rate of U S WEST or such subsidiary.

    DIVIDENDS. Dividends on the Communications Stock have been paid at the discretion of the Board based primarily upon U S WEST's financial condition, results of operations and business requirements. Management anticipates that New U S WEST will pay dividends on New U S WEST Common Stock initially at the quarterly rate of $0.535 per share, which is the same dividend currently paid on the Communications Stock. While the New U S WEST Board of Directors (the "New U S WEST Board") is not expected to change this dividend policy, it has the right to do so at any time.

    Prior to the Separation, New U S WEST paid dividends monthly to U S WEST based on Dex's net income adjusted for the amortization of intangibles.

    INDUSTRY SEGMENTS. New U S WEST operates in two industry segments (communications and related services and directory services) as defined in Statement of Financial Accounting Standards ("SFAS") No. 14, "Financial Reporting for Segments of a Business Enterprise."

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

    INVENTORIES AND SUPPLIES. New and reusable materials of U S WEST Communications are carried at average cost, except for significant individual items that are valued based on specific costs. Nonreusable material is carried at its estimated salvage value. Inventories of New U S WEST's nonregulated businesses are carried at the lower of cost or market on a first-in, first-out basis.

    PROPERTY, PLANT AND EQUIPMENT. The investment in property, plant and equipment is carried at cost less accumulated depreciation. Additions, replacements and substantial betterments are capitalized. Costs for normal repair and maintenance of property, plant and equipment are expensed as incurred.

    U S WEST Communications provides for depreciation of property, plant and equipment using various straight-line group methods and remaining useful (economic) lives based on industry-wide studies. When the depreciable property, plant and equipment of U S WEST Communications is retired or sold, the original cost less the net salvage value is generally charged to accumulated depreciation. The nonregulated

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) businesses of New U S WEST provide for depreciation using the straight-line method. When such depreciable property, plant and equipment is retired or sold, the resulting gain or loss is included in income. The average depreciable lives used for the major categories of telephone property, plant and equipment follow:

                                                                                      AVERAGE
CATEGORY                                                                           LIFE (YEARS)
---------------------------------------------------------------------------------  -------------
General purpose computers........................................................        6
Digital switching and circuit equipment..........................................       10
Aerial and underground copper cable..............................................       15
Buried copper and fiber cable....................................................       20
Buildings........................................................................      27-49

    Interest related to qualifying construction projects is capitalized and reflected as a reduction of interest expense. Amounts capitalized were $20, $31 and $39 in 1997, 1996 and 1995, respectively.

    COMPUTER SOFTWARE. The cost of computer software, whether purchased or developed internally, is charged to expense with two exceptions. Initial operating systems software is capitalized and amortized over the life of the related hardware, and initial network applications software is capitalized and amortized over three years. Subsequent upgrades to capitalized software are charged to expense.

    Capitalized computer software costs of $133 and $196 at December 31, 1997 and 1996, respectively, are recorded in property, plant and equipment. Amortization of capitalized computer software costs totaled $78, $82 and $69 in 1997, 1996 and 1995, respectively.

    FINANCIAL INSTRUMENTS. Synthetic instrument accounting is used for interest rate and foreign currency swaps if the index, maturity and amount of the instrument match the terms of the underlying debt. Net interest accrued is recognized over the life of the instruments as an adjustment to interest expense and is a component of cash provided by operating activities. Any gain or loss on the termination of an instrument that qualifies for synthetic instrument accounting would be deferred and amortized over the remaining life of the original instrument.

    Hedge accounting is used for forward contracts which qualify as hedges of future debt issues. To qualify for hedge accounting, the contracts must have a high inverse correlation to the exposure being hedged, and reduce the risk or volatility associated with changes in interest rates. Qualified contracts are carried at market value with gains and losses recorded with the related debt and amortized as yield adjustments. Any gain or loss on the termination of a contract that qualifies for hedge accounting would be deferred and accounted for with the underlying transaction being hedged. New U S WEST does not use derivative financial instruments for trading purposes.

    Gains and losses incurred on executed forward U. S. Treasury Bond contracts, used to lock in the U. S. Treasury rate component of future debt issues, are deferred and recognized as an adjustment to interest expense over the life of the underlying debt. At December 31, 1997, deferred gains of $8 and deferred losses of $50 on the closed forward contracts are included as part of the carrying value of the underlying debt. The deferred gains and losses are being recognized as yield adjustments over the life of the related debt, which matures at various dates through 2043.

    Currency swaps entered into to convert foreign debt to U. S.
dollar-denominated debt are combined with the foreign currency debt and accounted for as if fixed-rate, dollar-denominated debt were issued directly.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK OPTIONS. New U S WEST accounts for its stock incentive plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective January 1, 1996, New U S WEST adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." See Note 9--Stock Incentive Plans--to the Combined Financial Statements.

    REVENUE RECOGNITION AND DEFERRED DIRECTORY COSTS. Local telephone and wireless services are generally billed monthly in advance, and revenues are recognized the following month when services are provided. Revenues derived from exchange access, long-distance network services and wireless airtime usage are billed and recognized monthly as services are provided.

    Directory advertising revenues and related directory costs of selling, composition, printing and distribution are generally deferred and recognized over the period directories are used, normally 12 months.

    ADVERTISING COSTS. Costs related to advertising are expensed as incurred. Advertising expense was $214, $117 and $88 in 1997, 1996 and 1995, respectively.

    INCOME TAXES. The provision for income taxes consists of an amount for taxes currently payable and an amount for tax consequences deferred to future periods. For financial statement purposes, investment tax credits of U S WEST Communications are being amortized over the economic lives of the related property, plant and equipment in accordance with the deferred method of accounting for such credits.


    EARNINGS PER COMMON SHARE. Upon Separation, New U S WEST will adopt SFAS No. 128, "Earnings Per Share." This accounting standard specifies new computation, presentation and disclosure requirements for earnings per share to be applied retroactively. SFAS No. 128 requires, among other things, presentation of basic and diluted earnings per common share on the face of the income statement.


    Historical earnings per share is not presented as it is not meaningful until the financial effects of the Separation and the Dex Alignment, which are significant, are reflected in the historical financial statements of New U S WEST. These financial effects will be included in historical results upon effectiveness of the Separation Agreement. See "Chapter 6: Information About New U S WEST--New U S WEST Unaudited Pro Forma Condensed Combined Financial Statements."

    NEW ACCOUNTING STANDARDS. In 1998, New U S WEST will adopt SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 requires that the components and total amount of comprehensive income be displayed in the financial statements for interim and annual periods beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from nonowner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. SFAS No. 131 requires, among other things, the reporting of detailed operating segment information of an enterprise for annual periods beginning in 1998 and for interim periods beginning in 1999.

    Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," was issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software. Adoption of SOP 98-1 is required as of January 1, 1999, but earlier adoption is allowed. New U S West is currently evaluating the impact of SOP 98-1 and believes that it could initially have a significant impact upon results of operations.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3: INDUSTRY SEGMENTS

    New U S WEST operates in two industry segments: communications and related services, and directory services.

    The communications and related services segment provides telecommunications services to more than 25 million residential and business customers in the Region. Approximately 97 percent of the revenues of the communications and related services segment are attributable to the operations of U S WEST Communications, of which approximately 67 percent are derived from the states of Arizona, Colorado, Minnesota, Oregon and Washington.

    The directory services segment publishes approximately 320 White and Yellow Pages telephone directories in the Region and provides electronic directory and other information services.

    Industry segment financial information follows:

                                                                                           INTERSEGMENT
                                                             COMMUNICATIONS                ELIMINATIONS
                                                               AND RELATED     DIRECTORY     AND OTHER
                                                                SERVICES       SERVICES     ADJUSTMENTS    COMBINED
                                                             ---------------  -----------  -------------  -----------
1997
Operating revenues.........................................     $  10,319      $   1,196     $     (36)    $  11,479
Operating income...........................................         2,210            566        --             2,776
Identifiable assets........................................        17,246            516           (95)       17,667
Depreciation and amortization..............................         2,126             37        --             2,163
Capital expenditures.......................................         2,643             29        --             2,672
1996
Operating revenues.........................................        10,079          1,120           (31)       11,168
Operating income...........................................         2,340            472        --             2,812
Identifiable assets........................................        16,915            493          (129)       17,279
Depreciation and amortization..............................         2,122             36        --             2,158
Capital expenditures.......................................         2,806             25        --             2,831
1995
Operating revenues.........................................         9,484          1,058           (34)       10,508
Operating income...........................................         2,178            399        --             2,577
Identifiable assets........................................        16,585            450           (75)       16,960
Depreciation and amortization..............................         2,042             25        --             2,067
Capital expenditures.......................................         2,739             31        --             2,770

    Operating income represents operating revenues less operating expenses, and excludes interest expense, other expense and income taxes. Identifiable assets are those assets used in each segment's operations.

    Certain costs relating to U S WEST's general and administrative services, including executive management, legal, tax, accounting and auditing, treasury, strategic planning and public policy services, have been directly assigned by U S WEST to the communications and related services and the directory services segments based on actual utilization or are allocated based on operating expense, number of employees, external revenues, average capital and/or average equity.

    INTERSEGMENT ELIMINATIONS. U S WEST Communications sells customer lists, billing and collection services and other services to Dex at market price. In addition, U S WEST Business Resources, Inc. provides commercial property management services to Dex at market price.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3: INDUSTRY SEGMENTS (CONTINUED)
    SIGNIFICANT CONCENTRATIONS. The largest volume of the communications and related services are provided to AT&T Corp. ("AT&T"). During 1997, 1996 and 1995, revenues from services provided to AT&T were $1,049, $1,046 and $1,085, respectively. Related accounts receivable at December 31, 1997 and 1996, totaled $80 and $89, respectively. As of December 31, 1997, New U S WEST is not aware of any other significant concentration of business transacted with a particular customer or supplier that could, if suddenly eliminated, severely impact operations.


    At December 31, 1997, New U S WEST had 51,110 employees, of which 43,749 are employees of U S WEST Communications and 3,542 are employees of Dex. Approximately 69 percent of the communications and related services segment employees and 65 percent of the directory services segment employees are represented by unions. New U S WEST's principal collective bargaining agreements expire in May, August and October 1998. Negotiations with respect to future collective bargaining agreements are underway.


NOTE 4: PROPERTY, PLANT AND EQUIPMENT

    The composition of property, plant and equipment follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1997       1996
                                                                                    ---------  ---------
Land and buildings................................................................  $   2,443  $   2,433
Telecommunications network equipment..............................................     13,513     12,925
Telecommunications outside plant..................................................     13,802     13,148
General purpose computers and other...............................................      3,280      3,753
Construction in progress..........................................................        613        599
                                                                                    ---------  ---------
                                                                                       33,651     32,858
                                                                                    ---------  ---------
Less accumulated depreciation
  Buildings.......................................................................        690        709
  Telecommunications network equipment............................................      8,223      7,756
  Telecommunications outside plant................................................      8,657      8,221
  General purpose computers and other.............................................      1,773      2,083
                                                                                    ---------  ---------
                                                                                       19,343     18,769
                                                                                    ---------  ---------
Property, plant and equipment--net................................................  $  14,308  $  14,089
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    In 1997, U S WEST Communications sold certain rural telephone exchanges with a cost basis of $160. Consideration received for the sales was $237, including $67 in cash. In 1996 and 1995, U S WEST Communications sold certain rural telephone exchanges with a cost basis of $243 and $258, respectively, and received consideration of $306 (including $174 in cash) during 1996, and $388 (including $214 in cash) during 1995.

    Effective January 1, 1996, New U S WEST adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. Adoption of SFAS No. 121 resulted in income of $34 (net of income tax expense of $22) in 1996 from the cumulative effect of reversing

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4: PROPERTY, PLANT AND EQUIPMENT (CONTINUED) depreciation expense recorded in prior years related to rural telephone exchanges held for sale. Depreciation expense was reversed from the date New U S WEST formally committed to a plan to dispose of the rural telephone exchange assets to January 1, 1996. The income was recorded as a cumulative effect of change in accounting principle in accordance with SFAS No. 121. As a result of adopting SFAS No. 121, depreciation expense for 1996 was reduced by $24.

NOTE 5: DEBT

SHORT-TERM DEBT

    The components of short-term debt follow:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
Commercial paper..............................................................  $      62  $     701
Allocated from U S WEST.......................................................        198         45
Current portion of long-term debt.............................................        435        134
                                                                                ---------  ---------
Total.........................................................................  $     695  $     880
                                                                                ---------  ---------
                                                                                ---------  ---------

    The weighted-average interest rate on commercial paper was 6.11 percent and
5.57 percent at December 31, 1997 and 1996, respectively. The weighted average interest rate on the allocated U S WEST debt was 7.45 percent and 7.50 percent at December 31, 1997 and 1996, respectively.

    U S WEST and U S WEST Communications maintain commercial paper programs to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. In addition, U S WEST Communications, which conducts its own borrowing activities, is permitted to borrow up to $500 under short-term lines of credit, all of which was available at December 31, 1997. Additional lines of credit are available to the nonregulated subsidiaries of U S WEST in accordance with their borrowing needs. New U S WEST is currently engaged in discussions with major lending institutions to secure stand-alone lines of credit to meet the combined business needs of its nonregulated subsidiaries.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5: DEBT (CONTINUED)
LONG-TERM DEBT

    Interest rates and maturities of long-term debt at December 31 follow:

                                                                           MATURITIES
                                                     -------------------------------------------------------    TOTAL      TOTAL
INTEREST RATES                                         1999       2000       2001       2002     THEREAFTER     1997       1996
---------------------------------------------------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Up to 5%...........................................  $  --      $      90  $  --      $     100   $      50   $     240  $     275
Above 5% to 6%.....................................     --         --             50     --             211         261        561
Above 6% to 7%.....................................         71        257        133        250       1,533       2,244      2,244
Above 7% to 8%.....................................     --         --         --         --           1,646       1,646      2,457
Above 8% to 9%.....................................     --         --         --         --             250         250        250
Above 9% to 10%....................................     --            175     --         --          --             175        175
Above 10%..........................................     --         --         --         --          --          --              1
Variable-rate debt indexed to two- and ten-year
  constant maturity U. S. Treasury rates...........        155     --         --         --          --             155        155
                                                     ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                     $     226  $     522  $     183  $     350   $   3,690       4,971      6,118
                                                     ---------  ---------  ---------  ---------  -----------
                                                     ---------  ---------  ---------  ---------  -----------
Capital lease obligations and other................                                                                 173        194
Unamortized discount--net..........................                                                                (124)      (647)
                                                                                                              ---------  ---------
Total..............................................                                                           $   5,020  $   5,665
                                                                                                              ---------  ---------
                                                                                                              ---------  ---------

    Long-term debt consists principally of debentures, medium-term notes and zero coupon subordinated notes, convertible at any time into equal shares of Communications Stock and Media Stock, due June 25, 2011. The zero coupon subordinated notes had a yield to maturity of approximately 7.3 percent and were recorded at a discounted value of $289 at December 31, 1996. During 1997, U S WEST redeemed the zero coupon subordinated notes. Upon redemption, the recorded value of the notes attributed to New U S WEST was $303. The debt extinguishment resulted in an extraordinary charge to income of $3, net of income tax benefits of $2, primarily related to the write-off of deferred debt issuance costs. Floating-rate U S WEST debt, due on demand, was used to finance the redemption.

    During 1995, U S WEST Communications refinanced $1.5 billion of commercial paper to take advantage of favorable long-term interest rates. In addition to the commercial paper, U S WEST Communications refinanced $145 of long-term debt. Expenses associated with the refinancing of long-term debt resulted in an extraordinary charge to income of $8, net of income tax benefits of $5.

    Interest paid by New U S WEST, net of amounts capitalized, was $394, $430 and $383 in 1997, 1996 and 1995, respectively.

INTEREST RATE RISK MANAGEMENT

    The objective of the interest rate risk management program is to minimize the total cost of debt over time and the interest rate variability. This is achieved through interest rate swaps, which adjust the ratio of fixed- to variable-rate debt.

    Under an interest rate swap, U S WEST Communications agrees with another party to exchange interest payments at specified intervals over a defined term. Interest payments are calculated by reference to the notional amount based on the fixed- and variable-rate terms of the swap agreements.

                                  NEW U S WEST
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5: DEBT (CONTINUED)
    U S WEST Communications entered into currency swaps to convert Swiss franc-denominated debt to U. S. dollar-denominated debt. This allowed U S WEST Communications to achieve interest savings over issuing fixed-rate, dollar-denominated debt. The currency swap and foreign currency debt are combined and accounted for as if fixed-rate, dollar-denominated debt was issued directly.

    The following table summarizes terms of swaps pertaining to U S WEST Communications at December 31, 1997 and 1996. Variable rates are indexed to two- and ten-year constant maturity U. S. Treasury and 30-day commercial paper rates.

                                                 DECEMBER 31, 1997                                 DECEMBER 31, 1996
                                  ------------------------------------------------  ------------------------------------------------
                                                            WEIGHTED- AVERAGE RATE                            WEIGHTED- AVERAGE RATE
                                   NOTIONAL                 ----------------------   NOTIONAL                 ----------------------
                                    AMOUNT     MATURITIES     RECEIVE       PAY       AMOUNT     MATURITIES     RECEIVE       PAY
                                  -----------  -----------  -----------  ---------  -----------  -----------  -----------  ---------
Variable to fixed...............   $     155      1999            5.46        6.24   $     180    1997-1999         5.51        5.91
Currency........................         204    1999-2001       --            6.55         204    1999-2001       --            6.55

    The counterparties to swaps or other interest rate contracts are major financial institutions. U S WEST Communications is exposed to credit loss in the event of nonperformance by these counterparties. New U S WEST manages this exposure by monitoring the credit standing of the counterparty and establishing dollar and term limitations which correspond to the respective credit rating of each counterparty. U S WEST Communications does not have significant exposure to an individual counterparty and does not anticipate nonperformance by any counterparty.

NOTE 6: FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash equivalents, other current amounts receivable and payable, and short-term debt approximate carrying values due to their short-term nature.

    The fair values of interest rate swaps are based on estimated amounts U S WEST Communications would receive or pay to terminate such agreements taking into account current interest rates and creditworthiness of the counterparties.

    The fair values of long-term debt are based on quoted market prices where available or, if not available, are based on discounting future cash flows using current interest rates.

                                                                                            DECEMBER 31,
                                                                           ----------------------------------------------
                                                                                    1997                    1996
                                                                           ----------------------  ----------------------
                                                                            CARRYING      FAIR      CARRYING      FAIR
                                                                              VALUE       VALUE       VALUE       VALUE
                                                                           -----------  ---------  -----------  ---------
Debt (includes short-term portion).......................................   $   5,715   $   5,860   $   6,545   $   6,500
Interest rate swap agreements--assets....................................      --          --          --             (17)
Interest rate swap agreements--liabilities...............................      --              28      --              10
                                                                           -----------  ---------  -----------  ---------
Debt--net................................................................   $   5,715   $   5,888   $   6,545   $   6,493
                                                                           -----------  ---------  -----------  ---------
                                                                           -----------  ---------  -----------  ---------

                                  NEW U S WEST

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 7: LEASING ARRANGEMENTS

    New U S WEST has entered into operating leases for office facilities, equipment and real estate. Rent expense under operating leases was $235, $208 and $229 in 1997, 1996 and 1995, respectively. Future minimum lease payments as of December 31, 1997, under noncancelable operating leases, follow:

YEAR
-------------------------------------------------------------------------------------
1998.................................................................................  $     143
1999.................................................................................        144
2000.................................................................................        126
2001.................................................................................        128
2002.................................................................................         94
Thereafter...........................................................................        743
                                                                                       ---------
Total................................................................................  $   1,378
                                                                                       ---------
                                                                                       ---------

    Minimum rentals to be received under noncancelable subleases total $52. The minimum future lease payments have not been reduced by minimum sublease rentals.

NOTE 8: NEW U S WEST EQUITY

    Following is a reconciliation of New U S WEST equity:

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1997       1996       1995
                                                                          ---------  ---------  ---------
Balance at beginning of period..........................................  $   4,085  $   3,657  $   3,357
Net income..............................................................      1,524      1,535      1,423
Dividends declared on Communications Stock..............................     (1,034)    (1,024)    (1,010)
Dividends declared to U S WEST..........................................       (347)      (286)      (247)
Communications Stock issuances..........................................        138        216         52
Equity issuances prior to Recapitalization Plan.........................     --         --             79
Equity (returned to) provided from U S WEST.............................     --            (21)         3
Other...................................................................          1          8     --
                                                                          ---------  ---------  ---------
Balance at end of period................................................  $   4,367  $   4,085  $   3,657
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

    U S WEST issued 4.1 million, 6.8 million and 1.7 million shares of Communications Stock during 1997, 1996 and 1995, respectively, since the Recapitalization Plan. 1997 share issuances were primarily related to the exercise of stock options and the dividend reinvestment plan. At December 31, 1997 and 1996, there were 484,515,415 and 480,457,336 shares of Communications Stock outstanding, respectively. The shares outstanding do not include the issuance of $850 of New U S WEST Common Stock to occur upon execution of the Separation Agreement.

    U S WEST declared dividends $2.14 per share of Communications Stock during 1997, 1996 and 1995, respectively. New U S WEST paid dividends monthly to U S WEST based on Dex's net income adjusted for the amortization of intangibles.

    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN ("LESOP"). New U S WEST participates in the defined contribution savings plan sponsored by U S WEST. Substantially all employees of New U S WEST are covered by the plan. U S WEST matches a percentage of eligible employee contributions with shares of

                                  NEW U S WEST

NOTE 8: NEW U S WEST EQUITY (CONTINUED)
Communications Stock and/or Media Stock in accordance with participant elections. Participants may also elect to reallocate past U S WEST contributions between Communications Stock and Media Stock. In 1989, U S WEST established two LESOPs to provide U S WEST stock for matching contributions to the savings plan. Shares in the LESOP are released as principal and interest are paid on the debt. At December 31, 1997, 11,966,157 shares of Communications Stock and 12,100,791 shares of Media Stock had been allocated from the LESOP to participants' accounts while 918,494 and 1,050,657 shares of Communications Stock and Media Stock, respectively, remained unallocated.

    The debt associated with the LESOP, which is unconditionally guaranteed by U S WEST, is reflected in the U S WEST, Inc. Consolidated Financial Statements. Contributions, as well as New U S WEST dividends on unallocated shares held by the LESOP ($3, $5 and $8 in 1997, 1996 and 1995, respectively), are used for debt service. Beginning with the dividend paid in fourth-quarter 1995, dividends on allocated shares are being paid annually to participants. Previously, dividends on allocated shares were used for debt service with participants receiving additional shares from the LESOP in lieu of dividends. Tax benefits related to dividend payments on eligible shares in the savings plan have been allocated to New U S WEST, which paid the dividends.

    New U S WEST recognizes expense based on the cash payments method. Contributions to the plan related to New U S WEST, excluding dividends, were $80, $67 and $72 in 1997, 1996 and 1995, respectively, of which $6, $8 and $12, respectively, have been classified as interest expense.

NOTE 9: STOCK INCENTIVE PLANS

    New U S WEST participates in the stock incentive plans maintained by U S WEST for executives and other employees and nonemployees, primarily members of the Board. The Amended 1994 Stock Plan (the "Plan") was approved by shareowners on October 31, 1995, in connection with the Recapitalization Plan. The Plan is a successor plan to the U S WEST Stock Incentive Plan and the U S WEST 1991 Stock Incentive Plan (the "Predecessor Plans"). No further grants of options or restricted stock may be made under the Predecessor Plans. The Plan is administered by the Human Resources Committee of the Board with respect to officers, executive officers and outside directors and by a special committee with respect to all other eligible employees and eligible nonemployees.

    Effective November 1, 1995, each outstanding U S WEST stock option was converted into one Communications Group and one Media Group stock option. Subsequent to November 1, 1995, each Group grants options primarily to its own employees.

    The maximum aggregate number of shares of Communications Stock that may be granted in any calendar year for all purposes under the Plan is nine-tenths of one percent (0.90 percent) of the shares of such class outstanding (excluding shares held in U S WEST's treasury) on the first day of such year. In the event that fewer than the full aggregate number of shares of either class available for issuance in any calendar year are issued in any such year, the shares not issued shall be added to the shares of such class available for issuance in any subsequent year or years. Options granted vest over periods up to three years and may be exercised no later than 10 years after the grant date.

    During 1995, U S WEST modified the Plan to allow employees who terminate and are eligible for a full service pension, or who terminate under the long-term disability plan, to exercise their existing stock options according to their original terms. Additionally, U S WEST allows employees who separate under a management separation plan to retain unvested stock options. The compensation cost that has been

                                  NEW U S WEST

NOTE 9: STOCK INCENTIVE PLANS (CONTINUED) included in income in accordance with APB Opinion No. 25 was $1, $3 and $4 in 1997, 1996 and 1995, respectively, all of which related to the Plan modifications.

    New U S WEST has adopted the disclosure provisions of SFAS No. 123, but continues to account for the Plan under APB Opinion No. 25. Had compensation cost for the Plan been determined consistent with the fair value based accounting method under SFAS No. 123, the pro forma net income for New U S WEST would have been $1,511, $1,533 and $1,425 during 1997, 1996 and 1995, respectively, as compared to reported net income of $1,524, $1,535 and $1,423, respectively.

    The fair value based method of accounting for stock-based compensation plans under SFAS No. 123 recognizes the value of options granted as compensation cost over the options' vesting period and has not been applied to options granted prior to January 1, 1995. Accordingly, the resulting pro forma compensation cost is not representative of what compensation cost will be in future years.

    Following are the weighted-average assumptions used in connection with the Black-Scholes option-pricing model to estimate the fair value of options granted during 1997, 1996 and 1995:

                                                            YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                        1997          1996          1995
                                                    ------------  ------------  ------------
Risk-free interest rate...........................        6.40%         6.50%         6.00%
Expected dividend yield...........................        5.80%         6.70%         6.70%
Expected life.....................................     4.0 years   4.5 years       4.5 years
Expected volatility...............................         25.0 %        19.6 %        19.6 %

                                  NEW U S WEST

NOTE 9: STOCK INCENTIVE PLANS (CONTINUED)
    Data for outstanding options under the Plan is summarized as follows:

                                                            COMMUNICATIONS GROUP            U S WEST, INC.
                                                         ---------------------------  --------------------------
                                                                         WEIGHTED-                   WEIGHTED-
                                                                          AVERAGE                     AVERAGE
                                                          NUMBER OF      EXERCISE      NUMBER OF     EXERCISE
                                                            SHARES         PRICE        SHARES*        PRICE
                                                         ------------  -------------  -----------  -------------
Outstanding January 1, 1995............................                                 7,386,037    $   38.66
                                                                                      -----------  -------------
  Granted(1)...........................................                                 4,814,856        41.12
  Exercised............................................                                  (430,631)       34.03
  Canceled or expired(1)...............................                                (1,927,083)       37.02
                                                                                      -----------  -------------
Outstanding October 31, 1995...........................                                 9,843,179    $   40.39
                                                                                      -----------  -------------
Recapitalization Plan..................................     9,843,179    $   24.11     (9,843,179)   $  (40.39)
                                                         ------------       ------    -----------  -------------
                                                                                      -----------  -------------
  Granted..............................................       138,309        32.16
  Exercised............................................      (543,037)       21.23
  Canceled or expired..................................       (15,350)       24.91
                                                         ------------       ------
Outstanding December 31, 1995..........................     9,423,101    $   24.39
                                                         ------------       ------
  Granted..............................................     3,624,602        30.97
  Exercised............................................    (1,205,730)       22.37
  Canceled or expired..................................      (429,058)       25.01
                                                         ------------       ------
Outstanding December 31, 1996..........................    11,412,915    $   26.67
                                                         ------------       ------
  Granted..............................................     9,491,642        34.87
  Exercised............................................    (2,648,569)       25.41
  Canceled or expired..................................      (637,411)       27.54
                                                         ------------       ------
Outstanding December 31, 1997..........................    17,618,577    $   31.23
                                                         ------------       ------
                                                         ------------       ------

------------------------------

*   Includes options granted in tandem with stock appreciation rights.

(1) Amounts have been restated to include modified options which, under the provisions of SFAS No. 123, are treated as an exchange of the original award (i.e., canceled) for a new award (i.e., stock grant).

    Options to purchase 5,299,955, 3,881,100 and 2,672,666 shares of Communications Stock at weighted-average exercise prices of $25.72, $25.71 and $22.22 were exercisable at December 31, 1997, 1996 and 1995, respectively.

                                  NEW U S WEST

NOTE 9: STOCK INCENTIVE PLANS (CONTINUED)
    The following table summarizes the status of outstanding and exercisable options under the Plan at December 31, 1997.

                                                                OUTSTANDING OPTIONS
                                                     ------------------------------------------    EXERCISABLE OPTIONS
                                                                      WEIGHTED-                  -----------------------
                                                                       AVERAGE       WEIGHTED-                WEIGHTED-
                                                                      REMAINING       AVERAGE                  AVERAGE
                                                        NUMBER       CONTRACTUAL     EXERCISE      NUMBER     EXERCISE
RANGE OF EXERCISE PRICES                             OUTSTANDING    LIFE (YEARS)       PRICE     EXERCISABLE    PRICE
---------------------------------------------------  ------------  ---------------  -----------  ----------  -----------
$16.08 - $26.11....................................     4,449,954          6.63      $   23.71    3,518,013   $   23.12
$26.34 - $33.13....................................     4,238,914          7.99          31.03    1,577,356       30.30
  $33.25...........................................     4,637,013          9.31          33.25        6,375       33.25
$33.63 - $46.13....................................     4,292,696          9.19          37.02      198,211       35.36
                                                     ------------           ---     -----------  ----------  -----------
  Total............................................    17,618,577          8.28      $   31.23    5,299,955   $   25.72
                                                     ------------           ---     -----------  ----------  -----------
                                                     ------------           ---     -----------  ----------  -----------

    A total of 9,491,642, 3,624,602 and 4,953,165 Communications Group options were granted in 1997, 1996 and 1995, respectively. Included in the total grants were 198,027 and 1,751,936 of modified options revalued as new grants during 1996 and 1995, respectively. The modified Communications Group options were not significant during 1997. The weighted-average grant date fair value of Communications Group options granted during the year, inclusive of modified options, using the Black-Scholes option-pricing model was $5.70, $3.87 and $3.19 for 1997, 1996 and 1995, respectively. Excluding the modifications, the weighted-average grant date fair value was $5.70, $3.67 and $2.92 for 1997, 1996 and 1995, respectively. The exercise price of Communications Group stock options, excluding modified options, equals the market price on the grant date. The exercise prices of modified stock options may be greater or less than the market price on the revaluation date.

    Approximately 3,100,000 and 2,950,000 shares of Communications Stock were available for grant under the plans in effect at December 31, 1997 and 1996, respectively. Approximately 20,720,000 shares of Communications Stock were reserved for issuance under the Plan at December 31, 1997.

NOTE 10: EMPLOYEE BENEFITS

PENSION PLAN

    New U S WEST participated in the defined benefit pension plan sponsored by U S WEST (the "U S WEST Pension Plan"). Substantially all management and occupational employees of New U S WEST are covered by the plan. Since plan assets were not historically segregated into separate accounts or restricted to providing benefits to employees of New U S WEST, assets of the plan were used to provide benefits to employees of both New U S WEST and MediaOne.


    Management benefits were based on a final pay formula while occupational benefits were based on a flat benefit formula. U S WEST used the projected unit credit method for the determination of pension cost for financial reporting purposes and the aggregate cost method for funding purposes. U S WEST's policy was to fund amounts required under the Employee Retirement Income Security Act of 1974 and no funding was required in 1997, 1996 and 1995.

                                  NEW U S WEST

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
    The composition of the U S WEST net pension cost (credit) and the actuarial assumptions of the plan follow:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
Details of pension cost:
  Service cost--benefits earned during the period.................................  $     189  $     203  $     173
  Interest cost on projected benefit obligation...................................        612        575        558
  Actual return on plan assets....................................................     (1,996)    (1,509)    (1,918)
  Net amortization and deferral...................................................      1,159        726      1,185
                                                                                    ---------  ---------  ---------
Net pension credit................................................................  $     (36) $      (5) $      (2)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    The expected long-term rate of return on plan assets used in determining net pension cost was 8.50 percent for 1997, 1996 and 1995.

    The following table represents the funded status of the U S WEST plan. Upon the execution of the Separation Agreement, the U S WEST plan assets and benefit obligation will be apportioned between New U S WEST and MediaOne. See Note 1--U S WEST Separation--to the New U S WEST Combined Financial Statements.

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
Accumulated benefit obligation, including vested benefits of $7,404 and $6,544,
 respectively...............................................................................  $   8,278  $   7,446
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Plan assets at fair value, primarily stocks and bonds(1)....................................  $  12,260  $  10,958
Less: Projected benefit obligation..........................................................      9,167      8,310
                                                                                              ---------  ---------
Plan assets in excess of projected benefit obligation.......................................      3,093      2,648
Unrecognized net (gain).....................................................................     (1,966)    (1,502)
Prior service cost not yet recognized in net periodic pension cost..........................          6         31
Balance of unrecognized net asset at January 1, 1987........................................       (546)      (626)
                                                                                              ---------  ---------
Prepaid pension cost........................................................................  $     587  $     551
                                                                                              ---------  ---------
                                                                                              ---------  ---------

------------------------------

(1) Pension plan assets include Communications Stock and Media Stock of $12 and $8, respectively, in 1997, and $8 and $7, respectively, in 1996.

    The actuarial assumptions used to calculate the projected benefit obligation follow:

                                                                                             DECEMBER 31,
                                                                                       ------------------------
                                                                                          1997         1996
                                                                                       -----------  -----------
Discount rate........................................................................       7.00%        7.50%
Weighted average rate of compensation increase.......................................       5.50%        5.50%

    Anticipated future benefit changes have been reflected in the above calculations.

                                  NEW U S WEST

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
    ALLOCATION OF PENSION COSTS. U S WEST's policy was to: 1) offset U S WEST's service cost, interest cost and amortization by the return on plan assets and 2) allocate the remaining net pension cost (credit) to New U S WEST based on the ratio of actuarially determined service cost of New U S WEST to total service cost of plan participants. U S WEST believed allocating net pension cost based on service cost was reasonable since service cost is a primary factor in determining pension cost. Net pension credits allocated to New U S WEST were $(33), $(5) and $(2) in 1997, 1996 and 1995, respectively. The service and interest costs attributed to New U S WEST were $176 and $569 in 1997, $189 and $535 in 1996 and $161 and $519 in 1995, respectively. The projected benefit obligation attributed to New U S WEST was $8,406 and $7,728 at December 31, 1997 and 1996, respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    New U S WEST participated in plans sponsored by U S WEST which provided certain health care and life insurance benefits to retired employees. In conjunction with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," U S WEST immediately recognized the accumulated postretirement benefit obligation for current and future retirees. However, the Federal Communications Commission and certain state jurisdictions permit amortization of the transition obligation over the average remaining service period of active employees for regulatory accounting purposes, with most jurisdictions requiring funding as a stipulation for rate recovery.

    U S WEST used the projected unit credit method for the determination of postretirement medical and life costs for financial reporting purposes. The composition of net medical and life postretirement benefit costs and actuarial assumptions underlying plan benefits follows:

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------
                                                                                            1997       1996       1995
                                                                                          ---------  ---------  ---------
Service cost--benefits earned during the period.........................................  $      66  $      70  $      65
Interest on accumulated benefit obligation..............................................        296        259        267
Actual return on plan assets............................................................       (394)      (231)      (415)
Net amortization and deferral...........................................................        211         68        286
                                                                                          ---------  ---------  ---------
Net postretirement benefit costs........................................................  $     179  $     166  $     203
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

    The expected long-term rate of return on plan assets used in determining postretirement benefit costs was 8.50 percent for 1997, 1996 and 1995.

    The following table represents the funded status of the plans. Upon execution of the Separation Agreement, the U S WEST postretirement benefit obligation and plan assets will be apportioned between

                                  NEW U S WEST

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
New U S WEST and MediaOne. See Note 1--U S WEST Separation--to the New U S WEST Combined Financial Statements.

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1997       1996
                                                                                               ---------  ---------
Accumulated postretirement benefit obligation attributable to:
  Retirees...................................................................................  $   2,403  $   2,255
  Fully eligible plan participants...........................................................        820        347
  Other active plan participants.............................................................      1,183      1,289
                                                                                               ---------  ---------
Total accumulated postretirement benefit obligation..........................................      4,406      3,891
Unrecognized net gain........................................................................        631        534
Unamortized prior service cost...............................................................       (160)        32
Fair value of plan assets, primarily stocks, bonds and life insurance(1).....................     (2,413)    (2,063)
                                                                                               ---------  ---------
Accrued postretirement benefit obligation....................................................  $   2,464  $   2,394
                                                                                               ---------  ---------
                                                                                               ---------  ---------

------------------------------

(1) Medical plan assets include Communications Stock and Media Stock of $155 and $94, respectively, in 1996.

    The actuarial assumptions used to calculate the accumulated postretirement benefit obligation follow:

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997         1996
                                                                                         -----------  -----------
Discount rate..........................................................................       7.00%        7.50%
Medical trend*.........................................................................       8.00%        8.00%

------------------------------

* Medical cost trend rate gradually declines to an ultimate rate of 5.5 percent in 2011.

    A one-percent increase in the assumed health care cost trend rate for each future year would have increased the aggregate of the service and interest cost components of 1997 net postretirement benefit cost by approximately $11 and increased the 1997 accumulated postretirement benefit obligation by approximately $394.

    Anticipated future benefit changes have been reflected in these postretirement benefit calculations.

    PLAN ASSETS. Assets of the postretirement medical and life plans may be used to provide benefits to employees of both New U S WEST and MediaOne since plan assets are not legally restricted to providing benefits to either entity. For purposes of determining benefit costs, U S WEST allocated the assets based on historical contributions for postretirement medical costs, and on the ratio of New U S WEST to total salaries for life plan participants.

    POSTRETIREMENT MEDICAL AND LIFE COSTS. The service and interest components of net postretirement medical benefit costs were calculated for New U S WEST based on its population characteristics. Since funding of postretirement medical costs was voluntary, return on assets was attributed to New U S WEST based on historical funding. New U S WEST's annual funding amount was based on its cash requirements with the funding at U S WEST Communications based on regulatory accounting requirements.

    Net postretirement life costs and funding requirements, if any, have been allocated to New U S WEST in the same manner as pension costs. U S WEST generally funded the amount allowed for tax purposes.

                                  NEW U S WEST

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
No funding of postretirement life insurance occurred in 1997, 1996 and 1995. U S WEST believes its method of allocating postretirement life costs was reasonable.

    Net postretirement medical benefit and life costs recognized by New U S WEST for 1997, 1996 and 1995 were $175, $164 and $201, respectively. The percentage of postretirement medical assets attributed to New U S WEST at December 31, 1997 and 1996, based on historical voluntary contributions was 99 percent. The aggregate accumulated postretirement medical and life benefit obligation attributable to New U S WEST was $4,330 and $3,789 at December 31, 1997 and 1996, respectively.

NOTE 11:  INCOME TAXES

    The components of the provision for income taxes follow:

                                                                            YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------
FEDERAL:
  Current.............................................................  $     798  $     697  $     559
  Deferred............................................................        (10)        93        184
  Investment tax credits--net.........................................        (16)       (28)       (38)
                                                                        ---------  ---------  ---------
                                                                              772        762        705
                                                                        ---------  ---------  ---------
STATE AND LOCAL:
  Current.............................................................        119         92         78
  Deferred............................................................         11         22         34
                                                                        ---------  ---------  ---------
                                                                              130        114        112
                                                                        ---------  ---------  ---------
Provision for income taxes............................................  $     902  $     876  $     817
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    New U S WEST paid U S WEST $906, $814 and $658 for income taxes in 1997, 1996 and 1995, respectively.

    The effective tax rate differs from the statutory tax rate as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1997       1996       1995
                                                                          ---------  ---------  ---------
                                                                                   (IN PERCENT)
Federal statutory tax rate..............................................       35.0       35.0       35.0
Investment tax credit amortization......................................       (0.4)      (0.7)      (1.1)
State income taxes--net of federal effect...............................        3.5        3.1        3.2
Other...................................................................       (1.0)      (0.5)      (0.8)
                                                                                ---        ---        ---
Effective tax rate......................................................       37.1       36.9       36.3
                                                                                ---        ---        ---
                                                                                ---        ---        ---

                                  NEW U S WEST

NOTE 11:  INCOME TAXES (CONTINUED)
    The components of the net deferred tax liability follow:

                                                                                           DECEMBER 31,
                                                                                       --------------------
                                                                                         1997       1996
                                                                                       ---------  ---------
Property, plant and equipment........................................................  $   1,592  $   1,508
State deferred taxes--net of federal effect..........................................        195        185
Other................................................................................        107         78
                                                                                       ---------  ---------
  Deferred tax liabilities...........................................................      1,894      1,771
                                                                                       ---------  ---------
Postemployment benefits, including pension...........................................        745        674
Restructuring and other..............................................................        152        181
Unamortized investment tax credit....................................................         59         61
State deferred taxes--net of federal effect..........................................        138        126
Other................................................................................        280        192
                                                                                       ---------  ---------
  Deferred tax assets................................................................      1,374      1,234
                                                                                       ---------  ---------
Net deferred tax liability...........................................................  $     520  $     537
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    The current portion of the deferred tax asset was $271 and $185 at December 31, 1997 and 1996, respectively, resulting primarily from restructuring charges and compensation-related items.

NOTE 12:  RELATED PARTY TRANSACTIONS

    BELL COMMUNICATIONS RESEARCH, INC. ("BELLCORE"). Charges relating to research, development and maintenance of existing technologies performed by Bellcore, of which U S WEST Communications had a one-seventh ownership interest, were $118, $97 and $95 in 1997, 1996 and 1995, respectively.

    In November 1997, U S WEST Communications and the other Regional Bell Operating Companies sold their interests in Bellcore. As a result of the sale, U S WEST Communications received cash proceeds of $65 and recorded an after-tax gain of $32. Bellcore and other third parties will continue to provide research and development and other services to New U S WEST on a contract basis.

NOTE 13:  CONTINGENCIES

    At U S WEST Communications, there are pending regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both.

    WASHINGTON. In 1996, the Washington State Utilities and Transportation Commission ("WUTC") acted on U S WEST Communications' 1995 rate request. U S WEST Communications had sought to increase revenues by raising rates primarily for basic residential services over a four-year period. Instead of granting U S WEST Communications' request, the WUTC ordered $91.5 in annual net revenue reductions, effective May 1, 1996.

    On December 24, 1997, the Washington State Supreme Court upheld the WUTC ruling. The Washington State Supreme Court's ruling resulted in an estimated liability for the revenues that were collected subject to refund from May 1, 1996 through December 31, 1997, including interest, in the amount of $225. The prospective revenue reduction as a result of this ruling approximates $115 annually, which

                                  NEW U S WEST

NOTE 13:  CONTINGENCIES (CONTINUED)
includes the effects of business growth. In a separate action, the WUTC authorized a rate increase of approximately $60 annually that partially mitigates the effect of the Washington State Supreme Court's ruling. Tariffs implementing both orders became effective February 1, 1998.

    OREGON. On May 1, 1996, the Oregon Public Utilities Commission ("OPUC") approved a stipulation terminating prematurely U S WEST Communications' alternative form of regulation ("AFOR") plan, and it then undertook a review of U S WEST Communications' earnings. In May 1997, the OPUC ordered U S WEST Communications to reduce its annual revenues by $97, effective May 1, 1997, and to issue a one-time refund, including interest, of approximately $102 to reflect the revenue reduction for the period May 1, 1996 through April 30, 1997. The one-time refund is for interim rates which became subject to refund when U S WEST Communications' AFOR plan was terminated on May 1, 1996.

    U S WEST Communications filed an appeal of the order and asked for an immediate stay of the refund with the Oregon Circuit Court for the County of Marion (the "Oregon Circuit Court") which granted U S WEST Communications' request for a stay, pending a full review of the OPUC's order. On February 19, 1998, the Oregon Circuit Court entered a judgment in U S WEST Communications' favor on most of the appealed issues. The OPUC has announced its intent to appeal. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $180.

    UTAH. In another proceeding, the Utah Supreme Court has remanded a Utah Public Service Commission ("UPSC") order to the UPSC for hearing, thereby establishing two exceptions to the rule against retroactive ratemaking: 1) unforeseen and extraordinary events, and 2) misconduct. The UPSC's initial order denied a refund request from interexchange carriers and other parties related to the Tax Reform Act of 1986. The potential exposure, including interest, at December 31, 1997, is not expected to exceed $160.

    STATE REGULATORY ACCRUALS. U S WEST Communications has accrued $348 at December 31, 1997, which represents its estimated liability for all state regulatory proceedings, predominately the items discussed above. Approximately $225 of the total estimated liability was recognized during fourth-quarter 1997. It is possible that the ultimate liability could exceed the recorded liability by an amount up to approximately $230. U S WEST Communications will continue to monitor and evaluate the risks associated with its local regulatory jurisdictions, and will adjust estimates as new information becomes available.

                                  NEW U S WEST

NOTE 14:  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                          QUARTERLY FINANCIAL DATA
                                                                             --------------------------------------------------
                                                                                FIRST       SECOND        THIRD       FOURTH
                                                                               QUARTER      QUARTER      QUARTER      QUARTER
                                                                             -----------  -----------  -----------  -----------
1997
  Operating revenues.......................................................   $   2,867    $   2,830    $   2,960    $   2,822
  Income before income taxes and extraordinary item........................         670          667          674          418
  Income before extraordinary item.........................................         420          416          423          268
  Net income...............................................................         420          416          420          268
1996
  Operating revenues.......................................................   $   2,729    $   2,771    $   2,783    $   2,885
  Income before income taxes and cumulative effect of change in accounting
    principle..............................................................         583          635          557          602
  Income before cumulative effect of change in accounting principle........         363          396          348          394
  Net income...............................................................         397          396          348          394

    1997 first-quarter net income includes $11 from gains on the sales of certain rural telephone exchanges. 1997 second-quarter net income includes $18 from gains on the sales of certain rural telephone exchanges. 1997 third-quarter net income includes $19 from gains on the sales of certain rural telephone exchanges and an extraordinary charge of $3 for the early extinguishment of debt. 1997 fourth-quarter net income includes a $152 regulatory charge related primarily to the 1997 Washington State Supreme Court ruling that upheld a WUTC 1996 rate order and a $32 gain on the sale of U S WEST Communications' investment in Bellcore.

    1996 first-quarter net income includes the cumulative and current effects of $34 and $5, respectively, from adopting SFAS No. 121. 1996 second-quarter net income includes $30 from gains on the sales of certain rural telephone exchanges and current effects of $5 from adopting SFAS No. 121. 1996 third-quarter net income includes a charge of $15 related to the reorganization and headcount reduction of the directory publishing operations, a gain of $1 on the sales of certain rural telephone exchanges and current effects of $3 from adopting SFAS No. 121. 1996 fourth-quarter net income includes $5 from gains on the sales of certain rural telephone exchanges and current effects of $2 from adopting SFAS No. 121.

                   REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareowners of U S WEST, Inc.:

    We have audited in accordance with generally accepted auditing standards, the combined financial statements of New U S WEST (as described in Note 1 to the combined financial statements) included in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc., and have issued our report thereon dated February 12, 1998 appearing on page G-2. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule appearing on page G-31 in this Registration Statement is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The information, for the years 1997 and 1996 on this schedule, has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Denver, Colorado,
February 12, 1998.

                            ------------------------


    Our report on the combined financial statements of New U S WEST, Inc. (as described in Note 1 to the combined financial statements) is included on page G-3 of this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. (the "Registration Statement"). In connection with our audit of such combined financial statements, we have also audited the related combined financial statement schedule listed in the index on page G-1 of this Registration Statement for the year ended December 31, 1995.


    In our opinion, the combined financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
February 6, 1998

                                  NEW U S WEST

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)


                                                         BALANCE AT                    CHARGED TO
                                                        BEGINNING OF    CHARGED TO        OTHER                      BALANCE AT
                                                           PERIOD         EXPENSE       ACCOUNTS      DEDUCTIONS    END OF PERIOD
                                                        -------------  -------------  -------------  -------------  -------------
ALLOWANCE FOR CREDIT LOSSES
    1997..............................................    $      60      $     126      $      --      $     114(b)   $      72
    1996..............................................           50            116(a)          (3)           103(b)          60
    1995..............................................           41             88(a)          --             79(b)          50

RESERVES RELATED TO 1993 BUSINESS RESTRUCTURING,
INCLUDING WORKFORCE REDUCTIONS AND FACILITY
CONSOLIDATION
    1997..............................................          126         --             --                 70             56
    1996..............................................          368         --             --                242            126
    1995..............................................          702         --             --                334            368


------------------------------

(a) Does not include amounts charged directly to expense. These amounts were $8, $7 and $6 for 1997, 1996 and 1995, respectively.

(b) Represents credit losses written off during the period, less collection of amounts previously written off.

                         ANNUAL MEETING OF STOCKHOLDERS

                                ADMISSION TICKET

                            JUNE 4, 1998   3:00 P.M.


      The Annual Meeting of Shareholders of U S WEST, Inc. will be held at
           3:00 p.m. on June 4, 1998, at The Millennium Broadway Hotel,
                    145 W. 44th Street, New York, New York.
       Doors will open at 2:30 p.m., and the meeting begins at 3:00 p.m.

    The use of admission tickets expedites the registration of stockholders at the Annual Meeting and is helpful to us in making arrangements for the meeting.

                PLEASE PRESENT THIS ADMISSION TICKET AT THE DOOR
               IN ORDER TO GAIN ADMITTANCE TO THE ANNUAL MEETING.



                                  DETACH HERE





                                                   PROXY VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 4, 1998.

The undersigned hereby appoints Robert L. Crandall, Allan D. Gilmour, Frank Popoff, John "Jack" Slevin and Jerry O. Williams, and each of them, proxies, with the powers the undersigned would possess if present, and with full power of substitution, to vote all common shares of the undersigned in U S WEST, Inc. at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the Separation, the election of all listed nominees, in accordance with the Directors' recommendations on the other subjects listed on this card and at their discretion on any other matter that may properly come before the Annual Meeting.

Your vote for the election of Directors may be indicated on the reverse. The nominees for Class I are Grant A. Dove, Allen F. Jacobson, Charles M. Lillis, Charles P. Russ, III, and Louis A. Simpson.

For participants in the U S WEST Shareowner Investment Plan, this card will cover the number of shares in the plan account as well as shares registered in the stockholder's name.

The proxy voting instruction card also constitutes your voting instructions to the trustee under the U S WEST Savings Plan/ESOP to vote shares credited to your account in the plan. If you do not return your card, your shares will be voted in the same proportion as the Trustee votes company shares for which it received timely instructions. Unallocated company shares held in the Suspense account will also be voted in this proportion.

U S WEST [LOGO]
P.O. BOX 8200
BOSTON, MA 02266-8200



        VOTE BY TELEPHONE OR INTERNET -- IT'S QUICK EASY AND IMMEDIATE

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
For telephone or internet voting, you will be asked to enter a 13-digit Control Number which is located above your name and address on the lower left side of the proxy card.

VOTE BY TELEPHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE ANYTIME --
------------------                                  1-888-457-2966.
                            THERE IS NO CHARGE TO YOU FOR THIS CALL

The Board of Directors recommends a vote FOR items 1 through 8, and a vote AGAINST items 9 and 10.

OPTION 1: To vote as the Board of Directors recommends on ALL items, press 1.

OPTION 2: To vote on each item separately, press 0.

  ITEM 1: To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

  ITEM 2: To vote FOR ALL nominees, press 1; to WITHHOLD FROM ALL nominees, press 9; To withhold for an individual nominee, please mark, sign and return your proxy card.

  ITEMS 3 - 10: To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.


        PLEASE BE SURE TO CONFIRM YOUR VOTE BY PRESSING 1 WHEN ASKED.

VOTE BY INTERNET: The WEB address is http://uswest.proxyvoting.com
-----------------                    -----------------------------


--------------------------------------------------------------------------------
If you vote via telephone or the internet, there is no need for you to mail back your proxy. Thank you for voting.
--------------------------------------------------------------------------------


                           ADMISSION TICKET ON REVERSE

USW99 9                            DETACH HERE


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

--------------------------------------------------------------------------------
              DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 8,
                     AND A VOTE "AGAINST" ITEMS 9 AND 10.
--------------------------------------------------------------------------------

                                 FOR   AGAINST    ABSTAIN

 1. Approval of Separation       / /     / /        / /


                                                    FOR      WITHHOLD
                                                    ALL      FROM ALL
                                                  NOMINEES   NOMINEES

 2. Election of Directors in Class I                / /        / /


    FOR ALL EXCEPT the following nominee(s):
                                           -------------------------------------

                                                        FOR   AGAINST    ABSTAIN

 3. Ratification of Auditors                            / /     / /        / /

 4. Approval of 1998 New U S WEST Stock Plan            / /     / /        / /

 5. Approval of New U S WEST Long-Term Incentive Plan   / /     / /        / /

 6. Approval of New U S WEST Executive Short-Term
    Incentive Plan                                      / /     / /        / /

 7. Approval of Amendment to the U S WEST 1994
    Stock Plan                                          / /     / /        / /

 8. Approval of Amendment to the U S WEST Executive
    Short-Term Incentive Plan                           / /     / /        / /

 9. Elimination of Classified Board                     / /     / /        / /

10. Initiation of Cumulative Voting                     / /     / /        / /


Signature:                                               Date:
          --------------------------------------------        ------------------


Signature:                                               Date:
          --------------------------------------------        ------------------

    [LOGO]
                  COMMUNICATIONS GROUP                                PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 4, 1998.
The undersigned hereby appoints Robert L. Crandall, Allan D. Gilmour, Frank Popoff, Jack Slevin and Jerry O. Williams, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of U S WEST Communications Group Common Stock of the undersigned at the Annual Meeting to be held at The Millennium Broadway Hotel, 145 W. 44th Street, New York, New York, beginning at 3:00 p.m., on June 4, 1998, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE SEPARATION, THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Your vote for the election of Directors may be indicated on the reverse. The nominees for Class I are Grant A. Dove, Allen F. Jacobson, Charles M. Lillis, Charles P. Russ, III, and Louis A. Simpson.

      [LOGO]

To vote your shares for all Director nominees, mark the "For" box on item "2." To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.
--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

1.         Approval of Separation                                                                      For / /   Against / /
2.         Election of Directors in Class I    Exceptions                                              For / /   Withhold / /
3.         Ratification of Auditors                                                                    For / /   Against / /
4.         Approval of 1998 New U S WEST Stock Plan                                                    For / /   Against / /
5.         Approval of New U S WEST Long-Term Incentive Plan                                           For / /   Against / /
6.         Approval of New U S WEST Executive Short-Term Incentive Plan                                For / /   Against / /
7.         Approval of Amendment to the U S WEST 1994 Stock Plan                                       For / /   Against / /
8.         Approval of Amendment to the U S WEST Executive Short-Term Incentive Plan                   For / /   Against / /
-----------------------------------------------------------------------------------------------------------------------------
                           DIRECTORS RECOMMEND A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING
-----------------------------------------------------------------------------------------------------------------------------
9.         Elimination of Classified Board                                                             For / /   Against / /
10.        Initiation of Cumulative Voting                                                             For / /   Against / /

1.            Abstain / /
2.         For All Except //
3.            Abstain / /
4.            Abstain / /
5.            Abstain / /
6.            Abstain / /
7.            Abstain / /
8.            Abstain / /
----------------------------------------------

----------------------------------------------------------------
9.            Abstain / /
10.           Abstain / /

                                             Date ________________________, 1998
                                             Sign here as name appears
                                             x _________________________________
                                             x _________________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Annual Meeting.

    [LOGO]
                  MEDIA GROUP                                         PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 4, 1998.
The undersigned hereby appoints Robert L. Crandall, Allan D. Gilmour, Frank Popoff, Jack Slevin and Jerry O. Williams, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of U S WEST Media Group Common Stock of the undersigned at the Annual Meeting to be held at The Millennium Broadway Hotel, 145 W. 44th Street, New York, New York, beginning at 3:00 p.m., on June 4, 1998, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE SEPARATION, THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Your vote for the election of Directors may be indicated on the reverse. The nominees for Class I are Grant A. Dove, Allen F. Jacobson, Charles M. Lillis, Charles P. Russ, III, and Louis A. Simpson.

      [LOGO]

To vote your shares for all Director nominees, mark the "For" box on item "2." To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.
--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

1.         Approval of Separation                                                                     For / /   Against / /
2.         Election of Directors in Class I    Exceptions                                             For / /   Withhold / /
3.         Ratification of Auditors                                                                   For / /   Against / /
4.         Approval of 1998 New U S WEST Stock Plan                                                   For / /   Against / /
5.         Approval of New U S WEST Long-Term Incentive Plan                                          For / /   Against / /
6.         Approval of New U S WEST Executive Short-Term Incentive Plan                               For / /   Against / /
7.         Approval of Amendment to the U S WEST 1994 Stock Plan                                      For / /   Against / /
8.         Approval of Amendment to the U S WEST Executive Short-Term Incentive Plan                  For / /   Against / /
----------------------------------------------------------------------------------------------------------------------------
                          DIRECTORS RECOMMEND A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING
----------------------------------------------------------------------------------------------------------------------------
9.         Elimination of Classified Board                                                            For / /   Against / /
10.        Initiation of Cumulative Voting                                                            For / /   Against / /

1.            Abstain / /
2.         For All Except //
3.            Abstain / /
4.            Abstain / /
5.            Abstain / /
6.            Abstain / /
7.            Abstain / /
8.            Abstain / /
----------------------------------------------

----------------------------------------------------------------
9.            Abstain / /
10.           Abstain / /

                                             Date ________________________, 1998
                                             Sign here as name appears
                                             x _________________________________
                                             x _________________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Annual Meeting.

--------------------------------------------------------------------------------

                                  PLEASE VOTE!
                                  ------------



YOUR VOTE IS IMPORTANT...
-------------------------

U S WEST's annual shareholder meeting date is coming soon. We encourage you to cast your vote promptly so that we can avoid the time and expense of resoliciting your vote.


PROTECT YOUR INVESTMENT...
--------------------------

Resoliciting shareholders adds unnecessary costs. Please help us minimize expenses by voting your proxy promptly.


VOTE YOUR PROXY TODAY...
------------------------

Please review the proxy statement enclosed with this package. You may vote by telephone or by Internet (see instructions on the top half of your proxy card), or by marking the proxy card, signing it and returning it in the enclosed postage-paid envelope.


THANK YOU!
----------

We appreciate your participation. For additional information, please contact Beacon Hill Partners, Inc., our information agent, toll-free at 1-800-787-3120.

--------------------------------------------------------------------------------

                                 U S WEST, INC.

                         [Form of Letter from Chairman]

Dear Shareowner:

Because of the proposed SPLIT-OFF OF U S WEST INTO TWO COMPANIES, you're receiving a different kind of annual report for 1997--in the form of the enclosed proxy statement and annual meeting notice. It includes 1997 financial data (Chapter 5 and Annex F), as well as the detail we're required to send you regarding the proposed SPLIT-OFF of U S WEST (primarily in Chapter 3).

As I've said before, the plan is to SPLIT-OFF U S WEST, Inc., into two separate, independent companies:

     -- U S WEST Communications Group, to be called U S WEST, the regional telecommunications company. It will also own the U S WEST Dex directory business.

     -- U S WEST Media Group, to be called MediaOne Group, the cable TV/"broadband" company with investments in wireless and international businesses.

In other words, the businesses represented by our targeted stocks will become completely separate companies. (And each will send its shareowners a report on its own results, accomplishments and goals, following the SPLIT-OFF.) TO BE CLEAR, THIS IS A SPLIT-OFF OF THE COMPANIES, NOT A STOCK SPLIT.

As you probably noticed, the stock market reacted favorably to our announcement of the planned SPLIT-OFF.

Upon shareowner and government approval, we expect the SPLIT-OFF to occur sometime around the middle of this year. At that time, we'll contact you about your stock certificates. For now, you don't have to take any action regarding the certificates.

In the meantime, we encourage you to VOTE YOUR PROXY AS SOON AS POSSIBLE. Your board of directors voted unanimously in favor of the SPLIT-OFF, and recommends a "yes" vote.

Sincerely,

/s/ Richard D. McCormick

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Registrant's Restated Certificate of Incorporation and Bylaws provides for indemnification of its directors and officers to the fullest extent permitted by law.

    As permitted by sections 102 and 145 of the DGCL, the Registrant's Restated Certificate of Incorporation eliminates a person's liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Registrant's board of directors; provided, however, that the foregoing does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electonic transmission.


**2-A         --      Form of Separation Agreement between U S WEST, Inc. (to be renamed "MediaOne
                      Group, Inc.") and USW-C, Inc. (to be renamed "U S WEST, Inc.")

**2-B         --      Form of Employee Matters Agreement between U S WEST, Inc. (to be renamed
                      "MediaOne Group, Inc.") and USW-C, Inc. (to be renamed "U S WEST, Inc.")

**2-C         --      Form of Tax Sharing Agreement between U S WEST, Inc. (to be renamed
                      "MediaOne Group, Inc.") and USW-C, Inc. (to be renamed "U S WEST, Inc.")

**3-A         --      Form of Restated Certificate of Incorporation of U S WEST, Inc.

**3-B         --      Form of Amended and Restated Bylaws of U S WEST, Inc.

4-A           --      Form of Rights Agreement between USW-C, Inc. (to be renamed "U S WEST,
                      Inc.") and State Street Bank and Trust Company, as Rights Agent

5             --      Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered

8             --      IRS Ruling

10-A          --      1998 U S WEST Stock Plan (Annex C to the Proxy Statement/Prospectus included in this Registration Statement)

(10-B)        --      Form of Non-Qualified Stock Option Agreement (Exhibit 10u to Form 10-K of U
                      S WEST, Inc. for the year ended December 31, 1988, File No. 1-8611)

(10-C)        --      Form of Restricted Stock Agreement (Exhibit 10v to Form 10-K of U S WEST,
                      Inc. for the year ended December 31, 1988, File No. 1-8611)

10-D          --      U S WEST Long-Term Incentive Plan (Annex D to the Proxy Statement/Prospectus
                      included in this Registration Statement)

10-E          --      U S WEST Executive Short-Term Incentive Plan (Annex E to the Proxy
                      Statement/ Prospectus included in this Registration Statement)

(10-F)        --      U S WEST Executive Financial Counseling Plan (Exhibit 10j to the Form 10-K
                      of U S WEST, Inc. for the year ended December 31, 1996, File No. 1-8611)

(10-G)        --      U S WEST Deferred Compensation Plan for Non-Employee Directors (Exhibit
                      10-ff to Registration Statement No. 2-87861 of U S WEST, Inc.)

(10-H)        --      Description of U S WEST Insurance Plan of Non-Employee Directors' Travel and
                      Accident Insurance (Exhibit 10-gg to Registration Statement No. 2-87861 of U
                      S WEST, Inc.)

(10-I)        --      Extract from the U S WEST Management Pension Plan Regarding Limitations on
                      the payments of pension amounts which exceed the limitations contained in the Employee Retirement Income Security Act (Exhibit 10-hh to Registration
                      Statement No. 2-87861 of U S WEST, Inc.)

(10-J)        --      U S WEST Executive Non-Qualified Pension Plan (Exhibit 10o to Form 10-K of U
                      S WEST, Inc. for the year ended December 31, 1988, File No. 1-8611)

(10-K)        --      U S WEST Deferred Compensation Plan (Annex X to Registration Statement No.
                      33-59315 of U S WEST, Inc.)

(10-L)        --      Description of U S WEST Directors' Retirement Benefit Plan (Exhibit 10p to
                      Form SE of U S WEST, Inc. filed March 5, 1992, File No. 1-8611)

(10-M)        --      U S WEST Senior Management Long Term Disability and Survivor Protection Plan
                      (Exhibit 10-dd to Registration Statement No. 2-87861 of U S WEST, Inc.)

(10-N)        --      U S WEST Mid-Career Pension Plan (Exhibit 10u to Form 10-K of U S WEST, Inc.
                      for the year ended December 31, 1988, File No. 1-8611)

**21          --      Subsidiaries of USW-C, Inc. (to be renamed "U S WEST, Inc.")

23-A          --      Consent of Coopers & Lybrand L.L.P.

23-B          --      Consent of Arthur Andersen LLP

**23-C        --      Consent of Lazard Freres & Co. LLC

**23-D        --      Consent of SBC Warburg Dillon Read Inc.

23-E          --      Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
                      Exhibit 5)

**24          --      Power of Attorney

**27          --      Financial Data Schedule

99-A          --      Consents of persons to be named as directors


    (b) Financial Statement Schedules


    Schedule II -- Valuation and Qualifying Accounts (included in Annex G)


------------------------

    ** Previously filed.

ITEM 22. UNDERTAKINGS.

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, USW-C, Inc. (to be renamed "U S WEST, Inc.") certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of April, 1998.


                                          USW-C, Inc.

                                          By  /s/ STEPHEN E. BRILZ

                                          --------------------------------------

                                                     Stephen E. Brilz

                                                    Assistant Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

          /s/ SOLOMON D. TRUJILLO*
-------------------------------------------   President and Chief Executive Officer
            Solomon D. Trujillo

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

            /s/ ALLAN R. SPIES*
-------------------------------------------   Executive Vice President and Chief Financial
              Allan R. Spies*                 Officer

DIRECTORS:

          /s/ SOLOMON D. TRUJILLO*
-------------------------------------------
            Solomon D. Trujillo*

*By          /s/ STEPHEN E. BRILZ
      --------------------------------------
                Stephen E. Brilz
              Assistant Secretary


Dated: April 2, 1998